    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 19, 1996
                                                      REGISTRATION NO. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            ---------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ---------------------

                     FIRSTPLUS HOME IMPROVEMENT LOAN TRUSTS
                    (Issuer with respect to the Securities)

                        FIRSTPLUS INVESTMENT CORPORATION
                  (Originator of the Trusts described herein)
             (Exact name of Registrant as specified in its charter)


                    NEVADA                               75-2596063
       (State or other jurisdiction of                 (I.R.S. Employer
        incorporation or organization)               Identification No.)

                            ---------------------

  3773 HOWARD HUGHES PARKWAY, SUITE 300N               MICHAEL ORENDORF
         LAS VEGAS, NEVADA 89109            C/O FIRSTPLUS INVESTMENT CORPORATION
            (702) 892-3772                 3773 HOWARD HUGHES PARKWAY, SUITE 300N
    (Address, including zip code, and                LAS VEGAS, NEVADA  89109
    telephone number, including area                    (702) 892-3772
    code, of Originator's principal          (Name, address, including zip code,
           executive offices)                 and telephone number, including
                                              area code, of agent for service
                                               with respect to the Registrant)

                            ----------------------

                                  COPIES TO:

        RONALD M. MANKOFF, ESQ.                      MICHAEL B. THIMMIG, ESQ.
         1250 MOCKINGBIRD LANE                        ANDREWS & KURTH L.L.P.
       DALLAS, TEXAS  75247-4902                     4400 THANKSGIVING TOWER
            (214) 630-6006                             DALLAS, TEXAS  75201
                                                          (214) 979-4400

                            ----------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:   As
soon as practicable after this Registration Statement becomes effective.
         If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plan, please check the following box. [ ]
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.[x]
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

                            ---------------------

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                          Proposed Maximum             Proposed             Amount of
     Proposed Title of              Amount to Be         Offering Price Per       Maximum Aggregate       Registration
Securities to be Registered          Registered                Unit(1)            Offering Price (1)           Fee
- -----------------------------------------------------------------------------------------------------------------------
  Asset Backed Securities            $1,000,000                 100%                  $1,000,000             $344.83
=======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.

                             ---------------------

         THIS REGISTRATION STATEMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED.
================================================================================

                               INTRODUCTORY NOTE

         This Registration Statement contains (i) a form of Prospectus relating to the offering of one or more series of Asset Backed Bonds and/or Asset Backed Certificates by various trusts created from time to time by FIRSTPLUS INVESTMENT CORPORATION, (ii) a form of Prospectus Supplement relating to the offering by FIRSTPLUS Home Loan Trust 199_-__of a particular series of Asset Backed Bonds and Asset Backed Certificates described therein, (iii) a form of Prospectus relating to the offering of one or more series of Asset Backed Certificates by FIRSTPLUS INVESTMENT CORPORATION and certain trusts, all of the beneficial ownership interest in which is owned by FIRSTPLUS INVESTMENT CORPORATION, and
(iv) a form of Prospectus Supplement relating to the offering by FIRSTPLUS Home Loan Asset-Backed Certificates, Trust 199_-__ of a particular series of Asset Backed Certificates described therein. Each form of Prospectus Supplement relates only to the securities described therein and is an illustrative form which may be used, among others, by FIRSTPLUS INVESTMENT CORPORATION and affiliated trusts to offer Asset Backed Bonds and/or Asset Backed Certificates from time to time under this Registration Statement.

 ***************************************************************************
 *                                                                         *
 *  Information contained herein is subject to completion or amendment.    *
 *  A registration statement relating to these securities has been filed   *
 *  with the Securities and Exchange Commission.  These securities may     *
 *  not be sold nor may offers to buy be accepted prior to the time the    *
 *  registration statement becomes effective.  This Prospectus Supplement  *
 *  and the accompanying Prospectus shall not constitute an offer to sell  *
 *  or the solicitation of an offer to buy nor shall there be any sale of  *
 *  these securities in any jurisdiction in which such offer,              *
 *  solicitation or sale would be unlawful prior to the registration or    *
 *  qualification under the securities laws of any such jurisdiction.      *
 *                                                                         *
 ***************************************************************************

                  SUBJECT TO COMPLETION, DATED AUGUST 19, 1996

PROSPECTUS SUPPLEMENT
(To Prospectus dated _________, 1996)

                                 $_____________

                    FIRSTPLUS HOME LOAN OWNER TRUST 199_-__


                       FIRSTPLUS INVESTMENT CORPORATION,
                                     SELLER

                           FIRSTPLUS FINANCIAL, INC.
                            TRANSFEROR AND SERVICER

         The FIRSTPLUS HOME LOAN OWNER TRUST 199_-__ (the "Trust") will be governed by a Trust Agreement, to be dated as of ___________, 199__ (the "Trust Agreement"), among FIRSTPLUS INVESTMENT CORPORATION (the "Seller") and ______________, as owner trustee (the "Owner Trustee"). The Trust will issue $___________ aggregate principal amount of Class A-1 ___% Asset Backed Bonds (the "Class A-1 Bonds"), $_____________ aggregate principal amount of Class A-2 ___% Asset Backed Bonds (the "Class A-2 Bonds") and $_____________ aggregate principal amount of Class A-3 ___% Asset Backed Bonds (the "Class A-3 Bonds" and, together with the Class A-1 Bonds and the Class A-2 Bonds, the "Bonds") pursuant to an Indenture to be dated as of

         BEFORE PURCHASING ANY OFFERED SECURITIES, PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH HEREIN AND IN THE PROSPECTUS, SEE "RISK FACTORS" AND "PREPAYMENT AND YIELD CONSIDERATIONS" HERE, AND SEE "RISK FACTORS" IN THE PROSPECTUS.
                                                        (continued on next page)
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                       Original Class        Certificate        Price to      Underwriting       Proceeds to
                                     Principal Balance        Interest         Public (1)       Discount        Depositor (2)
Class A-1 Bonds                        $____________           _____%            _____%          _____%            _____%

Class A-2 Bonds                        $____________           _____%            _____%          _____%            _____%

Class A-3 Bonds                        $____________           _____%            _____%          _____%            _____%

Class B Certificates                   $____________           _____%            _____%          _____%            _____%

Total                                  $____________                         $__________      $__________       $__________

(1) Plus accrued interest, if any, at the applicable rate from __________, 199___.
(2)      Before deducting expenses, estimated to be $____________.

         The Offered Securities are offered by the Underwriters when, as and if issued and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Securities will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System on or about ___________, 19__ against payment therefor in immediately available funds.

                                 [UNDERWRITERS]

        The date of this Prospectus Supplement is _____________, 199__.

(Continued from preceding page)

_________, 19__ (the "Indenture"), between the Trust and ____________, as Indenture Trustee (the "Indenture Trustee"). The Trust will also issue $___________ aggregate principal amount of ___% Asset Backed Certificates (the "Class B Certificates" and, together with the Bonds, the "Offered Securities") pursuant to the Trust Agreement. The Trust will also issue a residual certificate (the "Residual Certificate") which represents a residual interest in the assets of the Trust remaining after the aggregate principal balances of the Offered Securities have been reduced to zero. The Residual Certificate is not being offered hereby.

         For capitalized terms used but not defined herein, see the "Index of Terms" included as Appendix A to both this Prospectus Supplement and the Prospectus.

         The assets of the Trust will primarily include a pool of home loans (the "Home Loan Pool") consisting of (1) secured loans ("Secured Loans"), which will be secured by either (i) mortgages, deeds of trust or other similar security instruments (the "Mortgages") or (ii) security instruments creating a lien on personal property such as home appliances or furnishings; and (2) unsecured loans ("Unsecured Loans" and, together with the Secured Loans, the "Home Loans"), which will not be secured by any interest in real or personal property. Substantially all of the Mortgages for the Secured Loans will be junior (i.e., second, third, etc.) in priority to one or more senior liens on the related mortgaged properties ("Mortgaged Properties"), which will consist primarily of owner occupied single family residences. All of the Home Loans will be conventional loans (i.e., not insured or guaranteed by a governmental agency) ("Conventional Loans"). The Home Loans will consist of loans for which the related proceeds were used to finance (i) property improvements, (ii) the acquisition of personal property such as home appliances or furnishings, or
(iii) property improvements and for other purposes, in combination, which loans are marketed by the Transferor under the name "BusterPlus(TM) Loans".

         The Bonds will be secured by the assets of the Trust pursuant to the Indenture. Interest on all Classes of Bonds will accrue at the fixed per annum interest rates specified above. Interest on the Bonds will generally be distributable to the Bondholders on the 20th day of each month (or, if such day is not a Business Day, the next succeeding Business Day), beginning ____, 199__ (each, a "Distribution Date"). Principal of the Bonds will be payable on each Distribution Date to the extent described herein, except that no principal will be paid on the Class A-2 Bonds until the Class A-1 Bonds have been paid in full and no principal will be paid on the Class A-3 Bonds until the Class A-2 Bonds have been paid in full.

         The Class B Certificates will represent undivided ownership interests in the Trust. Interest, to the extent of the Pass Through Rate specified above, will be distributed to the Class B Certificateholders on each Distribution Date. Principal, to the extent described herein, will be distributed to the Class B Certificateholders on each Distribution Date after the Distribution Date on which the Class A-3 Bonds have been paid in full. Distributions of principal and interest on the Class B Certificates will be subordinated in priority to payments due on the Bonds as described herein.

         Each Class of Offered Securities will be payable in full on the applicable final scheduled Distribution Date as set forth herein. However, payment in full of a Class of Offered Securities could occur earlier than such dates as described herein. In addition, the Bonds will be subject to redemption in whole, but not in part, and the Class B Certificates will be subject to prepayment in whole, but not in part, on any Distribution Date on
which the Servicer exercises its option to purchase the Home Loans.   On any
Distribution Date after which the outstanding principal balance of the Home Loans (the "Pool Principal Balance") is less than 10% of the sum of the Pool Principal Balance of the Initial Home Loans and Subsequent Home Loans conveyed to the Trust as of the respective Cut-off Dates (the "Initial Pool Principal Balance"), the Servicer may, at its option, effect an early retirement and termination of the Offered Securities by paying to the Trust an amount equal to the then outstanding principal balance of the Offered Securities plus accrued interest thereon.

         The yield to maturity on the Offered Securities will depend on (i) the rate and timing of principal reductions of the outstanding principal balances of the Offered Securities from the receipt of payments of principal and interest on and other principal reductions of the Home Loans (including scheduled payments, prepayments, delinquencies, recognition of defaults and allocation of losses by the Servicer, and substitutions and repurchases by the Transferor and the Depositor), substantially all of which may be prepaid at any time without penalty, (ii) any principal reductions of the outstanding principal balances of the Offered Securities from amounts remaining on deposit in the Pre-Funding Account after the termination of the Funding Period, and
(iii) the price paid for the Offered Securities by the holders thereof. Prospective investors should carefully consider the associated risks. See "Risk Factors" and "Prepayment and Yield Considerations" herein.

         It is a condition to the issuance of the Bonds that they each be rated "____" by Standard & Poor's, a division of The McGraw Hill Companies, Inc. ("Standard & Poor's") and "____" by Moody's Investors Service, Inc. ("Moody's"
and, together with Standard & Poor's, the "Rating Agencies").   It is a
condition to the issuance of the Class B Certificates that they be rated "_____" by Standard & Poor's and "____" by Moody's. The Bonds will be unconditionally and irrevocably guaranteed to the extent described herein pursuant to the terms of a financial guaranty insurance policy (the "Guaranty
Policy") issued by __________________ (the "Bond Insurer").   The Class B
Certificates will not be so insured.

PROCEEDS OF THE ASSETS IN THE TRUST ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED SECURITIES. THE BONDS REPRESENT OBLIGATIONS OF, AND THE CLASS B CERTIFICATES REPRESENT UNDIVIDED OWNERSHIP INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN THE SELLER, THE TRANSFEROR, THE SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE BONDS, THE CLASS B CERTIFICATES OR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE SELLER OR THE TRANSFEROR OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OTHER PERSON, EXCEPT THAT THE BONDS WILL BE INSURED BY THE BOND INSURER UNDER THE GUARANTY POLICY.

                     _____________________________________

         THE OFFERED SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL BE PART OF A SEPARATE SERIES OF SECURITIES ISSUED BY THE TRUST ESTABLISHED BY THE SELLER AND ARE BEING OFFERED PURSUANT TO THE SELLER'S PROSPECTUS DATED __________, 199_ OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED SECURITIES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

         UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE OFFERED SECURITIES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                     _____________________________________

                             AVAILABLE INFORMATION

         The Seller has filed with the Securities and Exchange Commission (the "Commission"), on behalf of the Trust, a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement in accordance with the rules and regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Seller. The address of such Web site is http://www.sec.gov.


                           REPORTS TO SECURITYHOLDERS

         Unaudited monthly and annual reports concerning the Bonds and Certificates will be sent by the Indenture Trustee and Owner Trustee, respectively, to the Beneficial Owners of the Bonds and Certificates, as applicable. So long as any Bond or Certificate is in book-entry form, such reports will be sent to Cede & Co., as the nominee of DTC and as the registered owner of such Bonds pursuant to the Indenture or such Certificates pursuant to the Sale and Servicing Agreement, respectively. DTC will supply such reports to Security Owners of any such Bonds or Certificates in accordance with its procedures.

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  iv

REPORTS TO SECURITYHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  iv

SUMMARY OF TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-13
         Acquisition of Subsequent Home Loans from Pre-Funding Account  . . . . . . . . . . . . . . . . . . . . . .  S-13
         Additional Effect of Prepayments on Yield  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-14
         Additional Credit Enhancement Limitations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-14
         Limitations on Rights of Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15
         Delinquency Status of Initial Home Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-16
         Additional Factors Affecting Delinquencies, Foreclosures and Losses on Home Loans  . . . . . . . . . . . .  S-16
         Limitations on Repurchase or Replacement of Defective Home Loans by Transferor . . . . . . . . . . . . . .  S-20
         Limitations on Liquidity of Transferor and Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-20

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-21

DESCRIPTION OF THE TRUST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-21
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-21
         Capitalization of the Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-22
         The Owner Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-22

THE HOME LOAN POOL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-22
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-22
         Characteristics of Initial Home Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-23
         Conveyance of Subsequent Home Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-27

THE SELLER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-27

THE TRANSFEROR AND SERVICER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-27
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-27
         Underwriting Criteria  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-28
         Repurchase or Substitution of Home Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
         Servicing Experience . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30

PREPAYMENT AND YIELD CONSIDERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
         Excess Spread and Overcollateralization Reduction Amount Distributions . . . . . . . . . . . . . . . . . .  S-33
         Reinvestment Risk  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
         Scheduled Final Distribution Dates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
         Weighted Average Life of the Offered Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-35

DESCRIPTION OF THE OFFERED SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
         Collection Account and Distribution Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
         Income from Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-39
         Available Remittance Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-39
         Distributions on the Offered Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-40
         Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-44

DESCRIPTION OF CREDIT ENHANCEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-45
         The Guaranty Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-45

         Subordination and Allocation of Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-49
         The Reserve Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-49
         Overcollateralization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-52
         Sale and Assignment of the Home Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-52
         Pre-Funding Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-53
         Capitalized Interest Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-54
         Fees and Expenses of the Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-55
         Servicing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-55
         Restrictions on Securityholder Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-56
         The Owner Trustee and Indenture Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-56
         Duties of the Owner Trustee and Indenture Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-57

ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-58
         The Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-58
         The Class B Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-59

UNDERWRITING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-59

LEGAL INVESTMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60

RATINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-61

LEGAL OPINIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-61

INDEX OF TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-62

                                SUMMARY OF TERMS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the accompanying Prospectus. Certain capitalized terms used herein may be defined elsewhere in
this Prospectus Supplement or in the Prospectus.   See "Index of Terms"
included as an Appendix A to both this Prospectus Supplement and the Prospectus. Capitalized terms that are used but not defined herein, will have the meanings assigned to such terms in the Prospectus.

ISSUER  . . . . . . . . .    FIRSTPLUS Home Loan Owner Trust 199__-__ (the
                             "Trust" or the "Issuer"), a Delaware business trust established pursuant to a trust agreement
                             (the "Trust Agreement") dated as of _____________,
                             199__, among the Seller and the Owner Trustee.

SELLER  . . . . . . . . .    FIRSTPLUS INVESTMENT CORPORATION (the "Seller"), a
                             Texas corporation, in its capacity as Seller of the Home Loans to the Trust.

SERVICER AND TRANSFEROR .    FIRSTPLUS FINANCIAL, INC. ("FFI" or the "Servicer"
                             or the "Transferor"), a Texas corporation, in its capacity as Servicer and Transferor of the Home
                             Loans.  FFI is a wholly owned subsidiary of RAC
                             Financial Group, Inc. ("RAC").

INDENTURE TRUSTEE   . . .    ___________________, as trustee under the
                             Indenture (the "Indenture Trustee").

OWNER TRUSTEE   . . . . .    ___________________, as trustee under the Trust
                             Agreement (the "Owner Trustee").

CLOSING DATE  . . . . . .    On or about ____________, 19__.

CUT-OFF DATE  . . . . . .    ____________, 19__ with respect to the Initial
                             Home Loans  and, with respect to the Subsequent
                             Home Loans, the date specified as the cut-off date in the applicable Subsequent Transfer Agreement
                             (each, a "Cut-off Date").

DISTRIBUTION DATE . . . .    The 20th day of each month or, if such day is not
                             a business day, then the next succeeding business day, commencing in _________19__ (each, a "Distribution Date").

DUE PERIOD  . . . . . . .    With respect to a Distribution Date, the calendar
                             month immediately preceding such Distribution Date
                             (each, a "Due Period").

DETERMINATION DATE  . . .    The 5th business day prior to each Distribution
                             Date (each, a "Determination Date").

RECORD DATE . . . . . . .    The last business day of the month immediately
                             preceding the month in which each Distribution
                             Date occurs (each, a "Record Date").

THE BONDS . . . . . . . .    The Trust will issue the Bonds pursuant to an
                             Indenture to be dated as of  ____________, 199__
                             (as amended and supplemented from time to time, the "Indenture"), between the Issuer and the Indenture
                             Trustee, as follows: (1) Class A-1 Asset Backed
                             Bonds (the "Class A-1 Bonds") in the aggregate principal amount of $______________; (2) Class A-2
                             Asset Backed Bonds (the "Class A-2 Bonds") in the aggregate principal amount of $_______________; and
                             (3) Class A-3 Asset Backed Bonds (the "Class A-3
                             Bonds") in the aggregate principal amount of $___________. The Bonds will be secured by the assets of the Trust pursuant to the Indenture. The
                             Bonds will be senior in right of payment to the Class B Certificates and the Residual Certificates.

A.  Interest  . . . . . .    The Interest Remittance Amount that the holders of
                             each Class of Bonds will be entitled to receive on
                             each Distribution Date will be equal to thirty
                             days' accrued interest at the respective Interest
                             Rate for such Class on the then outstanding Class
                             Principal Balance of such Class. Interest on the
                             Bonds will accrue on the basis of a 360-day year
                             consisting of twelve 30- day months.    See
                             "Description of the Offered Securities --
                             Distributions on the Offered Securities" herein.

                             Interest will accrue on each Class of the Bonds during each Due Period at the following interest rates: (i) Class A-1 Bonds, ___% per annum (the "Class A-1 Rate"); (ii) Class A-2 Bonds, ___% per annum (the "Class A-2 Rate"); (iii) Class A-3 Bonds, ___% per annum (the "Class A-3 Rate" and, together with the Class A-1 Rate and the Class A-2 Rate, the "Interest Rates").

B.  Principal . . . . . .    On each Distribution Date (except as described
                             herein), the Principal Remittance Amount for such Distribution Date will be distributable to the Classes of Bonds in ascending order of their numerical designations, such that no amounts will be distributed to a Class of Offered Bonds until the Class Principal Balance of each Class having a lower numerical designation has been reduced to zero. In addition, until the Required
                             Overcollateralization Amount has been reached, the Bonds will be entitled to distributions of Excess
                             Spread, in reduction of their respective Class
                             Principal Balances, in sequential order as described above. Additional amounts may also be distributed in reduction of the Class Principal
                             Balances of the Bonds from funds remaining in the Pre-Funding Account upon termination of the Funding Period. As described herein, on certain
                             Distribution Dates on which an
                             Overcollateralization Stepdown

                             Date occurs and the Excess Overcollateralization Amount is greater than zero, amounts in respect of the Principal Remittance Amount otherwise distributable on the Bonds will instead be distributable to the holder of the Residual Certificate. See "Description of the Offered Securities -- Distributions on the Offered Securities" herein.

                             The outstanding principal amount of the Class A-1 Bonds, to the extent not previously paid, will be payable on _______, 199__ (the "Class A-1 Final Scheduled Distribution Date"), the outstanding principal amount of the Class A-2 Bonds, to the extent not previously paid, will be payable on __________, 199__ (the "Class A-2 Final Scheduled Distribution Date") and the outstanding principal amount of the Class A-3 Bonds, to the extent not previously paid, will be payable on __________, 199__ (the "Class A-3 Final Scheduled Distribution Date").


THE CLASS B CERTIFICATES     The Trust will issue Class B Asset Backed
                             Certificates (the "Class B Certificates" and, together with the Bonds, the "Offered Securities") with an aggregate initial certificate principal balance ("Original Certificate Principal Balance") of $____________. On the Closing Date, the
                             Original Certificate Principal Balance of the
                             Class B Certificates will equal the excess of the Assumed Pool Principal Balance over the sum of the Class Principal Balance of all Classes of the Bonds as of the Closing Date (the "Original Class
                             Principal Balance"). The Class B Certificates will represent undivided ownership interests in the Trust and will be issued pursuant to the Trust
                             Agreement. The Class B Certificates will be subordinate in right of payment to the Bonds.

A.  Interest  . . . . . .    The Interest Remittance Amount that the holders of
                             the Class B Certificates will be entitled to receive on each Distribution Date will be equal to thirty days' accrued interest at the Pass Through
                             Rate on the then outstanding Certificate Principal
                             Balance of the Class B Certificates. Interest in respect of the Class B Certificates will accrue on the basis of a 360-day year consisting of twelve
                             30-day months.  See "Description of the Offered
                             Securities -- Distributions on the Offered
                             Securities" herein.

                             Interest on the Class B Certificates will accrue during each Due Period at a rate equal to ____% per annum (the "Pass Through Rate").

B.  Principal . . . . . .    On each Distribution Date after the Bonds have
                             been paid in full (except as described herein),
                             the Principal Remittance Amount for such
                             Distribution Date will be distributable to the
                             Class B Certificates.   Until the Required
                             Overcollateralization Amount
                             has been reached, the Class B Certificates will be entitled to distributions of Excess Spread, in reduction of their Certificate Principal Balance after the Bonds have been paid in full. Additional amounts may also be distributed in reduction of the Certificate Principal Balance of the Class B
                             Certificates from funds remaining in the Pre-Funding Account upon termination of the Funding Period. As described herein, on certain
                             Distribution Dates on which an
                             Overcollateralization Stepdown Date occurs and the Excess Overcollateralization Amount is greater than zero, amounts in respect of the Principal
                             Remittance Amount otherwise distributable on the Class B Certificates will instead be distributable to the holder of the Residual Certificate. See
                             "Description of the Offered Securities --
                             Distributions on the Offered Securities" herein.

                             The outstanding principal amount, if any, of the Class B Certificates will be payable in full on __________, 199__ (the "Final Scheduled
                             Distribution Date").

THE RESIDUAL CERTIFICATE     The Trust will also issue a residual certificate
                             (the "Residual Certificate") which represents a residual interest in the assets of the Trust remaining after the aggregate principal balances of the Offered Securities have been reduced to zero. The Residual Certificate is not being offered hereby. The Residual Certificate will be subordinate in right of payment to the Class B
                             Certificates and the Bonds.

FORM AND REGISTRATION OF THE
  OFFERED SECURITIES  . .    The Offered Securities will initially be issued
                             only in book-entry form. Persons acquiring beneficial ownership interests in the Offered
                             Securities ("Security Owners") will hold such Offered Securities through The Depository Trust
                             Company ("DTC"), in the United States, or Cedel
                             Bank, societe anonyme ("Cedel") or the Euroclear
                             System ("Euroclear") in Europe.  Transfers within
                             DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Offered Securities are Book-Entry
                             Certificates, such Offered Securities will be evidenced by one or more certificates registered in the name of Cede & Co., as the nominee of DTC, or Citibank N.A. or Morgan Guaranty Trust Company of New York, the relevant depositaries of Cedel and Euroclear, respectively, and each a participating member of DTC. No Security Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Securities are issued under the limited circumstances described herein. See "Risk Factors--Book-Entry
                             Registration" herein and "Appendix B: Global
                             Clearance, Settlement and Tax Documentation
                             Procedures" and "Certain Information

                             Regarding the Offered Securities--Book-Entry
                             Registration" in the Prospectus. Unless and until Definitive Securities are issued, all references herein to distributions, notices, reports and statements and to actions by and effects upon the related holders of the Offered Securities will refer to the same actions and effects with respect to DTC or Cede, Cedel or Euroclear as the case may be, for the benefit of the related Security Owners in accordance with DTC procedures.

ASSETS OF THE TRUST   . .    The assets of the Trust will primarily include a
                             pool of home loans (the "Home Loan Pool") consisting of (1) secured loans ("Secured Loans"), which will be secured by either (i) mortgages, deeds of trust or other similar security instruments (the "Mortgages") or (ii) security instruments creating a lien on personal property such as home appliances or furnishings; and (2) unsecured loans ("Unsecured Loans" and, together with the Secured Loans, the "Home Loans"), which will not be secured by any interest in real or personal property. The assets of the Trust will also include (i) payments in respect of the Home
                             Loans of interest and principal received after the applicable Cut-off Date; (ii) amounts on deposit in the Pre-Funding Account and the Capitalized
                             Interest Account (as each term is defined herein) until the expiration of the Funding Period (as defined herein), (iii) the Guaranty Policy issued by the Bond Insurer, (iv) [assets on deposit in the Reserve Fund], (v) the Distribution Account;
                             and (vi) certain other ancillary or incidental funds, rights and properties related to the foregoing. See "Description of the
                             Trust--General" herein.

THE HOME LOANS  . . . . .    On  the Closing Date, the Trust will purchase Home
                             Loans (the "Initial Home Loans") having an aggregate principal balance of approximately
                             $___________ as of the Cut-off Date from the Seller pursuant to a Sale and Servicing Agreement to be dated as of ____________, 199__ (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), among the Trust, the Seller and the Servicer. In addition, on the Closing
                             Date, the Seller is expected to deposit
                             approximately $____________ into a pre-funding account (the "Pre- Funding Account") for the purchase of additional Home Loans (the "Subsequent
                             Home Loans") during the Funding Period (as defined herein). The sum of the aggregate principal balance of the Initial Home Loans and the amount expected to be deposited into the Pre-Funding Account on the Closing Date equals
                             $___________ (the "Assumed Pool Principal
                             Balance").

                             All of the Home Loans will be conventional loans (i.e., not insured or guaranteed by a governmental agency) ("Conventional Loans"). The Home Loans will consist of loans for which the related proceeds were used to finance (i) property improvements, (ii) the acquisition of personal property such as home appliances or furnishings,
                             (iii) debt consolidation, (iv) the purchase or refinancing of single family residential property, or (v) a combination of property improvements, debt consolidation and other consumer purposes, which loans are marketed by the Transferor under the name "BusterPlus(TM) Loans". Substantially all of the Mortgages for the Secured Loans will be junior (i.e., second, third, etc.) in priority to one or more senior liens on the related mortgaged properties ("Mortgaged Properties"), which will consist primarily of owner occupied single family residences. See "The Home Loan Pool" herein and "Description of the Trust Property -- Home Loans" in the Prospectus.

THE PRE-FUNDING ACCOUNT      On the Closing Date, the Trust will direct that a
                             portion of the proceeds from the sale of the Offered Securities in an amount equal to approximately $________________ (the "Pre- Funding
                             Account Deposit"), be deposited into the Pre-Funding Account maintained by the Indenture
                             Trustee for the purpose of purchasing the Subsequent Home Loans after the Closing Date. The
                             Pre-Funding Account Deposit will be increased or decreased by an amount equal to the aggregate of the principal balances of any Home Loans removed from or added to, respectively, the Home Loan Pool prior to the Closing Date as described herein, provided that any such decrease will not exceed
                             $__________ and any such increase will not exceed
                             ___% of the Initial Pool Principal Balance. See
                             "The Home Loan Pool" herein. During the period from the Closing Date until the earlier of (i) the date on which the amount in the Pre-Funding
                             Account is reduced to a de minimis amount and (ii)
                             _________, 199__ (the "Funding Period"), the
                             amount on deposit in the Pre-Funding Account will be reduced by the amount used to purchase
                             Subsequent Home Loans in accordance with the terms of the Sale and Servicing Agreement. Subsequent
                             Home Loans purchased by and added to the Trust
                             Fund on any Subsequent Transfer Date (as defined below) must satisfy the criteria set forth in the Pooling and Servicing Agreement and must be approved by the Bond Insurer. See "The Home Loan
                             Pool -- Conveyance of Subsequent Home Loans" herein. Any date on which such Subsequent Home
                             Loans will be conveyed by the Depositor to the Trust Fund after the Closing Date is a "Subsequent
                             Transfer Date".

                             On the Distribution Date following the Due Period in which such Funding Period ends, the portion of the Pre-Funding Account Deposit that is remaining will be applied to reduce the outstanding principal balance of each Class of Bonds on a pro rata basis. See "Risk Factors - Acquisition of Subsequent Home Loans from Pre-Funding Account" and "Description of the Transfer and Servicing Agreements -- Pre-Funding Account" herein.

CAPITALIZED INTEREST
  ACCOUNT   . . . . . . .    On the Closing Date, at the direction of the
                             Seller an amount (the "Capitalized Interest
                             Account Deposit"), as approved by the Rating
                             Agencies and the Bond Insurer, to cover the projected interest shortfall from amounts in the Pre-Funding Account during the Funding Period will be deposited in an Eligible Account maintained by and in the name of the Indenture Trustee (the
                             "Capitalized Interest Account") from a portion of the proceeds from the sale of the Offered
                             Securities. Any amounts remaining in the Capitalized Interest Account on any Determination
                             Date that are not required to cover the interest shortfall for the related Distribution Date and the anticipated interest shortfall during the remainder of the Funding Period as described herein will be distributed to the Seller, including any net reinvestment income thereon. See
                             "Description of the Transfer and Servicing
                             Agreements -- Capitalized Interest Account" herein.

CREDIT ENHANCEMENT  . . .    Credit enhancement with respect to the Bonds will
                             be provided primarily by the Guaranty Policy. As further described herein, additional credit enhancement with respect to the Bonds that will be utilized prior to the Guaranty Policy will be provided by (i) the subordination of the Class B
                             Certificates and Residual Certificates, (ii) [the
                             Reserve Fund and] (iii) the overcollateralization from principal attributable to the Residual
                             Certificates. As further described herein, the Class B Certificates will not be guaranteed by or benefit from the Guaranty Policy, but will benefit from (i) the subordination of the Residual
                             Certificates, [(ii) the Reserve Fund] and (iii) the overcollateralization from principal attributable to the Residual Certificates. See
                             "Risk Factors -- Additional Credit Enhancement
                             Limitations" herein.

THE GUARANTY POLICY . . .    The Seller will obtain in the name of the
                             Indenture Trustee a Financial Guaranty Insurance
                             Policy (the "Guaranty Policy") from
                             [_____________________] (the "Bond Insurer"), the
                             principal operating subsidiary of
                             [______________], pursuant to which the Bond
                             Insurer will irrevocably and unconditionally guaranty payment on each Distribution Date to the Indenture Trustee, for the benefit of the Bondholders, of the related Interest Remittance
                             Amount and the related Principal Remittance Amount then payable on each Class of the Bonds. Only the Bonds will be insured by the Guaranty Policy. The
                             Class B Certificates will not be guaranteed by or benefit from such Guaranty Policy. The Bond
                             Insurer's obligation under the Guaranty Policy will be discharged to the extent Guaranteed
                             Payments are received by the Indenture Trustee, whether or not such Guaranteed Payments are properly applied by the Indenture Trustee. See "Description of Credit
                             Enhancement -- The Guaranty Policy" herein. The
                             Guaranty Policy is noncancellable for any reason.
                             The Guaranty Policy does not guarantee any specified rate of prepayments, nor does the Guaranty Policy provide funds to redeem any of the Bonds on any specified date. For a description of the Bond Insurer, see "Description of Credit
                             Enhancement -- The Guaranty Policy" herein.

SUBORDINATION . . . . . .    The rights of the holders of the Class B
                             Certificates to receive distributions of interest and principal from amounts available in the Distribution Account on each Distribution Date will be subordinated to such rights of the holders of the Bonds, and the rights of the holders of the Residual Certificates to receive any distributions from amounts available in the Distribution Account will be subordinated to such rights of the holders of the Bonds, and the rights of the holders of the Class B Certificates. The subordination of the
                             Class B Certificates and Residual Certificates to the Bonds is intended to enhance the likelihood of regular receipt by the holders of the Bonds of the full amount of interest and principal distributions due to such holders and to afford such holders protection against losses on the Home
                             Loans.  The subordination of the Residual
                             Certificates to the Class B Certificates is intended to enhance the likelihood of regular receipt by the holders of the Class B Certificates of the full amount of interest and principal distributions due to such holders and to afford such holders protection against losses on the Home
                             Loans. In addition, Net Loan Losses in respect of the Home Loans will be allocated first to the principal, if any, attributable to the Residual
                             Certificates until such principal has been reduced to zero and then to the principal of the Class B
                             Certificates until the Certificate Principal
                             Balance of the Class B Certificates has been reduced to zero. See "Description of Credit
                             Enhancement -- Subordination and Allocation of
                             Losses" herein.

RESERVE FUND  . . . . . .    [The Offered Securities will have the benefit of a
                             Reserve Fund that will be established by the Seller with the Indenture Trustee from a portion of the proceeds of the sale of the Offered
                             Securities. On the Closing Date, the assets on deposit in the Reserve Fund will equal
                             $____________, or approximately ___% of the Assumed Pool Principal Balance as of the Cut-off
                             Date (the "Reserve Fund Requirement") and will consist of cash in the amount of $_________. ]

                             [The Reserve Fund Requirement will be subject to reduction from time to time in accordance with the provisions of the Indenture and any amounts in the Reserve Fund in excess of the reduced Reserve Fund Requirement on a Distribution Date will be released to the holder of the Residual Certificate.]

OVERCOLLATERALIZATION . .    As of each Determination Date occurring after
                             termination of the Funding Period, the
                             "Overcollateralization Amount" will equal the excess of the Pool Principal Balance over the aggregate outstanding principal balances of all Classes of Offered Securities. On the Closing
                             Date, the Overcollateralization Amount will be zero. As a result of the application of Excess
                             Spread in reduction of the outstanding principal balances of the Offered Securities, the Overcollateralization Amount is expected to increase over time to the extent described herein.

                             On the Closing Date, the Required
                             Overcollateralization Amount is expected to be an amount equal to approximately $____________, or ___% of the Assumed Pool Principal Balance and, subject to certain floors, caps and triggers, the Required Overcollateralization Amount may increase or decrease over time as described herein. An increase in the Required Overcollateralization Amount will result if the delinquency or default experience on the Home Loans exceeds certain levels set forth in the Indenture. If such an increase occurs, then to the extent that Excess Spread is available, the principal amortization of the Offered Securities would be accelerated by the distribution of such Excess Spread to the holders of the Offered Securities until the Required Overcollateralization Amount is achieved.

                             The Required Overcollateralization Amount may also be decreased in certain circumstances, resulting, most likely, in overcollateralization at such time in excess of such required amount. Excess overcollateralization may also result from distributions in reduction of the Class Principal Balances of the Offered Securities. If on any Distribution Date identified as an "Overcollateralization Stepdown Date" the Excess Overcollateralization Amount (as defined below) exceeds zero, all or a portion of the principal (up to the Overcollateralization Reduction Amount) which would otherwise be distributed to the Offered Securities will instead be distributed to the holders of the Residual Certificates as described herein, until the Excess Overcollateralization Amount is reduced to zero. In such circumstances, the rate of principal payments distributed to the holders of the Offered Securities would be reduced relative to the amortization of the Home Loans.

                             With respect to any Distribution Date, the "Excess Overcollateralization Amount" is equal to (x) the Overcollateralization Amount on such Distribution Date after taking into account all distributions to be made on such Distribution Date (except for any distributions of Overcollateralization Reduction Amounts as described herein) minus (y) the Required Overcollateralization Amount. With respect to any Distribution Date prior to an Overcollateralization Stepdown Date, the "Overcollateralization Reduction Amount" is zero; and with respect to any Distribution Date on an Overcollateralization Stepdown Date, the Overcollateralization Reduction Amount is the lesser of (x) the Excess Overcollateralization Amount on such Distribution Date, and (y) the amount available for distribution on account of principal with respect to the Offered Securities on such Distribution Date. See "Description of Credit Enhancement -- Overcollateralization" herein.

                             While the distribution of Excess Spread to holders of the Offered Securities in the manner specified above has been designed to produce and maintain a given level of overcollateralization with respect to the Offered Securities, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that such overcollateralization level will be achieved or maintained at all times. Net losses on Liquidated Home Loans will be allocated first to reduce the principal attributable to the Residual Certificates, if any, thereby reducing the Overcollateralization Amount. See "Description of Credit Enhancement -- Subordination and Allocation of Losses" and "Risk Factors -- Additional Credit Enhancement Limitations" herein.

SERVICING OF THE
  HOME LOANS  . . . . . .    The Servicer will perform the loan servicing
                             functions with respect to the Home Loans pursuant to the Sale and Servicing Agreement and shall be entitled to receive a fee (the "Servicing Fee"), payable monthly, as described herein (see
                             "Description of the Home Loans -- Servicing" herein). The Servicer may have subcontracted its servicing obligations and duties with respect to certain Home Loans to certain unaffiliated lenders from whom the Seller purchased such Home Loans, pursuant to a subservicing agreement between the Servicer and such lender (each such lender, in this capacity, a "Subservicer"). However, the Servicer will not be relieved of its servicing obligations and duties with respect to these Home
                             Loans. The Servicer will be responsible for paying the fees of each Subservicer. Under certain circumstances the Servicer may be entitled to an Excess Servicing Fee as described herein.

FEES AND EXPENSES OF
  THE TRUST . . . . . . .    In addition to the Servicing Fee and the Excess
                             Servicing Fee, if any, on each Distribution Date, prior to distributions on the Bonds, amounts available in the Distribution Account will be distributed to pay the following periodic fees:
                             (1) the Bond

                             Insurer premium (the "Guaranty Insurance
                             Premium"); (2) the fees of the Indenture Trustee (the "Indenture Trustee Fee"); (3) the fees of the Owner Trustee (the "Owner Trustee Fee") and (4) the fees of the Custodian (the "Custodian Fee"); provided, however, that with respect to the first Distribution Date the payment of all such monthly fees will be prorated for the first Due Period from the Closing Date. See "Description of the Transfer and Servicing Agreements -- Fees and Expenses of the Trust" and "Description of the Offered Securities -- Distributions on the Offered Securities" herein.

OPTIONAL TERMINATION  . .    The Servicer may, at its option, effect an early
                             redemption or termination of the Offered
                             Securities on or after any Distribution Date on which the Pool Principal Balance declines to 10% or less of the Assumed Pool Principal Balance, in which case (i) the Bondholders will receive an amount in respect the Bonds equal to the then outstanding Class Principal Balance of the Bonds, plus accrued interest thereon at the applicable
                             Interest Rates, and (ii) the Class B
                             Certificateholders will receive an amount in respect of the Class B Certificates equal to the then outstanding Certificate Balance of the Class
                             B Certificates, plus accrued interest at the Pass
                             Through Rate. In connection with any such optional termination, the Servicer will pay the outstanding fees and expenses, if any, of the Indenture Trustee, the Owner Trustee, the Bond
                             Insurer, the Custodian, and the Servicer. Under certain circumstances as set forth in the Indenture (i.e., based upon the default experience of the Home Loans), the Bond Insurer may, at its option, effect an early redemption of the Bonds.

TAX STATUS  . . . . . . .    In the opinion of Andrews & Kurth L.L.P. ("Tax
                             Counsel") for federal income tax purposes, the Bonds will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Each Bondholder, by the acceptance of a Bond, will agree to treat the Bonds as indebtedness, and each Class B Certificateholder, by the acceptance of a Class B Certificate, will agree to treat the Trust as a partnership in which the Class B Certificateholders are partners for federal income tax purposes. Alternative characterizations of the Trust and the Class B
                             Certificates are possible, but would not result in materially adverse tax consequences to Class B
                             Certificateholders.  See "Certain Federal Income
                             Tax Consequences" in the Prospectus for additional information concerning the application of federal income tax laws to the Trust and the Offered
                             Securities.

ERISA CONSIDERATIONS  . .    Subject to the considerations discussed under
                             "ERISA Considerations" herein and in the Prospectus the Bonds are eligible for purchase by employee benefit plans.

                             The Class B Certificates may not be acquired by any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or by an individual retirement account. See "ERISA Considerations" herein and in the Prospectus. Any benefit plan fiduciary considering purchase of the Class B Certificates should, among other things, consult with its counsel in determining whether all required conditions have been satisfied.

LEGAL INVESTMENT
  CONSIDERATIONS  . . . .    For a discussion of certain legal investment
                             considerations, see "Legal Investment Matters" herein and in the Prospectus.

RATINGS OF THE OFFERED
  SECURITIES  . . . . . .    It is a condition to the issuance of the Bonds
                             that they be rated "_____" by Standard & Poor's, a division of The McGraw Hill Companies, Inc.
                             ("Standard & Poor's") and "_____" by Moody's
                             Investors Service, Inc. ("Moody's" and, together with Standard & Poor's, the "Rating Agencies").
                             It is a condition to the issuance of the Class B
                             Certificates that they be rated "___" by Standard
                             & Poor's and "___" by Moody's. A security rating does not address the frequency of principal prepayments or the corresponding effect on yield to holders of the Offered Securities. None of the Seller, the Transferor, the Servicer, the Indenture Trustee, the Owner Trustee, the Bond
                             Insurer or any other person is obligated to maintain the rating on any Class of Offered
                             Securities.

                                  RISK FACTORS

         Prospective investors in the Offered Securities should consider the following risk factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of Bonds or Class B Certificates. These factors are intended to identify the significant sources of risk affecting an investment in the Offered Securities. Unless the context indicates otherwise, any numerical or statistical information presented is based upon the characteristics of the Initial Home Loans proposed to be included in the Home Loan Pool as of the date of this Prospectus Supplement.

ACQUISITION OF SUBSEQUENT HOME LOANS FROM PRE-FUNDING ACCOUNT

         VARIATION IN CREDIT QUALITY AND CHARACTERISTICS OF SUBSEQUENT HOME LOANS. Any conveyance of Subsequent Home Loans is subject to the conditions set forth in the Sale and Servicing Agreement, which conditions include among others: (i) each Subsequent Home Loan must satisfy the representations and warranties specified in the Sale and Servicing Agreement; (ii) the Transferor will not select Subsequent Home Loans in a manner that it believes is adverse to the interests of the holders of the Offered Securities and the Bond Insurer; and (iii) as of each Cut-Off Date applicable thereto, all of the Home Loans, including the Subsequent Home Loans to be conveyed to the Trust by the Seller as of such Cut-Off Date, must satisfy certain aggregate statistical criteria set forth in the Sale and Servicing Agreement. Although each Subsequent Home Loan must satisfy the eligibility criteria referred to above at the time of its transfer to the Trust, the Subsequent Home Loans may have been originated or purchased by the Transferor using credit criteria different from those which were applied to the Initial Home Loans and may be of a different credit quality and have different loan characteristics from the Initial Home Loans. After the transfer of the Subsequent Home Loans to the Trust, the aggregate statistical characteristics of the Home Loan Pool may vary from those of the Initial Home Loans as described herein. See "The Home Loan Pool -- Characteristics of Initial Home Loans", and "-- Conveyance of Subsequent Home Loans" herein.

         ABILITY OF SELLER TO ACQUIRE SUBSEQUENT HOME LOANS. The ability of the Trust to acquire Subsequent Home Loans is dependent upon the ability of the Transferor to acquire additional home loans that satisfy the eligibility criteria for the transfer of Subsequent Home Loans. The ability of the Transferor to acquire additional home loans may be affected by a variety of social, economic and competitive factors, including prevailing interest rates, unemployment levels, the rate of inflation, consumer perceptions of economic conditions generally and the availability of home loan financing and similar types of consumer financing. The Transferor and the Seller are unable to determine and have no basis to predict whether and to what extent economic or social factors will affect the ability of the Transferor to originate and purchase Subsequent Home Loans.

         EFFECT OF PREPAYMENT FROM PRE-FUNDING ACCOUNT. If the Pre-Funding Account Deposit has not been fully applied to purchase Subsequent Home Loans by the end of the Funding Period, then on the business day immediately preceding the next Distribution Date, any amount remaining in the Pre-Funding Account (net of reinvestment income which will be transferred to the Capitalized Interest Account) will be transferred to the Distribution Account and applied to reduce the Class Principal Balance of the Offered Securities, on a sequential basis. See "Prepayment and Yield Considerations" herein. Although no assurances can be given, the Seller expects that the principal amount of the Subsequent Home Loans sold to the Trust will require the application of substantially all of the Pre-Funding Account Deposit and that there will be no material principal prepayment distributed to the holders of the Bonds from the amount remaining in the Pre-Funding Account at the termination of the Funding Period.

ADDITIONAL EFFECT OF PREPAYMENTS ON YIELD

         The extent to which the yield to maturity of an Offered Security may vary from the anticipated yield will depend upon the degree to which it is purchased at a premium or discount, and the degree to which the timing of distributions to holders thereof is sensitive to scheduled payments, prepayments, liquidations, defaults and purchases of Home Loans and to the distribution of Excess Spread and amounts remaining in the Pre-Funding Account after the Funding Period ends. In the case of any Offered Security purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal distributions to the holders of the Offered Securities (including without limitation principal prepayments on the Home Loans) could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Security purchased at a premium, the risk that a faster than anticipated rate of principal distributions to the holders of the Offered Securities (including without limitation principal prepayments on the Home Loans) could result in an actual yield to such investor that is lower than the anticipated yield. On each Distribution Date, until the Excess Overcollateralization Amount equals or exceeds zero, the allocation of the Excess Spread for such Distribution Date as an additional distribution of principal on the Offered Securities will accelerate the amortization of the Offered Securities relative to the amortization of the Home Loans; however, on any Overcollateralization Stepdown Date, the distribution of any Overcollateralization Reduction Amount to the holders of the Residual Certificates, as described herein, can be expected to result in a slower amortization of the Offered Securities and may temporarily delay principal distributions to the holders of the Offered Securities on a Distribution Date. Further, in the event that significant prepayments of principal distributions are made to holders of the Offered Securities as a result of excessive prepayments, liquidations, repurchases and purchases of the Home Loans or distributions of Excess Spread or amounts remaining in the Pre-Funding Account, there can be no assurance that holders of the Offered Securities will be able to reinvest such distributions in a comparable alternative investment having a comparable yield. See "Prepayment and Yield Considerations" herein.

ADDITIONAL CREDIT ENHANCEMENT LIMITATIONS

         ADEQUACY OF CREDIT ENHANCEMENT. Credit enhancement with respect to the Bonds will be provided by the Guaranty Policy. Additional credit enhancement with respect to the Bonds that will be utilized prior to the Guaranty Policy will be provided by (i) the subordination of the Class B Certificates and Residual Certificates, [(ii) the Reserve Fund], and (iii) the overcollateralization from the principal attributable to the Residual Certificates which results from the limited acceleration of the principal amortization of the Offered Securities by the application of Excess Spread, as described herein. The Class B Certificates will not be guaranteed by or benefit form the Guaranty Policy, but will benefit from (i) the subordination of the Residual Certificates, [(ii) the Reserve Fund and] (iii) the overcollateralization from principal attributable to the Residual Certificates. If the Home Loans experience higher rates of delinquencies, defaults and losses (see "-- Additional Factors Affecting Delinquencies, Foreclosure, and Losses on Home Loans" below) than initially anticipated in connection with the rating of the Offered Securities, there can be no assurance that the amounts available from the additional credit enhancement will be adequate to cover the delays or shortfalls in distributions to the holders of the Offered Securities that result from such higher delinquencies, defaults and losses. If the amounts available from the additional credit enhancement are inadequate, the holders of the Offered Securities will bear the risk of any delays and losses resulting from the delinquencies, defaults and losses on the Home Loans, unless with respect to the Bonds such delays or losses are covered by the Guaranty Policy and paid by the Bond Insurer as described herein.

         While the distribution of Excess Spread to the holders of the Offered Securities in the manner specified herein has been designed to produce and maintain a given level of overcollateralization with respect to the Offered Securities, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that such overcollateralization level will be achieved or maintained at all times. Net Loan Losses will be allocated first to reduce the principal balance, if any, attributable to the Residual Certificates, and then to reduce the Certificate Principal Balance of the Class B Certificates. Any Net Loan Losses allocated to the Certificate Principal Balance of the Class B Certificates will reduce the Overcollateralization Amount with respect to the Offered Securities.

         SUBORDINATION OF CLASS B CERTIFICATES. Distributions of interest and principal on the Class B Certificates will be subordinated in priority of payment to interest and principal due on the Bonds. Consequently, the Class B Certificateholders may not receive any distributions for a Due Period until the full amount of interest and principal on the Bonds on the related Distribution Date has been distributed to the Bondholders. See "Description of Credit Enhancement -- Subordination and Allocation of Losses" herein.

         RATINGS OF BOND INSURER. The rating of the Bonds depends primarily on an assessment by the Rating Agencies of the claims-paying ability of the Bond Insurer. Any reduction in a rating assigned to the claims-paying ability of the Bond Insurer below the rating initially given to the Bonds may result in a reduction in the rating of the Bonds or any Class thereof. See "Description of Credit Enhancement -- The Guaranty Policy" herein.


LIMITATIONS ON RIGHTS OF SECURITYHOLDERS

         Prior to a Bond Insurer Default, the Bond Insurer will have the right to exercise all rights, including voting rights, which the holders of the Bonds are entitled to exercise under the Indenture (the "Bondholder Rights"), without any consent of such holders; provided, however, that without the consent of each holder of a Bond affected thereby, the Bond Insurer shall not exercise such Bondholder Rights to amend the Indenture in any manner that would (i) reduce the amount of, or delay the timing of, collections of payments on Home Loans or distributions which are required to be made on any Bond, (ii) adversely affect in any material respect the interests of the holders of any Class of Bonds, or (iii) alter the rights of any such Bondholder to consent to any such amendment. While the interests of the Bond Insurer will generally be aligned with the Bondholders, in certain instances the Bond Insurer could exercise the Bondholder Rights, or consent to the exercise of certain Bondholder Rights, in a manner that is adverse to the interests of one or more Bondholders. For example, under certain circumstances the Bond Insurer could exercise certain Bondholder Rights, or refuse its consent to the exercise of certain Bondholder Rights, in a manner that results in an unanticipated prepayment of principal to the Bondholders when the prevailing market interest rates at which such principal can be reinvested have declined. See "Prepayment and Yield Considerations" herein.

         Until the Bondholders have received all distributions of interest and principal to which they are entitled and the Bond Insurer has been paid all amounts owed to it under the Insurance Agreement, the rights of the Class B Certificateholders, including voting rights, provided such holders under the Sale and Servicing Agreement and the Trust Agreement will be subordinate to the Bondholder Rights, and accordingly, the Class B Certificateholders will not be entitled to exercise such rights. Notwithstanding such subordination, at all times the Class B Certificateholders will retain their rights, and the exercise of such rights will not be subordinate to the Bondholders or Bond Insurer, with respect to an amendment of the Sale and Servicing Agreement or Trust Agreement that would (i) reduce the amount of, or delay the timing of, collections of payments on Home Loans or distributions which are required to be made on any Class B Certificate, (ii) adversely affect in any material respect the interests of the holders of any Class B

Certificate, or (iii) alter the rights of any such holder of a Class B Certificate to consent to any such amendment.

DELINQUENCY STATUS OF INITIAL HOME LOANS

         None of the Initial Home Loans were __ days or more late in their scheduled monthly payments of principal and interest as of ________, 199_, however, approximately ____% of the Initial Pool Principal Balance consists of Initial Home Loans that have a first scheduled monthly payment due date occurring after ________, 199__, and therefore, it was not possible for such Initial Home Loans to have had a scheduled monthly payment that was ___ days or more late as of ______, 199__. The inclusion of delinquent Initial Home Loans in the Trust may adversely affect the rate of defaults and prepayments in respect of the Home Loan Pool and the yield on the Offered Securities. Furthermore, even if any delinquent Initial Home Loans become current after __________, 199__, such Home Loans generally will have a greater likelihood of subsequently becoming delinquent in their scheduled monthly payments. In addition, to the extent that scheduled monthly payments of principal and interest are not made on the delinquent Initial Home Loans, then the additional credit enhancement available for the Offered Securities will be depleted by the amounts attributable to such delinquent payments, subject to the partial reimbursement, if any, of the additional credit enhancement if such delinquent payments or any liquidation proceeds are subsequently collected from the delinquent Initial Home Loans. See "-- Additional Credit Enhancement Limitations -- Adequacy of Credit Enhancement" above.

ADDITIONAL FACTORS AFFECTING DELINQUENCIES, FORECLOSURES AND LOSSES ON HOME
LOANS

         UNDERWRITING GUIDELINES. Pursuant to the underwriting guidelines of the Transferor, the assessment of the creditworthiness of the related borrower is the primary consideration in underwriting the Home Loans, and with respect to any Secured Loans, the evaluation of the adequacy of the value of the related Mortgaged Property or other secured property in relation to the Home Loan, together with the amount of all liens senior to the lien of the Home Loan (i.e., the "combined loan-to-value ratio"), is given less consideration, and in certain cases no consideration, in underwriting the Home Loans. See "The Transferor and Servicer -- Underwriting Criteria" herein. In general, the credit quality of the Home Loans is lower than that of mortgage loans conforming to the FNMA or FHLMC underwriting guidelines for first-lien, single family mortgage loans. Accordingly, the Home Loans are likely to experience higher rates of delinquencies, defaults and losses (which rates could be substantially higher) than those rates that would be experienced by similar types of loans underwritten in conformity with the FNMA or FHLMC underwriting guidelines for first-lien, single family mortgage loans. In addition, the losses sustained from defaulted Home Loans are likely to be more severe in relation to the outstanding principal balance of such defaulted Home Loans, because the costs incurred in the collection and liquidation of defaulted Home Loans in relation to the smaller principal balances thereof are proportionately higher than first-lien, single family mortgage loans, and because in the case of Secured Loans such Home Loans are typically secured by junior liens on Mortgaged Properties with relatively high combined loan-to-value ratios and in some cases with no equity in the Mortgaged Properties. See "--Additional Credit Enhancement Limitations -- Adequacy of Credit Enhancement" above.

         Although the creditworthiness of the related borrower is the primary consideration in the underwriting of the Home Loans, no assurance can be given that such creditworthiness of the borrower will not deteriorate as a result of future economic and social factors, which deterioration may result in a delinquency or default by such borrower on the related Home Loan. Furthermore, because the adequacy of the value of the related Mortgaged Property is given less consideration in underwriting the Home Loan, no assurance can be given that in the case of Secured Loans any proceeds will be recovered from the foreclosure or liquidation of the related Mortgaged Property from a defaulted Home Loan.

         ACQUISITIONS FROM THIRD PARTIES. A significant portion of the Home Loans will have been acquired by the Transferor through purchases from a network of correspondent lenders. See "The Home Loan Pool -- General" herein. All of the Home Loans that consist of portfolio acquisitions will have been re-underwritten and reviewed only on a limited sample basis for compliance with the Transferor's underwriting guidelines. These Home Loans acquired by the Transferor may have been originated by the originator thereof using credit criteria different from the underwriting guidelines of the Transferor and such loans may be of a lesser credit quality. In addition, the Transferor may have acquired certain Home Loans which were originated by an originator that, at the time of origination thereof, was not an approved FHA lender or an approved FNMA or FHLMC seller/servicer, and therefore, did not have an internal quality control program substantially similar to the FNMA or FHLMC required quality control programs with respect to the underwriting and origination of such Home Loans. With respect to those Home Loans acquired by the Transferor that have not been re-underwritten or reviewed, the Transferor has primarily relied upon the applicable representations and warranties made by the related seller or originator in determining whether such Home Loans satisfy the representations and warranties under the Sale and Servicing Agreement with respect thereto. Accordingly, the Home Loans that were (i) acquired by the Transferor from third parties or (ii) not subject to an internal quality control program at the time of origination, may subsequently be determined to be in breach of the applicable representations and warranties under the Sale and Servicing Agreement, and if such breach materially and adversely affects the interests of the holders of the Offered Securities or the Bond Insurer and cannot be cured within the cure period, then such Home Loans may be deemed to be "Defective Home Loans" and the Transferor may be required to repurchase such Defective Home Loans, resulting in an unanticipated prepayment of principal to the holders of the Offered Securities. See "-- Limitations on Repurchase or Replacement of Defective Home Loans by Transferor" below.

         LIMITED HISTORICAL DELINQUENCY AND LOSS INFORMATION. Since January 1995, the Servicer has substantially increased the volume of conventional home loans, including additional types of home loans that it has originated, purchased, sold and/or serviced, and thus, it has limited historical experience with respect to the performance, including the delinquency and loss experience and the rate of prepayments of these conventional home loans, with respect to its entire portfolio of loans and in particular with respect to such increased volume of loans. Accordingly, the delinquency experience and loan loss and liquidation experience set forth under "The Transferor and Servicer -- Servicing Experience" herein may not be indicative of the performance of the Home Loans included in the Home Loan Pool. Prospective investors should make their investment determination based on the Home Loan underwriting criteria, the availability of the Credit Enhancement described herein, the characteristics of the Initial Home Loans and other information provided herein, and not based on any prior delinquency experience and loan loss and liquidation experience information set forth herein.

         GEOGRAPHIC CONCENTRATION. Approximately ____% and ____% of the Initial Pool Principal Balance will consist of Home Loans that either are secured by Mortgaged Properties located or have the related borrowers residing in the States of ________ and _______, respectively. Because of the relative geographic concentration of the Home Loans within these States, delinquencies and losses on the Home Loans may be higher than would be the case if the Home Loans were more geographically diversified. Adverse economic conditions in these States or geographic regions (which may or may not affect real property values) may affect the ability of the related borrowers to make timely payments of their scheduled monthly payments of principal and interest and, accordingly, the actual rates of delinquencies, defaults and losses on such Home Loans could be higher than those currently experienced in the home lending and consumer finance industry for similar types of loans. In addition, with respect to the Secured Loans in these States, certain of the Mortgaged Properties may be more susceptible to certain types of special hazards that are not covered by any casualty insurance, such as earthquakes, floods and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. [With respect to those Secured Loans secured by Mortgaged Properties located in the State of _________, the _________ residential real estate market has experienced a sustained decline over the last several years. In general, declines in the ___________ residential real estate market may adversely affect the values of the Mortgaged Properties securing such Secured Loans such that the principal balances of such Secured Loans, together with any senior mortgage loans on such Mortgaged Properties, will equal or exceed the value of such Mortgaged Properties. Accordingly, the actual rates of delinquencies, foreclosures and losses on such ____________ Secured Loans could be higher than those currently experienced in the home lending and consumer finance industry in general.]

         NO SERVICING ADVANCES. In the event of a delinquency or a default with respect to a Home Loan, neither the Servicer nor any Subservicer will have an obligation to advance scheduled monthly payments of principal and interest with respect to such Home Loan. But, the Servicer or any Subservicer will make reasonable and customary expense advances with respect to the Home Loans in accordance with their servicing obligations. See "Description of the Transfer and Servicing Agreements -- Servicing" herein.

         DEPENDENCE ON SERVICER FOR SERVICING HOME LOANS. Pursuant to the Sale and Servicing Agreement, the Servicer, or each Subservicer on behalf of the Servicer, will perform the daily loan servicing functions for the Home Loans that include, without limitation, the collection of payments from the Home Loans, the remittance of funds from such collections to the Distribution Account for distribution to the holders of the Offered Securities, the bookkeeping and accounting for such collections and all other servicing activities relating to the Home Loans, the preparation of the monthly servicing and remittance reports pursuant to the Sale and Servicing Agreement and the maintenance of all records and files pertaining to such servicing activities. A majority of the holders of the Offered Securities or the Indenture Trustee, with the consent of the Bond Insurer, or the Bond Insurer may remove the Servicer upon the Servicer's failure to remedy an Event of Default under the Sale and Servicing Agreement, in which event a successor servicer will be appointed pursuant to the terms of the Sale and Servicing Agreement. Absent such a transfer, the holders of the Offered Securities will be dependent upon the Servicer to adequately and timely perform its servicing obligations and remit to the Indenture Trustee the funds from the payments of principal and interest received on the Home Loans, and with respect to Home Loans being serviced by a Subservicer, the Servicer will be dependent upon such Subservicer to adequately and timely perform its servicing obligations and remit to the Servicer the funds from the payments of principal and interest received on such Home Loans. The manner in which the Servicer, and each Subservicer, as applicable, performs its servicing obligations will affect the amount and timing of the principal and interest payments received on the Home Loans. The principal and interest payments received on the Home Loans are the primary source of funds for the distributions due to the holders of the Offered Securities under the Sale and Servicing Agreement. Accordingly, the holders of the Offered Securities will be dependent upon the Servicer, and each Subservicer, as applicable, to adequately and timely perform its servicing obligations and such performance will affect the amount and timing of distributions to the holders of the Offered Securities. See "The Transferor and Servicer -- Servicing Experience" herein.

         REALIZATION UPON DEFAULTED SECURED LOANS. Substantially all of the Secured Loans are secured by junior liens, and the related senior liens are not included in the Home Loan Pool. The primary risk to holders of Secured Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Mortgaged Property to satisfy fully both the senior lien(s) and the Home Loan. See "Risk Factors -- Certain Factors Affecting Delinquencies, Foreclosures and

Losses on Underlying Loans -- Limitations on Realization of Junior Liens" in the Prospectus. In accordance with the loan servicing practices of the Servicer and any Subservicer for home loans secured by junior liens in their respective portfolios and as a result of the costs involved in realizing upon a defaulted junior lien Secured Loan, neither the Servicer nor any Subservicer will (i) pursue the foreclosure of a defaulted Secured Loan, (ii) satisfy the senior mortgage(s) at or prior to the foreclosure sale of the Mortgaged Property, or
(iii) advance funds to keep the senior mortgage(s) current. The Trust will have no source of funds to satisfy the senior mortgage(s) or make payments due to the senior mortgagee(s), and, therefore, holders of the Offered Securities should not expect that any senior mortgage(s) will be kept current by the Trust for the purpose of protecting any junior lien Secured Loan. See "Certain Legal Aspects of the Mortgage Assets -- Foreclosure -- Junior Liens" in the Prospectus.

         NON-RECORDATION OF ASSIGNMENTS. Subject to confirmation by the Rating Agencies and to the approval of the Bond Insurer, with respect to any Secured Loan, the Transferor will not be required to record assignments to the Indenture Trustee of the Mortgages in the real property records for the Secured Loans, but rather the Transferor, in its capacity as the Servicer, will retain record title to such Mortgage on behalf of the Indenture Trustee and the Bondholders. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Home Loans" herein.

         Although the recordation of the assignments of the Mortgage in favor of the Owner Trustee is not necessary to effect a transfer of the Secured Loans to the Owner Trustee, if the Transferor or the Seller were to sell, assign, satisfy or discharge any Secured Loan prior to recording the related assignment in favor of the Owner Trustee, the other parties to such sale, assignment, satisfaction or discharge may have rights superior to those of the Owner Trustee. In some states, in the absence of such recordation of the assignments of the Mortgages, the transfer to the Owner Trustee of the Secured Loans may not be effective against certain creditors or purchasers from the Transferor or a trustee in bankruptcy of the Transferor. If such other parties, creditors or purchasers have rights to the Secured Loans that are superior to those of the Owner Trustee, then the holders of the Offered Securities could lose the right to future payments of principal and interest from such Secured Loans and could suffer a loss of principal and interest to the extent that such loss is not otherwise covered by amounts available from the credit enhancement provided for the Offered Securities, including with respect to the Bonds, the Guaranty Policy.

         OTHER LEGAL CONSIDERATIONS. The underwriting, origination, servicing and collection of the Home Loans are subject to a variety of state and federal laws, public policies and principles of equity. See "Risk Factors -- Certain Factors Affecting Delinquencies, Foreclosures and Losses on Underlying Loans -- Certain Legal Considerations of Home Loans and Contracts" in the Prospectus. The Transferor will be required to repurchase or replace any Home Loan which did not comply with applicable state and federal laws and regulations as of the Closing Date for any Initial Home Loan and as of the Subsequent Transfer Date for any Subsequent Home Loan. See "-- Limitations on Repurchase or Replacement of Defective Home Loans by Transferor" below.

         Depending on the provisions of applicable law and the specific facts and circumstances involved, violations of these laws, policies or principles may limit the ability of the Servicer or any Subservicer to collect all or part of the principal or interest on the Home Loans, may entitle the borrower to a refund of amounts previously paid, and, in addition, could subject the Servicer or any Subservicer to damages and administrative sanctions. If the Servicer or any Subservicer is unable to collect all or part of the principal or interest on any Home Loans because of a violation of the aforementioned laws, public policies or general principles of equity, then the Trust may be delayed or unable to make all distributions owed to the holders of the Offered Securities to the extent any related losses are not otherwise covered by amounts available from the credit enhancement provided for the Offered Securities, including, with respect to the Bonds, the

Guaranty Policy. Furthermore, depending upon whether damages and sanctions are assessed against the Servicer, any Subservicer or the Transferor, such violations may materially impact (i) the financial ability of the Servicer or Subservicer to continue to act in such capacity or (ii) the ability of the Transferor to repurchase or replace Defective Home Loans if such violation breaches a representation or warranty contained in the Sale and Servicing Agreement.

LIMITATIONS ON REPURCHASE OR REPLACEMENT OF DEFECTIVE HOME LOANS BY TRANSFEROR

         Pursuant to the Sale and Servicing Agreement, the Transferor has agreed to cure in all material respects any breach of the Transferor's representations and warranties set forth in the Sale and Servicing Agreement with respect to Defective Home Loans. If the Transferor cannot cure such breach within a specified period of time, the Transferor is required to repurchase such Defective Home Loans from the Trust or substitute other loans for such Defective Home Loans. Although a significant portion of the Home Loans will have been acquired from unaffiliated correspondent lenders, the Transferor will make the representations and warranties for all such Home Loans. To the extent that the Transferor has obtained any representations and warranties from such unaffiliated correspondent lenders, the Transferor, and the Indenture Trustee, on behalf of the Bondholders and the Bond Insurer, and Owner Trustee, on behalf of the Class B Certificateholders, as the successors to the Transferor's rights with respect thereto, will have an additional party that is liable for the repurchase of any Home Loan in breach of the applicable representations and warranties made by such party. For a summary description of the Transferor's representations and warranties, see "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Mortgage Assets" in the Prospectus.

         No assurance can be given that, at any particular time, the Transferor will be capable, financially or otherwise, of repurchasing or replacing Defective Home Loans in the manner described above, or that, at any particular time, any unaffiliated lender from whom the Transferor obtained the Defective Home Loans will be capable, financially or otherwise, of repurchasing any Defective Home Loans from the Transferor. If the Transferor repurchases, or is obligated to repurchase, defective home loans from any other series of bonds or pass-through certificates, the financial ability of the Transferor to repurchase Defective Home Loans from the Trust may be adversely affected. In addition, other events relating to the Transferor and its home lending and consumer finance operations can occur that would adversely affect the financial ability of the Transferor to repurchase Defective Home Loans from the Trust, including without limitation the sale or other disposition of all or any significant portion of its assets. If the Transferor is unable to repurchase or replace a Defective Home Loan, and if applicable, such unaffiliated lender is unable to repurchase or replace a Defective Home Loan it sold to the Transferor, then the Servicer, on behalf of the Trust, will pursue other customary and reasonable efforts, if any, to recover the maximum amount possible with respect to such Defective Home Loan, and any resulting loss will be borne by the holders of the Offered Securities to the extent that such loss is not otherwise covered by amounts available from the credit enhancement provided for the Offered Securities, including, with respect to the Bonds, the Guaranty Policy. See "-- Additional Credit Enhancement Limitations -- Adequacy of Credit Enhancement" above and "The Transferor and Servicer" herein.

LIMITATIONS ON LIQUIDITY OF TRANSFEROR AND SERVICER

         As a result of the Transferor's increasing volume of loan originations and purchases, and its expanding securitization activities, the Transferor requires substantial capital to fund its operations and has operated, and expects to continue to operate, on a negative operating cash flow basis. Currently, the Transferor funds substantially all of its operations, including its loan originations and purchases, from the capital recently contributed by RAC, its parent, from the initial public offering of RAC in February 1996 and from borrowings under the Transferor's lending arrangements with certain third parties, including warehouse and term credit facilities. There can be no assurance that RAC will be able to contribute additional capital from any subsequent secondary public offerings or that, as the Transferor's existing lending arrangements mature, the Transferor will have access to the financing necessary for its operations or that such financing will be available to the Transferor on favorable terms. To the extent that RAC and the Transferor are unable to arrange new or alternative methods of financing on favorable terms, the Transferor may have to curtail its loan origination and purchasing activities, which could have a material adverse effect on the Transferor's financial condition and, in turn, its ability to service the Home Loans and to repurchase any Defective Home Loans.

                                USE OF PROCEEDS

         The proceeds from the sale of the Offered Securities, net of certain expenses, will be used by the Seller as consideration for the purchase of the Initial Home Loans from the Transferor and to fund the Pre-Funding Account Deposit, the Capitalized Interest Account Deposit [and the Reserve Fund]. The Transferor in turn will use all or a substantial portion of such proceeds from the sale of the Initial Home Loans to repay certain indebtedness in the form of one or more warehouse financing arrangements, which have been utilized to finance the acquisition of such Initial Home Loans and are secured by such Initial Home Loans, and to replenish its working capital funds that were previously used to originate or acquire the Home Loans not pledged under a warehouse financing arrangement. See "Underwriting" herein.


                            DESCRIPTION OF THE TRUST

GENERAL

         The Issuer, FIRSTPLUS Home Loan Owner Trust 199_ -__ , is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Home Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Offered Securities, (iii) making payments on the Offered Securities and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         The Class B Certificates represent an undivided ownership interest in the Trust. The Residual Certificate will represent the residual interest in the assets of the Trust after the aggregate principal balances of the Offered Securities has been reduced to zero. It is expected that the Class B Certificates will be sold to third party investors that are expected to be unaffiliated with the Seller and the Transferor, the Servicer or the Trust and the Residual Certificate will be retained by the Transferor. The Trust will initially be capitalized with equity equal to the Certificate Principal Balance of the Class B Certificates of $____________, [excluding amounts deposited in the Reserve Fund]. Class B Certificates with an original Certificate Principal Balance of $______________ will be sold to the Transferor and the remaining Class B Certificates will be sold to third party investors that are expected to be unaffiliated with the Seller, the Transferor, the Servicer or their affiliates or the Trust. After the Closing Date, the Transferor may sell the Class B Certificates and Residual Certificates acquired by it [and its interest in distributions from the Reserve Fund] to a limited liability company or other entity, which, in either case, will be directly or indirectly, an entity whose equity will be initially owned by the Seller. [In the case of any such sale to such entity, such entity will become the "Seller" for purposes of the events described under "_____________________________" in the Prospectus and for other purposes.] The equity of the Trust, together with the net proceeds from the sale of the Bonds, will be used by the Trust to purchase the Initial Home Loans from the Seller pursuant to the Sale and Servicing Agreement and to fund the Pre-Funding Account, the Capitalized Interest Account [and the Reserve Fund].

         The assets of the Trust will primarily include a Home Loan Pool consisting of (1) Secured Loans which will be secured by either (i) Mortgages or (ii) security instruments creating a lien on personal property such as home appliances or furnishings; and (2) Unsecured Loans which will not be secured by any interest in real or personal property. See "The Home Loan Pool" herein. The assets of the Trust will also include (i) payments in respect of the Home Loans of interest and principal received after the applicable Cut-off Date;
(ii) amounts on deposit in the Pre- Funding Account and the Capitalized Interest Account until the expiration of the Funding Period, (iii) the Guaranty Policy issued by the Bond Insurer; [(iv) amounts on deposit in the Reserve Fund], (v) the Distribution Account; and (vi) certain other ancillary or incidental funds, rights and properties related to the foregoing.

         The Servicer will service the Home Loans pursuant to the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively with the Indenture, the "Transfer and Servicing Agreements") and will be compensated for such services as described under "Description of the Transfer and Servicing Agreements--Servicing" herein.

         The Trust's principal offices are in _______________, in care of ______________, as Owner Trustee, at the address set forth below under "--The Owner Trustee".

CAPITALIZATION OF THE TRUST

         The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Offered Securities had taken place on such date:

                 Class A-1 Bonds           $________________
                 Class A-2 Bonds           $________________
                 Class A-3 Bonds           $________________
                 Class B Certificates      $________________

                 Total                     $________________


THE OWNER TRUSTEE

         ___________________ is the Owner Trustee under the Trust Agreement.
_________________ is a _____________ and its principal offices are located at
______________________________. [The Transferor, the Seller and their affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.]

                               THE HOME LOAN POOL

GENERAL

         The Home Loan Pool will consist of the collective pool of the Initial Home Loans together with any Subsequent Home Loans conveyed to the Trust after the Closing Date. All of the Home Loans will be Conventional Loans. The Home Loans have scheduled monthly payment dates throughout a month.

Each Home Loan bears interest computed on a simple interest basis at a fixed rate of interest (the "Home Loan Rate"). The Home Loans have scheduled monthly payment dates throughout a month. No Home Loan provides for deferred interest or negative amortization.

         All of the Home Loans will be conventional loans (i.e., not insured or guaranteed by a governmental agency) ("Conventional Loans"). The Home Loans will consist of loans for which the related proceeds were used to finance (i) property improvements, (ii) the acquisition of personal property such as home appliances or furnishings, (iii) debt consolidation, (iv) the purchase or refinancing of single family residential property, or (v) a combination of property improvements, debt consolidation and other consumer purposes, which loans are marketed by the Transferor under the name "BusterPlus(TM) Loans". Substantially all of the Mortgages for the Secured Loans will be junior (i.e., second, third, etc.) in priority to one or more senior liens on the related Mortgaged Properties, which will consist primarily of owner occupied single family residences.

         Generally, the Home Loans will have been originated or acquired by the Transferor in one of four ways: (i) the indirect origination and purchase of retail installment sales contracts from a network of independent contractors or dealers professionally installing the property improvements ("indirect originations"); (ii) the origination of loans directly to consumers, including but not limited to solicitations through direct mail and telemarketing and referrals from home improvement contractors ("direct originations"); (iii) the wholesale purchase of loans, on a flow basis, originated by other unaffiliated lenders, as correspondents ("correspondent originations"); or (iv) the purchase, on a bulk basis, of loan portfolios originated by other unaffiliated lenders ("portfolio acquisitions"). A substantial percentage of the Home Loans will have been underwritten, re-underwritten or reviewed to determine whether such Home Loans comply with the underwriting standards of the Transferor.

         For a description of the underwriting criteria applicable to the Home Loans, see "The Transferor and Servicer -- Underwriting Criteria" herein. All of the Home Loans will be acquired by the Transferor and sold by the Transferor to the Seller, and pursuant to the Sale and Servicing Agreement, the Seller will sell, convey, transfer and assign the Home Loans to the Indenture Trustee for the benefit of the holders of the Offered Securities and the Bond Insurer. The Trust will be entitled to all payments of interest and principal received in respect of the Home Loans after (i) ________, 199_ Cut-off Date with respect to the Initial Home Loans and (ii) the related Cut-off Date with respect to the Subsequent Home Loans.

CHARACTERISTICS OF INITIAL HOME LOANS

         The following is a brief description of certain terms of the Initial Home Loans proposed to be included in the Home Loan Pool as of the date of this Prospectus Supplement. Unless otherwise indicated, this description does not take into account any Subsequent Home Loans that may be added to the Home Loan Pool during the Funding Period through the application of amounts on deposit in the Pre-Funding Account. Prior to the Closing Date, the Transferor may remove any of the Initial Home Loans intended for inclusion in the Home Loan Pool, substitute comparable loans therefor, or add comparable loans thereto; however, the aggregate principal balance of Initial Home Loans so replaced or added cannot exceed __% of the Initial Pool Principal Balance and so removed may not exceed $______________ and any such Initial Home Loans so added must be approved by the Bond Insurer. To the extent that, prior to the Closing Date, home loans are removed from or added to the Home Loan Pool, an amount equal to the aggregate principal balances of such home loans, will be added to or deducted from, respectively, the Pre-Funding Account Deposit on the Closing Date. As a result, the statistical information presented below regarding the Initial Home Loans proposed to be included in the Home Loan Pool as of the date of this Prospectus Supplement may vary in certain respects from comparable information based on the actual composition of the Home Loan Pool at the Closing Date. In addition, after _________, 199__ Cut-off Date, the actual Home Loan Pool may vary from the description below due to a number of factors, including prepayments after ________, 199_ Cut-off Date or the purchase of any Subsequent Home Loans after the Closing Date. See "-- Conveyance of Subsequent Home Loans" below. A schedule of the Initial Home Loans included in the Home Loan Pool as of the Closing Date will be attached to the Sale and Servicing Agreement delivered to the Indenture Trustee upon delivery of the Offered Securities. A current report on Form 8-K containing a description of the Home Loans included in the final Home Loan Pool as of the end of the Funding Period will be filed with the Commission.

         The Initial Home Loans included in the initial Home Loan Pool will consist of approximately ______ loans having an Initial Pool Principal Balance of approximately $___________. The Initial Home Loans (by aggregate Cut-Off Date Principal Balance) will have the characteristics set forth in the tables below.


                                   LOAN TYPE


                                                      NUMBER                                     PERCENT OF TOTAL
                                                    OF INITIAL             AGGREGATE               BY AGGREGATE
                    LOAN TYPE                       HOME LOANS         PRINCIPAL BALANCE         PRINCIPAL BALANCE
                    ---------                       ----------         -----------------         -----------------

                                                    ----------         -----------------         -----------------

      Totals . . . . . . . . . . . . . . . .        ==========         =================         =================


                                 HOME LOAN RATE


                    RANGE OF                          NUMBER                                     PERCENT OF TOTAL
                    HOME LOAN                       OF INITIAL             AGGREGATE               BY AGGREGATE
                    RATES (%)                       HOME LOANS         PRINCIPAL BALANCE         PRINCIPAL BALANCE
                    ---------                       ----------         -----------------         -----------------


      Totals . . . . . . . . . . . . . . . .        ==========         =================         =================


         The weighted average Home Loan Rate of the Initial Home Loans as of ________, 19__ was approximately _____% per annum.


                      CUT-OFF DATE LOAN PRINCIPAL BALANCES

                      RANGE OF                                                                            PERCENT OF TOTAL
                    CUT-OFF DATE                       NUMBER OF INITIAL            AGGREGATE               BY AGGREGATE
               PRINCIPAL BALANCE ($)                       HOME LOANS           PRINCIPAL BALANCE         PRINCIPAL BALANCE
               ---------------------                       ----------           -----------------         -----------------


   Totals  . . . . . . . . . . . . . . . . . . . .         ==========            =================          ================


         The average principal balance of the Initial Home Loans as of ______, 19__ was approximately $______________.


                        ORIGINAL LOAN PRINCIPAL BALANCES


                      RANGE OF                                                                            PERCENT OF TOTAL
                 PRINCIPAL BALANCE                     NUMBER OF INITIAL            AGGREGATE               BY AGGREGATE
                 AT ORIGINATION($)                         HOME LOANS           PRINCIPAL BALANCE         PRINCIPAL BALANCE
                 -----------------                         ----------           -----------------         -----------------


   Totals  . . . . . . . . . . . . . . . . . . . .         ==========           =================         =================


         The average principal balance of the Initial Home Loans at origination was approximately $___________.

                            GEOGRAPHIC CONCENTRATION


                                                                                                          PERCENT OF TOTAL
                                                       NUMBER OF INITIAL            AGGREGATE               BY AGGREGATE
                       STATE                               HOME LOANS           PRINCIPAL BALANCE         PRINCIPAL BALANCE
                       -----                               ----------           -----------------         -----------------

                                                           ----------           -----------------         -----------------

   Totals  . . . . . . . . . . . . . . . . . . . .         ==========           =================         =================


                           REMAINING TERM TO MATURITY


                      RANGE OF                                                                            PERCENT OF TOTAL
                 REMAINING TERM TO                     NUMBER OF INITIAL            AGGREGATE               BY AGGREGATE
                 MATURITY (MONTHS)                         HOME LOANS           PRINCIPAL BALANCE         PRINCIPAL BALANCE
                 -----------------                         ----------           -----------------         -----------------


   Totals  . . . . . . . . . . . . . . . . . . . .         ==========           =================          ================


         The weighted average remaining term to maturity of the Initial Home Loans as of ______, 19__ was approximately ____ months.


                            MONTHS SINCE ORIGINATION


                                                                                                             PERCENT OF
                        AGE                            NUMBER OF INITIAL           AGGREGATE             TOTAL BY AGGREGATE
                    (IN MONTHS)                            HOME LOANS          PRINCIPAL BALANCE         PRINCIPAL BALANCE
                    -----------                            ----------          -----------------         ------------------


   Totals  . . . . . . . . . . . . . . . . . . . .         ==========          =================         ==================


         The weighted average age of the Initial Home Loans as of ________, 19___ was approximately _____ months.

CONVEYANCE OF SUBSEQUENT HOME LOANS

         Under the Sale and Servicing Agreement the obligation of the Trust to purchase Subsequent Home Loans on a Subsequent Transfer Date for assignment to the Home Loan Pool is subject to the requirements described under "Description of the Transfer and Servicing Agreements -- Conveyance of Subsequent Home Loans" in the Prospectus, as well as the following additional requirements: (i) generally such Subsequent Home Loans may not be 30 or more days contractually delinquent as of the related Cut-Off Date, (ii) the original term to stated maturity of such Subsequent Home Loans may not exceed ___ years; (iii) generally each such Subsequent Home Loan will have an interest rate of not less than ____%, and a scheduled maturity no later than ________, 20___; (iv) such Subsequent Home Loans will be underwritten or re-underwritten, as applicable, in accordance with the underwriting guidelines of the Transferor (see "The Transferor and Servicer -- Underwriting Criteria") or originated in a manner similar to the Initial Home Loans; and (v) following the purchase of such Subsequent Home Loans by the Trust, the Home Loans included in the Home Loan Pool (including the Subsequent Home Loans purchased by the Trust after the Closing Date) (a) will have a weighted average mortgage interest rate of at least _____% and; (b) will have a weighted average term to maturity as of each respective Cut-Off Date of approximately ____ to ___ months. Following the transfer of such Subsequent Home Loans to the Home Loan Pool, the aggregate statistical characteristics of the Home Loans then held in the Home Loan Pool may, and likely will, vary from those of the Initial Home Loans included in the Initial Home Loan Pool. See "Risk Factors -- Acquisition of Subsequent Home Loans from Pre-Funding Account" herein.


                                   THE SELLER

         FIRSTPLUS INVESTMENT CORPORATION (the "Seller") is a Nevada corporation, formerly known as Remodelers Investment Corporation, organized in 1995 and is a wholly owned subsidiary of RAC. The Seller was formed as a limited purpose finance company to effect the securitization of conventional property improvement loans, other consumer loans and/or debt consolidation loans, property improvement loans and manufactured housing loans partially insured by the FHA under the Title I Program, and other types of assets.

         The Seller will acquire from the Transferor all of its right, title and interest in and to the Home Loans to the Seller. In turn, the Seller will sell, convey, transfer and assign the Home Loans to the Owner Trustee pursuant to the Sale and Servicing Agreement for the benefit of the Trust.


                         THE TRANSFEROR AND SERVICER
GENERAL

         FIRSTPLUS FINANCIAL, INC. ("FFI"), formerly known as Remodelers National Funding Corp., a Texas corporation, was organized in 1986 and received its Title I contract of insurance in October of 1986. FFI will transfer the Home Loans to the Seller (in such capacity, the "Transferor"). FFI also will service the Home Loans under the Sale and Servicing Agreement (in such capacity, the "Servicer"). FFI is a wholly-owned subsidiary of RAC and is primarily engaged in the business of originating, purchasing, underwriting, selling and/or servicing loans including property improvement loans, other consumer loans and/or debt consolidation loans. The Transferor presently maintains a staff of approximately ___ employees, including __ experienced collectors responsible for delinquent and defaulted loans. As of ___________, 199_, FFI administered and serviced approximately ______ loans representing approximately $______ million in principal balance (including loans subserviced by others).

         In February 1996, RAC completed an initial public offering of its common stock. As of __________, 199_, the RAC Consolidated Financial Statements, as unaudited, which included RAC and its subsidiaries, FFI and SFA:
State Financial Acceptance Corporation ("SFAC"), set forth total assets of $___________, total liabilities of $__________ and total stockholders' equity of $__________, and for the ___ months ended __________, 199_ set forth net income of $__________. Additionally, as of __________, 199_, the RAC Consolidated Financial Statements, as audited, which included RAC, FFI and SFAC, set forth total assets of $________, total liabilities of $_______and total stockholders' equity of $___________, and for the fiscal year ended __________, 199_ set forth net income of $___________. Additionally, as of
____________, 199_, the financial statements of FFI, as audited, set forth total assets of $__________, total liabilities of $_________, and total stockholder's equity of $___________. As of ___________, 199_, the RAC
Consolidated Balance Sheet, as audited, which included RAC, FFI and SFAC, set forth total assets of $___________, total liabilities of $___________ and total stockholders' equity of $_________. In light of the rapid growth of RAC and its affiliates, the historical financial performance of RAC and its affiliates may be of limited relevance in predicting future performance. Any credit or other problems associated with the large number of loans originated in the recent past will not become apparent until sometime in the future. Consequently, historical results of operations of RAC and its affiliates may be of limited relevance to an investor seeking to predict the future financial condition of RAC and its affiliates. See "Risk Factors -- Limitations on Liquidity of Transferor and Servicer" herein.

         FFI, as the Servicer, will service the Home Loans pursuant to the Sale and Servicing Agreement and be entitled to the Servicing Fee and additional servicing compensation for serving as the Servicer. See "-- Servicing Experience" below and "Description of the Transfer and Servicing Agreements -- Servicing" herein.

UNDERWRITING CRITERIA

         The Transferor believes that all Conventional Loans underwritten by it will have been underwritten pursuant to the Transferor's underwriting requirements. Generally, the underwriting standards of the Transferor place a greater emphasis on the creditworthiness of the borrower than on the underlying collateral in evaluating the likelihood that a borrower will be able to repay a Conventional Loan.

         Generally, the Conventional Loans originated or purchased by the Transferor will have been made to borrowers that typically have limited access to consumer financing for a variety of reasons, such as high levels of debt service-to-income, unfavorable past credit experience, insufficient home equity value, lower income or a limited credit history. With respect to the loans originated or purchased by the Transferor, the collection of loan payments from the related borrowers is subject to various risks from these borrowers, including without limitation the risk that a borrower will not satisfy their debt service payments, including payments of interest and principal on the loan, and that in the case of a secured loan the realizable value of the related mortgaged property will not be sufficient to repay the outstanding interest and principal owed on the loan. The Transferor use its own credit evaluation criteria to classify the borrowers of loans by risk class as "A" through "D" grade credits. These criteria include, as a significant component, the credit evaluation score methodology developed by Fair, Issac and Company, a consulting firm specializing in creating default predictive models through scoring mechanisms.

         The Transferor's underwriting requirements provide a number of guidelines to assist underwriters in the credit review and decision process. The Transferor's underwriting requirements provide for the evaluation of a loan applicant's creditworthiness through the use of a consumer credit report, verification of employment and a review of the debt service-to-income ratio of the applicant. Income is verified through various means, including without limitation applicant interviews, written verifications with employers, review of pay stubs or tax returns. The borrower must demonstrate sufficient levels of disposable income to satisfy debt repayment requirements.

REPURCHASE OR SUBSTITUTION OF HOME LOANS

         The Transferor is required (i) within 60 days after discovery or notice thereof to cure in all material respects any breach of the representations or warranties made with respect to a Defective Home Loan, or
(ii) on or before the Determination Date next succeeding the end of such 60 day period, to repurchase such Defective Home Loan at a price (the "Purchase Price") equal to the Principal Balance of such Defective Home Loan as of the date of repurchase, plus all accrued and unpaid interest on such Defective Home Loan to and including the date of repurchase computed at the Home Loan Rate. In lieu of repurchasing a Defective Home Loan, the Transferor may replace such Defective Home Loan with one or more Qualified Substitute Home Loans. If the aggregate outstanding principal balance of the Qualified Substitute Home Loan(s) is less than the outstanding principal balance of the Defective Home Loan(s) plus accrued interest thereon, the Transferor will also remit for distribution to the holders of the Offered Certificates an amount equal to such shortfall. As used herein, a "Qualified Substitute Home Loan" is a home loan that (i) has an interest rate of not less than (and not more than two percentage points more than) the Home Loan Rate for the Defective Home Loan which it replaces (each, a "Deleted Home Loan"), (ii) matures not more than one year later than and not more than one year earlier than the Deleted Home Loan,
(iii) has a principal balance (after application of all payments received on or prior to the date of such substitution) equal to or less than the Principal Balance of the Deleted Home Loan as of such date, (iv) has a lien priority no lower than the Deleted Home Loan, (v) complies as of the date of substitution with each representation and warranty set forth in the Sale and Servicing Agreement with respect to the Home Loans, and (vi) has a borrower with an equal or better credit grade classification than the borrower with respect to the Deleted Home Loan. The repurchase and/or substitution obligation described above will constitute the sole remedy available to the holders of the Offered Certificates with respect to a Defective Home Loan.

         No assurance can be given that, at any particular time, the Transferor will be capable, financially or otherwise, of repurchasing Defective Home Loans or substituting Qualified Substitute Home Loans for Defective Home Loans in the manner described above. If the Transferor repurchases, or is obligated to repurchase, Defective Home Loans from any additional series of bonds or pass-through certificates (each, an "Additional Series"), the financial ability of the Transferor to repurchase defective home loans from the Trust may be adversely affected. In addition, other events relating to the Transferor and its mortgage home lending and consumer finance operations can occur that would adversely affect the financial ability of the Transferor to repurchase Defective Home Loans from the Trust, including without limitation the sale or other disposition of all or any significant portion of its assets. If the Transferor is unable to repurchase or replace a Defective Home Loan, the Servicer, on behalf of the Trust, will pursue other customary and reasonable efforts, if any, to recover the maximum amount possible with respect to such Defective Home Loan. If the Servicer is unable to collect all amounts due to the Trust with respect to such Defective Home Loan, the resulting loss will be borne by the holders of the Offered Certificates to the extent that such loss is not otherwise covered by amounts available from the credit enhancement provided for the Offered Securities. See "Risk Factors -- Additional Credit Enhancement Limitations" and "-- Limitations on Repurchase or Replacement of Defective Home Loans by Transferor" herein.

         [The Seller and the Transferor each have the option (1) to remove Home Loans and substitute Qualified Substitute Home Loans during the three month period beginning on the Closing Date up to an aggregate amount of not more than ____%, without Bond Insurer approval, and ____%, with Bond Insurer approval, of the aggregate Cut-Off Date Principal Balances of the Home Loans, and (2) to repurchase any Home Loan incident to the foreclosure, default or imminent default thereof at any time after the Closing Date. See "Description of the Trust Property -- Additions, Substitution and Withdrawal of Assets" in the Prospectus.]

SERVICING EXPERIENCE

         Since January 1995, the Servicer has substantially increased the volume of conventional home loans, including additional types of home loans, that its has originated, purchased, sold and/or serviced, and thus, the Servicer has limited historical experience with respect to the performance, including the delinquency and loss experience and the rate of prepayments of these conventional home loans, with respect to its entire portfolio of loans and in particular with respect to such increased volume of loans. Accordingly, the delinquency experience and loan loss and liquidation experience set forth in the Prospectus may not be indicative of the performance of the Home Loans included in the Home Loan Pool. See "The Servicer and the Transferor" in the Prospectus for delinquency and default experience with respect to the loans serviced by FFI through ___________, 199_.

         A substantial portion of the Servicer's entire loan servicing portfolio consists of loans securitized by the Servicer in its capacity as the Transferor and sold to various trusts in connection with several prior series of mortgage pass-through certificates issued and sold through public offerings and private placements . The applicable pooling and servicing agreement for each of these trusts provides that the trustee of the related trust may terminate the Servicer's servicing rights if the related loan delinquency or loss experience exceeds certain standards. As of _________, 199_, none of the trusts had loan delinquency or loss experience (as set forth in the table contained in the Prospectus under "The Servicer and the Transferor") which exceeded the applicable standards, and thus, no servicing rights have been terminated under the related pooling and servicing agreements. However, there can be no assurance that the future loan delinquency and loss experience for any of these trusts will not exceed the applicable standard in the future, and if such standard is exceeded that the servicing rights of the Servicer will not be terminated.


                      PREPAYMENT AND YIELD CONSIDERATIONS

         Except as otherwise provided herein, no principal payments will be made on the Class A-2 Bonds until the Class A-1 Bonds have been paid in full and no principal payments will be made on the Class A-3 Bonds until the Class A-2 Bonds have been paid in full. In addition, except as otherwise provided, no distributions of principal with respect to the Class B Certificates will be made until the Distribution Date after the Distribution Date on which the Class A-3 Bonds have been paid in full. See "Description of the Offered Securities
- -- Distributions on the Offered Securities" herein. As the rate of payment of principal of each Class of Bonds and the Class B Certificates depends primarily on the rate of payment (including prepayments) of the principal balance of the Home Loans, final payment of any class of Bonds and the final distribution in respect of the Class B Certificates could occur significantly earlier than their respective final scheduled Distribution Dates. Holders of the Offered Securities will bear the risk of being able to reinvest principal payments on the Offered Securities at yields at least equal to the yield on their respective Offered Securities. No prediction can be made as to the rate of prepayments on the Home Loans in either stable or changing interest rate environments. Any reinvestment risk resulting from the rate of prepayment of the Home Loans and the distribution of such payments to the holders of the Offered Securities will be borne entirely by the holders of the Offered Securities.

         The subordination of the Class B Certificates to the Bonds will provide limited protection to the Bondholders against losses on the Home Loans. Accordingly, the yield on the Class B Certificates will be extremely sensitive to the loss experience of the Home Loans and the timing of any such losses. If the actual rate and amount of losses experienced by the Home Loans exceed the rate and amount of such losses assumed by an investor, the yield to maturity on the Class B Certificates may be lower than anticipated.

         Each Home Loan bears interest computed on a simple interest basis at a fixed rate of interest (the "Home Loan Rate"). The interest portion of each monthly payment on a Home Loan is calculated as the product of one-twelfth of the Home Loan Rate and the principal balance thereof immediately prior to the monthly payment date.

         The effective yield to the holders of the Offered Securities will be slightly lower than the yield otherwise produced by the applicable Interest Rate or Pass Through Rate, because the distribution of the interest accrued during each Due Period (a calendar month consisting of thirty days, except for the first Due Period) will not be made until the Distribution Date occurring in the month following such Due Period. See"Description of the Offered Securities
- -- Distributions on the Offered Securities" herein. This delay will result in funds being passed through to the holders of the Offered Securities approximately 20 days after the end of the monthly accrual period, during which 20-day period no interest will accrue on such funds. As discussed in greater detail below greater than anticipated distributions of principal can also affect the yield on Offered Securities purchased at a price greater or less than par.

         The rate of principal payments on the Offered Securities, the aggregate amount of each interest payment on the Offered Securities and the yield to maturity on the Offered Securities will be directly related to and affected by the rate and timing of principal reductions on the Home Loans. The principal reductions on such Home Loans may be in the form of scheduled amortization payments or unscheduled payments or reductions, which may include prepayments, repurchases and liquidations or write-offs due to default, casualty, insurance or other dispositions. In addition, the Servicer may, at its option, effect the early retirement of the Offered Securities, on any Distribution Date following the Determination Date on which the sum of the Class Principal Balance of the Bonds and the Certificate Principal Balance of the Class B Certificates is less than 10% of the sum of the Initial Pool Principal Balance, plus the aggregate Cut-off Date Principal Balance of the Subsequent Home Loans conveyed to the Trust. Furthermore, to the extent so provided in the Indenture, the Bond Insurer may be entitled to exercise a similar right to effect an optional redemption of the Bonds. See "Description of the Offered Securities -- Termination" herein.

         The "weighted average life" of an Offered Security refers to the average amount of time that will elapse from the Closing Date to the date each dollar in respect of principal of such Offered Security is repaid. The weighted average life of the Offered Security will be influenced by, among other factors, the rate at which principal reductions occur on the Home Loans, the rate at which Excess Spread is distributed to holders of the Offered Securities as described herein, and the extent to which any Overcollateralization Reduction Amount is paid to the holders of the Residual Certificate as described herein. If substantial principal prepayments on the Home Loans are received from unscheduled prepayments, liquidations or repurchases, then the distributions to the holders of the Offered Securities resulting from such prepayments may significantly shorten the actual average life of the Offered Securities than would otherwise be the case. If the Home Loans experience delinquencies and defaults in the payment of principal, then the holders of the Offered Securities will similarly experience a delay in the receipt of principal distributions attributable to such delinquencies and defaults which in certain instances may result in a longer actual average life of the Offered Securities than would otherwise be the case. However, to the extent that the Principal Balances from Liquidated Home Loans are included in the principal distributions on the Offered Securities as a result of delinquencies and defaults on the Home Loans (and at such time that the Overcollateralization Amount has been reduced to zero), then the holders of the Offered Securities will experience an acceleration in the receipt of principal distributions which in certain instances may result in a shorter actual average life of the Offered Securities than would otherwise be the case. Interest shortfalls on the Home Loans due to principal prepayments in full and curtailments and any resulting shortfall in amounts distributable on the Offered Securities will be covered to the extent of amounts available from the credit enhancement provided for the Offered Securities. See "Risk Factors -- Additional Credit Enhancement Limitations -- Adequacy of Credit Enhancement" herein.

         The rate and timing of principal reductions on the Home Loans will be influenced by a variety of economic, geographic, social and other factors. These factors may include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, servicing decisions, homeowner mobility, the existence and enforceability of "due-on-sale" clauses, seasoning of loans, market interest rates for similar types of loans and the availability of funds for such loans. The Home Loans generally may be prepaid in full or in part at any time without penalty. As with fixed rate obligations, generally, the rate of prepayment on a pool of loans is affected by prevailing market interest rates for similar types of loans of a comparable term and risk level. If prevailing interest rates were to fall significantly below the respective Home Loan Rates on the Home Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing interest rates were to rise significantly above the respective Home Loan Rates on the Home Loans, the rate of prepayment on the Home Loans would be expected to decrease. In addition, depending on prevailing market interest rates, the future outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. The Seller and the Transferor make no representations as to the particular factors that will affect the prepayment of the Home Loans, as to the relative importance of such factors, or as to the percentage of the principal balance of the Home Loans that will be paid as of any date.

         Distributions of principal to holders of the Offered Securities at a faster rate than anticipated will increase the yield on Offered Securities purchased at a discount but will decrease the yield on Offered Securities purchased at a premium, which distributions of principal may be attributable to scheduled payments and prepayments of principal on the Home Loans, to Excess Spread and to amounts remaining on deposit in the Pre-Funding Account after the Funding Period ends. The effect on an investor's yield due to distributions of principal to the holders of the Offered Securities (including without limitation prepayments on the Home Loans) occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of the Offered Securities will not be entirely offset by a subsequent like reduction (or increase) in the rate of such distributions of principal during any subsequent period.

         The rate of delinquencies and defaults on the Home Loans, and the recoveries, if any, on defaulted Home Loans and foreclosed properties, will also affect the rate and timing of principal payments on the Home Loans, and accordingly, the weighted average life of the Offered Securities, and could cause a delay in the payment of principal or a slower rate of principal amortization to the holders of Offered Securities. Alternatively, the occurrence of delinquencies and defaults on the Home Loans could result in an increase in principal payments or more rapid rate of principal amortization of the Offered Securities as a result of the inclusion of the Principal Balances from Liquidated Home Loans in the amounts distributable to the holders of the Offered Securities at such time that the Overcollateralization Amount has been reduced to zero. Certain factors may influence such delinquencies and defaults, including origination and underwriting standards, loan-to-value ratios and delinquency history. In general, defaults on home loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on similar types of home loans. The rate of default on Home Loans with high loan-to-value ratios, secured by junior liens or unsecured may be higher than that of home loans with lower loan-to-value ratios or secured by first liens on comparable properties. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Home Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located or the related borrower is residing. See "The Home Loan Pool" herein. The risk of delinquencies and loss is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         Because principal distributions are paid to certain Classes of Bonds before other Classes, holders of the Classes of Offered Securities having a later priority of principal distribution bear a greater risk of losses from delinquencies and defaults on the Home Loans than holders of the Classes of Offered Securities having earlier priorities for payment of principal. In addition, because principal distributions are paid to the Bondholders before the Class B Certificateholders, the Class B Certificateholders will bear a greater risk of such losses than holders of the Bonds. See "Description of Credit Enhancement -- Subordination and Allocation of Losses" herein. Nevertheless, even if losses are allocated to any Class of Bonds, the holders of such Class will be distributed the full amount of the interest and principal distributions due such holders to the extent that Guaranteed Payments therefor are made under the Guaranty Policy.

         Although certain data have been published with respect to the historical prepayment experience of certain residential mortgage loans, such mortgage loans may differ in material respects from the Home Loans and such data may not be reflective of conditions applicable to the Home Loans. No prepayment history is generally available with respect to the types of Home Loans included in the Home Loan Pool or similar types of loans, and there can be no assurance that the Home Loans will achieve or fail to achieve any particular rate of principal prepayment. A number of factors suggest that the prepayment experience of the Home Loan Pool may be significantly different from that of a pool of conventional first-lien, single family mortgage loans with equivalent interest rates and maturities. One such factor is that the principal balance of the average Home Loan is smaller than that of the average conventional first-lien mortgage loan. A smaller principal balance may be easier for a borrower to prepay than a larger balance and, therefore, a higher prepayment rate may result for the Home Loan Pool than for a pool of first-lien mortgage loans, irrespective of the relative average interest rates and the general interest rate environment. In addition, in order to refinance a first-lien mortgage loan, the borrower must generally repay any junior liens. However, a small principal balance may make refinancing a Home Loan at a lower interest rate less attractive to the borrower as the perceived impact to the borrower of lower interest rates on the size of the monthly payment may not be significant. Other factors that might be expected to affect the prepayment rate of the Home Loan Pool include general economic conditions, the amounts of and interest rates on the underlying senior mortgage loans, and the tendency of borrowers to use real property mortgage loans as long-term financing for home purchase and junior liens as shorter-term financing for a variety of purposes, which may include the direct or indirect financing of home improvement, education expenses, debt consolidation and purchases of consumer durables such as automobiles, appliances and furnishings. Given these characteristics, the Home Loans may experience a higher rate of prepayment than first-lien mortgage loans.

EXCESS SPREAD AND OVERCOLLATERALIZATION REDUCTION AMOUNT DISTRIBUTIONS

         An overcollateralization feature has been designed to accelerate the principal amortization of the Offered Securities relative to the principal amortization of the Home Loans. If on any Distribution Date, the Required Overcollateralization Amount exceeds the Overcollateralization Amount, any Excess Spread will be distributed to the holders of the Offered Securities as an amount attributable to principal. Once the Overcollateralization Amount equals the Required Overcollateralization Amount for such Distribution Date (i.e., the Excess Overcollateralization Amount equals or exceeds zero), distributions of any Excess Spread to the holders of the Offered Securities will cease until such time as the Excess Overcollateralization Amount is less than or equal to zero. If purchased at a premium or a discount, the yield to maturity on an Offered Security will be affected by the rate at which Excess Spread is distributed to the holders of the Offered Securities. If the actual rate of such Excess Spread distributions on the Offered Securities is slower than the rate anticipated by an investor who purchases an Offered Security at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of Excess Spread distributions is faster than the rate anticipated by an investor who purchases an Offered Security at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of Excess Spread on any Distribution Date will be affected by the actual amount of interest received, collected or recovered in respect of the Home Loans during the related Due Period.

         An additional overcollateralization feature has been designed to limit the accelerated amortization of the Offered Securities as described in the preceding paragraph. On each Distribution Date on an Overcollateralization Stepdown Date and as to which the Excess Overcollateralization Amount is, or, after taking into account all other distributions to be made on such Distribution Date would be, greater than zero, amounts relating to principal which would otherwise be distributed to the holders of the Offered Securities on such Distribution Date shall instead be distributed to the holder of the Residual Certificates, thereby reducing the rate of and under certain circumstances delaying the principal amortization with respect to the Offered Securities, until the Excess Overcollateralization Amount is reduced to zero. Again, if purchased at a premium or a discount, the yield to maturity on an Offered Security will be affected by the extent to which any Overcollateralization Reduction Amount is paid to the holder of the Residual Certificates in lieu of payment of principal to the holders of the Offered Securities. If the actual distributions of any Overcollateralization Reduction Amount to the holder of the Residual Certificate occurs sooner than anticipated by an investor who purchases an Offered Security at a discount, the actual yield to such investor may be lower than such investor's anticipated yield. If the actual distributions of any Overcollateralization Reduction Amount to the holder of the Residual Certificate occurs later than anticipated by an investor who purchases an Offered Security at a premium, the actual yield to such investor may be lower than such investor's anticipated yield. The amount of the Overcollateralization Reduction Amount, if any, distributable on any Distribution Date will be affected by the Required Overcollateralization Amount, which is affected by the actual default and delinquency experience of the Home Loan Pool.

REINVESTMENT RISK

         The reinvestment risk with respect to an investment in the Offered Securities will be affected by the rate and timing of principal payments (including prepayments) in relation to the prevailing interest rates at the time of receipt of such principal payments. For example, during periods of falling interest rates, holders of the Offered Securities are likely to receive an increased amount of principal payments from the Home Loans at a time when such holders may be unable to reinvest such payments in investments having a yield and rating comparable to the Offered Securities. Conversely, during periods of rising interest rates, holders of the Offered Securities are likely to receive a decreased amount of principal prepayments from the Home Loans at a time when such holders may have an opportunity to reinvest such payments in investments having a higher yield than, and a comparable rating to, the Offered Securities.

SCHEDULED FINAL DISTRIBUTION DATES

         The "Scheduled Final Distribution Dates" for each Class of Offered Securities as set forth in the "Summary of Terms" herein have been calculated generally in accordance with the Modeling Assumptions below and the additional assumption that no prepayments, delinquencies, liquidations, substitutions or repurchases are experienced on the Home Loans. The actual maturity of any Class of Offered Securities may be substantially earlier, and in certain instances could be later, than the Scheduled Final Distribution Dates set forth herein under "Summary of Terms".

WEIGHTED AVERAGE LIFE OF THE OFFERED SECURITIES

         The following information is given solely to illustrate the effect of prepayments of the Home Loans on the estimated weighted average lives of the Offered Securities under certain stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Home Loans. Weighted average life refers to the average amount of time that will elapse from the date of delivery of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Securities will be influenced by the rate at which principal of the Home Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes reductions of principal resulting from unscheduled full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions and repurchases by or on behalf of the Transferor or the Seller), the rate at which Excess Spread is distributed to holders of the Offered Securities as described herein, and the extent to which any Overcollateralization Reduction Amount is distributed to the or the holder of the Residual Certificate as described herein.

         Prepayments on loans such as the Home Loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is a Constant Prepayment Rate ("CPR"). The CPR represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the scheduled principal balance of the pool of home loans for that month. As used in the following tables, the column headed "0%" assumes that none of the Home Loans is prepaid before maturity. Neither the Transferor nor the Seller make any representations about the appropriateness of the CPR model.

         Modeling Assumptions. For purposes of preparing the tables below, the following assumptions (the "Modeling Assumptions") have been made.

         (i) all scheduled principal payments on such the Home Loans are timely received on the first day of a Due Period, which will begin on the first day of each month and end on the thirtieth day of the month, with the first Due Period commencing on _____ 1, 199_, and no delinquencies or losses occur on the Home Loans;

         (ii) the scheduled payments on the Home Loans have been calculated on the outstanding principal balance (prior to giving effect to prepayments), the Home Loan Rate and the remaining term to stated maturity such that the Home Loans will fully amortize by their remaining term to stated maturity;

         (iii) all scheduled payments of interest and principal in respect of the Home Loans have been made through the applicable Cut-off Date;

         (iv) the Home Loans in the Home Loan Pool prepay monthly at the specified percentages of CPR and no optional termination of the Offered Securities occurs;

         (v) all prepayments in respect of the Home Loans include 30 days of interest thereon;

         (vi) the Closing Date for the Offered Securities is ______, 199_ and each year will consist of 360 days;

         (vii) cash distributions are received by the holders of the Offered Certificates on the 20th day of each month, commencing in __________ 199_;

         (viii) the Required Overcollateralization Amount will equal $___________ and will be reduced in accordance with the terms of the Indenture;

         (ix) the applicable Bond Insurer Premium for each Class of Bonds has been added to the Interest Rate for each such Class of Bonds, and the Pass Through Rate for the Class B Certificates is _____%;

         (x) the additional fees deducted from the proceeds of the Home Loans include the Indenture Trustee's fee, the Owner Trustee's Fee, the Custodian's fee, the Servicing Fee and the Excess Servicing Fee;

         (xi) all of the Pre-Funding Account Deposit is used to acquire Subsequent Home Loans in accordance with the schedule set forth below, and prior to that date, the Pre-Funding Account Deposit accrues interest at approximately ____% per annum;

         (xii) no reinvestment income from any Trust account is earned and available for distribution; and

         (xiii) the Home Loan Pool consists of ___ Home Loans having the following characteristics:

                                     INITIAL HOME    NET HOME
     HOME                                LOAN          LOAN        REMAINING TERM TO   ORIGINAL TERM OF
     LOAN                              INTEREST      INTEREST          MATURITY        AMORTIZATION (IN   ASSUMED DELIVERY
    NUMBER      PRINCIPAL BALANCE        RATE          RATE           (IN MONTHS)          MONTHS)         OF HOME LOANS
    ------      -----------------        ----          ----           -----------          -------         -------------




The tables on the following ___ pages indicate at the specified percentages of CPR the corresponding weighted average life of each Class of Bonds and the Class B Certificates.

                    [INSERT APPLICABLE DEC/PREPAYMENT TABLES
             FOR EACH CLASS OF BONDS AND THE CLASS B CERTIFICATES]

         The foregoing tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Home Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith. It is unlikely that the Home Loans will prepay at a constant rate or that all of the Home Loans will prepay at the same rate. Moreover, the Home Loans actually included in the Home Loan Pool will not conform to the assumptions made as to the characteristics of such Home Loans in preparing the above tables. In fact, the characteristics of the Home Loans will differ in many respects from such assumed characteristics. See "The Home Loan Pool" herein. To the extent that the Home Loans actually included in the Home Loan Pool have characteristics that differ from those assumed in preparing the foregoing tables, the Offered Certificates are likely to have weighted average lives that are shorter or longer than those indicated.

                     DESCRIPTION OF THE OFFERED SECURITIES

GENERAL

         The FIRSTPLUS Home Loan Owner Trust 199_-__ (the "Trust") will issue $___________ aggregate principal amount of Class A-1 ___% Asset Backed Bonds (the "Class A-1 Bonds"), $_____________ aggregate principal amount of Class A-2 ___% Asset Backed Bonds (the "Class A-2 Bonds") and $_____________ aggregate principal amount of Class A-3 ___% Asset Backed Bonds (the "Class A-3 Bonds" and, together with the Class A-1 Bonds and the Class A-2 Bonds, the "Bonds") pursuant to an Indenture to be dated as of _________, 19__ (the "Indenture"), between the Trust and ____________, as Indenture Trustee (the "Indenture Trustee"). The Trust will also issue $___________ aggregate principal amount of Class B ___% Asset Backed Certificates (the "Class B Certificates" and, together with the Bonds, the "Offered Securities") pursuant to the terms of a Trust Agreement to be dated as of ____, 199_ (the "Trust Agreement"), between the Seller and the Owner Trustee. The Trust will also issue a residual certificate (the "Residual Certificate") which represents a residual interest in the assets of the Trust remaining after the aggregate principal balances of the Offered Securities have been reduced to zero. The Residual Certificate is not being offered hereby. The Bonds will be secured by the assets of the Trust pursuant to the Indenture. The Class B Certificates will represent an undivided ownership interest in the Trust.

         On the Closing Date, the original principal balance of the Class B Certificates (the "Original Certificate Principal Balance") will equal the excess of the Assumed Pool Principal Balance over the sum of the Class Principal Balance of all Classes of the Bonds as of the Closing Date (the "Original Class Principal Balance"), or $______________.


         On the 20th day of each month, or, if such day is not a business day, the first business day immediately following, commencing __________, 199_, (each such date, a "Distribution Date"), the Indenture Trustee or its designee and the Owner Trustee or its designee will distribute to the persons in whose names the Bonds and Certificates, respectively, are registered on the last day of the month immediately preceding the month of the related Distribution Date (the "Record Date"), the portion of the aggregate distribution to be made to each Bondholder as described below. Prior to Book Entry Termination, distributions on the Book Entry Certificates will be made to Beneficial Owners only through DTC and its DTC Participants. See "Certain Information Regarding the Securities -- Book Entry Registration" in the Prospectus.

         Beneficial ownership interests in each Class of Bonds will be held in minimum denominations of $100,000 and integral multiples of $1,000 in excess
thereof.   Beneficial ownership interests in the Class B Certificates will also be held in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

         The Servicer is required to use its best efforts to deposit in an Eligible Account (the "Collection Account"), within one business day and in any event to deposit within two business days of receipt, all payments received after each Cut-off Date on account of principal and interest on the related Home Loans, all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any Home Loan and any amount required to be deposited in the Collection Account in connection with the termination of the Offered Securities. The foregoing requirements for deposit in the Collection Account will be exclusive of payments on account of principal and interest collected on the Home Loans on or before the applicable Cut-off Date. The Servicer may make withdrawals from the Collection Account only for the purposes specified in the Sale and Servicing Agreement, including without limitation, the payment to itself of the accrued and unpaid Servicing Fee. The Collection Account may be maintained at any depository institution which satisfies the requirements set forth in the definition of Eligible Account in the Sale and Servicing Agreement. Initially, the Collection Account will be maintained with ______________[, an affiliate of ________________, one of the Underwriters]. On the business day prior to each Distribution Date, the Servicer is required to transfer from the Collection Account to the Indenture Trustee the Available Remittance Amount for deposit in an Eligible Account (the "Distribution Account") established and maintained by the Indenture Trustee.

         Any Subservicer will also maintain a collection account to deposit all payments received with respect to the Home Loans being serviced by such Subservicer. Such Subservicer's collection account will be an Eligible Account and will satisfy requirements that are substantially similar to the requirements for the Collection Account set forth in the Sale and Servicing Agreement.

INCOME FROM ACCOUNTS

         So long as no Event of Default will have occurred and be continuing, and consistent with any requirements of the Code, amounts on deposit in the Distribution Account (sometimes referred to herein, together with the Collection Account, as an "Account") will be invested by the Indenture Trustee, as directed by the Seller, in one or more Permitted Investments (as defined in the Sale and Servicing Agreement) bearing interest or sold at a discount. So long as no Event of Default will have occurred and be continuing, and consistent with any requirements of the Code, amounts on deposit in the Collection Account will be invested by the Servicer, as directed by the Seller, in one or more Permitted Investments bearing interest or sold at a discount. No such investment in any Account will mature later than the business day immediately preceding the next Distribution Date. All income or other gain from investments in any Account will be deposited in such Account immediately on receipt, unless otherwise specified herein.

AVAILABLE REMITTANCE AMOUNT

         Distributions on the Offered Securities on each Distribution Date will be made from the Available Remittance Amount. The Servicer will calculate the Available Remittance Amount on the fifth business day prior to each Distribution Date (each such day, a "Determination Date"). With respect to each Distribution Date, the "Available Remittance Amount" is the sum of (i) all amounts received on the Home Loans or required to be paid by the Servicer, the Transferor or the Seller (exclusive of amounts not required to be deposited in the Collection Account and amounts permitted to be withdrawn by the Servicer from the Collection Account pursuant to the Sale and Servicing Agreement, including without limitation the Servicing Fee) during the related Due Period (or, in the case of amounts paid by the Transferor in connection with the purchase or substitution of a Defective Home Loan) as reduced by any portion thereof that may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to
Section 362 of the United States Bankruptcy Code, (ii) in the case of a Distribution Date relating to a Due Period that occurs prior to the end of the Funding Period, an amount from the Capitalized Interest Account sufficient to fund any shortfall in the Interest Remittance Amount attributable to the amounts in the Pre-Funding Account, (iii) in the case of the Distribution Date following the Due Period in which the Funding Period ends, amounts, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of reinvestment income which must be transferred to the Capitalized Interest Account), (iv) with respect to the final Distribution Date, an early retirement of the

Offered Securities by the Servicer or the Bond Insurer, the Termination Price, and (v) any and all income or gain from investments in the Collection Account.

DISTRIBUTIONS ON THE OFFERED SECURITIES

         On each Distribution Date, the sum of (i) the Available Remittance Amount, (ii) any income or gain from investments in the Distribution Account[, and (iii) the Reserve Fund Withdrawal Amount, if any] (such sum, the "Amount Available") will be distributed by the Indenture Trustee, along with any Guaranteed Payment deposited in the Distribution Account by or on behalf of the Bond Insurer (which payments may only be used to pay the Bondholders the respective Interest Remittance Amount, the Interest Carry-Forward Amount, the Principal Remittance Amount or the Principal Carry-Forward Amount, as applicable, with respect to each Class of Bonds) in the following order of priority:

         (i) first, to the Bond Insurer, an amount equal to the Guaranty Insurance Premium;

         (ii) then, in the following order, (a) to the Indenture Trustee, an amount equal to the Indenture Trustee Fee, (b) to the Owner Trustee, an amount equal to the Owner Trustee Fee, and (c), if applicable, to the Custodian, an amount equal to the Custodian Fee;

         (iii) then, pro rata, to the holders of the Bonds and Class B Certificates in reduction of, and in accordance with, their respective Class Principal Balances and Certificate Principal Balances, any amounts deposited into the Distribution Account from the amounts remaining in the Pre-Funding Account upon termination of the Funding Period;

         (iv) then, pro rata, to the Bondholders (A) the Interest Remittance Amount applicable to each Class of Bonds and (B) the Interest Carry-Forward Amount, if any, applicable to each Class of Bonds;

         (v) then, with respect to any Distribution Date occurring on an Overcollateralization Stepdown Date and as a distribution of the Principal Remittance Amount and any Principal Carry-Forward Amount, to the Residual Certificateholder the Overcollateralization Reduction Amount, if any, for such Distribution Date;

         (vi) then, to the Class A-1 Bondholders, (A) to be applied to reduce the Class Principal Balance of the Class A-1 Bonds until such Class Principal Balance is reduced to zero, an amount up to the remaining Principal Remittance Amount, if any, for such date and (B) the Principal Carry-Forward Amount, if any, applicable to the Class A-1 Bonds;

         (vii) then, to the Class A-2 Bondholders, (A) to be applied to reduce the Class Principal Balance of the Class A-2 Bonds until such Class Principal Balance is reduced to zero, an amount up to the remaining Principal Remittance Amount, if any, for such date and (B) the Principal Carry-Forward Amount, if any, applicable to the Class A-2 Bonds;

         (viii) then, to the Class A-3 Bondholders, (A) to be applied to reduce the Class Principal Balance of the Class A-3 Bonds until such Class Principal Balance is reduced to zero, an amount up to the remaining Principal Remittance Amount, if any, for such date and (B) the Principal Carry-Forward Amount, if any, applicable to the Class A-3 Bonds;

         (ix) then to the Bond Insurer, reimbursement for any Guaranteed Payments in respect of the Bonds not previously reimbursed and any other amounts that are owed to the Bond Insurer under the Insurance Agreement (the "Bond Insurer Reimbursement Amount");

         (x) then, pro rata, to the Class B Certificateholders (A) the Interest Remittance Amount applicable to the Class B Certificates and (B) the Interest Carry-Forward Amount, if any, applicable to the Class B Certificates;

         (xi) then, to the Class B Certificateholders, (A) to be applied to reduce the Certificate Principal Balance of the Class B Certificates until such Certificate Principal Balance is reduced to zero, an amount up to the remaining Principal Remittance Amount, if any, for such date and (B) the Principal Carry-Forward Amount, if any, applicable to the Class B Certificates;

         (xii) then, to the extent of any remaining Amount Available, to the Servicer (A) an amount equal to any voluntary Servicing Advances previously made by the Servicer and not previously reimbursed, and (B) then to the Servicer an amount equal to the Excess Servicing Fee (as defined under the "Description of the Transfer and Servicing Agreements -- Servicing" below), if any, on such Distribution Date; and

         (xiii) then, the remaining balance, if any, of the Amount Available (the "Excess Spread"), as follows:

                 (A) until the Due Period in which the expiration of the Funding Period occurs and thereafter until the Excess Overcollateralization Amount equals or exceeds zero, to the Bondholders in reduction of the respective Class Principal Balances thereof in accordance with the sequential, principal distribution scheme of clauses (vi), (vii), and (viii) above, as applicable, and then to the Class B Certificateholders in reduction of the Certificate Principal Balance thereof in accordance with principal distribution scheme of clause (xi); and

                 (B) if the Excess Overcollateralization Amount equals or exceeds zero, then (I) to the Class B Certificateholders until the Certificate Loss Reimbursement Amount is reduced to zero (which distributions will not reduce the Certificate Principal Balance of the Class B Certificates), and then (II) to the holder of the Residual Certificate.

         If the Amount Available is insufficient to distribute in full the amounts described in items (iv) and (vi) through (vii) above to the holders of the Bonds, the Indenture Trustee will make a claim under the Guaranty Policy for the amount of such insufficiency in accordance with the terms thereof. Guaranteed Payments, if any, for any Bonds under the Guaranty Policy will be available only for distribution to holders of the Bonds, as appropriate, to compensate for any shortfalls in respect of the Interest Remittance Amounts and the Principal Remittance Amounts with respect to the Bonds.

         All distributions made to the Class A-1 Bondholders, the Class A-2 Bondholders, the Class A-3 Bondholders or the Class B Certificateholders on each Distribution Date will be made on a pro rata basis among the Bondholders of the respective Class of record or the Class B Certificateholders of record on the next preceding Record Date based on the percentage interest represented by their respective Bonds or Class B Certificates, and except as otherwise provided herein, will be made through the book-entry system maintained by DTC.

         If, on a particular Distribution Date, the Amount Available and any Guaranteed Payment applied in the order described above are not sufficient to make a full distribution of the Interest Remittance Amount on any Class of Bonds or the Class B Certificates, as applicable, then any such unpaid Interest Remittance Amounts will be carried forward as an Interest Carry-Forward Amount for each such Class of Bonds or for the Class B Certificates, as applicable, and will be distributed to holders of each such Class of Bonds or the Class B Certificates, as applicable, on the next Distribution Date to the extent that sufficient funds are available. Such an interest shortfall could occur, for example, if losses realized on the Home Loans were exceptionally high or were concentrated in a particular month and, with respect to the Bonds, if Guaranteed Payments were not timely received under the Guaranty Policy. Any unpaid Interest Remittance Amount will not bear interest and no interest will accrue on any Interest Carry-Forward Amount outstanding with respect to any Class of Bonds or Class B Certificates.

         The "Interest Remittance Amount" on any Distribution Date and for each Class of Bonds will be calculated on the basis of a 360 day year consisting of twelve 30 day months at the respective Interest Rate for such Class on the outstanding Class Principal Balance of such Class immediately prior to such Distribution Date. The Interest Remittance Amount on any Distribution Date and for the Class B Certificates will be calculated on the basis of a 360 day year consisting of twelve 30 day months at the Pass Through Rate on the outstanding Certificate Principal Balance of the Class B Certificates immediately prior to such Distribution Date.

         The "Principal Remittance Amount" on each Distribution Date will be equal to the lesser of (A) the sum of the aggregate Class Principal Balance of the Bonds and the Certificate Principal Balance of the Class B Certificates immediately prior to such Distribution Date and (B) the greater of (1) the sum of (i) each scheduled payment of principal collected by the Servicer in the related Due Period, (ii) all partial and full principal prepayments applied by the Servicer during such related Due Period, (iii) the principal portion of all Net Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds received during the related Due Period, (iv) (a) that portion of the purchase price of any repurchased Home Loan which represents principal and (b) the principal portion of any Substitution Adjustments required to be deposited in the Collection Account as of the related Determination Date, and (v) upon the reduction of the Reserve Fund and the Overcollateralization Amount to zero, then with respect to the Bonds, the principal portion of any Net Loan Losses for the preceding Due Period; and (2) the amount by which (i) the aggregate principal balance of the Offered Securities as of the preceding Distribution Date (after giving effect to all payments of principal on such preceding Distribution Date) exceeds (ii) the Pool Principal Balance plus funds on deposit in the Pre-Funding Account, each as of the immediately preceding Determination Date. Notwithstanding clauses (B)(1)(v) or (B)(2) of the definition of Principal Remittance Amount, if on the final Distribution Date the funds available for distribution are not sufficient to provide for the distribution of the Principal Remittance Amount and Principal Carry-Forward Amount, in full, then the holders of the Offered Securities will not be distributed such portion of the Principal Remittance Amount and Principal Carry-Forward Amount attributable to such insufficiency, in which event the amount of such insufficiency will be written-off and the corresponding principal balances of all Classes of the Offered Securities will be reduced to zero without the distribution of funds to fully pay the Offered Securities. If prior to the final Distribution Date, the Reserve Fund and the Overcollateralization Amount are reduced to zero, then with respect to the Bonds, the principal portion of any Net Loan Losses will be included within the Principal Remittance Amount for the related Distribution Date. However, no corresponding proceeds of principal from the Home Loans will be included in the Amount Available to provide funds for the distribution of the portion of the Principal Remittance Amount attributable to such Net Loan Losses, and the distribution of this portion of the Principal Remittance Amount to the Bondholders will be dependent upon the receipt of funds from, first, the Excess Spread, if any, and, second, with respect to the Bonds if such Excess Spread does not provide sufficient funds, any Guaranteed Payment received by the Indenture Trustee. If sufficient funds for the distribution of this portion of the Principal Remittance Amount are not provided from the Excess Spread and in the case of the Bonds the

Guaranteed Payment on the applicable Distribution Date, then the amount of such insufficiency would become a Principal Carry-Forward Amount, which would ultimately be subject to the write-off on the final Distribution Date to the extent that sufficient funds are not available for distribution on such final Distribution Date, including funds distributable to pay such Principal Carry-Forward Amount from the receipt of Excess Spread and, with respect to the Bonds, Guaranteed Payments on or before such final Distribution Date.

         The "Insurance Proceeds" on each Distribution Date will be equal to, with respect to any Home Loan, the proceeds paid to the Indenture Trustee or the Servicer by any insurer pursuant to any insurance policy covering a Home Loan, Mortgaged Property or REO Property or any other insurance policy that relates to a Home Loan, net of any expenses which are incurred by the Indenture Trustee or the Servicer in connection with the collection of such proceeds and not otherwise reimbursed to the Indenture Trustee or the Servicer, but excluding any Guaranty Policy Proceeds and proceeds of any insurance policy that are to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with customary loan servicing procedures. A "Liquidated Home Loan" is a defaulted Home Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received, which will be deemed to occur upon the earlier of: (a) in the case of a Secured Loan the liquidation of the related Mortgaged Property acquired through foreclosure or similar proceedings, (b) the Servicer's determination in accordance with customary servicing practices that no further amounts are collectible from the Home Loan and any related security, or (c) any portion of a scheduled monthly payment of principal and interest is in excess of 300 days past due. The "Net Liquidation Proceeds" on each Distribution Date will be equal to any cash amounts received from Liquidated Home Loans, whether through trustee's sale, foreclosure sale, disposition of REO or otherwise (other than Insurance Proceeds and Released Mortgaged Property Proceeds), and any other cash amounts received in connection with the management of the Mortgaged Properties from defaulted Home Loans, in each case, net of any reimbursements to the Servicer made from such amounts for any unreimbursed Servicing Advances made and any other fees and expenses paid in connection with the foreclosure, conservation and liquidation of the related Liquidated Home Loan or Mortgaged Properties. The "Released Mortgaged Property Proceeds" on each Distribution Date will be equal to, with respect to any Home Loan, the proceeds received by the Servicer in connection with (i) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (ii) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which in either case are not released to the borrower in accordance with applicable law, customary mortgage servicing procedures and the Sale and Servicing Agreement.

         The "Class Principal Balance" of any Class of Bonds as of any date of determination is equal to the Original Class Principal Balance of such Class reduced by all amounts in respect of principal previously distributed to the Bondholders of such Class on all previous Distribution Dates (other than any amounts that constitute mortgagor payments that are recovered from such Bondholders as voidable preferences by a trustee in bankruptcy) and by all amounts allocated to such Class in reduction of the principal balance thereof on all previous Distribution Dates attributable to any losses as determined by the Servicer under the Sale and Servicing Agreement The "Certificate Principal Balance" of the Class B Certificates as of any date of determination is equal to the Original Certificate Principal Balance of the Class B Certificates reduced by all amounts in respect of principal previously distributed to the Class B Certificateholders on all previous Distribution Dates (other than any amounts that constitute mortgagor payments that are recovered from such Class B Certificateholders as voidable preferences by a trustee in bankruptcy) and by all amounts allocated to the Class B Certificates in reduction of the principal balance thereof on all previous Distribution Dates attributable to any losses as determined by the Servicer under the Sale and Servicing Agreement (See "Description of Credit Enhancement -- Subordination and Allocation of Losses" below).

         The "Interest Carry-Forward Amount" is the amount, if any, by which the interest portion of the Remittance Amount applicable to any Offered Security as of the immediately preceding Distribution Date exceeded the amount of the actual distribution to the related holders of the Offered Securities in respect of interest made on such immediately preceding Distribution Date. No interest will accrue on any Interest Carry-Forward Amount with respect to any Security.

         The "Principal Carry-Forward Amount" is the amount, if any, by which the principal portion of the Remittance Amount applicable to any Offered Security as of the immediately preceding Distribution Date exceeded the amount of the actual distribution to the related holders of the Offered Securities in respect of principal. Interest will accrue on the Class Principal Balance, which includes any Principal Carry-Forward Amount, with respect to any Security.

         On each Distribution Date, after the holders of the Bonds have been paid all amounts to which they are entitled, the Bond Insurer will be entitled to be reimbursed for any unreimbursed Guaranteed Payments under the Guaranty Policy and any other amounts owed to the Bond Insurer under the Insurance Agreement together with interest thereon at the rate specified in the Insurance Agreement (the "Bond Insurer Reimbursement Amount") and any accrued and unpaid Guaranty Insurance Premiums. The "Insurance Agreement" means the Insurance and Indemnification Agreement dated as of _______, 19__ between the Bond Insurer, the Seller, FFI, as the Servicer and Transferor, RAC and the Indenture Trustee. In connection with each Guaranteed Payment, the Indenture Trustee, as attorney-in-fact for the holder thereof, will be required to assign to the Bond Insurer the rights of the Bondholders with respect to the Bonds, to the extent of such Guaranteed Payments, including, without limitation, in respect of any amounts due to the Bondholders as a result of a securities law violation arising from the offer and sale of the Bonds. In the event of any Bond Insurer Reimbursement Amount attributable to the Bonds, the holders of the Class B Certificates will not be entitled to receive distributions of interest and/or principal, as applicable, and the holders of the Residual Certificates will not be entitled to receive distributions of any residual interest in the assets of the Trust, until the Bond Insurer has been distributed such Bond Insurer Reimbursement Amount in full.

         With respect to each Distribution Date and with respect to each Class of Offered Securities, the sum of (i) the Interest Remittance Amount applicable to such Class, (ii) the Principal Remittance Amount, if any, applicable to such Class, (iii) an amount representing any mortgagor payment that is recovered from the holders of such Class of the Offered Securities during the related Due Period as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction, (iv) the Interest Carry-Forward Amount applicable to such Class, and (v) the Principal Carry-Forward Amount applicable to such Class, constitutes the "Remittance Amount".

TERMINATION

         The Servicer may, at its option, effect an early redemption or termination of the Offered Securities on or after any Distribution Date on which the Pool Principal Balance declines to 10% or less of the Assumed Pool Principal Balance, in which case (i) the Bondholders will receive an amount in respect the Bonds equal to the then outstanding Class Principal Balance of the Bonds, plus accrued interest thereon at the applicable Interest Rates, and (ii) the Class B Certificateholders will receive an amount in respect of the Class B Certificates equal to the then outstanding Certificate Balance of the Class B Certificates, plus accrued interest at the Pass Through Rate. In connection with any such optional termination, the Servicer will pay the outstanding fees and expenses, if any, of the Indenture Trustee, the Owner Trustee, the Bond Insurer, the Custodian, and the Servicer. Under certain circumstances as set forth in the Indenture (i.e., based upon the default experience of the Home Loans), the Bond Insurer may, at its option, effect an early redemption of the Bonds. In connection with any such purchase, the Servicer will pay the outstanding fees and expenses, if any, of the Indenture Trustee, the Bond Insurer, the Custodian, and the Servicer. Under certain circumstances as set forth in the Indenture (i.e., based upon the default experience of the Home Loans), the Bond Insurer may, at its option, effect an early redemption of the Bonds at a price equal to the then outstanding Class Principal Balance of the Bonds, plus accrued interest thereon at the applicable Interest Rates (the "Termination Price").

                       DESCRIPTION OF CREDIT ENHANCEMENT

         Credit enhancement with respect to the Bonds will be provided primarily by the Guaranty Policy. Additional credit enhancement with respect to the Bonds that will be utilized prior to the Guaranty Policy will be provided by (i) the subordination of the Class B Certificates and Residual Certificates to the Bonds, (ii) [the Reserve Fund and ] (iii) the overcollateralization from principal attributable to the Residual Certificates. The Class B Certificates will not be guaranteed by or benefit from the Guaranty Policy, but will benefit from (i) the subordination of the Residual Certificate, (ii) [the Reserve Fund] and (iii) the overcollateralization from principal attributable to the Residual Certificates.

THE GUARANTY POLICY

         General. The following discussion under this heading of "The Guaranty Policy" will only be applicable to holders of the Bonds. The following information has been supplied by _______________ (the "Bond Insurer") for inclusion in this Prospectus Supplement.

         The Bond Insurer, in consideration of the payment of the premium and subject to the terms of the Financial Guaranty Insurance Policy (the "Guaranty Policy"), thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Guaranteed Payment will be received by the Indenture Trustee, or its successor, as trustee for the Owners, on behalf of the Owners from the Bond Insurer, for distribution by the Indenture Trustee to each Owner of each Owner's proportionate share of the Guaranteed Payment. The Bond Insurer's obligations under the Guaranty Policy with respect to a particular Guaranteed Payment will be discharged to the extent funds equal to the applicable Guaranteed Payment are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. Guaranteed Payments will be made only at the time set forth in the Guaranty Policy and no accelerated Guaranteed Payments will be made regardless of any acceleration of the Bonds, unless such acceleration is at the sole option of the Bond Insurer.

         Notwithstanding the foregoing paragraph, the Guaranty Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

         The Bond Insurer will pay any Guaranteed Payment that is a Preference Amount (as defined below) on the Business Day following receipt on a Business Day by the Fiscal Agent (as defined below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Bond Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Bond Insurer, irrevocably assigning to the Bond Insurer all rights and claims of each Owner relating to or arising under the Bonds against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Bond Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Bond Insurer, provided that if such documents are received after 12:00 noon __________ time on such Business Day, they will be deemed to be received on the following Business Day. Such payments will be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on such Bonds to such receiver or trustee in bankruptcy, in which case such payment will be disbursed to such Owner.

         The Bond Insurer will pay any other amount payable under the Guaranty Policy no later than 12:00 noon ________ time on the later of the Distribution Date on which the related Interest Remittance Amount or Principal Remittance Amount for the Bonds is due or the second Business Day following receipt in ______________ on a Business Day by ____________________, as Fiscal Agent for
the Bond Insurer or any successor fiscal agent appointed by the Bond Insurer (the "Fiscal Agent"), of a Notice (as defined below); provided that if such Notice is received after 12:00 noon ____________ time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Guaranty Policy it will be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Bond Insurer or the Fiscal Agent, as the case may be, will promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

         Guaranteed Payments due under the Guaranty Policy, unless otherwise stated therein, will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Guaranteed Payment less, in respect of Guaranteed Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Guaranteed Payment and legally available therefor.

         The Fiscal Agent is the agent of the Bond Insurer only and the Fiscal Agent will in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Bond Insurer to deposit or cause to be deposited sufficient funds to make payments due under the Guaranty Policy.

         As used in the Guaranty Policy, the following terms will have the following meanings:

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in ____________ or in the city in which the corporate trust office of the Indenture Trustee under the Indenture is located are authorized or obligated by law or executive order to close.

         "Deficiency Amount" means as of any Distribution Date, the amount by which the sum of the Interest Remittance Amount and Principal Remittance Amount for the Bonds exceeds the Amount Available for distribution on such Bonds for such Distribution Date after making all prior distributions thereon. See "Description of the Offered Securities -- Distributions on the Offered Securities" herein.

         "Guaranteed Payment" means as of any Distribution Date, (i) any Deficiency Amount and (ii) any Preference Amount.

         "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy, substantially in the form of Exhibit A attached to the Guaranty Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Guaranteed Payment which will be due and owing on the applicable Distribution Date.

         "Owner" means each Holder (as defined in the Indenture) who, on the applicable Distribution Date is entitled under the terms of the Bonds to payment thereunder.

         "Indenture" means the Indenture dated as of _________, 199_ between the Trust and the Indenture Trustee, without regard to any amendment or supplement thereto.

         "Preference Amount" means any amount previously distributed to an Owner with respect to a Bond that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         Capitalized terms used in the Guaranty Policy and not otherwise defined in the Guaranty Policy will have the respective meanings set forth in the Indenture as of the date of execution of the Guaranty Policy, without giving effect to any subsequent amendment or modification to the Indenture, unless such amendment or modification has been approved in writing by the Bond Insurer.

         Any notice under the Guaranty Policy or service of process on the Fiscal Agent of the Bond Insurer may be made at the address listed below for the Fiscal Agent of the Bond Insurer or such other address as the Bond Insurer shall specify in writing to the Indenture Trustee.

         The notice address of the Fiscal Agent is  ______________________
Attention: ______________________, or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

         The Guaranty Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of ____________, without giving effect to the conflict of laws principles thereof.

         [The insurance provided by the Guaranty Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.]

         The Guaranty Policy is not cancelable for any reason. The premium on the Guaranty Policy is not refundable for any reason including payment, or provision being made for payment, prior to the latest Scheduled Final Distribution Date of the Bonds.

         The Bond Insurer, formerly known as __________________________, is the principal operating subsidiary of _____________, a _______________ company. _____________ is not obligated to pay the debts of or claims against the Bond Insurer. The Bond Insurer is domiciled in the State of ___________ and is licensed to do business in ________________________.

         All information regarding the Bond Insurer, a wholly owned subsidiary of ________________, including the financial statements of the Bond Insurer for the year ended __________, 199_, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of _________ for the year ended _________, 199_, is hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a subsequent statement contained herein or in any other subsequently filed document modifies or supersedes such earlier statement, which subsequent statement also is hereby incorporated by reference herein and shall be deemed to be a part hereof, but only to the extent such subsequent statement so modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus Supplement.

         The tables below present selected financial information of the Bond Insurer for the periods ended ______, 199_ and _________, 199_, respectively, determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):


                                        SAP                                                           GAAP
                           ------------------------------                                ------------------------------
                             December 31,      March 31,                                   December 31,      March 31,
                                 1995            1996                                           1995           1996
                           ---------------   ------------                                ---------------   ------------
                              (Audited)      (Unaudited)                                    (Audited)      (Unaudited)
                                    (In Millions)                                                 (In Millions)
 Admitted Assets . . .                                          Assets  . . . . . . . . .
 Liabilities . . . . .                                          Liabilities . . . . . . .
 Capital and Surplus .                                          Shareholder's Equity  . .


         Copies of the Bond Insurer's 199_ year-end audited financial statements prepared in accordance with statutory accounting practices are available from the Bond Insurer. The address of the Bond Insurer is
________________________________.   A copy of the Annual Report on Form 10-K of
_____________ is available from the Bond Insurer or the Securities and Exchange Commission.

         The Bond Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Guaranty Policy and the Bond Insurer set forth under the heading "The Guaranty Policy". The foregoing information set forth herein under the heading "The Guaranty Policy" regarding the Guaranty Policy and the Bond Insurer (including the data in the foregoing tables) has been provided by the Bond Insurer and has not been reviewed or verified by the Transferor, the Servicer, the Seller, the Indenture Trustee, the Owner Trustee or the Underwriters.

         Moody's rates the claims paying ability of the Bond Insurer "___".

         Standard & Poor's rates the claims paying ability of the Bond Insurer "___".

         Fitch Investors Service, L.P. rates the claims paying ability of the Bond Insurer "___".

         Each rating of the Bond Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Bond Insurer and its ability to pay claims on its policies of insurance. Any further explanation of the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold any Class of the Bonds, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of any Bonds. The Bond Insurer does not guaranty the market price of any Bonds nor does it guaranty that the ratings on any Bonds will not be reversed or withdrawn.

SUBORDINATION AND ALLOCATION OF LOSSES

         The rights of the holders of the Class B Certificates to receive distributions of interest and principal from amounts available in the Distribution Account on each Distribution Date will be subordinated to such rights of the holders of the Bonds and the rights of the holders of the Residual Certificates to receive any distributions from amounts available in the Distribution Account will be subordinated to such rights of the holders of the Bonds, and the rights of the holders of the Class B Certificates. The subordination of the Class B Certificates to the Bonds is intended to enhance the likelihood of regular receipt by the holders of the Bonds of the full amount of interest and principal distributions due to such holders and to afford such holders protection against losses on the Home Loans. The subordination of the Residual Certificates to the Class B Certificates is intended to enhance the likelihood of regular receipt by the holders of the Class B Certificates of the full amount of interest and principal distributions due to such holders and to afford such holders protection against losses on the Home Loans. In addition, Net Loan Losses in respect of the Home Loans will be allocated first to the principal, if any, attributable to the Residual Certificates until such principal has been reduced to zero and then to the principal portion of the Class B Certificates until the Certificate Principal Balance of the Class B Certificates has been reduced to zero. See "Description of Credit Enhancement -- Subordination and Allocation of Losses" herein.

         On each Distribution Date, with respect to any Home Loans that became Liquidated Home Loans during the immediately preceding Due Period, the "Net Loan Losses" will be equal to the amount (but not less than zero) determined as of the related Determination Date equal to: (i) the aggregate uncollected Principal Balances of such Liquidated Home Loans as of the last day of such Due Period, minus (ii) the aggregate amount of any recoveries with respect to such Liquidated Home Loans from whatever source, including any Net Liquidation Proceeds, any Insurance Proceeds, any Released Mortgaged Property Proceeds, any payments from the related borrower and any payments made to purchase such Liquidated Home Loans pursuant to the Sale and Servicing Agreement, less the amount of any expenses incurred in connection with such recoveries and liquidation.

         If on any Distribution Date Net Loan Losses occur, such Net Loan Losses will be allocated first to reduce the principal, if any, attributable to the Residual Certificate and second, to reduce the Certificate Principal Balance of the Class B Certificates, until such Certificate Principal Balance has been reduced to zero. If Net Loan Losses are allocated to reduce the Certificate Principal Balance of the Class B Certificates, then the Class B Certificateholders may be reimbursed for the amount of such allocated Net Loan Losses (the "Class B Loss Reimbursement Amount") from any Excess Spread with respect to the Class B Certificates.

         If prior to the final Distribution Date any Net Loan Losses occur after the Overcollateralization Amount and the Certificate Principal Balance of the Class B Certificates has been reduced to zero, then the full amount of the interest and principal distributions due the holders of such Bonds will be distributed to such holders to the extent that sufficient funds are received from the Excess Spread and Guaranteed Payments made under the Guaranty Policy.

[THE RESERVE FUND

         On the Closing Date, the Seller will establish or will cause to be established a Reserve Fund for the benefit of the holders of the Offered Securities. On the Closing Date, the assets on deposit in the Reserve Fund will equal $____________, or approximately ___% of the Assumed Pool Principal Balance as of the Cut-off Date (the "Reserve Fund Requirement") and will consist of cash in the amount of

$_________.   Assets on deposit in the Reserve Fund will be available to the
Indenture Trustee for distribution to the holders of the Offered Securities on each Distribution Date as part of the Amount Available.

         The Reserve Fund Requirement will be subject to reduction from time to time in accordance with the provisions of the Indenture and any amounts in the Reserve Fund in excess of the reduced Reserve Fund Requirement on a Distribution Date will be released to the holder of the Residual Certificate.

         WITHDRAWALS FROM THE RESERVE FUND. Subject to the total amount of funds on deposit in the Reserve Fund on each Distribution Date, the Indenture Trustee will withdraw and distribute funds from such Reserve Fund in the following order of priority (collectively, the "Reserve Fund Withdrawal Amount"):

                (i) to deposit in the Distribution Account an amount equal to the excess of (a) the amounts required to be distributed in respect of the fees to the Indenture Trustee, the Owner Trustee and the Custodian and the Guaranty Insurance Premium, the Interest Remittance Amount and the Principal Remittance Amount applicable to the Bonds and the Class B Certificates then outstanding and the Bond Insurer Reimbursement Amount over (b) the Available Remittance Amount with respect to such Distribution Date; and

                (ii) to the extent that the amount then on deposit in the Reserve Fund exceeds the Reserve Fund Requirement on such Distribution Date (after giving effect to the deposit to the Distribution Account described in clause (i) above) such amount will be transferred to the Distribution Account and included in the Amount Available for such Distribution Date, and, after taking into account all prior distributions, such excess (the "Excess Reserve Amount") will be distributed to the holders of the Residual Certificates.

         The funding and maintenance of the Reserve Fund is intended to enhance the likelihood of timely payment of distributions to the holders of the Bonds and Class B Certificates and to decrease the likelihood that such holders of the Bonds and the Class B Certificates will experience losses; however, in certain circumstances, the Reserve Fund could be depleted, and shortfalls could result. The holders of the Residual Certificates will not be required to refund any amounts previously distributed to such holders pursuant to the Sale and Servicing Agreement, including any distributions of Excess Spread and Excess Reserve Amount, regardless of whether there are sufficient funds on a subsequent Distribution Date to make a full distribution to holders of the Bonds and the Class B Certificates.]

OVERCOLLATERALIZATION

         As of each Determination Date occurring after termination of the Funding Period, the "Overcollateralization Amount" will equal the excess of the Pool Principal Balance over the sum of the Class Principal Balances of all Classes of Bonds and the Certificate Principal Balances of the Class B Certificates. On the Closing Date the Overcollateralization Amount will be equal to zero. A limited acceleration of the principal amortization of the Offered Securities relative to the principal amortization of the Home Loans has been designed to increase the Overcollateralization Amount by making additional sequential distributions of principal to the holders of the Offered Securities in the manner described herein.

         If on any Distribution Date, the Required Overcollateralization Amount exceeds the Overcollateralization Amount, distributions of Excess Spread, if any, will be made as an additional distribution of principal to the holders of the Offered Securities, sequentially among the Classes of Bonds and the Class B Certificates in order of their respective priorities as set forth under "Description of the Offered Securities -- Distributions on the Offered Securities" herein. Such distributions of such Excess Spread are intended to accelerate the amortization of the Class Principal Balances of all Classes of Bonds and the Certificate Principal Balances of the Class B Certificates, thereby increasing the Overcollateralization Amount. The relative percentage of the sum of the Class Principal Balances of Bonds and the Certificate Principal Balances of the Class B Certificates to the Pool Principal Balance will increase as a result of the application of such Excess Spread to reduce the Class Principal Balance of the Bonds and the Certificate Principal Balance of the Class B Certificates. On any Distribution Date with respect to which the Excess Overcollateralization Amount is greater than zero, all or a portion of the Excess Spread may be distributed to the holder of the Residual Certificate (subject to prior reimbursement of any Class B Loss Reimbursement Amount) and not to the holders of the Offered Securities; therefore, ceasing the acceleration of the principal amortization of the Offered Securities in relation to the principal amortization of the Home Loan Pool, until such time as the Excess Overcollateralization Amount is reduced below zero.

         On any Distribution Date occurring on an Overcollateralization Stepdown Date, the holder of the Residual Certificate will be entitled to distributions of all or a portion of the Principal Remittance Amount that would otherwise be distributed to the holders of the Offered Securities as described below. Such amount, the "Overcollateralization Reduction Amount", with respect to any Distribution Date occurring on an Overcollateralization Stepdown Date will equal the lesser of (x) the Excess Overcollateralization Amount for such Distribution Date, or (y) the Principal Remittance Amount and the Principal Carry-Forward Amount, if any, that would otherwise be applicable to the Offered Securities on such Distribution Date. Prior to the occurrence of an Overcollateralization Stepdown Date, the Overcollateralization Reduction Amount will equal zero. An "Overcollateralization Stepdown Date" is any Distribution Date with respect to which the Required Overcollateralization Amount is permitted to decrease or "step down" pursuant to the terms of the Indenture, generally as a result of the delinquency and default experience of the Home Loan Pool being lower than certain levels established by the Bond Insurer and set forth in the Indenture. The "Excess Overcollateralization Amount" for any Distribution Date will equal the Overcollateralization Amount for such Distribution Date minus the Required Overcollateralization Amount for such Distribution Date.

         While the distribution of Excess Spread to holders of the Offered Securities and the distribution of any Overcollateralization Reduction Amount to holder of the Residual Certificate in the manner specified above has been designed to produce and maintain a given level of overcollateralization, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that such overcollateralization level will be achieved or maintained at all times. Net Loan Losses will be allocated first to reduce the principal, if any, attributable to the Residual Certificate and then to reduce the Certificate Principal Balance of the Class B Certificates, thereby reducing the level of overcollateralization. See "Risk Factors -- Additional Credit Enhancement Limitations -- Adequacy of Credit Enhancement" herein.

         If on any Determination Date the delinquency or default experience on the Home Loan Pool exceeds certain levels as established by the Bond Insurer and confirmed by the Rating Agencies and as set forth in the Indenture, then the Required Overcollateralization Amount will increase. Likewise, if on any Determination Date the delinquency and default experience on the Home Loan Pool is lower than certain levels as established by the Bond Insurer and confirmed by the Rating Agencies and as set forth in the Indenture, then under certain circumstances the Required Overcollateralization Amount will decrease and an Overcollateralization Stepdown Date will occur on the related Distribution Date.

         Pursuant to the Indenture, as of each Determination Date, the "Required Overcollateralization Amount" will be based on a calculation reviewed and approved by the Bond Insurer and each Rating Agency. Following the termination of the Funding Period, the Required Overcollateralization Amount will be calculated based on certain percentages of the Cut-Off Date Principal Balances of the Home Loans, until the Credit Support Reduction Date, and thereafter, will be calculated based on the lesser of certain percentages of the Cut-Off Date Principal Balances of the Home Loans and the outstanding Principal Balances of the Home Loans. The percentages used in calculating the Required Overcollateralization Amount will be determined based on the delinquency and default experience of the Home Loans. The "Credit Support Reduction Date" will be the Distribution Date occurring on the later of (i) the thirty-sixth (36th) Distribution Date, or (ii) the Distribution Date on which the Pool Principal Balance is equal to or less than fifty percent (50%) of the aggregate Cut-Off Date Principal Balances of the Home Loans. On the Closing Date, assuming that the Assumed Pool Principal Balance has the same characteristics as the Initial Pool Principal Balance, the Required Overcollateralization Amount would be equal to $____________, which is ____% of the Assumed Pool Principal Balance.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

         The following summary describes certain terms of the Indenture, Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. Copies of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Offered Securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth under the headings "Description of the Transfer and Servicing Agreements" in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF THE HOME LOANS

         On the Closing Date, the Transferor will sell, convey, transfer and assign all of its right, title and interest in and to the Initial Home Loans to the Seller, and the Seller will sell, convey, transfer and assign the Initial Home Loans to the Owner Trustee. The Owner Trustee will, concurrently with the sale, conveyance, transfer and assignment of the Initial Home Loans and the deposit of funds in the Pre-Funding Account, deliver the Offered Securities to the Seller in exchange for the Initial Home Loans and the Pre-Funding Account Deposit. The Owner Trustee will pledge and assign the Initial Home Loans and Pre-Funding Account Deposit to the Indenture Trustee in exchange for the Bonds. Each Initial Home Loan will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement (the "Home Loan Schedule").

         Following the Closing Date, the funds in the Pre-Funding Account will be used to purchase from the Seller, from time to time prior to the end of the Funding Period, subject to the availability thereof, Subsequent Home Loans consisting of closed-end fixed rate, loans for which the related proceeds were used to finance (i) property improvements, (ii) the acquisition of personal property such as home appliances or furnishings, (iii) debt consolidation, (iv) the purchase or refinancing of single family residential property, or (v) a combination of property improvements, debt consolidation and other consumer purposes, which loans are marketed by the Transferor under the name "BusterPlus(TM) Loans". See "The Home Loan Pool -- Conveyance of Subsequent Home Loans" herein. In connection with each purchase of such Subsequent

Home Loans, the Trust will be required to pay to the Seller from the Pre-Funding Account a cash purchase price of not more than 100% of the principal balance thereof; the Trust may pay a cash purchase price of less than 100% for the purpose of increasing the amounts available for distribution, but in no event less than the fair market value of such Subsequent Home Loans. In connection with any purchase of Subsequent Home Loans by the Trust after the Closing Date, the Transferor will assign to the Seller all of its right, title and interest in and to such Subsequent Home Loans, and the Seller in turn will sell, convey, transfer and assign to the Owner Trustee all of its right, title and interest in and to such Subsequent Home Loans. The Owner Trustee will pledge and assign such Subsequent Home Loans to the Indenture Trustee.

         In addition, the Seller will, as to each Home Loan, deliver to the Indenture Trustee or the Custodian the related Note endorsed to the order of the Indenture Trustee or the Custodian without recourse, any assumption and modification agreements and in the case of Secured Loans, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in the name of the Owner Trustee in recordable form, and any intervening assignments of the Mortgage (each, a "Indenture Trustee's Home Loan File"). Subject to confirmation by the Rating Agencies and to the approval of the Bond Insurer, with respect to the Secured Loans the Transferor and the Seller will not be required to record assignments to the Owner Trustee of the Mortgages in the real property records for the Home Loans. See "Risk Factors -- Additional Factors Affecting Delinquencies, Foreclosures and Losses on Home Loans -- Non-recordation of Assignments" herein. In such circumstances, the Transferor and the Seller will deliver to the Indenture Trustee the assignments of the Mortgages in the name of the Owner Trustee and in recordable form, and the Transferor, in its capacity as the Servicer, will retain the record title to such Mortgages under the applicable real property records, on behalf of the Owner Trustee and Indenture Trustee and the holders of the Offered Securities. In all other circumstances with respect to the Secured Loans, pursuant to the direction of the Rating Agencies or Bond Insurer, assignments to the Owner Trustee of the Mortgages will be recorded in the real property records for those states in which such recording is deemed necessary to protect the Owner Trustee and Indenture Trustee's interest in the Home Loans against the claims of certain creditors of the Transferor or subsequent purchasers. In these circumstances, the Transferor and the Seller will deliver to the Indenture Trustee after recordation the assignments to the Owner Trustee of the Mortgages. In the event that, with respect to any Home Loan as to which recordation of the related assignment is recorded, the Seller cannot deliver the Mortgage or any assignment with evidence of recording thereon concurrently with the conveyance thereof under the Sale and Servicing Agreement because they have not yet been returned by the public recording office, the Seller will deliver or cause to be delivered to the Indenture Trustee or the Custodian a certified true photocopy of such Mortgage or assignment. The Seller will deliver or cause to be delivered to the Indenture Trustee or the Custodian any such Mortgage or assignment with evidence of recording indicated thereon upon receipt thereof from the public recording office. The Indenture Trustee or the Custodian will agree, for the benefit of the holders of the Offered Securities, to review (or cause to be reviewed) each Indenture Trustee's Home Loan File within 45 days after the conveyance of the related Home Loan to the Trust to ascertain that all required documents have been executed and received.

PRE-FUNDING ACCOUNT

         On the Closing Date, cash in the aggregate amount of approximately $___________(the "Pre-Funding Account Deposit") will be deposited in an Eligible Account (the "Pre-Funding Account"), which account will be part of the Trust and will be maintained as an Eligible Account with the Indenture Trustee, in its corporate trust department for the purchase of Subsequent Home Loans. The Pre-Funding Account Deposit will be increased or decreased by an amount equal to the aggregate of the principal balances of any home loans removed from or added to, respectively, the Home Loan Pool prior to the

Closing Date, provided that any such decrease will not exceed $__________ and any such increase will not exceed ___% of the Initial Pool Principal Balance. During the period (the "Funding Period") from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Pre-Funding Account is reduced to a de minimis amount, and (ii) ________, 199_, the amount on deposit in the Pre-Funding Account will be reduced by the amount thereof used to purchase Subsequent Home Loans in accordance with the applicable provisions of the Sale and Servicing Agreement; provided that the Funding Period will be subject to an earlier termination if insufficient funds are on deposit in the Capitalized Interest Account on any Determination Date to cover any interest shortfall for distributions to the holders of the Offered Securities on the immediately following Distribution Date. Subsequent Home Loans purchased by and added to the Trust on any Subsequent Transfer Date must satisfy the criteria set forth in the Sale and Servicing Agreement and must be approved by the Bond Insurer. See "The Home Loan Pool -- Conveyance of Subsequent Home Loans" herein.

         On the Distribution Date following the Due Period in which such Funding Period ends, the portion of the Pre-Funding Account Deposit that is remaining at the end of the Funding Period (net of reinvestment income which is required to be transferred to the Capitalized Interest Account) will be applied only to reduce the Class Principal Balances of all Classes of Bonds and the Certificate Principal Balances of the Class B Certificates, on a pro rata basis, thereby reducing the weighted average lives of such Bonds and the Class B Certificates. See "Prepayment and Yield Considerations" herein.

         Amounts on deposit in the Pre-Funding Account will be invested in Permitted Investments. The Sale and Servicing Agreement requires that no Permitted Investment shall evidence either the right to receive (a) only interest with respect to the obligations underlying such Permitted Investment or (b) both principal and interest payments derived from obligations underlying such Permitted Investment where the interest and principal payments with respect to such Permitted Investment provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations. Further, no Permitted Investment may be purchased at a price greater than par if such Permitted Investment may be prepaid or called at a price less than its purchase price prior to stated maturity. Permitted Investments are required to mature as may be necessary for the purchase of Subsequent Home Loans on any Subsequent Transfer Date no later than the Business Day prior to the related Subsequent Transfer Date, and in any case, no later than the Business Day prior to the applicable Distribution Date. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be transferred to the Capitalized Interest Account.

CAPITALIZED INTEREST ACCOUNT

         On the Closing Date, at the direction of the Seller, an amount (the "Capitalized Interest Account Deposit"), as approved by the Rating Agencies, to cover the projected interest shortfall during the Funding Period will be deposited in an Eligible Account maintained by and in the name of the Indenture Trustee (the "Capitalized Interest Account") from a portion of the sales proceeds from the Offered Securities. The amount on deposit in the Capitalized Interest Account will be specifically allocated to cover shortfalls in interest (the "Interest Shortfall") on the Offered Securities that may arise as a result of the utilization of the Pre-Funding Account for the purchase by the Trust of Subsequent Home Loans after the Closing Date and will be so applied by the Indenture Trustee for the distribution of interest to holders of the Offered Securities. On each Distribution Date that relates to a Due Period during the Funding Period, the Interest Shortfall will represent the insufficiency arising from the difference between (A) the amount of interest that accrues during such Due Period on the excess of the sum of the aggregate Class Principal Balance of the Bonds and the Certificate Principal Balance of the Class B Certificates over the aggregate Pool Principal Balance at the rate equal to sum of the weighted average of the Interest Rates on all Classes of the Bonds and the Pass Through Rate of the Class B Certificates, plus the monthly rate attributable to the Indenture Trustee Fee, the Owner Trustee Fee, the Custodian Fee and the Guaranty Insurance Premium and (B) the amount of reinvestment income that accrues during such Due Period on the funds on deposit in the Pre-Funding Account and the Capitalized Interest Account at the rate realized from the Permitted Investments in which funds are invested. The initial deposit in the Capitalized Interest Account on the Closing Date will be sufficient to cover the projected Interest Shortfall with respect to the _________, 199_ Distribution Date and the _________, 199_ Distribution Date. If the Transferor and Seller deliver Subsequent Home Loans on or prior to _______, 199_, the Indenture Trustee may release to the Seller the portion of the Capitalized Interest Account Deposit which, based on a recalculation of the Interest Shortfall, will not be needed for the _________, 199_ or _________, 199_ Distribution Dates. Additionally, if the Transferor and Seller deliver Subsequent Home Loan on or prior to __________, 199_, the Indenture Trustee may release to the Seller the portion of the Capitalized Interest Account Deposit which, based on a recalculation of the Interest Shortfall, will not be needed on the __________, 199_ Distribution Date. On or before _____________, 199_, the Seller may deposit into the Capitalized Interest Account the Interest Shortfall with respect to the ___________, 199_ Distribution Date. The Seller's failure to make the required Interest Shortfall deposit on or before ________, 199_ with respect to the ____________, 199_ Distribution Date will cause the Funding Period to end on
________, 199_. Any amounts remaining in the Capitalized Interest Account on any Determination Date, that are not required to cover the anticipated interest shortfall described above, will be distributed to the holder of the Residual Certificate, including any net reinvestment income thereon, and such amounts will not thereafter be available for distribution to the holders of the Offered Securities.

         Amounts on deposit in the Capitalized Interest Account will be invested in Permitted Investments as defined in the Sale and Servicing Agreement. All such Permitted Investments are required to mature no later than the Business Day prior to the applicable Distribution Date as specified in the Sale and Servicing Agreement. All interest and any other investment earnings on amounts on deposit in the Capitalized Interest Account will be available to cover any Interest Shortfall.

FEES AND EXPENSES OF THE TRUST

         As compensation for their services pursuant to the applicable Transfer and Servicing Agreements, the Indenture Trustee is entitled to the Indenture Trustee Fee, the Owner Trustee is entitled to the Owner Trustee Fee and the Custodian is entitled to the Custodian Fee. As compensation for its services pursuant to the Sale and Servicing Agreement, the Servicer is entitled to the Servicing Fee and additional servicing compensation and reimbursement as described under the "Servicing" subheading below. As compensation for issuing the Guaranty Policy, the Bond Insurer is entitled to the Guaranty Insurance Premium.

SERVICING

         The Servicer is entitled to a fee (the "Servicing Fee"), payable monthly on each Distribution Date, equal to ______% (___ basis points) per annum of the Pool Principal Balance (as adjusted for Liquidated Home Loans) as of the first day of the immediately preceding Due Period. The Servicer will pay the fees of each Subservicer out of the amounts it receives as the Servicing Fee. In addition to the Servicing Fee, the Servicer is entitled to retain additional servicing compensation in the form of assumption and other administrative fees, release fees, insufficient funds charges, late payment charges and any other servicing-related fees. In addition, to the extent that the Overcollateralization Amount equals or exceeds the Required Overcollateralization Amount the Servicer will be entitled to an "Excess Servicing Fee" equal to _____% per annum of the Pool Principal Balance; provided however, that with the agreement of the Bond Insurer, any successor Servicer may be entitled to such fee regardless of the Overcollateralization

Amount. In each case, the distribution of such Excess Servicing Fee will be subordinate to all prior distributions of the Amount Available, including the distributions of principal and interest due on each Class of Bonds and the Class B Certificates for a Distribution Date.

         In the event of a delinquency or a default with respect to a Home Loan neither the Servicer nor any Subservicer will have an obligation to advance scheduled monthly payments of principal and interest with respect to such Home Loan. But, the Servicer or any Subservicer will make reasonable and customary expense advances with respect to the Home Loans in accordance with their servicing obligations under the Sale and Servicing Agreement. For example, with respect to a Secured Loan such expense advances may include costs and expenses advanced for the preservation, restoration and protection of any Mortgaged Property, including advances to pay delinquent real estate taxes and assessments. Any expense advances by the Servicer or any Subservicer will be reimbursable from the Amount Available after all prior distributions as described under "-- Distributions on the Offered Securities" above or with respect to any Liquidated Home Loan from the Liquidation Proceeds received therefrom.

RESTRICTIONS ON SECURITYHOLDER RIGHTS

         So long as (i) there does not exist a continuing failure by the Bond Insurer to make a required payment under the Guaranty Policy and (ii) certain bankruptcy-related events specified in the Indenture have not occurred with respect to the Bond Insurer (any of the events described in (i) and (ii), a "Bond Insurer Default"), the Bond Insurer will have the right to exercise all rights, including voting rights, which the Bondholders are entitled to exercise pursuant to the Indenture (the "Bondholder Rights"), without any consent of such Bondholders; provided, however, that without the consent of each holder of a Class of Bonds affected thereby, the Bond Insurer shall not exercise such Bondholder Rights to amend the Indenture in any manner that would (i) reduce the amount of, or delay the timing of, collections of payments on Home Loans or distributions which are required to be made on any Bond, (ii) adversely affect in any material respect the interests of the holders of any Class of Bonds, or
(iii) alter the rights of any such Bondholder or Class of Bonds to consent to any such amendment.

         Until the Bondholders have received all distributions of interest and principal to which they are entitled and the Bond Insurer has been paid all amounts owed to it under the Insurance Agreement, the rights of the Class B Certificateholders, including voting rights, provided such holders under the Sale and Servicing Agreement and the Trust Agreement will be subordinate to the Bondholder Rights, and accordingly, the Class B Certificateholders will not be entitled to exercise such rights. Notwithstanding such subordination, at all times the Class B Certificateholders will retain their rights, and the exercise of such rights will not be subordinate to the Bondholders or Bond Insurer, with respect to an amendment of the Sale and Servicing Agreement or Trust Agreement that would (i) reduce the amount of, or delay the timing of, collections of payments on Home Loans or distributions which are required to be made on any Class B Certificate, (ii) adversely affect in any material respect the interests of the holders of any Class B Certificate, or (iii) alter the rights of any such holder of a Class B Certificate to consent to any such amendment.

THE OWNER TRUSTEE AND INDENTURE TRUSTEE

         The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Offered Securities in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer, the Owner Trustee and the Indenture Trustee acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement and the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee and the Indenture Trustee, respectively, and in each such case such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Owner Trustee or Indenture Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, respectively.

         The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor thereto. The Servicer may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as such under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or a successor Indenture Trustee, as applicable. Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor.

         The Trust Agreement will provide that the Servicer will pay the fees and expenses of the Owner Trustee and the Indenture will provide for the payment of the fees and expenses of the Indenture Trustee in connection with their duties under the Trust Agreement and Indenture, respectively. The Trust Agreement and Indenture will further provide that the Owner Trustee and Indenture Trustee will be entitled to indemnification by the Transferor and the Seller for, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee or Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Trust Agreement or Indenture, as the case may be).

DUTIES OF THE OWNER TRUSTEE AND INDENTURE TRUSTEE

         The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Class B Certificates (other than the execution and authentication thereof), the Bonds or of any Home Loans or related documents, and will not be accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Bonds, the Class B Certificates or the Home Loans, or the investment of any monies by the Servicer before such monies are deposited into the Collection Account or the Distribution Account. So long as no Event of Default has occurred and is continuing, the Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement. The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement or Sale and Servicing Agreement which failure constitutes an Event of Default unless the Owner Trustee obtains actual knowledge of such failure as will be specified in the Trust Agreement.

         The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Class B Certificateholders, unless such Class B Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. Subject to the rights or consent of the Bondholders, Bond Insurer and Indenture Trustee, no Class B Certificateholder will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless such holder previously has given to the Owner Trustee written notice of the occurrence of an Event of Default and (i) the Event of Default arises from the Servicer's failure to remit payments when due or (ii) the holders of Class B Certificates evidencing not less than 25% of the voting interests of the Class B Certificates have made written request upon the Owner Trustee to institute such proceeding in its own name as the Owner Trustee thereunder and have offered to the Owner Trustee reasonable indemnity and the Owner Trustee for 30 days has neglected or refused to institute any such proceedings.

         The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Class B Certificates, the Bonds (other than the execution and authentication thereof) or of any Home Loans or related documents, and will not be accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Bonds, the Class B Certificates or the Home Loans, or the investment of any monies by the Servicer before such monies are deposited into the Collection Account or the Distribution Account. So long as no Indenture Event of Default has occurred and is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Indenture. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture. The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement, Sale and Servicing Agreement or Administration Agreement which failure constitutes an Indenture Event of Default unless the indenture Trustee obtains actual knowledge of such failure as will be specified in the Indenture.

         The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Bondholders, unless such Bondholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. Subject to the rights or consent of the Bond Insurer, no Bondholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless such holder previously has given to the Indenture Trustee written notice of the occurrence of an Event of Default and (i) the Event of Default arises from the Servicer's failure to remit payments when due or (ii) the holders of Class A-1 Bonds, Class A-2 Bonds and Class A-3 Bonds evidencing not less than 25% of the voting interests of each such Class of Bonds, acting together as a single class, have made written request upon the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 30 days has neglected or refused to institute any such proceedings.


                              ERISA CONSIDERATIONS

THE BONDS

         The Bonds may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a Bond is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Bonds under ERISA, see "ERISA Considerations" in the Prospectus.

         The Bonds may not be purchased with the assets of a Plan if the Seller, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

THE CLASS B CERTIFICATES

         The Class B Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or which uses plan assets to acquire Class B Certificates. By its acceptance of a Class B Certificate, each holder of such Class B Certificate will be deemed to have represented and warranted that it is not subject to the foregoing limitation. In this regard, purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Bank and Trust (decided December 12, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Class B Certificates. For additional information regarding treatment of the Class B Certificates under ERISA, see "ERISA Considerations" in the Prospectus.


                                  UNDERWRITING

         Subject to the terms and conditions set forth in an Underwriting Agreement (the "Bond Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to each of the Bond Underwriters named below (collectively, the "Bond Underwriters"), and each of the Bond Underwriters has severally agreed to purchase, the principal amount of Bonds set forth opposite its name below:

                                             PRINCIPAL AMOUNT OF         PRINCIPAL AMOUNT OF       PRINCIPAL AMOUNT OF
                    UNDERWRITER                 CLASS A-1 BONDS             CLASS A-2 BONDS           CLASS A-3 BONDS
                    -----------                 ---------------             ---------------           ---------------




          TOTAL


         The Seller has been advised by the Bond Underwriters that they propose initially to offer the Bonds to the public at the prices set forth herein, and to certain dealers at such price less the initial concession not in excess of ___% of the denominations of the Bonds per Class A-1 Bond, ___% per Class A-2 Bond and ___% per Class A-3 Bond. The Bond Underwriters may allow, and such dealers may reallow, a concession not in excess of ___% per Class A-1 Bond, ___% per Class A-2 Bond and ___% per Class A-3

Bond to certain other dealers. After the initial public offering of the Bonds, the public offering price and such concessions may be changed.

         Subject to the terms and conditions set forth in an Underwriting Agreement (the "Certificate Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to each of the Certificate Underwriters named below (the "Certificate Underwriters" and, together with the Bond Underwriters, the "Underwriters"), and each of the Certificate Underwriters has severally agreed to purchase, the principal amount of Class B Certificates set forth opposite its name below:

                                 UNDERWRITERS                             PRINCIPAL AMOUNT OF CLASS B CERTIFICATES
                                 ------------                             ----------------------------------------




           TOTAL

         The Seller has been advised by the Certificate Underwriters that they propose initially to offer the Class B Certificates to the public at the price set forth herein, and to certain dealers at such price less the initial concession not in excess of ___% per Class B Certificate. The Certificate Underwriters may allow, and such dealers may reallow, a concession not in excess of ___% per Class B Certificate to certain other dealers. After the initial public offering of the Class B Certificates, the public offering price and such concessions may be changed.


                                LEGAL INVESTMENT

         The Offered Securities will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because a substantial number of the Home Loans are unsecured or are secured by liens on real estate that are not first liens. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Offered Securities.

         There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Securities constitute legal investments for such investors.

                                    RATINGS

         It is a condition to the issuance of the Bonds that each Class of Bond be rated "_____" by Standard & Poor's and "_____" by Moody's. It is a condition to the issuance of the Class B Certificates that they be rated "___" by Standard & Poor's and "___" by Moody's. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the Bonds will be based primarily on the claims-paying ability of the Bond Insurer.

         The ratings on the Offered Securities address the likelihood of the receipt by the holders of the Offered Securities of all distributions on the Home Loans to which they are entitled. The ratings on the Offered Securities also address the structural, legal and issuer-related aspects associated with the Offered

Securities, including the nature of the Home Loans. In general, the ratings on the Offered Securities address credit risk and not prepayment risk. The ratings on the Offered Securities do not represent any assessment of the likelihood that principal prepayments of the Home Loans will be made by borrowers or the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, the initial ratings assigned to the Offered Securities do not address the possibility that holders of the Offered Securities might suffer a lower than anticipated yield in the event of principal payments on the Offered Securities resulting from funds remaining in the Pre-Funding Account at the end of the Funding Period or rapid prepayments of the Home Loans, or in the event that the Trust is terminated prior to the Scheduled Final Distribution Dates of each Class of Bonds and the Class B Certificates.

         The Seller has not discussed ratings on the Offered Securities with any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered Securities, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Offered Securities by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Securities by the Rating Agencies.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Securities by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Securities.

                                    EXPERTS

         The Annual Report on Form 10-K of ________ for the year ended ____________, 199_ incorporated by reference into this Prospectus Supplement has been audited by ________________, independent accountants, as set forth in their report thereon and is incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

         In addition to the legal opinions described in the Prospectus, certain legal matters relating to the issuance of the Offered Securities will be passed upon for the Seller, the Transferor and the Servicer by Andrews & Kurth L.L.P., Dallas, Texas. In addition, Andrews & Kurth L.L.P., Dallas, Texas, will pass on certain federal income tax and other legal matters for the Trust.

                                 INDEX OF TERMS

"Account" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-39
"Additional Series" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
"Amount Available"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-40
"Assumed Pool Principal Balance"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
"Available Remittance Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-39
"Bond Insurer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-iii, S-7, S-45
"Bond Insurer Reimbursement Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-41, S-44
"Bond Underwriters" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-59
"Bond Underwriting Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-59
"Bondholder Rights" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15, S-56
"Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-i, S-37
"Business Day"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-46
"Capitalized Interest Account"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7, S-54
"Capitalized Interest Account Deposit"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7, S-54
"Cedel" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
"Certificate Principal Balance" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-43
"Certificate Underwriters"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
"Certificate Underwriting Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
"Class A-1 Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
"Class A-2 Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
"Class A-3 Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
"Class B Certificates"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-ii, S-3, S-37
"Class Principal Balance" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-43
"Code"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12, S-58
"Collection Account"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
"Commission"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-iv
"Conventional Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-ii, S-5, S-23
"Custodian Fee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
"Cut-off Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
"Defective Home Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
"Deficiency Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-46
"Deleted Home Loan" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
"Determination Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1, S-39
"Distribution Account"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-39
"Distribution Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-ii, S-1, S-37
"DTC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
"Due Period"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
"ERISA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12
"Euroclear" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
"Excess Overcollateralization Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-51
"Excess Servicing Fee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-55
"Excess Spread" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-41
"FFI" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1, S-27
"Final Scheduled Distribution Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
"Fiscal Agent"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-46
"Funding Period"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6, S-54
"Guaranteed Payment"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-46

"Guaranty Insurance Premium"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
"Guaranty Policy" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-iii, S-7, S-45
"Home Loan Pool"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-ii, S-5
"Home Loan Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-23, S-31
"Home Loan Schedule"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-52
"Home Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-ii, S-5
"Indenture" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-ii, S-2, S-37, S-47
"Indenture Trustee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-ii, S-1, S-37
"Indenture Trustee Fee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
"Insurance Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-44
"Insurance Proceeds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-43
"Interest Rates"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
"Interest Remittance Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-42
"Interest Shortfall"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-54
"Issuer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
"Liquidated Home Loan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-43
"Mortgaged Properties"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-ii, S-6
"Mortgages" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-ii, S-5
"Net Liquidation Proceeds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-43
"Net Loan Losses" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-49
"Notice"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-46
"Offered Securities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-ii, S-3, S-37
"Original Certificate Principal Balance"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-37
"Original Class Principal Balance"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-37
"Overcollateralization Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-50
"Overcollateralization Reduction Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-10, S-51
"Overcollateralization Stepdown Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-51
"Owner" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-47
"Owner Trustee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-i, S-1
"Pass Through Rate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Plan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-58
"Preference Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-47
"Prepayment"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-35
"Pre-Funding Account" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
"Pre-Funding Account Deposit" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
"Principal Remittance Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-42
"Purchase Price"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
"Qualified Substitute Home Loan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
"RAC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
"Rating Agencies" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-iii, S-12
"Record Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-37
"Registration Statement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-iv
"Released Mortgaged Property Proceeds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-43
"Remittance Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-44
"Required Overcollateralization Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-52
"Reserve Fund Requirement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8, S-49
"Residual Certificate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-ii, S-4, S-37
"Secured Loans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-ii, S-5
"Security Owners" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4

"Seller"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-i, S-1, S-21, S-27
"Servicer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1, S-27
"Servicing Fee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-10, S-55
"Subsequent Home Loans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
"Subservicer" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-10
"Tax Counsel" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
"Transfer and Servicing Agreements" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-22, S-52
"Transferor"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1, S-27
"Trust" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-i, S-1, S-37
"Trust Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-i, S-1, S-37
"Underwriters"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
"Unsecured Loans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-ii, S-5

 ***************************************************************************
 *                                                                         *
 *  Information contained herein is subject to completion or amendment.    *
 *  A registration statement relating to these securities has been filed   *
 *  with the Securities and Exchange Commission.  These securities may     *
 *  not be sold nor may offers to buy be accepted prior to the time the    *
 *  registration statement becomes effective.  This Prospectus Supplement  *
 *  and the accompanying Prospectus shall not constitute an offer to sell  *
 *  or the solicitation of an offer to buy nor shall there be any sale of  *
 *  these securities in any jurisdiction in which such offer,              *
 *  solicitation or sale would be unlawful prior to the registration or    *
 *  qualification under the securities laws of any such jurisdiction.      *
 *                                                                         *
 ***************************************************************************



                 SUBJECT TO COMPLETION, DATED AUGUST 19, 1996

PROSPECTUS
                     FIRSTPLUS HOME IMPROVEMENT LOAN TRUSTS
                               ASSET BACKED BONDS
                           ASSET BACKED CERTIFICATES

                       FIRSTPLUS INVESTMENT CORPORATION,
                                     SELLER

                           FIRSTPLUS FINANCIAL, INC.,
                            TRANSFEROR AND SERVICER

         The Asset Backed Bonds (the "Bonds") and the Asset Backed Certificates (the "Certificates" and, together with the Bonds, the "Securities") described herein may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each Series of Securities, which may include one or more classes (each, a "Class") of Bonds and/or Certificates, will be issued by a trust to be formed with respect to such Series (each, a "Trust"). Each Trust will be formed pursuant to either a Trust Agreement (each, a "Trust Agreement") to be entered into among FIRSTPLUS INVESTMENT CORPORATION, as Seller (the "Seller") and the owner trustee specified in the related Prospectus Supplement (the "Owner Trustee") or a Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement") to be entered into among the Seller, FIRSTPLUS FINANCIAL, INC., as Servicer (the "Servicer") and the trustee specified in the related Prospectus Supplement (the "Trustee"). If a Series of Securities includes Bonds, such Bonds of a Series will be issued and secured pursuant to an Indenture between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee") and will represent indebtedness of the related Trust. If a Series of Securities includes Certificates, such Certificates of a Series will represent undivided ownership interest in the related Trust. The related Prospectus Supplement will specify which Class or Classes of Bonds, if any, and which Class or Classes of Certificates, if any, of the related Series are being offered thereby.
                            (Continued on next page)
         See "ERISA Considerations" herein and in the related Prospectus Supplement for a discussion of restrictions on the acquisition of Securities by "plan fiduciaries."

         BEFORE PURCHASING ANY OFFERED SECURITIES, PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH HEREIN UNDER THE CAPTION "RISK FACTORS" AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT.

EXCEPT AS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, ANY NOTES OF A SERIES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, THE SELLER OR THE SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities offered hereby unless accompanied by a Prospectus Supplement.

              The date of this Prospectus is _____________, 199__

(Continued from prior page)

         The property of each Trust (the "Trust Property") will consist primarily of a segregated pool (a "Loan Asset Pool") of one or more of the following mortgage related assets (the "Loan Assets"): (i) pools (each, a "Mortgage Pool") of single family (one- to four-unit) residential mortgage loans, timeshare mortgage loans and loans evidenced by retail installment sales or installment loan agreements that are secured by first or junior liens on real property (the "Mortgage Loans"); and (ii) pools (each, a "Contract Pool") of loans evidenced by retail installment sales or installment loan agreements, including loans secured by new or used Manufactured Homes (as defined herein) that are not considered to be interests in real property because such Manufactured Homes are not permanently affixed to real estate ("Secured Contracts") and loans evidenced by retail installment sales or installment loan agreements which are not secured by any interest in real or personal property ("Unsecured Contracts" and, together with the Secured Contracts, the "Contracts"). To the extent specified in the related Prospectus Supplement, the Loan Assets may include Title I Mortgage Loans and Title I Contracts. If specified in the related Prospectus Supplement, the Trust Property for a Series of Securities may include the rights or other ancillary or incidental assets (together with the Loan Assets, collectively, the "Assets") that are intended
(i) to provide credit enhancement for the ultimate or timely distributions of proceeds from the Loan Assets to holders of the Securities ("Securityholders") or (ii) to assure the servicing of the Loan Assets. The Loan Assets will consist of loans for which the related proceeds were used to finance (i) property improvements, (ii) the acquisition of personal property such as home appliances or furnishings, (iii) debt consolidation, (iv) the purchase or refinancing of single family residential property, or (v) a combination of property improvements, debt consolidation and other consumer purposes, which loans are marketed by the Transferor under the name "BusterPlus(TM) Loans".

         Each Class of Securities of a Series will represent the right to receive specified payments in respect of collections of principal and interest on the related Assets, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. If a Series includes multiple Classes of Securities, the rights of one or more Classes of Securities to receive payments may be senior or subordinate to the rights of one or more of the other Classes of such Series. Distributions on Certificates of a Series may be subordinated in priority to payments due on any related Bonds of such Series to the extent described herein and in the related Prospectus Supplement. A Series may include one or more Classes of Bonds and/or Certificates which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A Series may include one or more Classes of Bonds or Certificates entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. The rate of payment in respect of principal of any Class of Bonds and distributions in respect of principal of the Certificates of any Class will depend on the priority of payment of such Class and Certificates and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Assets) on the related Assets. A rate of payment lower or higher than that anticipated may affect the weighted average life of each Class of Securities in the manner described
herein and in  the related Prospectus Supplement.   See "Risk Factors -- Effect
of Prepayments on Average Life".

         Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described herein and in the related Prospectus Supplement. See "Plan of Distribution" herein. There will have been no public market for any Series of Securities prior to the offering thereof. There can be no assurance that a secondary market will develop for the Securities of any Series or, if it does develop, that such market will continue.

                             PROSPECTUS SUPPLEMENT

         As further described herein, the Prospectus Supplement relating to each Series of Securities offered thereby (the "Offered Securities") will, among other things, set forth, as and to the extent appropriate: (i) a description of each Class of such Offered Securities, including with respect to each such Class the following (A) the applicable payment or distribution provisions, (B) the aggregate principal amount, if any, (C) the rate at which interest accrues from time to time, if at all, or the method of determining such rate, and (D) whether interest will accrue from time to time on its aggregate principal amount, if any, or on a specified notional amount, if at all; (ii) information with respect to any other Classes of Securities of the same Series; (iii) the respective dates on which payments or distributions are to be made; (iv) information as to the Assets, including the Loan Assets and Credit Enhancement, constituting the related Trust Property; (v) the circumstances, if any, under which the Securities may be subject to redemption or early termination; (vi) additional information with respect to the method of payment or distribution in respect of such Offered Securities; (vii) the initial percentage ownership interest in the related Trust to be evidenced by each Class of Certificates of such Series; (viii) information concerning the Trustee (as defined herein) of the related Trust; (ix) if the related Trust Property consists of Mortgage Loans or Contracts, information concerning the Servicer and any Master Servicer (each as defined herein) of such Mortgage Loans or Contracts; (x) information as to the nature and extent of subordination of any Class of Securities of such Series, including a Class of Offered Securities; and (xi) whether such Offered Securities will be initially issued in definitive or book-entry form.

         The actual characteristics of the Loan Assets relating to a Series will not deviate in any material respect from the parameters specified in the related Prospectus Supplement; provided, however, that if the characteristics described therein materially differ from the actual characteristics, a supplement to such Prospectus Supplement will be distributed.

                             AVAILABLE INFORMATION

         The Seller, as originator of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities to be offered from time to time pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of the Registration Statement may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a Web site on the Internet that contains reports, proxy and information statements and other information regarding the Seller. The address of such Web site is http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by the Seller pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Seller will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in any related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the Seller at 3773 Howard Hughes Parkway, Suite 300N, Las Vegas, Nevada 89109 (Telephone: (702) 892-3772), Attention: Michael Orendorf.

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----

INTRODUCTORY NOTE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

PROSPECTUS SUPPLEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . iii

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  iv

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  iv

SUMMARY OF TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Limited Liquidity and Fluctuation in Value from Market Conditions  . . . . . . . . . . . . . . . . . . . . .  10
                 General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 Lack of a Secondary Market . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 Book Entry Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 Limited Nature of Ongoing Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 Sensitivity to Fluctuations in Prevailing Interest Rates . . . . . . . . . . . . . . . . . . . . . .  11
         Limited Assets of the Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 Additions, Substitutions and Withdrawals of Assets . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Effect of Prepayments on Average Life  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Effect of Prepayments on Yield . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Limitations of Credit Enhancement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 Limitations Regarding Types of Losses Covered  . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 Disproportionate Benefits to Certain Classes and Series  . . . . . . . . . . . . . . . . . . . . . .  14
                 Limitations Regarding the Amount of Credit Enhancement . . . . . . . . . . . . . . . . . . . . . . .  14
                 Limitations on FHA Insurance for Title I Loans . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Limited Nature of Ratings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Adverse Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 Original Issue Discount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Certain Factors Affecting Delinquencies, Foreclosures and Losses on Loan Assets  . . . . . . . . . . . . . .  17
                 General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 Geographic Concentration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 Decline in Value of a Loan Asset . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 Limitations on Realizations of Junior Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 Certain Legal Considerations of the Loan Assets  . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Risks Associated with Certain Loan Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 No Hazard Insurance for Title I Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 Contracts Secured by Manufactured Homes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 Unsecured Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 Consumer Protection Laws related to Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 Reliance on Management of Timeshare Units  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Recharacterization of Sale of Loan Assets as Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Risks Relating to Indexed Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

DESCRIPTION OF THE BONDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Principal and Interest on the Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         The Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 Modification of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 Events of Default; Rights upon Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 Certain Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 Annual Compliance Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 Indenture Trustee's Annual Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 Satisfaction and Discharge of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         The Indenture Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Administration Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

DESCRIPTION OF THE CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Distributions of Principal and Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

POOL FACTORS AND TRADING INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

CERTAIN INFORMATION REGARDING THE SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Fixed Rate Securities and Floating Rate Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Indexed Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Book-Entry Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Definitive Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

THE TRUSTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

DESCRIPTION OF THE TRUST PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Additions, Substitution and Withdrawal of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Pre-Funding Arrangements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

CREDIT ENHANCEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Overcollateralization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Cross-Support  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Guaranty Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Mortgage Pool Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Special Hazard Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Reserve Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

SERVICING OF THE LOAN ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Enforcement of Due-on-Sale Clauses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Realization Upon Defaulted Loan Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Waivers and Deferments of Certain Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Subservicers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Removal and Resignation of Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Servicing Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Administration and Servicing Compensation and Payment of Expenses  . . . . . . . . . . . . . . . . . . . . .  50

THE SELLER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

THE SERVICER AND THE TRANSFEROR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Sale and Assignment of Loan Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Conveyance of Subsequent Loan Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Repurchase or Substitution of Loan Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Evidence as to Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         List of Securityholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Administration of the Distribution Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Reports to Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Rights Upon Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

CERTAIN LEGAL ASPECTS OF THE LOAN ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         General Legal Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                 Mortgages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                 Cooperative Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Foreclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                 Mortgages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                 Cooperative Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                 Junior Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
                 Right of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
                 Anti-Deficiency Legislation and Other Limitations on Lenders . . . . . . . . . . . . . . . . . . . .  66
                 Enforceability of Certain Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
                 Adjustable Rate Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
                 Environmental Legislation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         Truth in Lending Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         Applicability of Usury Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         Soldiers' and Sailors' Civil Relief Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         The Title I Program  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
                 General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
                 Requirements for Title I Property Improvement Loans and Contracts  . . . . . . . . . . . . . . . . .  75
                 Requirements for Title I Manufactured Home Contracts . . . . . . . . . . . . . . . . . . . . . . . .  77

                 Title I Underwriting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
                 Claims Procedures Under Title I  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
                 No Rights of Securityholders Against FHA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80

CERTAIN FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81

TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         Tax Characterization of the Trust as a Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         Tax Consequences to Holders of the Bonds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
                 Treatment of the Bonds as Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
                 OID, Indexed Securities, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
                 Interest Income on the Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
                 Sale or Other Disposition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
                 Foreign Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
                 Backup Withholding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
                 Possible Alternative Treatments of the Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         Tax Consequences to Holders of the Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
                 Treatment of the Trust as a Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
                 Indexed Securities, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
                 Partnership Taxation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
                 Discount and Premium . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
                 Section 708 Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
                 Disposition of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
                 Allocations Between Transferors and Transferees  . . . . . . . . . . . . . . . . . . . . . . . . . .  86
                 Section 754 Election . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
                 Administrative Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
                 Tax Consequences to Foreign Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
                 Backup Withholding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88

TRUSTS TREATED AS GRANTOR TRUSTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         Tax Characterization of the Trust as a Grantor Trust   . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
                 Characterization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
                 Premium  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         Stripped Bonds and Stripped Coupons  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
                 Original Issue Discount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
                 Market Discount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
                 Premium  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
                 Election to Treat All Interest as OID  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
                 Sale or Exchange of a Grantor Trust Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . .  92
                 Non-U.S.  Persons  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
                 Information Reporting and Backup Withholding . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93

ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93

LEGAL INVESTMENT MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95

USE OF PROCEEDS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95

LEGAL OPINIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96

INDEX OF TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97

                                SUMMARY OF TERMS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any Series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used herein are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms".

ISSUER  . . . . . . . . . . . .      With respect to each Series of Securities,
                                     the Trust to be formed pursuant to either a Trust Agreement (as amended and supplemented from time to time, a "Trust
                                     Agreement") among the Seller and the
                                     applicable Owner Trustee for such Trust
                                     (the "Trust" or the "Issuer") or a Pooling and Servicing Agreement (as amended and supplemented from time to time, the "Pooling and Servicing Agreement") among the Seller, the Servicer and the Trustee for such Trust.

SELLER  . . . . . . . . . . . .      FIRSTPLUS INVESTMENT CORPORATION (the
                                     "Seller").

TRANSFEROR AND SERVICER . . . .      FIRSTPLUS FINANCIAL, INC.("FFI" or the
                                     "Transferor" or the "Servicer").

TRUSTEE . . . . . . . . . . . .      With respect to each Series of Securities
                                     that is issued by a grantor trust, the
                                     Trustee specified in the related
                                     Prospectus Supplement.

OWNER TRUSTEE . . . . . . . . .      With respect to each Series of Securities
                                     that is issued by an owner trust, the
                                     Owner Trustee specified in the related
                                     Prospectus Supplement.

INDENTURE TRUSTEE   . . . . . .      With respect to any applicable Series of
                                     Securities that includes one or more
                                     Classes of Bonds, the Indenture Trustee specified in the related Prospectus
                                     Supplement.

ADMINISTRATOR   . . . . . . . .      The entity or entities named as
                                     Administrator, if any, in the related
                                     Prospectus Supplement (the
                                     "Administrator"), will act as
                                     administrator with respect to one or more aspects related to any Loan Assets included as Trust Property. The
                                     Administrator may be an affiliate of the Seller and/or the Servicer.

MASTER SERVICER . . . . . . . .      If the related Trust Property consists of
                                     Mortgage Loans or Contracts, the entity or entities, if any, named as the master servicer in the related Prospectus
                                     Supplement (the "Master Servicer"), that will act as master servicer with respect to such Mortgage Loans or Contracts. The
                                     Master Servicer may be an affiliate of the Seller and/or Servicer.

THE BONDS   . . . . . . . . . .      A Series of Securities may include one or
                                     more Classes of Bonds, which will be
                                     issued pursuant to an Indenture between
                                     the Trust and the Indenture Trustee (as
                                     amended and supplemented from time to
                                     time, an "Indenture").  The related
                                     Prospectus Supplement will specify which
                                     Class or Classes, if any, of Bonds of the related Series are being offered thereby.

                                     To the extent specified in the related
                                     Prospectus Supplement, Bonds will be
                                     available for purchase in denominations of $1,000 and integral multiples thereof and will be available in book-entry form only. Bondholders will be able to receive Definitive Bonds only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities -- Definitive Securities".

                                     To the extent specified in the related
                                     Prospectus Supplement, each Class of Bonds will have a stated principal amount and will bear interest at a specified rate or rates (with respect to each Class of Bonds, the "Interest Rate"). Each Class of Bonds may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each Class of Bonds, or the method for determining the Interest Rate.

                                     With respect to a Series that includes two or more Classes of Bonds, each Class may differ as to the timing and priority of payments, seniority, allocations of losses, Interest Rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such Class or Classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Trust Property.

                                     In addition, a Series may include one or more Classes of Bonds entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments.

                                     To the extent specified in the related
                                     Prospectus Supplement, the Seller, the
                                     Servicer or a successor thereto may have an option to purchase the Trust Property in the manner and on the respective terms and conditions as set forth in the related Prospectus Supplement.

THE CERTIFICATES  . . . . . . .      A Series may include one or more Classes
                                     of Certificates and may or may not include any Bonds. The related Prospectus
                                     Supplement will specify which Class or
                                     Classes, if any, of the Certificates are being offered thereby.

                                     To the extent specified in the related
                                     Prospectus Supplement, Certificates will be available for purchase in a minimum denomination of $1,000 and in integral multiples thereof and will be available in book-entry form only. Certificateholders will be able to receive Definitive Certificates only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities--Definitive Securities".

                                     To the extent specified in the related
                                     Prospectus Supplement, each Class of
                                     Certificates will have a stated
                                     Certificate Balance specified in the
                                     related Prospectus Supplement (the
                                     "Certificate Balance") and will accrue
                                     interest on such Certificate Balance at a specified rate (with respect to each Class of Certificates, the "Pass Through Rate"). Each Class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each Class of Certificates or the method for determining the Pass Through Rate.

                                     With respect to a Series that includes two or more Classes of Certificates, each Class may differ as to timing and priority of distributions, seniority, allocations of losses, Pass Through Rate or amount of distributions in respect of principal or interest, or distributions in respect of principal or interest in respect of any such Class or Classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Trust Property.

                                     In addition, a Series may include one or more Classes of Certificates entitled to
                                     (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal.

                                     If a Series of securities includes Classes of Bonds, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Bonds to the extent specified in the related Prospectus Supplement.

                                     To the extent specified in the related
                                     Prospectus Supplement, the Seller, the
                                     Servicer or a successor thereto may have an option to purchase the Trust Property in the manner and on the respective terms and conditions as set forth in the related Prospectus Supplement.

THE TRUST PROPERTY  . . . . . .      As specified in the related Prospectus
                                     Supplement, the property of each Trust
                                     (the "Trust Property") will include Loan
                                     Assets consisting of one or more of the
                                     following:

                                     (i)    a pool  (a "Mortgage Pool") of
                                            single family (one- to four-unit)
                                            residential mortgage loans,
                                            including mortgage loans that are
                                            secured by first or junior liens on
                                            the related mortgaged properties,
                                            timeshare mortgage loans and loans
                                            evidenced by retail installment
                                            sales or installment loan
                                            agreements that are secured by
                                            first or junior liens on real
                                            property ("Mortgage Loans"); and

                                     (ii)   a pool  (a "Contract Pool") of
                                            loans evidenced by retail
                                            installment sales or installment
                                            loan agreements, including loans
                                            secured by new or used Manufactured
                                            Homes (as defined herein) that are
                                            not considered to be interests in
                                            real property because such
                                            Manufactured Homes are not
                                            permanently affixed to real estate
                                            ("Secured Contracts") and loans
                                            evidenced by retail installment
                                            sales or installment loan
                                            agreements which are not secured by
                                            any interest in real or personal
                                            property ("Unsecured Contracts"
                                            and, together with the Secured
                                            Contracts, the "Contracts").

                                     The Trust Property may also include, or
                                     the related Securities may also have the benefits of, certain rights and other ancillary or incidental assets (together with the Loan Assets, collectively, the "Assets"), that are intended (i) to enhance the likelihood of ultimate or timely distributions of proceeds from the Loan Assets to Securityholders, including letters of credit, insurance policies, guaranties, reserve funds or other types of credit enhancement or any combination thereof (the "Credit Enhancement"), or
                                     (ii) to assure the servicing of the Loan
                                     Assets, including interest rate exchange agreements, reinvestment income and cash accounts. The Loan Assets will consist of loans for which the related proceeds were used to finance (i) property improvements,
                                     (ii) the acquisition of personal property such as home appliances or furnishings, (iii) debt consolidation,
                                     (iv) the purchase or refinancing of single family residential property, or (v) a combination of property improvements, debt consolidation and other consumer purposes, which loans are marketed by the Transferor under the name "BusterPlus(TM) Loans".

                                     The Securities of any Series will be
                                     entitled to payment only from the Trust
                                     Property and any other Assets pledged or otherwise available for the benefit of the holders of such Securities as specified in the related Prospectus Supplement.

                                     The property of each Trust may also
                                     include amounts on deposit in certain
                                     trust accounts, including the related
                                     Collection Account, Distribution Account and any Yield Maintenance Account, Reserve Fund or other account identified in the applicable Prospectus Supplement.

A.  Mortgage Loans  . . . . . .      As specified in the related Prospectus
                                     Supplement for a Series, "Mortgage Loans" may include: (i) loans secured by first liens on one-to-four family residential properties; (ii) loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings; (iii) loans secured by junior (i.e., second, third, etc.) liens on the related mortgaged properties (which may be evidenced by retail installment sales contracts and installment loan agreements); (iv) loans secured by timeshare estates representing an ownership interest in common with other owners in one or more vacation units entitling the owner thereof to the exclusive use of unit and access to the accompanying recreational facilities for the week or weeks owned; and (v) loans evidenced by retail installment sales and installment loan agreements that are secured by first or junior liens on real property. See "Description of the Trust
                                     Property -- Mortgage Loans". Certain of the junior lien Mortgage Loans may be conventional (i.e., not insured or guaranteed by a governmental agency) mortgage loans ("Conventional Mortgage
                                     Loans"), while other junior lien Mortgage
                                     Loans that are property improvement loans may be partially insured by the Federal
                                     Housing Administration under the Title I
                                     Program ("Title I Mortgage Loans"). The related Prospectus Supplement for a Series will describe any Mortgage Loans included in the related

                                     Trust and will specify certain information regarding the payment terms of such Mortgage Loans. See "Description of the Trust Property -- Mortgage Loans."

B.   Contracts  . . . . . . . .      As specified in the related Prospectus
                                     Supplement for a Series, "Contracts" may include: (i) loans evidenced by retail installments sales or loan agreements, including loans secured by new or used
                                     Manufactured Homes (as defined herein)
                                     that are not considered to be interests in real property because such Manufactured
                                     Homes are not permanently affixed to real estate ("Secured Contracts") and (ii) loans evidenced by retail installment sales or installment loan agreements which are not secured by any interest in real or personal property ("Unsecured Contracts").
                                     See "Description of the Trust Property --
                                     Contracts".  Certain Contracts may be
                                     conventional (i.e., not insured or
                                     guaranteed by a governmental agency)
                                     contracts (the "Conventional Contracts"), while other Contracts may be partially insured by the FHA under the Title I
                                     Program (the "Title I Contracts").  The
                                     related Prospectus Supplement for a Series will further describe the type of Contracts, if any, included in the related
                                     Trust.  See "Description of the Trust
                                     Property -- Contracts."

C.  Pre-Funding Arrangements  .      To the extent provided in the related
                                     Prospectus Supplement for a Series, the
                                     related Sale and Servicing Agreement or
                                     Pooling and Servicing Agreement will
                                     provide for a commitment by the related
                                     Trust to subsequently purchase additional
                                     Loan Assets ("Subsequent Loan Assets")
                                     from the Seller following the date on
                                     which the related Securities are issued (a
                                     "Pre-Funding Arrangement").  See
                                     "Description of the Trust Property --
                                     Pre-Funding Arrangements".


TRANSFER OF LOAN ASSETS . . . .      On or before the date of initial issuance
                                     of a Series of Securities (the related
                                     "Closing Date"), the Seller will sell or transfer Loan Assets having an aggregate principal balance specified in the related
                                     Prospectus Supplement as of the dates
                                     specified therein (the "Cut-off Date") to a Trust pursuant to, if the Trust is to be treated as an owner trust, the related
                                     Sale and Servicing Agreement among the
                                     Seller, the Servicer and the Trust (as
                                     amended and supplemented from time to
                                     time, the "Sale and Servicing Agreement") or, if the Trust is to be treated as a grantor trust for federal income tax purposes, the related Pooling and
                                     Servicing Agreement among the Seller, the Servicer and the Trustee (as amended from time to time, the "Pooling and Servicing
                                     Agreement")

                                     The Loan Assets will have been (i)
                                     originated by the Transferor in accordance
                                     with the Transferor's underwriting
                                     criteria or (ii) originated by the
                                     Transferor's correspondents in accordance
                                     with the Transferor's underwriting
                                     criteria and subsequently purchased by the
                                     Transferor.   The Loan Assets to be sold
                                     by the Transferor to the Seller and resold by the Seller to a Trust will be selected based on the underwriting criteria specified in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and described herein and in the related Prospectus Supplement.

CREDIT  ENHANCEMENT   . . . . .      If and to the extent specified in the
                                     related Prospectus Supplement, credit
                                     enhancement with respect to a Trust or any Class or Classes of Securities may include any one or more of the following:
                                     subordination of one or more other Classes of Securities, a Reserve Fund, a Yield
                                     Maintenance Account,
                                     overcollateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, cash deposits or other agreements or arrangements with respect to third party payments or other support. Any form of credit enhancement may have certain limitations and exclusions from coverage thereunder and, if so, such limitations and exclusions from coverage will be described in the related Prospectus
                                     Supplement.  See "Risk Factors --
                                     Limitations of Credit Enhancement" and
                                     "Credit Enhancement".

TRANSFER AND SERVICING
AGREEMENTS  . . . . . . . . . .      With respect to each Trust that will be
                                     treated as an owner trust, the Seller will sell the related Assets to such Trust pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement. The rights and benefits of any Trust under a Sale and Servicing Agreement will be assigned to the Indenture Trustee as collateral for the Bonds of the related
                                     Series. The Servicer will agree with such Trust to be responsible for servicing, managing, maintaining custody of and making collections on the Assets. If and to the extent set forth in the related
                                     Prospectus Supplement, FFI will undertake certain administrative duties under an
                                     Administration Agreement with respect to any Trust that has issued Bonds.

CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES   . . . . . . . .      Unless the Prospectus Supplement specifies
                                     that the related Trust will be treated as a grantor trust and, except as otherwise provided in such Prospectus Supplement, upon the issuance of the related Series of Securities, Tax Counsel to such Trust will deliver an opinion to the effect that for federal income tax purposes (a) any Bonds of such Series will be characterized as debt and (b) such Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. In respect of any such Series, each Bondholder, if any, by the acceptance of a Bond of such Series, will agree to treat such Bond as indebtedness, and each Certificateholder, by the acceptance of a Certificate of such Series, will agree to treat such Trust as a partnership in which such
                                     Certificateholder is a partner for federal income tax purposes. Alternative characterizations of such Trust and such Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders.

                                     If the Prospectus Supplement specifies
                                     that the related Trust will be treated as a grantor trust and except as otherwise provided in such Prospectus Supplement, upon the issuance of the related Series of Certificates, Tax Counsel to such Trust will deliver an opinion to the effect that such Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax.

                                     See "Certain Federal Income Tax
                                     Consequences"for additional information
                                     concerning the application of federal tax laws to the Securities.

ERISA CONSIDERATIONS  . . . . .      A fiduciary of any employee benefit plan
                                     subject to the Employee Retirement Income
                                     Security Act of 1974, as amended
                                     ("ERISA"), or the Code should carefully
                                     review with its own legal advisors whether the purchase or holding of Securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See "ERISA
                                     Considerations." To the extent described in the Prospectus Supplement for a Series, certain Classes of Securities of such Series may not be transferred unless the applicable Trustee and the Seller are furnished with a letter of representation or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of

                                     ERISA and the Code and will not subject
                                     the applicable Trustee, the Seller, the
                                     Servicer, the Master Servicer, if any, or the Administrator, if any, to additional obligations. If specified in the related Prospectus Supplement, the United States Department of Labor may have issued to the Underwriter an administrative exemption for certain Classes of Securities. See "Certain Information Regarding the Securities -- General" and "ERISA Considerations."

LEGAL INVESTMENT MATTERS  . . .      The Securities of each Series will not
                                     constitute "mortgage related securities" under the Secondary Mortgage Market
                                     Enhancement Act of 1984 ("SMMEA") because, to the extent specified in the related
                                     Prospectus Supplement, a substantial
                                     number of the Mortgage Loans will be
                                     secured by liens on real estate that are not first liens, as required by SMMEA.
                                     Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Securities of any Series.
                                     Investors should consult their own legal advisors in determining whether and to what extent the Securities of any particular Series constitute legal investments for such investors.

USE OF PROCEEDS . . . . . . . .      Substantially all of the net proceeds from
                                     the sale of a Series will be applied to
                                     the simultaneous purchase of the Loan
                                     Assets included in the related Trust or to reimburse the amounts previously used to effect such purchase, the costs of carrying the Loan Assets until sale of such Series and to pay other expenses connected with pooling the Loan Assets and issuing such Series. See "Use of Proceeds."

RATING  . . . . . . . . . . . .      It is a condition to the issuance of each
                                     Class of a Series specified as being
                                     offered by the related Prospectus
                                     Supplement that the Securities of such
                                     Class be rated in one of the four highest rating categories established for such
                                     Securities by a nationally recognized
                                     statistical rating agency (a "Rating
                                     Agency").

                                  RISK FACTORS

         In considering an investment in the Offered Securities of any Series, investors should consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement.

LIMITED LIQUIDITY AND FLUCTUATION IN VALUE FROM MARKET CONDITIONS

         GENERAL. The Offered Securities of any Series may have limited or no liquidity. Accordingly, an investor may be forced to bear the risk of its investment in any Offered Securities for an indefinite period of time. Furthermore, except to the extent described herein and in the related Prospectus Supplement, Securityholders will have no redemption rights, and the Offered Securities of each Series are subject to early retirement only under certain specified circumstances described in the related Prospectus Supplement.

         LACK OF A SECONDARY MARKET. There can be no assurance that a secondary market for the Offered Securities of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or that it will continue for as long as such Offered Securities remain outstanding. The Prospectus Supplement for any Series of Offered Securities may indicate that an underwriter specified therein intends to establish a secondary market in such Offered Securities; however, no underwriter will be obligated to do so. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans. To the extent provided in the related Prospectus Supplement, the Securities may be listed on any securities exchange.

         BOOK ENTRY REGISTRATION. To the extent specified in the related Prospectus Supplement, persons acquiring beneficial ownership interests in the Securities of any Series or Class will hold their Securities through DTC, in the United States, or Cedel or Euroclear in Europe. Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Securities are Book- Entry Securities, such Securities will be evidenced by one or more certificates registered in the name of Cede & Co., as the nominee of DTC, or Citibank N.A. or Morgan Guaranty Trust Company of New York, the relevant depositaries of Cedel and Euroclear, respectively, and each a participating member of DTC. No Securityholder will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Securities are issued under the limited circumstances described herein. See "Certain Information Regarding the Securities -- Book-Entry Registration". Unless and until Definitive Securities for such Series are issued, holders of such Securities will not be recognized by the Trustee or any applicable Indenture Trustee as "Certificateholders", "Bondholders" or "Securityholders", as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or related Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC (if in the United States) and its participating organizations, or Cedel and Euroclear (in Europe) and their respective participating organizations. See "Certain Information Regarding the Securities -- Book-Entry Registration".

         Since transactions in the Securities can be effected only through DTC, Cedel, Euroclear, participating organizations, indirect participants and certain banks, the ability of the beneficial owner thereof to pledge such Securities to persons or entities that do not participate in the DTC, Cedel or Euroclear system, or otherwise to take actions in respect of such Securities, may be limited due to lack of a physical certificate representing such Securities.





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         Beneficial owners of Securities may experience some delay in their receipt of distributions of interest of and principal since such distributions will be forwarded by the Trustee or Indenture Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of the beneficial owners thereof either directly or indirectly through indirect participants.

         LIMITED NATURE OF ONGOING INFORMATION. The primary source of ongoing information regarding the Offered Securities of any Series, including information regarding the status of the related Loan Assets and any Credit Enhancement for such Offered Securities, will be the periodic reports to Securityholders to be delivered pursuant to the related Indenture or Pooling and Servicing Agreement as described herein under the heading "Description of the Transfer and Servicing Agreements -- Reports to Securityholders". There can be no assurance that any additional ongoing information regarding the Offered Securities of any Series will be available through any other source. The limited nature of such information in respect of a Series of Offered Securities may adversely affect the liquidity thereof, even if a secondary market for such Offered Securities does develop.

         SENSITIVITY TO FLUCTUATIONS IN PREVAILING INTEREST RATES. Insofar as a secondary market does develop with respect to any Series of Offered Securities or Class thereof, the market value of such Offered Securities will be affected by several factors, including the perceived liquidity thereof, the anticipated cash flow thereon (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying Loan Assets) and prevailing interest rates. The price payable at any given time in respect of certain Classes of Offered Securities (in particular, a Class with a relatively long average life, or a Class of Interest Only Securities or Principal Only Securities) may be extremely sensitive to small fluctuations in prevailing interest rates; and the relative change in price for an Offered Security in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for such Offered Security in response to an equal but opposite movement in such rates. Accordingly, the sale of Offered Securities by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. The Seller is not aware of any source through which price information about the Offered Securities will be generally available on an ongoing basis.

LIMITED ASSETS OF THE TRUST

         The Offered Securities and Loan Assets for a Series will be guaranteed or insured, if at all, to the extent specified in the related Prospectus Supplement; otherwise neither the Offered Securities of any Series nor the Loan Assets in the related Trust will be guaranteed or insured by the Seller, the Servicer or any of their respective affiliates, by any governmental agency or instrumentality or by any other person, and no Offered Security of any Series will represent a claim against or security interest in the Trust for any other Series. Accordingly, if the related Trust has insufficient assets to make payments on a Series of Offered Securities, no other assets will be available for payment of the deficiency, and the holders of one or more Classes of such Offered Securities will be required to bear the consequent loss. To the extent provided in the related Prospectus Supplement for a Series that consists of one or more Classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Loan Assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more Classes of the Subordinate Securities, and, thereafter, by the remaining Classes of Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement.
Because distributions of principal on the Securities of a Series may, if provided in the related Prospectus Supplement, be applied to outstanding Classes of such Series in the priority specified in the related Prospectus Supplement, a deficiency that arises after Securities of a Class of any such Series having higher





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
priority in payment have been fully or partially repaid will have a disproportionately greater effect on the Securities of Classes of such Series having lower priority in payment. The disproportionate effect of any such deficiency is further increased in the case of Classes of Compound Interest Securities of any Series because, prior to the retirement of all Classes of such Series having higher priority in payment than such Compound Interest Securities, interest is not payable, to the extent provided in the related Prospectus Supplement, but is accrued and added to the principal of such Compound Interest Securities.

         ADDITIONS, SUBSTITUTIONS AND WITHDRAWALS OF ASSETS. To the extent provided in the related Prospectus Supplement for a Series, the Seller may, subsequent to the issuance of such a Series, deliver additional Assets or withdraw Assets previously included in the Trust for such Series, substituting assets therefore or depositing additional Assets or withdrawing Assets previously deposited in a Reserve Fund for such Series. The effect of delivery or substitution of other Assets may be to alter the characteristics and composition of the Assets underlying such Series, either of which may alter the timing and amount of payments or distributions on, or the date of the final payment or distribution in respect of, the Securities of such Series. See "Description of the Trust Property -- Additions, Substitution and Withdrawal of Assets". Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of the Trust Property for a Series, including the Distribution Account and any accounts maintained as Credit Enhancement, may be withdrawn under certain conditions, if and to the extent described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related Series of Securities.

EFFECT OF PREPAYMENTS ON AVERAGE LIFE

         As a result of prepayments on the Loan Assets, the amount and timing of payments or distributions of principal and/or interest on the Offered Securities of the related Series may be highly unpredictable. Prepayments on the Loan Assets in any Trust will result in a faster rate of principal payments on one or more Classes of the related Series of Securities than if payments on such Loan Assets were made as scheduled. Thus, the prepayment experience on the Loan Assets in a Trust may affect the average life of one or more Classes of Securities of the related Series, including a Class of Offered Securities. The rate of principal payments on pools of mortgage loans and installment loan contracts varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the interest rates borne by the Loan Assets included in a Trust, then, subject to the particular terms of the Loan Assets (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith) and the ability of borrowers to obtain new financing, principal prepayments on such Loan Assets are likely to be higher than if prevailing interest rates remain at or above the rates borne by those Loan Assets. Conversely, if prevailing interest rates rise significantly above the interest rates borne by the Loan Assets included in a Trust, then principal prepayments on such Loan Assets are likely to be lower than if prevailing interest rates remain at or below the interest rates borne by those Loan Assets. In addition to fluctuations in prevailing interest rates, the rate of prepayments on the Loan Assets may be influenced by changes and developments in the types and structures of loan products being offered to consumers within the mortgage banking and consumer finance industry and by technological developments and innovations to the loan underwriting and origination process.

         Accordingly, there can be no assurance as to the actual rate of prepayment on the Loan Assets in any Trust or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Loan Assets in any





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
Trust, the retirement of any Class of Securities of the related Series could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

         In comparison to first lien single family mortgage loans, the Seller is not aware of any reliable publicly available statistical information regarding the rates of prepayment of loans such as the Loan Assets that is based upon the historical loan performance of this segment of the mortgage banking and consumer finance industry. In fact, this segment of the mortgage banking and consumer finance industry has undergone significant growth and expansion, including an increase in new loan originations, as a result of certain social and economic factors, including recent tax law changes that limit the deductibility of consumer interest to indebtedness secured by an individual's principal residence and changes and developments in the types and structures of loan products being offered to consumers. Therefore, no assurance can be given as to the level of prepayments that the Loan Assets will experience. In fact, a number of factors suggest that the prepayment experience of the Loan Assets may be significantly different from that of any first lien Mortgage Loans with equivalent interest rates and maturities.

         Additional prepayment, yield and weighted average life considerations with respect to a Series of Securities will be set forth in the related Prospectus Supplement.

         The extent to which prepayments on the Loan Assets included in any Trust ultimately affect the average life of any Class of Securities of the related Series will depend on the terms and provisions of such Securities. A Class of Securities, including a Class of Offered Securities, may provide that on any Distribution Date the holders of such Securities are entitled to a pro rata share of the prepayments on the Loan Assets included in the related Trust that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A Class of Securities that entitles the holders thereof to a disproportionately large share of the prepayments on the Loan Assets included in the related Trust increases the likelihood of early retirement of such Class ("Call Risk") if the rate of prepayment is relatively fast; while a Class of Securities that entitles the holders thereof to a disproportionately small share of the prepayments on the Loan Assets included in the related Trust increases the likelihood of an extended average life of such Class ("Extension Risk") if the rate of prepayment is relatively slow. To the extent described in the related Prospectus Supplement, the respective entitlement of the various Classes of Securityholders of such Series to receive payments (and, in particular, prepayments) of principal of the Loan Assets included in the related Trust may vary based on the occurrence of certain events (e.g., the retirement of one or more Classes of Securities of such Series) or whether certain contingencies do or do not occur (e.g., prepayment and default rates with respect to such Loan Assets).

         A Series of Securities may include one or more Classes of scheduled amortization Securities (each, a "Scheduled Amortization Security"), which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely from any Class of Securities, a Class of Scheduled Amortization Securities will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Loan Assets included in the related Trust remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Securities. Prepayment risk with respect to a given pool of Loan Assets does not disappear, however, and the stability afforded to Scheduled Amortization Securities comes at the expense of one or more companion Classes of the same Series (each, a "Companion Class"), any of which Companion Classes may also be a Class of Offered Securities. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class may entitle the holders thereof to a disproportionately large share of prepayments on the

Loan Assets included in the related Trust when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the Loan Assets included in the related Trust when the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the Call Risk and/or Extension Risk that would otherwise belong to the related Scheduled Amortization Securities if all payments of principal of the Loan Assets included in the related Trust were allocated on a pro rata basis.

EFFECT OF PREPAYMENTS ON YIELD

         A Series of Securities may include one or more Classes of Offered Securities offered at a premium or discount. Yields on such Classes of Securities will be sensitive, and in some cases extremely sensitive, to prepayments on the Loan Assets included in the related Trust and, where the amount of interest payable with respect to a Class is disproportionately large, as compared to the amount of principal, as with a Class of Interest Only Securities, a holder might fail to recover its original investment under some prepayment scenarios. The extent to which the yield to maturity of any Class of Offered Securities may vary from the anticipated yield will depend upon the degree to which such Offered Securities are purchased at a discount or premium and the amount and timing of distributions thereon. An investor should consider, in the case of any Offered Security purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

LIMITATIONS OF CREDIT ENHANCEMENT

         LIMITATIONS REGARDING TYPES OF LOSSES COVERED. The related Prospectus Supplement for a Series of Securities will describe any Credit Enhancement provided with respect thereto. Use of Credit Enhancement will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Enhancement may not cover all potential losses or delays; for example, Credit Enhancement may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any such losses or delays not covered by Credit Enhancement may, at least in part, be allocated to, or affect distributions to, one or more Classes of Offered Securities.

         DISPROPORTIONATE BENEFITS TO CERTAIN CLASSES AND SERIES. A Series of Securities may include one or more Classes of Subordinate Securities (which may include Offered Securities), if provided in the related Prospectus Supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of the related senior Securities, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more Classes of Offered Securities of a Series are made in a specified order of priority, any related Credit Enhancement may be exhausted before the principal of the later paid Classes of Offered Securities of such Series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Loan Assets may fall primarily upon those Classes of Offered Securities having a later right of payments. Moreover, if a form of Credit Enhancement covers the Offered Securities of more than one Series and losses on the related Loan Assets exceed the amount of such Credit Enhancement, it is possible that the holders of Offered Securities of one (or more) such Series will be disproportionately benefited by such Credit Enhancement to the detriment of the holders of Offered Securities of one (or more) other such Series.

         LIMITATIONS REGARDING THE AMOUNT OF CREDIT ENHANCEMENT. The amount of any applicable Credit Enhancement supporting one or more Classes of Offered Securities, including the subordination of one or more other Classes of Securities, will be determined on the basis of criteria established by each Rating

Agency rating such Classes of Securities based on an assumed level of defaults, delinquencies and losses on the Loan Assets and certain other factors. There can be no assurance that the default, delinquency and loss experience on such Loan Assets will not exceed such assumed levels. See "Credit Enhancement". If the defaults, delinquencies and losses on such Loan Assets do exceed such assumed levels, the holders of one or more Classes of Offered Securities will be required to bear such additional defaults, delinquencies and losses. Regardless of the form of Credit Enhancement provided with respect to a Series, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula.

         LIMITATIONS ON FHA INSURANCE FOR TITLE I LOANS. The related Prospectus Supplement will specify the number and percentage of the Title I Mortgage Loans and/or Title I Contracts, if any, included in the related Trust that are partially insured by the FHA pursuant to Title I Program. Since the FHA Insurance Amount for the Title I Mortgage Loans and Title I Contracts is limited as described herein and in the related Prospectus Supplement, and since the adequacy of such FHA Insurance Amount is dependent upon future events, including reductions for the payment of FHA claims, no assurance can be given that the FHA Insurance Amount is or will be adequate to cover 90% of all potential losses on the Title I Mortgage Loans and Title I Contracts included in the related Trust. If the FHA Insurance Amount for the Title I Mortgage Loans and Title I Contracts is reduced to zero, such loans and contracts will be effectively uninsured from and after the date of such reduction. Under the Title I Program, until a claim for insurance reimbursement is submitted to the FHA, the FHA does not review or approve for qualification for insurance the individual Title I Mortgage Loan or Title I Contract insured thereunder (as is typically the case with other federal loan insurance programs). Consequently, the FHA has not acknowledged that any of the Title I Mortgage Loans and Title I Contracts are eligible for FHA insurance, nor has the FHA reviewed or approved the underwriting and qualification by the originating lenders of any individual Title I Mortgage Loans and Title I Contracts. See "Certain Legal Aspects of the Loan Assets -- The Title I Program".

         The availability of FHA Insurance reimbursement following a default on a Title I Mortgage Loan or Title I Contract is subject to a number of conditions, including strict compliance by the originating lender of such loan, the Seller, the FHA Claims Administrator, the Servicer and any subservicer with the FHA Regulations in originating and servicing such Title I Mortgage Loan or Title I Contract, and limits on the aggregate insurance coverage available in the Seller's FHA Reserve. For example, the FHA Regulations provide that, prior to originating a Title I Mortgage Loan or Title I Contract, a Title I lender must exercise prudence and diligence in determining whether the borrower and any co-maker or co-signer is solvent and an acceptable credit risk with a reasonable ability to make payments on the loan. Although the related Transferor will represent and warrant that the Title I Mortgage Loans and Title I Contracts have been originated and serviced in compliance with all FHA Regulations, these regulations are susceptible to substantial interpretation. Failure to comply with all FHA Regulations may result in a denial of FHA Claims, and there can be no assurance that the FHA's enforcement of the FHA Regulations will not become stricter in the future. See "Certain Legal Aspects of the Loan Assets -- The Title I Program -- General".

         Because the Trust is not eligible to hold an FHA contract of insurance under the Title I Program, the FHA will not recognize the Trust or the Securityholders as the owners of the Title I Mortgage Loans or Title I Contracts, or any portion thereof, entitled to submit FHA Claims. Accordingly, neither the Trust nor the Securityholders will have a direct right to receive insurance payments from the FHA. The Seller will contract with the Servicer (or another person specified in the Prospectus Supplement) to serve as the Administrator for FHA Claims (the "FHA Claims Administrator") pursuant to an FHA claims





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
administration agreement (the "FHA Claims Administration Agreement"), which will provide for the FHA Claims Administrator to handle all aspects of administering, processing and submitting FHA Claims with respect to the Title I Mortgage Loans or Title I Contracts, in the name and on behalf of the Seller. The Securityholders will be dependent on the FHA Claims Administrator to (i) make claims on the Title I Mortgage Loans or Title I Contracts in accordance with FHA Regulations and (ii) remit all FHA Insurance proceeds received from the FHA in accordance with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. The Securityholders' rights relating to the receipt of payment from and the administration, processing and submission of FHA Claims by the Seller or any FHA Claims Administrator are limited and governed by the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and the FHA Claims Administration Agreement and these functions are obligations of the Seller and the FHA Claims Administrator, but not the FHA. See "Certain Legal Aspects of the Loan Assets
- -- The Title I Program -- Claims Procedures under Title I".

LIMITED NATURE OF RATINGS

         Any rating assigned by a Rating Agency to a Class of Offered Securities will reflect only its assessment of the likelihood that holders of such Offered Securities will receive payments or distributions to which such Securityholders are entitled under the related Indenture, Trust Agreement or Pooling and Servicing Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Loan Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional redemption or termination of the Securities. Furthermore, such rating will not address the possibility that prepayment of the Loan Assets at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Security at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Hence, a rating assigned by a Rating Agency does not guarantee or ensure the realization of any anticipated yield on a Class of Offered Securities.

         The amount, type and nature of Credit Enhancement, if any, provided with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating a Class of Securities of such Series. Those criteria are sometimes based upon an actuarial analysis of the behavior of similar types of loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of similar types of loans will accurately predict the delinquency, default or loss experience of any particular pool of Loan Assets. In other cases, such criteria may be based upon determination of the values of the Mortgaged Properties or other properties, if any, that provide security for the Loan Assets. However, no assurance can be given that those values will not decline in the future. As a result, the Credit Enhancement required in respect of the Offered Securities of any Series may be insufficient to fully protect the holders thereof from losses on the related Loan Assets. See "-- Limitations of Credit Enhancement" and "Credit Enhancement".

ADVERSE TAX CONSEQUENCES

         ORIGINAL ISSUE DISCOUNT. Certain of the Offered Securities may be issued with original issue discount for federal income tax purposes. A holder of a Security issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash, or a portion of the cash, attributable to such income. Accrued but unpaid interest on the Compound Interest Securities generally will be treated as original issue discount for this purpose. At certain rapid Loan Asset prepayment rates, original issue discount may accrue on certain Classes of Securities that may never receive payments or distributions of cash in respect thereof, resulting in a loss to the related Securityholder. See "Certain Federal Income Tax Consequences".

CERTAIN FACTORS AFFECTING DELINQUENCIES, FORECLOSURES AND LOSSES ON LOAN ASSETS

         GENERAL. The payment performance of the Offered Securities of any Series will be directly related to the payment performance of the Loan Assets included as part of the related Trust. Set forth below is a discussion of certain factors that will affect the full and timely payment of the Loan Assets included as part of any Trust.

         GEOGRAPHIC CONCENTRATION. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of Loan Assets in such a region may present risk considerations in addition to those generally present for similar mortgage-backed or asset-backed securities without such concentration.

         DECLINE IN VALUE OF A LOAN ASSET. An investment in Securities secured by or evidencing an interest in a pool of Mortgage Loans may be adversely affected by, among other things, a decline in one-to-four family residential property values. No assurance can be given that values of the Mortgaged Properties have remained or will remain at the levels existing on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans in a particular Mortgage Pool, and any other financing on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, defaults and losses could be higher than those now generally experienced with respect to similar types of loans within the mortgage lending industry. To the extent that such losses are not covered by applicable insurance policies, if any, or by any Credit Enhancement as described in the related Prospectus Supplement, holders of Securities secured by or evidencing interests in such Mortgage Loans will bear all risk of loss resulting from defaults by borrowers and will have to look primarily to the value of the related Mortgaged Properties for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans. See "Description of the Trust Property -- Mortgage Loans".

         An investment in Securities secured by or evidencing interests in Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of Contracts. To the extent that losses on Contracts are not covered by applicable insurance policies, if any, or by any Credit Enhancement, holders of the Securities secured by or evidencing interests in such Contracts will bear all risk of loss resulting from default by borrowers and will have to look primarily to the value of the underlying asset, if any, for recovery of the outstanding principal and unpaid interest of the defaulted Contracts. See "Description of the Trust Property -- Contracts".

         LIMITATIONS ON REALIZATIONS OF JUNIOR LIENS. The primary risk with respect to defaulted Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Mortgaged Property to satisfy fully both the related senior lien(s) and the Mortgage Loan and that other insurance providing for reimbursement for losses from such default (i.e., the FHA Insurance Amount for a Title I Mortgage
Loan) is not available. The claims of the related senior lienholder(s) will be satisfied in full out of proceeds of the liquidation of the Mortgaged Property, if such proceeds are sufficient, before the related Trust, as the junior lienholder, receives any payments in respect





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
of the defaulted Mortgage Loan. If the Servicer or a Subservicer, if any, were to foreclose on any junior lien Mortgage Loan, it would do so subject to any related senior lien(s). In order for a junior lien Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to both bid an amount sufficient to pay off all sums due under the Mortgage Loan and the senior lien(s) or purchase the Mortgaged Property subject to the senior lien(s). If proceeds from a foreclosure and liquidation of the related Mortgaged Property are insufficient to satisfy the costs of foreclosure and liquidation and the amounts owed under the loans secured by the senior lien(s) and the junior lien Mortgage Loan in the aggregate, the Trust, as the junior lienholder, will bear (i) the risk of delay in distributions while a deficiency judgment (which may not be available in certain jurisdictions) against the borrower is obtained and realized and (ii) the risk of loss if the deficiency judgment is not obtained or realized. Any such delays or losses will be borne by the Securityholders of a Series to the extent that such delays or losses are not otherwise covered by amounts available from any Credit Enhancement provided for the related Securities, as specified in the related Prospectus Supplement. See "Certain Legal Aspects of the Loan Assets -- Foreclosure -- Junior Liens".

         CERTAIN LEGAL CONSIDERATIONS OF THE LOAN ASSETS. Applicable state laws generally regulate interest rates and other charges that may be assessed on borrowers, require certain disclosures to borrowers, and may require licensing of the Seller, the Trustee, the Indenture Trustee, the Servicer, the Administrator, if any, the Master Servicer, if any, and any Subservicer. In addition, most states have other laws, public policies and general principles of equity relating to the protection of consumers and the prevention of unfair and deceptive practices which may apply to the origination, servicing and collection of the Loan Assets. The Loan Assets may also be subject to federal laws, including, if applicable, the following: (i) the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loan Assets;
(ii) the Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, which require certain disclosures to the borrowers regarding the settlement and servicing of the Mortgage Loans; (iii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; (iv) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; (v) the Federal Trade Commission Preservation of Consumers' Claims and Defenses Rule, 16 C.F.R. Part 433, regarding the preservation of a consumer's rights; (vi) the Fair Housing Act, 42 U.S.C. 3601 et seq., relating to the creation and governance of the Title I Program; (vii) the Home Ownership and Equity Protection Act; and (viii) the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"). In addition, Federal and state environmental laws and regulations may also impact the Servicer's or any Subservicer's ability to realize value with respect to the Mortgaged Properties. See "Certain Legal Aspects of the Loan Assets".

         Depending on the provisions of applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer or any Subservicer to collect all or part of the principal of or interest on the Loan Assets, may entitle the borrower to a refund of amounts previously paid, and, in addition, could subject the Servicer or any Subservicer to damages and administrative sanctions. Further, violations of state law can affect the insurability of the Title I Mortgage Loans and Title I Contracts under FHA Regulations. See "Certain Legal Aspects of the Loan Assets -- The Title I Program." If the Servicer or any Subservicer is unable to collect all or part of the principal or interest on any Loan Asset because of a violation of the aforementioned laws, public policies or general principles of equity, payments on or distributions in respect of the Securities may be delayed or the Trust may be unable to make all payments or distributions owed to the Securityholders to the extent any related losses are not otherwise covered by amounts available from any Credit Enhancement provided for the





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
related Series of Securities. Furthermore, depending upon whether damages and sanctions are assessed against the Servicer, the Master Servicer, if any, or any Subservicer, such violations may materially impact the financial ability of the Master Servicer, if any, the Servicer or Subservicer to continue to act in such capacity.

         To the extent specified in the related Prospectus Supplement, the Seller will be required to repurchase or replace any Loan Asset which, at the time of origination, did not comply with applicable federal and state laws or regulations.

RISKS ASSOCIATED WITH CERTAIN LOAN ASSETS

         NO HAZARD INSURANCE FOR TITLE I MORTGAGE LOANS. With respect to any Title I Mortgage Loans, the FHA Regulations do not require that a borrower obtain title or fire and casualty insurance as a condition to obtaining a property improvement loan. With respect to both manufactured home contracts that are Title I Contracts and property improvement loans that are Title I Mortgage Loans, if the related Mortgage Property is located in a flood hazard area, however, flood insurance in an amount at least equal to the loan amount is required. In addition, the FHA Regulations do not require that the borrower obtain insurance against physical damage arising from earth movement (including earthquakes, landslides and mudflows) as a condition to obtaining a property improvement loan insured under the Title I Program. Accordingly, if a Mortgaged Property that secures a Title I Mortgage Loan suffers any uninsured hazard or casualty losses, holders of any Offered Securities secured in whole or in part by Title I Mortgage Loans may bear the risk of loss resulting from a default by the borrower to the extent such losses are not recovered by foreclosure on the defaulted loans or from any FHA Claims payments. Such loss may be otherwise covered by amounts available from the credit enhancement provided for the Offered Securities, as specified in the related Prospectus Supplement.

         CONTRACTS SECURED BY MANUFACTURED HOMES. The Secured Contracts will be secured by security interests in Manufactured Homes that are not considered to be real property because they are not permanently affixed to real estate. Perfection of security interests in such Manufactured Homes and enforcement of rights to realize upon the value of such Manufactured Homes as collateral for the Secured Contracts are subject to a number of Federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, the Servicer of a Secured Contract will not amend any certificate of title to change the lienholder specified therein from such Servicer to the applicable Trustee and will not deliver any certificate of title to such Trustee or note thereon such Trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to such Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to such Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Servicer or a trustee in bankruptcy of the Servicer. If any related Credit Enhancement is exhausted and a Secured Contract is in default, then recovery of amounts due on such Secured Contracts is dependent on repossession and resale of the Manufactured Home securing such Secured Contract. Certain other factors may limit the ability of the Servicer to realize upon the Manufactured Homes or may limit the amount realized to less than the amount due.

         UNSECURED CONTRACTS. The obligations of the borrower under any Unsecured Contract included as part of the related Trust Property will not be secured by an interest in the related real estate or otherwise, and the related Trust, as the owner of such Unsecured Contract, will be a general unsecured





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
creditor as to such obligations. As a consequence, in the event of a default under an Unsecured Contract, the related Trust will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to an borrower on an Unsecured Contract, the obligations of the borrower under such Unsecured Contract may be discharged in their entirety, notwithstanding the fact that the portion of such borrower's assets made available to the related Trust as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts. A borrower on an Unsecured Contract may not demonstrate the same degree of concern over performance of its obligations under such Unsecured Contract as if such obligations were secured by a single family residence owned by such borrower.

         CONSUMER PROTECTION LAWS RELATED TO CONTRACTS. Numerous federal and state consumer protection laws impose requirements on lending under retail installment sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as a result of such lender's or seller's noncompliance. These laws would apply to a Trustee as an assignee of Contracts. The Seller will warrant that each Contract complies with all requirements of law and, with respect to any Secured Contract, will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each Manufactured Home securing such Secured Contract. A breach of any such warranty that materially adversely affects the interests of the Securityholders in any Contract would create an obligation of the Seller to repurchase or replace such Contract unless such breach is cured.

         RELIANCE ON MANAGEMENT OF TIMESHARE UNITS. Unlike most conventional single-family residential properties, the value of a timeshare unit is substantially dependent on the management of the resort property in which it is located. Management of timeshare resort properties includes operation of a reservation system, maintenance of the physical structure, refurbishing of individual units, maintenance and management of common areas and recreational facilities, and facilitating the rental of individual units on behalf of timeshare owners. In addition, timeshare units, which are purchased for intervals of one or more specified weeks each year, are marketed as the owner's purchase of future vacation opportunities rather than as a primary residence, a second home or an investment. Accordingly, while borrowers are obligated to make payments under their Mortgage Loans irrespective of any defect in, damage to or change in conditions (such as poor management, faulty construction or physical, social or environmental conditions) relating to the timeshare properties, any such defect, damage or change in conditions could result in delays in payment or in defaults by borrowers whose timeshare units are affected.

RECHARACTERIZATION OF SALE OF LOAN ASSETS AS BORROWING

         The Seller will agree in the Sale and Servicing Agreement or the Pooling and Servicing Agreement that the transfer of the Loan Assets to the Trust is intended as a valid sale and transfer of the Loan Assets to the applicable Trustee for the benefit of the Securityholders. However, if the Loan Assets are held to be property of the Seller or if for any reason the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement is held to create a security interest in the related Loan Assets, the Seller will agree in such Sale and Servicing Agreement or such Pooling and Servicing Agreement that such transfer shall be treated as the grant of a security interest in the Loan Assets to the applicable Trustee for the benefit of the Securityholders. Also, the Seller will warrant that if the transfer of the Loan Assets by it is deemed to be a grant of a security interest in the Loan Assets, the applicable Trustee will have a perfected first-priority security interest therein. The Seller is required to take all actions that are required under law to protect the Trust's security interest in the Loan Assets. If the transfer of the Loan Assets to the Trust is





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
deemed to create a security interest therein, a tax or government lien on property of the Seller arising before the Loan Assets came into existence may have priority over the Trust's interest in such Loan Assets.

RISKS RELATING TO INDEXED SECURITIES

         An investment in Securities indexed, as to principal, premium and/or interest, to one or more values of currencies (including exchange rates and swap indices between currencies), commodities, interest rates or other indices entails significant risks that are not associated with similar investments in a conventional fixed-rate debt security. If the interest rate of such a Security is so indexed, it may result in an interest rate that is less than that payable on a conventional fixed-rate debt security issued at the same time, including the possibility that no interest will be paid, and, if the principal amount of such a Security is so indexed, the principal amount payable on the related final Distribution Date may be less than the original purchase price of such Security if allowed pursuant to the terms of such Security, including the possibility that no principal will be paid. The secondary market for such Securities will be affected by a number of factors, independent of the characteristics of the Loan Assets, structure of the cash flows and the value of the applicable currency, commodity, interest rate or other index, including the volatility of the applicable currency, commodity, interest rate or other index, the time remaining to the maturity of such Securities, the amount outstanding of such Securities and market interest rates. The value of the applicable currency, commodity, interest rate or other index depends on a number of interrelated factors, including economic, financial and political events. Additionally, if the formula used to determine the principal amount, premium, if any, or interest payable with respect to such Securities contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity, interest rate or other index may be increased. The historical experience of the relevant currencies, commodities, interest rates or other indices should not be taken as an indication of future performance of such currencies, commodities, interest rates or other indices during the term of any Security. The credit ratings assigned to any Series or Class of Securities, in no way, are reflective of the potential impact of the factors discussed above, or any other factors, on the market value of the Securities. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in such Securities and the suitability of such Securities in light of their particular circumstances.

                            DESCRIPTION OF THE BONDS

GENERAL

         With respect to each Trust that issues Bonds, one or more Classes of Bonds of the related Series will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Bonds and the Indenture.

         Unless otherwise specified in the related Prospectus Supplement, each Class of Bonds will initially be represented by one or more Bonds, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Bonds will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Bonds





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
of each Class. Unless and until Definitive Bonds are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Bondholder will be entitled to receive a physical certificate representing a Bond. All references herein and in the related Prospectus Supplement to actions by Bondholders refer to actions taken by DTC upon instructions from its participating organizations (the "DTC Participants") and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Bondholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Bonds, for distribution to Bondholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities".

PRINCIPAL AND INTEREST ON THE BONDS

         The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each Class of Bonds of a given Series will be described in the related Prospectus Supplement. The right of holders of any Class of Bonds to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other Class or Classes of Bonds of such Series, as described in the related Prospectus Supplement. See "Certain Information Regarding the Securities -- General". Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Bonds of such Series will be made prior to payments of principal thereon. Each Class of Bonds may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for Principal Only Securities), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each Class of Bonds of a given Series or the method for determining such Interest Rate. See "Certain Information Regarding the Securities--Fixed Rate Securities and Floating Rate Securities". One or more Classes of Bonds of a Series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including as a result of the Servicer's exercising its option to purchase the related Loan Assets Pool.

         One or more Classes of Bonds of a given Series may have fixed principal payment schedules, as set forth in such Prospectus Supplement. Holders of such Bonds would be entitled to receive as payments of principal on any given Distribution Date the applicable amounts set forth on such schedule with respect to such Bonds, in the manner and to the extent set forth in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, payments to Bondholders of all Classes within a Series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Bonds on any of the dates specified for payments in the related Prospectus Supplement (each, a "Distribution Date"), in which case each Class of Bondholders will receive its ratable share (based upon the aggregate amount of interest due to such Class of Bondholders) of the aggregate amount available to be distributed in respect of interest on the Bonds of such Series.

         In the case of a Series of Bonds which includes two or more Classes of Bonds, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such Class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any Class of Bonds will be made on a pro rata basis among all the Bondholders of such Class.





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
THE INDENTURE

         MODIFICATION OF INDENTURE. With respect to each Trust that has issued Bonds pursuant to an Indenture, the Trust and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding Bonds of the related Series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Bondholders.

         Unless otherwise specified in the related Prospectus Supplement with respect to a Series of Bonds, without the consent of the holder of each such outstanding Bond affected thereby no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any such Bond or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Bond or any interest thereon is payable;
(ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Bonds of such Series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Bonds held by the applicable Trust, any other obligor on such Bonds, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Bonds, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Loan Assets if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Bonds of such Series;
(vi) decrease the percentage of the aggregate principal amount of such Bonds required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Bonds of such Series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Bonds or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Bond of the security afforded by the lien of such Indenture.

         To the extent provided in the applicable Prospectus Supplement, the Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Bondholders of the related Series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Bondholders; provided that such action will not materially and adversely affect the interest of any such Bondholder.

         EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to the Bonds of a given Series, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the related Indenture will consist of:
(i) a default for five days or more in the payment of any interest on any such Bond; (ii) a default in the payment of the principal of or any installment of the principal of any such Bond when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 90 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Bonds then outstanding acting together as a single class; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Bonds then outstanding acting together as a single class; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust. However, the amount of principal required to be paid to Bondholders of such Series under the related Indenture will generally be limited to amounts available to be deposited in the Collection Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a Class of Bonds generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for such Class of Bonds.

         If an Event of Default should occur and be continuing with respect to the Bonds of any Series, the related Indenture Trustee or holders of a majority in principal amount of such Bonds then outstanding may declare the principal of such Bonds to be immediately due and payable. Unless otherwise specified in the related Prospectus Supplement, such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Bonds then outstanding.

         If the Bonds of any Series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell the related Loan Assets or elect to have the applicable Trust maintain possession of such Loan Assets and continue to apply collections on such Loan Assets as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, however, such Indenture Trustee is prohibited from selling the related Loan Assets following an Event of Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Bond of such Series, unless (i) the holders of all such outstanding Bonds consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Bonds at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of Loan Assets would not be sufficient on an ongoing basis to make all payments on such Bonds as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of such Bonds.

         Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a Series of Bonds, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Bonds, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Bonds of a given Series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in principal amount of such Bonds then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Bonds.

         Unless otherwise specified in the related Prospectus Supplement, no holder of a Bond of any Series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default,

(ii) the holders of not less than 25% in principal amount of the outstanding Bonds of such Series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity,
(iv) such Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Bonds.

         In addition, each Indenture Trustee and the related Bondholders, by accepting the related Bonds, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Bonds or for the agreements of such Trust contained in the applicable Indenture.

         CERTAIN COVENANTS. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Bonds of the related Series and the performance or observance of every agreement and covenant of such Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Bonds or the Certificates of such Series then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Bondholder or Certificateholder.

         Each Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Bonds of the related Series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Bonds because of the payment of taxes levied or assessed upon such Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Bonds under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof.

         No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust". No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Bonds and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.





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
         ANNUAL COMPLIANCE STATEMENT. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

         INDENTURE TRUSTEE'S ANNUAL REPORT. The Indenture Trustee for each Trust will be required to mail each year to all related Bondholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Bonds and that has not been previously reported.

         SATISFACTION AND DISCHARGE OF INDENTURE. An Indenture will be discharged with respect to the collateral securing the related Bonds upon the delivery to the related Indenture Trustee for cancellation of all such Bonds or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Bonds.

THE INDENTURE TRUSTEE

         The Indenture Trustee for a Series of Bonds will be specified in the related Prospectus Supplement. The Indenture Trustee for any Series may resign at any time, in which event the Issuer will be obligated to appoint a successor thereto for such Series. The Issuer or Administrator may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Issuer will be obligated to appoint a successor thereto for the applicable Series of Bonds. Any resignation or removal of the Indenture Trustee and appointment of a successor thereto for any Series of Bonds will not become effective until acceptance of the appointment by such successor.

ADMINISTRATION AGREEMENT

         If and to the extent specified in the related Prospectus Supplement, FFI, in its capacity as administrator (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust that issues Bonds and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. To the extent specified in the related Prospectus Supplement with respect to any such Trust, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee of such amount as may be set forth in the related Prospectus Supplement (the "Administration Fee"), which fee will be paid by the Servicer.


                        DESCRIPTION OF THE CERTIFICATES

GENERAL

         With respect to each Trust, one or more Classes of Certificates of the related Series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.

         Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given Series purchased by the Seller, each Class of Certificates will initially be represented by one or more Certificates registered in the name of the nominee for DTC, except as set forth below. Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given Series purchased by the Seller, the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any Series that are not purchased by the Seller. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Issuer) will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements given, made or sent to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities". Any Certificates of a given Series owned by the Seller or its affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "Description of the Transfer and Servicing Agreements--Insolvency Event").

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

         The timing and priority of distributions, seniority, allocations of losses, Pass Through Rate and amount of or method of determining distributions with respect to principal and interest of each Class of Certificates will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and will be made prior to distributions with respect to principal of such Certificates.

         Each Class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for certain Classes of Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each Cass of Certificates of a given Series or the method for determining such Pass Through Rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities Floating Rate Securities". Unless otherwise provided in the related Prospectus Supplement, distributions in respect of the Certificates of a given Series that includes Bonds may be subordinate to payments in respect of the Bonds of such Series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any Class of Certificates will be made on a pro rata basis among all the Certificateholders of such Class.

         In the case of a Series of Certificates which includes two or more Classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such Class shall be as set forth in the related Prospectus Supplement.

         If and as provided in the related Prospectus Supplement, certain amounts remaining on deposit in the Collection Account after all required distributions to the related Securityholders have been made may be released to the Seller, FFI or one or more third party credit or liquidity enhancement providers.


                      POOL FACTORS AND TRADING INFORMATION

         The "Bond Pool Factor" for each Class of Bonds will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such Class of Bonds indicating the remaining outstanding principal balance of such Class of Bonds, as of the applicable Distribution Date (after giving effect to payments to be made on such Distribution Date), as a fraction of the initial outstanding principal balance of such Class of Bonds. The "Certificate Pool Factor" for each Class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such Class of Certificates indicating the remaining Certificate Balance of such Class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such Class of Certificates. Each Bond Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Bonds, or the reduction of the Certificate Balance of the applicable Class of Certificates, as the case may be. A Bondholder's portion of the aggregate outstanding principal balance of the related Class of Bonds is the product of (i) the original denomination of such Bondholder's Bond and (ii) the applicable Bond Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related Class of Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.

         Unless otherwise provided in the related Prospectus Supplement with respect to each Trust, the Bondholders, if any, and the Certificateholders will receive reports on or about each Distribution Date concerning (i) with respect to the Collection Period immediately preceding such Distribution Date, payments received on the Loan Assets, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Certificate Pool Factor or Bond Pool Factor, as applicable, and various other items of information, and (ii) with respect to the Collection Period second preceding such Distribution Date, as applicable, amounts allocated or distributed on the preceding Distribution Date and any reconciliation of such amounts with information provided by the Servicer prior to such current Distribution Date. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Transfer and Servicing Agreements -- Reports to Securityholders".


                  CERTAIN INFORMATION REGARDING THE SECURITIES

GENERAL

         To the extent provided in the related Prospectus Supplement, a Series may include one or more Classes of Securities entitled only to (i) payments allocable to interest ("Interest Only Securities"); (ii) payments allocable to principal ("Principal Only Securities") and allocable as between scheduled payments of principal and Principal Prepayments (as defined below); or (iii) payments allocable to both principal (and allocable as between scheduled payments of principal and Principal Prepayments) and interest. A Series of Securities may include one or more Classes as to which distributions will be allocated (i) on the basis of collections from designated portions of the Trust Property, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among Classes, over time or otherwise, in each case as specified in the related Prospectus Supplement.

         To the extent provided in the related Prospectus Supplement, one or more Classes of Securities may provide for interest that accrues, but is not currently payable ("Compound Interest Securities"). With respect to any Class of Compound Interest Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate principal balance of such Class on that Distribution Date.

         To the extent provided in the related Prospectus Supplement, a Series of Securities may include one or more Classes of Scheduled Amortization Securities and Companion Securities. "Scheduled Amortization Securities" are Securities with respect to which distributions of principal are to be made in specified amounts on specified Distribution Dates, to the extent of funds available on such Distribution Date. "Companion Securities" are Securities which receive distributions of all or a portion of any funds available on a given Distribution Date which are in excess of amounts required to be applied to distributions on Scheduled Amortization Securities on such Distribution Date. Because of the manner of application of distributions of principal to Companion Securities, the weighted average lives of Companion Securities of a Series may be expected to be more sensitive to the actual rate of prepayments on the Loan Assets in the related Trust than will the Scheduled Amortization Securities of such Series.

         To the extent provided in the related Prospectus Supplement, one or more Series of Securities may constitute a Series of "Special Allocation Securities" which may include Senior Securities, Subordinated Securities, Priority Securities and Non-Priority Securities. As more fully described in the related Prospectus Supplement for a Series of Special Allocation Securities, Special Allocation Securities are Securities for which the timing and/or priority of distributions of principal and/or interest may favor one or more Classes of such Securities over one or more other Classes of such Securities. Such timing and/or priority may be modified or reordered upon the occurrence of one or more specified events. To the extent specified in the related Prospectus Supplement for a Series of Special Allocation Securities, losses on the Assets included in the related Trust may be disproportionately borne by one or more Classes of such Series, and the proceeds and distributions from such Assets may be applied to the payment in full of one or more Classes of such Series before the balance, if any, of such proceeds are applied to one or more other Classes within such Series. For example, Special Allocation Securities in a Series may be comprised of one or more Classes of Senior Securities ("Senior Securities") having a priority in right to distributions of principal and interest over one or more Classes of Subordinated Securities ("Subordinated Securities"), to the extent described in the related Prospectus Supplement, as a form of Credit Enhancement. See "Credit Enhancement -- Subordination". Typically, Subordinated Securities of a Series will carry a rating by the rating agencies rating the Securities of such Series lower than that of the Senior Securities of such Series. In addition, one or more Classes of Securities of a Series ("Priority Securities") may be entitled to a priority of distributions of principal or interest from Assets included in the related Trust over another Class of Securities of such Series ("Non-Priority Securities"), but only after the exhaustion of other Credit Enhancement applicable to such Series. Priority Securities and Non-Priority Securities nonetheless may be within the same rating category.

FIXED RATE SECURITIES AND FLOATING RATE SECURITIES

         Any Class of Securities (other than Principal Only Securities) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described in the applicable Prospectus Supplement. Each Class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass Through Rate, as the case may be, specified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each Class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Bonds--Principal and Interest on the Bonds" and "Description of the Certificates--Distributions of Principal and Interest".

INDEXED SECURITIES

         To the extent so specified in any Prospectus Supplement, any Class of Securities of a given Series may consist of Securities ("Indexed Securities") in which the principal amount payable on the final Distribution Date for such Class (the "Indexed Principal Amount") and/or the interest payable on any Distribution Date is determined by reference to a measure (the "Index") which will be related to the exchange rates of one or more currencies or composite currencies (the "Index Currencies"); the price or prices of specified commodities; or specified stocks, which may be based on U.S. or foreign stocks, on specified dates specified in the applicable Prospectus Supplement, or such other price, interest rate, exchange rate or other financial index or indices as are described in the applicable Prospectus Supplement. Holders of Indexed Securities may receive a principal amount on the related final Distribution Date that is greater than or less than the face amount of the Indexed Securities depending upon the relative value on the related final Distribution Date of the specified indexed item. Information as to the method for determining the principal amount payable on the related final Distribution Date, if any, and, where applicable, certain historical information with respect to the specific indexed item or items and special tax considerations associated with investment in Indexed Securities, will be set forth in the applicable Prospectus Supplement. Notwithstanding anything to the contrary herein, for purposes of determining the rights of a holder of a Security indexed as to principal in respect of voting for or against amendments to the related Trust Agreement, Indenture or Pooling and Servicing Agreement, as the case may be, and modifications and the waiver of rights thereunder, the principal amount of such Indexed Security shall be deemed to be the face amount thereof upon issuance.

         If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Security was issued and permitted changes described in the applicable Prospectus Supplement), then such Index shall be calculated for purposes of such Indexed Security by an independent calculation agent named in the applicable Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of such Indexed Security shall be calculated in the manner set forth in the applicable Prospectus Supplement. Any determination of such independent calculation agent shall, in the absence of manifest error, be binding on all parties.

         The applicable Prospectus Supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Distribution Date will be the Face Amount of such Indexed Security, the Indexed Principal

Amount of such Indexed Security at the time of redemption or repayment or another amount described in such Prospectus Supplement. See "Risk Factors -- Risks Relating to Indexed Securities".

BOOK-ENTRY REGISTRATION

         Unless otherwise specified in the related Prospectus Supplement, each Class of Securities offered hereby will be represented by one or more certificates registered in the name of Cede, as nominee of DTC. Unless otherwise specified in the related Prospectus Supplement, Securityholders may hold beneficial interests in Securities through DTC (in the United States) or Cedel or Euroclear (in Europe) directly if they are participants of such systems, or indirectly through organizations which are participants in such systems.

         No Securityholder will be entitled to receive a certificate representing such person's interest in the Securities, except as set forth below. Unless and until Securities of a Class are issued in fully registered certificated form ("Definitive Securities") under the limited circumstances described below, all references herein to actions by Bondholders, Certificateholders or Securityholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Bondholders, Certificateholders or Securityholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Securities, for distribution to Securityholders in accordance with DTC procedures. As such, it is anticipated that the only Bondholder, Certificateholder or Securityholder will be Cede, as nominee of DTC. Securityholders will not be recognized by the related Trustee as Bondholders, Certificateholders or Securityholders as such terms will be used in the relevant agreements, and Securityholders will only be permitted to exercise the rights of holders of Securities of the related Class indirectly through DTC and DTC Participants, as further described below.

         Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in their respective names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

         Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each such cross- market transaction will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

         Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel participant on such business day. Cash received in Cedel or Euroclear as a result of sales of Securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating members ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Securities of any Class or Series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (the "Indirect DTC Participants"). The rules applicable to DTC and DTC Participants are on file with the Commission.

         Unless otherwise specified in the related Prospectus Supplement, Securityholders that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through DTC Participants and Indirect DTC Participants. DTC Participants will receive a credit for the Securities on DTC's records. The ownership interest of each Securityholder will in turn be recorded on respective records of the DTC Participants and Indirect DTC Participants. Securityholders will not receive written confirmation from DTC of their purchase, but Securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the Securityholder entered into the transaction. Transfers of ownership interests in the Securities of any Class will be accomplished by entries made on the books of DTC Participants acting on behalf of Securityholders.

         To facilitate subsequent transfers, all Securities deposited by DTC Participants with DTC will be registered in the name of Cede, a nominee of DTC. The deposit of Securities with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC will have no knowledge of the actual Securityholders and its records will reflect only the identity of the DTC Participants to whose accounts such Securities are credited, which may or may not be the Securityholders. DTC Participants and Indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers. While the Securities of a Series are held in book-entry form, Securityholders will not have access to the list of Securityholders of such Series, which may impede the ability of Securityholders to communicate with each other.

         Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to Securityholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of and interest on the

Securities. DTC Participants and Indirect DTC Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders.

         DTC's practice is to credit DTC Participants' accounts on each Distribution Date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC Participants and Indirect DTC Participants to Securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such DTC Participant and not of DTC, the related Indenture Trustee or Trustee (or any paying agent appointed thereby), the Seller or the Servicer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of and interest on each Class of Securities to DTC will be the responsibility of the related Indenture Trustee or Trustee (or any paying agent), disbursement of such payments to DTC Participants will be the responsibility of DTC and disbursement of such payments to the related Securityholders will be the responsibility of DTC Participants and Indirect DTC Participants. As a result, under the book-entry format, Securityholders may experience some delay in their receipt of payments. DTC will forward such payments to its DTC Participants which thereafter will forward them to Indirect DTC Participants or Securityholders.

         Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

         DTC has advised the Seller that it will take any action permitted to be taken by a Securityholder only at the direction of one or more DTC Participants to whose account with DTC the Securities are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to specified percentages of the Securityholders' interest only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests.

         Neither DTC nor Cede will consent or vote with respect to the Securities. Under its usual procedures, DTC will mail an "Omnibus Proxy" to the related Indenture Trustee or Trustee as soon as possible after any applicable Record Date for such a consent or vote. The Omnibus Proxy will assign Cede's consenting or voting rights to those DTC Participants to whose accounts the related Securities are credited on that record date (which record date will be identified in a listing attached to the Omnibus Proxy).

         Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to any Class or Series of Securities offered hereby. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

         The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any Class or Series of Securities offered hereby. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to Securities held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Considerations". Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

         Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE SECURITIES

         Unless otherwise specified in the related Prospectus Supplement, the Bonds, if any, and the Certificates of a given Series will be issued in fully registered, certificated form ("Definitive Bonds" and "Definitive Certificates", respectively, and collectively referred to herein as "Definitive Securities") to Bondholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Administrator or Trustee is unable to locate a qualified successor (and if it is an Administrator that has made such determination, such Administrator so notifies the Applicable Trustee in writing), (ii) the Seller or the Administrator or Trustee, as applicable, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default with respect to such Securities, holders representing at least a majority of the outstanding principal amount of the Bonds or the Certificates, as the case may be, of such Series, acting together as a single Class, advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Bonds or Certificates is no longer in the best interest of the holders of such Securities.


         Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee or Indenture Trustee will be required to notify all applicable Securityholders of a given Series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the applicable Trustee or Indenture Trustee will reissue such Securities as Definitive Securities to such Securityholders.

         Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the applicable Trustee or Indenture Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee or Indenture Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders. The applicable Trustee or the Indenture Trustee will provide such notice to the applicable Securityholders not less than 15 nor more than 30 days prior to the date on which such final distribution is expected to occur.

         Definitive Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.





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
                                   THE TRUSTS

         With respect to each Series of Securities, the Seller will establish a separate Trust pursuant to the respective Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement.

         On the applicable Closing Date, the Seller will sell the Loan Assets to the Trust as specified in the related Prospectus Supplement.

         The Servicer will service the Loan Assets held by each Trust and will receive fees for such services as specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, in order to facilitate the servicing of the Loan Assets, the Seller and each Trustee will authorize the Servicer to retain physical possession of the Loan Assets held by each Trust and other documents relating thereto as custodian for each such Trust.

         The principal offices of each Trust that is not a grantor trust and the related Owner Trustee will be specified in the applicable Prospectus Supplement.

                                  THE TRUSTEE

         As used herein, the term "Trustee" shall refer to the Indenture Trustee with respect to a Series of Bonds, the Owner Trustee under the applicable Trust Agreement with respect to a Series of Certificates or the Trustee under the applicable Pooling and Servicing Agreement with respect to a Series of Certificates. The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement, Indenture or Pooling and Servicing Agreement, as applicable. A Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor thereto. The Administrator of a Trust that is not a grantor trust and the Servicer in respect of a Trust that is a grantor trust may also remove a Trustee that ceases to be eligible to continue in such capacity under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or becomes insolvent. In such circumstances, the Servicer or, in the case of a Series that includes Bonds, the Administrator, as the case may be, will be obligated to appoint a successor thereto. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by such successor.

         Any commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller or the Servicer. In addition, the Trustee will have the power and the responsibility for appointing co-trustees or separate trustees of all or any part of the Trust relating to a particular Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the applicable Indenture, Trust Agreement or Pooling and Servicing Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee will make no representations as to the validity or sufficiency of the applicable Indenture, Trust Agreement or Pooling and Servicing Agreement, the related Securities, or of any Loan





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
Asset or related document, and will not be accountable for the use or application by the Seller or a Transferor of any funds paid to the Seller or such Transferor in respect of the Securities or the related Assets, or amounts deposited in the related Distribution Account or deposited into any other account for purposes of making payments or distributions to Securityholders.
If no Event of Default has occurred, the Trustee will be required to perform only those duties specifically required of it under the applicable Indenture, Trust Agreement or Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform to the requirements of the applicable Indenture, Trust Agreement or Pooling and Servicing Agreement.

         The Trustee may resign at any time and the Seller, the Servicer or the Administrator, as applicable, may remove the Trustee if the Trustee ceases to be eligible to continue as such under the applicable Indenture, Trust Agreement or Pooling and Servicing Agreement, if the Trustee becomes insolvent or in such other instances, if any, as are set forth in the applicable Indenture, Trust Agreement or Pooling and Servicing Agreement. Following any resignation or removal of the Trustee, the Seller or Servicer, as applicable, will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

         At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property may at the time be located, the Seller and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co- trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Property, and to vest in such Person or Persons, in such capacity, such title to the Trust Property, or any part thereof, and, subject to the provisions of the applicable Indenture, Trust Agreement or Pooling and Servicing Agreement, such powers, duties, obligations, rights and trusts as the Seller and the Trustee may consider necessary or desirable.

                      DESCRIPTION OF THE TRUST PROPERTY
GENERAL

         The Trust Property for a Series of Securities may include (i) Loan Assets and payments or distributions thereon (subject, if specified in the Prospectus Supplement, to certain exclusions); (ii) if specified in the Prospectus Supplement, reinvestment income on such payments or distributions;
(iii) with respect to a Trust that includes Mortgage Loans or Secured Contracts, all property acquired by foreclosure or deed in lieu of foreclosure with respect to any such Mortgage Loan or Secured Contract and certain rights of the Administrator, if any, and the Servicer under any policies required to be maintained in respect of the related Loan Assets; and (iv) if specified in the Prospectus Supplement, one or more forms of Credit Enhancement. The Trust Property of each Trust will consist primarily of Loan Assets.

         With respect to a Series, the Seller will acquire the Loan Assets in the open market or in privately negotiated transactions from one or more entities, and each such entity from whom the Seller so acquires a significant portion of the Loan Assets (individually or collectively, the "Transferor") will be described in the related Prospectus Supplement, including a description of any affiliation between the Transferor and the Seller. To the extent specified in the related prospectus supplement, the Loan Assets will have been originated or acquired by the Transferor in one of four ways: (i) the indirect origination and purchase of retail installment sales contracts from a network of independent contractors or dealers professionally installing property improvements ("indirect originations"); (ii) the origination of loans directly to consumers, including solicitations through direct mail and telemarketing ("direct originations");
(iii) the wholesale purchase of loans, on a flow basis, originated by other unaffiliated lenders, as correspondents ("correspondent originations"); or (iv) the purchase, on a bulk basis, of loan portfolios originated by other unaffiliated lenders ("portfolio acquisitions"). In acquiring the Loan Assets from a Transferor, the Seller will rely on the representations and warranties made by the Transferor with respect to such Loan Assets. For a summary description of the expected representations and warranties with respect to such Loan Assets, See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Loan Assets". As further described in the related Prospectus Supplement for a Series, the Transferor will be obligated to repurchase or replace any Loan Assets that, subject to the lapse of any applicable cure period, are in breach of a representation or warranty made by the Transferor and such breach has a material and adverse affect on the value of such Loan Assets or the interest of Securityholders therein. To the extent that the Seller has any obligation to repurchase or replace any Loan Assets for a material breach of any representations or warranties made by the Seller, the Seller is not expected to have the financial capability to repurchase or replace such defective Loan Assets, but rather the Seller will be relying on the related Transferor of such defective Loan Assets to repurchase or replace them. See "The Seller".

         The following is a brief description of the Loan Assets expected to be included in the Trusts for each Series. If specific information respecting the Loan Assets is not known at the time a Series is initially offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Series. A copy of the related Sale and Servicing Agreement or Pooling and Servicing Agreement with respect to each Series will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the related Trustee specified in the related Prospectus Supplement. A schedule of the Loan Assets relating to each Series, will be attached to the related Sale and Servicing Agreement or Pooling and Servicing Agreement delivered to the applicable Trustee upon delivery of such Series.

MORTGAGE LOANS

         The Mortgage Loans will be evidenced by promissory notes, retail installment sales contracts or other evidences of indebtedness (the "Mortgage Notes") and will be secured by mortgages, deeds of trust or other similar security instruments (the "Mortgages") creating a lien or security interest on single family (one-to-four unit) residences, units in planned unit developments, units in condominium developments, town homes and Manufactured Homes (as defined herein) (the "Mortgaged Properties") located in various states. If specified in the Prospectus Supplement, the Mortgage Loans may include cooperative apartment or manufactured housing loans ("Cooperative Loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific units in such Cooperatives. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgages will be junior liens on the related Mortgaged Properties, and the related superior liens will not be included in the related Loan Asset Pool. Certain of the Mortgage Loans may be partially insured to the extent described in the related Prospectus Supplement (and subject to the conditions described herein and in the related Prospectus Supplement) by the FHA under the Title I Program (the "Title I Mortgage Loans"). To the extent specified in the related Prospectus Supplement, the Mortgage Loans will have scheduled monthly payment dates throughout a month, and no Mortgage Loan will provide for deferred interest or negative amortization, and no commercial or multifamily loans will be included in any Mortgage Loan Pool.

         The payment terms of the Mortgage Loans to be included in a Trust for a Series or will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

         (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified mortgage rate for a period of time or for the life of the Mortgage Loan with the amount of any difference contributed from funds supplied by the seller of the Mortgaged Property or another source.

         (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

         (c) Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods ("lockout periods"). Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on- sale" clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Seller.

         With respect to a Series for which the related Trust includes Mortgage Loans the related Prospectus Supplement may specify, among other things, information regarding the interest rates (the "Mortgage Rates"), the average principal balance and the aggregate principal balance of such Mortgage Loans, the years of origination, geographic dispersion and original principal balances and the loan-to-value ratios of such Mortgage Loans.

CONTRACTS

         As specified in the related Prospectus Supplement for a Series, "Contracts" may include: (i) loans evidenced by retail installments sales or loan agreements, including loans secured by new or used Manufactured Homes (as defined herein) that are not considered to be interests in real property because such Manufactured Homes are not permanently affixed to real estate ("Secured Contracts") and (ii) loans evidenced by retail installments sales or loan agreements which are not secured by any interest in real or personal property ("Unsecured Contracts"). To the extent described in the related Prospectus Supplement, certain Contracts will be conventional (i.e., not insured or guaranteed by a governmental agency) contracts (the "Conventional Contracts"), while other Contracts will be partially insured by the FHA under the Title I Program (the "Title I Contracts"). To the extent specified in the related Prospectus Supplement, the Contracts included as part of the Trust Property for a Series will be fully amortizing and will bear interest at a fixed annual percentage rate ("APR"). The Secured Contracts differ from Mortgage Loans in that the Secured Contracts are not secured by an interest in real property, but rather by an interest in a Manufactured Home that is not permanently affixed to real estate. In addition, the Contracts differ from Mortgage Loans in that they are generally originated by a network of independent contractors or dealers that professionally install property improvements, rather than by financial institutions or other traditional mortgage lenders.

         While the Unsecured Contracts are not secured by a security interest in any related real or personal property, such contracts are still subject to the same underwriting criteria as the Mortgage Loans and the Secured Contracts. For example, in underwriting an Unsecured Contract, the Transferor will consider the borrower's credit history and ability to repay the related debt as well as the value of real or personal property owned by the borrower which could be the subject of a junior lien in favor of the Transferor; however, because the Unsecured Contracts generally have smaller principal amounts than the Mortgage Loans or the Secured Contracts, a junior lien with respect to such real or personal property will not be obtained because the costs associated with obtaining and perfecting such a junior lien will not justify the benefits provided by such a lien, including any realization from the enforcement of such lien.

         The Manufactured Homes securing the Secured Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "Manufactured Home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requires of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         To the extent specified in the Prospectus Supplement with respect to a Series for which the related Trust includes Secured Contracts, for purposes of calculating the loan-to-value ratio of a Secured Contract relating to a new Manufactured Home, the "Collateral Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. To the extent specified in the related Prospectus Supplement, the Collateral Value of a used Manufactured Home is the least of the sales price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

         The related Prospectus Supplement may specify for the Contracts contained in the related Contract Pool, among other things, the date of origination of the Contracts; the APRs on the Contracts; the Contract Loan-to-Value Ratios; the minimum and maximum outstanding principal balance as of the cut-off date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the Contract Pool; and the original maturities of the Contracts and the last maturity date of any Contract.

ADDITIONS, SUBSTITUTION AND WITHDRAWAL OF ASSETS

         With respect to a Series, as described in the related Prospectus Supplement, the related Transferor or the Seller may, subsequent to the issuance of a Series, (i) deliver additional Assets to the related Trust, (ii) withdraw Assets previously included in a Trust for such Series and substitute comparable assets therefor, or (iii) withdraw Assets previously included in a Reserve Fund for such Series. Assets may be added to the Trust for a Series subsequent to the issuance of such Series in the manner described under "Pre-Funding Arrangements" below. In addition, Assets may be withdrawn from or substituted in the Trust for a Series for the following reasons: (a) curing any breaches of representations and warranties with respect to such Assets, (b) curing certain immaterial irregularities with respect to such Assets that do not constitute a breach of such representations and warranties, or (c) achieving certain targeted or desired Loan Asset Pool characteristics with respect to the Loan Assets of a particular Series, including, without limitation, those characteristics that accommodate the requests of a Rating Agency, the Underwriters or a third party provider of Credit Enhancement. Any such additions, withdrawals or substitutions of Assets by the related Transferor or the Seller will be subject to the applicable limitations, requirements and conditions provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement (and described in the related Prospectus Supplement) for such Series.

PRE-FUNDING ARRANGEMENTS

         To the extent provided in the related Prospectus Supplement for a Series, the related Sale and Servicing Agreement or Pooling and Servicing Agreement will provide for a commitment by the related Trust to subsequently purchase additional Loan Assets ("Subsequent Loan Assets") from the Seller following the date on which the Trust is established and the related Securities are issued (a "Pre-Funding Arrangement"). With respect to a Series, the Pre-Funding Arrangement will require that any Subsequent Loan Assets transferred to the Trust conform to the requirements and conditions provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement.
If a Pre-Funding Arrangement is utilized in connection with the issuance of the Series of Securities, on the closing date for the issuance of such Series the related Trustee will be required to deposit in a segregated account (a "Pre-Funding Account") all or a portion of the proceeds received by such Trustee in connection with the sale of one or more Classes of Securities of such Series; and, subsequently, the Trust will acquire Subsequent Loan Assets from the Seller in exchange for the release of money from the Pre-Funding Account for such Series. In addition, the Pre-Funding Arrangement will be limited to a specified period, not to exceed three months, during which time any transfers of Subsequent Loan Assets must occur and to a maximum deposit to the related Pre-Funding Account of no more than thirty- five percent (35%) of the aggregate proceeds received from the sale of all Classes of Securities of such Series.

         If all of the funds originally deposited in the such Pre-Funding Account are not used by the end of such specified period, then any remaining amount of such funds will be applied as a mandatory prepayment of a Class or Classes of Securities as specified in the related Prospectus Supplement. Although it is intended that the principal amount of Subsequent Loan Assets transferred to the Trust after the closing date for the issuance of any particular Series will require application of substantially all of the Pre-Funding

Account, and it is not anticipated that there will be any material amount of principal distributions from amounts remaining on deposit in the Pre-Funding Account in reduction of the principal balances of any Securities, no assurance can be given that such a distribution with respect to the Securities will not occur on the Distribution Date following the Due Period in which the Pre-Funding Arrangement ends. In any event, it is unlikely that the Transferor will be able to deliver Subsequent Loan Assets with aggregate principal balances that exactly equal the Pre-Funding Account, and the portion of the Pre-Funding Account remaining at the end of the Pre-Funding Arrangement, if any, will be distributed in reduction of the principal balance of the Securities of the related Series, as set forth in related Prospectus Supplement.

         As may be further specified in the related Prospectus Supplement, amounts on deposit in the Pre-Funding Account will be invested in short-term debt obligations of, or debt obligations guaranteed by, the United States, repurchase agreements that satisfy the criteria specified in the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement, certificates of deposit, time deposits and bankers acceptances of any United States depository institution or trust company, FDIC insured deposits, including deposits with the related Trustee, commercial paper, debt obligations, and money market funds; provided such investments are acceptable to each Rating Agency rating the Series of Offered Securities at the time at which the investments are made (collectively "Permitted Investments"); and provided further that an investment in such Permitted Investments will not require the Trust for a Series to be registered as an "investment company" under the Investment Company Act of 1940, as amended. Permitted Investments will consist of short term investments that convert into cash or mature within a short period of time, have minimal or no exposure to fluctuations in value as a result of market changes in prevailing interest rates and are acceptable to each Rating Agency rating the applicable Series of Offered Securities.

         The utilization of a Pre-Funding Arrangement is intended to improve the efficiency of the issuance of a Series of Securities and the sale and assignment of the Loan Assets to the related Trust through the incremental delivery of the Loan Assets on the closing date and during the three month period following the closing date for such Series, which allows for a more even accumulation of the Loan Assets by the Seller and the related Transferor and the issuance of a larger principal amount of Securities for such Series than would be the case without a Pre-Funding Arrangement.

                              CREDIT ENHANCEMENT
GENERAL

         The amount and types of credit and cash flow enhancement arrangements ("Credit Enhancement") and the provider thereof, if applicable, with respect to each Class of Securities of a given Series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, Credit Enhancement may be in the form of the subordination of one or more Classes of Securities of such Series, the overcollateralization of the Trust with respect to a Series, the establishment of one or more Reserve Funds, the use of a cross-support feature, the use of a Mortgage Pool Insurance Policy, Guaranty Policy, Special Hazard Insurance Policy, bankruptcy bond, surety bond, letter of credit, credit or liquidity facility, guaranteed investment contract, swap or other interest rate protection agreement, repurchase obligation, yield maintenance agreement, other agreements with respect to third party payments or other support, cash deposits or such other form of Credit Enhancement as may be described in the related Prospectus Supplement, or any combination of two or more of the foregoing. If specified in the related Prospectus Supplement, Credit Enhancement for a Class of Securities may cover one or more other Classes of Securities of the same Series, and Credit Enhancement for a Series of Securities may cover one or more other Series of Securities.

         The presence of Credit Enhancement for the benefit of any Class or Series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such Class or Series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. To the extent specified in the related Prospectus Supplement, any Credit Enhancement with respect to a Series will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities of such Series and interest thereon. If losses occur which exceed the amount covered by such Credit Enhancement or which are not covered by the Credit Enhancement, holders will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of Credit Enhancement covers more than one Class or Series of Securities, Securityholders of any such Class or Series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other Classes or Series.

SUBORDINATION

         If specified in the related Prospectus Supplement, distributions in respect of scheduled principal, interest or any combination thereof that otherwise would have been payable or distributable to one or more Classes of a Series (the "Subordinated Securities") will instead be payable to one or more other Classes of such Series (the "Senior Securities") under the circumstances and to the extent provided in such Prospectus Supplement. If specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Loan Assets and losses on defaulted Loan Assets will be borne first by the various Classes of Subordinated Securities and thereafter by the various Classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments or distributions on the Loan Assets over the lives of the Securities of a Series or at any time, the aggregate losses in respect of defaulted Loan Assets which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securities that will be distributable to holders of Senior Securities on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments or distributions on the Loan Assets or aggregate losses in respect of such Loan Assets were to exceed the total amounts distributable and available for distribution to holders of Subordinated Securities were to exceed the specified maximum amount, holders of Senior Securities could experience losses on their Securities.

         In addition to or in lieu of the foregoing, if specified in the related Prospectus Supplement, all or any portion of distributions otherwise distributable to holders of Subordinated Securities on any Distribution Date may instead be deposited into one or more Reserve Funds (as defined below) established by the related Trustee. If specified in the related Prospectus Supplement, such deposits may be made (i) on each Distribution Date, (ii) on each Distribution Date for specified periods, or (iii) on each Distribution Date until the balance in the Reserve Fund has reached a specified amount and, following payments from the Reserve Fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Fund to required levels, in each case as specified in such Prospectus Supplement. If specified in the related Prospectus Supplement, amounts on deposit in the Reserve Fund may be released to the Depositor or the holders of any Class of Securities at the times and under the circumstances specified in such Prospectus Supplement.





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
         If specified in the related Prospectus Supplement, various Classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other Classes of Senior and Subordinated Securities, respectively, through a cross-support mechanism or otherwise.

         As between Classes of Senior Securities and as between Classes of Subordinated Securities, distributions may be allocated among such Classes (i) in the order of their Stated Maturity or Assumed Final Distribution Dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related Prospectus Supplement. As between Classes of Subordinated Securities, distributions to holders of Senior Securities on account of delinquencies or losses and payments to any Reserve Fund will be allocated as specified in the related Prospectus Supplement.

OVERCOLLATERALIZATION

         If provided in the related Prospectus Supplement, the aggregate principal balance of the Loan Assets included in the Trust may exceed the aggregate original principal balance of the Securities of a Series thereby creating an "Excess Spread" on each Distribution Date. If provided in the related Prospectus Supplement, such Excess Spread may be distributed to holders of Senior Securities to produce and maintain a specified level of
overcollateralization.   With respect to a Series of Securities, the
overcollateralization level may be fixed or may increase or decrease over time, subject to certain floors, caps and triggers, as set forth in the related Prospectus Supplement and the related Indenture, Sale and Servicing Agreement or Pooling and Servicing Agreement.

CROSS-SUPPORT

         If specified in the related Prospectus Supplement, separate Classes of related Series of Securities may represent the beneficial ownership of or be separately secured by, separate groups of Assets included in the Trust for a Series or otherwise available for the benefit of such Securities. In such case, Credit Enhancement may be provided by a cross-support feature which may require that distributions be made with respect to Securities evidencing beneficial ownership of or secured by one or more groups of Assets prior to distributions to Subordinated Securities evidencing a beneficial ownership interest in or secured by other groups of Assets within the same Trust. The Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

GUARANTY INSURANCE

         If specified in the Prospectus Supplement, one or more financial guaranty insurance policies (each, a "Guaranty Policy") will be obtained. Each such Guaranty Policy with respect to a Series will, subject to limitations described in the related Prospectus Supplement, provide to the holders of the insured Securities of a Series a guarantee of payment of any interest and/or principal payments due to such holders on each Distribution Date. The related Prospectus Supplement will describe the terms of any Guaranty Policy and will set forth certain information with respect to the applicable insurer.

MORTGAGE POOL INSURANCE

         With respect to a Series for which the related Trust includes Mortgage Loans (and, if specified in the related Prospectus Supplement, a Series for which the related Trust includes Contracts), in order to decrease the likelihood that holders of the Securities of such Series will experience losses in respect of such Mortgage Loans, if specified in the related Prospectus Supplement, one or more mortgage pool insurance policies (each, a "Mortgage Pool Insurance Policy") will be obtained. Each such Mortgage Pool Insurance Policy will, subject to the limitations described below and in the Prospectus Supplement, cover loss by reason of default in payments on such Mortgage Loans up to the amounts specified in the Prospectus Supplement or reported on Form 8-K and for the periods specified in the Prospectus Supplement. To the extent specified in the related Prospectus Supplement, the Servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement will agree to use its best reasonable efforts to cause to be maintained in effect any such Mortgage Pool Insurance Policy and to file claims thereunder to the issuer of such Mortgage Pool Insurance Policy (the "Pool Insurer"). A Mortgage Pool Insurance Policy, however, is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent set forth in such policy as described in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, no Mortgage Pool Insurance Policy, if any, will cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor. The related Prospectus Supplement will describe the terms of any applicable Mortgage Pool Insurance Policy and will set forth certain information with respect to the related Pool Insurer.

SPECIAL HAZARD INSURANCE

         With respect to a Series for which the related Trust includes Mortgage Loans (and, if specified in the related Prospectus Supplement, each Series for which the related Trust includes Contracts), in order to decrease the likelihood that holders of the Securities of such Series will experience losses in respect of such Mortgage Loans, if specified in the related Prospectus Supplement, one or more Special Hazard Insurance Policies (each, a "Special Hazard Insurance Policy") will be obtained. Each such Special Hazard Insurance Policy with respect to a Series will, subject to limitations described below and in the related Prospectus Supplement, protect holders of the Securities of such Series from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not covered by the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under flood insurance policies, if any, covering the Mortgaged Properties, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. Any Special Hazard Insurance Policy may not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. Aggregate claims under each Special Hazard Insurance Policy will be limited as described in the related Prospectus Supplement. Any Special Hazard Insurance Policy may also provide that no claim may be paid unless hazard and if applicable, flood insurance on the Mortgaged Property has been kept in force and other protection and preservation expenses have been paid.

         The related Prospectus Supplement will describe the terms of any applicable Special Hazard Insurance Policy and will set forth certain information with respect to the related special hazard insurer.

RESERVE FUNDS

         If specified in the Prospectus Supplement with respect to a Series, assets such as cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in such Prospectus Supplement will be deposited by the Seller in one or more accounts (each, a "Reserve Fund") established and maintained with the related Trustee. Such cash and the payments on such other assets will be used to enhance the likelihood of timely distribution of principal of, and interest on, or, if specified in the related Prospectus Supplement, to provide additional protection against losses in respect of the Assets in the related Trust, to pay the expenses of the related Trust or for such other purposes specified in such Prospectus Supplement. Whether or not the Seller has any obligation to make such a deposit, certain amounts to which the holders of the Subordinated Securities of such Series, if any, the Seller would otherwise be entitled may instead be deposited into the Reserve Fund from time to time and in the amounts as specified in the related Prospectus Supplement. Any cash in any Reserve Fund and the proceeds of any other instrument upon maturity will be invested in Permitted Investments. If a letter of credit is deposited with the applicable Trustee, such letter of credit will be irrevocable. To the extent specified in the Prospectus Supplement with respect to a Series, any instrument deposited therein will name the related Trustee, in its capacity as trustee for the holders of the Securities of such Series, as beneficiary and will be issued by an entity acceptable to each rating agency that rates such Securities. Additional information with respect to such instruments deposited in the Reserve Funds may be set forth in the Prospectus Supplement.

                          SERVICING OF THE LOAN ASSETS

         Except as otherwise noted in the applicable Prospectus Supplement, the description set forth below of the servicing of Loan Assets is applicable to Loan Assets included in the Trust with respect to a Series of Securities.

         To the extent provided in the related Prospectus Supplement, the Loan Assets included in the Trust for a Series of Securities will be serviced either
(i) by the related Servicer as sole servicer, (ii) by the related Master Servicer as administrator or master servicer, (iii) by one or more loan servicing institutions as servicers or (iv) by another institution as master servicer. If an institution other than the Servicer acts as the sole servicer or as the master servicer for a Series, the Servicer may have no servicing obligations with respect to such Series. Generally, the discussion in this section of the Prospectus is applicable under circumstances when the Servicer is an affiliate of the Seller. If the Servicer is not an affiliate of the Seller, the discussion relating to the servicing of the Loan Assets as set forth below may be modified or superseded by any discussion relating to the servicing of the Loan Assets set forth in the Prospectus Supplement.

         To the extent specified in the related Prospectus Supplement, the Loan Assets will be serviced by one or more loan servicing institutions, which may include the Servicer or a Subservicer, pursuant to a subservicing agreement between each Subservicer and the Servicer (each, a "Subservicing Agreement"), which may be entered into only with the prior written consent of the applicable Trustee and the Administrator, if any.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

         When a Mortgaged Property has been or is about to be conveyed by the borrower, the Servicer, on behalf of the Trustee, shall, to the extent it has knowledge of such conveyance or prospective conveyance, enforce the rights of the Trustee as the mortgagee of record to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. In such event or in the event the related

Mortgage does not contain a "due-on-sale" clause, the Servicer shall enter into an assumption and modification Agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under such Mortgage and, unless prohibited by applicable law or the mortgage documents, the borrower remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original borrower is released from liability and such person is substituted as borrower and becomes liable under the Mortgage.

REALIZATION UPON DEFAULTED LOAN ASSETS

         With respect to any defaulted Loan Asset as to which no satisfactory arrangements can be made for collection of delinquent payments or the cure of any other event of default, the Servicer will take such action as it shall deem to be in the best interest of the Securityholders. Without limiting the generality of the preceding sentence, the Servicer will, in accordance with the servicing standard described above, (i) in the case of Title I Mortgage Loans and Title I Contracts only, direct the Trustee (or any Administrator) to submit an FHA Claim to the FHA, in accordance with FHA Regulations, or (ii) in the case of Mortgage Loans and Contracts, take such other action as the Servicer deems to be in the best interests of the Securityholders, which if no superior lien exists on the related Mortgaged Property, could include a foreclosure upon such Mortgaged Property in the name of the Trustee for the benefit of the Securityholders, provided such action was economically justified. Typically, however, the Servicer has chosen not to pursue foreclosures of defaulted loans comparable to the Loan Assets due to the costs involved. In servicing mortgage loans and contracts secured by junior liens in their portfolios, it will not be the Servicer's or any Subservicer's practice to satisfy the senior mortgage(s) at or prior to the foreclosure sale of the related Mortgaged Property, or to advance funds to keep the senior mortgage(s) current. In addition, if a defaulted Loan Asset (together with any senior lien indebtedness) has a high loan-to-value ratio, then the Servicer will be less likely to foreclose on the related Mortgaged Property, even if the Servicer has a first-lien position for such defaulted Loan Asset. In the event an FHA Claim is rejected by the FHA due to circumstances that constitute a breach of the Seller's representations and warranties in the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller will be required to repurchase the related Title I Mortgage Loan or Title I Contract at the purchase price and in the manner set forth in such Sale and Servicing Agreement or Pooling and Servicing Agreement.

         In connection with any collection activities or foreclosure, the Servicer is required to exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use, as it would exercise or use under the circumstances in the conduct of its own affairs.

WAIVERS AND DEFERMENTS OF CERTAIN PAYMENTS

         Each Sale and Servicing Agreement and each Pooling and Servicing Agreement will require the Servicer to make reasonable efforts to collect all payments called for under the terms and provisions of the Loan Assets. Consistent with the foregoing, the Servicer may at its own discretion waive any late payment charge, assumption fee or any penalty interest in connection with the payment of a Loan Asset or any other fee or charge which the Servicer would be entitled to retain as servicing compensation and may waive, vary or modify any term of any Loan Asset or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement and the FHA Regulations, if applicable.

SUBSERVICERS

         The Servicer is permitted under the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement to enter into servicing arrangements from time to time with subservicers (each, a "Subservicer") meeting the requirements of such Sale and Servicing Agreement or Pooling and Servicing Agreement, provided that the applicable Trustee gives written consent thereto. Notwithstanding any subservicing arrangements, the Servicer shall not be relieved of its obligations under the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement to the applicable Trustee and the Securityholders, and the Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the related Loan Assets.

REMOVAL AND RESIGNATION OF SERVICER

         To the extent specified in the Prospectus Supplement, the applicable Trustee may remove the Servicer upon the occurrence and continuation beyond the applicable cure period of certain events described in the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement. To the extent specified in the Prospectus Supplement, the Servicer will not be permitted to resign from its obligations and duties except by mutual consent of the Servicer, the Seller, the applicable Trustee and any other persons so specified in the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement, or upon the determination that the Servicer's duties are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. No such resignation shall become effective until a qualified successor has assumed the Servicer's responsibilities and obligations. Upon removal or resignation of the Servicer, a successor servicer will be appointed pursuant to the terms and conditions set forth in the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement.

ADVANCES

         To the extent specified in the Prospectus Supplement, neither the Servicer, nor any Subservicer on behalf of the Servicer, shall have any obligation to advance its own funds for any delinquent scheduled payments of principal and interest on any Loan Asset or to satisfy or keep current the indebtedness secured by any superior liens on the related Mortgaged Property. To the extent specified in the Prospectus Supplement, no costs incurred by the Servicer or any Subservicer in respect of servicing advances shall, for the purposes of distributions to Securityholders, be added to the amount owing under the related Loan Asset.

SERVICING PROCEDURES

         To the extent specified in the related Prospectus Supplement, the Servicer and each Subservicer will service the Loan Assets pursuant to written guidelines promulgated by the Seller or the Servicer. The Servicer will exercise its best reasonable efforts to insure that any Subservicers service the Loan Assets in compliance with such guidelines and in a manner consistent with industry standards.

         MORTGAGE LOANS. To the extent specified in the related Prospectus Supplement, the Servicer and each Subservicer will be required to service and administer the Mortgage Loans and will have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement. The Servicer, in servicing and administering the Mortgage Loans, will be required to employ or cause to be employed procedures

(including collection, foreclosure, liquidation and REO Property management and liquidation procedures) and exercise the same care that it customarily employs and exercises in servicing and administering loans of the same type as the Mortgage Loans for its own account, all in accordance with accepted servicing practices of prudent lending institutions and servicers of loans of the same type as the Mortgage Loans and giving due consideration to the Securityholders' reliance on the Servicer. With respect to any Title I Mortgage Loan, the foregoing servicing standard also shall include the requirement that the Servicer will and will cause any Subservicer to, comply with FHA Regulations in servicing the Title I Mortgage Loans so that the FHA Insurance remains in full force and effect with respect to the Title I Mortgage Loans, except for good faith disputes relating to FHA Regulations or such FHA Insurance, unless such disputes would result in the termination or suspension of such FHA Insurance. The Servicer will be required to maintain the facilities, procedures and experienced personnel necessary to comply with such servicing standard and the duties of the Servicer set forth in the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement.

         The Servicer will expend its own funds to restore property securing a Mortgage Loan which has sustained uninsured damage only if it determines that such restoration will increase the proceeds of liquidation of the Mortgage Loan after the reimbursement to the Servicer of its expenses and after the satisfaction of any senior liens.

         With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Loan Assets -- General Legal Considerations -- Cooperative Loans". This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the ability to sell and realize the value of those shares.

         In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Code Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code
Section 216(b)(2). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Code Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

         So long as it acts as servicer of the Mortgage Loans, the Servicer will be required to maintain certain insurance covering errors and omissions in the performance of its obligations as servicer and certain fidelity bond coverage ensuring against losses through wrongdoing of its officers, employees and agents.

         CONTRACTS. With respect to a Trust that includes Contracts, pursuant to the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Servicer, either directly or through Subservicers subject to general supervision by the Servicer, will perform diligently all services and duties specified in each Sale and Servicing Agreement or Pooling and Servicing Agreement in the same manner as prudent lending institutions of property improvement and/or manufactured housing installment sales contracts of the same type as the Contracts in those jurisdictions where the related borrowers are located. The Servicer will monitor the performance of each Subservicer, if any, and, unless the related Prospectus Supplement states otherwise, will remain liable for the servicing of the Contracts in accordance with the terms of the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement. The duties to be performed by the Servicer or the Subservicer, if any, will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, repossession.

ADMINISTRATION AND SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         With respect to each Loan Asset, the Servicer may receive compensation with respect to each interest payment thereon in an amount specified in the related Prospectus Supplement. As compensation for its servicing duties, each Subservicer, if any, will be entitled to a monthly servicing fee in the amount specified in the related Prospectus Supplement. In addition to the primary compensation, each Servicer or Subservicer, if any, will retain all assumption underwriting fees and late payment charges, to the extent collected from borrowers if provided in the related Prospectus Supplement.

         The Servicer and any Subservicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loan Assets. No loss will be suffered on the Securities by reason of such expenses to the extent claims for such expenses are paid directly under any applicable Mortgage Pool Insurance Policy, any primary mortgage insurance policy, or from any other forms of Credit Enhancement. In the event, however, that the defaulted Mortgage Loans are not covered by a Mortgage Pool Insurance Policy, any primary mortgage insurance policy, or another form of Credit Enhancement, or claims are either not made or not paid under such policies or Credit Enhancement, or if coverage thereunder has ceased, a loss will occur on the Securities of the affected Series to the extent that the proceeds from the liquidation of a defaulted Loan Asset, after reimbursement of the Servicer's and the Subservicer's expenses, are less than the then outstanding principal balance of such defaulted Loan Asset.


                                   THE SELLER

         FIRSTPLUS INVESTMENT CORPORATION (the "Seller"), a Nevada corporation, was incorporated in 1995 as a limited purpose finance corporation. All of the outstanding capital stock of the Depositor is owned by RAC Financial Group, Inc., the common stock of which is traded in the over-the-counter market on the Nasdaq National Market. The Seller maintains its principal office at 3773 Howard Hughes Parkway, Suite 300N, Las Vegas, Nevada 89109, and its telephone number is (702) 892-3772.

         As a limited purpose finance corporation under the Rating Agency guidelines, the business operations of the Seller will be limited to functions relating to the issuance of one or more Series of Securities or similar series of asset-backed or mortgage-backed securities, the acquisition and resale of Loan Assets and other incidental activities related thereto. The Seller does not have, and is not expected in the future to have, any significant assets. If the Seller were required to repurchase a Loan Asset included in the Trust for a Series, its only sources of funds to make such repurchase would be funds obtained from the enforcement of a corresponding obligation, if any, on the part of the Transferor of such Loan Asset or the related Servicer, as the case may be, or from a Reserve Fund, if any, established to provide funds for such repurchases.

         Neither the Seller nor any of its affiliates will insure or guarantee the Securities of any Series or the Loan Assets backing any such Series. See "Risk Factors -- Limited Assets of Trust."


                        THE SERVICER AND THE TRANSFEROR

         To the extent specified in the related Prospectus Supplement, the Servicer with respect to any Series of Securities may be FIRSTPLUS FINANCIAL, INC. ("FFI"), an affiliate of the Seller. In addition, to the extent specified in the related Prospectus Supplement for a Series, the related Transferor of the Loan Assets to the Seller for such Series may also be FFI. See "Description of the Trust Property -- General".

         The delinquency and loss experience of FFI for the periods indicated is set forth below. In the event that FFI is not the Servicer with respect to a Series, or if an entity other than FFI acts as Servicer with respect to a Series, the delinquency experience of such Servicer will be set forth in the related Prospectus Supplement.

                                                              Delinquency Experience
                                                              ----------------------
                                                                Three Months Ended
                                     -----------------------------------------------------------------------
                                      1994                            1995                            1996
                                     -------     ---------------------------------------------       -------
                                     Dec. 31     Mar. 31     June 30     Sept. 30      Dec. 31       Mar. 31
DELINQUENCY DATA:
Delinquencies in Serviced Loan
Portfolio (at period end) (1):
   31-60 days . . . . . . . . . .      3.7%         2.3%        1.7%        1.8%           1.5%          1.4%
   61-90 days . . . . . . . . . .      1.4          1.0         0.7         0.7            0.5           0.6
   91 days and over . . . . . . .      3.2          3.3         1.9         2.2            2.1           2.2
                                       ---          ---         ---         ---          -------       -------
         Total  . . . . . . . . .      8.3%         6.6%        4.3%        4.7%           4.1%          4.2%
                                       ====         ====        ====        ====           ====          ====
Serviced Loan Portfolio (at
period end)                           $60,850      $70,410    $177,358     $238,584      $387,343      $506,287

                                                      Year Ended December 31,
                                                   -----------------------------
                                                   1993        1994         1995
                                                   ----        ----         ----
LOSS AND DEFAULT DATA:
Net Losses as a percentage of the average
Serviced Loan Portfolio (2) . . . . . . . .         0.39%       0.44%       0.04%
Defaults as a percentage of the average
Serviced Loan Portfolio (2) . . . . . . . .         2.04%       2.64%       0.69%



(1) Delinquencies (as a percentage of the total serviced loan portfolio balance) typically increase in November and December of each calendar year.
(2) The average serviced loan portfolio is calculated by adding the beginning and ending balances for the fiscal year and dividing the sum by two.

         While the preceding tables generally indicate that FFI is experiencing declining delinquency, loss and default rates on its serviced loan portfolio as a whole, such rates have been increasing on a pool-by-pool basis. Although such increases to date have been within the parameters anticipated by FFI at the time of the issuance of each Series of Securities, there can be no assurance that such rates will not continue to increase. Loan Assets that will be conveyed to the Seller in connection with the issuance of a Series of Securities will generally possess reduced delinquency, default and loss rates due to certain requirements of the Underwriters and Rating Agencies for such Series. The overall decline in the delinquency rates on the serviced loan portfolio is principally due to the increased volume of loans originated by FFI. FFI calculates its delinquency and default rates by dividing the amount of delinquent or defaulted loans in the serviced loan portfolio by the total serviced loan portfolio. Since FFI and its affiliates are originating higher volumes of new loans that, due to their lack of seasoning, tend to have lower delinquency and default rates, FFI's overall delinquency and default rates have decreased.

         Because delinquencies and losses typically occur months or years after a loan is originated, data relating to delinquencies and losses as a percentage of the current portfolio can understate the risk of future delinquencies, losses or foreclosures. There is no assurance that the delinquency, foreclosure and loss experience with respect to any of the Loan Assets or with respect to any pool of Loan Assets will be comparable to the experience reflected above for assets originated and serviced by FFI or its affiliates. Because certain Loan Assets may have been underwritten pursuant to standards that rely primarily on the value of the related Mortgaged Properties rather than the creditworthiness of the related mortgagor, the actual rates of delinquencies, foreclosures and losses on such Loan Assets, particularly in periods during which the value of the related Mortgage Properties has declined, could be higher than those historically experienced by the mortgage lending industry in general. In addition, the rate of delinquencies, foreclosures and losses with respect to the Loan Assets will also be affected by, among other things, interest rate fluctuations and general and regional economic conditions. See "Risk Factors -- Certain Factors Affecting Delinquencies, Foreclosures and Losses on Loan Assets".


              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

         The following summary describes certain terms of each Sale and Servicing Agreement or Pooling and Servicing Agreement pursuant to which a Trust will purchase Loan Assets from the Seller and the Servicer will agree to service such Loan Assets, each Trust Agreement (in the case of a grantor trust, the Pooling and Servicing Agreement) pursuant to which a Trust will be created and Securities will be issued and each Administration Agreement pursuant to which FFI will undertake certain administrative duties with respect to a Trust that issues Bonds (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF LOAN ASSETS

         On or prior to the Closing Date specified with respect to any given Trust in the related Prospectus Supplement (the "Closing Date"), the Transferor will sell and assign to the Seller, without recourse, its entire interest in the Loan Assets comprising the related Loan Asset Pool, together with all principal and interest on such Loan Assets (subject to exclusions or adjustments specified in the related Prospectus Supplement received by the Seller on or with respect to such Loan Assets on or after the Cut-off Date), other than principal and interest due and payable in respect of such Loan Assets on or before the date specified in the related Prospectus Supplement.
On the Closing Date, the Seller will transfer and assign to the applicable Trustee, without recourse, pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement, as applicable, its entire interest in the Loan Assets comprising the related Loan Asset Pool, together with all principal and interest on such Loan Assets (subject to exclusions or adjustments specified in the related Prospectus Supplement received by the Seller on or with respect to such Loan Assets on or after the Cut- off Date), other than principal and interest due and payable in respect of such Loan Assets on or before the date specified in the related Prospectus Supplement. Each such Loan Asset will be identified in a schedule appearing as an exhibit to such Sale and Servicing Agreement or such Pooling and Servicing Agreement (a "Schedule of Loan Assets"). The applicable Trustee will, concurrently with such transfer and assignment, execute and deliver the related Securities. Unless





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otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Securities of a given Series will be applied to the purchase of the related Loan Assets from the Seller and, to the extent specified in the related Prospectus Supplement, to provide for the funding of the applicable Credit Enhancement.

         In addition, as to each Loan Asset that is a Mortgage Loan, the Seller will deliver to the applicable Trustee or its custodian, as specified in the related Prospectus Supplement, the related mortgage note ("Mortgage Note") and mortgage ("Mortgage"), any assumption and modification agreement, an assignment of the Mortgage in recordable form, evidence of title insurance and, if applicable, the certificate of private mortgage insurance. In instances where recorded documents cannot be delivered due to delays in connection with recording, the Seller may deliver copies thereof and deliver the original recorded documents promptly upon receipt.

         With respect to each Loan Asset that is a Cooperative Loan, the Seller will cause to be delivered to the applicable Trustee or its custodian, as specified in the related Prospectus Supplement, the related original Cooperative note endorsed to the order of such Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Seller will file in the appropriate office an assignment and a financing statement evidencing such Trustee's security interest in each Cooperative Loan.

         With respect to each Loan Asset that is a Contract for a Manufactured Home, the Seller will deliver or cause to be delivered to the applicable Trustee, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. To give notice of the right, title and interest of the Securityholders to the Contracts, the Seller will cause a UCC-1 financing statement to be filed identifying such Trustee as the secured party and identifying all Contracts as collateral. To the extent specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment from the Seller to such Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the holders of the Securities of the applicable Series in the Contracts could be defeated. See "Certain Legal Aspects of the Loan Assets."

         To the extent specified in the related Prospectus Supplement, in the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller generally will represent and warrant to the applicable Trustee, among other things, that (i) the information with respect to each Loan Asset set forth in the Schedule of Loan Assets attached thereto is true and correct in all material respects; (ii) at the date of initial issuance of the Securities, the Seller has good and marketable title to the Loan Assets included in the Trust and such other items comprising the corpus of the Trust are free and clear of any lien, mortgage, pledge, charge, security interest or other encumbrance; (iii) at the date of initial issuance of the Securities, no payment in respect of a Loan Asset is 30 or more days delinquent and there are no delinquent tax or assessment liens against the related Mortgaged Property, if any; and (iv) at origination, each Mortgage Loan complied in all material respects with applicable state and federal laws, including, without limitation, consumer, usury, truth-in-lending, consumer credit protection, equal credit opportunity and disclosure laws and with respect to any Title I Mortgage Loans, the FHA Regulations.

         In the event that the Seller has acquired the Loan Assets for a Series, if specified in the related Prospectus Supplement, the Seller may, in lieu of making the representations set forth in the preceding paragraph, cause the entity from which such Loan Assets were acquired to make such representations





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(other than those regarding the Seller's title to the Loan Assets, which will in all events be made by the Seller), in the agreement pursuant to which such Loan Assets are acquired, or if such entity is acting as Servicer, in the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement, or if such entity is acting as a Subservicer, in its Subservicing Agreement. In such event such representations, and the Seller's rights against such entity in the event of a breach thereof, will be assigned to the Trustee for the benefit of the Securityholders of such Series.

CONVEYANCE OF SUBSEQUENT LOAN ASSETS

         With respect to a Series of Securities for which a Pre-Funding Arrangement is provided, in connection with any conveyance of Subsequent Loan Assets to the Trust after the issuance of such Series, the related Sale and Servicing Agreement or Pooling and Servicing Agreement will require the Transferor and Seller to satisfy the following conditions, among others: (i) each Subsequent Loan Asset purchased after the Closing Date must satisfy the representations and warranties contained in the subsequent transfer agreement to be entered into by the Transferor, the applicable Trustee and the Seller (the "Subsequent Transfer Agreement") and in the related Sale and Servicing Agreement or Pooling and Servicing Agreement; (ii) the Transferor will not select such Subsequent Loan Assets in a manner that it believes is adverse to the interests of the Securityholders; (iii) as of the related cut-off date, all of the Loan Assets in the Loan Asset Pool at that time, including the Subsequent Loan Assets purchased after the closing date will satisfy the criteria set forth in the related Sale and Servicing Agreement or Pooling and Servicing Agreement; (iv) the Subsequent Loan Assets will have been approved by any third party provider of Credit Enhancement, if applicable; and (v) prior to the purchase of each Subsequent Loan Asset the applicable Trustee will perform an initial review of certain related loan file documentation for such Loan Asset and issue an initial certification for which the required documentation in such loan file has been received with respect to each such Subsequent Loan Asset. The Subsequent Loan Assets on an aggregate basis, will have characteristics similar to the characteristics of the pool of Initial Loan Assets as described in the related Prospectus Supplement. Each acquisition of any Subsequent Loan Assets will be subject to the review by any third party provider of Credit Enhancement, if applicable, the Rating Agencies and the Transferor's accountants of the aggregate statistical characteristics of the related Loan Asset Pool for compliance with the applicable statistical criteria set forth in the related Sale and Servicing Agreement or Pooling and Servicing Agreement.

REPURCHASE OR SUBSTITUTION OF LOAN ASSETS

         The Trustee (or its custodian as specified in the related Prospectus Supplement) will review the documents delivered to it with respect to the Loan Assets included in the related Trust. To the extent specified in the related Prospectus Supplement, if any document is not delivered or is found to be defective in any material respect and the Seller cannot deliver such document or cure such defect within 60 days after notice thereof (which the applicable Trustee will undertake to give within 45 days of the delivery of such documents), and if any other party obligated to deliver such document or cure such defect has not done so and has not substituted or repurchased the affected Loan Asset, then the Seller will, not later than the Determination Date next succeeding the end of such 60-day period (a) if provided in the Prospectus Supplement remove the affected Loan Asset from the Trust and substitute one or more other Loan Assets therefor or (b) repurchase the Loan Asset from the applicable Trustee for a price equal to 100% of its principal balance plus interest thereon as the date specified in the related Prospectus Supplement, plus the amount of unreimbursed servicing advances made by the Servicer or any Subservicer with respect to such Loan Asset. To the extent specified in the related Prospectus Supplement, such purchase price will be deposited in the Collection Account on such Determination Date and such repurchase and, if applicable,





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
substitution obligation will constitute the sole remedy available to holders of the Securities of the applicable Series or the related Trustee against the Seller for a material defect in a document relating to a Loan Asset.

         If the Prospectus Supplement for a Series of Securities so provides, then in lieu of agreeing to repurchase or substitute Loan Assets as described above, the Seller may obtain such an agreement from the entity which sold such Loan Assets to the Seller, which agreement will be assigned to the applicable Trustee for the benefit of the holders of the Securities of such Series.

EVIDENCE AS TO COMPLIANCE

         The related Sale and Servicing Agreement or Pooling and Servicing Agreement will provide that on or before a specified date after the end of each of the Servicer's fiscal years elapsing during the term of its appointment, beginning with the first fiscal year ending after the Closing Date, the Servicer, at its expense, will furnish to the applicable Trustee and certain other Persons (i) an opinion by a firm of independent certified public accountants on the financial position of the Servicer at the end of the relevant fiscal year and the results of operations and changes in financial position of the Servicer for such year then ended on the basis of an examination conducted in accordance with generally accepted auditing standards, and (ii) if the Servicer is then servicing any Mortgage Loans, a statement from such independent certified public accountants to the effect that based on an examination of certain specified documents and records relating to the servicing of the Servicer's mortgage loan portfolio conducted substantially in compliance with the audit program for mortgages serviced for the United States Department of Housing and Urban Development Mortgage Audit Standards, or the Uniform Single Audit Program for Mortgage Bankers (the "Applicable Accounting Standards"), such firm is of the opinion that such servicing has been conducted in compliance with the Applicable Accounting Standards except for (a) such exceptions as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement.

LIST OF SECURITYHOLDERS

         Upon written request of the applicable Trustee, the Registrar for a Series of Securities will provide to the Trustee, within fifteen days after receipt of such request, a list of the names and addresses of all holders of record of the Securities of such Series as of the most recent Record Date for payment of distributions to holders of Securities of that Series. Upon written request of three or more holders of record of a Series of Securities for purposes of communicating with other holders with respect to their rights under the applicable Indenture, Trust Agreement or Pooling and Servicing Agreement for such Series, the applicable Trustee will afford such holders access during business hours to the most recent list of holders of such Series held by such Trustee. With respect to Book Entry Securities, the only named holder on the Certificate Register will be the Clearing Agency.

         No Indenture, Trust Agreement or Pooling and Servicing Agreement will provide for the holding of any annual or other meetings of holders of Securities.

ADMINISTRATION OF THE DISTRIBUTION ACCOUNT

         The applicable Sale and Servicing Agreement or Pooling and Servicing Agreement with respect to a Series will require the Servicer to maintain a Distribution Account that is either: (i) an account maintained with a depository institution the debt obligations of which (or, in the case of a depository institution which is a part of a holding company structure, the debt obligations of the holding company of which) have a long-term or short-term rating acceptable to each rating agency that rated the Securities; (ii)





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an account or accounts the deposits in which are fully insured by either the
Bank Insurance Fund (the "BIF"), the Federal Deposit Insurance Corporation (the "FDIC") or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation) ("SAIF") of the FDIC; (iii) a trust account (which shall be a "segregated trust account") maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the applicable Trustee which depository institution or trust company will be required to have capital and surplus of not less than the amount specified in the related Indenture, Trust Agreement, Sale and Servicing Agreement or Pooling and Servicing Agreement; or (iv) an account that will not cause any rating agency rating the Securities of such Series to downgrade or withdraw its then-current rating assigned to the Securities, as evidenced in writing by such rating agency. The instruments in which amounts in the Distribution Account may be invested are limited to Permitted Investments. To the extent specified in the related Prospectus Supplement, a Distribution Account may be maintained as an interest bearing account, or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. To the extent specified in the related Prospectus Supplement, the Seller or the Trustee will be entitled to receive any such interest or other income earned on funds in the Distribution Account as additional compensation. To the extent specified in the related Prospectus Supplement, the following payments and collections received subsequent to the cut- off date will be deposited in the Distribution Account:

          (i)    all payments on account of scheduled principal;

         (ii) all payments on account of interest accruing and collected on and after the date specified in the related Prospectus Supplement, subject to exclusions or adjustments described in such Prospectus Supplement;

        (iii) all Liquidation Proceeds net of certain amounts reimbursed to the Subservicers or the Servicer, as described in the related Sale and Servicing Agreement or Pooling and Servicing Agreement;

         (iv)    all Insurance Proceeds;

          (v) all proceeds of any Loan Asset or property acquired in respect thereof repurchased by the Servicer, the Seller or the Transferor or otherwise as described herein;

         (vi) all amounts, if any, required to be transferred to the Distribution Account from any Credit Enhancement for the related Series; and

        (vii) all other amounts required to be deposited in the Distribution Account pursuant to the related Indenture, Trust Agreement, Sale and Servicing Agreement or Pooling and Servicing Agreement.

REPORTS TO SECURITYHOLDERS

         Concurrently with each payment or distribution on the Securities of a Series, to the extent specified in the related Prospectus Supplement, the applicable Trustee will furnish to the related Securityholders a statement generally setting forth, to the extent applicable to such Series, among other things:

          (i) the aggregate amount of such distribution allocable to principal, separately identifying the amount allocable to each Class;





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         (ii)    the amount of such distribution allocable to interest,
separately identifying the amount allocable to each Class;

        (iii) the aggregate principal balance of each Class of the Securities after giving effect to distributions on such Distribution Date;

         (iv) if applicable, the aggregate principal balance of any Class of Securities which are Compound Interest Securities after giving effect to any increase in such principal balance that results from the accrual of interest that is not yet distributable thereon;

          (v) if applicable, the amount otherwise distributable to holders of any Class of Securities that were distributed to holders of other Classes of Securities;

         (vi) if any Class of Securities has priority in the right to receive Principal Prepayments, the amount of Principal Prepayments received by the related Trust in respect of the related Loan Assets;

        (vii) certain performance information regarding the Loan Assets, including delinquency and foreclosure information, specified in the related Sale and Servicing Agreement or Pooling and Servicing Agreement;

       (viii) the amount of coverage then remaining under any Credit Enhancement; and

         (ix) all other information required to be provided pursuant to the related Indenture, Trust Agreement, Sale and Servicing Agreement or Pooling and Servicing Agreement.

         The Servicer or the applicable Trustee will also furnish annually customary information deemed necessary for holders of such Securities to prepare their tax returns.

EVENTS OF DEFAULT

         "Events of Default" under the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement with respect to a Series will consist of (i) any failure by the Servicer to duly observe or perform in any material respect any of its covenants or agreements in such Sale and Servicing Agreement or such Pooling and Servicing Agreement materially affecting the rights of holders of the Securities of such Series which continues unremedied for 60 days after the giving of written notice of such failure to the Servicer by the applicable Trustee or to the Servicer or the applicable Trustee by the holders of such Securities evidencing interests aggregating not less than 25% of the then outstanding principal balance of the affected Class of Securities; and (ii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

         As long as an Event of Default under a Sale and Servicing Agreement or Pooling and Servicing Agreement remains unremedied by the Servicer, the applicable Trustee, or holders of Securities of each Class affected thereby evidencing, as to each such Class, interests aggregating not less than 51% of the then outstanding principal balance of such Class, may terminate all of the rights and obligations of the Servicer under the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement, whereupon the





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applicable Trustee, or a new Servicer appointed pursuant to such Sale and
Servicing Agreement or such Pooling and Servicing Agreement, will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement or such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. Notwithstanding its termination as Servicer, the Servicer will be entitled to receive amounts earned by it under the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement prior to such termination. If at the time of any such termination the Servicer is also servicing as the Administrator, the Servicer's status as Administrator will be simultaneously terminated by the Trustee and the Servicer's responsibilities as such shall be transferred to the successor servicer, if such person is then qualified to so act), or to another successor Administrator retained by the applicable Trustee, or to the applicable Trustee itself if a successor Administrator cannot be retained in a timely manner. To the extent provided in the related Prospectus Supplement, unless and until a successor servicer is appointed, the applicable Trustee will be required to fulfill the duties of the Servicer.

         No Securityholder will have any right under the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement to institute any proceeding with respect to such Sale and Servicing Agreement or such Pooling and Servicing Agreement, unless such holder previously has given to the applicable Trustee written notice of default and unless the holders of Securities as specified in the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement have made written request to the applicable Trustee to institute such proceeding in its own name as trustee thereunder and have offered to the applicable Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceedings. However, no Trustee will be under any obligation to exercise any of the trusts or powers vested in it by the applicable Indenture, Trust Agreement or Pooling and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Securityholders, unless such Securityholders have offered to such Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

         Each of the Sale and Servicing Agreement with respect to a Series and the Pooling and Servicing Agreement with respect to a Series may be amended by the Seller, the Servicer and the applicable Trust or Trustee without the consent of the Securityholders of such Series, to cure any error or ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under such Sale and Servicing Agreement or such Pooling and Servicing Agreement provided that such action will not adversely affect in any material respect the interests of any Securityholders of such Series. An amendment described above shall not be deemed to adversely affect in any material respect the interests of the Securityholders of a Series if either (a) an opinion of counsel satisfactory to the applicable Trustee is obtained to such effect, or (b) the person requesting the amendment obtains a letter from each of the rating agencies then rating the Securities of that Series to the effect that the amendment, if made, would not result in a downgrading or withdrawal of the rating then assigned by it to such Securities.

         To the extent specified in the Prospectus Supplement, each of the Sale and Servicing Agreement with respect to a Series and the Pooling and Servicing Agreement with respect to a Series may also be amended by the Seller, the Servicer, and the applicable Trust or Trustee with the consent of the Securityholders evidencing interests aggregating in excess of 50% of the then outstanding principal balance of the Securities of the applicable Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Sale and Servicing Agreement or such Pooling and





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Servicing Agreement or of modifying in any manner the rights of Securityholders of that Series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, collections of payments received on the related Loan Assets or distributions which are required to be made on any Security without the consent of the holder of such Security, (ii) adversely affect in any material respect the interests of the holders of any Class of Securities in any manner other than as described in clause (i), without the consent of the holders of Securities evidencing 100% of the then outstanding principal balance of such Class or (iii) reduce the aforesaid percentage of Securities of any Class required to consent to any such amendment, without the consent of the holders of Securities evidencing 100% of the then outstanding principal balance of such Class.

                    CERTAIN LEGAL ASPECTS OF THE LOAN ASSETS

         The following discussion contains summaries of certain legal aspects of the Loan Assets which are general in nature. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Loan Assets is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loan Assets.

         In addition, the following discussion also contains a summary of the Title I Program, which may be applicable to certain of the Loan Assets. With respect to each Series for which the related Trust includes Contracts, the related Prospectus Supplement will contain a discussion of certain legal aspects of manufactured housing contracts.

GENERAL LEGAL CONSIDERATIONS

         Applicable state laws generally regulate interest rates and other charges that may be assessed on borrowers, require certain disclosures to borrowers, and may require licensing of the Transferor, the Seller, the Trustee, the Indenture Trustee, the Administrator, the Servicer and any Subservicer. In addition, most states have other laws, public policies and general principles of equity relating to the protection of consumers and the prevention of unfair and deceptive practices which may apply to the origination, servicing and collection of the Loan Assets.

         The Loan Assets may also be subject to federal laws, including: (i) the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loan Assets; (ii) the Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, which require certain disclosures to the borrowers regarding the settlement and servicing of the Mortgage Loans; (iii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; (iv) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; (v) the Federal Trade Commission Preservation of Consumers' Claims and Defenses Rule, 16 C.F.R. Part 433, regarding the preservation of a consumer's rights; (vi) the Fair Housing Act, 42 U.S.C. 3601 et seq., relating to the creation and governance of the Title I Program; (vii) the Home Ownership and Equity Protection Act; and (viii) if applied, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act").





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         MORTGAGES.  The Mortgage Loans will be secured by either deeds of trust, mortgages, deeds to secure debt or chattel mortgages, depending upon the prevailing practice in the state in which the Mortgaged Property subject to a Mortgage Loan is located. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent, i.e., the payment of the indebtedness secured thereby. There are two parties to a mortgage, the borrower, who is the owner of the property and usually the borrower, and the mortgagee, who is the lender. Under the mortgage instrument, the borrower delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the owner of the property and usually the borrower, called the trustor (similar to a borrower), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable state law, the express provisions of the deed of trust or mortgage, and, in some cases, with respect to deeds of trust, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a borrower) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt generally are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms, the knowledge of the parties to such instrument and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office.

         COOPERATIVE LOANS. Certain of the Mortgage Loans may be Cooperative Loans. The private, non-profit, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as project borrower, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a pool of Mortgage Loans including Cooperative Loans, the collateral securing the Cooperative Loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other





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capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE

         MORTGAGES. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not contested by any of the parties defendant. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. Foreclosure is regulated by statutes and rules and is subject to the court's equitable powers. Generally, a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature the court may exercise equitable powers to relieve a borrower of a default and deny the mortgagee foreclosure on proof that either the borrower's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the borrower from an entirely technical default where such default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than reasonably equivalent value and such sale occurred while the borrower was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In some states, mortgages may also be foreclosed by advertisement pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.





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         Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee to sell the property upon default by the borrower under the terms of the note, deed of trust or deed to secure debt. In some states, prior to such sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states, prior to such sale, the trustee must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligations, including attorney's and trustee's fees to the extent allowed by applicable law. Certain states may require notices of sale to be published periodically for a prescribed period in a specified manner prior to the date of the trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property. In certain states, foreclosure under a deed of trust may also be accomplished by judicial action in the manner provided for foreclosure of mortgages.

         In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale. Because of the difficulty a potential buyer at the sale might have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, a third party may be unwilling to purchase the property at a foreclosure sale. For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other court officer for an amount equal to the principal amount of the indebtedness secured by the mortgage or deed of trust, plus accrued and unpaid interest and the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' and trustee's fees, which may be recovered by a lender. In some states there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume ownership of the mortgaged property and, therefore, the burdens of ownership, including the obligation to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be mitigated by the receipt of any mortgage insurance proceeds.

         A second mortgagee may not foreclose on the property securing a second mortgage unless it forecloses subject to the first mortgage and any other prior liens, in which case it must either pay the entire amount due on the first mortgage and such other liens, prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the first mortgage and such liens, in either event adding the amounts expended to the balance due on the second loan, and may be subrogated to the rights of the first mortgagee. In addition, in the event that the foreclosure of a second mortgage triggers the enforcement of a "due-on-sale" clause, the second mortgagee may be required to pay the full amount of the first mortgage to the first mortgagee. Accordingly, with respect to those Mortgage Loans which are second mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

         The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior





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mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee; however, a junior lienholder whose rights in the property are terminated pursuant to foreclosure by a senior lienholder will not share in the proceeds from the subsequent disposition of the property. Junior lienholders may also institute legal proceedings separate from the foreclosure proceedings of the senior lienholders.

         Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the borrower. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         COOPERATIVE LOANS. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owned by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event a borrower fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted. Article 9 of the UCC provides that the proceeds of the sale will be applied first to





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pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         JUNIOR LIENS. Certain of the Mortgage Loans, including the Title I Mortgage Loans, may be secured by junior lien mortgages or deeds of trust. Second mortgages or deeds of trust are generally junior to first mortgages or deeds of trust held by other lenders, and third mortgages or deeds of trust are generally junior to first and second mortgages or deeds of trust held by other lenders, and so forth. The rights of the Securityholders as the holders of a junior deed of trust or a junior mortgage, are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior mortgagee satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. A junior mortgagee or beneficiary in some states may satisfy a defaulted senior lien in full and in some states may cure such default and bring the senior loan current, in either event, adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust to the contrary, no notice of default is required to be given to a junior mortgagee or beneficiary.

         Furthermore, the terms of a junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will generally govern. Upon a failure of the borrower or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the senior mortgagee or beneficiary become part of the indebtedness secured by the senior mortgage or deed of trust. To the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

         RIGHT OF REDEMPTION. The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

         The equity of redemption which is a non-statutory right that must be exercised prior to foreclosure sale should be distinguished from statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory





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period in which to redeem the property from the foreclosure sale.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

         ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS. Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule or forgiving all or a portion of the debt. Additionally, a federal bankruptcy court in a Chapter 11 bankruptcy case may be able to reduce the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan; however, the United States Supreme Court has recently eliminated such a risk in Chapter 7 and Chapter 13 bankruptcy cases.





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         The Internal Revenue Code of 1986, as amended provides priority to certain tax liens over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.

         ENFORCEABILITY OF CERTAIN PROVISIONS. Certain of the Mortgage Loans will contain a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

         Some courts have imposed general equitable principles to limit the remedies available in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. For example, some courts have required that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders' judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument or deed of trust is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. The exercise by the court of its equity powers will depend on the individual circumstances of each case. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust receive notices in addition to those prescribed statutorily. For the most part, these cases have upheld the statutory notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.

         Some of the Mortgage Loans may not restrict secondary financing, thereby permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. The bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.





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         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Late charges are typically retained by servicers as additional servicing compensation.

         A portion of the Mortgage Loans contain "due-on-sale" clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or coveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         Exempted from the general rule of enforceability of due-on-sale clauses were mortgage loans (originated other than by federal savings and loan associations and federal savings banks) that were made or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982 ("Window Period Loans"). However, this exception applied only to transfers of property underlying Window Period Loans occurring between October 15, 1982 and October 15, 1985 and does not restrict enforcement of a due-on-sale clause in connection with current transfers of property underlying Window Period Loans. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision (the "OTS"), as successor to the Federal Home Loan Bank Board which preempt state law restrictions on the enforcement of due-on-sale clauses.

         The Garn-St. Germain Act also sets forth nine instances in which a mortgage lender covered by the Garn-St. Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. The Garn-St. Germain Act also grants the Director of the Office of Thrift Supervision (successor to the Federal Home Loan Bank Board) authority to prescribe by regulation further instances in which a due-on-sale clause may not be exercised upon the transfer of the property. To date no such regulations have been issued. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a "due-on-sale" clause.

         If interest rates were to rise above the interest rates on the Mortgage Loans, then any inability of the Servicer or the subservicer to enforce due-on-sale clauses may result in the Trust containing a greater number of Mortgage Loans bearing below-market interest rates than would otherwise be the case, since a transferee of the property underlying a Mortgage Loan would have a greater incentive in such circumstances to assume the seller's Mortgage Loan. Any inability to enforce due-on-sale clauses may affect the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

         Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include requirements that the lender undertake





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affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

         ADJUSTABLE RATE LOANS. The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the Uniform Commercial Code. In such event, the Trustee will not be deemed to be a "holder in due course" within the meaning of the Uniform Commercial Code and may take such a mortgage note subject to certain restrictions on its ability to foreclose and to certain contractual defenses available to a borrower.

         ENVIRONMENTAL LEGISLATION. Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or assumes active control over the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender (such as a Trustee or a Trust) to homeowners. In the event that title to a property securing a Mortgage Loan in a pool of Mortgage Loans was acquired by a Trustee or a Trust and cleanup costs were incurred in respect of the property, the holders of the related Securities might realize a loss if such costs were required to be paid. In addition, the presence of certain environmental contamination, including, but not limited to, lead-based paint, asbestos and leaking underground storage tanks could result in the holders of the related Securities realizing a loss if associated costs were required to be paid. The Seller, the Administrator, the Underwriters, the Transferors, the Servicers, and any of their respective affiliates (i) have not caused any environmental site assessments or evaluations to be conducted with respect to any properties securing the Mortgage Loans, (ii) are not required to make any such assessments or evaluations and (iii) make no representations or warranties and assume no liability with respect to the absence or effect of hazardous wastes or hazardous substances on any property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances.

         In the event that title to a Mortgaged Property is acquired by a Trust and cleanup costs are incurred in respect of such property, the related Securityholders might realize a loss if such costs are required to be paid. In addition, the presence of certain environmental contamination, including, but not limited to, lead-based paint, asbestos and leaking underground storage tanks could result in the Securityholders realizing a loss if any associated remedial costs are required to be paid. The Transferor, the Seller, the Servicer, any subservicer and any of their respective affiliates (i) have not caused any environmental site assessments or evaluations to be conducted with respect to any Mortgaged Property, (ii) are not required





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to make any such assessments or evaluations and (iii) make no representations or warranties and assume no liability with respect to the absence or effect of hazardous wastes or hazardous substances on any property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances.

TRUTH IN LENDING ACT

         In September 1994, the Reigle Community Development and Regulatory Improvement Act of 1994 (the "Reigle Act") was enacted which incorporates the Home Ownership and Equity Protection Act of 1994, and which adds certain additional provisions to Regulation Z, the implementing regulation of the Truth-in-Lending Act ("TILA"). These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges ("covered loans"). In general, mortgage loans within the purview of the Reigle Act have annual percentage rates over 10% greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Reigle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of a creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan. A substantial majority of the loans originated or purchased by the Transferor are covered by the Reigle Act.

         The Reigle Act provisions impose additional disclosure requirements on lenders originating covered loans and prohibit lenders from originating covered loans that are underwritten solely on the basis of the borrower's home equity without regard to the borrower's ability to repay the loan. The Transferor believes that only a small portion of its loans originated in fiscal 1994 and fiscal 1995 are of the type that, unless modified, would be prohibited by the Reigle Act. As a result of the Reigle Act provisions, with respect to all covered loans, the Transferor applies loan underwriting criteria that take into consideration the borrower's ability to repay.

         The Reigle Act provisions also prohibit lenders from including prepayment fee clauses in covered loans to borrowers with debt-to-income ratios in excess of 50% or covered loans used to refinance existing loans originated by the same lender. The Transferor reported immaterial amounts of prepayment fee revenues in fiscal 1993, 1994 and 1995, respectively. The Transferor will continue to collect prepayment fees on loans originated prior to effectiveness of the Reigle Act provisions and on non-covered loans, as well as on covered loans in permitted circumstances following the effectiveness of the Reigle Act provisions. The Reigle Act provisions impose other restrictions on covered loans, including restrictions on balloon payments and negative amortization features, which the Transferor does not believe will have a material effect on its operations.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of home improvement first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal





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law.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         A similar federal statute, adopted in 1976, provides federal usury preemption with respect to Title I Mortgage Loans, such as the Title I Mortgage Loans. This statute also permits states to reimpose interest rate limits by passing legislation at any time after June 30, 1976. To date, no state has enacted any reported statute to reimpose interest rate limits with respect to any loans, mortgage or advance that is insured under Title I.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation or similar limitations under state law could have an effect, for an indeterminate period of time, on the ability of the Servicer or the subservicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related Mortgage Loans, would result in a reduction of the amounts available for distribution to the holders of the Offered Securities, but the Offered Securities would receive the full amount otherwise distributable to such holders to the extent that amounts are available from the credit enhancement provided for the Offered Securities. See "Risk Factors -- Limitations of Credit Enhancement". In addition, the Relief Act imposes limitations which would impair the ability of the Servicer or subservicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default there may be delays and losses occasioned by the inability to realize upon the related Mortgaged Property in a timely fashion.

THE TITLE I PROGRAM

         GENERAL. Sections 1 and 2(a) of the National Housing Act of 1934, as amended (the "Act"), authorize the creation of the Federal Housing Administration (which is an agency within the United States Department of Housing and Urban Development; such agency and department are referred to together herein as the "FHA") and the Title I Program. Certain of the Mortgage Loans or Contracts contained in a Trust may be loans insured under the Title I Program. FHA Regulations contain the requirements under which approved Title I Lenders may obtain insurance against a portion of losses incurred with respect to eligible loans that have been originated and serviced in accordance with FHA regulations, up to the amount of such Title I Lender's FHA Reserve, as described below, and subject to the terms and conditions established under the Act and FHA Regulations. While FHA Regulations permit the Secretary of HUD, subject to statutory limitations, to waive a Title I Lender's noncompliance with FHA Regulations if enforcement would impose an injustice on the lender (provided the Title I Lender has acted in good faith, is in substantial compliance with FHA Regulations and has credited the borrower for any excess charges), in general, an insurance claim against the FHA will be denied if the Title I loan to which it relates does not strictly satisfy the requirements of the Act and FHA Regulations.





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         Unlike certain other government loan insurance programs, loans under the Title I Program (other than loans in excess of $25,000) are not subject to prior review by the FHA. Under the Title I Program, the FHA disburses insurance proceeds with respect to defaulted loans for which insurance claims have been filed by a Title I Lender prior to any review of such loans. A Title I Lender is required to repurchase a Title I loan from the FHA that is determined to be ineligible for insurance after insurance claim payments for such loan have been paid to such lender. Under the FHA Regulations, if the Title I Lender's obligation to repurchase the Title I loan is unsatisfied, the FHA is permitted to offset the unsatisfied obligation against future insurance claim payments owed by the FHA to such lender. FHA Regulations permit the FHA to disallow an insurance claim with respect to any loan that does not qualify for insurance for a period of up to two years after the claim is made and to require the Title I Lender that has submitted the insurance claim to repurchase the loan. Pursuant to a letter ruling issued by the FHA in October 1994, the FHA has stated that, as a policy, the FHA will strive to review all insurance claim submissions in a timely manner and limit the period of time within which it will request the repurchase of a loan to a period of one year after claim submission. The letter further states, however, that the FHA may find it necessary with respect to some claim submissions to apply the foregoing two-year incontestability provision strictly.

         The proceeds of loans under the Title I Program may be used only for permitted purposes, including, but not limited to, the alteration, repair or improvement of residential property, the purchase of a manufactured home or lot (or cooperative interest therein) on which to place such home or the purchase of both a manufactured home loan and the lot (or cooperative interest therein) on which such home is placed. Title I Program loans may be made directly to the owners of the property to be improved or purchased ("direct loans") or with the assistance of a dealer or home improvement contractor that will have an interest in the proceeds of the loan ("dealer loans").

         Subject to certain limitations described below, eligible Title I loans are insured by the FHA for 90% of an amount equal to the sum of (i) the net unpaid principal amount and the uncollected interest earned to the date of default, (ii) interest on the unpaid loan obligation from the date of default to the date of the initial submission of the insurance claim, plus 15 calendar days (the total period not to exceed nine months) at a rate of 7% per annum,
(iii) uncollected court costs, (iv) title examination costs, (v) fees for required inspections by the lenders or its agents, up to $75, and (vi) origination fees up to a maximum of 5% of the loan amount. However, the insurance coverage provided by the FHA is limited to the extent of the balance in the Title I Lender's FHA Reserve maintained by the FHA. Accordingly if sufficient insurance coverage is available in such FHA Reserve, then the Title I Lender bears the risk of losses on a Title I loan for which a claim for reimbursement is paid by the FHA of at least 10% of the unpaid principal, uncollected interest earned to the date of default, interest from the date of default to the date of the initial claim submission and certain expenses.

         Under the Title I Program, the FHA maintains an FHA insurance coverage reserve account (a "FHA Reserve") for each Title I Lender. The amount in each Title I Lender's FHA Reserve is a maximum of 10% of the amounts disbursed, advanced or expended by a Title I Lender in originating or purchasing eligible loans registered with the FHA for Title I Insurance, with certain adjustments permitted or required by FHA Regulations. The balance of such FHA Reserve is the maximum amount of insurance claims the FHA is required to pay to the related Title I Lender. Mortgage loans to be insured under the Title I Program will be registered for insurance by the FHA, and the increase in Title I insurance coverage to which the Title I Lender is entitled by reason of the reporting of such loans under the Title I Lender's contract of insurance will be included in the FHA Reserve for the originating Title I Lender following the receipt and acknowledgment by the FHA of a transfer of note report on the prescribed form (the "Transfer Report") pursuant to FHA Regulations.





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         Under the Title I Program the FHA will reduce the insurance coverage available in a Title I Lender's FHA Reserve with the respect to loans insured under such Title I Lender's contract of insurance by (i) the amount of FHA Insurance claims approved for payment related to such loans, (ii) prior to October 1, 1995, after a Title I Lender has held its Title I contract of insurance for five years, the amount of the annual reduction (the "Annual Reduction") equal to 10% of the amount of insurance coverage contained in the related FHA Reserve as of that date, and (iii) the amount of reduction of the Title I Lender's FHA Reserve by reason of the sale, assignment or transfer of loans registered under the Title I Lender's contract of insurance. Such insurance coverage also may be reduced for any FHA insurance claims previously disbursed to the Title I Lender that are subsequently rejected by the FHA. On June 5, 1995, the FHA announced the elimination of Annual Reductions, effective as of October 1, 1995.

         Upon the receipt and acknowledgment by the FHA of a Transfer Report, originations of new loans will increase a Title I Lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating such loans registered with the FHA for insurance under the Title I Program. A Title I Lender is permitted to sell or otherwise transfer loans reported for insurance under the Title I Program only to another Title I Lender. Upon any such transfer, except a transfer with recourse or under a guaranty or repurchase Agreement, the seller is required to file a Transfer Report with the FHA reporting the transfer of such loans. Upon notification and approval of such transfer, the FHA Reserve of the selling Title I Lender is reduced, and the FHA Reserve of the purchasing Title I Lender is increased, by an amount equal to the lesser of 10% of the actual purchase price of the loans or the net unpaid principal balance of the loans, up to the total amount of the selling Title I Lender's FHA Reserve. Thus, in the event the selling Title I Lender's FHA Reserve was less than 10% of the unpaid principal balance of its portfolio of loans reported for insurance under the Title I Program prior to the sale, the seller's FHA Reserve may be exhausted as the result of a sale of only a portion of its total portfolio, with the result that its remaining Title I Program portfolio may be ineligible for Title I Program benefits until the lender originates or otherwise acquires additional loans reported for insurance under the Title I Program. Accordingly, the insurance coverage reserves transferred to the purchasing Title I Lender in such case will be less than 10% of the lesser of the purchase price or the principal balance of the portfolio of loans purchased, which may be the case with respect to the Transferor's purchase of certain Title I Mortgage Loans and Title I Contracts from certain Title I lenders and the transfer of the related insurance coverage from such lenders' FHA Reserves. Additionally, pursuant to FHA Regulations, not more than $5,000 in insurance coverage shall be transferred to or from a Title I Lender's insurance coverage reserve account during any October 1 to September 30 fiscal year without the approval of the Secretary of HUD. Such HUD approval is generally viewed as automatic, provided the formal requirements for transfer are satisfied, but HUD does have the right under FHA Regulations to withhold approval.

         Unlike most other FHA insurance programs, the obligation of the FHA to reimburse a Title I Lender for losses in the portfolio of insured loans held by such Title I Lender is limited to the amount in an FHA Reserve maintained on a lender-by-lender basis and not on a loan-by-loan basis. Except when to do so would be in HUD's best interest, the FHA does not track or "earmark" the loans within a Title I Lender's portfolio to determine whether a reduction in such lender's FHA Reserve as the result of an insurance claim by such lender are, in fact, attributable to the insured loan with respect to which the claim was made. For this reason, if a Title I Lender is holding insured loans as a fiduciary on behalf of multiple non-affiliated beneficiaries, in order for such a lender to cause its FHA Reserve to be reduced only by an amount to which a particular beneficiary is entitled by reason of the insured loans beneficially held by it, the Title I Lender must segregate or "earmark" its FHA Reserve on its own books and records according to which beneficiary is entitled to what portion of the insurance coverage in the Title I Lender's FHA Reserve as if the insurance coverage were not commingled by the FHA in such FHA Reserve. If such Title





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I Lender continues to submit claims with respect to loans held on behalf of a beneficiary whose portion of insurance coverage in its FHA Reserve has been exhausted, the FHA will continue to honor such claims until all insurance coverage in such Title I Lender's FHA Reserve has been exhausted, even though such FHA Reserve may, in fact, be held by the Title I Lender for the benefit of a different beneficiary than the beneficiary of the insured loans to which the claims relate under a separate contractual agreement. In addition, under certain FHA administrative offset regulations, the FHA may offset an unsatisfied obligation of a Title I Lender to repurchase loans that are determined to be ineligible for insurance against future insurance claim payments owed by the FHA to such lender. In the case of the related Trust, if the Trustee were to hold loans insured under the Depositor's FHA Reserve on behalf of another trust fund, the FHA were to determine that insurance claims were paid in respect of loans ineligible for insurance that related to such other trust fund and the Trustee, on behalf of such other trust fund, was unable or otherwise failed to repurchase the ineligible loans, then the FHA could offset the amount of the repurchase obligation against insurance proceeds payable with respect to one or more Title I Mortgage Loans or Title I Contract included in the related Trust. If the Trustee were unable to recover the amount of such offset from the other trust fund, the Trust could experience a loss as a result.

         Accordingly, claims paid to the Trustee (or the Administrator, if any) by the FHA with respect to Title I loans insured under the Seller's FHA Reserve other than the Title I Mortgage Loans and Title I Contracts may reduce the FHA Insurance Amount. In the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller and the Trustee (or the Administrator, if any) will agree not to submit claims to the FHA with respect to Title I loans other than the Title I Mortgage Loans and Title I Contracts if the effect thereof would be to reduce the FHA Insurance Amount. The Seller has committed to use its FHA contract of insurance under the Title I Program only to report the record ownership of loans transferred and assigned to the Trustee pursuant to the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement and similar such agreements that may be entered into by the Seller in the future.

         On the final Transfer Date, such FHA Insurance Amount will be the maximum amount of insurance coverage in the Seller's FHA Reserve that will be available for the submission of claims on the Title I Mortgage Loans, and thereafter, such FHA Insurance Amount will be decreased as a result of payments by the FHA in respect of FHA Claims submitted for the Title I Mortgage Loans and Title I Contracts after the Transfer Dates and as a result of the repurchase or substitution of Title I Mortgage Loans and Title I Contracts by the Transferor. Except in connection with the conveyance to the Trust of any Subsequent Mortgage Loans that are Title I Mortgage Loans and the substitution of Title I Mortgage Loans and Title I Contracts, the FHA Insurance Amount for the Title I Mortgage Loans and Title I Contracts will not be increased for any other Title I loans, either previously or subsequently owned by the Seller and reported for insurance in the Seller's FHA Reserve.

         On the final Transfer Date, the amount of FHA insurance coverage that will have been transferred from the Transferor's FHA Reserve to the Seller's FHA Reserve may be less than the maximum amount of insurance coverage transferrable which would otherwise equal 10% of the unpaid principal balance or the purchase price, if less. However, if individual Title I Mortgage Loans and Title I Contracts are repurchased from the applicable Trustee, on behalf of the Trust, by the Transferor, the Servicer and/or any Subservicer, then with respect to any individual Title I Mortgage Loan or Title I Contract the amount of FHA insurance coverage that will be transferred from the Trustee's FHA Reserve, in all likelihood, will be the maximum amount of insurance coverage of 10% of the unpaid principal balance or the purchase price, if less, until such time as the Seller's FHA Reserve has been reduced to a balance which is less than such maximum amount. Accordingly, the transfer of insurance coverage from the Seller's FHA Reserve as the result of the repurchase of Title I Mortgage Loans and Title I Contracts will cause a





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disproportionately larger reduction to the FHA Insurance Amount for each individual Title I Mortgage Loan and Title I Contract and if a significant amount of Title I Mortgage Loans and Title I Contracts are repurchased, could result in a substantial reduction of such FHA Insurance Amount and the relative percentage of such FHA Insurance Amount to the principal balance of the Title I Mortgage Loans and Title I Contracts remaining in the Trust.

         REQUIREMENTS FOR TITLE I PROPERTY IMPROVEMENT LOANS AND CONTRACTS. The proceeds of loans originated under the Title I Program for property improvements may be used only for improvements that substantially protect or improve the basic habitability or utility of an eligible property. Although Title I loans are available for several types of properties, the Title I Mortgage Loans will include primarily one-to four-family property improvement loans. FHA Regulations require that the borrower have at least a one-half interest in (i) fee simple title to the real property to be improved with the loan proceeds ("Secured Property"), (ii) a lease on the Secured Property for a fixed term that expires no sooner than six months after the maturity date of the property improvement loan or (iii) a properly recorded land installment contract for the purchase of the Secured Property. Any Title I property improvement loan originated after August 1994 in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple. Prior to August 1994, any Title I property improvement loan in excess of $5,000 was required to be secured by such a recorded lien.

         The maximum principal amount of an eligible loan under the Title I Program, must not exceed the actual cost of the project plus any authorized fees and charges under the Title I Program as provided below; provided that such maximum principal amount does not exceed $25,000 for a single family property improvement loan. No single borrower is permitted to have more than an aggregate of $25,000 in unpaid principal obligations with respect to Title I loans without prior approval of HUD. Generally, the term of a Title I loan that is a property improvement loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I loans with respect to multiple properties (subject to the aforementioned limit on loans to a single borrower), and a borrower may obtain more than one Title I loan with respect to a single property, in each case as long as the total outstanding balance of all Title I loans on the same property does not exceed the maximum loan amount for the type of Title I loan thereon having the highest permissible loan amount. If a property improvement loan (or combination of loans on a single property) exceeds $15,000, and either (i) the property is not owner occupied or (ii) the structure on the property was completed within six months prior to the application for the loan, the borrower is required to have equity in the property at least equal to the loan amount. In all other cases, there is no requirement that the owner contribute equity to the property other than fees and costs that may not be added to the balance of the loan as described below.

         Fees and charges that may be added to the balance of property improvement loans include (i) architectural and engineering fees, (ii) building permit costs, (iii) credit report costs, (vi) fees for required appraisals (if applicable), (iv) title examination costs and (v) fees for required inspections by the lender or its agent, up to $75. The Title I Lender is entitled to recover the following fees and charges in connection with a property improvement loan from the borrower as part of the borrower's initial payment:
(i) an origination fee not to exceed 1% of the loan amount, (ii) discount points, however, after July 5, 1995, only to the extent a lender can demonstrate a clear relationship between the charging of discount points and some tangible benefit to the borrower such as a compensating decrease in the interest rate being charged, (iii) recording fees, recording taxes, filing fees and documentary stamp taxes, (iv) title insurance costs, (v) current year tax and insurance escrow payments, (vi) fees necessary to establish the validity of the lien, (vii) appraisal fees that are not eligible to be financed, (viii) survey costs, (ix) handling charges for





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refinancing or modification of an existing loan, up to $100, (x) fees for approving assumption or preparing assumption agreements, not to exceed 5%, (xi) certain fees of closing agents and (xii) such other items as may be specified by the FHA. FHA Regulations prohibit the advancement of such fees and charges to the borrower by any party to the transaction.

         FHA Regulations distinguish between "direct loans" and "dealer loans." A loan is a "dealer loan" if an approved dealer having a direct or indirect financial interest in the transaction assists the borrower in obtaining the loan. A loan made by the lender to the borrower without the assistance of any party with a financial interest in the loan transaction (other than the lender) is a "direct loan."

         With respect to dealer loans, the dealer-contractor typically enters into a consumer credit contract or note with the borrower and, after completion of the financed improvements, assigns the contract or note to the Title I Lender. The dealer-contractor presents the loan application to the Title I Lender, receives the check or money order representing the loan proceeds and may accompany the borrower to the institution for the purpose of receiving payment. As a condition to the disbursement of the proceeds of a dealer loan, the Title I Lender is required to obtain a completion certificate signed by the borrower and the dealer certifying that the improvements have been completed in accordance with the contract and that the borrower has received no inducement from the dealer to enter into the transaction other than discount points. The Title I Lender may enter into an agreement under which the lender has full or partial recourse against the dealer for a period of three years in the event the Title I Lender sustains losses with respect to loans originated by such dealer and such loans do not satisfy FHA Regulations. FHA Regulations require that each dealer meet certain net worth and experience requirements and be approved by the FHA on an annual basis. Any Title I Lender that makes dealer loans is required to supervise and monitor the dealer's activities with respect to loans insured under the Title I Program and to terminate a dealer's approval if the dealer does not satisfactorily perform its contractual obligations or comply with Title I Program requirements.

         The note evidencing a property improvement loan insured under the Title I Program is required to bear a genuine signature of the borrower and any co-maker and co-signer, must be valid and enforceable, must be complete and regular on its face and must have interest and principal stated separately.
The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on the Title I loan must accrue from the date of the loan and be calculated according to the actuarial method, which allocates payments on the loan between principal and interest such that a payment is applied first to accrued interest and any remainder is subtracted from, or any deficiency is added to, the unpaid principal balance.

         Principal and interest on the note is required to be payable in equal installments at least monthly except where the borrower has irregular cash flow. The first and last payments may vary in amount from the regular installment amount but may not exceed 150% of the regular installment amount. The first payment may be due no later than two months from the date of the loan (i.e., the date upon which proceeds are disbursed by the lender). Late charges may be assessed only after fifteen days and cannot exceed the lesser of 5% of the installment, up to a maximum of $10 and must be billed as an additional charge to the borrower. In lieu of late charges, the note may provide for interest to accrue on late installments on a daily basis at the note rate. The note must include a provision for acceleration of maturity, at the option of the holder, upon a default by the borrower and a provision permitting prepayment in part or in full without penalty. The Title I Lender must assure that the note and all other documents evidencing the loan are in compliance with applicable Federal, state and local laws.





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         A written but unrecorded modification agreement executed by the borrower may be used in lieu of refinancing a delinquent or defaulted loan to reduce or increase the installment payment, but not to increase the term or interest rate. A written modification agreement may also be used to refinance a loan in order to reduce the interest rate, provided the loan is current. Alternatively, the lender may negotiate an informal repayment plan for the borrower to cure a temporary delinquency within a short period of time by sending a letter to the borrower reciting the terms of the agreement. The lender may not release any party from liability under the note or any lien securing an insured loan without prior FHA approval.

         FHA Regulations do not require that the borrower obtain title or fire and casualty insurance as a condition to obtaining loan, except with respect to manufactured home loans. If the property is located in a flood hazard area, however, flood insurance in an amount at least equal to the loan amount is required at the date of loan disbursement. The Borrower is required to maintain flood insurance of at least the unpaid balance of the loan (or the value of the property if state law so limits the amount of flood insurance).

         REQUIREMENTS FOR TITLE I MANUFACTURED HOME CONTRACTS. The maximum principal amount for any Title I Contract for a Manufactured Home must not exceed the sum of certain itemized amounts, which include a specified percentage of the purchase price of the manufactured home depending on whether it is a new or existing home; provided that such maximum amount does not exceed the following loan amounts: (i) $48,600 for a new or existing manufactured home purchase loan; (ii) $16,200 for a manufactured home lot purchase; and (iii) $64,800 for a combination loan (i.e. a loan to purchase a new or existing manufactured home and the lot for such home). Generally, the term of a Title I Contract for a Manufacture Home may not be less than six months nor greater than 20 years and 32 days, except that the maximum term of a manufactured home lot loan is limited to 15 years and 32 days and the maximum term of a multimodule manufactured home and lot in combination is limited to 25 years and 32 days.

         Borrower eligibility for a Title I Contract for a Manufactured Home requires that the borrower become the owner of the property to be financed with such loan and occupy the manufactured home as the borrower's principal residence, except for a manufactured home lot loan which allows six months from the date of the loan to occupy the home as the borrower's principal residence. If a manufactured home is classified as realty, then ownership of the home must be in fee simple, and also, the ownership of the manufactured home lot must be in fee simple, except for a lot which consists of a share in a cooperative association that owns and operates a manufactured home park. The borrower's minimum cash down payment requirement to obtain financing through a Title I Contract for a Manufactured Home is as follows: (i) at least 5% of the first $5,000 and 10% of the balance of the purchase price of a new manufactured home and at least 10% of the purchase price of an existing manufactured home for a manufactured home purchase loan, or in lieu of a full or partial cash down payment, the trade-in of the borrower's equity in an existing manufactured home; (ii) at least 10% of the purchase price and development costs of a lot for a manufactured home lot loan; and (iii) at least 5% of the first $5,000 and 10% of the balance of the purchase price of the manufactured home and lot for a combination loan.

         Any manufactured home financed by a Title I Contract must be certified by the manufacturer to have been constructed in compliance with the National Manufactured Housing Construction and Safety Standards Act of 1974 (42 U.S.C. Sections 5401-5426), so as to conform to all applicable Federal construction and safety standards, and with respect to the purchase of a new manufactured home, the manufacturer must furnish the borrower with a one year written warranty on a HUD approved form which obligates the manufacturer to correct any nonconformity with all applicable Federal construction and safety standards or
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delivery. The regulations under the Title I Program set forth certain additional requirements relating to the construction, transportation and installation of any manufactured home and standards for the manufactured homesite financed by any Title I Contract. The proceeds from a Title I Contract for a Manufactured Home may be used as follows: the purchase or refinancing of a manufactured home, a suitably developed lot for a manufactured home already owned by the borrower or a manufactured home and suitably developed lot for the home in combination; or the refinancing of an existing manufactured home already owned by the borrower in connection with the purchase of a manufactured home lot or an existing lot already owned by the borrower in connection with the purchase of a manufactured home. In addition, the proceeds for a Title I Contract for a Manufactured Home which is a manufactured home purchase loan may be used for the purchase, construction or installation of a garage, carport, patio or other comparable appurtenance to the manufactured home, and the proceeds for a Title I Contract for a Manufactured Home which is a combination loan may be used for the purchase, construction or installation of a foundation, garage, carport, patio or other comparable appurtenance to the manufactured home. The proceeds from a Title I Contract for a Manufactured Home cannot be used for the purchase of furniture or the financing of any items and activities which are set forth on the list published by the Secretary of HUD as amended from time to time.

         Any Title I Contract for a Manufactured Home must be secured by a recorded lien on the manufactured home (or lot or home and lot, as appropriate), its furnishings, equipment, accessories and appurtenance, which lien must be a first lien, superior to any other lien on the property which is evidenced by a properly recorded financing statement, a properly recorded security instrument executed by the borrower and any other owner of the property or other acceptable instrument. With respect to any Title I Contract involving a manufactured home purchase loan or combination loan and the sale of the manufactured home by a dealer, the lender or its agent (other than a manufactured home dealer) must conduct a site-of-placement inspection within 60 days after the date of the loan to verify that the terms and conditions of the purchase contract have been met, the manufactured home and any options and appurtenances included in the purchase price or financed with the loan have been delivered and installed and the placement certificate executed by the borrower and the dealer is in order.

         TITLE I UNDERWRITING REQUIREMENTS. FHA Regulations require that, before making a loan insured under the Title I Program, a Title I Lender exercise prudence and diligence in determining whether the borrower and any co-maker or co- signer is solvent and an acceptable credit risk with a reasonable ability to make payments on the loan obligation. Prior to loan approval, the Title I Lender is required to satisfy specified credit underwriting requirements and to keep documentation supporting its credit determination. As part of its credit underwriting, the Title I Lender must obtain the following: (i) a dated credit application executed by the borrower, any co-maker and any co-signer, (ii) written verification of current employment and current income of the borrower and any co-maker or co-signer, (iii) a consumer credit report stating the credit accounts and payment history of the borrower and any co-maker or co-signer, (iv) on loans in excess of $5,000, written evidence that the borrower is not over 30 days delinquent on any senior lien instruments encumbering the improved property, (v) verification whether the borrower is in default on any obligation owed to or insured or guaranteed by the Federal Government and (vi) written verification of the source of funds for any initial payment required of the borrower if such payment is in excess of 5% of the loan. Before making a final credit determination, the lender is required to conduct a face-to-face or telephone interview with the borrower and any co- maker or co-signer to resolve any discrepancies in the information on the credit application and to assure that the information is accurate and complete. The Title I Lender's files must contain, among other things, the note or other debt instrument, the lien instrument and a copy of the property improvement contract (in the case of a dealer loan) or a detailed written





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description of the work to be performed, the materials to be furnished and the estimated cost (for a loan not involving a dealer or contractor).

         The Title I Lender is required to satisfy itself that the borrower's income is adequate to make the payments required under the loan and to pay the borrower's housing and other recurring expenses. The borrower's housing and other recurring expenses generally may not exceed a maximum percentage of gross income as published from time to time in the Federal Register. The Title I Lender is required to document any compensating factors that support the approval of the loan if such expense-to-income ratios are not satisfied. A Title I Lender is prohibited from approving a loan under the Title I Program without the approval of the FHA if the lender has knowledge that the borrower is past due more than 30 days under the original terms of an obligation owed to or insured or guaranteed by the Federal Government or the borrower has made material misstatements of fact on applications for loans or other assistance.

         UNDER THE TITLE I PROGRAM, THE FHA DOES NOT REVIEW OR APPROVE FOR QUALIFICATION FOR INSURANCE THE INDIVIDUAL LOAN INSURED THEREUNDER AT THE TIME OF APPROVAL BY THE LENDING INSTITUTION (AS IS TYPICALLY THE CASE WITH OTHER FEDERAL LOAN INSURANCE PROGRAMS). If, after a loan has been made and reported for insurance under the Title I Program, a Title I Lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, such Title I Lender is required promptly to report such finding to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatement of facts or misuse of loan proceeds was caused by (or was knowingly sanctioned by) such Title I Lender or its employees.

         CLAIMS PROCEDURES UNDER TITLE I. The term "default" is defined under FHA Regulations as the failure of the borrower to make any payment due under the note for a period of 30 days after such payment is due. The "date of default" is considered to be the date 30 days after the borrower's first failure to make an installment payment on the note that is not covered by subsequent payments applied to overdue installments in the order they became due. When a loan reported for insurance under the Title I Program goes into default, a Title I Lender is required to contact the borrower and any co-maker and co-signer by telephone or in person to determine the reasons for the default and to seek a cure. If such Title I Lender is not able to effect a cure after diligent efforts, it may provide the borrower with a notice of default stating that the loan will be accelerated in 30 days if the loan is not brought current or the borrower does not enter into a loan modification agreement or repayment plan. The notice of default must meet certain requirements set forth in the FHA Regulations and must conform to applicable state law provisions. Such Title I Lender is permitted to rescind the acceleration of maturity of the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity of a secured property improvement loan, a Title I Lender has the option to proceed against the security or make a claim under its contract of insurance. If a Title I Lender chooses to proceed against the Secured Property under a security instrument (or if it accepts a voluntary conveyance or surrender of the Secured Property), (i) the Title I Lender must proceed against the loan security by foreclosure and acquire good, marketable title to the property securing the loan and (ii) the Title I Lender must take all actions necessary under applicable law to preserve its rights, if any, to obtain a deficiency judgment against the borrower, provided however, the Title I Lender may still file an FHA Insurance claim, but only with the prior approval of the Secretary of HUD.

         If a Title I Lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file, certification of compliance with applicable state and local laws





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
in carrying out any foreclosure or repossession, and where the borrower is in bankruptcy or deceased, evidence that the lender has properly filed proofs of claims. Generally, a Title I Lender must file its claim of insurance with the FHA not later than nine months after the date of default. Concurrently with filing the insurance claim, such Title I Lender is required to assign to the United States of America it's entire interest in the note (or a judgment in lieu of the note), in any securities held and in any claims filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary of HUD has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the Title I Lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the Title I Lender to repurchase the paid claim and to accept an assignment of the loan note. If the Title I Lender subsequently obtains a valid and enforceable judgment against the borrower, it may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim previously paid by it and make a demand for repurchase of the loan with respect to which the claim was paid at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the Title I Lender.

         A claim for reimbursement of loss with respect to a loan eligible for insurance under the Title I Program is required to be made on an FHA-approved form executed by a duly qualified officer of the Title I Lender and must be accompanied by copies of certain relevant documents and documentation specified in the FHA Regulations to support the claim. The Title I Lender is required, among other things, to document its efforts to effect recourse against any dealer in accordance with any recourse agreement with such dealer. If the loan is subject to an unsatisfied dealer recourse agreement claim, the Title I Lender is also required to assign its rights under such recourse agreement.
The FHA has the right to deny any claim for insurance in whole or in part based upon a violation of the FHA Regulations unless a waiver of compliance is granted. The Title I Lender is permitted to appeal any such claim denial and resubmit the claim within six months of the date of the claim denial, subject to a reprocessing fee. The applicable Sale and Servicing Agreement or Pooling and Servicing Agreement provides that the Trustee (or the Administrator) shall submit an FHA Claim with respect to any Title I Mortgage Loan or Title I Contract that goes into default if the default cannot be cured.

         If, as a result of the delay in the transfer of the FHA Insurance described above, FHA Insurance is not available with respect to any defaulted Title I Mortgage Loan or Title I Contract at the time it goes into default, then the amount required to make interest payments to the Securityholders with respect to the principal amount thereof, until such FHA Insurance becomes available and a claim for insurance can be made, if at all, will be paid from other amounts, if any, available in the Distribution Account.

         NO RIGHTS OF SECURITYHOLDERS AGAINST FHA. Because the Trust and the Securityholders will not hold an FHA contract of insurance, the FHA will not recognize the Trust or the Securityholders as the owners of the Title I Mortgage Loans, Title I Contracts or any portion thereof, entitled to submit FHA Claims to the FHA. Accordingly, the Trust and the Securityholders will have no direct right to receive insurance payments from the FHA. In the event the Trustee (or the Administrator, if any) submits an FHA Claim to the FHA and the FHA approves payment of such FHA Claim, the related FHA Insurance Proceeds will be payable only to the Trustee or to the Administrator, if any, as agent and attorney-in- fact for the Trustee. The Securityholders' rights relating to the receipt of payment from and the administration, processing and submissions of FHA Claims by the Trustee or the Administrator, if any, are limited and governed by the related Sale and Servicing Agreement or Pooling and Servicing Agreement and FHA Claims Administration Agreement and these functions are obligations of the Trustee and the Administrator, if any, not the FHA.





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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Bonds and the Certificates of any Series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of tax counsel to each Trust with respect to the related Series on the material matters associated with such consequences, subject to the qualifications set forth herein. "Tax Counsel" with respect to each Trust will be Andrews & Kurth L.L.P. The summary does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Bondholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Bonds and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Bonds and the Certificates.

         The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Tax Counsel regarding certain federal income tax matters discussed below. An opinion of Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Bonds, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Bonds, Certificates and related terms, parties and documents applicable to such Trust. The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust as a partnership under the Code or whether the Trust will be treated as a grantor trust. The Prospectus Supplement for each Series of Securities will specify whether a partnership election will be made or the Trust will be treated as a grantor trust.


                TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

         The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Bonds and the Certificates of a Trust for which a partnership election will be made, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Trust with respect to the related Series on the material matters associated with such consequences, subject to the qualifications set forth herein. In addition, Tax Counsel has prepared or reviewed the statements in the Prospectus under the heading "Trusts for Which a Partnership Election is Made", and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Bonds or Certificates.





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         Tax Counsel will deliver its opinion that a Trust for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that
(1) the Trust will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

         If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Loan Assets, possibly reduced by its interest expense on the Bonds. Any such corporate income tax could materially reduce cash available to make payments on the Bonds and distributions on the Certificates, and Securityholders could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE BONDS

         TREATMENT OF THE BONDS AS INDEBTEDNESS. The Seller will agree, and the Bondholders will agree by their purchase of Bonds, to treat the Bonds as debt for federal income tax purposes. Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, advise the Trust that the Bonds will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Bonds is correct.

         OID, INDEXED SECURITIES, ETC. The discussion below assumes that all payments on the Bonds are denominated in U.S. dollars, and that the Bonds are not Indexed Securities, Interest Only Securities or Principal Only Securities. Moreover, the discussion assumes that the interest formula for the Bonds meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Bonds (i.e., any excess of the principal amount of the Bonds over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given Series of Bonds, additional tax considerations with respect to such Bonds will be disclosed in the applicable Prospectus Supplement.

         INTEREST INCOME ON THE BONDS. Based on the above assumptions, except as discussed in the following paragraph, the Bonds will not be considered issued with OID. The stated interest thereon will be taxable to a Bondholder as ordinary interest income when received or accrued in accordance with such Bondholder's method of tax accounting. Under the OID regulations, a holder of a Bond issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Bond. A purchaser who buys a Bond for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a Bond that has a fixed maturity date of not more than one year from the issue date of such Bond (a "Short-Term Bond") may be subject to special rules. An accrual basis holder of a Short-Term Bond (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Bond would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Bond). However, a cash basis holder of a Short-Term Bond reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible





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on indebtedness incurred to purchase or carry the Short-Term Bond until the taxable disposition of the Short-Term Bond. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Bond in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Bond is purchased for more or less than its principal amount.

         SALE OR OTHER DISPOSITION. If a Bondholder sells a Bond, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Bond. The adjusted tax basis of a Bond to a particular Bondholder will equal the holder's cost for the Bond, increased by any market discount, acquisition discount, OID and gain previously included by such Bondholder in income with respect to the Bond and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by such Bondholder with respect to such Bond. Any such gain or loss will be capital gain or loss if the Bond was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         FOREIGN HOLDERS. Interest payments made (or accrued) to a Bondholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Securities) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and
(ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Bonds with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Bond is a foreign person and providing the foreign person's name and address. If a Bond is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Bond. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Bond by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         BACKUP WITHHOLDING. Each holder of a Bond (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Bondholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.





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         POSSIBLE ALTERNATIVE TREATMENTS OF THE BONDS.  If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Bonds did not represent debt for federal income tax purposes, the Bonds might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Bonds recharacterized as equity). Alternatively, and most likely in the view of Tax Counsel, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Bonds as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         TREATMENT OF THE TRUST AS A PARTNERSHIP. The Seller and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Seller in its capacity as recipient of distributions from the Reserve
Fund), and the Bonds being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Bonds, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Seller or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

         INDEXED SECURITIES, ETC. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities, Principal Only Securities or Interest Only Securities, and that a Series of Securities includes a single Class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

         PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest earned on the Loan Assets (including appropriate adjustments for market discount, OID and bond premium) and any gain upon foreclosure of Loan Assets. The Trust's deductions will consist primarily of interest accruing with respect to the Bonds, servicing and other fees, and losses or deductions upon foreclosure of the Loan Assets.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust





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for each month equal to the sum of (i) the interest that accrues on the
Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Loan Assets that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Loan Assets that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Seller. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

         All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

         The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

         DISCOUNT AND PREMIUM. It is believed that the Loan Assets were not issued with OID, and, therefore, the Trust should not have OID income.
However, the purchase price paid by the Trust for the Loan Assets may be greater or less than the remaining principal balance of the Loan Assets at the time of purchase. If so, the Loan Assets will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on an asset-by-asset basis.)

         If the Trust acquires the Loan Assets at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Loan Assets or to offset any such premium against interest income on the Loan Assets. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.





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         SECTION 708 TERMINATION.  Under Section 708 of the Code, the Trust
will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust, as a new partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

         DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Bonds and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Loan Assets would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Seller is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

         SECTION 754 ELECTION. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as





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potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

         ADMINISTRATIVE MATTERS. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be set forth in the related Prospectus Supplement. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

         The Seller will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

         TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders





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pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         BACKUP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                        TRUSTS TREATED AS GRANTOR TRUSTS

TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST

         The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Bonds and the Certificates of a Trust for which a partnership election will not be made, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Trust with respect to the related Series on the material matters associated with such consequences, subject to the qualifications set forth herein. In addition, Tax Counsel has prepared or reviewed the statements in the Prospectus under the heading "Trusts Treated as Grantor Trusts", and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Bonds or Certificates.

         If a partnership election is not made, Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners





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of Certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates".

         CHARACTERIZATION. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Loan Assets in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Loan Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Loan Assets in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other
Section 212 expenses exceed two percent of its adjusted gross income. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees paid to the Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Loan Assets. The Loan Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

         PREMIUM. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Loan Asset based on each Loan Asset's relative fair market value, so that such holder's undivided interest in each Loan Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Loan Assets at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section
171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

         If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Loan Asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such Loan Asset that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust





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
Certificate that is allocable to such Loan Asset. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

STRIPPED BONDS AND STRIPPED COUPONS

         Although the tax treatment of stripped bonds is not entirely clear, based on recent guidance by the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under applicable Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. See "--Original Issue Discount" below. Based on the preamble to the Section 1286 Treasury Regulations, Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Pass Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the
Section 1286 Treasury Regulations and such income will be so treated in the Trustee's tax information reporting.

         Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1273 and 1275) will be applicable to a Grantor Trust Certificateholder's interest in those Loan Assets meeting the conditions necessary for these sections to apply. Generally, a Grantor Trust Certificateholder that acquires an undivided interest in a Loan Asset issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on such Loan Asset for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a Loan Asset generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Loan Asset during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Loan Asset under the prepayment assumption used in respect of the Loan Assets and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Loan Asset at the beginning of such accrual period. No representation is made that the Loan Assets will prepay at any prepayment assumption. The "adjusted issue price" of a Loan Asset at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a Loan Asset at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to a reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Loan Assets.





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         With respect to the Loan Assets, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Loan Assets. Subsequent purchasers that purchase Loan Assets at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

         MARKET DISCOUNT. A Grantor Trust Certificateholder that acquires an undivided interest in Loan Assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Loan Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Loan Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

         A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not





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exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         PREMIUM. To the extent a Grantor Trust Certificateholder is considered to have purchased an undivided interest in a Loan Asset for an amount that is greater than its stated redemption price at maturity of such Loan Asset, such Grantor Trust Certificateholder will be considered to have purchased the Loan Asset with "amortizable bond premium" equal in amount to such excess. A Grantor Trust Certificateholder (who does not hold the Certificate for sale to customers or in inventory) may elect under Section 171 of the Code to amortize such premium. Under the Code, premium is allocated among the interest payments on the Loan Assets to which it relates and is considered as an offset against (and thus a reduction of) such interest payments. With certain exceptions, such an election would apply to all debt instruments held or subsequently acquired by the electing holder. Absent such an election, the premium will be deductible as an ordinary loss only upon disposition of the Certificate or pro rata as principal is paid on the Loan Assets.

         ELECTION TO TREAT ALL INTEREST AS OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "--Premium". The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

         SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

         Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

         NON-U.S. PERSONS. Generally, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person and accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate will not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Loan Assets issued after July 18, 1984





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by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Loan Assets where the obligor is not a natural person in order to qualify for the exemption from withholding.

         As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof or an estate or trust, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

         INFORMATION REPORTING AND BACKUP WITHHOLDING. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

         THE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A SECURITYHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS OF THE SECURITIES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.


                              ERISA CONSIDERATIONS

         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan"), from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA and prohibits certain transactions between a Benefit Plan and parties in interest with respect to such Benefit Plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of such Benefit Plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.





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
         Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Bonds or Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Bonds and Certificates of a given Series will be discussed in the related Prospectus Supplement.

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Due to the complexities of the "prohibited transaction" rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of any Benefit Plan considering the purchase of Securities consult with its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.


                            LEGAL INVESTMENT MATTERS

         To the extent specified in the related Prospectus Supplement, the Securities of a Series will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because a substantial number of the Mortgage Loans are secured by liens on real estate that are not first liens, as required by SMMEA. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Offered Securities.

         Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain Classes of the Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the National Credit Union Administration ("NCUA"), or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the Securities. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement"). The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS, and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain Classes of Securities), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by federal credit unions in certain types of mortgage related securities.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying", or in securities which are issued in book-entry form.

         Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.


                              PLAN OF DISTRIBUTION

         On the terms and conditions set forth in an underwriting agreement with respect to the Securities of a given Series (collectively, the "Underwriting Agreements"), the Seller will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each Class of Securities of the related Series set forth therein and in the related Prospectus Supplement.

         In each of the Underwriting Agreements with respect to any given Series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Securities described therein which are offered hereby and by the related Prospectus Supplement if any of such Securities are purchased.

         Each Prospectus Supplement will either (i) set forth the price at which each Class of Securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities or (ii) specify that the related Securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Securities, such public offering prices and such concessions may be changed.

         Each Underwriting Agreement will provide that FFI and the Seller will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

         Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters or from the Seller.

         Pursuant to each Underwriting Agreement with respect to a given Series of Securities, the closing of the sale of any Class of Securities subject to such Underwriting Agreement will be conditioned on the closing of the sale of all other such Classes of Securities of that Series.

         The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.


                                USE OF PROCEEDS

         To the extent specified in an applicable Prospectus Supplement, substantially all of the net proceeds to be received from the sale of each Series of Securities will be applied to the simultaneous purchase of the Loan Assets related to such Series or to reimburse the amounts previously used to effect such a purchase, the costs of carrying such Loan Assets until sale of the Securities and other expenses connected with pooling the Loan Assets and issuing the Securities.

                                 LEGAL OPINIONS

         Certain legal matters relating to the Securities of any Series will be passed upon for the related Trust, the Seller and the Servicer by Andrews & Kurth L.L.P., Dallas, Texas. In addition, certain United States federal and Texas state tax and other matters will be passed upon for the related Trust by Andrews & Kurth L.L.P., Dallas, Texas.

                                 INDEX OF TERMS

                                                                                                                     PAGE
                                                                                                                     ----
"Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
"Administration Fee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
"Administrator" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 26
"Annual Reduction"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
"Applicable Accounting Standards" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
"Assets"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ii, 4
"Benefit Plan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
"Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i
"Call Risk" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
"Cedel" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
"Certificate Balance" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
"Certificates"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i
"Class" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i
"Closing Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6, 53
"Code"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
"Collateral Value"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
"Commission"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  iv
"Companion Class" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
"Companion Securities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
"Compound Interest Securities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
"Contract Pool" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ii, 4
"Contracts" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  ii, 4, 6, 39
"Conventional Contracts"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6, 40
"Conventional Mortgage Loans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
"Cooperative" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
"Cooperative Loans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
"Cooperatives"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5, 38
"Credit Enhancement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4, 7, 15, 16, 42
"Cut-off Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
"Definitive Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
"Definitive Certificates" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
"Definitive Securities" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31, 35
"Depository"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
"Distribution Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22, 27
"DTC Participants"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22, 32
"Euroclear" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
"Events of Default" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23, 58
"Excess Spread" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
"Extension Risk"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
"FFI" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 51
"FHA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
"FHA Claims Administration Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
"FHA Claims Administrator"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                                                                                                     PAGE
                                                                                                                     ----
"FHA Reserve" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
"Fixed Rate Securities" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
"Floating Rate Securities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
"Grantor Trust Certificateholders"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
"Grantor Trust Certificates"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
"Guaranty Policy" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
"Indenture" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
"Indenture Trustee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i
"Index" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
"Index Currencies"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
"Indexed Principal Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
"Indexed Securities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
"Indirect DTC Participants" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
"indirect originations" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
"Interest Only Securities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
"Interest Rate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
"Issuer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
"Loan Asset Pool" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  ii
"Loan Assets" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  ii
"Manufactured Home" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
"Manufacturer's Invoice Price"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
"Master Servicer" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
"Mortgage"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
"Mortgage Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  ii, 4, 5
"Mortgage Notes"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
"Mortgage Note" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
"Mortgage Pool Insurance Policy"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
"Mortgage Rates"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
"Mortgaged Properties"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
"Mortgages" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
"Non-Priority Securities" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
"Offered Securities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . iii
"OID" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
"OID regulations" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
"Pass Through Rate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
"Permitted Investments" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
"Pool Insurer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
"Pooling and Servicing Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i, 1, 7
"Pre-Funding Account" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
"Principal Only Securities" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
"Priority Securities" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
"Prospectus Supplement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i
"Rating Agency" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
"Registration Statement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  iv
"Related Documents" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
"Relief Act"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18, 60, 71

                                                                                                                     PAGE
                                                                                                                     ----
"Reserve Fund"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
"Sale and Servicing Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
"Schedule of Loan Assets" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
"Scheduled Amortization Securities" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
"Scheduled Amortization Security" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
"Secured Contracts" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  ii, 4, 6, 40
"Secured Property"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
"Securities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i
"Securities Act"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  iv
"Seller"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  i, 1, 50
"Senior Securities" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29, 43
"Series"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i
"Servicer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  i, 1
"SMMEA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9, 94
"Special Allocation Securities" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
"Special Hazard Insurance Policy" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
"Subordinated Securities" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29, 43
"Subsequent Loan Assets"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6, 41
"Subsequent Transfer Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
"Subservicer" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
"Subservicing Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
"Terms and Conditions"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
"Title I Contracts" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6, 40
"Title I Mortgage Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5, 38
"Transfer and Servicing Agreements" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
"Transfer Report" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
"Transferor"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 37
"Trust" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  i, 1
"Trust Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  i, 1
"Trust Property"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ii, 4
"Trustee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i, 36
"UCC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
"Underwriting Agreements" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
"Unsecured Contracts" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  ii, 4, 6, 40
"Window Period Loans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

                                    ANNEX B

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Securities (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations and prior asset-backed securities issues.

         Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the Relevant Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.

         Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the Procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC Seller and Cedel or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

         Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participants or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing though Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

         Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or their agents.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person though whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years, and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust that is subject to United States federal income tax, regardless of the source of its income. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus Supplement or the Prospectus and, if given or made, such information or representations must not be relied upon. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered hereby, nor an offer of the securities in any state or jurisdiction in which, or to any person to whom, such offer would be unlawful. The delivery of this Prospectus Supplement or the Prospectus at any time does not imply that information herein or therein is correct as of any time subsequent to its date.

                               _________________

                               TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT                                                            Page
                                                                                 ----
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . .        iv
Reports to Securityholders  . . . . . . . . . . . . . . . . . . . . . . . .        iv
Summary of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       S-1
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      S-13
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      S-21
Description of the Trust  . . . . . . . . . . . . . . . . . . . . . . . . .      S-21
The Home Loan Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      S-22
The Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      S-27
The Transferor and the Servicer . . . . . . . . . . . . . . . . . . . . . .      S-27
Prepayment and Yield Considerations . . . . . . . . . . . . . . . . . . . .      S-30
Description of the Offered Securities . . . . . . . . . . . . . . . . . . .      S-38
Description of Credit Enhancement . . . . . . . . . . . . . . . . . . . . .      S-45
Description of the Transfer and Servicing Agreements  . . . . . . . . . . .      S-52
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . .      S-58
Underwriting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      S-59
Legal Investment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      S-60
Ratings . . . .     . . . . . . . . . . . . . . . . . . . . . . . . . . . .      S-60
Experts . . . .     . . . . . . . . . . . . . . . . . . . . . . . . . . . .      S-61
Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      S-61
Index of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      S-62
PROSPECTUS
Prospectus Supplement . . . . . . . . . . . . . . . . . . . . . . . . . . .       iii
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . .        iv
Incorporation of Certain Documents by Reference . . . . . . . . . . . . . .        iv
Summary of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        10
Description of the Bonds  . . . . . . . . . . . . . . . . . . . . . . . . .        21
Description of the Certificates . . . . . . . . . . . . . . . . . . . . . .        26
Pool Factors and Trading Information  . . . . . . . . . . . . . . . . . . .        28
Certain Information Regarding the Securities  . . . . . . . . . . . . . . .        28
The Trusts  . .     . . . . . . . . . . . . . . . . . . . . . . . . . . . .        36
The Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        36
Description of the Trust Property . . . . . . . . . . . . . . . . . . . . .        37
Credit Enhancement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        42
The Seller  . .     . . . . . . . . . . . . . . . . . . . . . . . . . . . .        50
The Servicer and the Transferor . . . . . . . . . . . . . . . . . . . . . .        51
Description of the Transfer and Servicing Agreements  . . . . . . . . . . .        53
Certain Legal Aspects of the Loan Assets  . . . . . . . . . . . . . . . . .        60
Certain Federal Income Tax Consequences . . . . . . . . . . . . . . . . . .        81
Trusts For Which a Partnership Election is Made . . . . . . . . . . . . . .        81
Trusts Treated as Grantor Trusts  . . . . . . . . . . . . . . . . . . . . .        88
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . .        93
Legal Investment Matters  . . . . . . . . . . . . . . . . . . . . . . . . .        94
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . .        95
Use of Proceeds     . . . . . . . . . . . . . . . . . . . . . . . . . . . .        95
Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        96
Index of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        97
ANNEX B: Global Clearance, Settlement and Tax Documentation Procedures  . .       B-1


                        FIRSTPLUS HOME IMPROVEMENT LOAN
                              OWNER TRUST 199_-__


                            $_______________________


                               ASSET BACKED BONDS
                                      AND
                           ASSET BACKED CERTIFICATES


$________ CLASS A-1 ____% ASSET BACKED BONDS
$________ CLASS A-2 ____% ASSET BACKED BONDS
$________ CLASS A-3 ____% ASSET BACKED BONDS
$________ CLASS B   ____% ASSET BACKED CERTIFICATES


                                   FIRSTPLUS
                             INVESTMENT CORPORATION
                                     SELLER


                           FIRSTPLUS FINANCIAL, INC.
                            TRANSFEROR AND SERVICER


                          ___________________________

                             PROSPECTUS SUPPLEMENT
                                     [DATE]
                          ___________________________

                                 [UNDERWRITERS]

  ***************************************************************************
  *                                                                         *
  *  Information contained herein is subject to completion or amendment. A  *
  *  registration statement relating to these securities has been filed     *
  *  with the Securities and Exchange Commission. These securities may not  *
  *  be sold nor may offers to buy be accepted prior to the time the        *
  *  registration statement becomes effective. This prospectus shall not    *
  *  constitute an offer to sell or the solicitation of an offer to buy     *
  *  nor shall there be any sale of these securities in any State in which  *
  *  such offer, solicitation or sale would be unlawful prior to            *
  *  registration or qualification under the securities laws of any such    *
  *  State.                                                                 *
  *                                                                         *
  ***************************************************************************


             SUBJECT TO COMPLETION; DATED AUGUST 19, 1996

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED ___________, 199_)

                                 $_____________

                        FIRSTPLUS INVESTMENT CORPORATION
                                  (DEPOSITOR)
                           FIRSTPLUS FINANCIAL, INC.
                           (TRANSFEROR AND SERVICER)

                       FIRSTPLUS HOME LOAN TRUST 199 _-_

         The FIRSTPLUS Asset-Backed Certificates, Series 199_-_ will consist of the following classes: (i) the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, and the Class A-4 Certificates (collectively, the "Class A Certificates" or the "Senior Certificates"), (ii) the Class B Certificates (the "Class B Certificates") and (iii) the Class R Certificates (the "Class R Certificates"). The Class R Certificates and the Class B Certificates are collectively referred to as the "Subordinated Certificates"; and the Senior Certificates and the Subordinated Certificates are collectively referred to as the "Certificates". Only the Senior Certificates are offered hereby (the "Offered Certificates"). It is a condition to the issuance of the Offered Certificates that they each be rated "___" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") and "___" by Moody's Investors Service ("Moody's").

         For capitalized terms used but not defined herein, see the "Index to Location of Principal Terms" included as an Appendix A to both this Prospectus Supplement and the Prospectus.

         BEFORE PURCHASING ANY OFFERED CERTIFICATES PROSPECTIVE INVESTORS
SHOULD REVIEW THE INFORMATION SET FORTH HEREIN AND IN THE PROSPECTUS, SEE "RISK FACTORS" AND "PREPAYMENT AND YIELD CONSIDERATIONS" HEREIN, AND SEE "RISK FACTORS" IN THE PROSPECTUS.
                                                  (Cover continued on next page)

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                  PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
   MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                         ORIGINAL CLASS        CERTIFICATE                              UNDERWRITING       PROCEEDS TO
                       PRINCIPAL BALANCE      INTEREST RATE    PRICE TO PUBLIC (1)        DISCOUNT        DEPOSITOR (2)
Class A-1
   Certificates . .      $____________            ____%               _____%              ______%            _____%

Class A-2
   Certificates . .      $____________            ____%               _____%              ______%            _____%

Class A-3
   Certificates . .      $____________            ____%               _____%              ______%            _____%

Class A-4
   Certificates . .      $____________            ____%               _____%              ______%            _____%

Total . . . . . . .      $____________                           $______________      $______________    $______________

(1) Plus accrued interest, if any, at the applicable rate from _________, 199_.
(2)  Before deducting expenses, estimated to be $____________.

   The Offered Certificates are offered subject to prior sale, when, as, and if accepted by the Underwriters, and subject to the Underwriters' right to reject any order in whole or in part. It is expected that delivery of each Class of the Offered Certificates will be made in book-entry form only through the facilities of The Depository Trust Company on or about __________, 199_.

                                 [UNDERWRITER]
          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS ____________, 199_

(Cover continued from previous page)

         The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will have initial aggregate principal balances of the approximate dollar amounts set forth above for each such Class, respectively (the "Original Class Principal Balances"), which in the aggregate, will equal ____% of the sum of (i) the outstanding principal balances of the Initial Mortgage Loans as of ________, 199_ of approximately $____________ and (ii) the amount deposited into the Pre-Funding Account as described herein of approximately $__________. The Offered Certificates will be unconditionally and irrevocably guaranteed to the extent described herein pursuant to the terms of a financial guaranty insurance policy issued by _______________________ (the "Certificate Insurer") as described herein, see "The Guaranty Policy" herein, but the Subordinated Certificates will not be so guaranteed.

         The Certificates will evidence in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund"), to be formed pursuant to a Pooling and Servicing Agreement dated as of________, 199_ (the "Pooling and Servicing Agreement"), between FIRSTPLUS INVESTMENT CORPORATION, as depositor (the "Depositor"), FIRSTPLUS FINANCIAL, INC., as transferor and servicer (in its capacity as such, the "Transferor" or the "Servicer", respectively), and __________________________, as trustee (the "Trustee"). The Trust Fund will consist primarily of the following: (i) certain fixed-rate, fully amortizing property improvement and/or debt consolidation loans conveyed to the Trust Fund on or before the Closing Date (the "Initial Mortgage Loans"); (ii) any additional property improvement and/or debt consolidation loans conveyed to the Trust Fund during the Funding Period, as described herein (the "Subsequent Mortgage Loans", and together with the Initial Mortgage Loans, the "Mortgage Loans"); (iii) funds on deposit in the Pre-Funding Account, the Capitalized Interest Account and the Certificate Account; and (iv) certain other property. The Mortgage Loans will be secured by liens (substantially all of which are junior liens) on the related real properties. The Initial Mortgage Loans will include conventional (i.e., not insured or guaranteed by a governmental agency) property improvement and/or debt consolidation loans ("Conventional Mortgage Loans"), and property improvement loans that will be partially insured ("Title I Mortgage Loans") by the Federal Housing Administration (the "FHA") of the United States Department of Housing and Urban Development ("HUD"). The Title I Mortgage Loans are subject to the satisfaction of certain regulatory requirements as described herein, pursuant to Title I of the National Housing Act of 1934, as amended.

         THE MORTGAGE LOANS WILL NOT BE COVERED BY ANY MORTGAGE GUARANTY INSURANCE, ANY SPECIAL HAZARD INSURANCE, ANY FRAUD INSURANCE OR ANY INSURANCE COVERING CERTAIN LOSSES RESULTING FROM MORTGAGOR BANKRUPTCY PROCEEDINGS, EXCEPT THAT THE TITLE I MORTGAGE LOANS WILL BE PARTIALLY INSURED BY THE FHA. The obligations of the FHA with respect to the insurance covering the Title I Mortgage Loans will not be unlimited or unconditional obligations of the FHA, but will be limited by the amount of insurance coverage available to reimburse for losses on the Title I Mortgage Loans pursuant to the regulations and rules of the FHA under the Title I Program as described herein and in the Prospectus. The FHA insurance coverage available for the Title I Mortgage Loans may not be sufficient to reimburse all insurable losses on the Title I Mortgage Loans. See "Risk Factors -- Additional Credit Enhancement Limitations -- Limitations on FHA Insurance" herein, and "Risk Factors -- Limitations of Credit Enhancement
- -- Additional Limitations on FHA Insurance" and "Certain Legal Aspects of Mortgage Assets -- The Title I Program" in the Prospectus.

         Distributions on the Certificates will be made on the 20th day of each month, or, if such day is not a business day, then on the next business day, commencing on __________, 199_ (each, a "Distribution Date"). On each Distribution Date, holders of the Certificates will be entitled to receive, from and to the extent that funds are available therefor in the Certificate Account, distributions with respect to interest and principal calculated as described herein. See "Description of the Certificates" herein.

         As described herein, a "real estate mortgage investment conduit" ("REMIC") election will be made with respect to the Trust Fund (other than the Pre-Funding Account and the Capitalized Interest Account) for federal income tax purposes. The Offered Certificates constitute "regular interests" in the REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

         The yield to maturity on the Offered Certificates will depend on (i) the rate and timing of principal reductions of the Class Principal Balances for the Offered Certificates from the receipt of payments of principal and interest on and other principal reductions of the Mortgage Loans (including scheduled payments, prepayments, delinquencies, recognition of defaults and allocation of losses by the Servicer, and substitutions and repurchases by the Transferor and the Depositor), substantially all of which may be prepaid at any time without penalty, (ii) any principal reductions of the Class Principal

Balances of the Offered Certificates from amounts remaining on deposit in the Pre-Funding Account after the termination of the Funding Period, and (iii) the price paid for the Offered Certificates by the holders thereof. Prospective investors should carefully consider the associated risks. See "Risk Factors" and "Prepayment and Yield Considerations" herein.

         PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES REPRESENT INTERESTS IN THE TRUST FUND ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, TRANSFEROR, SERVICER, TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, TRANSFEROR OR ANY OF THEIR AFFILIATES OR ANY OTHER PERSON, EXCEPT THAT THE TITLE I MORTGAGE LOANS WILL BE PARTIALLY INSURED BY THE FHA AND THE OFFERED CERTIFICATES WILL BE INSURED UNDER THE GUARANTY POLICY ISSUED BY THE CERTIFICATE INSURER.

                                  -----------

         THE OFFERED CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL BE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED __________, 199_ OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

         UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE OFFERED CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933 with respect to the Certificates. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W. Washington, D.C., and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained as prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Depositor. The address of such Web site is http://www.sec.gov.

                               REPORTS TO OWNERS

         Monthly and annual reports concerning the Certificates and the Trust Fund will be sent by the Trustee to the Beneficial Owners of the Offered Certificates. So long as any Offered Certificate is in book-entry form, such reports will be sent to Cede & Co., as the nominee of DTC and as the registered owner of such Offered Certificates pursuant to the Pooling and Servicing Agreement. DTC will supply such reports to Owners of any such Offered Certificates in accordance with its procedures.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         The following Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms that are used in this Summary may be defined elsewhere in this Prospectus Supplement or in the Prospectus. See "Index to Location of Principal Terms" included as an Appendix A to both this Prospectus Supplement and the Prospectus. Capitalized terms that are used but not defined in this Prospectus Supplement will have the meanings specified in the Prospectus.


Issuer  . . . . . . . . . . . . . .   FIRSTPLUS Home Loan Trust 199_-_ (the
                                      "Trust Fund").

Offered Certificates  . . . . . . .   The FIRSTPLUS Asset-Backed Certificates,
                                      Series 199_-_ (the "Certificates"), of
                                      which the following Classes are offered
                                      hereby:

                                      $__________ Original Class Principal
                                      Balance of Class A-1 Certificates with a
                                      ____% Certificate Interest Rate and a
                                      Scheduled Final Distribution Date in
                                      __________;

                                      $__________ Original Class Principal
                                      Balance of Class A-2 Certificates with a
                                      ____% Certificate Interest Rate and a
                                      Scheduled Final Distribution Date in
                                      __________;

                                      $__________ Original Class Principal
                                      Balance of Class A-3 Certificates with a
                                      ____% Certificate Interest Rate and a
                                      Scheduled Final Distribution Date in
                                      __________; and

                                      $__________ Original Class Principal
                                      Balance of Class A-4 Certificates with a
                                      ____% Certificate Interest Rate and a
                                      Scheduled Final Distribution Date in
                                      __________.

                                      The Class A-1, Class A-2, Class A-3 and
                                      Class A-4 Certificates are collectively
                                      referred to herein as the "Class A
                                      Certificates" or the "Senior
                                      Certificates".  Only the Senior
                                      Certificates are offered hereby (the
                                      "Offered Certificates").

                                      The "Scheduled Final Distribution Dates" for each Class of Offered Certificates set forth above are based upon the assumptions set forth herein under "Prepayment and Yield Considerations -- Weighted Average Life of the Offered Certificates -- Modeling Assumptions" and the additional assumption that the Mortgage Loans amortize with no prepayments, delinquencies, liquidations, substitutions or repurchases thereof.

Depositor . . . . . . . . . . . . .   FIRSTPLUS INVESTMENT CORPORATION, a
                                      Nevada corporation, as the depositor of
                                      the Mortgage Loans (the "Depositor").

Transferor  . . . . . . . . . . . .   FIRSTPLUS FINANCIAL, INC. ("FFI"), a
                                      Texas corporation, as transferor of the
                                      Mortgage Loans to the Depositor (in such capacity, the "Transferor"). The
                                      Transferor is a wholly-owned subsidiary
                                      of RAC Financial Group, Inc. ("RAC").

Servicer  . . . . . . . . . . . . .   FFI as the servicer of the Mortgage Loans
                                      under the Pooling and Servicing Agreement
                                      (in such capacity, the "Servicer").

REMIC Administrator . . . . . . . .   FFI, performing the administrative
                                      functions related to the REMIC (in such
                                      capacity, the "REMIC Administrator").

Trustee . . . . . . . . . . . . . .   __________________________, as the
                                      trustee (the "Trustee").

Custodian . . . . . . . . . . . . .   __________________________, as the
                                      custodian or such other entity as the
                                      Servicer, the Trustee and the Certificate
                                      Insurer agree upon as custodian (the
                                      "Custodian").

Description of Certificates . . . .   The Certificates will represent an
                                      undivided beneficial ownership interest
                                      in the Trust Fund created pursuant to a
                                      Pooling and Servicing Agreement dated as of __________, 199_ (the "Pooling and
                                      Servicing Agreement") between FIRSTPLUS
                                      INVESTMENT CORPORATION, as Depositor,
                                      FIRSTPLUS FINANCIAL, INC., as Transferor and Servicer, and First Trust of California, National Association, as
                                      Trustee. In addition to the Offered
                                      Certificates, the Certificates also
                                      include the Class B Certificates and the Class R Certificates (collectively, the
                                      "Subordinated Certificates"), which are
                                      not being offered hereby.

                                      The Trust Fund will consist primarily of:
                                      (i) a pool of certain property
                                      improvement and/or debt consolidation
                                      loans conveyed to the Trust Fund on or
                                      before the Closing Date (the "Initial
                                      Mortgage Loans"); (ii) any additional
                                      property improvement and/or debt
                                      consolidation loans conveyed to the Trust
                                      Fund during the Funding Period (the
                                      "Subsequent Mortgage Loans", and together with the Initial Mortgage Loans, the "Mortgage Loans"); (iii) payments in respect of the Mortgage Loans of interest and principal received after __________, 199_, in the case of the Initial Mortgage Loans, and the related cut-off date for any Subsequent Mortgage Loans (in each case, a "Cut-Off Date"); (iv) amounts on deposit in the Pre-Funding Account and the

                                     Capitalized Interest Account (as each term is defined herein) until the end of the Funding Period; (v) the Guaranty Policy issued by the Certificate Insurer; (vi) the Certificate Account; and (vii) certain other ancillary or incidental funds, rights and properties related to the foregoing. The Trust Fund will include the unpaid principal balance of each Mortgage Loan as of the related Cut-Off Date (the "Cut-Off Date Principal Balance"). The "Principal Balance" of a Mortgage Loan on any day is equal to its related Cut-Off Date Principal Balance, minus all principal reductions credited against the Principal Balance of such Mortgage Loan since such Cut-Off Date, including any net loan losses recorded by the Servicer. With respect to any date, the "Pool Principal Balance" will be equal to the aggregate Principal Balance of all Mortgage Loans as of such date.

                                      On the Closing Date, the "Initial Pool
                                      Principal Balance" will be equal to the
                                      aggregate Principal Balances of the
                                      Initial Mortgage Loans as of __________,
                                      199_, which is expected to equal
                                      approximately $__________. On the Closing
                                      Date, the "Assumed Pool Principal
                                      Balance" will be equal to the sum of the Initial Pool Principal Balance, plus the Pre-Funding Account Deposit, which sum is expected to equal approximately $__________.

                                      Each of the Offered Certificates will be insured under a Guaranty Policy issued by the Certificate Insurer as described herein. See "The Guaranty Policy" herein.

Form, Denomination
  and Registration  . . . . . . . .   The Offered Certificates will initially
                                      be issued only in book-entry form.
                                      Persons acquiring beneficial ownership
                                      interests in any Class of Offered
                                      Certificates (each a "Beneficial Owner") will hold their Certificates through the book entry facilities of The Depository
                                      Trust Company ("DTC"). So long as each
                                      Class of Offered Certificates is in
                                      book-entry form, each such Class of
                                      Offered Certificates will be evidenced by one or more certificates registered in the name of the nominee of DTC. The interests of such Beneficial Owners will be represented by book-entries on the records of DTC and participating members thereof. No Beneficial Owners will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates are issued under the limited circumstances described herein. All references in this Prospectus
                                      Supplement to any Class of Offered
                                      Certificates reflect the rights of
                                      Beneficial Owners only as such rights may be exercised through DTC and its participating members for so long as such Class of Offered Certificates are held by DTC. See "Description of Book Entry
                                      Procedures" herein. Beneficial ownership interests in each Class of Offered
                                      Certificates will be held only in minimum denominations of $__________ and integral multiples of $______ in excess thereof.

Closing Date  . . . . . . . . . . .   On or about __________, 199_ ("Closing
                                      Date").

Cut-Off Date  . . . . . . . . . . .   __________, 199_ for the Initial Mortgage
                                      Loans, and the cut-off date specified in a Subsequent Transfer Agreement for the Subsequent Mortgage Loans (each, a
                                      "Cut-Off Date").

Distribution Date . . . . . . . . .   The 20th day of each month or, if such
                                      day is not a business day, then the next succeeding business day, commencing
                                      __________, 199_ (each, a "Distribution
                                      Date").

Due Period  . . . . . . . . . . . .   With respect to a Distribution Date, the
                                      calendar month immediately preceding such
                                      Distribution Date (each, a "Due Period").

Determination Date  . . . . . . . .   The 5th business day prior to each
                                      Distribution Date ("Determination Date").

Record Date . . . . . . . . . . . .   The last business day of the month
                                      immediately preceding the month in which each Distribution Date occurs ("Record
                                      Date").

Distributions on Offered Certificates

    General . . . . . . . . . . . .   On each Distribution Date, funds
                                      available to be distributed to the
                                      holders of the Offered Certificates will be distributed to the holders of record of the Offered Certificates as of the immediately preceding Record Date. On each Distribution Date, to the extent that funds are available in the Certificate Account after taking into account all prior distributions therefrom, distributions of interest and principal with respect to each Class of Certificates will be made as described herein (see "Description of the
                                      Certificates --Distributions on the
                                      Offered Certificates") herein.

    Interest  . . . . . . . . . . .   The Interest Remittance Amount that the
                                      holders of each Class of Offered
                                      Certificates will be entitled to receive on each Distribution Date will be equal to thirty days' accrued interest at the respective Certificate Interest Rate for such Class on the then outstanding Class
                                      Principal Balance of such Class. Interest on the Offered Certificates will accrue on the basis of a 360-day year consisting of twelve 30-day months. See
                                      "Description of the Certificates --
                                      Distributions on the Offered
                                      Certificates" herein.

    Principal . . . . . . . . . . .   On each Distribution Date (except as
                                      described herein), the Principal
                                      Remittance Amount for such Distribution
                                      Date will be distributable to the Classes of Offered Certificates in ascending order of their numerical designations, such that no amounts will be distributed to a Class of Offered Certificates until the Class Principal Balance of each Class having a lower numerical designation has been reduced to zero. In addition, until the Required Class A
                                      Overcollateralization Level has been
                                      reached, the Offered Certificates will be entitled to distributions of Excess
                                      Spread, in reduction of their Class
                                      Principal Balance, in sequential order as described above. Additional amounts may also be distributed in reduction of the Class Principal Balances of the Offered
                                      Certificates from funds remaining in the Pre-Funding Account upon termination of the Funding Period. As described herein, on certain Distribution Dates on which an Overcollateralization Stepdown Date occurs and the Excess
                                      Overcollateralization Amount is greater
                                      than zero, amounts in respect of the
                                      Principal Remittance Amount otherwise
                                      distributable on the Class A Certificates will instead be distributable to the holders of the Class R and Class B
                                      Certificates. See "Description of the
                                      Certificates -- Distributions on the
                                      Offered Certificates" herein.

Certain Prepayment and Yield
  Considerations  . . . . . . . . .   The yield on the Offered Certificates of
                                      any Class will depend on, among other
                                      things, the Certificate Interest Rate for such Class of Certificates. The yield on any Offered Certificate that is purchased at a discount or premium will also be affected by the rate and timing of distributions in respect of principal on such Certificate, which in turn will be affected by (i) the rate and timing of principal payments (including principal prepayments) and interest payments on the Mortgage Loans and (ii) the extent to which such principal distributions are applied on any Distribution Date in reduction of the Class Principal Balance of the Class to which such Certificate belongs. See "Description of the
                                      Certificates -- Distributions on the
                                      Offered Certificates" and "Prepayment and
                                      Yield Considerations" herein.

The Mortgage Loan Pool  . . . . . .   The "Mortgage Loan Pool" will consist of
                                      the collective pool of the Initial
                                      Mortgage Loans together with any
                                      Subsequent Mortgage Loans conveyed to the Trust Fund after the Closing Date. All of the Mortgage Loans will be fixed rate, fully-amortizing property improvement and/or debt consolidation loans, that will be evidenced by promissory notes, retail installment sales contracts, or other evidences of indebtedness (the
                                      "Notes") and will be secured by
                                      mortgages, deeds of trust or other
                                      similar security instruments (the
                                      "Mortgages") creating a lien or
                                      security interest on single family
                                      (one-to-four unit) residences, units in
                                      planned unit developments, units in
                                      condominium developments and townhomes.
                                      Substantially all of these Mortgages will be junior (i.e., second, third, etc.) in priority to one or more senior liens on the related Mortgaged Properties, which consist primarily of owner occupied single family residences. The Mortgage
                                      Loans have scheduled monthly payment
                                      dates throughout a month. A majority of
                                      the Mortgage Loans will not be insured or guaranteed by a governmental agency (the
                                      "Conventional Mortgage Loans"); while the remainder of the Mortgage Loans will be partially insured to the extent described herein by the FHA under the Title I
                                      Program (the "Title I Mortgage Loans").
                                      The Conventional Mortgage Loans will
                                      consist of mortgage loans for which the
                                      proceeds thereof were used as follows: to finance property improvements
                                      ("Conventional Home Improvement Loans";
                                      to consolidate debt ("Conventional Debt
                                      Consolidation Loans"); and to finance
                                      property improvements and for other
                                      purposes, in combination, which loans are marketed by the Transferor under the name
                                      "Buster(TM) Loans" ("Conventional
                                      Combination Loans").

                                      The Initial Mortgage Loans included in
                                      the Mortgage Loan Pool will consist of
                                      approximately ______ loans, having an
                                      Initial Pool Principal Balance of
                                      approximately $__________. See "The
                                      Mortgage Loan Pool" herein. The
                                      statistical information presented in this
                                      Prospectus Supplement regarding the
                                      Mortgage Loan Pool is based only on the
                                      Initial Mortgage Loans proposed to be
                                      included in the Mortgage Loan Pool as of the date of this Prospectus Supplement, and does not take into account any Subsequent Mortgage Loans that may be added to the Mortgage Loan Pool during the Funding Period through application of amounts in the Pre-Funding Account. In addition, prior to the Closing Date, the Transferor may remove any of the Initial Mortgage Loans intended for inclusion in the Mortgage Loan Pool, substitute comparable loans therefor, or add comparable loans thereto; however, the aggregate principal balance of Initial Mortgage Loans so replaced or added may not exceed ____% of the Initial Pool Principal Balance and so removed may not exceed $__________. If, prior to the Closing Date, mortgage loans are removed from or added to the Mortgage Loan Pool as described herein, an amount equal to the aggregate principal balances of such mortgage loans will be added to or deducted from, respectively, the Pre-Funding Account Deposit on the Closing Date. As a result of the foregoing, the statistical information presented herein regarding the Initial Mortgage Loans proposed to be included in the Mortgage Loan Pool as of the date of this Prospectus Supplement may vary in certain respects from comparable information based on the actual composition of the Mortgage Loan Pool at the Closing Date or any Subsequent Transfer Date. See "Risk Factors -- Additional Factors Affecting Delinquencies, Foreclosures and Losses on Mortgage Loans" and "The Mortgage Loan Pool" herein.

                                      In addition to making additions and
                                      deletions to the Mortgage Loan Pool prior to the Closing Date as described above, the Depositor and the Transferor each have the option (1) to remove Mortgage Loans and substitute Qualified Substitute Mortgage Loans (as defined below) during the three month period beginning on the Closing Date up to an aggregate amount of not more than ___%, without Certificate Insurer approval, and ___%, with Certificate Insurer approval, of the aggregate Cut-Off Date Principal Balances of the Mortgage Loans; (2) to repurchase any Mortgage Loan incident to the foreclosure, default or imminent default thereof at any time after the Closing Date; and (3) to remove defaulted Mortgage Loans and substitute Qualified Substitute Mortgage Loans for a two year period following the Closing Date. As used herein, a "Qualified Substitute Mortgage Loan" will have characteristics that are generally the same as or substantially similar to the characteristics of the Mortgage Loan which it replaces. All such repurchases will result in accelerated payments of principal to the related Class or Classes of Certificates. See "The Transferor and the Servicer -- Repurchase or
                                      Substitution of Mortgage Loans" herein.

Pre-Funding Account . . . . . . . .   On the Closing Date, the Depositor will
                                      direct that a portion of the sales
                                      proceeds from the Offered Certificates,
                                      in the amount of approximately
                                      $__________ (the "Pre-Funding Account
                                      Deposit"), be deposited in an Eligible
                                      Account (the "Pre-Funding Account")
                                      maintained by and in the name of the
                                      Trustee, for the benefit of the
                                      Certificateholders and the Certificate
                                      Insurer, for the purchase of Subsequent
                                      Mortgage Loans after the Closing Date.
                                      The Pre-Funding Account Deposit will be
                                      increased or decreased by an amount equal to the aggregate of the principal balances of any mortgage loans removed from or added to, respectively, the Mortgage Loan Pool prior to the Closing
                                      Date as described herein, provided that
                                      any such decrease will not exceed
                                      $__________ and any such increase will
                                      not exceed ___% of the Initial Pool
                                      Principal Balance. See "The Mortgage Loan
                                      Pool" herein. During the period (the
                                      "Funding Period") from the Closing Date
                                      until the earlier of (i) the date on
                                      which
                                      the amount on deposit in the Pre-Funding
                                      Account is reduced below $________ and
                                      (ii) __________, 199_, the amount on
                                      deposit in the Pre-Funding Account will
                                      be reduced by the amount used to purchase
                                      Subsequent Mortgage Loans after the
                                      Closing Date in accordance with the
                                      applicable provisions of the Pooling and Servicing Agreement; provided that the
                                      Funding Period will be subject to an
                                      earlier termination if insufficient funds are on deposit in the Capitalized
                                      Interest Account on any Determination
                                      Date to cover any interest shortfall for distributions to the Class A and Class B
                                      Certificates on the immediately following
                                      Distribution Date. Subsequent Mortgage
                                      Loans purchased by and added to the Trust
                                      Fund on any Subsequent Transfer Date (as defined below) must satisfy the criteria set forth in the Pooling and Servicing
                                      Agreement and must be approved by the
                                      Certificate Insurer. See "The Mortgage
                                      Loan Pool -- Conveyance of Subsequent
                                      Mortgage Loans" herein. Any date on which such Subsequent Mortgage Loans will be conveyed by the Depositor to the Trust
                                      Fund after the Closing Date is a
                                      "Subsequent Transfer Date".

                                      On the Distribution Date following the
                                      Due Period in which such Funding Period
                                      ends, the portion of the Pre-Funding
                                      Account Deposit that is remaining (net of reinvestment income which will be transferred to the Capitalized Interest Account) will be applied to reduce the Class Principal Balance of each Class of Offered Certificates, on a pro rata basis. Although it is intended that the principal amount of the Subsequent Mortgage Loans sold to the Trust Fund after the Closing Date will require application of substantially all of the Pre-Funding Account Deposit, and it is not currently anticipated that there will be any material amount of principal distributions from amounts remaining on deposit in the Pre-Funding Account in reduction of the Class Principal Balances of the Offered Certificates, no assurance can be given that such a distribution with respect to the Offered Certificates will not occur on the Distribution Date following the Due Period in which the Funding Period ends. In any event, it is unlikely that the aggregate principal balance of the Subsequent Mortgage Loans transferred to the Trust Fund will be exactly equal to the Pre-Funding Account Deposit, and thus, the portion of the Pre-Funding Account Deposit remaining at the end of the Funding Period, if any, will be distributed in reduction of the Class Principal Balance of each Class of Offered Certificates. See "Risk Factors -- Acquisition of Subsequent Mortgage Loans from Pre-Funding Account" and "Description of the Certificates -- Pre-Funding Account" herein.

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Capitalized Interest Account  . . .   On the Closing Date, at the direction of
                                      the Depositor an amount (the "Capitalized
                                      Interest Account Deposit"), as approved
                                      by the Rating Agencies and the
                                      Certificate Insurer, to cover the
                                      projected interest shortfall from amounts in the Pre-Funding Account during the Funding Period will be deposited in an Eligible Account maintained by and in the name of the Trustee (the "Capitalized Interest Account") from a portion of the sales proceeds from the Offered Certificates. Any amounts remaining in the Capitalized Interest Account on any Determination Date that are not required to cover the interest shortfall for the related Distribution Date and the anticipated interest shortfall during the remainder of the Funding Period as described herein will be distributed to the Depositor, including any net reinvestment income thereon. See "Description of the Certificates -- Capitalized Interest Account" herein.

Credit Enhancement  . . . . . . . .   Credit enhancement with respect to the
                                      Offered Certificates will be provided
                                      primarily by the Guaranty Policy.
                                      Additional credit enhancement with
                                      respect to the Offered Certificates that will be utilized prior to the Guaranty
                                      Policy will be provided by (i) the
                                      overcollateralization and subordination
                                      features described herein; and (ii) with respect to the Title I Mortgage Loans, the proceeds received from the payment of FHA Claims. No reserve fund or spread account will be established as part of the Trust Fund for the Offered
                                      Certificates. See "Risk Factors --
                                      Additional Credit Enhancement
                                      Limitations" herein.

The Guaranty Policy . . . . . . . .   The Depositor will obtain in the name of
                                      the Trustee a Certificate Guaranty
                                      Insurance Policy (the "Guaranty Policy") from __________________________ (the
                                      "Certificate Insurer"), the principal
                                      operating subsidiary of
                                      __________________________, pursuant to
                                      which the Certificate Insurer will
                                      irrevocably and unconditionally guaranty payment on each Distribution Date to the Trustee, for the benefit of the holders of the Offered Certificates, of the related Interest Remittance Amount and the related Principal Remittance Amount then payable on each such Class. Only the Offered Certificates will be insured by the Guaranty Policy. The Subordinated
                                      Certificates will not be guaranteed by or benefit from such Guaranty Policy. The
                                      Certificate Insurer's obligation under
                                      the Guaranty Policy will be discharged to the extent Guaranteed Payments are received by the Trustee, whether or not such Guaranteed Payments are properly applied by the Trustee. See "The Guaranty
                                      Policy" herein. The Guaranty Policy is
                                      noncancellable for any reason. The
                                      Guaranty Policy does not guarantee any
                                      specified rate of prepayments, nor does
                                      the Guaranty Policy provide funds to
                                      redeem
                                      any of the Offered Certificates on any
                                      specified date. For a description of the Certificate Insurer, see "The Guaranty
                                      Policy" herein.

Class A Overcollateralization . . .   On the Closing Date, the "Initial Class A
                                      Overcollateralization Level" will equal
                                      the excess of the Assumed Pool Principal
                                      Balance over the Original Class Principal
                                      Balance of all Classes of Offered
                                      Certificates, which excess will equal the Original Class Principal Balance of the
                                      Class B Certificates of $__________, or
                                      approximately ____% of the Assumed Pool
                                      Principal Balance. As of each
                                      Determination Date occurring after
                                      termination of the Funding Period, the
                                      "Class A Overcollateralization Level"
                                      will equal the excess of the Pool
                                      Principal Balance over the Class
                                      Principal Balance of all Classes of
                                      Offered Certificates. As a result of the application of Excess Spread in reduction of the Class Principal Balances of the Class A Certificates, the Class A
                                      Overcollateralization Level is expected
                                      to increase over time to the extent
                                      described herein.

                                      The Pooling and Servicing Agreement sets forth the Required Class A
                                      Overcollateralization Level and provides that, subject to certain floors, caps and triggers, the Required Class A Overcollateralization Level may increase or decrease over time as described herein. On the Closing Date, the Required Class A Overcollateralization Level is expected to be approximately $__________, which is ____% of the Assumed Pool Principal Balance. An increase in the Required Class A Overcollateralization Level will result if the delinquency or default experience on the Mortgage Loans exceeds certain levels set forth in the Pooling and Servicing Agreement. If such an increase occurs, then to the extent that Excess Spread is available, the principal amortization of the Offered Certificates would be accelerated by the distribution of such Excess Spread to the holders of the Offered Certificates until the Required Class A
                                      Overcollateralization Level is achieved.

                                      The Required Class A
                                      Overcollateralization Level may also be
                                      decreased in certain circumstances set
                                      forth in the Pooling and Servicing
                                      Agreement, resulting, most likely, in
                                      overcollateralization at such time in
                                      excess of such required amount.  Excess
                                      overcollateralization may also result
                                      from distributions in reduction of the
                                      Class Principal Balances of the Class A
                                      Certificates.  If on any Distribution
                                      Date identified in the Pooling and
                                      Servicing Agreement as an
                                      "Overcollateralization Stepdown Date" the
                                      Excess Overcollateralization Amount (as
                                      defined below) exceeds zero, all or a
                                      portion of the principal (up to the
                                      Overcollateralization Reduction Amount)
                                      which
                                      would otherwise be distributed to the
                                      Class A Certificates will instead be
                                      distributed to the holders of the Class R and Class B Certificates as described herein, until the Excess
                                      Overcollateralization Amount is reduced
                                      to zero. In such circumstances, the rate of principal payments distributed to the holders of the Offered Certificates would be reduced relative to the amortization of the Mortgage Loans.

                                      With respect to any Distribution Date,
                                      the "Excess Overcollateralization Amount" is equal to (x) the Class A
                                      Overcollateralization Level on such
                                      Distribution Date after taking into
                                      account all distributions to be made on
                                      such Distribution Date (except for any
                                      distributions of Overcollateralization
                                      Reduction Amounts as described herein)
                                      minus (y) the Required Class A
                                      Overcollateralization Level. With respect to any Distribution Date prior to an Overcollateralization Stepdown Date, the "Overcollateralization Reduction Amount" is zero; and with respect to any Distribution Date on an
                                      Overcollateralization Stepdown Date, the
                                      Overcollateralization Reduction Amount is the lesser of (x) the Excess
                                      Overcollateralization Amount on such
                                      Distribution Date, and (y) the amount
                                      available for distribution on account of principal with respect to the Class A Certificates on such Distribution Date. See "Description of the Certificates -- Class A Overcollateralization" herein.

                                      While the distribution of Excess Spread
                                      to holders of the Offered Certificates in the manner specified above has been designed to produce and maintain a given level of overcollateralization with respect to the Offered Certificates, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that such overcollateralization level will be achieved or maintained at all times. Net losses on Liquidated Mortgage Loans will be allocated first to reduce the principal attributable to the Class R Certificates, if any, and then to reduce the Class Principal Balance of the Class B Certificates, thereby reducing the Class A Overcollateralization Level. The principal attributable to the Class R Certificates, if any, will be equal to
                                      (a) the Pool Principal Balance on such
                                      date minus (b) the Class Principal
                                      Balances of the Class A and Class B
                                      Certificates on such date. See
                                      "Description of the Certificates --
                                      Subordination and Allocation of Losses"
                                      and "Risk Factors -- Additional Credit
                                      Enhancement Limitations" herein.

Subordination . . . . . . . . . . .   The rights of the holders of the Class B
                                      Certificates to receive distributions
                                      from amounts available in the Certificate
                                      Account on each Distribution Date will be subordinated in the manner and to the extent described herein, to such rights of the holders of the Offered
                                      Certificates. This subordination is
                                      intended to enhance the likelihood of
                                      regular receipt by the holders of the
                                      Offered Certificates of the full amount
                                      of interest and principal distributions
                                      due to such holders and to afford such
                                      holders protection against losses on the Mortgage Loans. See "Description of the
                                      Certificates -- Subordination and
                                      Allocation of Losses" herein.

FHA Insurance on the
    Title I Mortgage Loans  . . . .   The Transferor will transfer the FHA
                                      insurance coverage for the Title I
                                      Mortgage Loans to the Depositor for the
                                      benefit of the Certificateholders and the Certificate Insurer. Due to the FHA procedures for transferring FHA insurance coverage from one Title I Lender's FHA insurance coverage reserve account (such account, an "FHA Reserve") to another
                                      Title I Lender's FHA Reserve, the
                                      insurance coverage for the Title I
                                      Mortgage Loans will not be effectively
                                      transferred from the Transferor to the
                                      Depositor by the Closing Date; rather,
                                      the FHA insurance coverage for the Title
                                      I Mortgage Loans will be transferred to
                                      the Depositor's FHA Reserve on subsequent dates (each, a "Transfer Date"), that will occur as promptly as practical after the Closing Date for any such loans that are Initial Mortgage Loans and the related Subsequent Transfer Date for any such loans that are Subsequent Mortgage
                                      Loans (the final amount of such
                                      transferred coverage as acknowledged by
                                      the FHA is herein called the "FHA
                                      Insurance Amount"). See "FHA Insurance
                                      for Title I Mortgage Loans -- Transfer of
                                      FHA Insurance" herein.

                                      The FHA Insurance Amount to be
                                      transferred from the Transferor's FHA
                                      Reserve to the Depositor's FHA Reserve in respect of the Title I Mortgage Loans is expected to equal ___% of the Cut-Off Date Principal Balances of the Title I Mortgage Loans that are expected to be conveyed to the Trust Fund, including any Subsequent Mortgage Loans. See "Risk Factors -- Additional Credit Enhancement Limitations -- Proposed Legislation affecting FHA Insurance" herein. If the FHA Insurance Amount so transferred is less than ___% of the Cut-Off Date Principal Balances of the Title I Mortgage Loans that are actually conveyed to the Trust Fund, then the amount of the Required Class A Overcollateralization Level will be increased by the amount of such shortfall, unless otherwise directed by the Certificate Insurer.

                                      The obligation of the FHA to reimburse
                                      losses in the portfolio of Title I loans owned by a Title I Lender is limited to the insurance coverage in such Title I

                                      Lender's FHA Reserve, which insurance
                                      coverage generally is not maintained on a loan-by-loan basis. Thus, if a Title I Lender's FHA Reserve were to be depleted, all Title I Mortgage Loans held by such Title I Lender would become effectively uninsured. The Depositor's FHA Reserve, which will include the FHA Insurance Amount for the Certificates and may subsequently include insurance coverage in respect of other Title I loans that are included in other series of asset-backed certificates issued by the Depositor (the "Additional Series"). The FHA Insurance Amount for the Certificates will be commingled in the Depositor's FHA Reserve with the insurance coverage relating to any Title I loans included in any Additional Series. On each Transfer Date, the Depositor will record on its books and records the FHA Insurance Amount for the Title I Mortgage Loans that have been acknowledged by the FHA as having been transferred to the Depositor on such date, separately from insurance coverage attributable to Title I loans for any Additional Series. Promptly after the final Transfer Date, the Depositor (or the FHA Claims Administrator) is required to certify to the Rating Agencies, the Certificate Insurer and the Trustee as to the actual FHA Insurance Amount transferred to the Trustee's FHA Reserve. The Depositor and any FHA Claims Administrator will not submit any FHA Claim in respect of a Title I Mortgage Loan to the FHA on behalf of the Trust Fund if the FHA Insurance Amount, as shown on the records of the Depositor relating to the Certificates, is insufficient to reimburse such FHA Claim. In addition, the Depositor has agreed that neither it nor any FHA Claims Administrator will submit any FHA claims in respect of any Title I loans included in any Additional Series where such claims would reduce the FHA Insurance Amount. See "FHA Insurance for Title I Mortgage Loans -- Submission of FHA Claims" herein.

Servicing of the Mortgage Loans
  and FHA Claims Administration . .   The Servicer will perform the mortgage
                                      loan servicing functions with respect to the Mortgage Loans pursuant to the Pooling and Servicing Agreement and be entitled to a fee (the "Servicing Fee"), payable monthly, as described herein (see
                                      "Description of the Certificates --
                                      Servicing" herein). The Servicer may have subcontracted its servicing obligations and duties with respect to certain
                                      Mortgage Loans to certain unaffiliated
                                      lenders from whom the Transferor
                                      purchased such Mortgage Loans, pursuant
                                      to a subservicing agreement between the
                                      Servicer and such lender (each such
                                      lender, in this capacity, a
                                      "Subservicer"). However, the Servicer
                                      will not be relieved of its servicing
                                      obligations and duties with respect to
                                      these Mortgage Loans. The

                                      Servicer will be responsible for paying
                                      the fees of each Subservicer. Under
                                      certain circumstances the Servicer may be entitled to an Excess Servicing Fee as described herein.

                                      The Servicer will administer, process and submit all FHA Claims in the name and on behalf of the Depositor and record and monitor the FHA Insurance Amount for the Title I Mortgage Loans for the Depositor (in such capacity, the Servicer, and any successor acting in such capacity, the "FHA Claims Administrator"). See "The Transferor and Servicer" herein. The Servicer will not receive any additional fees or compensation for serving as such (other than the Servicing Fee).

FHA Insurance Premium and
    Fees of Certificate Insurer,
    Trustee, and Custodian  . . . .   On each Distribution Date, prior to
                                      distributions on the Certificates,
                                      amounts available in the Certificate
                                      Account will be distributed (i) to
                                      deposit a portion of the FHA Insurance
                                      premium into the FHA Insurance Premium
                                      Account (the "FHA Insurance Premium
                                      Deposit Amount") for the Title I Mortgage
                                      Loans, and (ii) to pay the following
                                      periodic Trust Fund fees: (1) the
                                      Certificate Insurer premium (the
                                      "Certificate Guaranty Insurance
                                      Premium"); (2) the Trustee fee; and (3)
                                      the Custodian fee for custody of the
                                      Trustee's Mortgage Loan Files (the
                                      "Custodian Fee"); provided, however, that with respect to the first Distribution
                                      Date the payment of all such monthly fees will be prorated for the first Due Period from the Closing Date. See "Description of the Certificates -- Distributions on the Offered Certificates" herein.

Optional Termination  . . . . . . .   On any Distribution Date on or after the
                                      date on which the Class Principal Balance of the Offered Certificates then outstanding is ___% or less of the sum of the Initial Pool Principal Balance and the aggregate Cut-Off Date Principal
                                      Balance of the Subsequent Mortgage Loans conveyed to the Trust Fund, the Servicer may, at its option, effect an early retirement and termination of the
                                      Certificates by purchasing from the Trust
                                      Fund all of the Mortgage Loans and REO
                                      Properties (as defined in the Pooling and Servicing Agreement) at a price (the
                                      "Termination Price") equal to the sum of
                                      (i) Pool Principal Balance, plus (ii) the sum of thirty days' accrued interest on the Pool Principal Balance computed at the weighted average Mortgage Loan Rate for the Mortgage Loans (including REO
                                      Properties) then outstanding, plus (iii) any accrued and unpaid interest on the Class A Certificates and Class B
                                      Certificates as of the immediately
                                      preceding Distribution Date. The Servicer will pay the unpaid fees and expenses, if any, of the Trustee, the Certificate Insurer, the Custodian and the Servicer in connection with such optional termination. Under certain circumstances as set forth in the Pooling and Servicing
                                      Agreement (i.e., based upon the default
                                      experience of the Mortgage Loans) the
                                      Certificate Insurer may, at its option,
                                      effect an early retirement and
                                      termination of the Certificates at the
                                      Termination Price.

Certain Federal Income
  Tax Consequences  . . . . . . . .   For a discussion of certain tax matters,
                                      see "Certain Federal Income Tax
                                      Consequences" herein and in the
                                      Prospectus.

Ratings . . . . . . . . . . . . . .   It is a condition to the initial issuance
                                      of the Offered Certificates that they be rated "___" by Standard & Poor's and
                                      "___" by Moody's. Standard & Poor's and
                                      Moody's are sometimes referred to herein, collectively, as the "Rating Agencies".
                                      A security rating does not address the
                                      frequency of principal prepayments or the corresponding effect on yield to investors. Neither the Depositor, the
                                      Transferor, the Servicer, the Trustee,
                                      the Certificate Insurer nor any other
                                      person is obligated to maintain the
                                      rating on any Offered Certificate. See
                                      "Ratings" herein.

ERISA Considerations  . . . . . . .   For a discussion of certain ERISA
                                      considerations, see "ERISA
                                      Considerations" herein and in the
                                      Prospectus.

Legal Investment  . . . . . . . . .   For a discussion of certain legal
                                      investment considerations, see "Legal
                                      Investment Matters" herein and in the
                                      Prospectus.

                                  RISK FACTORS

         Prospective investors in the Offered Certificates should consider the risk factors set forth under "Risk Factors" in the Prospectus and the following risk factors in connection with the purchase of an Offered Certificate. These factors are intended to identify the significant sources of risk affecting an investment in the Certificates. Unless the context indicates to the contrary, any numerical or statistical information presented is based upon the characteristics of the Initial Mortgage Loans proposed to be included in the Mortgage Loan Pool as of the date of this Prospectus Supplement.

ACQUISITION OF SUBSEQUENT MORTGAGE LOANS FROM PRE-FUNDING ACCOUNT

         VARIATION IN CREDIT QUALITY AND CHARACTERISTICS OF SUBSEQUENT MORTGAGE LOANS. Any conveyance of Subsequent Mortgage Loans is subject to the conditions set forth in the Pooling and Servicing Agreement, which conditions include among others: (i) each Subsequent Mortgage Loan must satisfy the representations and warranties specified in the Pooling and Servicing Agreement; (ii) the Transferor will not select Subsequent Mortgage Loans in a manner that it believes is adverse to the interest of the Certificateholders and the Certificate Insurer; and (iii) as of each Cut-Off Date applicable thereto, all of the Mortgage Loans, including the Subsequent Mortgage Loans to be conveyed by the Depositor as of such Cut-Off Date, must satisfy certain aggregate statistical criteria set forth in the Pooling and Servicing Agreement. Although each Subsequent Mortgage Loan must satisfy the eligibility criteria referred to above at the time of its transfer to the Trust Fund, the Subsequent Mortgage Loans may have been originated or purchased by the Transferor using credit criteria different from those which were applied to the Initial Mortgage Loans and may be of a different credit quality and have different loan characteristics from the Initial Mortgage Loans. After the transfer of the Subsequent Mortgage Loans to the Trust Fund, the aggregate statistical characteristics of the Mortgage Loan Pool may vary from those of the Initial Mortgage Loans as described herein. See "The Mortgage Loan Pool -- Characteristics of Initial Mortgage Loans", and "-- Conveyance of Subsequent Mortgage Loans" herein.

         ABILITY TO ACQUIRE SUBSEQUENT MORTGAGE LOANS. The ability of the Trust Fund to acquire Subsequent Mortgage Loans is dependent upon the ability of the Transferor to acquire additional mortgage loans that satisfy the eligibility criteria for the transfer of Subsequent Mortgage Loans. The ability of the Transferor to acquire additional mortgage loans may be affected by a variety of social, economic and competitive factors, including prevailing interest rates, unemployment levels, the rate of inflation, consumer perceptions of economic conditions generally and the availability of mortgage loan financing and similar types of consumer financing. The Transferor and Depositor are unable to determine and have no basis to predict whether and to what extent economic or social factors will affect the ability of the Transferor to originate and purchase Subsequent Mortgage Loans.

         EFFECT OF PREPAYMENT FROM PRE-FUNDING ACCOUNT. If the Pre-Funding Account Deposit has not been fully applied to purchase Subsequent Mortgage Loans by the end of the Funding Period, then on the business day immediately preceding the next Distribution Date, any amount remaining in the Pre-Funding Account (net of reinvestment income which will be transferred to the Capitalized Interest Account) will be transferred to the Certificate Account and applied to reduce the Class Principal Balance of the Offered Certificates, on a pro rata basis. See "Prepayment and Yield Considerations" herein. Although no assurances can be given, the Depositor expects that the principal amount of the Subsequent Mortgage Loans sold to the Trust Fund will require the application of substantially all of the Pre-Funding Account Deposit and that there will be no material principal prepayment distributed to the holders of the Offered Certificates from the amount remaining in the Pre-Funding Account at the termination of the Funding Period.

ADDITIONAL EFFECT OF PREPAYMENTS ON YIELD

         The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a premium or discount, and the degree to which the timing of distributions to holders thereof is sensitive to scheduled payments, prepayments, liquidations, defaults and purchases of Mortgage Loans and to the distribution of Excess Spread and amounts remaining in the Pre-Funding Account after the Funding Period ends. In the case of any Offered Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal distributions to the holders of the Offered Certificates (including without limitation principal prepayments on the Mortgage Loans) could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal distributions to the holders of the Offered Certificates (including without limitation principal prepayments on the Mortgage Loans) could result in an actual yield to such investor that is lower than the anticipated yield. On each Distribution Date, until the Excess Overcollateralization Amount equals or exceeds zero, the allocation of the Excess Spread for such Distribution Date as an additional distribution of principal on the Offered Certificates will accelerate the amortization of such Offered Certificates relative to the amortization of the Mortgage Loans; however, on any Overcollateralization Stepdown Date, the distribution of any Overcollateralization Reduction Amount to the holders of the Class R and Class B Certificates, as described herein, can be expected to result in a slower amortization of the Offered Certificates and may temporarily delay principal distributions to the Offered Certificates on a Distribution Date. Further, in the event that significant prepayments of principal distributions are made to Certificateholders as a result of excessive prepayments, liquidations, repurchases and purchases of the Mortgage Loans or distributions of Excess Spread or amounts remaining in the Pre-Funding Account, there can be no assurance that Certificateholders will be able to reinvest such distributions in a comparable alternative investment having a comparable yield. See "Prepayment and Yield Considerations" herein.

ADDITIONAL CREDIT ENHANCEMENT LIMITATIONS

          ADEQUACY OF CREDIT ENHANCEMENT. Credit enhancement with respect to the Offered Certificates will be provided by the Guaranty Policy. Additional credit enhancement with respect to the Offered Certificates that will be utilized prior to the Guaranty Policy will be provided by (i) the overcollateralization and subordination with respect to the Class B Certificates and Class R Certificates from the portion of the Pool Principal Balance attributable to the Class B Certificates and Class R Certificates and from the limited acceleration of the principal amortization of the Class A Certificates by application of Excess Spread, as described herein, and (ii) with respect to the Title I Mortgage Loans, the proceeds received from the payment of FHA Claims. If the Mortgage Loans experience higher rates of delinquencies, defaults and losses (see "-- Additional Factors Affecting Delinquencies, Foreclosure, and Losses on Mortgage Loans" below) than initially anticipated in connection with the rating of the Offered Certificates, there can be no assurance that the amounts available from the additional credit enhancement will be adequate to cover the delays or shortfalls in distributions to the holders of the Offered Certificates that result from such higher delinquencies, defaults and losses. If the amounts available from the additional credit enhancement are inadequate, the holders of the Offered Certificates will bear the risk of any delays and losses resulting from the delinquencies, defaults and losses on the Mortgage Loans, unless such delays or losses are covered by the Guaranty Policy and paid by the Certificate Insurer. No reserve fund or spread account will be established as part of the Trust Fund for the Offered Certificates.

         While the distribution of Excess Spread to the Offered Certificateholders in the manner specified herein has been designed to produce and maintain a given level of overcollateralization with respect to the Offered Certificates, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that such overcollateralization level will be achieved or maintained at all times. Net losses on Liquidated Mortgage Loans will be allocated first to reduce the Pool Principal Balance attributable to the Class R Certificates, if any, and, second, to the Class Principal Balance of the Class B Certificates, in each case reducing the Class A Overcollateralization Level. See "Description of the Certificates -- Subordination and Allocation of Losses" herein.

         RATINGS OF CERTIFICATE INSURER. The rating of the Offered Certificates depends primarily on an assessment by the Rating Agencies of the claims-paying ability of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the rating initially given to the Offered Certificates may result in a reduction in the rating of the Offered Certificates or any Class thereof. See "The Guaranty Policy" herein.

         ADDITIONAL LIMITATIONS ON FHA INSURANCE. Since the FHA Insurance Amount for the Title I Mortgage Loans is limited as described herein and in the Prospectus, and since the adequacy of such FHA Insurance Amount is dependent upon future events, including reductions in available coverage for the payment of FHA claims, no assurance can be given that the FHA Insurance Amount is or will be adequate to cover 90% of all potential losses on the Title I Mortgage Loans or that the Title I Mortgage Loans will qualify for the payment of FHA Claims. If the FHA Insurance amount for the Title I Mortgage Loans is reduced to zero, the Title I Mortgage Loans will be effectively uninsured from and after the date of such reduction. See "Certain Legal Aspects of the Mortgage Assets -- The Title I Program" in the Prospectus.

         Due to the FHA procedures for transferring FHA insurance coverage from one Title I Lender to another, the transfer by the FHA of the FHA Insurance Amount for the Initial Mortgage Loans that are Title I Mortgage Loans from the Transferor's FHA Reserve to the Depositor's FHA Reserve will not be completed on the Closing Date, but rather will occur on the Transfer Dates. See "Summary of Prospectus Supplement -- FHA Insurance on the Title I Mortgage Loans" herein. On each Transfer Date, the FHA Claims Administrator on behalf of the Depositor will record the FHA Insurance Amount for the Title I Mortgage Loans whose transfer to the Depositor has been acknowledged by the FHA on such date separately from the insurance coverage attributable to Title I loans for any Additional Series on the books and records of the Depositor. Although the FHA Claims Administrator and the Depositor will separate, on the Depositor's books and records, the FHA Insurance Amount from the FHA insurance coverage available with respect to other Title I loans reported for insurance in the Depositor's FHA Reserve, the FHA will not recognize such separate treatment. Accordingly, claims paid to the Depositor or the FHA Claims Administrator by the FHA with respect to such other Title I loans could reduce the FHA Insurance Amount. In the Pooling and Servicing Agreement and the FHA Claims Administration Agreement, the Depositor and the FHA Claims Administrator will agree not to submit claims to the FHA with respect to such other Title I loans if the effect thereof would be to reduce the FHA Insurance Amount for the Title I Mortgage Loans. If the Depositor or the FHA Claims Administrator inadvertently submits a claim to the FHA in respect of a Title I loan that is not a Title I Mortgage Loan at a time when the insurance coverage in the Depositor's FHA Reserve other than the FHA Insurance Amount has been reduced below the amount of such claim, the FHA Insurance Amount will be reduced because the FHA will honor such claim so long as the total insurance coverage in the Depositor's FHA Reserve, including that constituting the FHA Insurance Amount, has not been exhausted. See "Certain Legal Aspects of the Mortgage Assets -- The Title I Program" in the Prospectus. In the event of the bankruptcy of the Depositor, there can be no assurance that a trustee in bankruptcy would continue to separate insurance coverage, including the FHA Insurance Amount, in the Depositor's FHA Reserve with respect to Title I Mortgage Loans for the Certificates, any Additional Series, or any other Title I loans owned by the Depositor in the same manner as provided in the Pooling and Servicing Agreement.

         PROPOSED LEGISLATION AFFECTING FHA INSURANCE. In August 1995, legislation was introduced in both houses of the United States Congress that would, among other things, abolish the Department of Housing and Urban Development ("HUD"), reduce federal spending for housing and community development activities and eliminate the Title I Program. As a result of the proposed legislation that would abolish HUD, if enacted, and the budget legislation impasse between Congress and the President that occurred during November 1995 and continued into January 1996, no assurance can be given that the Title I Program will continue in existence or that HUD will continue to receive sufficient funding for the operation of the Title I Program. The elimination of the Title I Program, a significant reduction in its authorized funding or future shut-downs of HUD due to the continuation of the budget impasse will have, in all likelihood, a material adverse effect on the FHA Insurance for the Title I Mortgage Loans, which





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
could include, without limitation, delays in transferring the FHA Insurance to the Depositor's FHA Reserve, delays in the processing and payment of FHA Claims or the termination or reduction of the FHA Insurance for the Title I Mortgage Loans. HUD has indicated that the recent government shut-down has caused a number of delays in the Title I Program, including delays in the processing and payment of claims and the recording of Title I loans for FHA insurance.

LIMITATIONS ON RIGHTS OF CERTIFICATEHOLDERS

         Prior to a Certificate Insurer Default, the Certificate Insurer will have the right to exercise all rights, including voting rights, which the holders of the Offered Certificates are entitled to exercise under the Pooling and Servicing Agreement (the "Certificateholder Rights"), without any consent of such holders; provided, however, that without the consent of each holder of an Offered Certificate affected thereby, the Certificate Insurer shall not exercise such Certificateholder Rights to amend the Pooling and Servicing Agreement in any manner that would (i) reduce the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate, (ii) adversely affect in any material respect the interests of the holders of any Class of Certificates, or (iii) alter the rights of any such Certificateholder or Class of such Certificateholder to consent to any such amendment. While the interests of the Certificate Insurer will generally be aligned with the holders of the Offered Certificates insured by the Guaranty Policy, in certain instances the Certificate Insurer could exercise the Certificateholder Rights, or consent to the exercise of certain rights of the Offered Certificateholders, in a manner that is adverse to the interests of one or more holders of Offered Certificates. For example, under certain circumstances the Certificate Insurer could exercise certain Certificateholder Rights, or refuse its consent to the exercise of certain rights by the holders of the Offered Certificates, in a manner that results in an unanticipated prepayment of principal to the holders of the Offered Certificates when the prevailing market interest rates at which such principal can be reinvested have declined. See "Prepayment and Yield Considerations" herein.

DELINQUENCY STATUS OF INITIAL MORTGAGE LOANS

         None of the Initial Mortgage Loans were 30 days or more late in their scheduled monthly payments of principal and interest as of __________, 199_, however, approximately ____% of the Initial Pool Principal Balance consists of Initial Mortgage Loans that have a first scheduled monthly payment due date occurring after __________, 199_, and therefore, it was not possible for such Initial Mortgage Loans to have had a scheduled monthly payment that was 30 days or more late as of __________, 199_. The inclusion of delinquent Initial Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments in respect of the Mortgage Loan Pool and the yield on the Offered Certificates. Furthermore, even if any delinquent Initial Mortgage Loans become current after __________, 199_, such Mortgage Loans generally will have a greater likelihood of subsequently becoming delinquent in their scheduled monthly payments. In addition, to the extent that scheduled monthly payments of principal and interest are not made on the delinquent Initial Mortgage Loans, then the additional credit enhancement available for the Offered Certificates will be depleted by the amounts attributable to such delinquent payments, subject to the partial reimbursement, if any, of the additional credit enhancement if such delinquent payments or any liquidation proceeds are subsequently collected from the delinquent Initial Mortgage Loans. See "-- Additional Credit Enhancement Limitations -- Adequacy of Credit Enhancement" above.

ADDITIONAL FACTORS AFFECTING DELINQUENCIES, FORECLOSURES AND LOSSES ON MORTGAGE LOANS

         UNDERWRITING GUIDELINES. Pursuant to the underwriting guidelines of the Transferor, the assessment of the creditworthiness of the related borrower is the primary consideration in underwriting the Mortgage Loans, and the evaluation of the adequacy of the value of the related Mortgaged Property in relation to the Mortgage Loan, together with the amount of all liens senior to the lien of the Mortgage Loan (i.e., the "combined loan-to-value ratio"), is given less consideration, and in certain cases no consideration,





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in underwriting the Mortgage Loans. See "The Transferor and Servicer --
Underwriting Criteria" herein. In general, the credit quality of the Mortgage Loans is lower than loans conforming to the FNMA or FHLMC underwriting guidelines for first-lien, single family mortgage loans. Accordingly, the Mortgage Loans are likely to experience higher rates of delinquencies, defaults and losses (which rates could be substantially higher) than those rates that would be experienced by similar mortgage loans underwritten in conformity with the FNMA or FHLMC underwriting guidelines for first-lien, single family mortgage loans. In addition, the losses sustained from defaulted Mortgage Loans are likely to be more severe in relation to the outstanding principal balance of such defaulted Mortgage Loans, because the costs incurred in the collection and liquidation of defaulted Mortgage Loans in relation to the smaller principal balances thereof are proportionately higher than first-lien, single family mortgage loans, and because the Mortgage Loans are typically secured by junior liens on Mortgaged Properties with relatively high combined loan-to-value ratios and in some cases with no equity in the Mortgaged Properties. See "Additional Credit Enhancement Limitations -- Adequacy of Credit Enhancement" above.

         Although creditworthiness of the related borrower is the primary consideration in the underwriting of the Mortgage Loans, no assurance can be given that such creditworthiness of the borrower will not deteriorate as a result of future economic and social factors, which deterioration may result in a delinquency or default of such borrower on the related Mortgage Loan. Furthermore, because the adequacy of the value of the related Mortgaged Property is given less consideration in underwriting the Mortgage Loan, no assurance can be given that any proceeds will be recovered from the foreclosure or liquidation of the related Mortgaged Property from a defaulted Mortgage Loan, other than the possibility of receiving payment from a claim for FHA insurance on a defaulted Title I Mortgage Loan.

         ACQUISITIONS FROM THIRD PARTIES. A significant portion of the Mortgage Loans will have been acquired by the Transferor through purchases from a network of correspondent lenders. See "The Mortgage Loan Pool -- General" herein. All of the Mortgage Loans that consist of portfolio acquisitions will have been re-underwritten and reviewed only on a limited sample basis for compliance with the Transferor's underwriting guidelines. These Mortgage Loans acquired by the Transferor may have been originated by the originator thereof using credit criteria different from the underwriting guidelines of the Transferor and such loans may be of a different credit quality. In addition, the Transferor may have acquired certain Mortgage Loans which were originated by an originator that, at the time of origination thereof, was not an approved FHA lender or an approved FNMA or FHLMC seller/servicer, and therefore, did not have an internal quality control program substantially similar to the FNMA or FHLMC required quality control programs with respect to the underwriting and origination of such Mortgage Loans. With respect to those Mortgage Loans acquired by the Transferor that have not been re-underwritten or reviewed, the Transferor has primarily relied upon the applicable representations and warranties made by the seller or originator in determining whether such Mortgage Loans satisfy the representations and warranties under the Pooling and Servicing Agreement with respect thereto. Accordingly, the Mortgage Loans that were (i) acquired by the Transferor from third parties or (ii) not subject to an internal quality control program at the time of origination, may subsequently be determined to have breached the applicable representations and warranties under the Pooling and Servicing Agreement, and if such breach cannot be cured within the cure period, then the Transferor may be required to repurchase such Defective Mortgage Loans, resulting in an unanticipated prepayment of principal to the holders of the Offered Certificates. See "-- Limitations on Repurchase or Replacement of Defective Mortgage Loans by Transferor" below.

         LIMITED HISTORICAL DELINQUENCY AND LOSS INFORMATION. Since January 1995, the Transferor and the Servicer have substantially increased the volume of Title I loans and conventional junior lien loans that they have originated, purchased, sold and/or serviced, and thus, they have limited historical experience with respect to the performance, including the delinquency and loss experience and the rate of prepayments of Title I loans and conventional junior lien loans, with respect to their entire portfolio of loans and in particular with respect to such increased volume of loans. Accordingly, the delinquency experience and loan loss and liquidation experience set forth under "The Transferor and Servicer -- Servicing and FHA Claims Experience" herein may not be indicative of the performance of the Mortgage Loans included in the Mortgage Loan Pool. Prospective investors will have to make an investment determination based on the Mortgage Loan underwriting criteria, the availability of the Credit Enhancement, the characteristics of the Initial Mortgage Loans and other information provided herein, and not based on any prior delinquency experience and loan loss and liquidation experience information set forth herein.

         GEOGRAPHIC CONCENTRATION. Approximately ____% and ____% of the Initial Pool Principal Balance will consist of Mortgage Loans that are secured by Mortgaged Properties located in the States of California and Arizona, respectively. Because of the relative geographic concentration of the Mortgage Loans within these states, delinquencies and losses on the Mortgage Loans may be higher than would be the case if the Mortgage Loans were more geographically diversified. Adverse economic conditions in these States or geographic regions (which may or may not affect real property values) may affect the ability of the related borrowers to make timely payments of their scheduled monthly payments of principal and interest and, accordingly, the actual rates of delinquencies, defaults and losses on such Mortgage Loans could be higher than those currently experienced in the mortgage lending industry for similar types of mortgage loans. In addition, certain of the Mortgaged Properties may be more susceptible to certain types of special hazards that are not covered by any casualty insurance, such as earthquakes, floods and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. With respect to those Mortgage Loans secured by Mortgaged Properties located in the State of California, the California residential real estate market has experienced a sustained decline over the last several years. In general, declines in the California residential real estate market may adversely affect the values of the Mortgaged Properties securing such Mortgage Loans such that the principal balances of such Mortgage Loans, together with any senior mortgage loans on such Mortgaged Properties, will equal or exceed the value of such Mortgaged Properties. Accordingly, the actual rates of delinquencies, foreclosures and losses on such California Mortgage Loans could be higher than those currently experienced in the mortgage lending industry in general.

         NO SERVICING ADVANCES. In the event of a delinquency or a default with respect to a Mortgage Loan, neither the Servicer nor any Subservicer will have an obligation to advance scheduled monthly payments of principal and interest with respect to such Mortgage Loan. But, the Servicer or any Subservicer will make reasonable and customary expense advances with respect to the Mortgage Loans in accordance with their servicing obligations. See "Description of the Certificates -- Servicing" herein.

         DEPENDENCE ON SERVICER FOR SERVICING MORTGAGE LOANS. Pursuant to the Pooling and Servicing Agreement, the Servicer, or each Subservicer on behalf of the Servicer, will perform the daily loan servicing functions for the Mortgage Loans that include, without limitation, the collection of payments from the Mortgage Loans, the remittance of funds from such collections to the Certificate Account for distribution to the Certificateholders, the bookkeeping and accounting for such collections and all other servicing activities relating to the Mortgage Loans, the preparation of the monthly servicing and remittance reports pursuant to the Pooling and Servicing Agreement and the maintenance of all records and files pertaining to such servicing activities. A majority of the holders of the Offered Certificates or the Trustee, with the consent of the Certificate Insurer, or the Certificate Insurer may remove the Servicer upon the Servicer's failure to remedy an Event of Default under the Pooling and Servicing Agreement, in which event a successor servicer will be appointed pursuant to the terms of the Pooling and Servicer Agreement. Absent such a transfer, the holders of the Offered Certificates will be dependent upon the Servicer to adequately and timely perform its servicing obligations and remit to the Trustee the funds from the payments of principal and interest received on the Mortgage Loans, and with respect to Mortgage Loans being serviced by a Subservicer, the Servicer will be dependent upon such Subservicer to adequately and timely perform its servicing obligations and remit to the Servicer the funds from the payments of principal and interest received on such Mortgage Loans. The manner in which the Servicer, and each Subservicer, as applicable, performs its servicing obligations will affect the amount and timing of the principal and interest payments received on the Mortgage Loans. The principal and interest payments received on the Mortgage Loans are the primary source of funds for the distributions due to the Certificateholders under the Pooling and Servicing Agreement. Accordingly, the Certificateholders will be dependent upon the

Servicer, and each Subservicer, as applicable, to adequately and timely perform its servicing obligations and such performance will affect the amount and timing of distributions to the Certificateholders. See "The Transferor and Servicer -- Servicing and FHA Claims Experience" herein.

         REALIZATION UPON DEFAULTED MORTGAGE LOANS. Substantially all of the Mortgage Loans are secured by junior liens, and the related senior liens are not included in the Mortgage Loan Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Mortgaged Property to satisfy fully both the senior lien(s) and the Mortgage Loan. See "Risk Factors -- Certain Factors Affecting Delinquencies, Foreclosures and Losses on Underlying Loans -- Limitations on Realization of Junior Liens" in the Prospectus. According to the loan servicing practices of the Servicer and any Subservicer for loans secured by junior liens in their portfolios and as a result of the costs involved in realizing upon a defaulted junior lien mortgage loan, the Servicer or any Subservicer will not (i) pursue the foreclosure of a defaulted Mortgage Loan, (ii) satisfy the senior mortgage(s) at or prior to the foreclosure sale of the Mortgaged Property, or (iii) advance funds to keep the senior mortgage(s) current. The Trust Fund will have no source of funds (and may not be permitted under the REMIC provisions of the Code) to satisfy the senior mortgage(s) or make payments due to the senior mortgagee(s), and, therefore, Certificateholders should not expect that any senior mortgage(s) will be kept current by the Trust Fund for the purpose of protecting any junior lien Mortgage Loan. See "Certain Legal Aspects of the Mortgage Assets -- Foreclosure -- Junior Liens" in the Prospectus.

         NON-RECORDATION OF ASSIGNMENTS. Subject to confirmation by the Rating Agencies that the ratings on the Offered Certificates will not be downgraded (without regard to the Guaranty Policy) and to the approval of the Certificate Insurer, the Transferor will not be required to record assignments to the Trustee of the mortgages or deeds of trust (each, a "Mortgage") in the real property records for the Mortgage Loans, but rather the Transferor, in its capacity as the Servicer, will retain record title to such Mortgage on behalf of the Trustee and Certificateholders. See "Description of the Certificates -- Assignment of Mortgage Loans" herein.

         Although the recordation of the assignments of the Mortgage to the Trustee is not necessary to effect a transfer of the Mortgage Loans to the Trustee, if the Transferor or the Depositor were to make a sale, assignment, satisfaction or discharge of any Mortgage Loan prior to recording the assignments to the Trustee, the other parties to such sale, assignment, satisfaction or discharge may have rights superior to those of the Trustee. In some states, in the absence of such recordation of the assignments of the Mortgages, the transfer to the Trustee of the Mortgage Loans may not be effective against certain creditors or purchasers from the Transferor or a trustee in bankruptcy of the Transferor. If such other parties, creditors or purchasers have rights to the Mortgage Loans that are superior to those of the Trustee, then the holders of the Offered Certificates could lose the right to future payments of principal and interest from such Mortgage Loans and could suffer a loss of principal and interest to the extent that such loss is not otherwise covered by amounts available from the credit enhancement provided for the Offered Certificates, including the Guaranty Policy.

         OTHER LEGAL CONSIDERATIONS. The underwriting, origination, servicing and collection of the Mortgage Loans are subject to a variety of state and federal laws, public policies and principles of equity. See "Risk Factors -- Certain Factors Affecting Delinquencies, Foreclosures and Losses on Underlying Loans -- Certain Legal Considerations of Mortgage Loans and Contracts" in the Prospectus. The Transferor will be required to repurchase or replace any Mortgage Loan which did not comply with applicable state and federal laws and regulations as of the Closing Date for any Initial Mortgage Loan and as of the Subsequent Transfer Date for any Subsequent Mortgage Loan. See "-- Limitations on Repurchase or Replacement of Defective Mortgage Loans by Transferor" below.

         Depending on the provisions of applicable law and the specific facts and circumstances involved, violations of these laws, policies or principles may limit the ability of the Servicer or any Subservicer to collect all or part of the principal or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid, and, in addition, could subject the Servicer or any Subservicer to damages and administrative sanctions. Further, violations of state law can affect the insurability of the Title I Mortgage Loans under FHA Regulations. See "Certain Legal Aspects of the Mortgage Assets -- The Title I Program -- Claims Procedures under Title I" in the Prospectus. If the Servicer or any Subservicer is unable to collect all or part of the principal or interest on any Mortgage Loans because of a violation of the aforementioned laws, public policies or general principles of equity, then the Trust Fund may be delayed or unable to make all distributions owed to the Certificateholders to the extent any related losses are not otherwise covered by amounts available from the credit enhancement provided for the Offered Certificates, including the Guaranty Policy. Furthermore, depending upon whether damages and sanctions are assessed against the Servicer, any Subservicer or the Transferor, such violations may materially impact (i) the financial ability of the Servicer or Subservicer to continue to act in such capacity or (ii) the ability of the Transferor to repurchase or replace Defective Mortgage Loans if such violation breaches a representation or warranty contained in the Pooling and Servicing Agreement.

LIMITATIONS ON REPURCHASE OR REPLACEMENT OF DEFECTIVE MORTGAGE LOANS BY
TRANSFEROR

         Pursuant to the Pooling and Servicing Agreement, the Transferor has agreed to cure in all material respects any breach of the Transferor's representations and warranties set forth in the Pooling and Servicing Agreement with respect to the Mortgage Loans, which breach materially and adversely affects the value of the Mortgage Loans or the interest of the Certificateholders or the Certificate Insurer ("Defective Mortgage Loans"). If the Transferor cannot cure such breach within a specified period of time, the Transferor is required to repurchase such Defective Mortgage Loans from the Trust Fund or substitute other loans for such Defective Mortgage Loans. Although a significant portion of the Mortgage Loans will have been acquired from unaffiliated correspondent lenders, the Transferor will make the representations and warranties for all such Mortgage Loans. To the extent that the Transferor has obtained any representations and warranties from such unaffiliated correspondent lenders, the Transferor, and the Trustee, on behalf of the Certificateholders and the Certificate Insurer, as the successor to the Transferor's rights with respect thereto, will have an additional party that is liable for the repurchase of any Mortgage Loan in breach of the applicable representations and warranties made by such party. For a summary description of the Transferor's representations and warranties, see "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets" in the Prospectus. In addition, the Transferor is required to repurchase from the Trust Fund (i) any Title I Mortgage Loan for which the related FHA insurance coverage has not been transferred from the Transferor's FHA Reserve to the Trustee's FHA Reserve within 150 days after the Closing Date (in the case of the Initial Mortgage Loans) or the related Subsequent Transfer Date (in the case of Subsequent Mortgage Loans) or within such longer period as may be approved by the Certificate Insurer, and (ii) any Title I Mortgage Loan for which an FHA Claim has been denied and a representation or warranty of the Transferor has been breached.

         No assurance can be given that, at any particular time, the Transferor will be capable, financially or otherwise, of repurchasing or replacing Defective Mortgage Loans in the manner described above, or that, at any particular time, any unaffiliated lender from whom the Transferor obtained the Defective Mortgage Loans will be capable, financially or otherwise, of repurchasing any Defective Mortgage Loans from the Transferor. If the Transferor repurchases, or is obligated to repurchase, defective mortgage loans from any Additional Series, the financial ability of the Transferor to repurchase Defective Mortgage Loans from the Trust Fund may be adversely affected. In addition, other events relating to the Transferor and its mortgage banking operations can occur that would adversely affect the financial ability of the Transferor to repurchase Defective Mortgage Loans from the Trust Fund, including without limitation the sale or other disposition of all or any significant portion of its assets. If the Transferor is unable to repurchase or replace a Defective Mortgage Loan, and if applicable, such unaffiliated lender is unable to repurchase or replace a Defective Mortgage Loan it sold to the Transferor, then the Servicer, on behalf of the Trust Fund, will pursue other customary and reasonable efforts, if any, to recover the maximum amount possible with respect to such Defective Mortgage Loan, and any resulting loss will be borne by the Certificateholders to the extent that such loss is not otherwise covered by amounts available from the credit enhancement provided for the Offered Certificates, including the Guaranty Policy. See "-- Additional Credit Enhancement Limitations -- Adequacy of Credit Enhancement" above and "The Transferor and Servicer" herein.

LIMITATIONS ON LIQUIDITY OF TRANSFEROR AND SERVICER

         As a result of the Transferor's increasing volume of loan originations and purchases, and its expanding securitization activities, the Transferor requires substantial capital to fund its operations and has operated, and expects to continue to operate, on a negative operating cash flow basis. Currently, the Transferor funds substantially all of its operations, including its loan originations and purchases, from the capital recently contributed by RAC, its parent, from the RAC initial public offering in February 1996 and from borrowings under the Transferor's lending arrangements with certain third parties, including warehouse and term credit facilities. There can be no assurance that RAC will be able to contribute additional capital from any subsequent secondary public offerings or that, as the Transferor's existing lending arrangements mature, the Transferor will have access to the financing necessary for its operations or that such financing will be available to the Transferor on favorable terms. To the extent that RAC is not able to make a secondary public offering of its stock and the Transferor is unable to arrange new warehouse and/or term credit facilities, the Transferor may have to curtail loan origination and purchasing activities, which could have a material adverse effect on the Transferor's financial condition and, in turn, its ability to service the Mortgage Loans and to repurchase any Defective Mortgage Loans.

                                USE OF PROCEEDS

         The proceeds from the sale of the Offered Certificates, net of certain expenses, will be used by the Depositor as consideration for the purchase of the Initial Mortgage Loans from the Transferor and to fund the Pre-Funding Account Deposit and the Capitalized Interest Account Deposit. The Transferor in turn will use all or a substantial portion of such proceeds from the sale of the Initial Mortgage Loans to repay certain indebtedness in the form of one or more warehouse financing arrangements, which have been utilized to finance the acquisition of such Initial Mortgage Loans and are secured by such Initial Mortgage Loans, and to replenish its working capital funds that were previously used to originate or acquire the Mortgage Loans not pledged under a warehouse financing arrangement. See "Underwriting" herein.

                             THE MORTGAGE LOAN POOL

GENERAL

         The "Mortgage Loan Pool" will consist of the collective pool of the Initial Mortgage Loans together with any Subsequent Mortgage Loans conveyed to the Trust Fund after the Closing Date. All of the Mortgage Loans will be evidenced by promissory notes, retail installment sales contracts or other evidences of indebtedness (the "Notes") and will be secured by mortgages, deeds of trust or other similar security instruments (the "Mortgages") creating a lien or security interest on single family (one-to-four unit) residences, units in planned unit developments, units in condominium developments, and townhomes (the "Mortgaged Properties") located in various states. Substantially all of these Mortgages will be junior in priority to one or more senior liens on the related Mortgaged Properties, which consist primarily of owner occupied single family residences. The Mortgage Loans have scheduled monthly payment dates throughout a month. Each Mortgage Loan bears interest computed on a simple interest basis at a fixed rate of interest (the "Mortgage Loan Rate"). The indebtedness secured by the related senior liens will not be included in the Mortgage Loan Pool. Certain of the Mortgage Loans will be partially insured to the extent described herein (and subject to the conditions described herein) by the FHA under the Title I Program (the "Title I Mortgage Loans"); while the remaining Mortgage Loans will not be insured or guaranteed by a governmental agency (the "Conventional Mortgage Loans"). The Conventional Mortgage Loans will consist of mortgage loans for which the proceeds thereof were used as follows: to finance property improvements ("Conventional Home Improvement Loans"), for debt consolidation purposes ("Conventional Debt Consolidation Loans"), and to finance property improvements and for other purposes, in combination, which loans are marketed by the Transferor under the name "BusterTM Loans" ("Conventional Combination Loans"). The Mortgage Loans have scheduled monthly payment dates throughout a month. No Mortgage Loan provides for deferred interest or negative amortization.

         Generally, the Mortgage Loans will have been originated or acquired by the Transferor in one of four ways: (i) the indirect origination and purchase of retail installment sales contracts from a network of independent contractors or dealers professionally installing the property improvements ("indirect originations"); (ii) the origination of loans directly to consumers, including but not limited to solicitations through direct mail and telemarketing and referrals from home improvement contractors ("direct originations"); (iii) the wholesale purchase of loans, on a flow basis, originated by other unaffiliated lenders, as correspondents ("correspondent originations"); or (iv) the purchase, on a bulk basis, of loan portfolios originated by other unaffiliated lenders ("portfolio acquisitions"). A substantial percentage of the Mortgage Loans will have been underwritten, re-underwritten or reviewed to determine whether such Mortgage Loans comply with the underwriting standards of the Transferor.

         For a description of the underwriting criteria applicable to the Mortgage Loans, see "The Transferor and Servicer -- Underwriting Criteria" herein. All of the Mortgage Loans will be acquired by the Transferor and sold by the Transferor to the Depositor, and pursuant to the Pooling and Servicing Agreement, the Depositor will sell, convey, transfer and assign the Mortgage Loans to the Trustee for the benefit of the Certificateholders and the Certificate Insurer. The Trust Fund will be entitled to all payments of interest and principal received after (i) __________, 199_ Cut-Off Date with respect to the Initial Mortgage Loans and (ii) the related Cut-Off Date with respect to the Subsequent Mortgage Loans.

CHARACTERISTICS OF INITIAL MORTGAGE LOANS

         The following is a brief description of certain terms of the Initial Mortgage Loans proposed to be included in the Mortgage Loan Pool as of the date of this Prospectus Supplement. Unless otherwise indicated, this description does not take into account any Subsequent Mortgage Loans that may be added to the Mortgage Loan Pool during the Funding Period through the application of amounts on deposit in the Pre-Funding Account. Prior to the Closing Date, the Transferor may remove any of the Initial Mortgage Loans intended for inclusion in the Mortgage Loan Pool, substitute comparable loans therefor, or add comparable loans thereto; however, the aggregate principal balance of Initial Mortgage Loans so replaced or added cannot exceed ___% of the Initial Pool Principal Balance and so removed may not exceed $__________ and any such Initial Mortgage Loans so added must be approved by the Certificate Insurer. To the extent that, prior to the Closing Date, mortgage loans are removed from or added to the Mortgage Loan Pool, an amount equal to the aggregate principal balances of such mortgage loans, will be added to or deducted from, respectively, the Pre-Funding Account Deposit on the Closing Date. As a result, the statistical information presented below regarding the Initial Mortgage Loans proposed to be included in the Mortgage Loan Pool as of the date of this Prospectus Supplement may vary in certain respects from comparable information based on the actual composition of the Mortgage Loan Pool at the Closing Date. In addition, after __________, 199_, the actual Mortgage Loan Pool may vary from the description below due to a number of factors, including prepayments after __________, 199_ or the purchase of any Subsequent Mortgage Loans after the Closing Date. See "-- Conveyance of Subsequent Mortgage Loans" below. A schedule of the Initial Mortgage Loans included in the Mortgage Loan Pool as of the Closing Date will be attached to the Pooling and Servicing Agreement delivered to the Trustee upon delivery of the Certificates. A current report on Form 8-K containing a description of the Mortgage Loans included in the final Mortgage Loan Pool as of the end of the Funding Period will be filed with the Commission.

         After each transfer of Subsequent Mortgage Loans to the Trust Fund it is expected that the Pool Principal Balance will consist of approximately ____% Conventional Mortgage Loans (by aggregate Cut-Off Date Principal Balance) and approximately ___% Title I Mortgage Loans (by aggregate Cut-Off Date Principal Balance).

         The Initial Mortgage Loans included in the initial Mortgage Loan Pool will consist of approximately ______ loans having an Initial Pool Principal Balance of approximately $__________. The Initial Mortgage Loans (by aggregate Cut-Off Date Principal Balance) will have the characteristics set forth in the tables below.

                                   LOAN TYPE



                                         NUMBER                                      PERCENT OF TOTAL
                                       OF INITIAL              AGGREGATE               BY AGGREGATE
            LOAN TYPE                MORTGAGE LOANS        PRINCIPAL BALANCE        PRINCIPAL BALANCE
            ---------                --------------        -----------------        -----------------
Conventional Mortgage Loans . . .                             $_____________                   ______%
Title I Mortgage Loans  . . . . .
                                   ------------------    ---------------------      ---------------------
   Totals . . . . . . . . . . . .                             $                                      %
                                   ==================    =====================      =====================



                               MORTGAGE LOAN RATE


        RANGE OF               NUMBER                                      PERCENT OF TOTAL
     MORTGAGE LOAN           OF INITIAL              AGGREGATE               BY AGGREGATE
       RATES (%)           MORTGAGE LOANS        PRINCIPAL BALANCE        PRINCIPAL BALANCE
       ---------           --------------        -----------------        -----------------
 9.000 -  9.999 . . . .
10.000 - 10.999 . . . .
11.000 - 11.999 . . . .
12.000 - 12.999 . . . .
13.000 - 13.999 . . . .
14.000 - 14.999 . . . .
15.000 - 15.999 . . . .
16.000 - 16.999 . . . .
17.000 - 17.999 . . . .
                        ------------------
   Totals . . . . . . .             ______
                        ==================    =====================      =====================


         The weighted average Mortgage Loan Rate of the Initial Mortgage Loans as of __________, 199_ was approximately ______% per annum.

                      CUT-OFF DATE LOAN PRINCIPAL BALANCES


           RANGE OF                                                                   PERCENT OF TOTAL
         CUT-OFF DATE              NUMBER OF INITIAL            AGGREGATE               BY AGGREGATE
     PRINCIPAL BALANCE ($)          MORTGAGE LOANS          PRINCIPAL BALANCE         PRINCIPAL BALANCE
     ---------------------          --------------          -----------------         -----------------
     0.00 -  9,999.99 . . . .
10,000.00 - 19,999.99 . . . .
20,000.00 - 29,999.99 . . . .
30,000.00 - 39,999.99 . . . .
40,000.00 - 49,999.99 . . . .
50,000.00 - 59,999.99 . . . .
70,000.00 - 79,999.99 . . . .
                                   ------------------
   Totals . . . . . . . . . .                  ______
                                   ==================    =====================      =====================


         The average principal balance of the Initial Mortgage Loans as of __________, 199_ was approximately $________.


                        ORIGINAL LOAN PRINCIPAL BALANCES


           RANGE OF                                                                   PERCENT OF TOTAL
       PRINCIPAL BALANCE           NUMBER OF INITIAL            AGGREGATE               BY AGGREGATE
       AT ORIGINATION($)            MORTGAGE LOANS          PRINCIPAL BALANCE         PRINCIPAL BALANCE
       -----------------            --------------          -----------------         -----------------
     0.00 -  9,999.99 . . . .
10,000.00 - 19,999.99 . . . .
20,000.00 - 29,999.99 . . . .
30,000.00 - 39,999.99 . . . .
40,000.00 - 49,999.99 . . . .
50,000.00 - 59,999.99 . . . .
60,000.00 - 69,999.99 . . . .
70,000.00 - 79,999.99 . . . .
                                   ------------------
   Totals . . . . . . . . . .                  ______
                                   ==================    =====================      =====================


         The average principal balance of the Initial Mortgage Loans at origination was approximately $__________.

                           GEOGRAPHICAL CONCENTRATION



                                                                                      PERCENT OF TOTAL
                                   NUMBER OF INITIAL            AGGREGATE               BY AGGREGATE
             STATE                  MORTGAGE LOANS          PRINCIPAL BALANCE         PRINCIPAL BALANCE
             -----                  --------------          -----------------         -----------------
Alabama . . . . . . . . . . .
Arizona . . . . . . . . . . .
Arkansas  . . . . . . . . . .
California  . . . . . . . . .
Colorado  . . . . . . . . . .
Connecticut . . . . . . . . .
Delaware  . . . . . . . . . .
Florida . . . . . . . . . . .
Georgia . . . . . . . . . . .
Idaho . . . . . . . . . . . .
Illinois  . . . . . . . . . .
Indiana . . . . . . . . . . .
Iowa  . . . . . . . . . . . .
Kansas  . . . . . . . . . . .
Kentucky  . . . . . . . . . .
Louisiana . . . . . . . . . .
Maine . . . . . . . . . . . .
Maryland  . . . . . . . . . .
Michigan  . . . . . . . . . .
Minnesota . . . . . . . . . .
Mississippi . . . . . . . . .
Missouri  . . . . . . . . . .
Montana . . . . . . . . . . .
Nevada  . . . . . . . . . . .
New Hampshire . . . . . . . .
New Jersey  . . . . . . . . .
New Mexico  . . . . . . . . .
New York  . . . . . . . . . .
North Carolina  . . . . . . .
Ohio  . . . . . . . . . . . .
Oklahoma  . . . . . . . . . .
Oregon  . . . . . . . . . . .
Pennsylvania  . . . . . . . .
Rhode Island  . . . . . . . .
South Carolina  . . . . . . .
Tennessee . . . . . . . . . .
Texas . . . . . . . . . . . .
Utah  . . . . . . . . . . . .
Virginia  . . . . . . . . . .
Washington  . . . . . . . . .
West Virginia . . . . . . . .
Wisconsin . . . . . . . . . .
                                  ------------------      ---------------------
   Totals . . . . . . . . . .                 ______
                                  ==================      =====================

                           REMAINING TERM TO MATURITY



           RANGE OF                                                                   PERCENT OF TOTAL
       REMAINING TERM TO           NUMBER OF INITIAL            AGGREGATE               BY AGGREGATE
       MATURITY (MONTHS)            MORTGAGE LOANS          PRINCIPAL BALANCE         PRINCIPAL BALANCE
       -----------------            --------------          -----------------         -----------------
 30 -  59 . . . . . . . . . .
 60 -  89 . . . . . . . . . .
 90 - 119 . . . . . . . . . .
120 - 149 . . . . . . . . . .
150 - 179 . . . . . . . . . .
180 - 209 . . . . . . . . . .
210 - 239 . . . . . . . . . .
240 - 269 . . . . . . . . . .
                                   ------------------
   Totals . . . . . . . . . .                  ______
                                   ==================    =====================      =====================


         The weighted average remaining term to maturity of the Initial Mortgage Loans as of __________, 199_ was approximately ______ months.


                            MONTHS SINCE ORIGINATION


                                                                                         PERCENT OF
              AGE                  NUMBER OF INITIAL           AGGREGATE             TOTAL BY AGGREGATE
          (IN MONTHS)               MORTGAGE LOANS         PRINCIPAL BALANCE         PRINCIPAL BALANCE
          -----------               --------------         -----------------         -----------------
 0 -  5 . . . . . . . . . . .
 6 - 11 . . . . . . . . . . .
12 - 17 . . . . . . . . . . .
18 - 23 . . . . . . . . . . .
24 - 29 . . . . . . . . . . .
30 - 35 . . . . . . . . . . .
48 - 53 . . . . . . . . . . .
                                   ------------------
   Totals . . . . . . . . . .                  ______
                                   ==================    =====================      =====================


         The weighted average age of the Initial Mortgage Loans as of __________, 199_ was approximately two months.

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

         Under the Pooling and Servicing Agreement the obligation of the Trust Fund to purchase Subsequent Mortgage Loans on a Subsequent Transfer Date for assignment to the Mortgage Loan Pool is subject to the requirements described under "The Pooling and Servicing Agreement -- Conveyance of Subsequent Mortgage Loans" in the Prospectus, as well as the following additional requirements: (i) generally such Subsequent Mortgage Loans may not be 30 or more days contractually delinquent as of the related Cut-Off Date, (ii) the original term to stated maturity of such Subsequent Mortgage Loans may not exceed 20 years;
(iii) generally each such Subsequent Mortgage Loan will have an interest rate of not less than ______%, and a scheduled maturity no later than ________, _____; (iv) such Subsequent Mortgage Loans will be underwritten or re-underwritten, as applicable, in accordance with the underwriting guidelines of the Transferor (see "The Transferor and Servicer -- Underwriting Criteria") or originated in a manner similar to the Initial Mortgage Loans; (v) with respect to each such Subsequent Mortgage Loan, either (a) the original principal balance of the Mortgage Loan as of the date of origination thereof was less than 125% of the value of the Mortgaged Property attributable to only the real property securing such Mortgage Loan less the amount of all indebtedness secured by such Mortgaged Property which is senior or pari passu with the lien of such Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire or to improve or protect an interest in real property that, at the date of origination of such Mortgage Loan, was the only security therefor; (vi) the aggregate outstanding principal balances of the Conventional Mortgage Loans as of each Cut-Off Date will not represent more than ____% of the Pool Principal Balance; and (vii) following the purchase of such Subsequent Mortgage Loans by the Trust Fund, the Mortgage Loans included in the Mortgage Loan Pool (including the Subsequent Mortgage Loans purchased by the Trust Fund after the Closing Date) (a) will have a weighted average mortgage interest rate of at least ______%, in the case of Title I Mortgage Loans, and ______%, in the case of Conventional Mortgage Loans and; (b) will have a weighted average term to maturity as of each respective Cut-Off Date of approximately ______ to ______ months. Following the transfer of such Subsequent Mortgage Loans to the Mortgage Loan Pool, the aggregate statistical characteristics of the Mortgage Loans then held in the Mortgage Loan Pool may, and likely will, vary from those of the Initial Mortgage Loans included in the Initial Mortgage Loan Pool. See "Risk Factors -- Acquisition of Subsequent Mortgage Loans from Pre-Funding Account" herein.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

         The FIRSTPLUS Asset-Backed Certificates, Series 199_-_ (the "Certificates") will consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class B and Class R Certificates (each, a "Class"). Only the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (collectively, the "Class A Certificates" or the "Offered Certificates") are offered hereby.

         On the 20th day of each month, or, if such day is not a business day, the first business day immediately following, commencing __________, 199_, (each such date, a "Distribution Date"), the Trustee or its designee will distribute to the persons in whose names the Offered Certificates of each Class are registered on the last day of the month immediately preceding the month of the related Distribution Date (the "Record Date"), the portion of the aggregate distribution to be made to the Certificateholders of such Class to which such holder is entitled, as described below. Prior to Book Entry Termination, distributions on the Book Entry Certificates will be made to Beneficial Owners only through DTC and its DTC Participants. See "Description of Book Entry Procedures".

         Beneficial ownership interests in each Class of Offered Certificates will be held in minimum denominations of $__________ and integral multiples of $______ in excess thereof.

         The Certificates represent fractional undivided beneficial ownership interests in the Trust Fund created and held pursuant to the Pooling and Servicing Agreement. The Trust Fund consists of (i) the Initial Mortgage Loans and any Subsequent Mortgage Loans conveyed to the Trust Fund and all proceeds thereof, (ii) such assets as from time to time are identified as REO Properties, (iii) such assets as from time to time are deposited in the Collection Account, the Certificate Account, and the FHA Insurance Premium Account or invested in certain types of permitted instruments, (iv) funds deposited and held in the Pre-Funding Account and the Capitalized Interest Account or invested in certain types of permitted instruments until the end of the Funding Period, (v) the Trustee's rights under all insurance policies, if any, with respect to the Mortgage Loans required to be maintained under the Pooling and Servicing Agreement and any Insurance Proceeds, (vi) the Trustee's rights under the FHA Insurance applicable to the Title I Mortgage Loans, including the right to make FHA Claims and the right to direct any FHA Claims Administrator, as agent and attorney-in-fact on behalf of the Trustee, to make FHA Claims, subject to the terms of the Pooling and Servicing Agreement, (vii) the Guaranty Policy for the Offered Certificates, (viii) Net Liquidation

Proceeds, FHA Insurance Proceeds, Guaranty Policy Proceeds and Released Mortgaged Property Proceeds and (ix) all right, title and interest of the Transferor in and to the obligations of any seller pursuant to a loan sale agreement under which any Mortgage Loans were purchased by the Transferor.

COLLECTION ACCOUNT AND CERTIFICATE ACCOUNT

         The Servicer is required to use its best efforts to deposit in an Eligible Account (the "Collection Account"), within one business day and in any event to deposit within two business days of receipt, all payments received after each Cut-Off Date on account of principal and interest on the related Mortgage Loans, all Net Liquidation Proceeds, Insurance Proceeds, FHA Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any Mortgage Loan and any amount required to be deposited in the Collection Account in connection with the termination of the Pooling and Servicing Agreement. The foregoing requirements for deposit in the Collection Account will be exclusive of payments on account of principal and interest collected on the Mortgage Loans on or before the applicable Cut-Off Date. The Servicer may make withdrawals from the Collection Account only for the purposes specified in the Pooling and Servicing Agreement, including without limitation, the payment to itself of the accrued and unpaid Servicing Fee. The Collection Account may be maintained at any depository institution which satisfies the requirements set forth in the definition of Eligible Account in the Pooling and Servicing Agreement. Initially, the Collection Account will be maintained with __________________________, an affiliate of __________________________, one of the Underwriters. On the business day prior to each Distribution Date, the Servicer is required to transfer from the Collection Account to the Trustee the Available Remittance Amount for deposit in an Eligible Account (the "Certificate Account") established and maintained by the Trustee.

         Any Subservicer will also maintain a collection account to deposit all payments received with respect to the Mortgage Loans being serviced by such Subservicer. Such Subservicer's collection account will be an Eligible Account and will satisfy requirements that are substantially similar to the requirements for the Collection Account set forth in the Pooling and Servicing Agreement.

FHA INSURANCE PREMIUM ACCOUNT

         To provide for the payment of the FHA Premium Amount on each Title I Mortgage Loan, the Trustee will establish and maintain an Eligible Account (the "FHA Insurance Premium Account") into which an initial deposit will be made on the Closing Date in the amount required under the Pooling and Servicing Agreement and into which will be deposited on a monthly basis an amount equal to one-twelfth of the product of the original principal balance of each outstanding Title I Mortgage Loan multiplied by the appropriate annual premium rate applicable to each such Title I Mortgage Loan (the "FHA Insurance Premium Deposit Amount"). Amounts may be withdrawn from the FHA Insurance Premium Account on each Distribution Date to reimburse the Transferor or FHA Claims Administrator, or any Person acting on either of their behalf, for any amounts advanced to the FHA by such entity in respect of the FHA Premium Amount relating to any Title I Mortgage Loan in lieu of withdrawals from the FHA Insurance Premium Account. In addition, monies in excess of that required to be maintained in the FHA Insurance Premium Account as of the Distribution Date occurring in ________ of each year commencing in 199_ will be transferred to the Certificate Account.

         The Servicer's Monthly Remittance Report will indicate the FHA Premium Amount for each Title I Mortgage Loan outstanding as of the first day of the immediately preceding Due Period. The FHA Premium Amount for each Title I Mortgage Loan is an annual premium that ranges from 0.50% to 1.00% of the original principal balance of each such Title I Mortgage Loan, depending on the type of loan and its term to maturity. For the Title I Mortgage Loans that are property improvement loans with maturities in excess of 25 months, which comprise substantially all of the Title I Mortgage Loans, the annual premium rate is 0.50% of the original principal balance of each such Mortgage Loan. On or before the 23rd day of each calendar month and in accordance with the FHA Regulations, the Trustee will withdraw from the

FHA Insurance Premium Account and pay to the FHA an amount equal to the FHA Premium Amount for each Title I Mortgage Loan as to which such FHA Premium Amount is payable to the FHA during such calendar month.

INCOME FROM ACCOUNTS

         So long as no Event of Default will have occurred and be continuing, and consistent with any requirements of the Code, amounts on deposit in the Certificate Account and the FHA Insurance Premium Account (each, together with the Collection Account, an "Account") will be invested by the Trustee, as directed by the Depositor, in one or more Permitted Instruments (as defined in the Pooling and Servicing Agreement) bearing interest or sold at a discount. So long as no Event of Default will have occurred and be continuing, and consistent with any requirements of the Code, amounts on deposit in the Collection Account will be invested by the Servicer, as directed by the Depositor, in one or more Permitted Instruments bearing interest or sold at a discount. No such investment in any Account will mature later than the business day immediately preceding the next Distribution Date. All income or other gain from investments in any Account will be deposited in such Account immediately on receipt, unless otherwise specified herein.

AVAILABLE REMITTANCE AMOUNT

         Distributions on the Certificates on each Distribution Date will be made from the Available Remittance Amount. The Servicer will calculate the Available Remittance Amount on the fifth business day prior to each Distribution Date (each such day, a "Determination Date"). With respect to each Distribution Date, the "Available Remittance Amount" is the sum of (i) all amounts received on the Mortgage Loans or required to be paid by the Servicer, the Transferor or the Depositor (exclusive of amounts not required to be deposited in the Collection Account and amounts permitted to be withdrawn by the Servicer from the Collection Account pursuant to the Pooling and Servicing Agreement, including without limitation the Servicing Fee) during the related Due Period (or, in the case of amounts paid by the Transferor in connection with the purchase or substitution of a Mortgage Loan for defective loan documentation or a breach of representation or warranty, as of the related Determination Date) as reduced by any portion thereof that may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code, (ii) in the case of a Distribution Date relating to a Due Period that occurs prior to the end of the Funding Period, an amount from the Capitalized Interest Account sufficient to fund any shortfall in the Interest Remittance Amount attributable to the amounts in the Pre-Funding Account, (iii) in the case of the Distribution Date following the Due Period in which the Funding Period ends, amounts, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of reinvestment income which must be transferred to the Capitalized Interest Account), (iv) with respect to the final Distribution Date in connection with the purchase of all the Mortgage Loans and REO Properties by the Servicer, the Termination Price and (v) any and all income or gain from investments in the Collection Account.

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

         On each Distribution Date, the sum of (i) the Available Remittance Amount and (ii) any income or gain from investments in the Certificate Account (such sum, the "Amount Available") will be distributed by the Trustee, along with any Guaranteed Payment deposited in the Certificate Account by or on behalf of the Certificate Insurer (which payments may only be used to pay the holders of the Offered Certificates the respective Interest Remittance Amount, the Interest Carry-Forward Amount, the Principal Remittance Amount or the Principal Carry-Forward Amount, as applicable, of such Class of Certificates) in the following order of priority:

         (i) first to the FHA Insurance Premium Account, an amount equal to the aggregate FHA Insurance Premium Deposit Amount;

         (ii) then to the Certificate Insurer, an amount equal to the Certificate Guaranty Insurance Premium;

         (iii) then in the following order, (a) to the Trustee, an amount equal to the Trustee Fee and (b), if applicable, to the Custodian, an amount equal to the Custodian Fee;

         (iv) then pro rata to the Class A Certificateholders in reduction of, and in accordance with, their Class Principal Balances, any amounts deposited into the Certificate Account from the amounts remaining in the Pre-Funding Account upon termination of the Funding Period;

         (v) then pro rata to the Class A Certificateholders (A) the Interest Remittance Amount applicable to the respective Class A Certificates and (B) the Interest Carry-Forward Amount, if any, applicable to the respective Class A Certificates;

         (vi) then, with respect to any Distribution Date occurring on an Overcollateralization Stepdown Date and as a distribution of the Principal Remittance Amount and any Principal Carry-Forward Amount, (A) to the Class R Certificateholders, until the Pool Principal Balance has been reduced to the sum of the Class Principal Balances of the Class A and Class B Certificates, the Overcollateralization Reduction Amount, if any, for such Distribution Date, and (B) to the Class B Certificateholders in reduction of the Class Principal Balance thereof, any remaining Overcollateralization Reduction Amount for such Distribution Date;

         (vii) then to the Class A-1 Certificateholders, (A) to be applied to reduce the Class Principal Balance of the Class A-1 Certificates until such Class Principal Balance is reduced to zero, an amount up to the remaining Principal Remittance Amount, if any, for such date and (B) the Principal Carry-Forward Amount, if any, applicable to the Class A-1 Certificates;

         (viii) then to the Class A-2 Certificateholders, (A) to be applied to reduce the Class Principal Balance of the Class A-2 Certificates until such Class Principal Balance is reduced to zero, an amount up to the remaining Principal Remittance Amount, if any, for such date and (B) the Principal Carry-Forward Amount, if any, applicable to the Class A-2 Certificates;

         (ix) then to the Class A-3 Certificateholders, (A) to be applied to reduce the Class Principal Balance of the Class A-3 Certificates until such Class Principal Balance is reduced to zero, an amount up to the remaining Principal Remittance Amount, if any, for such date and (B) the Principal Carry-Forward Amount, if any, applicable to the Class A-3 Certificates;

         (x) then to the Class A-4 Certificateholders, (A) to be applied to reduce the Class Principal Balance of the Class A-4 Certificates until such Class Principal Balance is reduced to zero, an amount up to the remaining Principal Remittance Amount, if any, for such date and (B) the Principal Carry-Forward Amount, if any, applicable to the Class A-4 Certificates;

         (xi) then to the Certificate Insurer, reimbursement for any Guaranteed Payments in respect of the Class A Certificates not previously reimbursed and any other amounts that are owed to the Certificate Insurer under the Insurance Agreement (the "Certificate Insurer Reimbursement Amount");

         (xii) then to the Class B Certificateholders, (A) the Interest Remittance Amount applicable to the Class B Certificates and (B) the Interest Carry-Forward Amount, if any, applicable to the Class B Certificates;

         (xiii) then to the Class B Certificateholders, (A) to be applied to reduce the Class Principal Balance of the Class B Certificates until such Class Principal Balance is reduced to zero, an amount up to the remaining Principal Remittance Amount, if any, for such date and (B) the Principal Carry-Forward Amount, if any, applicable to the Class B Certificates;

         (xiv) then to the extent of any remaining Amount Available, to the Servicer (A) an amount equal to any voluntary Servicing Advances previously made by the Servicer and not previously reimbursed, and (B) then to the Servicer an amount equal to the Excess Servicing Fee (as defined under the subheading "-- Servicing" below), if any, on such Distribution Date; and

         (xv) then the remaining balance, if any, of the Amount Available (the "Excess Spread"), as follows:

                 (A) until the Due Period in which the later of the final FHA Transfer Date (as evidenced by the Trustee's receipt of the FHA Insurance Transfer Certificate) and the end of the Funding Period occurs and thereafter until the Excess Overcollateralization Amount equals or exceeds zero, to the Class A Certificateholders in reduction of the Class Principal Balances thereof in accordance with the sequential priority scheme of clauses (vii), (viii), (ix) and (x) above, as applicable; and

                 (B) if the Excess Overcollateralization Amount equals or exceeds zero, then (I) to the Class B Certificateholders until the Class B Loss Reimbursement Amount is reduced to zero (which distributions will not reduce the Class Principal Balance of such Class B Certificates), and then (II) to the Class R
         Certificateholders.

         If the Amount Available is insufficient to distribute in full the amounts described in items (v) and (vii) through (x) above to the holders of the Offered Certificates, the Trustee will make a claim under the Guaranty Policy for the amount of such insufficiency in accordance with the terms thereof. Guaranteed Payments, if any, for any Offered Certificates under the Guaranty Policy will be available only for distribution to holders of the Offered Certificates, as appropriate, to compensate for any shortfalls in respect of the Interest Remittance Amounts and the Principal Remittance Amounts with respect to the Offered Certificates.

         All distributions made to the Class A-1 Certificateholders, the Class A-2 Certificateholders, the Class A-3 Certificateholders, the Class A-4 Certificateholders, the Class B Certificateholders or the holders of the Class R Certificates as a Class on each Distribution Date will be made on a pro rata basis among the Certificateholders of the respective Class of record on the next preceding Record Date based on the Percentage Interest represented by their respective Certificates, and except as otherwise provided under "Description of Book Entry Procedures" herein, will be made through the book-entry system maintained by DTC.

         If, on a particular Distribution Date, the Amount Available and any Guaranteed Payment applied in the order described above are not sufficient to make a full distribution of the Interest Remittance Amount on any Class of Offered Certificates, then any such unpaid Interest Remittance Amounts will be carried forward as an Interest Carry-Forward Amount for each such Class and be distributed to holders of each such Class of Offered Certificates on the next Distribution Date to the extent that sufficient funds are available. Such an interest shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month and if Guaranteed Payments were not timely received under the Guaranty Policy. Any unpaid Interest Remittance Amount will not bear interest and no interest will accrue on any Interest Carry-Forward Amount outstanding with respect to any Class of Offered Certificates.

         The "Interest Remittance Amount" on any Distribution Date and for each Class of Certificates will be calculated on the basis of a 360 day year consisting of twelve 30 day months at the respective Certificate





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Interest Rate for such Class on the outstanding Class Principal Balance of such
Class immediately prior to such Distribution Date.

         The "Principal Remittance Amount" on each Distribution Date will be equal to the lesser of (A) the aggregate Class Principal Balance of the Class A and Class B Certificates immediately prior to such Distribution Date and (B) the greater of (1) the sum of (i) each scheduled payment of principal collected by the Servicer in the related Due Period (excluding partial payments held in escrow pursuant to FHA Regulations), (ii) all partial and full principal prepayments applied by the Servicer during such related Due Period, (iii) the principal portion of all Net Liquidation Proceeds, FHA Insurance Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds received during the related Due Period, (iv) (a) that portion of the purchase price of any repurchased Mortgage Loan which represents principal and (b) the principal portion of any Substitution Adjustments required to be deposited in the Collection Account as of the related Determination Date, and (v) upon the reduction of the Class A Overcollateralization Level to zero, then with respect to the Class A Certificates, the principal portion of any Net Loan Losses (as defined below) for the preceding Due Period; and (2) the amount by which (i) the Class Principal Balance of the Class A Certificates as of the preceding Distribution Date (after giving effect to all payments of principal on such preceding Distribution Date) exceeds (ii) the Pool Principal Balance plus funds on deposit in the Pre-Funding Account, each as of the immediately preceding Determination Date. Notwithstanding clauses (B)(1)(v) or (B)(2) of the definition of Principal Remittance Amount, if on the final Distribution Date the funds available for distribution are not sufficient to provide for the distribution of the Principal Remittance Amount and Principal Carry-Forward Amount, in full, then the holders of the Class A Certificates will not be distributed such portion of the Principal Remittance Amount and Principal Carry-Forward Amount attributable to such insufficiency, in which event the amount of such insufficiency will be written-off and the corresponding Class Principal Balances of all Class A Certificates will be reduced to zero without the distribution of funds to fully pay the Class A Certificateholders. If prior to the final Distribution Date the Class A Overcollateralization Level is reduced to zero, then with respect to the Class A Certificates, the principal portion of any Net Loan Losses will be included within the Principal Remittance Amount for the related Distribution Date. However, no corresponding proceeds of principal from the Mortgage Loans will be included in the Amount Available to provide funds for the distribution of the portion of the Principal Remittance Amount attributable to such Net Loan Losses, and the distribution of this portion of the Principal Remittance Amount to the Class A Certificateholders will be dependent upon the receipt of funds from, first, the Excess Spread, if any, and, second, if such Excess Spread does not provide sufficient funds, any Guaranteed Payment received by the Trustee. If sufficient funds for the distribution of this portion of the Principal Remittance Amount are not provided from the Excess Spread and the Guaranteed Payment on the applicable Distribution Date, then the amount of such insufficiency would become a Principal Carry-Forward Amount, which would ultimately be subject to the write-off on the final Distribution Date to the extent that sufficient funds are not available for distribution on such final Distribution Date, including funds distributable to pay such Principal Carry-Forward Amount from the receipt of Excess Spread and Guaranteed Payments on or before such final Distribution Date.

         The "FHA Insurance Proceeds" on each Distribution Date will be equal to, with respect to any Title I Mortgage Loan, the proceeds, if any, received by the Trustee (or any FHA Claims Administrator) during the prior Due Period from the FHA pursuant to the FHA Insurance from a related FHA Claim. The "Insurance Proceeds" on each Distribution Date will be equal to, with respect to any Mortgage Loan, the proceeds paid to the Trustee or the Servicer by any insurer pursuant to any insurance policy covering a Mortgage Loan, Mortgaged Property or REO Property or any other insurance policy that relates to a Mortgage Loan, net of any expenses which are incurred by the Trustee or the Servicer in connection with the collection of such proceeds and not otherwise reimbursed to the Trustee or the Servicer, but excluding any FHA Insurance Proceeds, Guaranty Policy Proceeds and proceeds of any insurance policy that are to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with customary loan servicing procedures. A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received, which will be deemed to occur upon the earlier of: (a) with respect to a Title I Mortgage Loan,





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the receipt of FHA Insurance Proceeds after the submission of an FHA Claim, (b)
the liquidation of the related Mortgaged Property acquired through foreclosure or similar proceedings, (c) the Servicer's determination in accordance with customary servicing practices that no further amounts are collectible from the Mortgage Loan and any related security, or (d) any portion of a scheduled monthly payment of principal and interest is in excess of 300 days past due.
The "Net Liquidation Proceeds" on each Distribution Date will be equal to any cash amounts received from Liquidated Mortgage Loans, whether through trustee's sale, foreclosure sale, disposition of REO or otherwise (other than FHA Insurance Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds), and any other cash amounts received in connection with the management of the Mortgaged Properties from defaulted Mortgage Loans, in each case, net of any reimbursements to the Servicer made from such amounts for any unreimbursed Servicing Advances made and any other fees and expenses paid in connection with the foreclosure, conservation and liquidation of the related Liquidated Mortgage Loan or Mortgaged Properties. The "Released Mortgaged Property Proceeds" on each Distribution Date will be equal to, with respect to any Mortgage Loan, the proceeds received by the Servicer in connection with (i) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (ii) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which in either case are not released to the borrower in accordance with applicable law, customary mortgage servicing procedures and the Pooling and Servicing Agreement.

         The "Class Principal Balance" of any Class of Offered Certificates as of any date of determination is equal to the Original Class Principal Balance of such Class reduced by all amounts in respect of principal previously distributed to the Certificateholders of such Class on all previous Distribution Dates (other than any amounts that constitute mortgagor payments that are recovered from such Certificateholders as voidable preferences by a trustee in bankruptcy) and by all amounts allocated to such Class in reduction thereof on all previous Distribution Dates attributable to any losses as determined by the Servicer under the Pooling and Servicing Agreement (See the subheading "Subordination and Allocation of Losses" below).

         The "Interest Carry-Forward Amount" is the amount, if any, by which the interest portion of the Remittance Amount applicable to any Class of Offered Certificates as of the immediately preceding Distribution Date exceeded the amount of the actual distribution to the Certificateholders of such Class in respect of interest made on such immediately preceding Distribution Date. No interest will accrue on any Interest Carry-Forward Amount with respect to any Class of Certificates.

         The "Principal Carry-Forward Amount" is the amount, if any, by which the principal portion of the Remittance Amount applicable to any Class of Offered Certificates as of the immediately preceding Distribution Date exceeded the amount of the actual distribution to the Certificateholders of such Class in respect of principal. Interest will accrue on the Class Principal Balance, which includes any Principal Carry-Forward Amount, with respect to any Class of Certificates.

         On each Distribution Date, after the holders of the Offered Certificates have been paid all amounts to which they are entitled, the Certificate Insurer will be entitled to be reimbursed for any unreimbursed Guaranteed Payments under the Guaranty Policy and any other amounts owed to the Certificate Insurer under the Insurance Agreement together with interest thereon at the rate specified in the Insurance Agreement (the "Certificate Insurer Reimbursement Amount") and any accrued and unpaid Certificate Guaranty Insurance Premiums. The "Insurance Agreement" means the Insurance and Indemnification Agreement dated as of __________, 199_ between the Certificate Insurer, the Depositor, FFI, as the Servicer, FHA Claims Administrator and Transferor, RAC and the Trustee. In connection with each Guaranteed Payment, the Trustee, as attorney-in-fact for the holder thereof, will be required to assign to the Certificate Insurer the rights of such Certificateholder with respect to such Offered Certificate, to the extent of such Guaranteed Payments, including, without limitation, in respect of any amounts due to such Certificateholder as a result of a securities law violation arising from the offer and sale of such Offered Certificates. In the event of any Certificate Insurer Reimbursement Amount attributable to the Offered





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
Certificates, the holders of the Class B Certificates will not be entitled to receive distributions of interest and/or principal, as applicable, and the holders of the Class R Certificates will not be entitled to receive distributions of any Excess Spread, until the Certificate Insurer has been distributed such Certificate Insurer Reimbursement Amount in full.

         With respect to each Distribution Date and with respect to each Class of Offered Certificates, the sum of (i) the Interest Remittance Amount applicable to such Class, (ii) the Principal Remittance Amount, if any, applicable to such Class, (iii) an amount representing any mortgagor payment that is recovered from the Certificateholders of such Class during the related Due Period as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction, (iv) the Interest Carry-Forward Amount applicable to such Class, and (v) the Principal Carry-Forward Amount applicable to such Class, constitutes the "Remittance Amount".

CLASS A OVERCOLLATERALIZATION

         On the Closing Date, the "Initial Class A Overcollateralization Level" which provides credit enhancement for the Class A Certificates will equal the excess of the Assumed Pool Principal Balance over the Original Class Principal Balance of all Classes of Class A Certificates, which excess will equal the Original Class Principal Balance of the Class B Certificates of $__________, or approximately ____% of the Assumed Pool Principal Balance. As of each Determination Date occurring after termination of the Funding Period, the "Class A Overcollateralization Level" will equal the excess of the Pool Principal Balance over the Class Principal Balance of all Classes of Class A Certificates. A limited acceleration of the principal amortization of the Class A Certificates relative to the principal amortization of the Mortgage Loans has been designed to increase the Class A Overcollateralization Level by making additional sequential distributions of principal to the Class A Certificateholders, in the manner described herein.

         If on any Distribution Date, the Required Class A Overcollateralization Level exceeds the Class A Overcollateralization Level, distributions of Excess Spread, if any, will be made as an additional distribution of principal to the holders of the Class A Certificates, sequentially among the Classes of the Class A Certificates in order of their respective Class designations. The distribution of such Excess Spread is intended to accelerate the amortization of the Class Principal Balances of all Classes of Class A Certificates, and thereby increase the Class A Overcollateralization Level. The relative percentage of the Class Principal Balance of the Class B Certificates to the Pool Principal Balance will increase as a result of the application of the Principal Remittance Amount to the Class A Certificates before the Class B Certificates. On any Distribution Date with respect to which the Excess Overcollateralization Amount is greater than zero, all or a portion of the Excess Spread may be distributed to the holders of the Class R Certificates (subject to prior reimbursement of any Class B Loss Reimbursement Amount) and not to the Class A Certificates; therefore, ceasing the acceleration of the principal amortization of the Class A Certificates in relation to the principal amortization of the Mortgage Loan Pool, until such time as the Excess Overcollateralization Amount is equal to or reduced below zero.

         On any Distribution Date occurring on an Overcollateralization Stepdown Date, the holders of the Class R and Class B Certificates, as applicable, will be entitled to distributions of all or a portion of the Principal Remittance Amount that would otherwise be distributed to the holders of the Class A Certificates as described below. Such amount, the "Overcollateralization Reduction Amount", with respect to any Distribution Date occurring on an Overcollateralization Stepdown Date will equal the lesser of
(x) the Excess Overcollateralization Amount for such Distribution Date, or (y) the Principal Remittance Amount and the Principal Carry-Forward Amount, if any, that would otherwise be applicable to the Class A Certificates on such Distribution Date. Prior to the occurrence of an Overcollateralization Stepdown Date, the Overcollateralization Reduction Amount will equal zero. An "Overcollateralization Stepdown Date" is any Distribution Date with respect to which the Required Class A Overcollateralization Level is permitted to decrease or "step down" pursuant to the terms of the Pooling and Servicing Agreement,





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generally as a result of the delinquency and default experience of the Mortgage
Loan Pool being lower than certain levels established by the Certificate
Insurer and set forth in the Pooling and Servicing Agreement. The "Excess Overcollateralization Amount" for any Distribution Date will equal the Class A Overcollateralization Level for such Distribution Date minus the Required Class A Overcollateralization Level for such Distribution Date.

         While the distribution of Excess Spread to holders of the Class A Certificates and the distribution of any Overcollateralization Reduction Amount to holders of the Class R and Class B Certificates, as applicable, in the manner specified above has been designed to produce and maintain a given overcollateralization, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that such overcollateralization will be achieved or maintained at all times. Net losses on Liquidated Mortgage Loans will be allocated first to reduce the principal attributable to the Class R Certificates, if any, and the Class Principal Balance of the Class B Certificates, thereby reducing the overcollateralization. See "Description of the Certificates -- Subordination and Allocation of Losses" and "Risk Factors
- -- Additional Credit Enhancement Limitations -- Adequacy of Credit Enhancement" herein.

         If on any Determination Date the delinquency or default experience on the Mortgage Loan Pool exceeds certain levels as established by the Certificate Insurer and confirmed by the Rating Agencies and as set forth in the Pooling and Servicing Agreement, then the Required Class A Overcollateralization Level will increase. Likewise, if on any Determination Date the delinquency and default experience on the Mortgage Loan Pool is lower than certain levels as established by the Certificate Insurer and confirmed by the Rating Agencies and as set forth in the Pooling and Servicing Agreement, then under certain circumstances the Required Class A Overcollateralization Level will decrease and an Overcollateralization Stepdown Date will occur on the related Distribution Date.

         Pursuant to the Pooling and Servicing Agreement, as of each Determination Date, the "Required Class A Overcollateralization Level" will be the sum of the Required Title I OC Level (as defined therein) and the Required Conventional OC Level (as defined therein), each of which will determined based on a calculation reviewed and approved by the Certificate Insurer and each Rating Agency. Following the termination of the Funding Period, the Required Title I OC Level will be calculated based on certain percentages of the Cut-Off Date Principal Balances of the Title I Mortgage Loans, until the Credit Support Reduction Date, and thereafter, will be calculated based on the lesser of certain percentages of the Cut-Off Date Principal Balances of the Title I Mortgage Loans and the outstanding Principal Balances of the Title I Mortgage Loans. After the Funding Period ends, the Required Conventional OC Level will be calculated based on certain percentages of the Cut-Off Date Principal Balances of the Conventional Mortgage Loans, until the Credit Support Reduction Date, and thereafter, will be calculated based on the lesser of certain percentages of the Cut-Off Date Principal Balances of the Conventional Mortgage Loans and the outstanding Principal Balances of the Conventional Mortgage Loans. The percentages used in calculating the Required Title I OC Level and the Required Conventional OC Level will be determined based on the delinquency and default experience of the Title I Mortgage Loans and the Conventional Mortgage Loans, respectively. The "Credit Support Reduction Date" will be the Distribution Date occurring on the later of (i) the ___________ (____) Distribution Date, or (ii) the Distribution Date on which the Pool Principal Balance is equal to or less than ___________ percent (___%) of the aggregate Cut-Off Date Principal Balances of the Mortgage Loans. On the Closing Date, assuming that the Assumed Pool Principal Balance has the same characteristics as the Initial Pool Principal Balance, the Required Class A Overcollateralization Level would be equal to $___________, which is ____% of the Assumed Pool Principal Balance.

SUBORDINATION AND ALLOCATION OF LOSSES

         The rights of the holders of the Class B and Class R Certificates to receive distributions with respect to the Mortgage Loans in the Trust Fund will be subordinated, to the extent described herein, to such rights of the holders of the Class A Certificates. This subordination is intended to enhance the





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likelihood of regular receipt by the holders of the Class A Certificates of the full amount of interest and principal distributions due to such holders and to afford such holders protection against losses on the Mortgage Loans. The protection afforded to the holders of the Class A Certificates by means of the subordination feature will be accomplished by the preferential right of such Class A Certificateholders, on each Distribution Date, to receive their interest and principal distributions prior to interest and principal distributions to the Class B and Class R Certificates.

         On the Closing Date, the Original Class Principal Balance of the Class B Certificates in the aggregate will evidence the beneficial ownership of approximately ____% of the Assumed Pool Principal Balance.

         On each Distribution Date, with respect to any Mortgage Loans that became Liquidated Mortgage Loans during the immediately preceding Due Period, the "Net Loan Losses" will be equal to the amount (but not less than zero) determined as of the related Determination Date equal to: (i) the aggregate uncollected Principal Balances of such Liquidated Mortgage Loans as of the last day of such Due Period, and without application of any amounts included in clause (ii) below, minus (ii) the aggregate amount of any recoveries with respect to such Liquidated Mortgage Loans from whatever source, including any Net Liquidation Proceeds, FHA Insurance Proceeds, any Insurance Proceeds, any Released Mortgaged Property Proceeds, any payments from the related borrower and any payments made to purchase such Liquidated Mortgage Loans pursuant to the Pooling and Servicing Agreement, less the amount of any expenses incurred in connection with such recoveries and liquidation.

         If on any Distribution Date Net Loan Losses occur, such Net Loan Losses will be allocated as follows: (i) first to reduce the portion of the Pool Principal Balance attributable to the Class R Certificates (which is the excess of the Pool Principal Balance over the aggregate Class Principal Balance of the Class A Certificates and the Class B Certificates), until such excess has been reduced to zero; (ii) second, to reduce the Class Principal Balance of the Class B Certificates, until such Class Principal Balance has been reduced to zero, and (iii) third, if on the final Distribution Date the funds available for distribution are not sufficient to provide for the distribution of the Principal Remittance Amount and Principal Carry-Forward Amount, in full, then to reduce the Class Principal Balance of the Class A Certificates, pro rata, until such Class Principal Balances have been reduced to zero. If prior to the final Distribution Date any Net Loan Losses occur after the Class A Overcollateralization Level has been reduced to zero, then the full amount of the interest and principal distributions due the holders of such Class A Certificates will be distributed to such holders to the extent that sufficient funds are received from the Excess Spread and Guaranteed Payments made under the Guaranty Policy.

         If Net Loan Losses are allocated to reduce the Class Principal Balance of the Class B Certificates and the corresponding amount of the accrued and unpaid interest on such Certificates, then the Class B Certificateholders may be reimbursed for such allocated Net Loan Losses from any Excess Spread, as defined under "-- Distributions on the Offered Certificates" the "Class B Loss Reimbursement Amount" with respect to the Class B Certificates).

REPORTS TO CERTIFICATEHOLDERS

         On each Distribution Date, the Trustee will be required to forward to each Certificateholder a statement which will set forth, among other things:

         (i)     the Available Remittance Amount for such Distribution Date;

         (ii) the Class Principal Balance of each Class of Offered Certificates and the Pool Principal Balance (including until the Funding Period ends, the amount remaining in the Pre-Funding Account and the Capitalized Interest Account as of such Distribution Date) as of the first day of the related Due Period





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
and after giving effect to distributions made to the holders of the Offered Certificates on such Distribution Date;

         (iii) the Class Pool Factor with respect to each Class of Offered Certificates then outstanding;

         (iv) the amount of principal and interest received on the Mortgage Loans during the related Due Period;

         (v) the Principal Remittance Amount, the Interest Remittance Amount, the Interest Carry-Forward Amount and the Principal Carry- Forward Amount, if any, with respect to each Class of Offered Certificates then outstanding;

         (vi)    the Excess Overcollateralization Amount and the
Overcollateralization Reduction Amount, if any, and if either such amount is greater than zero, the amount to be distributed to the holders of the Class R and Class B Certificates on such Distribution Date, including the amount distributed from Excess Spread and the amount that would otherwise be distributed as principal to the Class A Certificateholders;

         (vii) the Servicing Fees, the Trustee Fees, the Custodian Fees, the Certificate Guaranty Insurance Premium, the Excess Servicing Fee and the amounts deposited to the FHA Insurance Premium Deposit Amount;

         (viii) the FHA Insurance Amount before and after such Distribution Date, and the aggregate number of FHA Claims submitted, the aggregate principal balance of all the Mortgage Loans relating to FHA Claims finally rejected by the FHA and the amount of FHA Insurance Proceeds received, in each case during the related Due Period, and the cumulative amount of FHA Insurance Proceeds received;

         (ix) the Class A Overcollateralization Level on such Distribution Date, the Required Class A Overcollateralization Level, as of such Distribution Date, the Net Loan Losses incurred during the related Due Period and the cumulative Net Loan Losses as of such Distribution Date;

         (x) the weighted average maturity of the Mortgage Loans and the weighted average Mortgage Loan Rate of the Mortgage Loans;

         (xi) certain performance information, including delinquency and foreclosure information, as set forth in the Servicer's Monthly Remittance Report;

         (xii) the amount of any Guaranteed Payment included in the amounts distributed on such Distribution Date, and the amount of any Certificate Insurer Reimbursement Amount, and any such obligations remaining unsatisfied after distributions on such Distribution Date; and

         (xiii) the aggregate Principal Balance of the Mortgage Loans that became Defaulted Mortgage Loans during the related Due Period, and the cumulative amount thereof from the Closing Date.

ASSIGNMENT OF MORTGAGE LOANS

         On the Closing Date, the Transferor will sell, convey, transfer and assign all of its right, title and interest in and to the Initial Mortgage Loans to the Depositor, and the Depositor will sell, convey, transfer and assign the Initial Mortgage Loans to the Trustee. The Trustee will, concurrently with the sale, conveyance, transfer and assignment of the Initial Mortgage Loans and the deposit of funds in the Pre-Funding Account, deliver the Certificates to the Depositor in exchange for the Initial Mortgage Loans and the Pre-Funding Account Deposit. Each Initial Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the "Mortgage Loan Schedule").





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         Following the Closing Date, the funds in the Pre-Funding Account will be used to purchase from the Depositor, from time to time prior to the end of the Funding Period, subject to the availability thereof, Subsequent Mortgage Loans consisting of closed-end fixed rate, property improvement and/or debt consolidation loans. See "The Mortgage Loan Pool -- Conveyance of Subsequent Mortgage Loans" herein. In connection with each purchase of such Subsequent Mortgage Loans, the Trust Fund will be required to pay to the Depositor from the Pre-Funding Account a cash purchase price of not more than 100% of the principal balance thereof; the Trust Fund may pay a cash purchase price of less than 100% for the purpose of increasing the amounts available for distribution, but in no event less than the fair market value of such Subsequent Mortgage Loans. In connection with any purchase of Subsequent Mortgage Loans by the Trust Fund after the Closing Date, the Transferor will assign to the Depositor all of its right, title and interest in and to such Subsequent Mortgage Loans and the Depositor in turn will assign to the Trustee all of its right, title and interest in and to such Subsequent Mortgage Loans.

         In addition, the Depositor will, as to each Mortgage Loan, deliver to the Trustee or the Custodian the Note endorsed to the order of the Trustee or the Custodian without recourse, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in the name of the Trustee in recordable form, intervening assignments of the Mortgage and assumption and modification agreements (each, a "Trustee's Mortgage Loan File"). Subject to confirmation by the Rating Agencies and to the approval of the Certificate Insurer, the Transferor and the Depositor will not be required to record assignments to the Trustee of the Mortgages in the real property records for the Mortgage Loans. See "Risk Factors -- Additional Factors Affecting Delinquencies, Foreclosures and Losses on Mortgage Loans -- Non-recordation of Assignments" herein. In such circumstances, the Transferor and the Depositor will deliver to the Trustee the assignments of the Mortgages in the name of the Trustee and in recordable form, and the Transferor, in its capacity as the Servicer, will retain the record title to such Mortgages under the applicable real property records, on behalf of the Trustee and Certificateholders. In all other circumstances, pursuant to the direction of the Rating Agencies or Certificate Insurer, assignments to the Trustee of the Mortgages will be recorded in the real property records for those states in which such recording is deemed necessary to protect the Trustee's interest in the Mortgage Loans against the claims of certain creditors of the Transferor or subsequent purchasers. In these circumstances, the Transferor and the Depositor will deliver to the Trustee after recordation the assignments to the Trustee of the Mortgages. In the event that, with respect to any Mortgage Loan as to which recordation of the related assignment is recorded, the Depositor cannot deliver the Mortgage or any assignment with evidence of recording thereon concurrently with the conveyance thereof under the Pooling and Servicing Agreement because they have not yet been returned by the public recording office, the Depositor will deliver or cause to be delivered to the Trustee or the Custodian a certified true photocopy of such Mortgage or assignment. The Depositor will deliver or cause to be delivered to the Trustee or the Custodian any such Mortgage or assignment with evidence of recording indicated thereon upon receipt thereof from the public recording office. The Trustee agrees, for the benefit of the Certificateholders, to review (or cause to be reviewed) each Trustee's Mortgage Loan File within 45 days after the conveyance of the related Mortgage Loan to the Trust Fund to ascertain that all required documents have been executed and received.

PRE-FUNDING ACCOUNT

         On the Closing Date, cash in the aggregate amount of approximately $__________ (the "Pre-Funding Account Deposit") will be deposited in an Eligible Account (the "Pre-Funding Account"), which account will be part of the Trust Fund and will be maintained as an Eligible Account with the Trustee, in its corporate trust department for the purchase of Mortgage Loans. The Pre-Funding Account Deposit will be increased or decreased by an amount equal to the aggregate of the principal balances of any mortgage loans removed from or added to, respectively, the Mortgage Loan Pool prior to the Closing Date, provided that any such decrease will not exceed $__________ and any such increase will not exceed ____% of the Initial Pool Principal Balance. During the period (the "Funding Period") from the Closing Date until the earlier of
(i) the date on which the amount on deposit in the Pre-Funding Account is reduced

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below $_________, and (ii) __________, 199_, the amount on deposit in the
Pre-Funding Account will be reduced by the amount thereof used to purchase Subsequent Mortgage Loans in accordance with the applicable provisions of the Pooling and Servicing Agreement; provided that the Funding Period will be subject to an earlier termination if insufficient funds are on deposit in the Capitalized Interest Account on any Determination Date to cover any interest shortfall for distributions to the Class A Certificates and the Class B Certificates on the immediately following Distribution Date. Subsequent Mortgage Loans purchased by and added to the Trust Fund on any Subsequent Transfer Date must satisfy the criteria set forth in the Pooling and Servicing Agreement and must be approved by the Certificate Insurer. Assuming that the aggregate Cut-Off Date Principal Balances of all Subsequent Mortgage Loans conveyed to the Trust Fund equals the Pre-Funding Account Deposit, then it is expected that the Assumed Pool Principal Balance will consist of approximately ____% Title I Mortgage Loans (by aggregate Cut-Off Date Principal Balance) and approximately ____% Conventional Mortgage Loans (by aggregate Cut-Off Date Principal Balance). See "The Mortgage Loan Pool -- Conveyance of Subsequent Mortgage Loans" herein.

         On the Distribution Date following the Due Period in which such Funding Period ends, the portion of the Pre-Funding Account Deposit that is remaining at the end of the Funding Period (net of reinvestment income which is required to be transferred to the Capitalized Interest Account) will be applied only to reduce the Class Principal Balances of all Classes of Offered Certificates, on a pro rata basis, thereby reducing the weighted average lives of such Certificates. See "Prepayment and Yield Considerations" herein.

         Amounts on deposit in the Pre-Funding Account will be invested in Permitted Investments. The Pooling and Servicing Agreement requires that no Permitted Investment shall evidence either the right to receive (a) only interest with respect to the obligations underlying such Permitted Investment or (b) both principal and interest payments derived from obligations underlying such Permitted Investment where the interest and principal payments with respect to such Permitted Investment provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations. Further, no Permitted Investment may be purchased at a price greater than par if such Permitted Investment may be prepaid or called at a price less than its purchase price prior to stated maturity. Permitted Investments are required to mature as may be necessary for the purchase of Subsequent Mortgage Loans on any Subsequent Transfer Date no later than the Business Day prior to the related Subsequent Transfer Date, and in any case, no later than the Business Day prior to the applicable Distribution Date. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be transferred to the Capitalized Interest Account.

CAPITALIZED INTEREST ACCOUNT

         On the Closing Date, at the direction of the Depositor, an amount (the "Capitalized Interest Account Deposit"), as approved by the Rating Agencies, to cover the projected interest shortfall during the Funding Period will be deposited in an Eligible Account maintained by and in the name of the Trustee (the "Capitalized Interest Account") from a portion of the sales proceeds from the Offered Certificates. The amount on deposit in the Capitalized Interest Account will be specifically allocated to cover shortfalls in interest (the "Interest Shortfall") on the Class A and the Class B Certificates that may arise as a result of the utilization of the Pre-Funding Account for the purchase by the Trust Fund of Subsequent Mortgage Loans after the Closing Date and will be so applied by the Trustee for the distribution of interest to Certificateholders. On each Distribution Date that relates to a Due Period during the Funding Period, the Interest Shortfall will represent the insufficiency arising from the difference between (A) the amount of interest that accrues during such Due Period on the excess of the aggregate Class Principal Balance of all Class A Certificates and Class B Certificates over the aggregate Pool Principal Balance at the rate equal to sum of the weighted average Certificate Interest Rate on all Class A Certificates and Class B Certificates, plus the monthly rate attributable to the Trustee Fees, Custodian Fees and Certificate Guaranty Insurance Premium and (B) the amount of reinvestment income that accrues during such Due Period on the funds on deposit in the Pre-Funding Account and the Capitalized Interest Account at the rate realized from the

Permitted Investments in which funds are invested. The initial deposit in the Capitalized Interest Account on the Closing Date will be sufficient to cover the projected Interest Shortfall with respect to the __________, 199_ Distribution Date and the __________, 199_ Distribution Date. If the Transferor and Depositor deliver Subsequent Mortgage Loans on or prior to __________, 199_, the Trustee may release to the Depositor the portion of the Capitalized Interest Account Deposit which, based on a recalculation of the Interest Shortfall, will not be needed for the
 __________, 199_ or __________, 199_ Distribution Dates. Additionally, if the Transferor and Depositor deliver Subsequent Mortgage Loan on or prior to __________, 199_, the Trustee may release to the Depositor the portion of the Capitalized Interest Account Deposit which, based on a recalculation of the Interest Shortfall, will not be needed on the__________, 199_ Distribution Date. On or before __________, 199_, the Depositor may deposit into the Capitalized Interest Account the Interest Shortfall with respect to the __________, 199_ Distribution Date. The Depositor's failure to make the required Interest Shortfall deposit on or before __________, 199_ with respect to the__________, 199_ Distribution Date will cause the Funding Period to end on __________, 199_. Any amounts remaining in the Capitalized Interest Account on any Determination Date, that are not required to cover the anticipated interest shortfall described above, will be distributed to the Depositor, including any net reinvestment income thereon, and such amounts will not thereafter be available for distribution to the Certificateholders.

         Amounts on deposit in the Capitalized Interest Account will be invested in Permitted Investments as defined in the Pooling and Servicing Agreement. All such Permitted Investments are required to mature no later than the Business Day prior to the applicable Distribution Date as specified in the Pooling and Servicing Agreement. All interest and any other investment earnings on amounts on deposit in the Capitalized Interest Account will be available to cover any Interest Shortfall.

TRUST FUND FEES AND EXPENSES

         As compensation for their services pursuant to the Pooling and Servicing Agreement, the Trustee is entitled to the Trustee Fee, the Custodian is entitled to the Custodian Fee, and the Servicer is entitled to the Servicing Fee and additional servicing compensation and reimbursement as described under the "Servicing" subheading below. As compensation for issuing the Guaranty Policy, the Certificate Insurer is entitled to the Certificate Guaranty Insurance Premium.

SERVICING

         The Servicer is entitled to a Servicing Fee, payable monthly on each Distribution Date, equal to ____% (____ basis points) per annum of the Pool Principal Balance (as adjusted for Liquidated Mortgage Loans) as of the first day of the immediately preceding Due Period. The Servicer will pay the fees of each Subservicer out of the amounts it receives as the Servicing Fee. In addition to the Servicing Fee, the Servicer is entitled to retain additional servicing compensation in the form of assumption and other administrative fees, release fees, insufficient funds charges, late payment charges and any other servicing-related fees. In addition, to the extent that the Class A Overcollateralization Level equals or exceeds the Required Class A Overcollateralization Level the Servicer will be entitled to an "Excess Servicing Fee" equal to ____% (____ basis points) per annum of the Pool Principal Balance; provided however, that with the agreement of the Certificate Insurer, any successor Servicer may be entitled to such fee regardless of the Class A Overcollateralization Level. In each case, the distribution of such Excess Servicing Fee will be subordinate to all prior distributions of the Amount Available, including the distributions of principal and interest due on the Class A and Class B Certificates for a Distribution Date.

         In the event of a delinquency or a default with respect to a Mortgage Loan neither the Servicer nor any Subservicer will have an obligation to advance scheduled monthly payments of principal and interest with respect to such Mortgage Loan. But, the Servicer or any Subservicer will make reasonable and customary expense advances with respect to the Mortgage Loans in accordance with their servicing obligations under the Pooling and Servicing Agreement. For example, such expense advances may include costs and expenses advanced for the preservation, restoration and protection of any Mortgaged Property, including advances to pay delinquent real estate taxes and assessments. Any expense advances by the Servicer or any Subservicer will be reimbursable from the Amount Available after all prior distributions as described under " -- Distributions on the Offered Certificates" above or with respect to any Liquidated Mortgage Loan from the Liquidation Proceeds received therefrom.

THE TRUSTEE

         __________________________, has been named Trustee pursuant to the Pooling and Servicing Agreement. The Trustee has accepted appointment as the Certificate Registrar and Paying Agent pursuant to the Pooling and Servicing Agreement. The address of the Trustee is: __________________ ___________________________________. The Trustee is a wholly-owned subsidiary of______________, which is a bank holding company headquartered in______________, _____________.

TERMINATION

         The Servicer may, at its option, terminate the Pooling and Servicing Agreement on or after any Distribution Date on which the Class Principal Balance of the Certificates is ____% or less of the sum of the Initial Pool Principal Balance and the aggregate Cut-Off Date Principal Balance of all Subsequent Mortgage Loans conveyed to the Trust Fund. Such termination will be effected by the Servicer purchasing from the Trust Fund all of the Mortgage Loans and REO Properties at the Termination Price. In connection with any such purchase, the Servicer will pay the outstanding fees and expenses, if any, of the Trustee, the Certificate Insurer, the Custodian, and the Servicer. Under certain circumstances as set forth in the Pooling and Servicing Agreement (i.e., based upon the default experience of the Mortgage Loans) the Certificate Insurer may, at its option, effect an early retirement and termination of the Certificates at the Termination Price.

THE CERTIFICATES; RESTRICTIONS ON TRANSFER

         Each Class of the Class A Certificates will be represented by a global certificate registered in the name of the nominee of The Depository Trust Company. No person acquiring an interest in the Class A Certificates will be entitled to receive a definitive certificate representing such person's interest. See "Description of Book Entry Procedures" herein.

RESTRICTIONS ON CERTIFICATEHOLDER RIGHTS

         So long as (i) there does not exist a continuing failure by the Certificate Insurer to make a required payment under the Guaranty Policy and
(ii) certain bankruptcy-related events specified in the Pooling and Servicing Agreement have not occurred with respect to the Certificate Insurer (any of the events described in (i) and (ii), a "Certificate Insurer Default"), the Certificate Insurer will have the right to exercise all rights, including voting rights, which the holders of the Offered Certificates are entitled to exercise pursuant to the Pooling and Servicing Agreement (the "Certificateholder Rights"), without any consent of such Certificateholders; provided, however, that without the consent of each holder of an Offered Certificate affected thereby, the Certificate Insurer shall not exercise such Certificateholder Rights to amend the Pooling and Servicing Agreement in any manner that would (i) reduce the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate, (ii) adversely affect in any material respect the interests of the holders of any Class of Certificates, or (iii) alter the rights of any such Certificateholder or Class of Certificates to consent to any such amendment.

                              THE GUARANTY POLICY

GENERAL

         The following discussion under this heading of "The Guaranty Policy" will only be applicable to holders of the Offered Certificates. The following information has been supplied by __________________________ (the "Certificate Insurer") for inclusion in this Prospectus Supplement.

         The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Guaranty Insurance Policy (the "Guaranty Policy"), thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Guaranteed Payment will be received by the Trustee, or its successor, as trustee for the Owners, on behalf of the Owners from the Certificate Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Guaranteed Payment. The Certificate Insurer's obligations under the Guaranty Policy with respect to a particular Guaranteed Payment will be discharged to the extent funds equal to the applicable Guaranteed Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Guaranteed Payments will be made only at the time set forth in the Guaranty Policy and no accelerated Guaranteed Payments will be made regardless of any acceleration of the Offered Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

         Notwithstanding the foregoing paragraph, the Guaranty Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund, any REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

         The Certificate Insurer will pay any Guaranteed Payment that is a Preference Amount (as defined below) on the Business Day following receipt on a Business Day by the Fiscal Agent (as defined below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of each Owner relating to or arising under the Offered Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments will be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on such Offered Certificates to such receiver or trustee in bankruptcy, in which case such payment will be disbursed to such Owner.

         The Certificate Insurer will pay any other amount payable under the Guaranty Policy no later than 12:00 noon New York City time on the later of the Distribution Date on which the related Interest Remittance Amount or Principal Remittance Amount for the Offered Certificates is due or the second Business Day following receipt in New York, New York on a Business Day by ______________________________, as Fiscal Agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer (the "Fiscal Agent"), of a Notice (as defined below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Guaranty Policy it will be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, will promptly so advise the Trustee and the Trustee may submit an amended Notice.

         Guaranteed Payments due under the Guaranty Policy, unless otherwise stated therein, will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Guaranteed Payment less, in respect of Guaranteed Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Guaranteed Payment and legally available therefor.

         The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent will in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit or cause to be deposited sufficient funds to make payments due under the Guaranty Policy.

         As used in The Guaranty Policy, the following terms will have the following meanings:

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Pooling and Servicing Agreement is located are authorized or obligated by law or executive order to close.

         "Deficiency Amount" means as of any Distribution Date, the amount by which the sum of the Interest Remittance Amount and Principal Remittance Amount for the Offered Certificates exceeds the Amount Available for distribution on such Offered Certificates for such Distribution Date after making all prior distributions thereon. See "Description of the Certificates -- Distributions on Offered Certificates" herein.

         "Guaranteed Payment" means as of any Distribution Date, (i) any Deficiency Amount and (ii) any Preference Amount.

         "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy, substantially in the form of Exhibit A attached to the Guaranty Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Guaranteed Payment which will be due and owing on the applicable Distribution Date.

         "Owner" means each Holder (as defined in the Pooling and Servicing Agreement) who, on the applicable Distribution Date is entitled under the terms of the Offered Certificates to payment thereunder.

         "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement dated as of __________, 199_ between FIRSTPLUS FINANCIAL, INC., a Texas corporation, as Transferor and Servicer, FIRSTPLUS INVESTMENT CORPORATION, as Depositor, and ______________________________, as Trustee, without regard to any amendment or supplement thereto.

         "Preference Amount" means any amount previously distributed to an Owner with respect to an Offered Certificate that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         Capitalized terms used in the Guaranty Policy and not otherwise defined in the Guaranty Policy will have the respective meanings set forth in the Pooling and Servicing Agreement as of the date of execution of the Guaranty Policy, without giving effect to any subsequent amendment or modification to the Pooling and Servicing Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

         Any notice under the Guaranty Policy or service of process on the Fiscal Agent of the Certificate Insurer may be made at the address listed below for the Fiscal Agent of the Certificate Insurer or such other address as the Certificate Insurer shall specify in writing to the Trustee.

         The notice address of the Fiscal Agent is ______________________________, Attention:____________________, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

         The Guaranty Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of __________, without giving effect to the conflict of laws principles thereof.

         The insurance provided by the Guaranty Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         The Guaranty Policy is not cancelable for any reason. The premium on the Guaranty Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Offered Certificates.

         The Certificate Insurer, formerly known as __________________________, is the principal operating subsidiary of __________________________,. __________________________ is not obligated to pay the debts of or claims against the Certificate Insurer. The Certificate Insurer is domiciled in the State of __________ and licensed to do business in all [50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Certificate Insurer has one European branch in the Republic of France.]

         All information regarding the Certificate Insurer, a wholly owned subsidiary of __________________________, including the financial statements of the Certificate Insurer for the year ended __________, 199_, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of __________________________, for the year ended __________, 199_, is hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a subsequent statement contained herein or in any other subsequently filed document modifies or supersedes such earlier statement, which subsequent statement also is hereby incorporated by reference herein and shall be deemed to be a part hereof, but only to the extent such subsequent statement so modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus Supplement.

         The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                        SAP                                                     GAAP
                            ---------------------------                               --------------------------
                            December 31,     March 31,                                December 31,    March 31,
                                1995           1996                                       1995          1996
                            -------------  ------------                               ------------  ------------
                              (Audited)     (Unaudited)                                (Audited)     (Unaudited)
                                   (In Millions)                                             (In Millions)
Admitted Assets . . . . . .                                Assets  . . . . . . . . .

Liabilities . . . . . . . .                                Liabilities . . . . . . .

Capital and Surplus . . . .                                Shareholder's Equity  . .

         Copies of the Certificate Insurer's 199_ year-end audited financial statements prepared in accordance with statutory accounting practices are available from the Certificate Insurer. The address of the Certificate Insurer is ________________________________________.

         A copy of the Annual Report on Form 10-K of __________________________ is available from the Certificate Insurer or the Securities and Exchange Commission. The address of the Certificate Insurer is
________________________________________.

         The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Guaranty Policy and the Certificate Insurer set forth under the heading "The Guaranty Policy". The foregoing information set forth herein under the heading "The Guaranty Policy" regarding the Guaranty Policy and the Certificate Insurer (including the data in the foregoing tables) has been provided by the Certificate Insurer and has not been reviewed or verified by the Transferor, the Servicer, the Depositor, the Trustee or the Underwriters.

         Moody's rates the claims paying ability of the Certificate Insurer
         "___".

         Standard & Poor's rates the claims paying ability of the Certificate Insurer "___".

         Fitch Investors Service, L.P. rates the claims paying ability of the Certificate Insurer "___".

         Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation of the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold any Class of the Offered Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of any Offered Certificates. The Certificate Insurer does not guaranty the market price of any Offered Certificates nor does it guaranty that the ratings on any Offered Certificates will not be reversed or withdrawn.

                    FHA INSURANCE FOR TITLE I MORTGAGE LOANS

GENERAL

         Under the Title I coinsurance program (the "Title I Program") and subject to the regulations, rules and procedures promulgated by the FHA (the "FHA Regulations"), approved lenders ("Title I Lenders") may obtain insurance payments against approximately 90% of certain losses incurred with respect to eligible Title I loans up to the amount of insurance in such Title I Lender's FHA insurance coverage reserve account (such account, an "FHA Reserve"). Under the Title I Program, the FHA maintains an FHA Reserve for each Title I Lender and the amount of insurance therein is limited to a maximum of 10% of the amount disbursed, advanced or expended by the Title I Lender in originating or purchasing each eligible loan registered with the FHA for Title I insurance, with certain adjustments permitted or required by the FHA Regulations. The FHA will recognize the Depositor as the owner of the Title I Mortgage Loans for purposes of the related FHA insurance coverage. The FHA will not recognize the Trust Fund or the Certificateholders as the owners of the Title I Mortgage Loans, or any portion thereof, and the Certificateholders will not be entitled to submit FHA Claims to the FHA, but will be dependent upon the Depositor and any FHA Claims Administrator to submit, process and administer FHA Claims with respect to the Title I Mortgage Loans. Accordingly, the Trust Fund and the Certificateholders will have no direct right to receive insurance payments from the FHA. See "Risk Factors -- Limitations of Credit Enhancement -- Limitations on FHA Insurance for Title I Loans" and "Certain Legal Aspects of the Mortgage Assets -- The Title I Program" in the Prospectus.

         Although Title I loans are available for several types of properties, the Title I Mortgage Loans will include primarily one-to four-family property improvement loans. A majority of the Title I Mortgage Loans among the Initial Mortgage Loans will be direct loans, as a result of the inclusion of the Title I Mortgage Loans purchased by the Transferor from unaffiliated lenders. A portion of the Title I Mortgage Loans among the Initial Mortgage Loans will be dealer loans. For a general description of the Title I Program and the FHA Insurance provided thereunder for the Title I Mortgage Loans see "Certain Legal Aspects of the Mortgage Assets -- The Title I Program" in the Prospectus.

TRANSFER OF FHA INSURANCE

         To accomplish the transfer of the FHA Insurance Amount for the Title I Mortgage Loans, as soon as practicable after the Closing Date, the Transferor will prepare and submit a Transfer Report to the FHA regarding the assignment of the Title I Mortgage Loans to the Depositor at such time as the Transferor has determined that the FHA has registered substantially all of the insurance coverage for the Title I Mortgage Loans within the Transferor's FHA Reserve, including such insurance for any Title I Mortgage Loans acquired from any other Title I Lenders. The Depositor will transfer its beneficial ownership interest in such FHA insurance coverage for the Title I Mortgage Loans to the Trust Fund, however, for purposes of the records of the FHA, such FHA insurance coverage will be recorded in the FHA Reserve for the Depositor. See "Summary of Prospectus Supplement -- FHA Claims Administrator" herein. On each Transfer Date, the FHA Claims Administrator, on behalf the Depositor, will allocate on the Depositor's books and records that portion of the insurance coverage within the Depositor's FHA Reserve equal to the FHA Insurance Amount transferred by the FHA with respect to the related Title I Mortgage Loans as available for FHA Claims relating to the Title I Mortgage Loans. Also, as soon as practicable after the final Transfer Date, the Depositor or the FHA Claims Administrator is required to certify to the Rating Agencies, the Certificate Insurer and the Trustee as to the actual amount of the initial FHA Insurance Amount. With respect to the transfer of the FHA Insurance Amount, see "Risk Factors -- Additional Credit Enhancement Limitations -- Proposed Legislation affecting FHA Insurance" herein, and "Certain Legal Aspects of the Mortgage Assets -- The Title I Program" in the Prospectus.

         The FHA Insurance Amount to be transferred from the Transferor's FHA Reserve to the Depositor's FHA Reserve in respect of the Title I Mortgage Loans will not equal 10% of the outstanding principal balance of the Title I Mortgage Loans, because of previous reductions in the FHA Insurance Amount attributable to claims on the related Title I Loans. The FHA Insurance Amount to be transferred from the Transferor's FHA Reserve to the Depositor's FHA Reserve for the Title I Mortgage Loans is expected to equal not less than 10% of the Cut-off Date Principal Balances of the Title I Mortgage Loans that are expected to be conveyed to the Trust Fund including any Subsequent Mortgage Loans. If the FHA Insurance Amount so transferred is less than 10% of the Cut-Off Date Principal Balances of the Title I Mortgage Loans that are actually conveyed to the Trust Fund, then the Required Class A Overcollateralization Level will be increased the amount of such shortfall, unless otherwise directed by the Certificate Insurer.

         On the final Transfer Date, the FHA Insurance Amount will be the maximum amount of insurance coverage in the Depositor's FHA Reserve that will be available for the submission of claims on the Title I Mortgage Loans, and thereafter, such FHA Insurance Amount will be decreased as a result of payments by the FHA in respect of FHA Claims submitted for the Title I Mortgage Loans after the Transfer Dates and as a result of the repurchase or substitution of Title I Mortgage Loans by the Transferor. Except in connection with the conveyance to the Trust Fund of any Subsequent Mortgage Loans that are Title I Mortgage Loans and the substitution of Title I Mortgage Loans, the FHA Insurance Amount for the Title I Mortgage Loans will not be increased for any other Title I loans, either previously or subsequently owned by the Depositor and reported for insurance in the Depositor's FHA Reserve.

         On the final Transfer Date, the amount of FHA insurance coverage that will have been transferred from the Transferor's FHA Reserve to the Depositor's FHA Reserve will be less than the maximum amount of insurance coverage transferrable which would otherwise equal 10% of the unpaid principal balance or the purchase price. However, if individual Title I Mortgage Loans are repurchased from the Depositor, on behalf of the Trust Fund, by the Transferor, the Servicer and/or any Subservicer, then with respect to any individual Title I Mortgage Loan, the amount of FHA insurance coverage that will be transferred from the Depositor's FHA Reserve, in all likelihood, will be the maximum amount of insurance coverage of 10% of the unpaid principal balance or the purchase price, if less, until such time as the Depositor's FHA Reserve has been reduced to a balance which is less than such maximum amount. Accordingly, the transfer of insurance coverage from the Depositor's FHA Reserve as the result of the repurchase of Title I Mortgage Loans will cause a disproportionately larger reduction to the FHA Insurance Amount for each individual Title I Mortgage Loan, and if a significant amount of Title I Mortgage Loans are repurchased, the transfer of FHA reserve amounts could result in a substantial reduction of the FHA Insurance Amount and the relative percentage of such FHA Insurance Amount to the principal balance of the Title I Mortgage Loans remaining in the Trust Fund.

         The Pooling and Servicing Agreement provides that the Depositor or the FHA Claims Administrator then acting as its agent and attorney-in- fact shall submit an FHA Claim with respect to any Title I Mortgage Loan that goes into default if the default cannot be cured. If, as a result of the delay in the transfer of the FHA Insurance described above, the FHA Insurance is not available with respect to any defaulted Title I Mortgage Loan at the time it goes into default, then the amount required to make interest payments to the Certificateholders with respect to the principal amount thereof, until such FHA Insurance becomes available and a claim for insurance can be made, if at all, will be paid from other amounts, if any, available in the Certificate Account.

SUBMISSION OF FHA CLAIMS

         The Depositor and Trustee will contract with the Servicer to serve as FHA Claims Administrator and as such to handle all aspects of administering, processing and submitting FHA Claims with respect to the Title I Mortgage Loans, in the name and on behalf of the Depositor. The Servicer (acting as FHA Claims Administrator) will file all claims with the FHA and monitor the FHA Insurance Amount with respect to the Title I Mortgage Loans. In the event it is determined that any FHA Claims Administrator is no longer able to perform its duties hereunder, the Trustee or its designee will perform the obligations and duties of the FHA Claims Administrator until a successor has assumed the FHA Claims Administrator's responsibilities and obligations under the Pooling and Servicing Agreement.

         If the Depositor were to hold loans insured under the Title I Program on behalf of another trust fund, if the FHA were to determine that insurance claims were paid in respect of loans ineligible for insurance that related to such other trust fund and if such other trust fund, on behalf of the Depositor, was unable or otherwise failed to repurchase the ineligible loans, then the FHA could offset the amount of the repurchase obligation against insurance proceeds payable with respect to one or more Title I Mortgage Loans. If the Depositor or the Trustee were unable to recover the amount of such offset from the other trust fund, the Trust Fund could experience a loss as a result. Accordingly, claims paid to the Depositor or the FHA Claims Administrator by the FHA with respect to Title I loans other than the Title I Mortgage Loans may reduce the FHA Insurance Amount.

         In no event will the Depositor or any FHA Claims Administrator submit any FHA Claim if the amount of such FHA Claim would exceed the FHA Insurance Amount. In addition, the Depositor or any FHA Claims Administrator will not submit any claim for FHA insurance relating to a Title I loan not part of the Trust Fund if the effect thereof would be to reduce the FHA Insurance Amount.

                                 THE DEPOSITOR

         FIRSTPLUS INVESTMENT CORPORATION (the "Depositor") is a Nevada corporation, formerly known as Remodelers Investment Corporation, organized in 1995 and is a wholly owned





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subsidiary of RAC. The Depositor was formed as a limited purpose finance company to effect the securitization of conventional (i.e., not insured or guaranteed by a governmental agency) property improvement and/or debt consolidation loans, property improvement and manufactured housing loans partially insured by the FHA under the Title I Program, and other types of assets.

         The Transferor will sell, convey, transfer and assign all of its right, title and interest in and to the Mortgage Loans to the Depositor. In turn, the Depositor will sell, convey, transfer and assign the Mortgage Loans to the Trustee for the benefit of the Trust Fund.

                          THE TRANSFEROR AND SERVICER

GENERAL

         FIRSTPLUS FINANCIAL, INC. ("FFI"), formerly known as Remodelers National Funding Corp., a Texas corporation, was organized in 1986 and received its Title I contract of insurance in October of 1986. FFI will transfer the Mortgage Loans to the Depositor (in such capacity, the "Transferor"). FFI also will service the Mortgage Loans under the Pooling and Servicing Agreement (in such capacity, the "Servicer"). FFI is a wholly-owned subsidiary of RAC and is primarily engaged in the business of originating, purchasing, underwriting, selling and/or servicing loans including home improvement and/or debt consolidation loans. The Transferor presently maintains a staff of approximately 288 employees, including approximately 30 experienced collectors responsible for delinquent and defaulted loans. As of __________, 199_, FFI administered and serviced approximately __________ loans representing approximately $__________ million in principal balance (including loans subserviced by others).

         In February, 1996, RAC completed an initial public offering of its common stock. As of March 31, 1996, the RAC Consolidated Financial Statements, as unaudited, which included RAC and its subsidiaries, FFI and SFA: State Financial Acceptance Corporation ("SFAC"), set forth total assets of $203,445,000, total liabilities of $134,018,000 and total stockholders' equity of $69,427,000, and for the six months ended March 31, 1996 set forth net income of $11,146,000. Additionally, as of September 30, 1995, the RAC Consolidated Financial Statements, as audited, which included RAC, FFI and SFAC, set forth total assets of $51,036,644, total liabilities of $41,287,095 and total stockholders' equity of $9,749,549, and for the fiscal year ended September 30, 1995 set forth net income of $6,875,413. Additionally, as of September 30, 1995, the financial statements of FFI, as audited, set forth total assets of $49,135,614, total liabilities of $42,732,351, and total stockholder's equity of $6,403,263. As of October 4, 1994, the RAC Consolidated Balance Sheet, as audited, which included RAC, FFI and SFAC, set forth total assets of $11,953,591, total liabilities of $9,352,591 and total stockholders' equity of $2,601,000. In light of the rapid growth of RAC and its affiliates, the historical financial performance of RAC and its affiliates may be of limited relevance in predicting future performance. Any credit or other problems associated with the large number of loans originated in the recent past will not become apparent until sometime in the future. Consequently, historical results of operations of RAC and its affiliates may be of limited relevance to an investor seeking to predict the future financial condition of RAC and its affiliates. See "Risk Factors -- Limitations on Liquidity of Transferor and Servicer" herein.

         FFI, as the Servicer, will service the Mortgage Loans pursuant to the Pooling and Servicing Agreement and be entitled to the Servicing Fee and additional servicing compensation for serving as the Servicer. See "-- Servicing and FHA Claims Experience" below and "Description of the Certificates
- -- Servicing" herein. In addition, on the Closing Date FFI will contract with the Depositor and Trustee to act as FHA Claims Administrator pursuant to the FHA Claims Administration Agreement. The FHA Claims Administrator, as agent and attorney-in-fact for the Depositor, will handle all aspects of administering, processing and submitting FHA Claims with respect to the Title I Mortgage Loans, on behalf and in the name of the Depositor, and will record and monitor the FHA Insurance with respect to the Title I Mortgage





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Loans for the Depositor. FFI will not be entitled to any fees, other than the
Servicing Fees described herein, for serving as FHA Claims Administrator on behalf of the Depositor and Trustee.

         FFI also will be the REMIC Administrator under the Pooling and Servicing Agreement and as such will be responsible for performing the following duties (i) the generation of certain reports, (ii) the calculation of the amounts related to the distributions to the Certificateholders and (iii) the administration and compliance of the REMIC with federal and state tax laws. FFI as REMIC Administrator may contract or subcontract the performance of any or all of these duties, but FFI will not be relieved of its obligations to perform these duties. FFI will not be entitled to any fees, other than the Servicing Fees described herein, for serving as the REMIC Administrator.

UNDERWRITING CRITERIA

         The Transferor believes that all Title I Mortgage Loans underwritten by it will have been underwritten pursuant to the underwriting requirements of the FHA and the underwriting requirements of the Transferor. The Transferor believes that all Conventional Mortgage Loans underwritten by it will have been underwritten pursuant to the Transferor's underwriting requirements. Generally, the underwriting standards of the Transferor, which are substantially similar for both Title I Mortgage Loans and Conventional Mortgage Loans, are more stringent than those of the FHA. The Transferor relies principally on the creditworthiness of the borrower, and to a lesser extent on the underlying collateral, for repayment of the Title I Mortgage Loans and the Conventional Mortgage Loans.

         Generally, the Title I Mortgage Loans and Conventional Mortgage Loans originated or purchased by the Transferor will have been made to borrowers that typically have limited access to consumer financing for a variety of reasons, such as high levels of debt service-to-income, unfavorable past credit experience, insufficient home equity value, lower income or a limited credit history. With respect to the loans originated or purchased by the Transferor, the collection of loan payments from the related borrowers is subject to various risks from these borrowers, including without limitation the risk that a borrower will not satisfy their debt service payments, including payments of interest and principal on the loan, and that the realizable value of the related mortgaged property will not be sufficient to repay the outstanding interest and principal owed on the loan. The Transferor use its own credit evaluation criteria to classify the borrowers of loans by risk class as "A" through "D" grade credits. These criteria include, as a significant component, the credit evaluation score methodology developed by Fair, Issac and Company, a consulting firm specializing in creating default predictive models through scoring mechanisms.

         The Transferor's underwriting requirements provide a number of guidelines to assist underwriters in the credit review and decision process. The Transferor's underwriting requirements provide for the evaluation of a loan applicant's creditworthiness through the use of a consumer credit report, verification of employment and a review of the debt service-to-income ratio of the applicant. Income is verified through various means, including without limitation applicant interviews, written verifications with employers, review of pay stubs or tax returns. The borrower must demonstrate sufficient levels of disposable income to satisfy debt repayment requirements. In accordance with these standards, for Title I Mortgage Loans originated prior August 1994, an appraisal of the Mortgaged Property was obtained in connection with originating Mortgage Loans with an original principal balance in excess of $15,000. After August 1994, appraisals are only required if the original principal balance exceeded $15,000 and the home was not owner-occupied or the owner had occupied the home for less than six months. No title insurance naming the Transferor as insured was purchased for any Mortgage Loan. Certain FHA guidelines with respect to Title I Mortgage Loans are described under "Certain Legal Aspects of the Mortgage Assets -- The Title I Program" in the Prospectus.

REPURCHASE OR SUBSTITUTION OF MORTGAGE LOANS





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         The Transferor is required (i) within 60 days after discovery or notice thereof to cure in all material respects any breach of the representations or warranties made with respect to a Defective Mortgage Loan, or (ii) on or before the Determination Date next succeeding the end of such 60 day period, to repurchase such Defective Mortgage Loan at a price (the "Purchase Price") equal to the Principal Balance of such Defective Mortgage Loan as of the date of repurchase, plus all accrued and unpaid interest on such Defective Mortgage Loan to and including the date of repurchase computed at the Mortgage Loan Rate. In lieu of repurchasing a Defective Mortgage Loan, the Transferor may replace such Defective Mortgage Loan with one or more Qualified Substitute Mortgage Loans. If the aggregate outstanding principal balance of the Qualified Substitute Mortgage Loan(s) is less than the outstanding principal balance of the Defective Mortgage Loan(s) plus accrued interest thereon, the Transferor will also remit for distribution to the Certificateholders an amount equal to such shortfall. The Transferor is also required to repurchase any Title I Mortgage Loan, the FHA Insurance Amount in respect of which has not been transferred on the books and records of the FHA from the Transferor to the Trustee within 150 days after the Closing Date, in the case of Initial Mortgage Loans, and the Subsequent Transfer Date, in the case of Subsequent Mortgage Loans, or within such longer period as may be approved by the Certificate Insurer. As used herein, a "Qualified Substitute Mortgage Loan" is a mortgage loan that (i) has an interest rate of not less than (and not more than two percentage points more than) the Mortgage Loan Rate for the Defective Mortgage Loan which it replaces (each, a "Deleted Mortgage Loan"), (ii) matures not more than one year later than and not more than one year earlier than the Deleted Mortgage Loan, (iii) has a principal balance (after application of all payments received on or prior to the date of such substitution) equal to or less than the Principal Balance of the Deleted Mortgage Loan as of such date, (iv) has a lien priority no lower than the Deleted Mortgage Loan, (v) satisfies the criteria set forth from time to time in the definition of "qualified replacement mortgage" at Section 860G(a)(4) of the Code (or any successor statute thereto), (vi) complies as of the date of substitution with each representation and warranty set forth in the Pooling and Servicing Agreement with respect to the Mortgage Loans, (vii) in the case of a Deleted Mortgage Loan which is a Title I Mortgage Loan, is the same type of loan as the Deleted Mortgage Loan, either a property improvement loan or a manufactured home loan (as those terms are defined in the FHA Regulations) and is covered by FHA Insurance under the Title I Program, (viii) is secured by a Mortgage on Mortgaged Property, and (ix) has a related borrower with an equal or better credit grade classification. The repurchase and/or substitution obligation described above will constitute the sole remedy available to the Certificateholders with respect to a Defective Mortgage Loan.

         No assurance can be given that, at any particular time, the Transferor will be capable, financially or otherwise, of repurchasing Defective Mortgage Loans or substituting Qualified Substitute Mortgage Loans for Defective Mortgage Loans in the manner described above. If the Transferor repurchases, or is obligated to repurchase, Defective Mortgage Loans from any Additional Series, the financial ability of the Transferor to repurchase Defective Mortgage Loans from the Trust Fund may be adversely affected. In addition, other events relating to the Transferor and its mortgage banking operations can occur that would adversely affect the financial ability of the Transferor to repurchase Defective Mortgage Loans from the Trust Fund, including without limitation the sale or other disposition of all or any significant portion of its assets. If the Transferor is unable to repurchase or replace a Defective Mortgage Loan, the Servicer, on behalf of the Trust Fund, will pursue other customary and reasonable efforts, if any, to recover the maximum amount possible with respect to such Defective Mortgage Loan. If the Servicer is unable to collect all amounts due to the Trust Fund with respect to such Defective Mortgage Loan, the resulting loss will be borne by the Certificateholders to the extent that such loss is not otherwise covered by amounts available from the credit enhancement provided for the Offered Certificates. See "Risk Factors -- Additional Credit Enhancement Limitations" and "-- Limitations on Repurchase or Replacement of Defective Mortgage Loans by Transferor" herein.

         The Depositor and the Transferor each have the option (1) to remove Mortgage Loans and substitute Qualified Substitute Mortgage Loans during the three month period beginning on the Closing Date up to an aggregate amount of not more than ____%, without Certificate Insurer approval, and ____%, with Certificate Insurer approval, of the aggregate Cut-Off Date Principal Balances of the Mortgage Loans,





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
and (2) to repurchase any Mortgage Loan incident to the foreclosure, default or imminent default thereof at any time after the Closing Date. See "Assets Securing or Underlying the Certificates -- Additions, Substitution and Withdrawal of Assets" in the Prospectus.

SERVICING AND FHA CLAIMS EXPERIENCE

         Since January 1995, the Servicer has substantially increased the volume of Title I loans and conventional junior lien loans that its has originated, purchased, sold and/or serviced, and thus, the Servicer has limited historical experience with respect to the performance, including the delinquency and loss experience and the rate of prepayments of Title I loans and conventional junior lien loans, with respect to its entire portfolio of loans and in particular with respect to such increased volume of loans. Accordingly, the delinquency experience and loan loss and liquidation experience set forth in the Prospectus may not be indicative of the performance of the Mortgage Loans included in the Mortgage Loan Pool. See "The Servicer and the Transferor" in the Prospectus for delinquency and default experience with respect to the loans serviced by FFI through __________, 199_.

         A substantial portion of the Servicer's entire loan servicing portfolio consisted of loans securitized by the Servicer in its capacity as the Transferor and sold to trusts in connection with the prior series of similar certificates issued in private placement transactions. The applicable pooling and servicing agreement for each of these trusts provides that the trustee of the related trust may terminate the Servicer's servicing rights if the related loan delinquency or loss experience exceeds certain standards. On __________, 199_, none of the trusts had loan delinquency or loss experience (as set forth in the table contained in the Prospectus under "The Servicer and the Transferor") which exceeded the applicable standards, and thus, no servicing rights have been terminated under the related pooling and servicing agreements. However, there can be no assurance that the future loan delinquency and loss experience for any of these trusts will not exceed the applicable standard in the future, and if such standard is exceeded that the servicing rights of the Servicer will not be terminated.

                      PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

         Each Mortgage Loan bears interest computed on a simple interest basis at a fixed rate of interest (the "Mortgage Loan Rate"). The interest portion of each monthly payment on a Mortgage Loan is calculated as the product of one-twelfth of the Mortgage Loan Rate and the principal balance thereof immediately prior to the monthly payment date.

         The effective yield to the holders of each Class of the Offered Certificates will be slightly lower than the yield otherwise produced by the applicable Certificate Interest Rate, because the distribution of the interest accrued during each Due Period (a calendar month consisting of thirty days, except for the first Due Period) will not be made until the Distribution Date occurring in the month following such Due Period. See"Description of the Certificates -- Distributions on the Offered Certificates" herein. This delay will result in funds being passed through to the Certificateholders approximately 20 days after the end of the monthly accrual period, during which 20-day period no interest will accrue on such funds. As discussed in greater detail below greater than anticipated distributions of principal can also affect the yield on Offered Certificates purchased at a price greater or less than par.

         The rate of principal payments on the Offered Certificates, the aggregate amount of each interest payment on the Offered Certificates and the yield to maturity on the Offered Certificates will be directly related to and affected by the rate and timing of principal reductions on the Mortgage Loans. The principal reductions on such Mortgage Loans may be in the form of scheduled amortization payments or unscheduled payments or reductions, which may include prepayments, repurchases and liquidations or write-offs due to default, casualty, insurance or other dispositions. In addition, the Servicer may, at its option, purchase





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from the Trust Fund all of the outstanding Mortgage Loans and REO Properties, and thus effect the early retirement of the Offered Certificates, on any Distribution Date following the Determination Date on which the Pool Principal Balance is less than 10% of the sum of the Initial Pool Principal Balance, plus the aggregate Cut-Off Date Principal Balance of the Subsequent Mortgage Loans conveyed to the Trust Fund. Furthermore, to the extent so provided in the Pooling and Servicing Agreement, the Certificate Insurer may be entitled to exercise a similar right to effect an optional termination of the Certificates. See "Description of the Certificates -- Termination" herein.

         The "weighted average life" of a Offered Certificate refers to the average amount of time that will elapse from __________, 199_ to the date each dollar in respect of principal of such Offered Certificate is repaid. The weighted average life of the Offered Certificates will be influenced by, among other factors, the rate at which principal reductions occur on the Mortgage Loans, the rate at which Excess Spread is distributed to holders of the Offered Certificates as described herein, and the extent to which any Overcollateralization Reduction Amount is paid to the holders of the Class R Certificates as described herein. If substantial principal prepayments on the Mortgage Loans are received from unscheduled prepayments, liquidations or repurchases, then the distributions to the holders of the Offered Certificates resulting from such prepayments may significantly shorten the actual average life of the Offered Certificates than would otherwise be the case. If the Mortgage Loans experience delinquencies and defaults in the payment of principal, then the holders of the Offered Certificates will similarly experience a delay in the receipt of principal distributions attributable to such delinquencies and defaults which in certain instances may result in a longer actual average life of the Offered Certificates than would otherwise be the case. However, to the extent that the Principal Balances from Liquidated Mortgage Loans are included in the principal distributions on the Offered Certificate as a result of delinquencies and defaults on the Mortgage Loans (and at such time that the Class A Overcollateralization Level has been reduced to zero), then the holders of the Offered Certificate will experience an acceleration in the receipt of principal distributions which in certain instances may result in a shorter actual average life of the Offered Certificates than would otherwise be the case. Interest shortfalls on the Mortgage Loans due to principal prepayments in full and curtailments and any resulting shortfall in amounts distributable on the Offered Certificates will be covered to the extent of amounts available from the credit enhancement provided for the Offered Certificates. See "Risk Factors -- Additional Credit Enhancement Limitations -- Adequacy of Credit Enhancement" herein.

         The rate and timing of principal reductions on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors. These factors may include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, servicing decisions, homeowner mobility, the existence and enforceability of "due-on-sale" clauses, seasoning of loans, market interest rates for home improvement, home equity and/or debt consolidation loans and the availability of funds for such loans. The Mortgage Loans generally may be prepaid in full or in part at any time without penalty. As with fixed rate obligations generally, the rate of prepayment on a pool of loans is affected by prevailing market interest rates for loans of a comparable term and risk level. If prevailing interest rates were to fall significantly below the respective Mortgage Loan Rates on the Mortgage Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing interest rates were to rise significantly above the respective Mortgage Loan Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. In addition, depending on prevailing market interest rates, the future outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. The Depositor and the Transferor make no representations as to the particular factors that will affect the prepayment of the Mortgage Loans, as to the relative importance of such factors, or as to the percentage of the principal balance of the Mortgage Loans that will be paid as of any date.

         Distributions of principal to holders of the Offered Certificates at a faster rate than anticipated will increase the yield on Offered Certificates purchased at a price less than par but will decrease the yield on





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Offered Certificates purchased at a price greater than par, which distributions of principal may be attributable to scheduled payments and prepayments of principal on the Mortgage Loans, to Excess Spread and to amounts remaining on deposit in the Pre-Funding Account after the Funding Period ends. The effect on an investor's yield due to distributions of principal to the holders of the Offered Certificates (including without limitation prepayments on the Mortgage Loans) occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of the Offered Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of such distributions of principal during any subsequent period.

         The rate of delinquencies and defaults on the Mortgage Loans, and the recoveries, if any, on defaulted Mortgage Loans and foreclosed properties, will also affect the rate and timing of principal payments on the Mortgage Loans, and accordingly, the weighted average life of the Offered Certificates, and could cause a delay in the payment of principal or a slower rate of principal amortization to the holders of Offered Certificates. Alternatively, the occurrence of delinquencies and defaults on the Mortgage Loans could result in an increase in principal payments or more rapid rate of principal amortization of the Offered Certificates as a result of the inclusion of the Principal Balances from Liquidated Mortgage Loans in the amounts distributable to the holders of the Offered Certificates at such time that the Class A Overcollateralization Level has been reduced to zero. Certain factors may influence such delinquencies and defaults, including origination and underwriting standards, loan-to-value ratios and delinquency history. In general, defaults on residential mortgage loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on junior lien mortgage loans. The rate of default on Mortgage Loans with high loan-to-value ratios or secured by junior liens may be higher than that of mortgage loans with lower loan-to-value ratios or secured by first liens on comparable properties. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. See "The Mortgage Loan Pool" herein. The risk of delinquencies and loss is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         Because principal distributions are paid to certain Classes of Offered Certificates before other Classes, holders of the Classes having a later priority of principal distribution bear a greater risk of losses from delinquencies and defaults on the Mortgage Loans than holders of Classes having earlier priorities for payment of principal. The Class B Certificateholders will bear a greater risk of losses than holders of the Class A Certificates; and the Class R Certificateholders will bear a greater risk of losses than holders of the Class A Certificates and the Class B Certificates. See "Description of the Certificates --Subordination and Allocation of Losses" herein. Nevertheless, even if losses are allocated to any Class A Certificates, the holders of such Class will be distributed the full amount of the interest and principal distributions due such holders to the extent that Guaranteed Payments therefor are made under the Guaranty Policy.

         Although certain data have been published with respect to the historical prepayment experience of certain residential mortgage loans, such mortgage loans may differ in material respects from the Mortgage Loans and such data may not be reflective of conditions applicable to the Mortgage Loans. No prepayment history is generally available with respect to the Mortgage Loans or mortgage loans similar thereto, and there can be no assurance that the Mortgage Loans will achieve or fail to achieve any particular rate of principal prepayment. A number of factors suggest that the prepayment experience of the Mortgage Loan Pool may be significantly different from that of a pool of conventional first-lien, single family mortgage loans with equivalent interest rates and maturities. One such factor is that the principal balance of the average Mortgage Loan is smaller than that of the average conventional first-lien mortgage loan. A smaller principal balance may be easier for a borrower to prepay than a larger balance and, therefore, a higher prepayment rate may result for the Mortgage Loan Pool than for a pool of first-lien mortgage loans, irrespective of the relative average interest rates and the general interest rate environment. In addition, in order to refinance a first-lien mortgage loan, the borrower must generally repay any junior liens. However,





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a small principal balance may make refinancing a Mortgage Loan at a lower interest rate less attractive to the borrower as the perceived impact to the borrower of lower interest rates on the size of the monthly payment may not be significant. Other factors that might be expected to affect the prepayment rate of the Mortgage Loan Pool include general economic conditions, the amounts of and interest rates on underlying senior mortgage loans, and the tendency of borrowers to use real property mortgage loans as long-term financing for home purchase and junior liens as shorter-term financing for a variety of purposes, which may include the direct or indirect financing of home improvement, education expenses, debt consolidation and purchases of consumer durables such as automobiles. Given these characteristics, the Mortgage Loans may experience a higher rate of prepayment than first- lien mortgage loans.

EXCESS SPREAD AND OVERCOLLATERALIZATION REDUCTION AMOUNT DISTRIBUTIONS

         An overcollateralization feature has been designed to accelerate the principal amortization of the Offered Certificates relative to the principal amortization of the Mortgage Loans. If on any Distribution Date, the Required Class A Overcollateralization Level exceeds the Class A Overcollateralization Level, any Excess Spread will be distributed in reduction of the Class Principal Balances of the Offered Certificates, sequentially in order of their respective numerical Class designations. Once the Class A Overcollateralization Level equals the Required Class A Overcollateralization Level for such Distribution Date (i.e., the Excess Overcollateralization Amount equals or exceeds zero), distributions of any Excess Spread to the Offered Certificates will cease until such time as the Excess Overcollateralization Amount is less than or equal to zero. If purchased at a premium or a discount, the yield to maturity on an Offered Certificate will be affected by the rate at which Excess Spread is distributed to the holders of the Offered Certificates in reduction of the Class Principal Balance of such Classes. If the actual rate of such Excess Spread distributions on the Offered Certificates is slower than the rate anticipated by an investor who purchases an Offered Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of Excess Spread distributions is faster than the rate anticipated by an investor who purchases an Offered Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of Excess Spread on any Distribution Date will be affected by the actual amount of interest received, collected or recovered in respect of the Mortgage Loans during the related Due Period.

         An additional overcollateralization feature has been designed to limit the accelerated amortization of the Offered Certificates as described in the preceding paragraph. On each Distribution Date on an Overcollateralization Stepdown Date and as to which the Excess Overcollateralization Amount is, or, after taking into account all other distributions to be made on such Distribution Date would be, greater than zero, amounts relating to principal which would otherwise be distributed to the holders of the Offered Certificates on such Distribution Date shall instead be distributed to the holders of the Class R and Class B Certificates, as applicable, thereby reducing the rate of and under certain circumstances delaying the principal amortization with respect to the Offered Certificates, until the Excess Overcollateralization Amount is reduced to zero. Again, if purchased at a premium or a discount, the yield to maturity on an Offered Certificate will be affected by the extent to which any Excess Overcollateralization Amount is paid to the holders of the Class R and Class B Certificates in lieu of payment of principal to the holders of the Offered Certificates. If the actual distributions of any Overcollateralization Reduction Amount to the holders of the Class R and Class B Certificates occurs sooner than anticipated by an investor who purchases an Offered Certificate at a discount, the actual yield to such investor may be lower than such investor's anticipated yield. If the actual distributions of any Overcollateralization Reduction Amount to the holders of the Class R and Class B Certificates occurs later than anticipated by an investor who purchases an Offered Certificate at a premium, the actual yield to such investor may be lower than such investor's anticipated yield. The amount of the Overcollateralization Reduction Amount, if any, on any Distribution Date will be affected by the Required Class A Overcollateralization Level, which is affected by the actual default and delinquency experience of the Mortgage Loan Pool.

REINVESTMENT RISK

         The reinvestment risk with respect to an investment in the Offered Certificates will be affected by the rate and timing of principal payments (including prepayments) in relation to the prevailing interest rates at the time of receipt of such principal payments. For example, during periods of falling interest rates holders of the Offered Certificates are likely to receive an increased amount of principal payments from the Mortgage Loans at a time when such holders may be unable to reinvest such payments in investments having a yield and rating comparable to the Offered Certificates. Conversely, during periods of rising interest rates holders of Offered Certificates are likely to receive a decreased amount of principal prepayments from the Mortgage Loans at a time when such holders may have an opportunity to reinvest such payments in investments having a higher yield than, and a comparable rating to, the Offered Certificates.

SCHEDULED FINAL DISTRIBUTION DATES

         The "Scheduled Final Distribution Dates" for each Class of Offered Certificates set forth in the "Summary of Prospectus Supplement -- Offered Certificates" herein have been calculated generally in accordance with the Modeling Assumptions below and the additional assumption that no prepayments, delinquencies, liquidations, substitutions or repurchases are experienced on the Mortgage Loans. The actual maturity of any Class of Offered Certificates may be substantially earlier, and in certain instances could be later, than the Scheduled Final Distribution Date of such Class set forth herein.

WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES

         The following information is given solely to illustrate the effect of prepayments of the Mortgage Loans on the estimated weighted average lives of the Offered Certificates under certain stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Mortgage Loans. Weighted average life refers to the average amount of time that will elapse from the date of delivery of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes reductions of principal resulting from unscheduled full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions and repurchases by or on behalf of the Transferor or the Depositor), the rate at which Excess Spread is distributed to holders of the Offered Certificates as described herein, and the extent to which any Overcollateralization Reduction Amount is paid to the holders of the Class R Certificates as described herein.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is a Constant Prepayment Rate ("CPR"). The CPR represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the scheduled principal balance of the pool of mortgage loans for that month. As used in the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. Neither the Transferor nor the Depositor make any representations about the appropriateness of the CPR model.

Modeling Assumptions. For purposes of preparing the tables below, the following assumptions (the "Modeling Assumptions") have been made.

         (i) all scheduled principal payments on such mortgage loans are timely received on the first day of a Due Period, which will begin on the first day of each month and end on the thirtieth day of the month, with the first Due Period commencing on __________, 199_, and no delinquencies or losses occur on such mortgage loans;

         (ii) the scheduled payments on the mortgage loans have been calculated on the outstanding principal balance (prior to giving effect to prepayments), the Mortgage Loan Rate and the remaining term to stated maturity such that the mortgage loans will fully amortize by their remaining term to stated maturity;

         (iii) all scheduled payments of interest and principal have been made through the applicable Cut-Off Date;

         (iv) the mortgage loans in the Mortgage Loan Pool prepay monthly at the specified percentages of CPR and no optional termination of the Certificates occurs;

         (v)     prepayments include 30 days of interest thereon;

         (vi) the Closing Date for the Certificates is __________, 199_ and each year will consist of 360 days;

         (vii) cash distributions are received by the Certificateholders on the 20th day of each month, commencing in __________, 199_;

         (viii) the Required Class A Overcollateralization Level will equal $ __________ and will be reduced in accordance with the Pooling and Servicing Agreement;

         (ix) the applicable Certificate Insurer Guaranty Premium for each Class of Offered Certificates has been added to the Certificate Interest Rate for each such Class of Offered Certificates, and the Certificate Interest Rate for the Class B Certificates is _____%;

         (x) the Mortgage Loan Rate for the mortgage loans is net of the aggregate of the FHA Insurance Premium for the Title I Mortgage Loans; and additional fees deducted from the proceeds of the mortgage loans include the Trustee's fee, the Custodian's fee, the Servicing Fee and the Excess Servicing Fee;

         (xi) all of the Pre-Funding Account Deposit is used to acquire Subsequent Mortgage Loans in accordance with the schedule set forth below, and prior to that date, the Pre-Funding Account Deposit accrues interest at approximately _____% per annum;

         (xii) no reinvestment income from any Trust Fund account is earned and available for distribution; and

         (xiii) the Mortgage Loan Pool consists of nine Mortgage Loans having the following characteristics:

   MORTGAGE                            INITIAL                     REMAINING TERM TO   ORIGINAL TERM OF
     LOAN                              MORTGAGE    NET MORTGAGE        MATURITY        AMORTIZATION (IN   ASSUMED DELIVERY OF
    NUMBER      PRINCIPAL BALANCE   INTEREST RATE  INTEREST RATE      (IN MONTHS)          MONTHS)           MORTGAGE LOANS
    ------      -----------------   -------------  -------------   -----------------   ----------------   -------------------






The tables on the following two pages indicate at the specified percentages of CPR the corresponding weighted average life of each Class of Offered Certificates.

            PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING
                    AT THE FOLLOWING PERCENTAGES OF CPR (1)

  DISTRIBUTION DATE   0%     5%     10%    14%     20%    25%    30%     0%     5%     10%    14%     20%    25%    30%
  -----------------   --     --     ---    ---     ---    ---    ---     --     --     ---    ---     ---    ---    ---
                                         CLASS A-1                                         CLASS A-2
                                         ---------                                         ---------
Initial Balance . .
__________ 1997 . .
__________ 1998 . .
__________ 1999 . .
__________ 2000 . .
__________ 2001 . .
__________ 2002 . .
__________ 2003 . .
__________ 2004 . .
__________ 2005 . .
__________ 2006 . .
__________ 2007 . .
__________ 2008 . .
__________ 2009 . .
__________ 2010 . .
__________ 2011 . .
__________ 2012 . .
__________ 2013 . .
__________ 2014 . .
__________ 2015 . .
__________ 2016 . .
__________ 2017 . .
__________ 2018 . .
Weighted Average
   Life (2) with
   No Optional
   Termination: . .

- ---------------
(1) The percentages in this table have been rounded to the nearest whole number.

(2) The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to one decimal place.

         These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Mortgage Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

            PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING
                    AT THE FOLLOWING PERCENTAGES OF CPR (1)

  DISTRIBUTION DATE   0%     5%     10%    14%     20%    25%    30%     0%     5%     10%    14%     20%    25%    30%
  -----------------   --     --     ---    ---     ---    ---    ---     --     --     ---    ---     ---    ---    ---
                                         CLASS A-3                                         CLASS A-4
                                         ---------                                         ---------
Initial Balance . .
__________ 1997 . .
__________ 1998 . .
__________ 1999 . .
__________ 2000 . .
__________ 2001 . .
__________ 2002 . .
__________ 2003 . .
__________ 2004 . .
__________ 2005 . .
__________ 2006 . .
__________ 2007 . .
__________ 2008 . .
__________ 2009 . .
__________ 2010 . .
__________ 2011 . .
__________ 2012 . .
__________ 2013 . .
__________ 2014 . .
__________ 2015 . .
__________ 2016 . .
__________ 2017 . .
__________ 2018 . .
Weighted Average
   Life (2) with
   No Optional
   Termination: . .

- ---------------
(1) The percentages in this table have been rounded to the nearest whole number.

(2) The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to one decimal place.

         These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Mortgage Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

         It is unlikely that the Mortgage Loans will prepay at a constant rate or that all of the Mortgage Loans will prepay at the same rate. Moreover, the Mortgage Loans actually included in the Mortgage Loan Pool will not conform to the assumptions made as to the characteristics of such Mortgage Loans in preparing the above tables. In fact, the characteristics of the Mortgage Loans will differ in many respects from such assumed characteristics. See "The Mortgage Loan Pool" herein. To the extent that the Mortgage Loans actually included in the Mortgage Loan Pool have characteristics that differ from those assumed in preparing the foregoing tables, the Offered Certificates are likely to have weighted average lives that are shorter or longer than those indicated.

                      DESCRIPTION OF BOOK ENTRY PROCEDURES

         Each of the Class A Certificates (collectively, the "Book Entry Certificates") will be represented by a single certificate registered in the name of the nominee of The Depository Trust Company ("DTC"). DTC will maintain book entry records of ownership, transfers and pledges by purchasers and other beneficial owners (each a "Beneficial Owner") of such Book Entry Certificates only in the names of its participants and indirect participants (the "DTC Participants"), which include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Prior to Book Entry Termination (as defined below), Beneficial Owners who are not DTC Participants may transfer and pledge their interests in the Book Entry Certificates, and exercise any other rights and remedies of Certificateholders, only through DTC Participants or other entities that maintain relationships with DTC Participants. The Trustee will have no responsibility to monitor or restrict the transferability of interests in the Book Entry Certificates through the facilities of DTC. DTC may charge its customary fee to DTC Participants in connection with any such transfers and pledges. In addition, prior to Book Entry Termination, distributions on the Book Entry Certificates will be made to Beneficial Owners only through DTC and its DTC Participants.

         Each Class of the Book Entry Certificates will be issued in certificated, registered form ("Definitive Certificates") to Beneficial Owners or their nominees, and thereupon such Beneficial Owners will become Certificateholders if, and only if, one of the following events has occurred (any such event being referred to as "Book Entry Termination"): (i) DTC or the Transferor advises the Trustee in writing that DTC is no longer willing or able properly to discharge its responsibilities as a clearing corporation with respect to the Book Entry Certificates and the Transferor and the Trustee are unable to engage a qualified successor to serve as DTC, or (ii) DTC and DTC Participants, at the direction of Beneficial Owners representing a majority of the outstanding principal amount of the Book Entry Certificates, advise the Trustee in writing that the continuation of a book entry system is no longer in the best interests of Beneficial Owners. Upon Book Entry Termination, Beneficial Owners will become registered Certificateholders and will deal directly with the Trustee with respect to transfers, notices and payments.

         DTC has advised the Transferor and the Trustee that, prior to Book Entry Termination, DTC will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more DTC Participants to whom the Book Entry Certificates are credited in an account maintained by DTC. DTC has advised that it will take such action with respect to any principal amount of the Book Entry Certificates only at the direction of and on behalf of DTC Participants with respect to those principal amounts of such Book Entry Certificates.

         Issuance of the Book Entry Certificates in book entry form rather than as physical certificates may adversely affect the liquidity of such Certificates in the secondary market and the ability of Certificateholders to pledge them. In addition, since distributions on the Book Entry Certificates will be made by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, which will further credit them to the accounts of indirect participants of the Book Entry Certificateholders, such Certificateholders may experience delays in the receipt of such distributions. See "Risk Factors -- Limited Liquidity and Fluctuation in Value from Market Conditions -- Book Entry Registration" in the Prospectus.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         An election will be made to treat the assets of the Trust Fund, other than the Pre-Funding Account and the Capitalized Interest Account, as a REMIC for federal income tax purposes. The Class A and Class B Certificates will be regular interests in, and the Class R Certificates will constitute the residual interest in, such REMIC.

         The Offered Certificates may be treated as having been issued with original issue discount. As a result, holders of Offered Certificates may be required to recognize income with respect to the Offered Certificates somewhat in advance of the receipt of cash attributable to that income. The prepayment assumption that will be used for purposes of computing original issue discount for federal income tax purposes is a CPR of ____%. No representation is made that the Mortgage Loans will, in fact, prepay at that or any other rate.

         See "Certain Federal Income Tax Consequences" in the Prospectus.

                              ERISA CONSIDERATIONS

         As described in the Prospectus under "ERISA Considerations," the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code impose certain duties and restrictions on any entity which is an employee benefit plan within the meaning of Section 3(3) of ERISA or Code Section 4975 or any person utilizing the assets of such employee benefit plan (an "ERISA Plan") and certain persons who perform services for ERISA Plans. For example, unless exempted, investment by an ERISA Plan in the Certificates may constitute a prohibited transaction under ERISA or the Code. There are certain exemptions issued by the United States Department of Labor (the "DOL") that may be applicable to an investment by an ERISA Plan in the Certificates, including Prohibited Transaction Class Exemption 83-1 ("PTE 83-1"). For a further discussion of PTE 83-1, including the necessary conditions to its applicability, and other important factors to be considered by an ERISA Plan contemplating investing in the Certificates, see "ERISA Considerations" in the Prospectus.

         The DOL has granted to each of the Underwriters an individual administrative exemption (the "Exemptions"), from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by ERISA Plans of certificates that represent interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations and that meet the conditions and requirements set forth in the Exemptions. The receivables covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions should apply to the acquisition, holding and resale of the Class A Certificates (the "ERISA Eligible Certificates") by an ERISA Plan, provided that certain conditions (certain of which are described below) are met.

         The Exemptions cover only certificates evidencing an interest in a trust consisting of obligations that bear interest or are purchased at a discount and which are secured, such as mortgages secured by single family, commercial or multifamily real property. Among the other conditions which must be satisfied for the Exemptions to apply to the ERISA Eligible Certificates are the following:

         (i) the acquisition of the ERISA Eligible Certificates by an ERISA Plan is on terms (including the price for the ERISA Eligible Certificates) that are at least as favorable to the ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

         (ii) the rights and interests evidenced by the ERISA Eligible Certificates acquired by the ERISA Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

         (iii) the ERISA Eligible Certificates acquired by the ERISA Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Standard & Poor's, Moody's, Duff & Phelps or Fitch Investors Service, Inc.;

         (iv) the Trustee is not an affiliate of any member of the Restricted Group (as defined below);

         (v) the sum of all payments made to and retained by the Underwriters in connection with the distribution of the ERISA Eligible Certificates represents not more than reasonable compensation for acting as Underwriters with respect to the ERISA Eligible Certificates; the sum of all payments made to and retained by the Depositor pursuant to the sale of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services and reimbursement of the Servicer's reasonable expenses in connection therewith; and

         (vi) the ERISA Plan investing in the ERISA Eligible Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

         The Trust Fund must also meet the following requirements:

         (i) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

         (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, Fitch Investors Service, Inc. or Duff & Phelps for at least one year prior to the ERISA Plans acquisition of certificates; and

         (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of certificates.

         Moreover, the Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the ERISA Plan fiduciary causes an ERISA Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust only if, among other requirements: (i) in the case of the acquisition of ERISA Eligible Certificates in connection with the initial issuance, at least 50% of the ERISA Eligible Certificates are acquired by persons independent of the Restricted Group (as defined below); (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the ERISA Plan's investment in ERISA Eligible Certificates does not exceed 25% of all of the ERISA Eligible Certificates outstanding at the time of the acquisition and (iv) immediately after acquisition, no more than 25% of the assets of the ERISA Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemptions do not apply to ERISA Plans sponsored by the Servicer, any subservicer, the Depositor, the Underwriters, the Trustee, any insurer of any of the Certificates or the Mortgage Loans in the Trust Fund, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (collectively, the "Restricted Group"). As of the date hereof, no single Mortgage Loan is included or anticipated to be included in the Trust Fund that constitutes more than 5% of the aggregate unamortized principal balance of the assets of the Trust Fund.

         Under the terms of the Regulations, if the Trust Fund were deemed to hold ERISA Plan assets by reason of an ERISA Plan's investment in an Offered Certificate, such ERISA Plan assets would include an undivided interest in the Mortgage Loans, and any other assets held by the Trust Fund. In such an event and if no exemption is available, the Depositor, the Servicer, the FHA Claims Administrator, the

Transferor or the Trustee and other persons, in providing services with respect to the Mortgage Loans may be subject to the fiduciary responsibility provisions of Title I of ERISA and be subject to the prohibited transaction provisions of
Section 4975 of the Code with respect to transactions involving the Mortgage Loans unless such transactions are subject to a statutory or administrative exemption. Additionally, if the Trust Fund were deemed to hold ERISA Plan assets and if no exemption is available, each Certificateholder may be subject to the fiduciary responsibility provisions of Title I of ERISA with respect to its right to consent or withhold consent to amendments to the Pooling and Servicing Agreement.

         It is believed that the Exemptions will apply to the acquisitions and holding of Class A Certificates by ERISA Plans and that all conditions of the Exemptions as they relate to the acquisition and holding by ERISA Plans of Class A Certificates other than those within the control of the investors will be met, provided the Subsequent Mortgage Loans are identified as of the Closing Date.

         In addition, the Depositor, the Servicer, the Transferor and the Trustee or certain of their affiliates are considered to be Parties in Interest or fiduciaries with respect to many Plans. An investment by such a Plan in Offered Certificates may be a prohibited transaction under ERISA and the Code unless such investment is subject to a statutory or administrative exemption.

         Before purchasing any Certificate, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Exemptions or the availability of any other prohibited transaction exemptions (including PTE 83-1), and whether the conditions of any such exemption will be applicable to the Certificates.

         Any fiduciary of an ERISA Plan considering whether to purchase any Certificate should not only consider the applicability of exemptive relief, but should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the Prospectus.

                                LEGAL INVESTMENT

         The Offered Certificates offered hereby will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because a substantial number of the Mortgage Loans are secured by liens on real estate that are not first liens, as required by SMMEA. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Offered Certificates.

         Although the Title I Mortgage Loans underlying the Offered Certificates are partially insured under the Title I Program by the FHA, the FHA has not guaranteed payments on the Offered Certificates themselves. Therefore, the Offered Certificates should not be considered to be "exempt" securities within the meaning of the Securities Act or the Exchange Act.

         There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

                                    RATINGS

         At their initial issuance the Class A Certificates will be rated "___" by Standard & Poor's and "___" by Moody's. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the Class A Certificates will be based primarily on the claims-paying ability of the Certificate Insurer.

         The ratings on mortgage pass-through securities address the likelihood of the receipt by security holders of all distributions on the underlying mortgage loans to which they are entitled. Ratings also address the structural, legal and issuer-related aspects associated with mortgage pass-through securities, including the nature of the underlying mortgage loans. In general, the ratings on mortgage pass-through securities address credit risk and not prepayment risk. Ratings on mortgage pass-through securities do not represent any assessment of the likelihood that principal prepayments will be made by borrowers or the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, the initial ratings assigned to the Offered Certificates do not address the possibility that holders of the Offered Certificates might suffer a lower than anticipated yield in the event of principal payments on the Offered Certificates resulting from funds remaining in the Pre-Funding Account at the end of the Funding Period or rapid prepayments of the Mortgage Loans, or in the event that the Trust Fund is terminated prior to the Assumed Final Distribution Dates of each Class of Offered Certificates.

         The Depositor has not discussed ratings on the Offered Certificates with any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates by the Rating Agencies.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the rating initially assigned to any of the Offered Certificates is subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                                    EXPERTS

         The Annual Report on Form 10-K of __________________________for the year ended December 31, 199_ incorporated by reference into this Prospectus Supplement has been audited by __________ __________, independent accountants, as set forth in their report thereon and is incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

         Certain legal matters will be passed upon for the Transferor by Andrews & Kurth L.L.P., Dallas, Texas, and for the Underwriters by __________________________. In addition, Andrews & Kurth L.L.P. will pass on certain other legal matters for the Depositor. Certain legal matters will be passed upon for the Certificate Insurer by __________________________.

                                  UNDERWRITING

         The Depositor and its parent have entered into an Underwriting Agreement with __________________________ and __________________________ (the
"Underwriters"). Such Underwriters have severally agreed, subject to the terms of the Underwriting Agreement, to purchase the respective amounts of Certificates set forth opposite their names.

                                 CLASS                   CLASS                  CLASS                   CLASS
UNDERWRITER                       A-1                     A-2                    A-3                     A-4
- -----------                       ---                     ---                    ---                     ---
__________________  . .
__________________  . .
                          ------------------      ------------------     ------------------      ------------------
     Total
                          ==================      ==================     ==================      ==================

         In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby if any Certificates are purchased. In the event of default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the nondefaulting Underwriter may be increased or the Underwriting Agreement may be terminated.

         The Company has been advised by the Underwriters that they propose initially to offer the Classes of Certificates offered hereby to the public at the respective offering prices set forth on the cover page hereof and to certain dealers at such price less a concession not in excess of the respective amounts set forth in the table below (expressed as a percentage of Certificate Principal Balance). The Underwriters may allow and such dealers may reallow a discount not in excess of the respective amounts set forth in the table below to certain other dealers.

                                                                          SELLING         REALLOWANCE
CLASS                                                                    CONCESSION         DISCOUNT
- -----                                                                    ----------       -----------






         After the initial public offering, such prices and discounts may be changed.

         The Depositor and the Transferor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act or contribute to payments the Underwriters may be required to make in respect thereof.

         [In addition to the purchase of the Class A Certificates pursuant to the Underwriting Agreement, the Underwriters and their affiliates have several business relationships with the Transferor and Servicer and its affiliates, including its parent RAC. Affiliates of the Underwriters provide warehouse financing to the Transferor for its property improvement and/or debt consolidation mortgage loans. See "Use of Proceeds" herein. __________________________ also may act as the Custodian of the Trustee's Mortgage Loan Files and will hold the Collection Account into which the Servicer will deposit remittances on the Mortgage Loans, pursuant to the Pooling and Servicing Agreement. Two other affiliates of __________________________ have provided certain debt and equity financing to RAC and its subsidiaries, and these affiliates hold a majority of RAC's outstanding shares of non-voting common stock and a significant portion of RAC's outstanding shares of voting and non-voting common stock, combined. The Underwriters, or affiliates of the Underwriters, also rendered certain services to RAC in connection with the initial public offering of RAC's common stock in February, 1996. __________________________ , a ____________ of
__________________________, and __________________________ , a ________________
of __________________________ , are each a director of RAC.]

                                   APPENDIX A
                      INDEX TO LOCATION OF PRINCIPAL TERMS


"Additional Series" . . . . . . . . . . . . . . . . . . . . . . . . . . . S-13
"Amount Available"  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-32
"Assumed Pool Principal Balance"  . . . . . . . . . . . . . . . . . . . .  S-3
"Available Remittance Amount" . . . . . . . . . . . . . . . . . . . . . . S-32
"Beneficial Owner"  . . . . . . . . . . . . . . . . . . . . . . . .  S-3, S-62
"Book Entry Certificates" . . . . . . . . . . . . . . . . . . . . . . . . S-62
"Book Entry Termination"  . . . . . . . . . . . . . . . . . . . . . . . . S-62
"Capitalized Interest Account Deposit"  . . . . . . . . . . . . . .  S-9, S-42
"Capitalized Interest Account"  . . . . . . . . . . . . . . . . . .  S-9, S-42
"Certificate Account" . . . . . . . . . . . . . . . . . . . . . . . . . . S-31
"Certificate Guaranty Insurance Premium"  . . . . . . . . . . . . . . . . S-14
"Certificate Insurer Default" . . . . . . . . . . . . . . . . . . . . . . S-44
"Certificate Insurer Reimbursement Amount"  . . . . . . . . . . . . S-33, S-36
"Certificate Insurer" . . . . . . . . . . . . . . . . . . . . .  ii, S-9, S-45
"Certificateholder Rights"  . . . . . . . . . . . . . . . . . . . . S-19, S-44
"Certificates"  . . . . . . . . . . . . . . . . . . . . . . . . . i, S-1, S-30
"Class A Certificates"  . . . . . . . . . . . . . . . . . . . . . i, S-1, S-30
"Class A Overcollateralization Level" . . . . . . . . . . . . . . . S-10, S-37
"Class B Certificates"  . . . . . . . . . . . . . . . . . . . . . . . . . .  i
"Class B Loss Reimbursement Amount" . . . . . . . . . . . . . . . . . . . S-39
"Class Principal Balance" . . . . . . . . . . . . . . . . . . . . . . . . S-36
"Class R Certificates"  . . . . . . . . . . . . . . . . . . . . . . . . . .  i
"Class" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-30
"Closing Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-4
"Collection Account"  . . . . . . . . . . . . . . . . . . . . . . . . . . S-31
"Conventional Combination Loans"  . . . . . . . . . . . . . . . . .  S-6, S-25
"Conventional Debt Consolidation Loans" . . . . . . . . . . . . . .  S-6, S-24
"Conventional Home Improvement Loans" . . . . . . . . . . . . . . .  S-6, S-24
"Conventional Mortgage Loans" . . . . . . . . . . . . . . . . .  ii, S-6, S-24
"Credit Support Reduction Date" . . . . . . . . . . . . . . . . . . . . . S-38
"Custodian Fee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-14
"Custodian" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2
"Cut-Off Date Principal Balance"  . . . . . . . . . . . . . . . . . . . .  S-3
"Cut-Off Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-4
"Deficiency Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . S-46
"Definitive Certificates" . . . . . . . . . . . . . . . . . . . . . . . . S-62
"Deleted Mortgage Loan" . . . . . . . . . . . . . . . . . . . . . . . . . S-53
"Depositor" . . . . . . . . . . . . . . . . . . . . . . . . . .  ii, S-2, S-50
"Determination Date"  . . . . . . . . . . . . . . . . . . . . . . .  S-4, S-32
"Distribution Date" . . . . . . . . . . . . . . . . . . . . . .  ii, S-4, S-30
"DTC Participants"  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-62
"DTC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3, S-62
"Due Period"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-4
"ERISA Plan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-63
"ERISA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-63
"Excess Overcollateralization Amount" . . . . . . . . . . . . . . . S-11, S-38
"Excess Spread" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-34
"FFI" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-51
"FHA Claims Administrator"  . . . . . . . . . . . . . . . . . . . . . . . S-14

"FHA Insurance Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . S-12
"FHA Insurance Premium Account" . . . . . . . . . . . . . . . . . . . . . S-31
"FHA Insurance Premium Deposit Amount"  . . . . . . . . . . . . . . S-14, S-31
"FHA Insurance Proceeds"  . . . . . . . . . . . . . . . . . . . . . . . . S-35
"FHA Regulations" . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-48
"FHA Reserve" . . . . . . . . . . . . . . . . . . . . . . . . . . . S-12, S-48
"FHA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ii
"Fiscal Agent"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-45
"Funding Period"  . . . . . . . . . . . . . . . . . . . . . . . . .  S-7, S-41
"Guaranty Policy" . . . . . . . . . . . . . . . . . . . . . . . . .  S-9, S-45
"HUD" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ii, S-18
"Initial Class A Overcollateralization Level" . . . . . . . . . . . S-10, S-37
"Initial Mortgage Loans"  . . . . . . . . . . . . . . . . . . . . . .  ii, S-2
"Initial Pool Principal Balance"  . . . . . . . . . . . . . . . . . . . .  S-3
"Insurance Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . S-36
"Insurance Proceeds"  . . . . . . . . . . . . . . . . . . . . . . . . . . S-35
"Interest Carry-Forward Amount" . . . . . . . . . . . . . . . . . . . . . S-36
"Interest Remittance Amount"  . . . . . . . . . . . . . . . . . . . . . . S-34
"Interest Shortfall"  . . . . . . . . . . . . . . . . . . . . . . . . . . S-42
"Liquidated Mortgage Loan"  . . . . . . . . . . . . . . . . . . . . . . . S-35
"Modeling Assumptions"  . . . . . . . . . . . . . . . . . . . . . . . . . S-58
"Moody's" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  i
"Mortgage Loan Pool"  . . . . . . . . . . . . . . . . . . . . . . .  S-5, S-24
"Mortgage Loan Rate"  . . . . . . . . . . . . . . . . . . . . . . . S-24, S-54
"Mortgage Loan Schedule"  . . . . . . . . . . . . . . . . . . . . . . . . S-40
"Mortgage Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . .  ii, S-2
"Mortgaged Properties"  . . . . . . . . . . . . . . . . . . . . . . . . . S-24
"Mortgage"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-22
"Net Liquidation Proceeds"  . . . . . . . . . . . . . . . . . . . . . . . S-36
"Net Loan Losses" . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-39
"Notes" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-5, S-24
"Notice"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-46
"Offered Certificates"  . . . . . . . . . . . . . . . . . . . . . i, S-1, S-30
"Original Class Principal Balances" . . . . . . . . . . . . . . . . . . . . ii
"Overcollateralization Reduction Amount"  . . . . . . . . . . . . . S-11, S-37
"Overcollateralization Stepdown Date" . . . . . . . . . . . . . . . S-10, S-37
"Pool Principal Balance"  . . . . . . . . . . . . . . . . . . . . . . . .  S-3
"Pooling and Servicing Agreement" . . . . . . . . . . . . . . .  ii, S-2, S-46
"Pre-Funding Account Deposit" . . . . . . . . . . . . . . . . . . .  S-7, S-41
"Pre-Funding Account" . . . . . . . . . . . . . . . . . . . . . . .  S-7, S-41
"Preference Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . S-46
"Principal Balance" . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3
"Principal Carry-Forward Amount"  . . . . . . . . . . . . . . . . . . . . S-36
"Principal Remittance Amount" . . . . . . . . . . . . . . . . . . . . . . S-35
"Purchase Price"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-53
"Qualified Substitute Mortgage Loan"  . . . . . . . . . . . . . . .  S-7, S-53
"RAC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2
"Rating Agencies" . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-15
"Record Date" . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-4, S-30
"Released Mortgaged Property Proceeds"  . . . . . . . . . . . . . . . . . S-36
"REMIC Administrator" . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2
"REMIC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ii
"Remittance Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . S-37

"Required Class A Overcollateralization Level"  . . . . . . . . . . . . . S-38
"Scheduled Final Distribution Dates"  . . . . . . . . . . . . . . .  S-1, S-58
"Senior Certificates" . . . . . . . . . . . . . . . . . . . . . . . . . i, S-1
"Servicer"  . . . . . . . . . . . . . . . . . . . . . . . . . .  ii, S-2, S-51
"Servicing Fee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-13
"SMMEA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-65
"Standard & Poor's" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  i
"Subordinated Certificates" . . . . . . . . . . . . . . . . . . . . . . i, S-2
"Subsequent Mortgage Loans" . . . . . . . . . . . . . . . . . . . . .  ii, S-2
"Subsequent Transfer Date"  . . . . . . . . . . . . . . . . . . . . . . .  S-8
"Subservicer" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-13
"Termination Price" . . . . . . . . . . . . . . . . . . . . . . . . . . . S-14
"Title I Lenders" . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-48
"Title I Mortgage Loans"  . . . . . . . . . . . . . . . . . . .  ii, S-6, S-24
"Title I Program" . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-48
"Transfer Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-12
"Transferor"  . . . . . . . . . . . . . . . . . . . . . . . . .  ii, S-2, S-51
"Trust Fund"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  ii, S-1
"Trustee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  ii, S-2
"Trustee's Mortgage Loan File"  . . . . . . . . . . . . . . . . . . . . . S-41
"Underwriters"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-66

 ***************************************************************************
 *                                                                         *
 *  Information contained herein is subject to completion or amendment.    *
 *  A registration statement relating to these securities has been filed   *
 *  with the Securities and Exchange Commission.  These securities may     *
 *  not be sold nor may offers to buy be accepted prior to the time the    *
 *  registration statement becomes effective.  This Prospectus Supplement  *
 *  and the accompanying Prospectus shall not constitute an offer to sell  *
 *  or the solicitation of an offer to buy nor shall there be any sale of  *
 *  these securities in any jurisdiction in which such offer,              *
 *  solicitation or sale would be unlawful prior to the registration or    *
 *  qualification under the securities laws of any such jurisdiction.      *
 *                                                                         *
 ***************************************************************************

PROSPECTUS                         SUBJECT TO COMPLETION; DATED AUGUST 19, 1996

                           ASSET-BACKED CERTIFICATES
                              (ISSUABLE IN SERIES)
                        FIRSTPLUS INVESTMENT CORPORATION

         This Prospectus relates to Asset-Backed Certificates (the "Certificates") which may be issued from time to time in one or more series (each, a "Series") by FIRSTPLUS INVESTMENT CORPORATION (the "Depositor") on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement (a "Prospectus Supplement"). As specified in the related Prospectus Supplement, the Certificates of a Series may be issued in one or more classes (each, a "Class") and certain of these Classes of Certificates (the "Offered Certificates") will be offered hereby and by such Prospectus Supplement.

         Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (a "Trust Fund") to be formed by the Depositor as the depositor pursuant to a Pooling and Servicing Agreement. The issuer ("Issuer") with respect to a Series of Certificates will be the Trust Fund. The Trust Fund for each Series of Certificates will consist primarily of a segregated pool (a "Mortgage Asset Pool") of one or more of the following mortgage related assets (the "Mortgage Assets"): (i) pools of single family (one- to four-unit) residential mortgage loans, including mortgage loans that are secured by first or junior liens on the related mortgaged properties, mortgage loans for property improvement, debt consolidation and/or home equity purposes, timeshare mortgage loans and loans evidenced by retail installment sales or installment loan agreements that are secured by first or junior liens on real property (the "Mortgage Loans"); (ii) pools of loans evidenced by retail installment sales or installment loan agreements, including loans secured by new or used Manufactured Homes (as defined herein) that are not considered to be interests in real property because such Manufactured Homes are not permanently affixed to real estate ("Secured Contracts") and unsecured loans for Manufactured Homes, home improvement, debt consolidation and/or home equity purposes ("Unsecured Contracts" and, together with the Secured Contracts, the "Contracts"); and (iii) mortgage-backed certificates, mortgage pass-through certificates or mortgage participation certificates (the "Agency Securities"), issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"). To the extent specified in the related Prospectus Supplement, the Mortgage Loans and Contracts may include Title I Mortgage Loans and Title I Contracts. If specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates may include the rights or other ancillary or incidental assets (together with the Mortgage Assets, collectively, the "Assets") that are intended (i) to provide credit enhancement for the ultimate or timely distributions of proceeds from the Mortgage Assets to Certificateholders or (ii) to assure the servicing of the Mortgage Assets.

         BEFORE PURCHASING ANY OFFERED CERTIFICATES, PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH ON PAGE 13 HEREIN UNDER THE CAPTION "RISK FACTORS" AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT.
                                                  (Cover continued on next page)
                            ________________________

         PROCEEDS OF THE ASSETS OF A TRUST FUND WILL BE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR OR ANY OF ITS AFFILIATES. EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT, NEITHER THE OFFERED CERTIFICATES NOR THE UNDERLYING MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, ANY OF ITS AFFILIATES, OR ANY OTHER PERSON.
                           ________________________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

         Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described herein and in the related Prospectus Supplement. See "Plan of Distribution" herein. There will have been no public market for any Series of Certificates prior to the offering thereof. There can be no assurance that a secondary market will develop for the Certificates of any Series or, if it does develop, that such market will continue.

         RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF THE OFFERED CERTIFICATES FOR ANY SERIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                THE DATE OF THIS PROSPECTUS IS __________, 199_.

                      (Cover continued from previous page)

         Each Series will be issued in one or more Classes, one or more of which may be Principal Only Certificates, Interest Only Certificates, Compound Interest Certificates, Variable Interest Rate Certificates, Scheduled Amortization Certificates, Companion Certificates, Special Allocation Certificates or any other Class of Certificates, if any, included in such Series and described in the related Prospectus Supplement. Principal Only Certificates will not accrue, and will not be entitled to receive, any interest. Payments or distribution of interest on each Class of Certificates other than Principal Only Certificates and Compound Interest Certificates will be made on each Distribution Date as specified in the related Prospectus Supplement. Interest will not be paid or distributed on Compound Interest Certificates on a current basis until the date or period specified in the related Prospectus Supplement. Prior to such time, interest on such Class of Compound Interest Certificates will accrue and the amount of interest so accrued will be added to the principal thereof on each Distribution Date. The amount of principal and interest available and payable on each Series on each Distribution Date will be applied to the Classes of such Series in the order and as otherwise specified in the related Prospectus Supplement. Principal payments or distributions on each Class of a Series will be made on a pro rata, or other selection basis among Certificates of such Class, as specified in the related Prospectus Supplement. Certificates of a Series will be subject to redemption or repurchase only under the circumstances and according to the priorities described herein and in the related Prospectus Supplement. The Depositor or its affiliates may retain or hold for sale from time to time all or a portion of one or more Classes of a Series.

         The yield on each Class of a Series will be affected by the rate of payment of principal and interest (including prepayments) on the related Mortgage Assets and the timing of receipt of such payments as described herein and in the related Prospectus Supplement.

         If specified in the Prospectus Supplement for a Series, one or more elections may be made to treat all or specified portions of the related Trust Fund as a "real estate mortgage investment conduit" ("REMIC") or to treat the arrangement by which such Series is issued as a REMIC, for federal income tax purposes. If applicable, the Prospectus Supplement for a Series will specify which Class or Classes of such Series of Certificates will be considered to be regular interests in the related REMIC and which Class of Certificates or other interests will be designated as the residual interest in the related REMIC. See "Certain Federal Income Tax Consequences" herein.

         See "ERISA Considerations" herein and in the related Prospectus Supplement for a discussion of restrictions on the acquisition of Certificates by "plan fiduciaries."

                             PROSPECTUS SUPPLEMENT

         As further described herein, the Prospectus Supplement relating to each series of Offered Certificates will, among other things, set forth, as and to the extent appropriate: (i) a description of each Class of such Offered Certificates, including with respect to each such Class the following (A) the distribution provisions, (B) the aggregate principal amount, if any, (C) the rate at which interest accrues from time to time, if at all, or the method of determining such rate, and (D) whether interest will accrue from time to time on its aggregate principal amount, if any, or on a specified notional amount, if at all; (ii) information with respect to any other Classes of Certificates of the same Series; (iii) the respective dates on which distributions are to be made; (iv) information as to the Assets, including the Mortgage Assets and Credit Enhancement, constituting the related Trust Fund; (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination;
(vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the person (the "REMIC Administrator") responsible for the various tax-related duties in respect of each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each Class of Certificates of such Series; (ix) information concerning the Trustee (as defined herein) of the related Trust Fund; (x) if the related Trust Fund includes Mortgage Loans or Contracts, information concerning the Servicer and any Master Servicer (each as defined herein) of such

Mortgage Loans or Contracts; (xi) information as to the nature and extent of subordination of any Class of Certificates of such Series, including a Class of Offered Certificates; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.

         The actual characteristics of the Mortgage Assets relating to a Series will not deviate in any material respect from the parameters specified in the related Prospectus Supplement; provided, however, that if the characteristics described therein materially differ from the actual characteristics, a supplement to such Prospectus Supplement will be distributed.

                             AVAILABLE INFORMATION

         The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file reports and other information (the "Reports") with the Securities and Exchange Commission (the "Commission"). The Depositor has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Certificates contain summaries of the material documents referred to herein and therein, but do not contain all of the information contained in such Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. The Registration Statement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., 1st Floor, Room 1024, Washington, D.C. 20549, and at the following regional offices of the
Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048.

         The Depositor does not plan to send any financial information to Certificateholders. The Trustee will include with each distribution to Certificateholders a statement containing certain payment information with respect to such Certificates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by the Depositor pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in another subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Depositor will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into any such document). Requests for such copies should be directed, on behalf of FIRSTPLUS INVESTMENT CORPORATION, to Jeffrey Luth at Morgan Walke, 380 Lexington Avenue, 50th Floor, New York, New York 10168, (212) 850-5600.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
PROSPECTUS SUPPLEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . ii

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . .  iii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . . .  iii

SUMMARY OF PROSPECTUS . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
      Limited Liquidity and Fluctuation in Value from Market Conditions . . 12
      Limited Assets of Trust Fund  . . . . . . . . . . . . . . . . . . . . 13
      Effect of Prepayments on Average Life . . . . . . . . . . . . . . . . 13
      Effect of Prepayments on Yield  . . . . . . . . . . . . . . . . . . . 15
      Limitations of Credit Enhancement . . . . . . . . . . . . . . . . . . 15
      Limited Nature of Ratings . . . . . . . . . . . . . . . . . . . . . . 17
      Adverse Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . 17
      Certain Factors Affecting Delinquencies, Foreclosures and Losses on
         Underlying Loans . . . . . . . . . . . . . . . . . . . . . . . . . 18
      Risks Associated with Certain Mortgage Assets . . . . . . . . . . . . 20
      Recharacterization of Sale of Mortgage Assets as Borrowing  . . . . . 21

DESCRIPTION OF THE CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . 21
      General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
      The Certificates -- General . . . . . . . . . . . . . . . . . . . . . 22
      Form of Certificates; Transfer and Exchange . . . . . . . . . . . . . 22
      REMIC Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
      Classes of Certificates . . . . . . . . . . . . . . . . . . . . . . . 23
      Distributions of Principal and Interest . . . . . . . . . . . . . . . 25
      Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
      Book Entry Registration . . . . . . . . . . . . . . . . . . . . . . . 27
      Mutilated, Destroyed, Lost or Stolen Certificates . . . . . . . . . . 28

ASSETS SECURING OR UNDERLYING THE CERTIFICATES  . . . . . . . . . . . . . . 28
      General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
      Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
      Agency Securities . . . . . . . . . . . . . . . . . . . . . . . . . . 30
      Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
      Additions, Substitution and Withdrawal of Assets  . . . . . . . . . . 37
      Pre-Funding Arrangements  . . . . . . . . . . . . . . . . . . . . . . 37

CREDIT ENHANCEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
      General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
      Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
      Overcollateralization . . . . . . . . . . . . . . . . . . . . . . . . 39
      Cross-Support . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
      Certificate Insurance . . . . . . . . . . . . . . . . . . . . . . . . 40
      Pool Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
      Special Hazard Insurance  . . . . . . . . . . . . . . . . . . . . . . 40
      Reserve Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41

      Other Insurance, Guarantees and Similar Instruments or Agreements . . 41

SERVICING OF THE MORTGAGE LOANS AND CONTRACTS . . . . . . . . . . . . . . . 41
      Enforcement of Due-on-Sale Clauses  . . . . . . . . . . . . . . . . . 42
      Realization Upon Defaulted Mortgage Loans . . . . . . . . . . . . . . 42
      Waivers and Deferments of Certain Payments  . . . . . . . . . . . . . 43
      Subservicers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
      Removal and Resignation of Servicer . . . . . . . . . . . . . . . . . 43
      Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
      Servicing Procedures  . . . . . . . . . . . . . . . . . . . . . . . . 43
      Administration and Servicing Compensation and Payment of Expenses . . 45

THE POOLING AND SERVICING AGREEMENT . . . . . . . . . . . . . . . . . . . . 45
      Assignment of Mortgage Assets . . . . . . . . . . . . . . . . . . . . 45
      Conveyance of Subsequent Mortgage Assets  . . . . . . . . . . . . . . 47
      Repurchase or Substitution of Mortgage Loans and Contracts  . . . . . 47
      Evidence as to Compliance . . . . . . . . . . . . . . . . . . . . . . 48
      List of Certificateholders  . . . . . . . . . . . . . . . . . . . . . 48
      Administration of the Certificate Account . . . . . . . . . . . . . . 48
      Reports to Certificateholders . . . . . . . . . . . . . . . . . . . . 49
      Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . 50
      Rights Upon Event of Default  . . . . . . . . . . . . . . . . . . . . 50
      Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51

THE SERVICER AND THE TRANSFEROR . . . . . . . . . . . . . . . . . . . . . . 52

THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53

CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS  . . . . . . . . . . . . . . . 54
      General Legal Considerations  . . . . . . . . . . . . . . . . . . . . 54
      Foreclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
      Truth in Lending Act  . . . . . . . . . . . . . . . . . . . . . . . . 63
      Applicability of Usury Laws . . . . . . . . . . . . . . . . . . . . . 63
      Soldiers' and Sailors' Civil Relief Act . . . . . . . . . . . . . . . 64
      The Title I Program . . . . . . . . . . . . . . . . . . . . . . . . . 64

LEGAL INVESTMENT MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . 72

ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . 73

CERTAIN FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . . . . . . . . . . 74

Federal Income Tax Consequences for REMIC Certificates  . . . . . . . . . . 75
      General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
      Status of REMIC Certificates  . . . . . . . . . . . . . . . . . . . . 75
      Taxation of Regular Certificates  . . . . . . . . . . . . . . . . . . 76
      Taxation of Residual Certificates . . . . . . . . . . . . . . . . . . 84
      Treatment of Certain Items of REMIC Income and Expense  . . . . . . . 85
      Tax-Related Restrictions on Transfer of Residual Certificates . . . . 87
      Taxes That May Be Imposed on the REMIC Pool . . . . . . . . . . . . . 90
      Limitations on Deduction of Certain Expenses  . . . . . . . . . . . . 91

      Taxation of Certain Foreign Investors . . . . . . . . . . . . . . . . 92
      Backup Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . 93
      Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . 93

Federal Income Tax Consequences for Certificates as to
      Which No REMIC Election Is Made . . . . . . . . . . . . . . . . . . . 94
      Standard Certificates . . . . . . . . . . . . . . . . . . . . . . . . 94
      Premium and Discount  . . . . . . . . . . . . . . . . . . . . . . . . 95
      Sale or Exchange of Certificates  . . . . . . . . . . . . . . . . . . 97
      Stripped Certificates . . . . . . . . . . . . . . . . . . . . . . . . 97
      Taxation of Stripped Certificates . . . . . . . . . . . . . . . . . . 99
      Reporting Requirements and Backup Withholding . . . . . . . . . . .  100
      Taxation of Certain Foreign Investors . . . . . . . . . . . . . . .  100

STATE TAX CONSEQUENCES  . . . . . . . . . . . . . . . . . . . . . . . . .  100

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . .  101

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101

FINANCIAL INFORMATION AND ADDITIONAL INFORMATION  . . . . . . . . . . . .  101

APPENDIX A
      INDEX TO LOCATION OF PRINCIPAL TERMS  . . . . . . . . . . . . . . .  103

                             SUMMARY OF PROSPECTUS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the Prospectus Supplement with respect to the Series offered thereby and to the related Pooling and Servicing Agreement. Unless otherwise specified, initially capitalized terms used and not defined in this Summary of Prospectus have the meanings given to them in this Prospectus and in the related Prospectus Supplement. Reference is made to the " Index to Location of Principal Terms" set forth in Appendix A for the location of certain capitalized terms.

Securities Offered  . . . . .    Asset Backed Certificates issuable in Series
                                 as described in the Prospectus Supplement.
                                 Certificates of a Series will be issued
                                 pursuant to a pooling and servicing agreement
                                 (each, a "Pooling and Servicing Agreement") between the Depositor, as depositor, the Servicer, any Administrators, the Master
                                 Servicer, if any, and the Trustee for such Series and will evidence beneficial interests in the assets included in a trust fund (the
                                 "Trust Fund") and assigned to the Trustee for the applicable Series. Holders of Certificates are referred to herein as "Holders" or "Certificateholders."

                                 The Certificates of any Series may be issued in one or more classes (each a "Class"), as specified in the related Prospectus Supplement. One or more Classes of Certificates of each Series:

                                 (i) may be entitled to receive distributions allocable only to principal ("Principal Only Certificates"), only to interest ("Interest Only Certificates") or to any combination thereof;

                                 (ii) may be entitled to receive distributions only of prepayments of principal throughout the lives of the Certificates of such Series or during specified periods;

                                 (iii) may be subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of such Series throughout the lives of the Certificates of such Series or during specified periods;

                                 (iv) may be entitled to receive such
                                 distributions only after the occurrence of events specified in the Prospectus Supplement;

                                 (v) may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the Assets securing such Series or in the related Trust Fund;

                                 (vi) may be entitled to receive interest at a rate that is subject to change from time to time ("Variable Interest Rate Certificates") or at a fixed rate;

                                 (vii) may accrue interest, with such accrued interest added to the principal amount of the Certificates of such Class and no payments being made thereon until such time as is specified in the related Prospectus Supplement ("Compound Interest Certificates").

                                 As specified in the related Prospectus
                                 Supplement, each Series of Certificates will be entitled to distributions from the Assets included in the related Trust Fund and any other assets pledged or otherwise available for the benefit of Holders of such Series. The timing and amounts of such distributions may vary among Classes, over time, or otherwise as specified in the related Prospectus Supplement.

                                 The Depositor or its affiliates may retain or hold for sale from time to time all or a portion of one or more Classes of a Series.

                                 The Certificates of each Class of a Series will be issued either in fully registered form or in book entry form in the authorized denominations specified in the Prospectus Supplement. The Certificates and Mortgage Assets will be guaranteed or insured, if at all, to the extent specified in the related Prospectus Supplement; otherwise, the Certificates will not be guaranteed or insured by GNMA, FNMA, FHLMC, any governmental entity or by any other person, and the Mortgage Assets (other than Agency Securities) relating to a Series will not be guaranteed or insured by any governmental agency or instrumentality or any other insurer.

Depositor . . . . . . . . . .    FIRSTPLUS INVESTMENT CORPORATION will transfer
                                 the Assets for a Series to the related Trust
                                 Fund (the "Depositor"). See "The Depositor."

Issuer  . . . . . . . . . . .    The Issuer will be the Trust Fund established
                                 by the Depositor pursuant to the related
                                 Pooling and Servicing Agreement (the
                                 "Issuer").

Servicer  . . . . . . . . . .    If the related Trust Fund includes Mortgage
                                 Loans or Contracts, the entity or entities named as the Servicer in the related
                                 Prospectus Supplement (the "Servicer"), that will act as servicer with respect to such Mortgage Loans or Contracts. The Servicer may be an affiliate of the Depositor.

Administrator . . . . . . . .    The entity or entities named as Administrator,
                                 if any, in the related Prospectus Supplement
                                 (the "Administrator"), will act as
                                 administrator with respect to one or more aspects related to any Mortgage Loans or Contracts included in the related Trust Fund
                                 (e.g., REMIC Administrator, FHA Claims
                                 Administrator, etc.). The Administrator may be an affiliate of the Depositor.

Master Servicer . . . . . . .    If the related Trust Fund includes Mortgage
                                 Loans or Contracts, the entity or entities, if any, named as the master servicer in the related Prospectus Supplement (the "Master
                                 Servicer"), that will act as master servicer with respect to such

                                 Mortgage Loans or Contracts. The Master
                                 Servicer may be an affiliate of the Depositor.

Trustee . . . . . . . . . . .    A bank, trust company or other fiduciary
                                 acting as a trustee and named in the related
                                 Prospectus Supplement (the "Trustee"), that will enter into the related Pooling and Servicing Agreement.

Distributions of Interest . .    Each Class of a Series (other than a Class of
                                 Principal Only Certificates) will accrue interest at the rate set forth in (or, in the case of Variable Interest Certificates, as determined as provided in) the related
                                 Prospectus Supplement (the "Certificate
                                 Interest Rate"). One or more Classes of a Series may be entitled to receive distributions of interest only to the extent of amounts available to make such distributions. Interest on each Class will accrue during the respective periods and be paid or distributed on the respective dates specified in the related Prospectus Supplement
                                 (each such period a "Due Period" and each such date a "Distribution Date"). Interest on all Certificates that bear or receive interest, other than Compound Interest Certificates, will be distributed on the Distribution Dates specified in the related Prospectus
                                 Supplement. However, failure to distribute interest on a current basis may not necessarily be an Event of Default with respect to a particular Series or Class of Certificates. Interest on any Class of Compound Interest Certificates will not be paid or distributed currently, but will accrue and the amount of the interest so accrued will be added to the principal thereof on each Distribution Date until such time as is specified in the related Prospectus
                                 Supplement. Principal Only Certificates will not accrue, and will not be entitled to receive, any interest. Upon maturity or earlier termination of the Certificates of any Class or earlier termination of the Trust Fund for any Series, interest will be paid to the date specified in the related Prospectus
                                 Supplement.

                                 Each payment of interest on each Class of Certificates (or addition to principal of a Class of Compound Interest Certificates) on a Distribution Date will include all interest accrued during the related Due Period. If the Due Period for a Series ends on a date other than a Distribution Date for such Series, the yield realized by the Holders of such Certificates may be lower than the yield that would result if the Due Period ended on such Distribution Date. Additionally, if specified in the related Prospectus Supplement, interest accrued for a Due Period for one or more Classes may be calculated on the assumption that principal distributions (and additions to principal of the Certificates), and allocations of losses on the Mortgage Assets (if specified in the related Prospectus Supplement), are made on the first day of the preceding Due Period and not on the Distribution Date for such preceding Due Period when actually made or added. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding.

                                 With respect to each Class of Variable
                                 Interest Rate Certificates of a Series, the related Prospectus Supplement will set forth:
                                 (i) the initial Certificate Interest Rate, (or the manner of determining the initial Certificate Interest Rate); (ii) the formula, index or other method by which the Certificate Interest Rate will be determined from time to time; (iii) the periodic intervals at which such determination will be made; (iv) the interest rate cap (the "Maximum Variable Interest Rate") if any, and the interest rate floor (the "Minimum Variable Interest Rate"), if any, on the Certificate Interest Rate for such Variable Interest Rate Certificates; and
                                 (v) any other terms relevant to such Class of Certificates. See "Description of the Certificates -- Distributions of Principal and Interest" and -- "Distributions of Interest."

Distributions of
  Principal . . . . . . . . .    Principal distributions on the Certificates of
                                 a Series will be made from amounts available therefor on each Distribution Date in an aggregate amount determined as set forth in the related Prospectus Supplement and will be allocated among the respective Classes of a Series of Certificates at the times, in the manner and in the priority set forth in the related Prospectus Supplement.

                                 Except with respect to Compound Interest
                                 Certificates and Interest Only Certificates, on each Distribution Date principal distributions will be made on the Certificates of a Series in an aggregate amount determined as specified in the related Prospectus Supplement. If a Series has a Class of Compound Interest Certificates, additional principal distributions on the Certificates of such Series will be made on each Distribution Date in an amount equal to the interest accrued, but not then payable or distributable, on such Class of Compound Interest Certificates for the related Due Period. See "Description of the Certificates -- Distributions of Principal and Interest -- Distributions of Principal."

Unscheduled
  Distributions . . . . . . .    If specified in the related Prospectus
                                 Supplement, the Certificates of a Series will be subject to receipt of distributions before the next scheduled Distribution Date as described under "Description of Certificates
                                 -- Distributions of Principal and Interest --
                                 Unscheduled Distributions."

Allocation of Losses  . . . .    If specified in the related Prospectus
                                 Supplement, on any Distribution Date on which the principal balance of the Mortgage Assets relating to a Series is reduced due to losses on such Mortgage Assets, (i) the amount of such losses will be allocated first, to reduce the aggregate outstanding principal balance of the Subordinate Certificates of such Series or other subordination or reserves, if any, and, thereafter, to reduce the aggregate outstanding principal balance of the remaining

                                 Certificates of such Series in the priority and manner specified in such Prospectus Supplement until the aggregate outstanding principal balance of each Class of such Certificates so specified has been reduced to zero or paid in full, thus reducing the amount of principal distributable on each such Class of Certificates or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. As specified in the related Prospectus Supplement, such reductions of principal of a Class or Classes of a Series of Certificates will be allocated to the Holders of the Certificates of such Class or Classes pro rata in the proportion which the outstanding principal of each Certificate of such Class or Classes bears to the aggregate outstanding principal balance of all Certificates of such Class or Classes.
                                 See "Description of the Certificates --
                                 Distributions of Principal and Interest --
                                 Distributions of Principal."

Scheduled Final
  Distribution Date . . . . .    The "Scheduled Final Distribution Date" for
                                 each Class of Certificates of a Series will be the date after which no Certificates of such Class will remain outstanding, as specified and determined on the basis of the assumptions set forth in the related Prospectus
                                 Supplement. The Scheduled Final Distribution
                                 Date of a Class of Certificates may equal the maturity date of the Mortgage Asset in the related Trust Fund which has the latest stated maturity or will be determined as described in the related Prospectus Supplement.

                                 The actual maturity date of the Certificates of a Series will depend primarily upon the rate and timing of principal and interest payments (including the level of prepayments) with respect to the Mortgage Assets (including in the case of Agency Securities the Mortgage Assets that back such Agency Securities) securing or underlying such Series of Certificates. The actual maturity of any Certificates is likely to occur earlier and may occur substantially earlier than the Scheduled Final Distribution Date of the Certificates as a result of the application of prepayments and the allocation of other distributions to the reduction of the principal balances of the Certificates. The rate and timing of principal and interest payments including prepayments on the Mortgage Assets securing or underlying a Series will depend on a variety of factors, including certain characteristics of such Mortgage Loans and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual rate and timing of principal and interest payments including the level of prepayments experienced with respect to a Series. See "Risk Factors -- Effect of Prepayments on Average Life" herein.

Assets Securing or Underlying
  the Certificates  . . . . .    Each Series of Certificates will represent
                                 beneficial ownership interests in a Trust
                                 Fund. As specified in the related Prospectus
                                 Supplement, the Mortgage Assets included in the Trust Fund with respect to a Series of Certificates will include Mortgage Assets consisting of one or more of the following:

                                 (i) a pool (a "Mortgage Pool") of single family (one- to four-unit) residential mortgage loans, including mortgage loans that are secured by first or junior liens on the related mortgaged properties, mortgage loans for property improvement, debt consolidation and/or home equity purposes, timeshare mortgage loans and loans evidenced by retail installment sales or installment loan agreements that are secured by first or junior liens on real property ("Mortgage Loans");

                                 (ii) a pool (a "Contract Pool") of loans evidenced by retail installment sales or installment loan agreements, including loans secured by new or used Manufactured Homes (as defined herein) that are not considered to be interests in real property because such Manufactured Homes are not permanently affixed to real estate ("Secured Contracts") and unsecured loans for Manufactured Homes or for home improvement, debt consolidation and/or home equity purposes ("Unsecured Contracts" and, together with the Secured Contracts, the "Contracts"); and

                                 (iii) mortgage-backed certificates, mortgage pass-through certificates or mortgage participation certificates, including residual interests ("Agency Securities") issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC");

                                 As specified in the related Prospectus
                                 Supplement, a Trust Fund may also include, or the related Certificates may also have the benefits of, certain rights and other ancillary or incidental assets (together with the Mortgage Assets, collectively, the "Assets"), that are intended (i) to enhance the likelihood of ultimate or timely distributions of proceeds from the Mortgage Assets to Certificateholders, including letters of credit, insurance policies, guaranties, reserve funds or other types of credit enhancement or any combination thereof (the "Credit Enhancement"), or (ii) to assure the servicing of the Mortgage Assets, including interest rate exchange agreements, reinvestment income and cash accounts. The Certificates of any Series will be entitled to payment only from the Assets included in the related Trust Fund and any other Assets pledged or otherwise available for the benefit of the holders of such Certificates as specified in the related Prospectus Supplement.

A. Mortgage Loans . . . . . .    As specified in the related Prospectus
                                 Supplement for a Series, "Mortgage Loans" may include: (i) conventional (i.e., not insured or guaranteed by any governmental agency)
                                 Mortgage Loans secured by first liens on one-to-four family residential properties;
                                 (ii) Mortgage Loans secured by security
                                 interests in shares issued by private,
                                 non-profit, cooperative housing corporations
                                 ("Cooperatives") and in the related
                                 proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings; (iii) Mortgage Loans secured by junior (i.e., second, third, etc.) liens on the related mortgaged properties, including loans for property improvements, debt consolidation and/or home equity purposes
                                 (which may be evidenced by retail installment sales contracts and installment loan agreements); (iv) Mortgage Loans secured by timeshare estates representing an ownership interest in common with other owners in one or more vacation units entitling the owner thereof to the exclusive use of unit and access to the accompanying recreational facilities for the week or weeks owned; and
                                 (v) loans evidenced by retail installment sales and installment loan agreements that are secured by first or junior liens on real property. See "Assets Securing or Underlying the Certificates -- Mortgage Loans" herein. To the extent described in the related Prospectus
                                 Supplement, certain of the junior lien
                                 Mortgage Loans will be conventional (i.e., not insured or guaranteed by a governmental agency) mortgage loans ("Conventional Mortgage
                                 Loans"), while other junior lien Mortgage
                                 Loans that are property improvement loans will be partially insured by the Federal Housing
                                 Administration under the Title I Program
                                 ("Title I Mortgage Loans").

                                 The related Prospectus Supplement for a Series will describe any Mortgage Loans included in the Trust Fund and will specify certain information regarding the payment terms of such Mortgage Loans. See "Assets Securing or Underlying the Certificates -- Mortgage Loans."

B. Contracts  . . . . . . . .    As specified in the related Prospectus
                                 Supplement for a Series, "Contracts" may include: (i) loans evidenced by retail installments sales or loan agreements, including loans secured by new or used
                                 Manufactured Homes (as defined herein) that are not considered to be interests in real property because such Manufactured Homes are not permanently affixed to real estate
                                 ("Secured Contracts") and (ii) unsecured loans for Manufactured Homes or for property improvement, debt consolidation and/or home equity purposes (such unsecured loans are collectively, the "Unsecured Contracts"). See
                                 "Assets Securing or Underlying the
                                 Certificates -- Contracts" herein. To the extent described in the related Prospectus
                                 Supplement, certain Contracts that are secured by Manufactured Homes and Unsecured Contracts will be conventional (i.e., not insured or guaranteed by a governmental agency) loan contracts (the "Conventional Contracts"), while other Contracts that are secured by Manufactured Homes or that are unsecured loans for Manufactured Homes or property improvements will be partially insured by the FHA under the Title I Program (the "Title I
                                 Contracts"). The related Prospectus Supplement for a Series will further describe any Contracts included in the Trust Fund. See
                                 "Assets Securing or Underlying the
                                 Certificates -- Contracts."

C. Agency Securities  . . . .    As specified in the related Prospectus
                                 Supplement for a Series, "Agency Securities" may include: (i) "fully modified pass-through" mortgage-backed certificates guaranteed as to timely payment of principal and interest by GNMA ("GNMA Certificates"); (ii) guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by FNMA ("FNMA Certificates");
                                 (iii) mortgage participation certificates issued and guaranteed as to timely payment of interest and, to the extent specified in the related Prospectus Supplement, ultimate payment of principal by FHLMC ("FHLMC
                                 Certificates"); (iv) stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions
                                 (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA, FNMA or FHLMC
                                 Certificates and, unless otherwise specified in the Prospectus Supplement, guaranteed to the same extent as the underlying securities;
                                 (v) other types of mortgage-backed
                                 certificates, mortgage pass-through
                                 certificates or mortgage participation
                                 certificates issued or guaranteed by GNMA, FNMA or FHLMC, such as FNMA Guaranteed REMIC
                                 Pass-Through Certificates and FHLMC Multiclass
                                 Mortgage Participation Certificates, and including residual interest securities, as described in the related Prospectus
                                 Supplement; or (vi) a combination of such Agency Securities.

                                 All GNMA Certificates will be backed by the full faith and credit of the United States. No FHLMC or FNMA Certificates will be backed, directly or indirectly, by the full faith and credit of the United States. See "Assets Securing or Underlying the Certificates -- Agency Securities."

D. Pre-Funding
  Arrangements  . . . . . . .    To the extent provided in the related
                                 Prospectus Supplement for a Series, the
                                 related Pooling and Servicing Agreement will provide for a commitment by the related Trust
                                 Fund to subsequently purchase additional
                                 Mortgage Assets ("Subsequent Mortgage Assets") from the Depositor following the date on which the Trust Fund is established and the related
                                 Certificates are issued (a "Pre-Funding
                                 Arrangement"). See "Assets Securing or
                                 Underlying the Certificates -- Pre-Funding
                                 Arrangements" herein.

Credit Enhancement  . . . . .    If specified in the related Prospectus
                                 Supplement, a Series, or certain Classes within such Series, may have the benefit of one or more types of credit enhancement ("Credit
                                 Enhancement") including but not limited to overcollateralization, subordination, cross support, mortgage pool insurance, certificate insurance, special hazard insurance, a bankruptcy bond, reserve funds, cash accounts, other insurance, guarantees, letters of credit and similar instruments and arrangements. The protection against losses afforded by any such Credit Enhancement will be limited. See "Risk
                                 Factors -- Limitations of Credit Enhancement" and "Credit Enhancement" herein.

Book Entry Registration . . .    If the Prospectus Supplement for a Series so
                                 provides, Certificates of one or more Classes of such Series may be issued in book entry form ("Book Entry Certificates") in which case a single Certificate will be issued in the name of a clearing agency (a "Clearing
                                 Agency") registered with the Securities and Exchange Commission, or its nominee. Transfers and pledges of Book Entry Certificates may be made only through entries on the books of the Clearing Agency in the name of brokers, dealers, banks and other organizations eligible to maintain accounts with the Clearing Agency ("Clearing Agency
                                 Participants") or their nominees. Transfers and pledges by purchasers and other beneficial owners of Book Entry Certificates ("Beneficial
                                 Owners") other than Clearing Agency
                                 Participants may be effected only through Clearing Agency Participants. Beneficial
                                 Owners will receive distributions of principal and interest, and, if applicable, may tender
                                 Certificates for repurchase to the related
                                 Trustee, only through the Clearing Agency and Clearing Agency Participants. Except as otherwise specified in this Prospectus or a related Prospectus Supplement, the terms
                                 "Certificateholders" and "Holders" shall be deemed to include Beneficial Owners. See "Risk
                                 Factors -- Limited Liquidity and Fluctuation in Value from Market Conditions -- Book Entry
                                 Registration" and "Description of the
                                 Certificates -- Book Entry Registration."

Certain Federal Income Tax
  Consequences  . . . . . . .    The federal income tax consequences to Holders
                                 of a Series will depend on, among other
                                 factors, whether one or more elections are made to treat the related Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") under the provisions of the Internal Revenue Code of 1986, as amended (the "Code"). The Prospectus
                                 Supplement for each Series will specify
                                 whether such an election will be made.

                                 If the applicable Prospectus Supplement so specifies with respect to a Series of Certificates, one or more REMIC elections will be made with respect to such Series of Certificates. Certificates of such Series will be designated as "regular interests" in a REMIC ("Regular Certificates") or as "residual interests" in a REMIC ("Residual Certificates").

                                 If the applicable Prospectus Supplement so specifies with respect to a Series of Certificates, the Certificates of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead will be treated as (i) indebtedness of the Issuer, (ii) an undivided beneficial ownership interest in the Mortgage Assets (and the arrangement pursuant to which the Mortgage Assets will be held and the Certificates will be issued will be treated as a grantor trust under Subpart E, part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation for federal income tax purposes);
                                 (iii) equity interests in an association that will satisfy the requirements for qualification as a real estate investment trust; or (iv) interests in an entity that will satisfy the requirements for qualification as a partnership for federal income tax purposes. The federal income tax consequences to Holders of any such Series will be described in the related Prospectus Supplement to the extent not described herein.

                                 Compound Interest Certificates and Principal
                                 Only Certificates will, and certain other
                                 Classes of Certificates may, be issued with original issue discount that is not de minimis. In such cases, the Holder will be required to include the original issue discount in gross income as it accrues, which may be prior to the receipt of cash, or a portion of the cash, attributable to such income. If a Certificate is issued at a premium, the Holder will be entitled to make an election to amortize such premium on a constant yield method. Certificates constituting regular or residual interests in a REMIC will generally represent "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "loans secured by an interest in real property" for domestic building and loan associations and "real estate assets" for real estate investment trusts to the extent that the underlying mortgage loans and interest thereon qualify for such treatment. Non-REMIC Certificates will not qualify for such treatment.

                                 A Holder of a Residual Certificate will be required to include in its income its pro rata share of the taxable income of the REMIC. In certain circumstances, the Holder of a Residual Certificate may have REMIC taxable income or tax liability attributable to REMIC taxable income for a particular period in excess of cash distributions for such period or have an after-tax return that is less than the after-tax return on comparable debt instruments. In addition, a portion (or, in some cases, all) of the income from a Residual Certificate (i) except in certain circumstances with respect to a Holder classified as a thrift institution under the Code, may not be subject to offset by losses from other activities, (ii) for a Holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated business taxable income and (iii) for a foreign Holder, may not qualify for exemption from or reduction of withholding. Further, individual Holders are subject to limitations on the deductibility of expenses of the REMIC. See "Certain Federal Income Tax Consequences."

ERISA Considerations  . . . .    A fiduciary of any employee benefit plan
                                 subject to the Employee Retirement Income
                                 Security Act of 1974, as amended ("ERISA"), or the Code should carefully review with its own legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See
                                 "ERISA Considerations." To the extent
                                 described in the Prospectus Supplement for a Series, certain Classes of Certificates of such Series may not be transferred unless the Trustee and the Depositor are furnished with a letter of representation or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Depositor or the Servicer, the Master
                                 Servicer, if any, or the Administrator, if any, to additional obligations. If specified in the related Prospectus Supplement, the United States Department of Labor may have issued to the Underwriter an administrative exemption for certain classes of securities.
                                 See "Description of the Certificates --
                                 General" and "ERISA Considerations."

Legal Investment Matters  . .    Certificates of each Series will not
                                 constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because, to the extent specified in the related Prospectus
                                 Supplement, a substantial number of the
                                 Mortgage Loans will be secured by liens on real estate that are not first liens.
                                 Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Certificates of any Series.
                                 Investors should consult their own legal advisors in determining whether and to what extent the Certificates of any particular
                                 Series constitute legal investments for such investors.

Use of Proceeds . . . . . . .    Substantially all of the net proceeds from the
                                 sale of a Series will be applied to the
                                 simultaneous purchase of the Mortgage Assets included in the related Trust Fund or to reimburse the amounts previously used to effect such purchase, the costs of carrying the Mortgage Assets until sale of such Series and to pay other expenses connected with pooling the Mortgage Assets and issuing such Series. See "Use of Proceeds."

Rating  . . . . . . . . . . .    It is a condition to the issuance of each
                                 Class of a Series specified as being offered by the related Prospectus Supplement that the Certificates of such Class be rated in one of the four highest rating categories established for such Certificates by a nationally recognized statistical rating agency (a
                                 "Rating Agency").

                                  RISK FACTORS

         In considering an investment in the Offered Certificates of any Series, investors should consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of the underlying loans included in a particular Trust Fund (which comprise the Mortgage Assets consisting of Mortgage Loans or the Contracts), they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any Agency Securities included in such Trust Fund.

LIMITED LIQUIDITY AND FLUCTUATION IN VALUE FROM MARKET CONDITIONS

         General. The Offered Certificates of any Series may have limited or no liquidity. Accordingly, an investor may be forced to bear the risk of its investment in any Offered Certificates for an indefinite period of time. Furthermore, except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each Series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates -- Termination" herein.

         Lack of a Secondary Market. There can be no assurance that a secondary market for the Offered Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or that it will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for any Series of Offered Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans. To the extent provided in the related Prospectus Supplement, the Certificates may be listed on any securities exchange.

         Book Entry Registration. Because transfers and pledges of Book Entry Certificates can be effected only through book entries at a Clearing Agency through Clearing Agency Participants, the liquidity of the secondary market for Book Entry Certificates may be reduced to the extent that some investors are unwilling to hold Certificates in book entry form in the name of Clearing Agency Participants, and the ability to pledge Book Entry Certificates may be limited due to lack of a physical certificate. Beneficial Owners of Book Entry Certificates may, in certain cases, experience delay in the receipt of distributions of principal and interest since such distributions will be forwarded by the related Trustee to the Clearing Agency who will then forward payment to the Clearing Agency Participants who will thereafter forward payment to Beneficial Owners. In the event of the insolvency of the Clearing Agency or of a Clearing Agency Participant in whose name Certificates are recorded, the ability of Beneficial Owners to obtain timely payment and (if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded, or if such coverage is otherwise unavailable) ultimate payment of principal and interest on Book Entry Certificates may be impaired.

         Limited Nature of Ongoing Information. The primary source of ongoing information regarding the Offered Certificates of any Series, including information regarding the status of the related Mortgage Assets and any Credit Enhancement for such Certificates, will be the periodic reports to Certificateholders to be delivered pursuant to the related Pooling and Servicing Agreement as described herein under the heading "The Pooling and Servicing Agreement -- Reports to Certificateholders". There can be no assurance that any additional ongoing information regarding the Offered Certificates of any Series will be available through any other source. The limited nature of such information in respect of a Series of Offered Certificates may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

         Sensitivity to Fluctuations in Prevailing Interest Rates. Insofar as a secondary market does develop with respect to any Series of Offered Certificates or Class thereof, the market value of such Certificates will be affected by several factors, including the perceived liquidity thereof, the anticipated cash flow thereon (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying Mortgage Loans) and prevailing interest rates. The price payable at any given time in respect of certain Classes of Offered Certificates (in particular, a Class with a relatively long average life, or a Class of Companion Certificates, Interest Only Certificates or Principal Only Certificates) may be extremely sensitive to small fluctuations in prevailing interest rates; and the relative change in price for an Offered Certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for such Offered Certificate in response to an equal but opposite movement in such rates. Accordingly, the sale of Offered Certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. The Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.

LIMITED ASSETS OF TRUST FUND

         The Offered Certificates and Mortgage Assets for a Series will be guaranteed or insured, if at all, to the extent specified in the related Prospectus Supplement; otherwise neither the Offered Certificates of any Series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, and no Offered Certificate of any Series will represent a claim against or security interest in the Trust Funds for any other Series. Accordingly, if the related Trust Fund has insufficient assets to make payments on a Series of Offered Certificates, no other assets will be available for payment of the deficiency, and the holders of one or more Classes of such Offered Certificates will be required to bear the consequent loss. To the extent provided in the related Prospectus Supplement for a Series that consists of one or more Classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more Classes of the Subordinate Certificates, and, thereafter, by the remaining Classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement. Because distributions of principal on the Certificates of a Series may, if provided in the related Prospectus Supplement, be applied to outstanding Classes of such Series in the priority specified in the related Prospectus Supplement, a deficiency that arises after Certificates of a Class of any such Series having higher priority in payment have been fully or partially repaid will have a disproportionately greater effect on the Certificates of Classes of such Series having lower priority in payment. The disproportionate effect of any such deficiency is further increased in the case of Classes of Compound Interest Certificates of any Series because, prior to the retirement of all Classes of such Series having higher priority in payment than such Compound Interest Certificates, interest is not payable, to the extent provided in the related Prospectus Supplement, but is accrued and added to the principal of such Compound Interest Certificates.

         Additions, Substitutions and Withdrawals of Assets. To the extent provided in the related Prospectus Supplement for a Series, the Depositor may, subsequent to the issuance of such a Series, deliver additional Assets or withdraw Assets previously included in the Trust Fund for such Series, substituting assets therefore or depositing additional Assets or withdrawing Assets previously deposited in a Reserve Fund for such Series. The effect of delivery or substitution of other Assets may be to alter the characteristics and composition of the Assets underlying such Series, either of which may alter the timing and amount of distributions or the date of the final distribution on the Certificates of such Series. See "Assets Securing or Underlying the Certificates -- Additions, Substitution and Withdrawal of Assets" herein. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account and any accounts maintained as Credit Enhancement, may be withdrawn under certain conditions, if and to the extent described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related Series of Certificates.

EFFECT OF PREPAYMENTS ON AVERAGE LIFE

         As a result of prepayments on the underlying loans, which comprise the Mortgage Assets consisting of Mortgage Loans or the Contracts or the mortgage loans or contracts backing the Agency Securities included in any Trust Fund (in either case, the "Underlying Loans"), the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related Series may be highly unpredictable. Prepayments on the Underlying Loans in any Trust Fund will result in a faster rate of principal payments on one or more Classes of the related Series of Certificates than if payments on such Underlying Loans were made as scheduled. Thus, the prepayment experience on the Underlying Loans in a Trust Fund may affect the average life of one or more Classes of Certificates of the related Series, including a Class of Offered Certificates. The rate of principal payments on pools of mortgage loans and installment loan contracts varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the interest rates borne by the Underlying Loans included in a Trust Fund, then, subject to the particular terms of the Underlying Loans (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith) and the ability of borrowers to obtain new financing, principal prepayments on such Underlying Loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those Underlying Loans. Conversely, if prevailing interest rates rise significantly above the interest rates borne by the Underlying Loans included in a Trust Fund, then principal prepayments on such Underlying Loans are likely to be lower than if prevailing interest rates remain at or below the interest rates borne by those Underlying Loans. In addition to fluctuations in prevailing interest rates, the rate of prepayments on the Underlying Loans may be influenced by changes and developments in the types and structures of loan products being offered to consumers within the mortgage banking and consumer finance industry and by technological developments and innovations to the loan underwriting and origination process.

         Accordingly, there can be no assurance as to the actual rate of prepayment on the Underlying Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Underlying Loans in any Trust Fund, the retirement of any Class of Certificates of the related Series could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

         In comparison to first lien single family mortgage loans, the Depositor is not aware of any reliable statistical information regarding the rates of prepayment of the Contracts and junior lien Mortgage Loans that is available for these types of loans based upon the historical loan performance of this segment of the mortgage banking and consumer finance industry. In fact, this segment of the mortgage banking and consumer finance industry has undergone significant growth and expansion, including an increase in new loan originations, as a result of certain social and economic factors, including recent tax law changes that limit the deductibility of consumer interest to indebtedness secured by an individual's principal residence and changes and developments in the types and structures of loan products being offered to consumers. Therefore, no assurance can be given as to the level of prepayments that the Contracts and junior lien Mortgage Loans will experience. In fact, a number of factors suggest that the prepayment experience of the Contracts and junior lien Mortgage Loans may be significantly different from that of any first lien Mortgage Loans with equivalent interest rates and maturities.

         Additional prepayment, yield and weighted average life considerations with respect to a Series of Certificates will be set forth in the related Prospectus Supplement.

         The extent to which prepayments on the Underlying Loans included in any Trust Fund ultimately affect the average life of any Class of Certificates of the related Series will depend on the terms and provisions of such Certificates. A Class of Certificates, including a Class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Underlying Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A Class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Underlying Loans in the related Trust Fund increases the likelihood of early retirement of such Class ("Call Risk") if the rate of prepayment is relatively fast; while a Class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Underlying Loans in the related Trust Fund increases the likelihood of an extended average life of such





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Class ("Extension Risk") if the rate of prepayment is relatively slow. To the extent described in the related Prospectus Supplement, the respective entitlement of the various Classes of Certificateholders of such Series to receive payments (and, in particular, prepayments) of principal of the Underlying Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more Classes of Certificates of such Series) or whether certain contingencies do or do not occur (e.g., prepayment and default rates with respect to such Underlying Loans).

         A Series of Certificates may include one or more Classes of Scheduled Amortization Certificates, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely from any Class of Certificates, a Classes of Scheduled Amortization Certificates will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Underlying Loans included in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to Scheduled Amortization Certificates comes at the expense of one or more Companion Classes of the same Series, any of which Companion Classes may also be a Class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class may entitle the holders thereof to a disproportionately large share of prepayments on the Underlying Loans in the related Trust Fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the Underlying Loans in the related Trust Fund when the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the Call Risk and/or Extension Risk that would otherwise belong to the related Scheduled Amortization Certificates if all payments of principal of the Underlying Loans in the related Trust Fund were allocated on a pro rata basis.

EFFECT OF PREPAYMENTS ON YIELD

         A Series of Certificates may include one or more classes of Offered Certificates offered at a premium or discount. Yields on such Classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Underlying Loans in the related Trust Fund and, where the amount of interest payable with respect to a Class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might fail to recover its original investment under some prepayment scenarios. The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and the amount and timing of distributions thereon. An investor should consider, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

LIMITATIONS OF CREDIT ENHANCEMENT

         Limitations Regarding Types of Losses Covered. The related Prospectus Supplement for a Series of Certificates will describe any Credit Enhancement provided with respect thereto. Use of Credit Enhancement will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Enhancement may not cover all potential losses or delays; for example, Credit Enhancement may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any such losses or delays not covered by Credit Enhancement may, at least in part, be allocated to, or affect distributions to, one or more Classes of Offered Certificates.

         Disproportionate Benefits to Certain Classes and Series. A Series of Certificates may include one or more Classes of Subordinate Certificates (which may include Offered Certificates), if provided in the related Prospectus Supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of Senior Certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more Classes of Offered Certificates





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of a Series are made in a specified order of priority, any related Credit
Enhancement may be exhausted before the principal of the later paid classes of Offered Certificates of such Series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Offered Certificates having a later right of payments. Moreover, if a form of Credit Enhancement covers the Offered Certificates of more than one Series and losses on the related Mortgage Assets exceed the amount of such Credit Enhancement, it is possible that the holders of Offered Certificates of one (or more) such Series will be disproportionately benefited by such Credit Enhancement to the detriment of the holders of Offered Certificates of one (or more) other such Series.

         Limitations Regarding the Amount of Credit Enhancement. The amount of any applicable Credit Enhancement supporting one or more classes of Offered Certificates, including the subordination of one or more other Classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such Classes of Certificates based on an assumed level of defaults, delinquencies and losses on the Underlying Loans that comprise or back the Mortgage Assets and certain other factors. There can be no assurance that the default, delinquency and loss experience on such Underlying Loans will not exceed such assumed levels. See "Credit Enhancement" herein. If the defaults, delinquencies and losses on such Underlying Loans do exceed such assumed levels, the holders of one or more Classes of Offered Certificates will be required to bear such additional defaults, delinquencies and losses. Regardless of the form of Credit Enhancement provided with respect to a Series, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula.

         Limitations on FHA Insurance. The related Prospectus Supplement will specify the number and percentage of the Title I Mortgage Loans and/or Title I Contracts, if any, included in the related Trust Fund that are partially insured by the FHA pursuant to Title I Program. Since the FHA Insurance Amount for the Title I Mortgage Loans and Title I Contracts is limited as described herein and in the related Prospectus Supplement, and since the adequacy of such FHA Insurance Amount is dependent upon future events, including reductions for the payment of FHA claims, no assurance can be given that the FHA Insurance Amount is or will be adequate to cover 90% of all potential losses on the Title I Mortgage Loans and Title I Contracts included in the related Trust Fund. If the FHA Insurance Amount for the Title I Mortgage Loans and Title I Contracts is reduced to zero, such loans and contracts will be effectively uninsured from and after the date of such reduction. Under the Title I Program, until a claim for insurance reimbursement is submitted to the FHA, the FHA does not review or approve for qualification for insurance the individual Title I Mortgage Loan or Title I Contract insured thereunder (as is typically the case with other federal loan insurance programs). Consequently, the FHA has not acknowledged that any of the Title I Mortgage Loans and Title I Contracts are eligible for FHA insurance, nor has the FHA reviewed or approved the underwriting and qualification by the originating lenders of any individual Title I Mortgage Loans and Title I Contracts. See "Certain Legal Aspects of the Mortgage Assets
- -- The Title I Program" herein.

         The availability of FHA Insurance reimbursement following a default on a Title I Mortgage Loan or Title I Contract is subject to a number of conditions, including strict compliance by the originating lender of such loan, the Depositor, the FHA Claims Administrator, the Servicer, any subservicer and the Transferor with the FHA Regulations in originating and servicing such Title I Mortgage Loan or Title I Contract, and limits on the aggregate insurance coverage available in the Depositor's FHA Reserve. For example, the FHA Regulations provide that, prior to originating a Title I Mortgage Loan or Title I Contract, a Title I lender must exercise prudence and diligence in determining whether the borrower and any co-maker or co-signer is solvent and an acceptable credit risk with a reasonable ability to make payments on the loan. Although the related Transferor will represent and warrant that the Title I Mortgage Loans and Title I Contracts have been originated and serviced in compliance with all FHA Regulations, these regulations are susceptible to substantial interpretation. Failure to comply with all FHA Regulations may result in a denial of FHA Claims, and there can be no assurance that the FHA's enforcement of the FHA Regulations will not become stricter in the future. See "Certain Legal Aspects of the Mortgage Assets -- The Title I Program -- General" herein.





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         Because the Trust Fund is not eligible to hold an FHA contract of insurance under the Title I Program, the FHA will not recognize the Trust Fund or the Certificateholders as the owners of the Title I Mortgage Loans or Title I Contracts, or any portion thereof, entitled to submit FHA Claims. Accordingly, the Trust Fund and the Certificateholders will have no direct right to receive insurance payments from the FHA. The Depositor will contract with the Servicer (or another person specified in the Prospectus Supplement) to serve as the Administrator for FHA Claims (the "FHA Claims Administrator") pursuant to an FHA claims administration agreement (the "FHA Claims Administration Agreement"), which will provide for the FHA Claims Administrator to handle all aspects of administering, processing and submitting FHA Claims with respect to the Title I Mortgage Loans or Title I Contracts, in the name and on behalf of the Depositor. The Certificateholders will be dependent on the FHA Claims Administrator to (i) make claims on the Title I Mortgage Loans or Title I Contracts in accordance with FHA Regulations and (ii) remit all FHA Insurance proceeds received from the FHA in accordance with the related Pooling and Servicing Agreement. The Certificateholders' rights relating to the receipt of payment from and the administration, processing and submission of FHA Claims by the Depositor or any FHA Claims Administrator are limited and governed by the related Pooling and Servicing Agreement and the FHA Claims Administration Agreement and these functions are obligations of the Depositor and the FHA Claims Administrator, not the FHA. See "Certain Legal Aspects of the Mortgage Assets -- The Title I Program -- Claims Procedures under Title I" herein.

LIMITED NATURE OF RATINGS

         Any rating assigned by a Rating Agency to a Class of Offered Certificates will reflect only its assessment of the likelihood that holders of such Offered Certificates will receive distributions to which such Certificateholders are entitled under the related Pooling and Servicing Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Underlying Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Furthermore, such rating will not address the possibility that prepayment of the Underlying Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Hence, a rating assigned by a Rating Agency does not guarantee or ensure the realization of any anticipated yield on a Class of Offered Certificates.

         The amount, type and nature of Credit Enhancement, if any, provided with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating a Class of Certificates of such Series. Those criteria are sometimes based upon an actuarial analysis of the behavior of similar types of loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of similar types of loans will accurately predict the delinquency, default or loss experience of any particular pool of Underlying Loans. In other cases, such criteria may be based upon determination of the values of the Mortgaged Properties that provide security for the Underlying Loans. However, no assurance can be given that those values will not decline in the future. As a result, the Credit Enhancement required in respect of the Offered Certificates of any Series may be insufficient to fully protect the holders thereof from losses on the related Mortgage Asset Pool. See "Credit Enhancement" herein.

ADVERSE TAX CONSEQUENCES

         Original Issue Discount. All of the Compound Interest Certificates and Principal Only Certificates will be, and certain of the other Certificates may be, issued with original issue discount for federal income tax purposes. A Holder of a Certificate issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash, or a portion of the cash, attributable to such income. Accrued but unpaid interest on the Compound Interest Certificates generally will be treated as original issue discount for this purpose. At certain rapid Mortgage Asset prepayment rates, original issue discount may accrue on certain Classes of Certificates, including certain variable





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rate Regular Certificates, that may never be received as cash, resulting in a subsequent loss on such Certificates. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Original Issue Discount" and "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made -- Standard Certificates -- Premium and Discount -- Original Issue Discount" and " -- Stripped Certificates
- -- Taxation of Stripped Certificates -- Original Issue Discount."

         Residual Certificates. An election may be made to treat all or any portion of any Trust Fund as a REMIC for federal income tax purposes. Holders ("Residual Holders") of Certificates representing the residual interests in the related REMIC ("Residual Certificates") must report on their federal income tax returns their pro rata share of REMIC taxable income or loss. All or a portion of the REMIC taxable income reportable by Residual Holders may be treated as such holders' "excess inclusion" subject to special rules for federal income tax purposes. The REMIC taxable income, and possibly the tax liabilities of the Residual Holders, may exceed the cash distributions on the Residual Certificates during certain periods. Residual Holders who are individuals may be subject to limitations on the deductibility of servicing fees on the related Mortgage Assets and other REMIC administrative expenses. Hence, Residual Holders may experience an after-tax return that is significantly lower than would be anticipated based upon the stated interest rate, if any, of their Residual Certificates. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates."

CERTAIN FACTORS AFFECTING DELINQUENCIES, FORECLOSURES AND LOSSES ON UNDERLYING LOANS

         General. The payment performance of the Offered Certificates of any Series will be directly related to the payment performance of the Underlying Loans included in the related Trust Fund. Set forth below is a discussion of certain factors that will affect the full and timely payment of the Underlying Loans included in any Trust Fund.

         Geographic Concentration. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the Underlying Loans in such a region may present risk considerations in addition to those generally present for similar mortgage-backed or asset-backed securities without such concentration.

         Decline in Value of the Underlying Asset. An investment in Certificates secured by or evidencing an interest in a Mortgage Pool may be affected by, among other things, a decline in one-to-four family residential property values. No assurance can be given that values of the Mortgaged Properties have remained or will remain at the levels existing on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans in a particular Mortgage Pool, and any other financing on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, defaults and losses could be higher than those now generally experienced with respect to similar types of loans within the mortgage lending industry. To the extent that such losses are not covered by applicable insurance policies, if any, or by any Credit Enhancement as described in the related Prospectus Supplement, Holders of Certificates secured by or evidencing interests in such Mortgage Pool will bear all risk of loss resulting from defaults by Borrowers and will have to look primarily to the value of the related Mortgaged Properties for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans. See "Assets Securing or Underlying the Certificates
- -- Mortgage Loans."

         An investment in Certificates secured by or evidencing interests in Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of Contracts. To the extent that losses on Contracts are not covered by applicable insurance policies, if any, or by





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any Credit Enhancement, Holders of the Certificates secured by or evidencing interests in such Contracts will bear all risk of loss resulting from default by borrowers and will have to look primarily to the value of the underlying asset for recovery of the outstanding principal and unpaid interest of the defaulted Contracts. See "Assets Securing or Underlying the Certificates -- Contracts."

         Limitations on Realizations of Junior Liens. The primary risk with respect to defaulted Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Mortgaged Property to satisfy fully both the senior lien(s) and the Mortgage Loan and that other insurance providing for reimbursement for losses from such default (i.e., the FHA Insurance Amount for a Title I Mortgage Loan) is not available. The claims of the senior lienholder(s) will be satisfied in full out of proceeds of the liquidation of the Mortgaged Property, if such proceeds are sufficient, before the related Trust Fund as the junior lienholder receives any payments in respect of the defaulted Mortgage Loan. If the Servicer or a Subservicer, if any, were to foreclose on any Mortgage Loan, it would do so subject to any related senior lien(s). In order for the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to both bid an amount sufficient to pay off all sums due under the Mortgage Loan and the senior lien(s) or purchase the Mortgaged Property subject to the senior lien(s). If proceeds from a foreclosure and liquidation of the related Mortgaged Property are insufficient to satisfy the costs of foreclosure and liquidation and the amounts owed under the loans secured by the senior lien(s) and the Mortgage Loan in the aggregate, the Trust Fund, as the junior lienholder, will bear (i) the risk of delay in distributions while a deficiency judgment (which may not be available in certain jurisdictions) against the borrower is obtained and realized and (ii) the risk of loss if the deficiency judgment is not obtained or realized. Any such delays or losses will be borne by the Certificates of a Series to the extent that such delays or losses are not otherwise covered by amounts available from any Credit Enhancement provided for such Certificates, as specified in the related Prospectus Supplement. See "Certain Legal Aspects of the Mortgage Assets -- Foreclosure -- Junior Liens" herein.

         Certain Legal Considerations of Mortgage Loans and Contracts. Applicable state laws generally regulate interest rates and other charges that may be assessed on borrowers, require certain disclosures to borrowers, and may require licensing of the Depositor, the Trustee, the Servicer, the Administrator, if any, the Master Servicer, if any, and any Subservicer. In addition, most states have other laws, public policies and general principles of equity relating to the protection of consumers and the prevention of unfair and deceptive practices which may apply to the origination, servicing and collection of the Mortgage Loans and Contracts. The Mortgage Loans and Contracts also may be subject to federal laws, including, if applicable, the following: (i) the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans and Contracts; (ii) the Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, which require certain disclosures to the borrowers regarding the settlement and servicing of the Mortgage Loans and Contracts; (iii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; (iv) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; (v) the Federal Trade Commission Preservation of Consumers' Claims and Defenses Rule, 16 C.F.R. Part 433, regarding the preservation of a consumer's rights; (vi) the Fair Housing Act, 42 U.S.C. 3601 et seq., relating to the creation and governance of the Title I Program; (vii) the Home Ownership and Equity Protection Act; and (viii) the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"). See "Certain Legal Aspects of the Mortgage Assets" herein. Federal and state environmental laws and regulations may also impact the Servicer's or any Subservicer's ability to realize value with respect to the Mortgaged Properties. See "Certain Legal Aspects of the Mortgage Assets" herein.

         Depending on the provisions of applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer or any Subservicer to collect all or part of the principal of or interest on the Mortgage Loans and Contracts, may entitle the borrower to a refund of amounts previously paid, and, in addition, could subject the Servicer or any Subservicer to damages and administrative sanctions. Further, violations of state law can affect the insurability of the Title I Mortgage





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Loans and Title I Contracts under FHA Regulations. See "Certain Legal Aspects of the Mortgage Assets -- The Title I Program." If the Servicer or any Subservicer is unable to collect all or part of the principal or interest on any Mortgage Loan or Contract because of a violation of the aforementioned laws, public policies or general principles of equity, distributions from the Trust Fund may be delayed or the Trust Fund may be unable to make all distributions owed to the Certificateholders to the extent any related losses are not otherwise covered by amounts available from any Credit Enhancement provided for the Series of Certificates. Furthermore, depending upon whether damages and sanctions are assessed against the Servicer, the Master Servicer, if any, or any Subservicer, such violations may materially impact the financial ability of the Master Servicer, if any, the Servicer or Subservicer to continue to act in such capacity.

         To the extent specified in the related Prospectus Supplement, the related Transferor or the Depositor will be required to repurchase or replace any Mortgage Loan or Contract which, at the time of origination, did not comply with applicable federal and state laws or regulations.

RISKS ASSOCIATED WITH CERTAIN MORTGAGE ASSETS

         No Hazard Insurance for Title I Mortgage Loans. With respect to any Title I Mortgage Loans, the FHA Regulations do not require that a borrower obtain title or fire and casualty insurance as a condition to obtaining a property improvement loan. With respect to both manufactured home contracts that are Title I Contracts and property improvement loans that are Title I Mortgage Loans, if the related Mortgage Property is located in a flood hazard area, however, flood insurance in an amount at least equal to the loan amount is required. In addition, the FHA Regulations do not require that the borrower obtain insurance against physical damage arising from earth movement (including earthquakes, landslides and mudflows) as a condition to obtaining a property improvement loan insured under the Title I Program. Accordingly, if a Mortgaged Property that secures a Title I Mortgage Loan suffers any uninsured hazard or casualty losses, holders of any Offered Certificates secured in whole or in part by Title I Mortgage Loans may bear the risk of loss resulting from a default by the borrower to the extent such losses are not recovered by foreclosure on the defaulted loans or from any FHA Claims payments. Such loss may be otherwise covered by amounts available from the credit enhancement provided for the Offered Certificates, as specified in the related Prospectus Supplement.

         Contracts Secured by Manufactured Homes. The Secured Contracts will be secured by security interests in Manufactured Homes that are not considered to be real property because they are not permanently affixed to real estate. Perfection of security interests in such Manufactured Homes and enforcement of rights to realize upon the value of such Manufactured Homes as collateral for the Contracts are subject to a number of Federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, the Servicer of a Contract will not amend any certificate of title to change the lienholder specified therein from such Servicer to the Trustee and will not deliver any certificate of title to such Trustee or note thereon the Trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to such Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to such Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Servicer or a trustee in bankruptcy of such servicer. If any related Credit Enhancement is exhausted and a Contract is in default, then recovery of amounts due on such Contracts is dependent on repossession and resale of the Manufactured Home securing such Contract. Certain other factors may limit the ability of the Holders to realize upon the Manufactured Homes or may limit the amount realized to less than the amount due.

         Unsecured Contracts. The obligations of the borrower under any Unsecured Contract included in the related Trust Fund will not be secured by an interest in the related real estate or otherwise, and the Trust Fund, as the owner of such Contract, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under an Unsecured Contract, the related Trust Fund will have recourse only against the





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borrower's assets generally, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to an borrower on an Unsecured Contract, the obligations of the borrower under such Unsecured Contract may be discharged in their entirety, notwithstanding the fact that the portion of such borrower's assets made available to the related Trust Fund as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts. A borrower on an Unsecured Contract may not demonstrate the same degree of concern over performance of the borrower's obligations under such Unsecured Contract as if such obligations were secured by a single family residence owned by such borrower.

         Consumer Protection Laws related to Contracts. Numerous federal and state consumer protection laws impose requirements on lending under retail installment sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as a result of such lender's or seller's noncompliance. These laws would apply to a Trustee as an assignee of Contracts. Each Transferor of Contracts will warrant that each Contract complies with all requirements of law and with respect to any Secured Contract will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each Manufactured Home securing such Contract. A breach of any such warranty that materially adversely affects any Contract would create an obligation of the Transferor to repurchase or replace such Contract unless such breach is cured.

         Reliance on Management of Timeshare Units. Unlike most conventional single-family residential properties, the value of a timeshare unit is substantially dependent on the management of the resort property in which it is located. Management of timeshare resort properties includes operation of a reservation system, maintenance of the physical structure, refurbishing of individual units, maintenance and management of common areas and recreational facilities, and facilitating the rental of individual units on behalf of timeshare owners. In addition, timeshare units, which are purchased for intervals of one or more specified weeks each year, are marketed as the owner's purchase of future vacation opportunities rather than as a primary residence, a second home or an investment. Accordingly, while borrowers are obligated to make payments under their Mortgage Loans irrespective of any defect in, damage to or change in conditions (such as poor management, faulty construction or physical, social or environmental conditions) relating to the timeshare properties, any such defect, damage or change in conditions could result in delays in payment or in defaults by borrowers whose timeshare units are affected.

RECHARACTERIZATION OF SALE OF MORTGAGE ASSETS AS BORROWING

         The Depositor will agree in the Pooling and Servicing Agreement that the transfer of the Mortgage Assets to the Trust Fund is intended as a valid sale and transfer of the Mortgage Assets to the Trustee for the benefit of the Certificateholders. However, if the Mortgage Assets are held to be property of the Depositor or if for any reason the Pooling and Servicing Agreement is held to create a security interest in the Mortgage Assets, the Depositor will agree in the Pooling and Servicing Agreement that such transfer shall be treated as the grant of a security interest in the Mortgage Assets to the Trust Fund. Also, the Depositor will warrant that if the transfer of the Mortgage Assets by it is deemed to be a grant of a security interest in the Mortgage Assets, the Trustee will have a perfected first-priority security interest therein. The Depositor is required to take all actions that are required under law to protect the Trust Fund's security interest in the Mortgage Assets. If the transfer of the Mortgage Assets to the Trust Fund is deemed to create a security interest therein, a tax or government lien on property of the Depositor arising before the Mortgage Assets came into existence may have priority over the Trusts Fund's interest in such Mortgage Assets.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

         The following summaries describe certain features common to each Series. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions





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of the Pooling and Servicing Agreement and the Prospectus Supplement relating to each Series. When particular provisions or terms used or referred to in a Pooling and Servicing Agreement are referred to herein, such provisions or terms shall be as used or referred to in such Pooling and Servicing Agreement.

         The Certificates will not be insured or guaranteed by GNMA, FNMA, FHLMC, any governmental entity or, to the extent specified in the related Prospectus Supplement, any other person. To the extent specified in the related Prospectus Supplement, the Depositor's only obligations with respect to a Series will be to obtain certain representations and warranties from each Transferor and to assign to the related Trustee the Depositor's rights with respect thereto, and its obligations pursuant to certain representations and warranties made by it.

         To the extent specified in the related Prospectus Supplement, the Mortgage Assets relating to a Series, other than the Agency Securities and the Title I Mortgage Loans and Title I Contracts, will not be insured or guaranteed by any governmental entity or, any other person. With respect to a Series for which the related Trust Fund includes Mortgage Loans or Contracts, to the extent that delinquent payments on or losses in respect of defaulted Mortgage Loans or Contracts, are not paid from any applicable Credit Enhancement, such delinquencies may result in delays in distributions to the Holders of one or more Classes of such Series, and such losses will be borne by the Holders of one or more Classes of such Series. To the extent specified in the related Prospectus Supplement, the Servicer will have no obligation to advance such delinquencies.

         In addition, with respect to a Series for which the related Trust Fund includes Mortgage Assets, late payments on such Mortgage Assets may result in delays in distributions to the Holders of one or more Classes of such Series, and losses on such Mortgage Assets will be borne by the Holders of one or more Classes of such Series, to the extent such late payments and losses are not advanced or paid from any applicable Credit Enhancement.

THE CERTIFICATES -- GENERAL

         The Certificates will be issued in Series pursuant to separate Pooling and Servicing Agreements (each, a "Pooling and Servicing Agreement") between the Depositor, the Servicer, the Administrator, if any, the Master Servicer, if any, and the related Trustee named in the Prospectus Supplement. A form of Pooling and Servicing Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus forms a part. The Pooling and Servicing Agreement relating to a Series of Certificates will be filed as an Exhibit to a Report on Form 8-K to be filed with the Commission within 15 days following the issuance of such Series of Certificates.

         The "Issuer" with respect to a Series of Certificates will be the related Trust Fund established by the Depositor pursuant to the related Pooling and Servicing Agreement. Each Series of Certificates will be entitled to distributions only from the Assets included in the related Trust Fund and any other assets pledged or otherwise available for the benefit of the Holders of such Series as specified in the related Prospectus Supplement. Accordingly, the investment characteristics of a Series of Certificates will be determined by the Assets included in the related Trust Fund. The Certificates of a Series will not represent obligations of the Depositor, the Servicer, any Administrator, any Master Servicer, the Trustee or any affiliate thereof.

FORM OF CERTIFICATES; TRANSFER AND EXCHANGE

         As specified in the related Prospectus Supplement, the Certificates of each Series will be issued either in book entry form or fully registered certificated form in the minimum denominations for each Class specified in the related Prospectus Supplement. To the extent specified in the Prospectus Supplement, the original Principal Balance of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. To the extent specified in the related Prospectus Supplement, distributions allocable to interest on each Certificate of a Series that is not entitled to distributions allocable to principal will be calculated based on the Notional Principal Balance of such Certificate. The "Notional Principal Balance" of a Certificate will be a notional amount assigned to such certificate and will not evidence an interest in or entitlement to distributions





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
allocable to principal, but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         Except as described below under "Book Entry Registration" with respect to Book Entry Certificates, the Certificates of each Series will be transferable and exchangeable on a register to be maintained at the corporate trust office of the related Trustee or such other office or agency maintained for such purposes by the Trustee. To the extent specified in the Prospectus Supplement with respect to a Series, under the related Pooling and Servicing Agreement, the Trustee will be appointed initially as the "Registrar" for such Series for purposes of maintaining books and records of the ownership and transfer of the Certificates of such Series. To the extent specified in the Prospectus Supplement with respect to a Series, no service change will be made for any registration of transfer or exchange of Certificates of such Series, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

         Under current law the purchase and holding of a Class of Certificates entitled only to a specified percentage of distributions of either interest or principal or a notional amount of either interest or principal on the related Mortgage Assets or a Class of Certificates entitled to receive distributions of interest and principal on the Mortgage Assets only after distributions to other Classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code, may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." To the extent specified in the related Prospectus Supplement, transfer of Certificates of such a Class will not be registered unless the transferee (i) executes a representation letter stating that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the related Trustee and the Depositor that the purchase of Certificates of such a Class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the related Trustee, the Servicer, the Administrator, if any, the Master Servicer, if any, or the Depositor to any obligation or liability in addition to those undertaken in the Pooling and Servicing Agreement.

REMIC ELECTION

         As to each Series, one or more elections may be made to treat all or specified portions of the related Trust Fund as a REMIC for federal income tax purposes. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Pooling and Servicing Agreement for a Series may provide that a REMIC election may be made at the discretion of the Depositor, the Servicer, the Administrator, if any, the Master Servicer, if any, or another entity and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Holders of such Series not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one or more of the Classes of such Series will be designated as evidencing the "residual interests" in the related REMIC or REMICs, as defined in the Code. All other Classes of such Series will constitute "regular interests" in the related REMIC or REMICs, as defined in the Code. As to each Series with respect to which a REMIC election is to be made, the Servicer, the Administrator, if any, the related Trustee, a Residual Holder or another person as specified in the related Prospectus Supplement will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The person so specified, to the extent provided in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the related Trust Fund or, if applicable, from any Residual Holder.

CLASSES OF CERTIFICATES

         Each Series will be issued in one or more Classes. If specified in the Prospectus Supplement, one or more Classes of a Series may evidence beneficial ownership interests in separate groups of Assets included in the related Trust Fund or otherwise available for the benefit of such Series. The Certificates of a Series will have an





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
aggregate original principal balance as specified in the related Prospectus Supplement. The original principal balance of the Certificates of a Series and the Certificate Interest Rate on the Classes of such Certificates will be determined in the manner specified in the Prospectus Supplement.

         Each Class of Certificates that is entitled to distributions allocable to interest will bear interest at the applicable Certificate Interest Rate, which may be a fixed rate (which may be zero) or, in the case of Variable Interest Certificates, may be a rate that is subject to change from time to time (a) in accordance with a schedule, (b) in reference to an index, or (c) otherwise in each case as specified in the related Prospectus Supplement. Notwithstanding the foregoing, if specified in the related Prospectus Supplement, one or more Classes of a Series may be entitled to receive distributions of interest only to the extent of amounts available to make such distributions. One or more Classes of Certificates may provide for interest that accrues, but is not currently payable ("Compound Interest Certificates"). With respect to any Class of Compound Interest Certificates, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate principal balance of such Class on that Distribution Date.

         A Series may include one or more Classes entitled only to distributions (i) allocable to interest ("Interest Only Certificates"), (ii) allocable to principal ("Principal Only Certificates"), and allocable as between scheduled payments of principal and Principal Prepayments, as defined below under "Distributions of Principal and Interest" or (iii) allocable to both principal (and allocable as between scheduled payments of principal and Principal Prepayments) and interest. A Series may include one or more classes as to which distributions will be allocated (i) on the basis of collections from designated portions of the Assets included in the related Trust Fund, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among Classes, over time or otherwise, in each case as specified in the related Prospectus Supplement.

         A Series of Certificates may include one or more Classes of Scheduled Amortization Certificates and Companion Certificates. "Scheduled Amortization Certificates" are Certificates with respect to which distributions of principal are to be made in specified amounts on specified Distribution Dates, to the extent of funds available on such Distribution Date. "Companion Certificates" are Certificates which receive distributions of all or a portion of any funds available on a given Distribution Date which are in excess of amounts required to be applied to distributions on Scheduled Amortization Certificates on such Distribution Date. Because of the manner of application of distributions of principal to Companion Certificates, the weighted average lives of Companion Certificates of a Series may be expected to be more sensitive to the actual rate of prepayments on the Mortgage Assets in the related Trust Fund than will the Scheduled Amortization Certificates of such Series.

         One or more Series of Certificates may constitute a Series of "Special Allocation Certificates" which may include Senior Certificates, Subordinated Certificates, Priority Certificates and Non-Priority Certificates. As more fully described in the related Prospectus Supplement for a Series of Special Allocation Certificates, Special Allocation Certificates are Certificates for which the timing and/or priority of distributions of principal and/or interest may favor one or more Classes of such Certificates over one or more other Classes of such Certificates. Such timing and/or priority may be modified or reordered upon the occurrence of one or more specified events. To the extent specified in the related Prospectus Supplement for a Series of Special Allocation Certificates, losses on the Assets included in the related Trust Fund may be disproportionately borne by one or more Classes of such Series, and the proceeds and distributions from such Assets may be applied to the payment in full of one or more Classes of such Series before the balance, if any, of such proceeds are applied to one or more other Classes within such Series. For example, Special Allocation Certificates in a Series may be comprised of one or more Classes of Senior Certificates having a priority in right to distributions of principal and interest over one or more Classes of Subordinated Certificates, to the extent described in the related Prospectus Supplement, as a form of Credit Enhancement. See "Credit Enhancement -- Subordination". Typically, Subordinated Certificates of a Series will carry a rating by the rating agencies rating the Certificates of such Series lower than that of the Senior Certificates of such Series. In addition, one or more Classes of Certificates of a Series ("Priority Certificates") may be entitled to a priority of distributions of principal or interest from Assets included in the related Trust Fund over another Class of Certificates of such Series ("Non-Priority Certificates"), but only after the exhaustion of other Credit





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
Enhancement applicable to such Series. Priority Certificates and Non-Priority Certificates nonetheless may be within the same rating category.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

         General. Distributions of principal and interest on the Certificates of a Series will be made by the related Trustee, to the extent of funds available therefor, on the related Distribution Date. Distributions will be made to the persons in whose names the Certificates of such Series are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). With respect to Certificates other than Book Entry Certificates, distributions will be made by check or money order mailed to Certificateholders of such Series at their addresses appearing in the books and records maintained by or on behalf of the Issuer of such Series or, if specified in the related Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination as specified in the related Prospectus Supplement, upon written request by a Holder of such Series, by wire transfer or by such other means as are agreed upon with such Certificateholder; provided, however, that the final distribution in retirement of a Series (other than Book Entry Certificates) will be made only upon presentation and surrender of such Certificates at the office or agency of the related Trustee specified in the notice to Certificateholders of such final distribution. With respect to Book Entry Certificates, such distributions will be made as described below under "Book Entry Registration" and in the related Prospectus Supplement.

         To the extent specified in the related Prospectus Supplement, distributions allocable to principal and interest on the Certificates of a Series will be made by the related Trustee out of, and only to the extent of, funds in a separate account established and maintained under the related Pooling and Servicing Agreement for the benefit of Certificateholders of such Series (the "Certificate Account"), including any funds transferred from any related Reserve Fund or otherwise applicable accounts maintained by the Trustee. As between Certificates of different Classes of a Series and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, distributions to any Class of Certificates will be made pro rata to all Certificateholders of that Class. If specified in the related Prospectus Supplement, the amounts received by the Trustee as described below under "Assets Securing or Underlying the Certificates" will be invested in the Permitted Investments specified herein and in the related Prospectus Supplement, and all income or other gain from such investments will be deposited in the related Certificate Account and will be available to make distributions on the Certificates of the applicable Series on the next succeeding Distribution Date in the manner specified in the related Prospectus Supplement.

         Distributions of Interest. Each Class of a Series (other than a Class of Principal Only Certificates) will accrue interest at the applicable Certificate Interest Rate. One or more Classes may be entitled to receive distributions of interest only to the extent of amounts available to make such distributions. Interest on each Class will accrue during the related Due Period and will be distributed on the related Distribution Date. Interest on all Certificates which bear or receive interest, other than Compound Interest Certificates, will be distributed on the Distribution Dates specified in the related Prospectus Supplement. However, failure to distribute interest on a current basis may not necessarily be an Event of Default with respect to a particular Series or Class of Certificates. Interest on any Class of Compound Interest Certificates or similar securities will not be distributed currently, but will accrue and the amount of the interest so accrued will be added to the principal thereof on each Distribution Date until the date specified in the related Prospectus Supplement. Principal Only Certificates will not accrue, and will not be entitled to receive, any interest. Upon maturity or earlier repurchase of the Certificates of any Class, interest will be paid to the date specified in the related Prospectus Supplement.

         Each payment of interest on each Class of Certificates (or addition to principal of a Class of Compound Interest Certificates) on a Distribution Date will include all interest accrued during the related Due Period. If the Due Period for a Series ends on a date other than a Distribution Date for such Series, the yield realized by the Holders of such Certificates may be lower than the yield that would result if the Due Period ended on such Distribution Date. Additionally, if specified in the related Prospectus Supplement, interest accrued for a Due Period for one or more Classes may be calculated on the assumption that principal distributions (and additions





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
to principal of the Certificates), and allocations of losses on the Mortgage Assets (if specified in the related Prospectus Supplement), are made on the first day of the preceding Due Period and not on the Distribution Date for such preceding Due Period when actually made or added. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding.

         A Series may include one or more Classes of Variable Interest Rate Certificates. With respect to each Class of Variable Interest Certificates of a Series, the related Prospectus Supplement will set forth: (i) the initial Certificate Interest Rate (or the manner of determining the initial Certificate Interest Rate); (ii) the formula, index or other method by which the Certificate Interest Rate will be determined from time to time; (iii) the periodic intervals at which such determination will be made; (iv) the Maximum Variable Interest Rate, if any, and the Minimum Variable Interest Rate; and (v) any other terms relevant to such Class of Certificates.

         Distributions of Principal. Principal distributions on the Certificates of a Series will be made from amounts available therefor on each Distribution Date in an aggregate amount determined as set forth in the related Prospectus Supplement and will be allocated among the respective Classes of a Series of Certificates at the times, in the manner and in the priority set forth in the related Prospectus Supplement.

         Except with respect to Compound Interest Certificates and Interest Only Certificates or similar securities, unless specified otherwise in the related Prospectus Supplement, on each Distribution Date principal distributions will be made on the Certificates of a Series in an aggregate amount determined in the related Prospectus Supplement. If a Series of Certificates has a Class of Compound Interest Certificates, additional principal payments on the Certificates of such Series will be made on each Distribution Date in an amount equal to the interest accrued, but not then distributable, on such Class of Compound Interest Certificates for the related Due Period.

         If specified in the related Prospectus Supplement, on any Distribution Date on which the principal balance of the Mortgage Assets relating to a Series is reduced due to losses on such Mortgage Assets, (i) the amount of such losses will be allocated first, to reduce the aggregate outstanding principal balance of the Subordinate Certificates of such Series (or other subordination, if any,) and, thereafter, to reduce the aggregate outstanding principal balance of the remaining Certificates of such Series in the priority and manner specified in such Prospectus Supplement until the aggregate outstanding principal balance of each Class of such Certificates of such Series so specified has been reduced to zero or paid in full, thus reducing the amount of principal distributable on each such Class of Certificates or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, such reductions of principal of a Class or Classes of Certificates will be allocated to the Holders of the Certificates of such Class or Classes pro rata in the proportion which the outstanding principal of each Certificate of such Class or Classes bears to the aggregate outstanding principal balance of all Certificates of such Class.

         If provided in the related Prospectus Supplement, one or more Classes of Senior Certificates of a Series will be entitled to receive all or a disproportionate percentage of the payments of principal which are received on the related Mortgage Assets in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the Prospectus Supplement. To the extent provided in the related Prospectus Supplement, any such allocation of principal prepayments to such Class or Classes will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in rights to the benefit of the Assets in the related Trust Fund. Increasing the interests of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination credit enhancement provided to the Priority Certificates by the Subordinated Certificates. See "Credit Enhancement -- Subordination."

         Unscheduled Distributions. If specified in the related Prospectus Supplement, the Certificates of a Series will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in the related Prospectus Supplement. If applicable, the





                                       26
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related Trustee will be required to make such unscheduled distributions on the
Certificates of a Series on the date and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the related Mortgage Assets, low rates then available for reinvestment of such payments or both, the Trustee determines, based on the assumptions specified in the related Pooling and Servicing Agreement, that the amount anticipated to be on deposit in the Certificate Account for such Series on the next related Distribution Date, together with, if applicable, any amounts available to be withdrawn from any related Reserve Fund or from any other Credit Enhancement provided for such Series, may be insufficient to make required distributions on the Certificates of such Series on such Distribution Date. To the extent specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates of such Series on the next Distribution Date. To the extent specified in the related Prospectus Supplement, all unscheduled distributions will include interest at the applicable Certificate Interest Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

         To the extent specified in the related Prospectus Supplement, all distributions allocable to principal in any unscheduled distribution made on the Certificates of a Series will be made in the same priority and manner as distributions of principal on such Certificates would have been made on the next Distribution Date, and with respect to Certificates of the same Class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

TERMINATION

         The obligations created by the Pooling ans Servicing Agreement for each Series of Certificates will terminate following (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the payment (or provision for payment) to the Certificateholders of that Series of all amounts required to be paid to them pursuant to such Pooling and Servicing Agreement. Written notice of termination of a Pooling and Servicing Agreement will be given to each Certificateholder of the related Series, and the final distribution will be made only upon presentation and surrender of the Certificates of such Series at the location to be specified in the notice of termination.

         If specified in the related Prospectus Supplement, a Series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If provided in the related Prospectus Supplement upon the reduction of the Class Principal Balance of a specified Class or Classes of Certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to repurchase or to solicit bids for the purchase of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. If a REMIC election will be made with respect to a Series of Certificates, there may be additional conditions to the termination of the related Trust Fund which will be set forth in the related Pooling and Servicing Agreement for such Series of Certificates.

BOOK ENTRY REGISTRATION

         If the Prospectus Supplement for a Series so provides, Certificates of any Class of such Series may be issued in book entry form ("Book Entry Certificates") and held in the form of a single certificate issued in the name of a Clearing Agency ("Clearing Agency") registered with the Securities and Exchange Commission or its nominee. Transfers and pledges of Book Entry Certificates may be made only through entries on the books of the Clearing Agency in the name of brokers, dealers, banks and other organizations eligible to maintain accounts with the Clearing Agency ("Clearing Agency Participants") or their nominees. Clearing Agency Participants may also be Beneficial Owners (as defined below) of Book Entry Certificates.





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
         Purchasers and other Beneficial Owners of Book Entry Certificates ("Beneficial Owners") may not hold Book Entry Certificates directly, but may hold, transfer or pledge their ownership interest in the Book Entry Certificates only through Clearing Agency Participants. Additionally, Beneficial Owners will receive all distributions of principal and interest with respect to Book Entry Certificates, and, if applicable, may request repurchase of Book Entry Certificates only through the Clearing Agency and the Clearing Agency Participants. Beneficial Owners will not be registered holders of Certificates or be entitled to receive definitive certificates representing their ownership interest in the Certificates except under the limited circumstances, if any, described in the related Prospectus Supplement. See "Risk Factors -- Limited Liquidity and Fluctuation in Value from Market Conditions -- Book Entry Registration."

         If Certificates of a Series are issued as Book Entry Certificates, the Clearing Agency will be required to make book entry transfers among Clearing Agency Participants, to receive and transmit distributions of principal and interest with respect to the Certificates of such Series, and to receive and transmit requests for repurchase with respect to such Certificates. Clearing Agency Participants with whom Beneficial Owners have accounts with respect to such Book Entry Certificates will be similarly required to make book entry transfers and receive and transmit distributions and repurchase requests on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not be registered holders of Certificates and will not possess physical certificates, a method will be provided whereby Beneficial Owners may receive distributions, transfer their interests, and submit repurchase requests.

MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES

         To the extent specified in the related Prospectus Supplement, (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Depositor, the Trustee and the Certificate Registrar such security or indemnity as may be required by each of them to hold each of them harmless, then, in the absence of notice to the Depositor, the Trustee and the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, deliver and authenticate, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest, but bearing a number not contemporaneously outstanding. Upon the issuance of any such new Certificate, the Depositor and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any such duplicate Certificate shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.

                 ASSETS SECURING OR UNDERLYING THE CERTIFICATES

GENERAL

         Each Series of Certificates will represent a beneficial interest in the Assets included in the related Trust Fund and transferred to the related Trustee by the Depositor. Such Assets may include (i) Mortgage Assets and payments or distributions thereon (subject, if specified in the Prospectus Supplement, to certain exclusions); (ii) if specified in the Prospectus Supplement, reinvestment income on such payments or distributions; (iii) with respect to a Trust Fund that includes Mortgage Loans or Contracts, all property acquired by foreclosure or deed in lieu of foreclosure with respect to any such Mortgage Loan or Contract and certain rights of the Administrator, if any, and the Servicer under any policies required to be maintained in respect of the related Mortgage Assets; and (iv) if specified in the Prospectus Supplement, one or more forms of Credit Enhancement. The primary Assets of any Trust Fund will consist of Mortgage Assets.

         With respect to a Series, the Depositor will acquire the Mortgage Assets in the open market or in privately negotiated transactions from one or more entities, and each such entity from whom the Depositor so acquires a significant portion of the Mortgage Assets (individually or collectively, the "Transferor") will be described in the related Prospectus Supplement, including a description of any affiliation between the Transferor





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
and the Depositor. To the extent specified in the related prospectus supplement, the Mortgage Assets will have been originated or acquired by the Transferor in one of four ways: (i) the indirect origination and purchase of retail installment sales contracts from a network of independent contractors or dealers professionally installing property improvements ("indirect originations"); (ii) the origination of loans directly to consumers, including solicitations through direct mail and telemarketing ("direct originations");
(iii) the wholesale purchase of loans, on a flow basis, originated by other unaffiliated lenders, as correspondents ("correspondent originations"); or (iv) the purchase, on a bulk basis, of loan portfolios originated by other unaffiliated lenders ("portfolio acquisitions"). In acquiring the Mortgage Assets from a Transferor, the Depositor will rely on the representations and warranties made by the Transferor with respect to such Mortgage Assets. For a summary description of the expected representations and warranties with respect to such Mortgage Assets, See "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets" herein. As further described in the related Prospectus Supplement for a Series, the Transferor will be obligated to repurchase or replace any Mortgage Assets that, subject to the lapse of any applicable cure period, are in breach of a representation or warranty made by the Transferor and such breach has a material and adverse affect on the value of such Mortgage Assets or the interest of Certificateholders therein. To the extent that the Depositor has any obligation to repurchase or replace any Mortgage Assets for a material breach of any representations or warranties made by the Depositor, the Depositor is not expected to have the financial capability to repurchase or replace such defective Mortgage Assets, but rather the Depositor will be relying on the related Transferor of such defective Mortgage Assets to repurchase or replace them. See"The Depositor" herein.

         The following is a brief description of the Mortgage Assets expected to be included in the Trust Funds. If specific information respecting the Mortgage Assets is not known at the time a Series is initially offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Series. A copy of the related Pooling and Servicing Agreement with respect to each Series will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the related Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to each Series, will be attached to the related Pooling and Servicing Agreement delivered to the Trustee upon delivery of such Series.

MORTGAGE LOANS

         The Mortgage Loans will be evidenced by promissory notes, retail installment sales contracts or other evidences of indebtedness (the "Mortgage Notes") and will be secured by mortgages, deeds of trust or other similar security instruments (the "Mortgages") creating a lien or security interest on single family (one-to-four unit) residences, units in planned unit developments, units in condominium developments, townhomes and Manufactured Homes (as defined herein) (the "Mortgaged Properties") located in various states. If specified in the Prospectus Supplement, the Mortgage Loans may include cooperative apartment or manufactured housing loans ("Cooperative Loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific units in such Cooperatives. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgages will be junior liens on the related Mortgaged Properties, and the related superior liens will not be included in the Mortgage Loan Pool. Certain of the Mortgage Loans may be partially insured to the extent described in the related Prospectus Supplement (and subject to the conditions described herein and in the related Prospectus Supplement) by the FHA under the Title I Program (the "Title I Mortgage Loans"). To the extent specified in the related Prospectus Supplement, the Mortgage Loans will have scheduled monthly payment dates throughout a month, and no Mortgage Loan will provide for deferred interest or negative amortization, and no commercial or multifamily loans will be included in any Mortgage Loan Pool.

         The payment terms of the Mortgage Loans to be included in a Trust Fund for a Series or will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:





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
         (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified mortgage rate for a period of time or for the life of the Mortgage Loan with the amount of any difference contributed from funds supplied by the seller of the Mortgaged Property or another source.

         (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

         (c) Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods ("lockout periods"). Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Depositor.

         With respect to a Series for which the related Trust Fund includes Mortgage Loans the related Prospectus Supplement may specify, among other things, information regarding the interest rates (the "Mortgage Rates"), the average principal balance and the aggregate principal balance of such Mortgage Loans, the years of origination, geographic dispersion and original principal balances and the loan-to-value ratios of such Mortgage Loans.

AGENCY SECURITIES

         Government National Mortgage Association (GNMA). GNMA is a wholly-owned corporate instrumentality of the United States within the United States Department of Housing and Urban Development. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the Federal Housing Administration ("FHA Loans"), or guaranteed by the Farmers Home Administration ("FmHA Loans") or partially guaranteed by the Veterans' Administration ("VA Loans").

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.





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
         GNMA Certificates. Each GNMA Certificate relating to a series (which may be issued under either the GNMA I program or the GNMA II program, as referred to by GNMA) will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or approved by FNMA as a sellerservicer of FHA Loans, FmHA Loans and/or VA Loans. Each GNMA Certificate will represent a fractional undivided interest in a pool of mortgage loans which may include FHA Loans, FmHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family residential property. Each such GNMA Certificate will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan, FmHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan, FmHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans, FmHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans, FmHA Loans or VA Loans.

         The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States.

         Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have an original maturity of substantially less than 30 years). GNMA will approve the issuance of each such GNMA Certificate in accordance with a guarantee agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on the GNMA Certificate, even if the payments received by the GNMA Issuer on the mortgage loans underlying each such GNMA Certificate are less than the amounts due on such GNMA Certificate.

         If a GNMA Issuer is unable to make payments on a GNMA Certificate as such payments become due, it is required promptly to notify GNMA and request GNMA to make such payments. Upon such notification and request, GNMA will make such payments directly to the registered holder of the GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of the GNMA Certificate will have recourse only against GNMA to obtain such payment. In the case of GNMA Certificates issued in definitive form, the Trustee, as registered holder of the GNMA Certificates, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due. In the case of GNMA Certificates issued in book-entry form, The Participants Trust Corporation ("PTC"), or its nominee, will have the right to proceed against GNMA in such event.

         All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on each GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each GNMA Certificate relating to a series will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans of VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled





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
monthly installment on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans, FmHA Loans or VA Loans underlying a GNMA Certificate relating to a series or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

         GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from non-"buydown" GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates relating to a series of Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-"buydown" mortgage loans are available in respect of graduated payment or " buydown" mortgages. GNMA Certificates included in the Trust Fund for a Series may be held in book-entry form.

         If specified in the related Prospectus Supplement, GNMA Certificates included in the Trust Fund for a Series may be held on deposit at PTC, a limited purpose trust company organized under the banking law of the State of New York. PTC operates a private sector, industry-owned depository and settlement facility for the book-entry transfer of interests in GNMA Certificates. Distributions of principal of and interest on each GNMA Certificate held through PTC will be credited by PTC to the PTC participant on whose account the GNMA Certificate is credited.

         Federal National Mortgage Association (FNMA). FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

         FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital surplus to capital-short areas.

         FNMA Certificates. FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

         Mortgage loans underlying FNMA Certificates relating to a series will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.





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         Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Thus, the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 50 basis points and 250 points greater than the annual FNMA Certificate pass-through rate. If specified in the related Prospectus Supplement, FNMA Certificates included in the Trust Fund with respect to a Series may be backed by adjustable rate mortgages.

         Regular monthly installment payments on each FNMA Certificate will be comprised of interest due as specified by such FNMA Certificate plus the scheduled principal payments on the Mortgage Loans underlying such FNMA Certificate due during the period beginning on the second day of the month prior to the month in which the scheduled monthly installment on such FNMA Certificate is due and ending on the first day of such month in which the scheduled monthly installment on such FNMA Certificate is due. Such regular monthly installments on each such FNMA Certificate will be distributed to the holder of record on the 25th day of each month. Any principal prepayments on the mortgage loans underlying any FNMA Certificate included in the Trust Fund with respect to a Series or any other early recovery of principal on such mortgage loans will be passed through to the holder of record of such FNMA Certificate on the 25th day of the month next following such prepayment or recovery and, in turn, a portion of such amounts will be paid or distributed to Holders of such Series, secured thereby, as additional principal payments.

         FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

         Federal Home Loan Mortgage Corporation (FHLMC). FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

         FHLMC Certificates. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate Group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

         To the extent described in the related Prospectus Supplement, mortgage loans underlying the FHLMC Certificates relating to a series will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in FHLMC Act. A FHLMC





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Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program any such FHLMC Certificate group may include only whole loans or participation interests in whole loans.

         FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the Prospectus Supplement for a Series, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and FHLMC has not adopted standards which require that the demand be made within any specified period.

         FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

         In addition to FHLMC's guarantees of timely payment of interest and ultimate collection of principal, FHLMC guarantees with respect to FHLMC Certificates representing certain qualifying mortgage loans the timely payment by each borrower of the monthly principal scheduled to be paid under the amortization schedule applicable to each such mortgage loan ("Scheduled Principal"). Servicers of the mortgage loans comprising these FHLMC Certificates are required to pay Scheduled Principal to FHLMC whether or not received from the borrowers. FHLMC, in turn, guarantees to pay Scheduled Principal to each registered holder of such FHLMC Certificates whether or not received from the servicers. FHLMC monthly payments of Scheduled Principal are computed based upon the servicer's monthly report to FHLMC of the amount of Scheduled Principal due to be paid on the related mortgage loans. The Prospectus Supplement for each Series for which the related Trust Fund includes FHLMC Certificates will set forth the nature of FHLMC's guarantee with respect to scheduled principal payments on the mortgage loans in the pools represented by such FHLMC Certificates.

         Requests for registration of ownership of FHLMC Certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, a Federal Reserve Bank which maintains book-entry accounts with respect thereto will make payments of interest and principal each month to holders in accordance with the holders' instructions. The first payment to a holder of a FHLMC Certificate will normally be received by the 15th day of the second month following the month in which the purchaser became recognized as the holder of such FHLMC Certificate. Thereafter, payments will normally be received by the 15th day of each month.





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         A FHLMC Certificate may be issued under programs created by FHLMC, including its Cash Program or Guarantor Program. Under FHLMC's Cash Program, the pooled mortgage loans underlying a FHLMC Certificate are purchased for cash from a number of sellers. With respect to FHLMC Certificate Pools formed prior to June 1, 1987, under the Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the interest rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance of the mortgage loans, an assumed term and a prepayment period as determined by FHLMC. No mortgage loan is purchased by FHLMC at greater than 100% of its outstanding principal balance. Thus, the range of interest rates on the mortgage loans in a FHLMC Certificate Pool formed prior to June 1987 under the Cash Program will vary since mortgage loans are purchased and identified to a FHLMC Certificate Pool based upon their yield to FHLMC rather than on the interest rates on the mortgage loans. With respect to FHLMC Certificate Pools formed on or after June 1, 1987, the range of interest rates on the mortgage loans and participations in a FHLMC Certificate Pool which is comprised of 15- or 30-year fixed-rate single family mortgage loans bought by FHLMC under the Cash Program will be restricted to one percentage point. In addition, the minimum interest rate on any mortgage loan in a FHLMC Certificate Pool will be greater than or equal to the annual pass-through rate on the related FHLMC Certificate, and the maximum interest rate will not be more than two percentage points above such pass-through rate.

         Under FHLMC's Guarantor Program, the mortgage loans underlying a FHLMC Certificate are purchased from a single seller in exchange for such FHLMC Certificate. The interest rate on a FHLMC Certificate under such program is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC. Under the Guarantor Program, the range between the lowest and highest annual interest rates on the mortgage loans in a FHLMC Certificate Pool may not exceed two percentage points. For some FHLMC Certificates issued pursuant to purchase contracts under the Guarantor Program on or after September 1, 1987, the range of the interest rates on the mortgage loans in a FHLMC Certificate Pool will not exceed one percentage point.

         Stripped Agency Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA Certificates, FNMA Certificates, FHLMC Certificates, or other Agency Securities. The underlying securities will be held under a trust agreement by GNMA, FNMA or FHLMC each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA or GNMA will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, to the extent specified in the related Prospectus Supplement.

         Other Agency Securities. If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through or participation certificates issued or guaranteed by GNMA, FNMA or FHLMC, including but not limited to FNMA Guaranteed REMIC Pass-Through Certificates and FHLMC Multiclass Mortgage Participation Certificates. The characteristics of any such mortgage pass-through or participation certificates will be described in such Prospectus Supplement. If specified, a combination of different types of Agency Securities may be included in a Trust Fund.

CONTRACTS

         As specified in the related Prospectus Supplement for a Series, "Contracts" may include: (i) loans evidenced by retail installments sales or loan agreements, including loans secured by new or used Manufactured





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
Homes (as defined herein) that are not considered to be interests in real property because such Manufactured Homes are not permanently affixed to real estate ("Secured Contracts") and (ii) unsecured loans for Manufactured Homes and for property improvement, debt consolidation and/or home equity purposes (such unsecured loans are collectively, the "Unsecured Contracts"). To the extent described in the related Prospectus Supplement, certain Contracts that are secured by Manufactured Homes and Unsecured Contracts will be conventional (i.e., not insured or guaranteed by a governmental agency) loan contracts (the "Conventional Contracts"), while other Contracts that are secured by Manufactured Homes or that are unsecured loans for Manufactured Homes or property improvements will be partially insured by the FHA under the Title I Program (the "Title I Contracts"). To the extent specified in the related Prospectus Supplement, the Contracts included in the Trust Fund with respect to a Series will be fully amortizing and will bear interest at a fixed annual percentage rate ("APR"). The Secured Contracts differ from Mortgage Loans in that the Secured Contracts are not secured by an interest in real property, but rather by an interest in a Manufactured Home that is not permanently affixed to real estate. In addition, the Contracts differ from Mortgage Loans in that they are generally originated by a network of independent contractors or dealers that professionally install property improvements, rather than by financial institutions or other traditional mortgage lenders.

         While the Unsecured Contracts are not secured by a security interest in any related real or personal property, such contracts are still subject to the same underwriting criteria as the Mortgage Loans and the Secured Contracts. For example, in underwriting an Unsecured Contract, the Transferor will consider the borrower's ability to pay the related debt as well as the value of real or personal property owned by the borrower which could be the subject of a junior lien in favor of the Transferor; however, because the Unsecured Contracts generally have smaller principal amounts than the Mortgage Loans or the Secured Contracts, a junior lien with respect to such real or personal property will not be obtained because the costs associated with obtaining and perfecting such a junior lien will not justify the benefits provided by such a lien, including any realization from the enforcement of such lien.

         The Manufactured Homes securing the Secured Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "Manufactured Home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requires of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter." Moreover, if an election is made to treat a Trust Fund including Secured Contracts as a REMIC as described in "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates," the related Manufactured Homes will have a minimum of 400 square feet of living space and a minimum width in excess of 102 inches.

         To the extent specified in the Prospectus Supplement with respect to a Series for which the related Trust Fund includes Secured Contracts, for purposes of calculating the loan-to-value ratio of a Secured Contract relating to a new Manufactured Home, the "Collateral Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. To the extent specified in the related Prospectus Supplement, the Collateral Value of a used Manufactured Home is the least of the sales price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

         The related Prospectus Supplement may specify for the Contracts contained in the related Contract Pool, among other things, the date of origination of the Contracts; the APRs on the Contracts; the Contract Loan-to-Value Ratios; the minimum and maximum outstanding principal balance as of the cut-off date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the Contract Pool; and the original maturities of the Contracts and the last maturity date of any Contract.

ADDITIONS, SUBSTITUTION AND WITHDRAWAL OF ASSETS

         With respect to a Series, as described in the related Prospectus Supplement, the related Transferor or the Depositor may, subsequent to the issuance of a Series, (i) deliver additional Assets to the related Trust Fund,
(ii) withdraw Assets previously included in a Trust Fund for such Series and substitute comparable assets therefor, or (iii) withdraw Assets previously included in a Reserve Fund for such Series. Assets may be added to the Trust Fund for a Series subsequent to the issuance of such Series in the manner described under "Pre-Funding Arrangements" below. In addition, Assets may be withdrawn from or substituted in the Trust Fund for a Series for the following reasons: (a) curing any breaches of representations and warranties with respect to such Assets, (b) curing certain immaterial irregularities with respect to such Assets that do not constitute a breach of such representations and warranties, or (c) achieving certain targeted or desired Mortgage Asset Pool characteristics with respect to the Assets of a particular Series, including, without limitation, those characteristics that accommodate the requests of a Rating Agency, the Underwriters or a third party provider of Credit Enhancement. Any such additions, withdrawals or substitutions of Assets by the related Transferor or the Depositor will be subject to the applicable limitations, requirements and conditions provided in the related Pooling and Servicing Agreement (and described in the related Prospectus Supplement) for such Series.

PRE-FUNDING ARRANGEMENTS

         To the extent provided in the related Prospectus Supplement for a Series, the related Pooling and Servicing Agreement will provide for a commitment by the related Trust Fund to subsequently purchase additional Mortgage Assets ("Subsequent Mortgage Assets") from the Depositor following the date on which the Trust Fund is established and the related Certificates are issued (a "Pre-Funding Arrangement"). With respect to a Series, the Pre-Funding Arrangement will require that any Subsequent Mortgage Assets transferred to the Trust Fund conform to the requirements and conditions provided in the related Pooling and Servicing Agreement. If a Pre-Funding Arrangement is utilized in connection with the issuance of the Series of Certificates, on the closing date for the issuance of such Series the related Trustee will be required to deposit in a segregated account (a "Pre-Funding Account") all or a portion of the proceeds received by the Trustee in connection with the sale of one or more Classes of Certificates of such Series; and subsequently, the Trust Fund will acquire Subsequent Mortgage Assets from the Depositor in exchange for the release of money from the Pre-Funding Account for such Series. In addition, the Pre-Funding Arrangement will be limited to a specified period, not to exceed three months, during which time any transfers of Subsequent Mortgage Assets must occur and to a maximum deposit to the related Pre-Funding Account of no more than thirty-five percent (35%) of the aggregate proceeds received from the sale of all Classes of Certificates of such Series.

         If all of the funds originally deposited in the such Pre-Funding Account are not used by the end of such specified period, then any remaining amount of such funds will be applied as a mandatory prepayment of a Class or Classes of Certificates as specified in the related Prospectus Supplement. Although it is intended that the principal amount of Subsequent Mortgage Assets transferred to the Trust Fund after the closing date for the issuance of any particular Series will require application of substantially all of the Pre-Funding Account, and it is not anticipated that there will be any material amount of principal distributions from amounts remaining on deposit in the Pre-Funding Account in reduction of the principal balances of any Certificates, no assurance can be given that such a distribution with respect to the Certificates will not occur on the Distribution Date following the Due Period in which the Pre-Funding Arrangement ends. In any event, it is unlikely that the Transferor will be able to deliver Subsequent Mortgage Assets with aggregate principal balances that exactly equal the Pre-Funding Account, and the portion of the Pre-Funding Account remaining at the end of the Pre-Funding

Arrangement, if any, will be distributed in reduction of the principal balance of the Certificates of the related Series, as set forth in related Prospectus Supplement.

         As may be further specified in the related Prospectus Supplement, amounts on deposit in the Pre-Funding Account will be invested in short-term debt obligations of, or debt obligations guaranteed by, the United States, repurchase agreements that satisfy the criteria specified in the Pooling and Servicing Agreement, certificates of deposit, time deposits and bankers acceptances of any United States depository institution or trust company, FDIC insured deposits, including deposits with the Trustee, commercial paper, debt obligations, and money market funds; provided such investments are acceptable to each Rating Agency rating the Series of Certificates at the time at which the investments are made (collectively "Permitted Investments"); and provided further that an investment in such Permitted Investments will not require the Trust Fund for a Series to be registered as an "investment company" under the Investment Company Act of 1940, as amended. Permitted Investments will consist of short term investments that convert into cash or mature within a short period of time, have minimal or no exposure to fluctuations in value as a result of market changes in prevailing interest rates and are acceptable to each Rating Agency rating the applicable Series of Certificates.

         The utilization of a Pre-Funding Arrangement is intended to improve the efficiency of the issuance of a Series of Certificates and the sale of the Mortgage Assets to the related Trust Fund through the incremental delivery of the Mortgage Assets on the closing date and during the three month period following the closing date for such Series, which allows for a more even accumulation of the Mortgage Assets by the Depositor and the related Transferor and the issuance of a larger principal amount of Certificates for such Series than would be the case without a Pre-Funding Arrangement.

                               CREDIT ENHANCEMENT

GENERAL

         Various forms of credit enhancement ("Credit Enhancement") may be provided with respect to one or more Classes of a Series or with respect to the Assets in the related Trust Fund. Credit Enhancement may be in the form of the subordination of one or more Classes of such Series, the overcollateralization of the Trust Fund with respect to a Series, the establishment of one or more Reserve Funds, the use of a cross-support feature, the use of a Mortgage Pool Insurance Policy, Certificate Insurance Policy, Special Hazard Insurance Policy, bankruptcy bond, or another form of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. To the extent specified in the related Prospectus Supplement, any Credit Enhancement with respect to a Series will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates of such Series and interest thereon. If losses occur which exceed the amount covered by such Credit Enhancement or which are not covered by the Credit Enhancement, Holders will bear their allocable share of deficiencies.


SUBORDINATION

         If specified in the related Prospectus Supplement, distributions in respect of scheduled principal, interest or any combination thereof that otherwise would have been payable or distributable to one or more Classes of a Series (the "Subordinated Certificates") will instead be payable to one or more other Classes of such Series (the "Senior Certificates") under the circumstances and to the extent provided in such Prospectus Supplement. If specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Assets and losses on defaulted Mortgage Assets will be borne first by the various Classes of Subordinated Certificates and thereafter by the various Classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments or distributions on the Mortgage Assets over the lives of the Certificates of a Series or at any time, the aggregate losses in respect of defaulted Mortgage Assets which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificates that will be distributable to Holders of Senior Certificates on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments or distributions on the Mortgage Assets or aggregate losses in respect of such Mortgage Assets were to exceed the total amounts distributable and available for distribution to Holders of Subordinated Certificates were to exceed the specified maximum amount, Holders of Senior Certificates could experience losses on their Certificates.

         In addition to or in lieu of the foregoing, if specified in the related Prospectus Supplement, all or any portion of distributions otherwise distributable to Holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more Reserve Fund (as defined below) established by the related Trustee. If specified in the related Prospectus Supplement, such deposits may be made (i) on each Distribution Date, (ii) on each Distribution Date for specified periods, or (iii) on each Distribution Date until the balance in the Reserve Fund has reached a specified amount and, following payments from the Reserve Fund to Holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Fund to required levels, in each case as specified in such Prospectus Supplement. If specified in the related Prospectus Supplement, amounts on deposit in the Reserve Fund may be released to the Depositor or the Holders of any Class of Certificates at the times and under the circumstances specified in such Prospectus Supplement.

         If specified in the related Prospectus Supplement, various Classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other Classes of Senior and Subordinated Certificates, respectively, through a cross-support mechanism or otherwise.

         As between Classes of Senior Certificates and as between Classes of Subordinated Certificates, distributions may be allocated among such Classes
(i) in the order of their Scheduled Final Distribution Dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related Prospectus Supplement. As between Classes of Subordinated Certificates, distributions to Holders of Senior Certificates on account of delinquencies or losses and payments to any Reserve Fund will be allocated as specified in the related Prospectus Supplement.

OVERCOLLATERALIZATION

         If provided in the related Prospectus Supplement, the aggregate principal balance of the Mortgage Assets included in the Trust Fund may exceed the aggregate original principal balance of the Certificates in a Series thereby creating an "Excess Spread" on each Distribution Date. If provided in the related Prospectus Supplement, such Excess Spread may be distributed to holders of Senior Certificates to produce and maintain a specified level of overcollateralization. With respect to a Series of Certificates, the overcollateralization level may be fixed or may increase or decrease over time, subject to certain floors, caps and triggers, as set forth in the related Prospectus Supplement and the related Pooling and Servicing Agreement.

CROSS-SUPPORT

         If specified in the related Prospectus Supplement, separate Classes of related Series of Certificates may represent the beneficial ownership of or be separately secured by, separate groups of Assets included in the Trust Fund for a Series or otherwise available for the benefit of such Certificates. In such case, Credit Enhancement may be provided by a cross-support feature which may require that distributions be made with respect to Certificates evidencing beneficial ownership of or secured by one or more asset groups prior to distributions to Subordinated Certificates evidencing a beneficial ownership interest in or secured by other asset groups within the same Trust Fund. The Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

         If specified in the Prospectus Supplement, the coverage provided by one or more forms of Credit Enhancement may apply concurrently to two or more separate Trust Funds for a separate Series of Certificates. If applicable, the Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

CERTIFICATE INSURANCE

         If specified in the Prospectus Supplement, one or more Certificate Guaranty Insurance Policies (each, a "Certificate Guaranty Policy") will be obtained. Such Certificate Guaranty Policy with respect to a Series will, subject to limitations described in the related Prospectus Supplement, provide to the Holders of the insured Certificates of such Series a guarantee of payment of any interest and/or principal payments due to such Holders on each Distribution Date. The related Prospectus Supplement will describe the terms of any Certificate Guaranty Policy and will set forth certain information with respect to the Certificate Insurer.

POOL INSURANCE

         With respect to a Series for which the related Trust Fund includes Mortgage Loans (and, if specified in the related Prospectus Supplement, a Series for which the related Trust Fund includes Contracts), in order to decrease the likelihood that Holders of the Certificates of such Series will experience losses in respect of such Mortgage Loans, if specified in the related Prospectus Supplement, one or more mortgage pool insurance policies (each, a "Mortgage Pool Insurance Policy") will be obtained. Such Mortgage Pool Insurance Policy will, subject to the limitations described below and in the Prospectus Supplement, cover loss by reason of default in payments on such Mortgage Loans up to the amounts specified in the Prospectus Supplement or reported on Form 8-K and for the periods specified in the Prospectus Supplement. To the extent specified in the related Prospectus Supplement, the Servicer under the related Pooling and Servicing Agreement will agree to use its best reasonable efforts to cause to be maintained in effect any such Mortgage Pool Insurance Policy and to file claims thereunder to the issuer of such Mortgage Pool Insurance Policy (the "Pool Insurer"). A Mortgage Pool Insurance Policy, however, is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent set forth in such policy as described in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policies, if any, will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor. The related Prospectus Supplement will describe the terms of any applicable Mortgage Pool Insurance Policy and will set forth certain information with respect to the related Pool Insurer.

SPECIAL HAZARD INSURANCE

         With respect to a Series for which the related Trust Fund includes Mortgage Loans (and, if specified in the related Prospectus Supplement, each Series for which the related Trust Fund includes Contracts), in order to decrease the likelihood that Holders of the Certificates of such Series will experience losses in respect of such Mortgage Loans, if specified in the related Prospectus Supplement, one or more Special Hazard Insurance Policies (each, a "Special Hazard Insurance Policy") will be obtained. Such Special Hazard Insurance Policy with respect to a Series will, subject to limitations described below and in the related Prospectus Supplement, protect Holders of the Certificates of such Series from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not covered by the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under flood insurance policies, if any, covering the Mortgaged Properties, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "Servicing of the Mortgage Loans and Contracts -- Standard Hazard Insurance." Any Special Hazard Insurance Policy may not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. Aggregate claims under each Special Hazard Insurance Policy will be limited as described in the related Prospectus Supplement. Any Special Hazard Insurance Policy may also provide that no claim may be paid unless hazard and if applicable, flood insurance on the Mortgaged Property has been kept in force and other protection and preservation expenses have been paid.

         The related Prospectus Supplement will describe the terms of any applicable Special Hazard Insurance Policy and will set forth certain information with respect to the related Special Hazard Insurer.

RESERVE FUNDS

         If specified in the Prospectus Supplement with respect to a Series, assets such as cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in such Prospectus Supplement will be deposited by the related Transferor or the Depositor in one or more accounts (each, a "Reserve Fund") established and maintained with the related Trustee. Such cash and the payments on such other assets will be used to enhance the likelihood of timely distribution of principal of, and interest on, or, if specified in the related Prospectus Supplement, to provide additional protection against losses in respect of, the Assets in the related Trust Fund, to pay the expenses of the related Trust Fund or for such other purposes specified in such Prospectus Supplement. Whether or not the related Transferor or the Depositor has any obligation to make such a deposit, certain amounts to which the Holders of the Subordinated Certificates of such Series, if any, the related Transferor or the Depositor would otherwise be entitled may instead be deposited into the Reserve Fund from time to time and in the amounts as specified in the related Prospectus Supplement. Any cash in any Reserve Fund and the proceeds of any other instrument upon maturity will be invested in Permitted Investments. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. To the extent specified in the Prospectus Supplement with respect to a Series, any instrument deposited therein will name the related Trustee, in its capacity as trustee for the Holders of the Certificates of such Series, as beneficiary and will be issued by an entity acceptable to each rating agency that rates such Certificates. Additional information with respect to such instruments deposited in the Reserve Funds may be set forth in the Prospectus Supplement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

         If specified in the Prospectus Supplement with respect to a Series, the related Trust Fund may also include, or the Certificates of such Series may also have the benefits of, assets such as insurance, guarantees, surety bonds, letters of credit, guaranteed investment contracts, swap agreements, option agreements or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the Assets included in such Trust Fund, (ii) paying administrative expenses, (iii) establishing a minimum reinvestment rate on the distributions made in respect of such Assets, (iv) guaranteeing timely distribution of principal and interest on the Certificates of such Series, or (v) for such other purpose as is specified in such Prospectus Supplement. Such arrangements may include agreements under which Holders of the Certificates of a Series are entitled to receive amounts deposited in various accounts held by the related Trustee upon the terms specified in the related Prospectus Supplement. Such arrangements may be in lieu of any obligation of the Servicers or the Administrator, if any, to advance delinquent installments in respect of the Mortgage Loans. See "Servicing of Mortgage Loans and Contracts -- Advances".

                 SERVICING OF THE MORTGAGE LOANS AND CONTRACTS

         Except as otherwise noted, the description set forth below of the servicing of Mortgage Loans is applicable to Mortgage Loans included in the Trust Fund with respect to a Series of Certificates.

         To the extent provided in the related Prospectus Supplement, with respect to a Series of Certificates for which the related Trust Fund includes Mortgage Loans or Contracts, the Mortgage Loans or Contracts included in the Trust Fund for a Series of Certificates will be serviced either (i) by the related Servicer as sole servicer, (ii) by the related Master Servicer as administrator or master servicer, (iii) by one or more loan servicing institutions as servicers or (iv) by another institution as master servicer. If an institution other than the Servicer acts as the sole servicer or as the master servicer for a Series, the Servicer may have no servicing obligations with respect to such Series. Generally, the discussion in this section of the Prospectus is applicable under circumstances when the Servicer is an affiliate of the Depositor. If the Servicer is not an affiliate of the Depositor, the discussion relating to the servicing of the Mortgage Loans and Contracts as set forth below may be modified or superseded by any discussion relating to the servicing of the Mortgage Loans and Contracts set forth in the Prospectus Supplement.

         To the extent specified in the related Prospectus Supplement, the Mortgage Loans and Contracts will be serviced by one or more loan servicing institutions, which may include the Servicer or a Subservicer, pursuant to a subservicing agreement between each Subservicer and the Servicer (each, a "Subservicing Agreement"), which may be entered into only with the prior written consent of the Trustee and the Administrator, if any.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

         When a Mortgaged Property has been or is about to be conveyed by the borrower, the Servicer, on behalf of the Trustee, shall, to the extent it has knowledge of such conveyance or prospective conveyance, enforce the rights of the Trustee as the mortgagee of record to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. In such event or in the event the related Mortgage and Note do not contain a "due-on-sale" clause, the Servicer shall enter into an assumption and modification Agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Note and, unless prohibited by applicable law or the mortgage documents, the borrower remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original borrower is released from liability and such person is substituted as borrower and becomes liable under the Note.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         With respect to any defaulted Mortgage Loan as to which no satisfactory arrangements can be made for collection of delinquent payments or the cure of any other event of default, the Servicer will take such action as it shall deem to be in the best interest of the Certificateholders. Without limiting the generality of the preceding sentence, the Servicer will, in accordance with the servicing standard described above, (i) in the case of Title I Mortgage Loans and Title I Contracts only, direct the Trustee (or any Administrator) to submit an FHA Claim to the FHA, in accordance with FHA Regulations, or (ii) in the case of Mortgage Loans and Contracts, take such other action as the Servicer deems to be in the best interests of the Certificateholders, which if no superior lien exists on the related Mortgaged Property, could include a foreclosure upon such Mortgaged Property in the name of the Trustee for the benefit of the Certificateholders, provided such action was economically justified and would not affect the status of the REMIC or cause a tax to be imposed upon the REMIC for federal income tax purposes. Typically, however, the Servicer has chosen not to pursue foreclosures of defaulted loans comparable to the Mortgage Loans and Contracts due to the costs involved. In servicing mortgage loans and contracts secured by junior liens in their portfolios, it will not be the Servicer's or any Subservicer's practice to satisfy the senior mortgage(s) at or prior to the foreclosure sale of the Mortgaged Property, or to advance funds to keep the senior mortgage(s) current. In addition, if a defaulted mortgage loan or contract (together with any senior lien indebtedness) has a high loan-to-value ratio, then the Servicer will be less likely to foreclose on the related mortgaged property, even if the Servicer has a first-lien position for such mortgage loan or contract. In the event an FHA Claim is rejected by the FHA due to circumstances that constitute a breach of the Transferor's representations and warranties in the Pooling and Servicing Agreement, the Transferor will be required to repurchase the related Title I Mortgage Loan or Title I Contract at the purchase price and in the manner set forth in the Pooling and Servicing Agreement.

         In connection with any collection activities or foreclosure, the Servicer is required to exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use, as it would exercise or use under the circumstances in the conduct of its own affairs.

WAIVERS AND DEFERMENTS OF CERTAIN PAYMENTS

         The Pooling and Servicing Agreement requires the Servicer to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and the Contracts. Consistent with the foregoing, the Servicer may at its own discretion waive any late payment charge, assumption fee or any penalty interest in connection with the payment of a Mortgage Loan or a Contract or any other fee or charge which the Servicer would be entitled to retain as servicing compensation and may waive, vary or modify any term of any Mortgage Loan or Contract or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the Pooling and Servicing Agreement and the FHA Regulations, if applicable.

SUBSERVICERS

         The Servicer is permitted under the Pooling and Servicing Agreement to enter into servicing arrangements with subservicers meeting the requirements of the Pooling and Servicing Agreement, provided that the Trustee gives written consent thereto. Notwithstanding any subservicing arrangements, the Servicer shall not be relieved of its obligations under the Pooling and Servicing Agreement to the Trustee and the Certificateholders, and the Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans and the Contracts.

REMOVAL AND RESIGNATION OF SERVICER

         To the extent specified in the Prospectus Supplement, the Trustee may remove the Servicer upon the occurrence and continuation beyond the applicable cure period of certain events described in the related Pooling and Servicing Agreement. To the extent specified in the Prospectus Supplement, the Servicer will not be permitted to resign from its obligations and duties except by mutual consent of the Servicer, the Depositor, the Trustee and any other persons so specified in the related Pooling and Servicing Agreement, or upon the determination that the Servicer's duties are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. No such resignation shall become effective until a qualified successor has assumed the Servicer's responsibilities and obligations. Upon removal or resignation of the Servicer, a successor servicer will be appointed pursuant to the terms and conditions set forth in the applicable Pooling and Servicing Agreement.

ADVANCES

         To the extent specified in the Prospectus Supplement, neither the Servicer, nor any Subservicer on behalf of the Servicer, shall have any obligation to advance its own funds for any delinquent scheduled payments of principal and interest on any Mortgage Asset or to satisfy or keep current the indebtedness secured by any Superior Liens on the related Mortgaged Property. To the extent specified in the Prospectus Supplement, no costs incurred by the Servicer or any Subservicer in respect of servicing advances shall, for the purposes of distributions to Certificateholders, be added to the amount owing under the related Mortgage Asset.

SERVICING PROCEDURES

         To the extent specified in the related Prospectus Supplement, the Servicer and each Subservicer will service the Mortgage Loans and Contracts pursuant to written guidelines promulgated by the Depositor or the Servicer. The Servicer will exercise its best reasonable efforts to insure that the Subservicers service the Mortgage Loans and Contracts in compliance with such guidelines and in a manner consistent with industry standards.

         Mortgage Loans. To the extent specified in the related Prospectus Supplement, the Servicer and each Subservicer will be required to service and administer the Mortgage Loans and will have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of the Pooling and Servicing Agreement. The Servicer, in servicing and administering the Mortgage Loans, will be required to employ or cause to be employed





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
procedures (including collection, foreclosure, liquidation and REO Property management and liquidation procedures) and exercise the same care that it customarily employs and exercises in servicing and administering loans of the same type as the Mortgage Loans for its own account, all in accordance with accepted servicing practices of prudent lending institutions and servicers of loans of the same type as the Mortgage Loans and giving due consideration to the Certificateholders' reliance on the Servicer. With respect to any Title I Mortgage Loan, the foregoing servicing standard also shall include the requirement that the Servicer will and will cause any Subservicer to, comply with FHA Regulations in servicing the Title I Mortgage Loans so that the FHA Insurance remains in full force and effect with respect to the Title I Mortgage Loans, except for good faith disputes relating to FHA Regulations or such FHA Insurance, unless such disputes would result in the termination or suspension of such FHA Insurance. The Servicer will be required to maintain the facilities, procedures and experienced personnel necessary to comply with such servicing standard and the duties of the Servicer set forth in the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans.

         The Servicer will expend its own funds to restore property securing a Mortgage Loan which has sustained uninsured damage only if it determines that such restoration will increase the proceeds of liquidation of the Mortgage Loan after the reimbursement to the Servicer of its expenses and after the satisfaction of any Senior liens.

         With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Assets" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the ability to sell and realize the value of those shares.

         In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Code Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code
Section 216(b)(2). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Code Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

         So long as it acts as servicer of the Mortgage Loans, the Servicer will be required to maintain certain insurance covering errors and omissions in the performance of its obligations as servicer and certain fidelity bond coverage ensuring against losses through wrongdoing of its officers, employees and agents.

         Contracts. With respect to a Trust Fund that includes Contracts, the Servicer will service and administer the Contracts assigned to the Trustee pursuant to the related Pooling and Servicing Agreement. The Servicer, either directly or through Subservicers subject to general supervision by the Servicer, will perform diligently all services and duties specified in each Pooling and Servicing Agreement, in the same manner as prudent lending institutions of property improvement and/or manufactured housing installment sales contracts of the same type as the Contracts in those jurisdictions where the related borrowers are located. The Servicer will monitor the





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
performance of each Subservicer, if any, and, unless the related Prospectus Supplement states otherwise, will remain liable for the servicing of the Contracts in accordance with the terms of the Pooling and Servicing Agreement. The duties to be performed by the Servicer or the Subservicer, if any, will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, repossession.

ADMINISTRATION AND SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         With respect to each Mortgage Loan and Contract, the Servicer may receive compensation with respect to each interest payment thereon in an amount specified in the related Prospectus Supplement. As compensation for its servicing duties, each Subservicer, if any, will be entitled to a monthly servicing fee in the amount specified in the related Prospectus Supplement. In addition to the primary compensation, each Servicer or Subservicer, if any, will retain all assumption underwriting fees and late payment charges, to the extent collected from Borrowers if provided in the related Prospectus Supplement.

         The Servicer and any Subservicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans and Contracts. No loss will be suffered on the Certificates by reason of such expenses to the extent claims for such expenses are paid directly under any applicable Mortgage Pool Insurance Policy, a primary mortgage insurance policy, or from other forms of Credit Enhancement. In the event, however, that the defaulted Mortgage Loans are not covered by a Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policies, or another form of Credit Enhancement, or claims are either not made or not paid under such policies or Credit Enhancement, or if coverage thereunder has ceased, a loss will occur on the Certificates of the affected Series to the extent that the proceeds from the liquidation of a defaulted Mortgage Loan or Contract, after reimbursement of the Servicer's and the Subservicer's expenses, are less than the principal balance of such defaulted Mortgage Loan or Contract.

                      THE POOLING AND SERVICING AGREEMENT

         The following summaries describe certain provisions of the Pooling and Servicing Agreement not described elsewhere in this Prospectus. Where particular provisions or terms used in the Pooling and Servicing Agreements are referred to, the actual provisions (including definitions of terms) are incorporated by reference as a part of such summaries. The description set forth below is subject to modification in the Prospectus Supplement for a Series of Certificates to describe the terms and provisions of the particular Pooling and Servicing Agreement relating to such Series of Certificates.

         Generally, the discussion in this section of the Prospectus is applicable under circumstances when the Servicer is an affiliate of the Depositor. If the Servicer is not an affiliate of the Depositor, the discussion relating to pooling and administration (or master servicing) as set forth below may be modified or superseded by any discussion relating to the pooling and administration (or master servicing) set forth in the Prospectus Supplement. In addition, certain of the following summaries only apply to a Pooling and Servicing Agreement relating to series of Certificates for which the related Trust Fund includes Mortgage Loans or Contracts. Provisions of Pooling and Servicing Agreements relating to series of Certificates for which the related Trust Fund includes other types of Mortgage Assets will be summarized and described in the related Prospectus Supplement.

ASSIGNMENT OF MORTGAGE ASSETS

         Assignment of Mortgage Loans. At the time of issuance of the Certificates of a Series, the Depositor will assign the Mortgage Loans to the related Trustee, together with all principal and interest (subject to exclusions or adjustments specified in the related Prospectus Supplement received by the Depositor on or with respect to such Mortgage Loans on or after the cut-off date) other than principal and interest due and payable on or before the date specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, execute, countersign and deliver the Certificates to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement.





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
         In addition, as to each Mortgage Loan, the Depositor will deliver to the Trustee or its custodian, as specified in the related Prospectus Supplement, the Mortgage Note and Mortgage, any assumption and modification agreement, an assignment of the Mortgage in recordable form, evidence of title insurance and, if applicable, the certificate of private mortgage insurance. In instances where recorded documents cannot be delivered due to delays in connection with recording, the Depositor may deliver copies thereof and deliver the original recorded documents promptly upon receipt.

         With respect to any Mortgage Loans which are Cooperative Loans, the Depositor, as depositor, will cause to be delivered to the Trustee or its custodian, as specified in the related Prospectus Supplement, the related original Cooperative note endorsed to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Depositor will file in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

         To the extent specified in the related Prospectus Supplement, in the Pooling and Servicing Agreement the Depositor generally will represent and warrant to the Trustee, among other things, that (i) the information with respect to each Mortgage Loan set forth in the schedule of Mortgage Loans attached thereto is true and correct in all material respects; (ii) at the date of initial issuance of the Certificates, the Depositor has good and marketable title to the Mortgage Loans included in the Trust Fund and such other items comprising the corpus of the Trust Fund are free and clear of any lien, mortgage, pledge, charge, security interest or other encumbrance; (iii) at the date of initial issuance of the Certificates, no Mortgage Loan is 30 or more days delinquent and there are no delinquent tax or assessment liens against the property covered by the related Mortgage; and (iv) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, without limitation, consumer, usury, truth-in-lending, consumer credit protection, equal credit opportunity and disclosure laws and with respect to any Title I Mortgage Loans, the FHA Regulations.

         If specified in the related Prospectus Supplement, the Depositor may, in lieu of making the representations set forth in the preceding paragraph, cause the entity from which such Mortgage Loans were acquired to make such representations (other than those regarding the Depositor's title to the Mortgage Loans, which will in all events be made by the Depositor), in the sales agreement pursuant to which such Mortgage Loans are acquired, or if such entity is acting as Servicer, in the Pooling and Servicing Agreement, or if such entity is acting as a Subservicer, in its Subservicing Agreement. In such event such representations, and the Depositor's rights against such entity in the event of a breach thereof, will be assigned to the Trustee for the benefit of the holders of the Certificates of such Series.

         Assignment of Contracts. The Depositor will cause the Contracts to be assigned to the Trustee, together with principal and interest due on or with respect to the Contracts after the date specified in the related Prospectus Supplement. Each Contract will be identified in a loan schedule ("Contract Loan Schedule") appearing as an exhibit to the related Pooling and Servicing Agreement.

         In addition, with respect to each Contract for a Manufactured Home, the Depositor will deliver or cause to be delivered to the Trustee, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. To give notice of the right, title and interest of the Certificateholders to the Contracts, the Depositor will cause a UCC-1 financing statement to be filed identifying the Trustee as the secured party and identifying all Contracts as collateral. To the extent specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Holders of the Certificates of the applicable Series in the Contracts could be defeated. See "Certain Legal Aspects of the Mortgage Assets."





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
         To the extent specified in the Prospectus Supplement, the Depositor will provide limited representations and warranties to the Trustee concerning the Contracts. Such representations and warranties will include: (i) that the information with respect to each Contract set forth in the Contract Loan Schedule provides an accurate listing of the Contracts and that the information respecting such Contracts set forth in such Contract Loan Schedule is true and correct in all material respects at the date or dates respecting which such information is furnished; (ii) that, immediately prior to the conveyance of the Contracts, the Depositor had good and marketable title to, and was sole owner of, each such Contract; and (iii) that there has been no other sale by it of such Contract.

         Assignment of Agency Securities. With respect to each Series, to the extent specified in the related Prospectus Supplement, the Depositor will cause any Agency Securities included in the related Trust Fund to be registered in the name of the Trustee. The Trustee (or its custodian as specified in the related Prospectus Supplement) will have possession of any certificated Agency Securities. To the extent specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for an Agency Security. Each Agency Security will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. The Depositor will represent and warrant to the Trustee, among other things, the information contained in such schedule is true and correct and that immediately prior to the transfer of the related securities to the Trustee, the Depositor had good and marketable title to, and was the sole owner of, each such security.

CONVEYANCE OF SUBSEQUENT MORTGAGE ASSETS

         With respect to a Series of Certificates for which a PreFunding Arrangement is provided, in connection with any conveyance of Subsequent Mortgage Assets to the Trust Fund after the issuance of such Series, the related Pooling and Servicing Agreement will require the Transferor and Depositor to satisfy the following conditions, among others: (i) each Subsequent Mortgage Asset purchased after the Closing Date must satisfy the representations and warranties contained in the subsequent transfer agreement to be entered into by the Transferor, the Trustee and the Depositor (the "Subsequent Transfer Agreement") and in the related Pooling and Servicing Agreement; (ii) the Transferor will not select such Subsequent Mortgage Assets in a manner that it believes is adverse to the interests of the Certificateholders; (iii) as of the related cut-off date, all of the Mortgage Assets in the Mortgage Asset Pool at that time, including the Subsequent Mortgage Assets purchased after the closing date will satisfy the criteria set forth in the related Pooling and Servicing Agreement; (iv) the Subsequent Mortgage Assets will have been approved by any third party provider of Credit Enhancement, if applicable; and (v) prior to the purchase of each Subsequent Mortgage Asset the Trustee will perform an initial review of certain related loan file documentation for such Mortgage Asset and issue an initial certification for which the required documentation in such loan file has been received with respect to each such Subsequent Mortgage Asset. The Subsequent Mortgage Assets on an aggregate basis, will have characteristics similar to the characteristics of the pool of Initial Mortgage Assets as described in the related Prospectus Supplement. Each acquisition of any Subsequent Mortgage Assets will be subject to the review by any third party provider of Credit Enhancement, if applicable, the Rating Agencies and the Transferor's accountants of the aggregate statistical characteristics of the related Mortgage Asset Pool for compliance with the applicable statistical criteria set forth in the related Pooling and Servicing Agreement.

REPURCHASE OR SUBSTITUTION OF MORTGAGE LOANS AND CONTRACTS

         The Trustee (or its custodian as specified in the related Prospectus Supplement) will review the documents delivered to it with respect to the Mortgage Loans and Contracts included in the related Trust Fund. To the extent specified in the related Prospectus Supplement, if any document is not delivered or is found to be defective in any material respect and the Depositor cannot deliver such document or cure such defect within 60 days after notice thereof (which the Trustee will undertake to give within 45 days of the delivery of such documents), and if any other party obligated to deliver such document or cure such defect has not done so and has not substituted or repurchased the affected Mortgage Loan or Contract, then the Depositor will, not later than the Determination Date next succeeding the end of such 60-day period (a) if provided in the Prospectus Supplement remove the affected Mortgage Loan or Contract from the Trust Fund and substitute one or more other Mortgage Loans or





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
Contracts therefor or (b) repurchase the Mortgage Loan or Contract from the Trustee for a price equal to 100% of its principal balance plus interest thereon as the date specified in the related Prospectus Supplement, plus the amount of unreimbursed servicing advances made by the Servicer or any Subservicer with respect to such Mortgage Loan. To the extent specified in the related Prospectus Supplement, such purchase price will be deposited in the Collection Account on such Determination Date and such repurchase and, if applicable, substitution obligation will constitute the sole remedy available to Holders of the Certificates of the applicable Series or the Trustee against the Depositor for a material defect in a document relating to a Mortgage Loan or Contract.

         If the Prospectus Supplement for a Series of Certificates so provides, then in lieu of agreeing to repurchase or substitute Mortgage Loans or Contracts as described above, the Depositor may obtain such an agreement from the entity which sold such Mortgage Loans or Contracts to the Depositor, which agreement will be assigned to the Trustee for the benefit of the holders of the Certificates of such series.

         If a REMIC election is to be made with respect to all or a portion of a Trust Fund, there may be federal income tax limitations on the right to substitute Mortgage Loans or Contracts as described above.

EVIDENCE AS TO COMPLIANCE

         The related Pooling and Servicing Agreement will provide that on or before a specified date after the end of each of the Servicer's fiscal years elapsing during the term of its appointment, beginning with the first fiscal year ending after the Closing Date, the Servicer, at its expense, will furnish to the Trustee and certain other Persons (i) an opinion by a firm of independent certified public accountants on the financial position of the Servicer at the end of the relevant fiscal year and the results of operations and changes in financial position of the Servicer for such year then ended on the basis of an examination conducted in accordance with generally accepted auditing standards, and (ii) if the Servicer is then servicing any Mortgage Loans, a statement from such independent certified public accountants to the effect that based on an examination of certain specified documents and records relating to the servicing of the Servicer's mortgage loan portfolio conducted substantially in compliance with the audit program for mortgages serviced for the United States Department of Housing and Urban Development Mortgage Audit Standards, or the Uniform Single Audit Program for Mortgage Bankers (the "Applicable Accounting Standards"), such firm is of the opinion that such servicing has been conducted in compliance with the Applicable Accounting Standards except for (a) such exceptions as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement.

LIST OF CERTIFICATEHOLDERS

         Upon written request of the Trustee, the Registrar for a Series of Certificates will provide to the Trustee, within fifteen days after receipt of such request, a list of the names and addresses of all Holders of record of such Series as of the most recent Record Date for payment of distributions to Holders of that Series. Upon written request of three or more Holders of record of a Series of Certificates for purposes of communicating with other Holders with respect to their rights under the Pooling and Servicing Agreement for such Series, the Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by the Trustee. With respect to Book Entry Certificates, the only named Holder on the Certificate Register will be the Clearing Agency.

         The Pooling and Servicing Agreement will not provide for the holding of any annual or other meetings of Holders of Certificates.

ADMINISTRATION OF THE CERTIFICATE ACCOUNT

         The Pooling and Servicing Agreement with respect to a Series will require that the Certificate Account be any of the following: (i) an account maintained with a depository institution the debt obligations of which (or, in the case of a depository institution which is a part of a holding company structure, the debt obligations of the





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
holding company of which) have a longterm or short-term rating acceptable to each rating agency that rated the Certificates; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF"), the Federal Deposit Insurance Corporation (the "FDIC") or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation) ("SAIF") of the FDIC; (iii) a trust account (which shall be a "segregated trust account") maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee which depository institution or trust company will be required to have capital and surplus of not less than the amount specified in the related Pooling and Servicing Agreement; or (v) an account that will not cause any rating agency rating the Certificates of such Series to downgrade or withdraw its then-current rating assigned to the Certificates as evidenced in writing by such rating agency. The instruments in which amounts in the Certificate Account may be invested are limited Permitted Investments. To the extent specified in the related Prospectus Supplement, a Certificate Account may be maintained as an interest bearing account, or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. To the extent specified in the related Prospectus Supplement, the Depositor or the Trustee will be entitled to receive any such interest or other income earned on funds in the Certificate Account as additional compensation. To the extent specified in the related Prospectus Supplement, the following payments and collections received subsequent to the cut-off date will be deposited in the Certificate
Account:

         (i)     all payments on account of scheduled principal;

         (ii) all payments on account of interest accruing and collected on and after the date specified in the related Prospectus Supplement, subject to exclusions or adjustments described in such Prospectus Supplement;

         (iii) all Liquidation Proceeds net of certain amounts reimbursed to the Subservicers or the Servicer, as described in the related Pooling and Servicing Agreement;

         (iv)    all Insurance Proceeds;

         (v) all proceeds of any Mortgage Loan or Contract or property acquired in respect thereof repurchased by the Servicer, the Depositor or the Transferor or otherwise as described above or under "Termination" below;

         (vi) all amounts, if any, required to be transferred to the Certificate Account from any Credit Enhancement for the related Series; and

         (vii) all other amounts required to be deposited in the Certificate Account pursuant to the related Pooling and Servicing Agreement.

REPORTS TO CERTIFICATEHOLDERS

         Concurrently with each distribution on the Certificates of a Series, to the extent specified in the related Prospectus Supplement, the Trustee will furnish to Holders of such Certificates a statement generally setting forth, to the extent applicable to such Series, among other things:

         (i) the aggregate amount of such distribution allocable to principal, separately identifying the amount allocable to each Class;

         (ii) the amount of such distribution allocable to interest, separately identifying the amount allocable to each Class;

         (iii) the aggregate principal balance of each Class of the Certificates after giving effect to distributions on such Distribution Date;





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
         (iv) if applicable, the aggregate principal balance of any Class Certificates which are Compound Interest Certificates after giving effect to any increase in such principal balance that results from the accrual of interest that is not yet distributable thereon;

         (v) if applicable, the amount otherwise distributable to Holders of any Class of Certificates that was distributed to Holders of other Classes of Certificates;

         (vi) if any Class of Certificates has priority in the right to receive Principal Prepayments, the amount of Principal Prepayments in respect of the related Mortgage Assets;

         (vii) certain performance information, including delinquency and foreclosure information specified in the related Pooling and Servicing Agreement;

         (viii) the amount of coverage then remaining under any Credit Enhancement; and

         (ix) all other information required to be provided pursuant to the related Pooling and Servicing Agreement.

         The Servicer or the Trustee will also furnish annually customary information deemed necessary for Holders of such Certificates to prepare their tax returns.

EVENTS OF DEFAULT

         "Events of Default" under the Pooling and Servicing Agreement with respect to a Series will consist of (i) any failure by the Servicer to duly observe or perform in any material respect any of its covenants or agreements in such Pooling and Servicing Agreement materially affecting the rights of Holders of the Certificates of such Series which continues unremedied for 60 days after the giving of written notice of such failure to the Servicer by the Trustee or to the Servicer or the Trustee by the Holders of such Certificates evidencing interests aggregating not less than 25% of the affected Class of Certificates; and (ii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

         As long as an Event of Default under a Pooling and Servicing Agreement remains unremedied by the Servicer, the Trustee, or Holders of Certificates of each Class of Certificates affected thereby evidencing, as to each such Class interests aggregating not less than 51%, may terminate all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement, whereupon the Trustee, or a new Servicer appointed pursuant to the Pooling and Servicing Agreement, will succeed to all the responsibilities, duties and liabilities of the Servicer under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. Notwithstanding its termination as Servicer, the Servicer will be entitled to receive amounts earned by it under the Pooling and Servicing Agreement prior to such termination. If at the time of any such termination the Servicer is also servicing as the Administrator, the Servicer's status as Administrator will be simultaneously terminated by the Trustee and the Servicer's responsibilities as such shall be transferred to the successor servicer, if such person is then qualified to so act), or to another successor Administrator retained by the Trustee, or to the Trustee itself if a successor Administrator cannot be retained in a timely manner. To the extent provided in the related Prospectus Supplement, unless and until a successor servicer is appointed, the Trustee will be required to fulfill the duties of the Servicer.

         No Holder of Certificates will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement, unless such Holder previously has given to the Trustee written notice of default and unless the Holders of Certificates as specified in the Prospectus Supplement have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and





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
have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceedings. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

         The Pooling and Servicing Agreement with respect to a Series may be amended by the Depositor, the Servicer and the Trustee without the consent of the Holder of the Certificates of such Series, to cure any error or ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement provided that such action will not adversely affect in any material respect the interests of any Holders of that Series. An amendment described above shall not be deemed to adversely affect in any material respect the interests of the Holders of that Series if either (a) an opinion of counsel satisfactory to the Trustee is obtained to such effect, or (b) the person requesting the amendment obtains a letter from each of the rating agencies then rating the Certificates of that Series to the effect that the amendment, if made, would not result in a downgrading or withdrawal of the rating then assigned by it to such Certificates. Notwithstanding the foregoing, the Depositor, the Servicer and the Trustee may amend each Pooling and Servicing Agreement without the consent of the Holders of the Certificates of the relevant Series in order to modify, eliminate or add to any of its provisions to such extent as may be appropriate or necessary to maintain REMIC status of all or any portion of any Trust Fund as to which a REMIC election has been made with respect to the applicable Certificates or to avoid or minimize the risk of the imposition of any tax on the Trust Fund created by such Pooling and Servicing Agreement that would be a claim against the Trustee at any time prior to final redemption of the Certificates, provided that the Trustee has obtained the opinion of independent counsel to the effect that such action is necessary or appropriate to maintain REMIC status or to avoid or minimize the risk of the imposition of such a tax.

         To the extent specified in the Prospectus Supplement, the Pooling and Servicing Agreement may also be amended by the Depositor, the Servicer, and the Trustee with the consent of the Holders of Certificates evidencing interests aggregating in excess of 50% of the aggregate principal balance of the Certificates of the applicable Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of Holders of Certificates of that Series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, collections of payments received on the related Mortgage Assets or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in any manner other than as described in clause, (i) without the consent of the Holders of Certificates of 100% of such Class or (iii) reduce the aforesaid percentage of Certificates of any Class required to consent to any such amendment, without the consent of the Holders of 100% of the Certificates of such Class then outstanding.

                                USE OF PROCEEDS

         To the extent specified in an applicable Prospectus Supplement, substantially all of the net proceeds to be received from the sale of each Series of Certificates will be applied to the simultaneous purchase of the Mortgage Assets related to such Series or to reimburse the amounts previously used to effect such a purchase, the costs of carrying such Mortgage Assets until sale of the Certificates and other expenses connected with pooling the Mortgage Assets and issuing the Certificates.

                                 THE DEPOSITOR

         FIRSTPLUS INVESTMENT CORPORATION (the "Depositor"), a Nevada corporation, was incorporated in 1995 as a limited purpose finance corporation. All of the outstanding capital stock of the Depositor is owned by RAC Financial Group, Inc., the common stock of which is traded in the over-the-counter market on the Nasdaq National Market. The Depositor maintains its principal office at 3773 Howard Hughes Parkway, Suite 300N, Las Vegas, Nevada 89109, and its telephone number is (702) 892-3772.

         As a limited purpose finance corporation under the Rating Agency guidelines, the business operations of the Depositor will be limited to functions relating to the issuance of one or more Series of Certificates or similar series of asset-backed or mortgage-backed securities, the acquisition and resale of Mortgage Assets and other incidental activities related thereto. The Depositor does not have, and is not expected in the future to have, any significant assets. If the Depositor were required to repurchase a Mortgage Asset included in the Trust Fund for a Series, its only sources of funds to make such repurchase would be funds obtained from the enforcement of a corresponding obligation, if any, on the part of the Transferor of such Mortgage Asset or the related Servicer, as the case may be, or from a Reserve Fund, if any, established to provide funds for such repurchases.

         Neither the Depositor nor any of its affiliates will insure or guarantee the Certificates of any Series or the Mortgage Assets backing any such Series. See "Risk Factors -- Limited Assets of Trust Fund."

                        THE SERVICER AND THE TRANSFEROR

         To the extent specified in the related Prospectus Supplement, the Servicer with respect to any series of Certificates evidencing interests in Mortgage Loans or Contracts may be FIRSTPLUS FINANCIAL, INC. ("FFI"), an affiliate of the Depositor. In addition, to the extent specified in the related Prospectus Supplement for a Series, the related Transferor of the Mortgage Assets to the Depositor for such Series may also be FFI. See"Assets Securing or Underlying the Certificates -- General".

         The delinquency and loss experience of FFI for the periods indicated is set forth below. In the event that FFI is not the Servicer with respect to a Series, or if an entity other than FFI acts as Servicer with respect to a Series, the delinquency experience of such Servicer will be set forth in the related Prospectus Supplement.

                             Delinquency Experience

                                                                   As of
                                      ----------------------------------------------------------------
                                       1994                          1995                       1996
                                      -------   -------------------------------------------    -------
                                      DEC. 31   MAR. 31      JUNE 30    SEPT. 30    DEC. 31    MAR. 31
                                      -------   -------      -------    --------    -------    -------
DELINQUENCY DATA:
Delinquencies in Serviced Loan
Portfolio (at period end) (1):
         31-60 days . . . . . . .       3.7%       2.3%          1.7%       1.8%         1.5%      1.4%
         61-90 days . . . . . . .       1.4        1.0           0.7        0.7          0.5       0.6
         91 days and over . . . .       3.2        3.3           1.9        2.2          2.1       2.2
                                     ------     ------       -------     ------       ------    ------

                 Total  . . . . .       8.3%       6.6%          4.3%       4.7%         4.1%      4.2%
                                     ======     ======       =======     ======       ======    ======

Serviced Loan Portfolio at period
end (dollars in thousands)  . . .   $60,850    $70,410      $177,358   $238,584     $387,343  $506,287

                                Loss Experience

LOSS AND DEFAULT DATA:

                                                                 Year Ended December 31,
                                                            --------------------------------
                                                              1993         1994       1995
                                                            --------     --------   --------
Net Losses as a percentage of the average Serviced Loan
  Portfolio(2) . . . . . . . . . . . . . . . . . . . . . .   0.39%        0.44%      0.04%
Defaults as a percentage of the average Serviced Loan
  Portfolio(2) . . . . . . . . . . . . . . . . . . . . . .   2.04%        2.64%      0.69%

- ---------------------------

(1) Delinquencies (as a percentage of the total serviced loan portfolio balance) typically increase in November and December of each calendar year.

(2) The average serviced loan portfolio is calculated by adding the beginning and ending balances for the fiscal year and dividing the sum by two.

         While the preceding tables generally indicate that FFI is experiencing declining delinquency, loss and default rates on its serviced loan portfolio as a whole, such rates have been increasing on a pool-by-pool basis. Although such increases to date have been within the parameters anticipated by FFI at the time of the issuance of each Series of Certificates, there can be no assurance that such rates will not continue to increase. Mortgage Assets that will be conveyed to the Depositor in connection with the issuance of a Series of Certificates will generally possess reduced delinquency, default and loss rates due to certain requirements of the Underwriters and Rating Agencies for such Series. THE OVERALL DECLINE IN THE DELINQUENCY RATES ON THE SERVICED LOAN PORTFOLIO IS PRINCIPALLY DUE TO THE INCREASED VOLUME OF LOANS ORIGINATED BY FFI. FFI CALCULATES ITS DELINQUENCY AND DEFAULT RATES BY DIVIDING THE AMOUNT OF DELINQUENT OR DEFAULTED LOANS IN THE SERVICED LOAN PORTFOLIO BY THE TOTAL SERVICED LOAN PORTFOLIO. SINCE FFI AND ITS AFFILIATES ARE ORIGINATING HIGHER VOLUMES OF NEW LOANS THAT, DUE TO THEIR LACK OF SEASONING, TEND TO HAVE LOWER DELINQUENCY AND DEFAULT RATES, FFI'S OVERALL DELINQUENCY AND DEFAULT RATES HAVE DECREASED.

         Because delinquencies and losses typically occur months or years after a loan is originated, data relating to delinquencies and losses as a percentage of the current portfolio can understate the risk of future delinquencies, losses or foreclosures. There is no assurance that the delinquency, foreclosure and loss experience with respect to any of the Mortgage Assets or with respect to any Mortgage Asset Pool will be comparable to the experience reflected above for assets originated and serviced by FFI or its affiliates. Because certain Mortgage Assets may have been underwritten pursuant to standards that rely primarily on the value of the related Mortgaged Properties rather than the creditworthiness of the related mortgagor, the actual rates of delinquencies, foreclosures and losses on such Mortgage Assets, particularly in periods during which the value of the related Mortgage Properties has declined, could be higher than those historically experienced by the mortgage lending industry in general. In addition, the rate of delinquencies, foreclosures and losses with respect to the Mortgage Assets will also be affected by, among other things, interest rate fluctuations and general and regional economic conditions. See "Risk Factors -- Certain Factors Affecting Delinquencies, Foreclosures and Losses on Underlying Loans".

                                  THE TRUSTEE

         Any commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, the Trustee will have the power and the responsibility for appointing co-trustees or separate trustees of all or any part of the Trust Fund relating to a particular Series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co- trustee jointly, or in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee will make no representations as to the validity or sufficiency of the applicable Pooling and Servicing Agreement, the related Certificates, or of any Mortgage Loan, Agency Security, Contract or related document, and will not be accountable for the use or application by the Depositor or an Transferor of any funds paid to the Depositor or such Transferor in respect of the Certificates or the related Assets, or amounts deposited in the related Certificate Account or deposited into any other account for purposes of making payments or distributions to Holders. If no Event of Default has occurred, the Trustee will be required to perform only those duties specifically required of it under the applicable Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform to the requirements of the applicable Pooling and Servicing Agreement.

         The Trustee may resign at any time and the Depositor or the Servicer, as applicable, may remove the Trustee if the Trustee ceases to be eligible to continue as such under the applicable Pooling and Servicing Agreement, if the Trustee becomes insolvent or in such other instances, if any, as are set forth in the applicable Pooling and Servicing Agreement. Following any resignation or removal of the Trustee, the Depositor or Servicer, as applicable, will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

         At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the provisions of the Pooling and Servicing Agreement, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS

         The following discussion contains summaries of certain legal aspects of residential mortgage loans which are general in nature. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

         In addition, the following discussion also contains a summary of the Title I Program, which may be applicable to certain of the Mortgage Loans and Contracts. With respect to each Series for which the related Trust Fund includes Contracts, the related Prospectus Supplement will contain a discussion of certain legal aspects of manufactured housing contracts.

GENERAL LEGAL CONSIDERATIONS

         Applicable state laws generally regulate interest rates and other charges that may be assessed on borrowers, require certain disclosures to borrowers, and may require licensing of the Transferor, the Depositor, the Trustee, the Administrator, the Servicer and any Subservicer. In addition, most states have other laws, public policies and general principles of equity relating to the protection of consumers and the prevention of unfair and deceptive practices which may apply to the origination, servicing and collection of the Mortgage Loans.

         The Mortgage Loans are also subject to federal laws, including: (i) the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (ii) the Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, which require certain disclosures to the borrowers regarding the settlement and servicing of the Mortgage Loans; (iii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; (iv) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; (v) the Federal Trade Commission Preservation of Consumers' Claims and Defenses Rule, 16 C.F.R. Part 433, regarding the preservation of a consumer's rights; (vi) the Fair Housing Act, 42 U.S.C. 3601 et seq., relating to the creation and governance of the Title I Program; (vii) the Home Ownership and Equity Protection Act; and (viii) if applied, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act").

         Mortgages. The Mortgage Loans will be secured by either deeds of trust, mortgages, deeds to secure debt or chattel mortgages, depending upon the prevailing practice in the state in which the Mortgaged Property subject to a Mortgage Loan is located. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent, i.e., the payment of the indebtedness secured thereby. There are two parties to a mortgage, the borrower, who is the owner of the property and usually the borrower, and the mortgagee, who is the lender. Under the mortgage instrument, the borrower delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the owner of the property and usually the borrower, called the trustor (similar to a borrower), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable state law, the express provisions of the deed of trust or mortgage, and, in some cases, with respect to deeds of trust, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a borrower) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt generally are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms, the knowledge of the parties to such instrument and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office.

         Cooperative Loans. Certain of the Mortgage Loans may be Cooperative Loans. The private, non-profit, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as project borrower, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a pool of Mortgage Loans including Cooperative Loans, the collateral securing the Cooperative Loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant- stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE

         Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not contested by any of the parties defendant. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. Foreclosure is regulated by statutes and rules and is subject to the court's equitable powers. Generally, a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature the court may exercise equitable powers to relieve a borrower of a default and deny the mortgagee foreclosure on proof that either the borrower's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the borrower from an entirely technical default where such default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than reasonably equivalent value and such sale occurred while the borrower was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In some states, mortgages may also be foreclosed by advertisement pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

         Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee to sell the property upon default by the borrower under the terms of the note, deed of trust or deed to secure debt. In some states, prior to such sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states, prior to such sale, the trustee must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligations, including attorney's and trustee's fees to the extent allowed by applicable law. Certain states may require notices of sale to be published periodically for a prescribed period in a specified manner prior to the date of the trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property. In certain states, foreclosure under a deed of trust may also be accomplished by judicial action in the manner provided for foreclosure of mortgages.

         In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale. Because of the difficulty a potential buyer at the sale might have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, a third party may be unwilling to purchase the property at a foreclosure sale. For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other court officer for an amount equal to the principal amount of the indebtedness secured by the mortgage or deed of trust, plus accrued and unpaid interest and the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' and trustee's fees, which may be recovered by a lender. In some states there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume ownership of the mortgaged property and, therefore, the burdens of ownership, including the obligation to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be mitigated by the receipt of any mortgage insurance proceeds.

         A second mortgagee may not foreclose on the property securing a second mortgage unless it forecloses subject to the first mortgage and any other prior liens, in which case it must either pay the entire amount due on the first mortgage and such other liens, prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the first mortgage and such liens, in either event adding the amounts expended to the balance due on the second loan, and may be subrogated to the rights of the first mortgagee. In addition, in the event that the foreclosure of a second mortgage triggers the enforcement of a "due-on-sale" clause, the second mortgagee may be required to pay the full amount of the first mortgage to the first mortgagee. Accordingly, with respect to those Mortgage Loans which are second mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

         The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee; however, a junior lienholder whose rights in the property are terminated pursuant to foreclosure by a senior lienholder will not share in the proceeds from the subsequent disposition of the property. Junior lienholders may also institute legal proceedings separate from the foreclosure proceedings of the senior lienholders.

         With respect to any Series for which a REMIC election is made, the REMIC provisions of the Code and the Pooling and Servicing Agreement may require the Servicer to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the cost of direct operation by the Servicer.

         Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the borrower. See "Certain Legal Aspects of the Mortgage Assets -- Foreclosure -- Anti-Deficiency Legislation and Other Limitations on Lenders".

         Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owned by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event a borrower fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "-- Foreclosure -- Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         Junior Liens. Certain of the Mortgage Loans, including the Title I Mortgage Loans, may be secured by junior lien mortgages or deeds of trust. Second mortgages or deeds of trust are generally junior to first mortgages or deeds of trust held by other lenders, and third mortgages or deeds of trust are generally junior to first and second mortgages or deeds of trust held by other lenders, and so forth. The rights of the Certificateholders as the holders of a junior deed of trust or a junior mortgage, are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior mortgagee satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. A junior mortgagee or beneficiary in some states may satisfy a defaulted senior lien in full and in some states may cure such default and bring the senior loan current, in either event, adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust to the contrary, no notice of default is required to be given to a junior mortgagee or beneficiary. See "-- Foreclosure" herein.

         Furthermore, the terms of a junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will generally govern. Upon a failure of the borrower or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the senior mortgagee or beneficiary become part of the indebtedness secured by the senior mortgage or deed of trust. To the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

         Right of Redemption. The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

         The equity of redemption which is a non-statutory right that must be exercised prior to foreclosure sale should be distinguished from statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

         Anti-Deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other
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provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule or forgiving all or a portion of the debt. Additionally, a federal bankruptcy court in a Chapter 11 bankruptcy case may be able to reduce the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan; however, the United States Supreme Court has recently eliminated such a risk in Chapter 7 and Chapter 13 bankruptcy cases.

         The Internal Revenue Code of 1986, as amended provides priority to certain tax liens over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.

         Enforceability of Certain Provisions. Certain of the Mortgage Loans will contain a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

         Some courts have imposed general equitable principles to limit the remedies available in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. For example, some courts have required that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders' judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument or deed of trust is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. The exercise by the court of its equity powers will depend on the individual circumstances of each case. Finally, some courts have
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provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust receive notices in addition to those prescribed statutorily. For the most part, these cases have upheld the statutory notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.

         Some of the Mortgage Loans may not restrict secondary financing, thereby permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. The bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Late charges are typically retained by servicers as additional servicing compensation.

         A portion of the Mortgage Loans contain "due-on-sale" clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or coveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         Exempted from the general rule of enforceability of due-on-sale clauses were mortgage loans (originated other than by federal savings and loan associations and federal savings banks) that were made or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982 ("Window Period Loans"). However, this exception applied only to transfers of property underlying Window Period Loans occurring between October 15, 1982 and October 15, 1985 and does not restrict enforcement of a due-on-sale clause in connection with current transfers of property underlying Window Period Loans. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision (the "OTS"), as successor to the Federal Home Loan Bank Board which preempt state law restrictions on the enforcement of due-on-sale clauses.

         The Garn-St. Germain Act also sets forth nine instances in which a mortgage lender covered by the Garn-St. Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that transfer of the property may have occurred. These include intrafamily transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. The Garn-St. Germain Act also grants the Director of the Office of Thrift Supervision (successor to the Federal Home Loan Bank Board) authority to prescribe by regulation further instances in which a due-on-sale clause may not be exercised upon the transfer of the property. To date no such regulations have been issued. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a "due-on-sale" clause.





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         If interest rates were to rise above the interest rates on the
Mortgage Loans, then any inability of the Servicer or the subservicer to enforce due-on-sale clauses may result in the Trust Fund containing a greater number of Mortgage Loans bearing below-market interest rates than would otherwise be the case, since a transferee of the property underlying a Mortgage Loan would have a greater incentive in such circumstances to assume the seller's Mortgage Loan. Any inability to enforce due-on-sale clauses may affect the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

         Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

         Adjustable Rate Loans. The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the Uniform Commercial Code. In such event, the Trustee will not be deemed to be a "holder in due course" within the meaning of the Uniform Commercial Code and may take such a mortgage note subject to certain restrictions on its ability to foreclose and to certain contractual defenses available to a borrower.

         Environmental Legislation. Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or assumes active control over the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender (such as a Certificate Trustee, a PMBS Trustee, or a Trust Fund) to homeowners. In the event that title to a property securing a Mortgage Loan in a pool of Mortgage Loans was acquired by a Certificate Trustee, a PMBS Trustee, or a Trust Fund and cleanup costs were incurred in respect of the property, the Holders of the related Certificates might realize a loss if such costs were required to be paid. In addition, the presence of certain environmental contamination, including, but not limited to, lead-based paint, asbestos and leaking underground storage tanks could result in the holders of the related Certificates realizing a loss if associated costs were required to be paid. The Depositor, the Administrator, the Underwriters, the Transferors, the Servicers, and any of their respective affiliates (i) have not caused any environmental site assessments or evaluations to be conducted with respect to any properties securing the Mortgage Loans, (ii) are not required to make any such assessments or evaluations and (iii) make no representations or warranties and assume no liability with respect to the absence or effect of hazardous wastes or hazardous substances on any property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances.

         In the event that title to a Mortgaged Property is acquired by the Trust Fund and cleanup costs are incurred in respect of such property, the
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paid. In addition, the presence of certain environmental contamination, including, but not limited to, lead-based paint, asbestos and leaking underground storage tanks could result in the Certificateholders realizing a loss if any associated remedial costs are required to be paid. The Transferor, the Depositor, the Servicer, any subservicer and any of their respective affiliates (i) have not caused any environmental site assessments or evaluations to be conducted with respect to any Mortgaged Property, (ii) are not required to make any such assessments or evaluations and (iii) make no representations or warranties and assume no liability with respect to the absence or effect of hazardous wastes or hazardous substances on any property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances.

TRUTH IN LENDING ACT

         In September 1994, the Reigle Community Development and Regulatory Improvement Act of 1994 (the "Reigle Act") was enacted which incorporates the Home Ownership and Equity Protection Act of 1994, and which adds certain additional provisions to Regulation Z, the implementing regulation of the Truth-in-Lending Act ("TILA"). These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges ("covered loans"). In general, mortgage loans within the purview of the Reigle Act have annual percentage rates over 10% greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Reigle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of a creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan. A substantial majority of the loans originated or purchased by the Transferor are covered by the Reigle Act.

         The Reigle Act provisions impose additional disclosure requirements on lenders originating covered loans and prohibit lenders from originating covered loans that are underwritten solely on the basis of the borrower's home equity without regard to the borrower's ability to repay the loan. The Transferor believes that only a small portion of its loans originated in fiscal 1994 and fiscal 1995 are of the type that, unless modified, would be prohibited by the Reigle Act. As a result of the Reigle Act provisions, with respect to all covered loans, the Transferor applies loan underwriting criteria that take into consideration the borrower's ability to repay.

         The Reigle Act provisions also prohibit lenders from including prepayment fee clauses in covered loans to borrowers with debt-to-income ratios in excess of 50% or covered loans used to refinance existing loans originated by the same lender. The Transferor reported immaterial amounts of prepayment fee revenues in fiscal 1993, 1994 and 1995, respectively. The Transferor will continue to collect prepayment fees on loans originated prior to effectiveness of the Reigle Act provisions and on non-covered loans, as well as on covered loans in permitted circumstances following the effectiveness of the Reigle Act provisions. The Reigle Act provisions impose other restrictions on covered loans, including restrictions on balloon payments and negative amortization features, which the Transferor does not believe will have a material effect on its operations.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of home improvement first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.





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         A similar federal statute, adopted in 1976, provides federal usury preemption with respect to Title I Mortgage Loans, such as the Title I Mortgage Loans. This statute also permits states to reimpose interest rate limits by passing legislation at any time after June 30, 1976. To date, no state has enacted any reported statute to reimpose interest rate limits with respect to any loans, mortgage or advance that is insured under Title I.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation or similar limitations under state law could have an effect, for an indeterminate period of time, on the ability of the Servicer or the subservicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related Mortgage Loans, would result in a reduction of the amounts available for distribution to the holders of the Offered Certificates, but the Offered Certificates would receive the full amount otherwise distributable to such holders to the extent that amounts are available from the credit enhancement provided for the Offered Certificates. See "Risk Factors -- Limitations of Credit Enhancement" herein. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer or subservicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default there may be delays and losses occasioned by the inability to realize upon the related Mortgaged Property in a timely fashion.

THE TITLE I PROGRAM

         General. Sections 1 and 2(a) of the National Housing Act of 1934, as amended (the "Act"), authorize the creation of the Federal Housing Administration (which is an agency within the Untied States Department of Housing and Urban Development; such agency and department are referred to together herein as the "FHA") and the Title I Program. Certain of the Mortgage Loans or Contracts contained in a Trust Fund may be loans insured under the Title I Program. FHA Regulations contain the requirements under which approved Title I Lenders may obtain insurance against a portion of losses incurred with respect to eligible loans that have been originated and serviced in accordance with FHA Regulations, up to the amount of such Title I Lender's FHA Reserve, as described below, and subject to the terms and conditions established under the Act and FHA Regulations. While FHA Regulations permit the Secretary of HUD, subject to statutory limitations, to waive a Title I Lender's noncompliance with FHA Regulations if enforcement would impose an injustice on the lender (provided the Title I Lender has acted in good faith, is in substantial compliance with FHA Regulations and has credited the borrower for any excess charges), in general, an insurance claim against the FHA will be denied if the Title I loan to which it relates does not strictly satisfy the requirements of the Act and FHA Regulations.

         Unlike certain other government loan insurance programs, loans under the Title I Program (other than loans in excess of $25,000) are not subject to prior review by the FHA. Under the Title I Program, the FHA disburses insurance proceeds with respect to defaulted loans for which insurance claims have been filed by a Title I Lender prior to any review of such loans. A Title I Lender is required to repurchase a Title I loan from the FHA that is determined to be ineligible for insurance after insurance claim payments for such loan have been paid to such lender. Under the FHA Regulations, if the Title I Lender's obligation to repurchase the Title I loan is unsatisfied, the FHA is permitted to offset the unsatisfied obligation against future insurance claim payments owed by the FHA to such lender. FHA Regulations permit the FHA to disallow an insurance claim with respect to any loan that does not qualify for insurance for a period of up to two years after the claim is made and to require the Title I Lender that has submitted the insurance claim to repurchase the loan. Pursuant to a letter ruling issued by the FHA in October 1994, the FHA has stated that, as a policy, the FHA will strive to review all insurance claim submissions in a timely manner and limit the period of time within which it will request the repurchase of a loan to a period of one year after claim submission. The letter further states, however, that the





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FHA may find it necessary with respect to some claim submissions to apply the foregoing two-year incontestability provision strictly.

         The proceeds of loans under the Title I Program may be used only for permitted purposes, including, but not limited to, the alteration, repair or improvement of residential property, the purchase of a manufactured home or lot (or cooperative interest therein) on which to place such home or the purchase of both a manufactured home loan and the lot (or cooperative interest therein) on which such home is placed. Title I Program loans may be made directly to the owners of the property to be improved or purchased ("direct loans") or with the assistance of a dealer or home improvement contractor that will have an interest in the proceeds of the loan ("dealer loans").

         Subject to certain limitations described below, eligible Title I loans are insured by the FHA for 90% of an amount equal to the sum of (i) the net unpaid principal amount and the uncollected interest earned to the date of default, (ii) interest on the unpaid loan obligation from the date of default to the date of the initial submission of the insurance claim, plus 15 calendar days (the total period not to exceed nine months) at a rate of 7% per annum,
(iii) uncollected court costs, (iv) title examination costs, (v) fees for required inspections by the lenders or its agents, up to $75, and (vi) effective July 5, 1995, origination fees up to a maximum of 5% of the loan amount. However, the insurance coverage provided by the FHA is limited to the extent of the balance in the Title I Lender's FHA Reserve maintained by the FHA. Accordingly if sufficient insurance coverage is available in such FHA Reserve, then the Title I Lender bears the risk of losses on a Title I loan for which a claim for reimbursement is paid by the FHA of at least 10% of the unpaid principal, uncollected interest earned to the date of default, interest from the date of default to the date of the initial claim submission and certain expenses.

         Under the Title I Program, the FHA maintains an FHA insurance coverage reserve account (a "FHA Reserve") for each Title I Lender. The amount in each Title I Lender's FHA Reserve is a maximum of 10% of the amounts disbursed, advanced or expended by a Title I Lender in originating or purchasing eligible loans registered with the FHA for Title I Insurance, with certain adjustments permitted or required by FHA Regulations. The balance of such FHA Reserve is the maximum amount of insurance claims the FHA is required to pay to the related Title I Lender. Mortgage loans to be insured under the Title I Program will be registered for insurance by the FHA, and the increase in Title I insurance coverage to which the Title I Lender is entitled by reason of the reporting of such loans under the Title I Lender's contract of insurance will be included in the FHA Reserve for the originating Title I Lender following the receipt and acknowledgment by the FHA of a transfer of note report on the prescribed form (the "Transfer Report") pursuant to FHA Regulations.

         Under the Title I Program the FHA will reduce the insurance coverage available in a Title I Lender's FHA Reserve with the respect to loans insured under such Title I Lender's contract of insurance by (i) the amount of FHA Insurance claims approved for payment related to such loans, (ii) prior to October 1, 1995, after a Title I Lender has held its Title I contract of insurance for five years, the amount of the annual reduction (the "Annual Reduction") equal to 10% of the amount of insurance coverage contained in the related FHA Reserve as of that date, and (iii) the amount of reduction of the Title I Lender's FHA Reserve by reason of the sale, assignment or transfer of loans registered under the Title I Lender's contract of insurance. Such insurance coverage also may be reduced for any FHA insurance claims previously disbursed to the Title I Lender that are subsequently rejected by the FHA. On June 5, 1995, the FHA announced the elimination of Annual Reductions, effective as of October 1, 1995.

         Upon the receipt and acknowledgment by the FHA of a Transfer Report, originations of new loans will increase a Title I Lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating such loans registered with the FHA for insurance under the Title I Program. A Title I Lender is permitted to sell or otherwise transfer loans reported for insurance under the Title I Program only to another Title I Lender. Upon any such transfer, except a transfer with recourse or under a guaranty or repurchase Agreement, the seller is required to file a Transfer Report with the FHA reporting the transfer of such loans. Upon notification and approval of such transfer, the FHA Reserve of the selling Title I Lender is reduced, and the FHA Reserve of the purchasing Title I Lender is increased, by an amount equal to the lesser of 10% of the actual purchase price of the loans or the net unpaid principal balance of the loans, up to the total amount of the





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selling Title I Lender's FHA Reserve. Thus, in the event the selling Title I
Lender's FHA Reserve was less than 10% of the unpaid principal balance of its portfolio of loans reported for insurance under the Title I Program prior to the sale, the seller's FHA Reserve may be exhausted as the result of a sale of only a portion of its total portfolio, with the result that its remaining Title I Program portfolio may be ineligible for Title I Program benefits until the lender originates or otherwise acquires additional loans reported for insurance under the Title I Program. Accordingly, the insurance coverage reserves transferred to the purchasing Title I Lender in such case will be less than 10% of the lesser of the purchase price or the principal balance of the portfolio of loans purchased, which may be the case with respect to the Transferor's purchase of certain Title I Mortgage Loans and Title I Contracts from certain Title I lenders and the transfer of the related insurance coverage from such lenders' FHA Reserves. Additionally, pursuant to FHA Regulations, not more than $5,000 in insurance coverage shall be transferred to or from a Title I Lender's insurance coverage reserve account during any October 1 to September 30 fiscal year without the approval of the Secretary of HUD. Such HUD approval is generally viewed as automatic, provided the formal requirements for transfer are satisfied, but HUD does have the right under FHA Regulations to withhold approval.

         Unlike most other FHA insurance programs, the obligation of the FHA to reimburse a Title I Lender for losses in the portfolio of insured loans held by such Title I Lender is limited to the amount in an FHA Reserve maintained on a lender-by-lender basis and not on a loan-by-loan basis. Except when to do so would be in HUD's best interest, the FHA does not track or "earmark" the loans within a Title I Lender's portfolio to determine whether a reduction in such lender's FHA Reserve as the result of an insurance claim by such lender are, in fact, attributable to the insured loan with respect to which the claim was made. For this reason, if a Title I Lender is holding insured loans as a fiduciary on behalf of multiple non-affiliated beneficiaries, in order for such a lender to cause its FHA Reserve to be reduced only by an amount to which a particular beneficiary is entitled by reason of the insured loans beneficially held by it, the Title I Lender must segregate or "earmark" its FHA Reserve on its own books and records according to which beneficiary is entitled to what portion of the insurance coverage in the Title I Lender's FHA Reserve as if the insurance coverage were not commingled by the FHA in such FHA Reserve. If such Title I Lender continues to submit claims with respect to loans held on behalf of a beneficiary whose portion of insurance coverage in its FHA Reserve has been exhausted, the FHA will continue to honor such claims until all insurance coverage in such Title I Lender's FHA Reserve has been exhausted, even though such FHA Reserve may, in fact, be held by the Title I Lender for the benefit of a different beneficiary than the beneficiary of the insured loans to which the claims relate under a separate contractual agreement. In addition, under certain FHA administrative offset regulations, the FHA may offset an unsatisfied obligation of a Title I Lender to repurchase loans that are determined to be ineligible for insurance against future insurance claim payments owed by the FHA to such lender. In the case of the related Trust Fund, if the Trustee were to hold loans insured under the Depositor's FHA Reserve on behalf of another trust fund, the FHA were to determine that insurance claims were paid in respect of loans ineligible for insurance that related to such other trust fund and the Trustee, on behalf of such other trust fund, was unable or otherwise failed to repurchase the ineligible loans, then the FHA could offset the amount of the repurchase obligation against insurance proceeds payable with respect to one or more Title I Mortgage Loans or Title I Contract included in the related Trust Fund. If the Trustee were unable to recover the amount of such offset from the other trust fund, the Trust Fund could experience a loss as a result.

         Accordingly, claims paid to the Trustee (or the Administrator, if any) by the FHA with respect to Title I loans insured under the Depositor's FHA Reserve other than the Title I Mortgage Loans and Title I Contracts may reduce the FHA Insurance Amount. In the Pooling and Servicing Agreement, the Depositor and the Trustee (or the Administrator, if any) will agree not to submit claims to the FHA with respect to Title I loans other than the Title I Mortgage Loans and Title I Contracts if the effect thereof would be to reduce the FHA Insurance Amount. The Depositor has committed to use its FHA contract of insurance under the Title I Program only to report the record ownership of loans transferred and assigned to the Trustee pursuant to the Pooling and Servicing Agreement and similar pooling and servicing agreements that may be entered into by the Depositor in the future.

         On the final Transfer Date, such FHA Insurance Amount will be the maximum amount of insurance coverage in the Depositor's FHA Reserve that will be available for the submission of claims on the Title I





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Mortgage Loans, and thereafter, such FHA Insurance Amount will be decreased as a result of payments by the FHA in respect of FHA Claims submitted for the Title I Mortgage Loans and Title I Contracts after the Transfer Dates and as a result of the repurchase or substitution of Title I Mortgage Loans and Title I Contracts by the Transferor. Except in connection with the conveyance to the Trust Fund of any Subsequent Mortgage Loans that are Title I Mortgage Loans and the substitution of Title I Mortgage Loans and Title I Contracts, the FHA Insurance Amount for the Title I Mortgage Loans and Title I Contracts will not be increased for any other Title I loans, either previously or subsequently owned by the Depositor and reported for insurance in the Depositor's FHA Reserve.

         On the final Transfer Date, the amount of FHA insurance coverage that will have been transferred from the Transferor's FHA Reserve to the Depositor's FHA Reserve may be less than the maximum amount of insurance coverage transferrable which would otherwise equal 10% of the unpaid principal balance or the purchase price, if less. However, if individual Title I Mortgage Loans and Title I Contracts are repurchased from the Trustee, on behalf of the Trust Fund, by the Transferor, the Servicer and/or any Subservicer, then with respect to any individual Title I Mortgage Loan or Title I Contract the amount of FHA insurance coverage that will be transferred from the Trustee's FHA Reserve, in all likelihood, will be the maximum amount of insurance coverage of 10% of the unpaid principal balance or the purchase price, if less, until such time as the Depositor's FHA Reserve has been reduced to a balance which is less than such maximum amount. Accordingly, the transfer of insurance coverage from the Depositor's FHA Reserve as the result of the repurchase of Title I Mortgage Loans and Title I Contracts will cause a disproportionately larger reduction to the FHA Insurance Amount for each individual Title I Mortgage Loan and Title I Contract and if a significant amount of Title I Mortgage Loans and Title I Contracts are repurchased, could result in a substantial reduction of such FHA Insurance Amount and the relative percentage of such FHA Insurance Amount to the principal balance of the Title I Mortgage Loans and Title I Contracts remaining in the Trust Fund.

         Requirements for Title I Property Improvement Loans and Contracts. The proceeds of loans originated under the Title I Program for property improvements may be used only for improvements that substantially protect or improve the basic habitability or utility of an eligible property. Although Title I loans are available for several types of properties, the Title I Mortgage Loans will include primarily one-to four-family property improvement loans. FHA Regulations require that the borrower have at least a one-half interest in (i) fee simple title to the real property to be improved with the loan proceeds ("Secured Property"), (ii) a lease on the Secured Property for a fixed term that expires no sooner than six months after the maturity date of the property improvement loan or (iii) a properly recorded land installment contract for the purchase of the Secured Property. Any Title I property improvement loan originated after August 1994 in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple. Prior to August 1994, any Title I property improvement loan in excess of $5,000 was required to be secured by such a recorded lien.

         The maximum principal amount of an eligible loan under the Title I Program, must not exceed the actual cost of the project plus any authorized fees and charges under the Title I Program as provided below; provided that such maximum principal amount does not exceed $25,000 for a single family property improvement loan. No single borrower is permitted to have more than an aggregate of $25,000 in unpaid principal obligations with respect to Title I loans without prior approval of HUD. Generally, the term of a Title I loan that is a property improvement loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I loans with respect to multiple properties (subject to the aforementioned limit on loans to a single borrower), and a borrower may obtain more than one Title I loan with respect to a single property, in each case as long as the total outstanding balance of all Title I loans on the same property does not exceed the maximum loan amount for the type of Title I loan thereon having the highest permissible loan amount. If a property improvement loan (or combination of loans on a single property) exceeds $15,000, and either (i) the property is not owner occupied or (ii) the structure on the property was completed within six months prior to the application for the loan, the borrower is required to have equity in the property at least equal to the loan amount. In all other cases, there is no requirement that the owner contribute equity to the property other than fees and costs that may not be added to the balance of the loan as described below.





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         Fees and charges that may be added to the balance of property improvement loans include (i) architectural and engineering fees, (ii) building permit costs, (iii) credit report costs, (vi) fees for required appraisals (if applicable), (iv) title examination costs and (v) fees for required inspections by the lender or its agent, up to $75. The Title I Lender is entitled to recover the following fees and charges in connection with a property improvement loan from the borrower as part of the borrower's initial payment:
(i) an origination fee not to exceed 1% of the loan amount, (ii) discount points, however, after July 5, 1995, only to the extent a lender can demonstrate a clear relationship between the charging of discount points and some tangible benefit to the borrower such as a compensating decrease in the interest rate being charged, (iii) recording fees, recording taxes, filing fees and documentary stamp taxes, (iv) title insurance costs, (v) current year tax and insurance escrow payments, (vi) fees necessary to establish the validity of the lien, (vii) appraisal fees that are not eligible to be financed, (viii) survey costs, (ix) handling charges for refinancing or modification of an existing loan, up to $100, (x) fees for approving assumption or preparing assumption agreements, not to exceed 5%, (xi) certain fees of closing agents and (xii) such other items as may be specified by the FHA. FHA Regulations prohibit the advancement of such fees and charges to the borrower by any party to the transaction.

         FHA Regulations distinguish between "direct loans" and "dealer loans." A loan is a "dealer loan" if an approved dealer having a direct or indirect financial interest in the transaction assists the borrower in obtaining the loan. A loan made by the lender to the borrower without the assistance of any party with a financial interest in the loan transaction (other than the lender) is a "direct loan."

         With respect to dealer loans, the dealer-contractor typically enters into a consumer credit contract or note with the borrower and, after completion of the financed improvements, assigns the contract or note to the Title I Lender. The dealercontractor presents the loan application to the Title I Lender, receives the check or money order representing the loan proceeds and may accompany the borrower to the institution for the purpose of receiving payment. As a condition to the disbursement of the proceeds of a dealer loan, the Title I Lender is required to obtain a completion certificate signed by the borrower and the dealer certifying that the improvements have been completed in accordance with the contract and that the borrower has received no inducement from the dealer to enter into the transaction other than discount points. The Title I Lender may enter into an agreement under which the lender has full or partial recourse against the dealer for a period of three years in the event the Title I Lender sustains losses with respect to loans originated by such dealer and such loans do not satisfy FHA Regulations. FHA Regulations require that each dealer meet certain net worth and experience requirements and be approved by the FHA on an annual basis. Any Title I Lender that makes dealer loans is required to supervise and monitor the dealer's activities with respect to loans insured under the Title I Program and to terminate a dealer's approval if the dealer does not satisfactorily perform its contractual obligations or comply with Title I Program requirements.

         The note evidencing a property improvement loan insured under the Title I Program is required to bear a genuine signature of the borrower and any co-maker and co-signer, must be valid and enforceable, must be complete and regular on its face and must have interest and principal stated separately. The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on the Title I loan must accrue from the date of the loan and be calculated according to the actuarial method, which allocates payments on the loan between principal and interest such that a payment is applied first to accrued interest and any remainder is subtracted from, or any deficiency is added to, the unpaid principal balance.

         Principal and interest on the note is required to be payable in equal installments at least monthly except where the borrower has irregular cash flow. The first and last payments may vary in amount from the regular installment amount but may not exceed 150% of the regular installment amount. The first payment may be due no later than two months from the date of the loan (i.e., the date upon which proceeds are disbursed by the lender). Late charges may be assessed only after fifteen days and cannot exceed the lesser of 5% of the installment, up to a maximum of $10 and must be billed as an additional charge to the borrower. In lieu of late charges, the note may provide for interest to accrue on late installments on a daily basis at the note rate. The note must include a provision for acceleration of maturity, at the option of the holder, upon a default by the borrower





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and a provision permitting prepayment in part or in full without penalty. The
Title I Lender must assure that the note and all other documents evidencing the loan are in compliance with applicable Federal, state and local laws.

         A written but unrecorded modification agreement executed by the borrower may be used in lieu of refinancing a delinquent or defaulted loan to reduce or increase the installment payment, but not to increase the term or interest rate. A written modification agreement may also be used to refinance a loan in order to reduce the interest rate, provided the loan is current. Alternatively, the lender may negotiate an informal repayment plan for the borrower to cure a temporary delinquency within a short period of time by sending a letter to the borrower reciting the terms of the agreement. The lender may not release any party from liability under the note or any lien securing an insured loan without prior FHA approval.

         FHA Regulations do not require that the borrower obtain title or fire and casualty insurance as a condition to obtaining loan, except with respect to manufactured home loans. If the property is located in a flood hazard area, however, flood insurance in an amount at least equal to the loan amount is required at the date of loan disbursement. The Borrower is required to maintain flood insurance of at least the unpaid balance of the loan (or the value of the property if state law so limits the amount of flood insurance).

         Requirements for Title I Manufactured Home Contracts. The maximum principal amount for any Title I Contract for a Manufactured Home must not exceed the sum of certain itemized amounts, which include a specified percentage of the purchase price of the manufactured home depending on whether it is a new or existing home; provided that such maximum amount does not exceed the following loan amounts: (i) $48,600 for a new or existing manufactured home purchase loan; (ii) $16,200 for a manufactured home lot purchase; and (iii) $64,800 for a combination loan (i.e. a loan to purchase a new or existing manufactured home and the lot for such home). Generally, the term of a Title I Contract for a Manufacture Home may not be less than six months nor greater than 20 years and 32 days, except that the maximum term of a manufactured home lot loan is limited to 15 years and 32 days and the maximum term of a multimodule manufactured home and lot in combination is limited to 25 years and 32 days.

         Borrower eligibility for a Title I Contract for a Manufactured Home requires that the borrower become the owner of the property to be financed with such loan and occupy the manufactured home as the borrower's principal residence, except for a manufactured home lot loan which allows six months from the date of the loan to occupy the home as the borrower's principal residence. If a manufactured home is classified as realty, then ownership of the home must be in fee simple, and also, the ownership of the manufactured home lot must be in fee simple, except for a lot which consists of a share in a cooperative association that owns and operates a manufactured home park. The borrower's minimum cash down payment requirement to obtain financing through a Title I Contract for a Manufactured Home is as follows: (i) at least 5% of the first $5,000 and 10% of the balance of the purchase price of a new manufactured home and at least 10% of the purchase price of an existing manufactured home for a manufactured home purchase loan, or in lieu of a full or partial cash down payment, the trade-in of the borrower's equity in an existing manufactured home; (ii) at least 10% of the purchase price and development costs of a lot for a manufactured home lot loan; and (iii) at least 5% of the first $5,000 and 10% of the balance of the purchase price of the manufactured home and lot for a combination loan.

         Any manufactured home financed by a Title I Contract must be certified by the manufacturer to have been constructed in compliance with the National Manufactured Housing Construction and Safety Standards Act of 1974 (42 U.S.C. Sections 5401-5426), so as to conform to all applicable Federal construction and safety standards, and with respect to the purchase of a new manufactured home, the manufacturer must furnish the borrower with a one year written warranty on a HUD approved form which obligates the manufacturer to correct any nonconformity with all applicable Federal construction and safety standards or any defects in materials or workmanship which become evident within one year after the date of delivery. The regulations under the Title I Program set forth certain additional requirements relating to the construction, transportation and installation of any manufactured home and standards for the manufactured homesite financed by any Title I Contract. The proceeds from a Title I Contract for a Manufactured Home may be used as follows: the purchase or refinancing of a manufactured home, a suitably developed lot for a manufactured home already owned by the borrower or





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a manufactured home and suitably developed lot for the home in combination; or
the refinancing of an existing manufactured home already owned by the borrower in connection with the purchase of a manufactured home lot or an existing lot already owned by the borrower in connection with the purchase of a manufactured home. In addition, the proceeds for a Title I Contract for a Manufactured Home which is a manufactured home purchase loan may be used for the purchase, construction or installation of a garage, carport, patio or other comparable appurtenance to the manufactured home, and the proceeds for a Title I Contract for a Manufactured Home which is a combination loan may be used for the purchase, construction or installation of a foundation, garage, carport, patio or other comparable appurtenance to the manufactured home. The proceeds from a Title I Contract for a Manufactured Home cannot be used for the purchase of furniture or the financing of any items and activities which are set forth on the list published by the Secretary of HUD as amended from time to time.

         Any Title I Contract for a Manufactured Home must be secured by a recorded lien on the manufactured home (or lot or home and lot, as appropriate), its furnishings, equipment, accessories and appurtenance, which lien must be a first lien, superior to any other lien on the property which is evidenced by a properly recorded financing statement, a properly recorded security instrument executed by the borrower and any other owner of the property or other acceptable instrument. With respect to any Title I Contract involving a manufactured home purchase loan or combination loan and the sale of the manufactured home by a dealer, the lender or its agent (other than a manufactured home dealer) must conduct a site-of-placement inspection within 60 days after the date of the loan to verify that the terms and conditions of the purchase contract have been met, the manufactured home and any options and appurtenances included in the purchase price or financed with the loan have been delivered and installed and the placement certificate executed by the borrower and the dealer is in order.

         Title I Underwriting Requirements. FHA Regulations require that, before making a loan insured under the Title I Program, a Title I Lender exercise prudence and diligence in determining whether the borrower and any co-maker or co-signer is solvent and an acceptable credit risk with a reasonable ability to make payments on the loan obligation. Prior to loan approval, the Title I Lender is required to satisfy specified credit underwriting requirements and to keep documentation supporting its credit determination. As part of its credit underwriting, the Title I Lender must obtain the following: (i) a dated credit application executed by the borrower, any co-maker and any co-signer, (ii) written verification of current employment and current income of the borrower and any co-maker or co-signer, (iii) a consumer credit report stating the credit accounts and payment history of the borrower and any co-maker or co-signer, (iv) on loans in excess of $5,000, written evidence that the borrower is not over 30 days delinquent on any senior lien instruments encumbering the improved property, (v) verification whether the borrower is in default on any obligation owed to or insured or guaranteed by the Federal Government and (vi) written verification of the source of funds for any initial payment required of the borrower if such payment is in excess of 5% of the loan. Before making a final credit determination, the lender is required to conduct a face-to-face or telephone interview with the borrower and any co-maker or co-signer to resolve any discrepancies in the information on the credit application and to assure that the information is accurate and complete. The Title I Lender's files must contain, among other things, the note or other debt instrument, the lien instrument and a copy of the property improvement contract (in the case of a dealer loan) or a detailed written description of the work to be performed, the materials to be furnished and the estimated cost (for a loan not involving a dealer or contractor).

         The Title I Lender is required to satisfy itself that the borrower's income is adequate to make the payments required under the loan and to pay the borrower's housing and other recurring expenses. The borrower's housing and other recurring expenses generally may not exceed a maximum percentage of gross income as published from time to time in the Federal Register. The Title I Lender is required to document any compensating factors that support the approval of the loan if such expense-to-income ratios are not satisfied. A Title I Lender is prohibited from approving a loan under the Title I Program without the approval of the FHA if the lender has knowledge that the borrower is past due more than 30 days under the original terms of an obligation owed to or insured or guaranteed by the Federal Government or the borrower has made material misstatements of fact on applications for loans or other assistance.





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         UNDER THE TITLE I PROGRAM, THE FHA DOES NOT REVIEW OR APPROVE FOR
QUALIFICATION FOR INSURANCE THE INDIVIDUAL LOAN INSURED THEREUNDER AT THE TIME OF APPROVAL BY THE LENDING INSTITUTION (AS IS TYPICALLY THE CASE WITH OTHER FEDERAL LOAN INSURANCE PROGRAMS). If, after a loan has been made and reported for insurance under the Title I Program, a Title I Lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, such Title I Lender is required promptly to report such finding to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatement of facts or misuse of loan proceeds was caused by (or was knowingly sanctioned by) such Title I Lender or its employees.

         Claims Procedures Under Title I. The term "default" is defined under FHA Regulations as the failure of the borrower to make any payment due under the note for a period of 30 days after such payment is due. The "date of default" is considered to be the date 30 days after the borrower's first failure to make an installment payment on the note that is not covered by subsequent payments applied to overdue installments in the order they became due. When a loan reported for insurance under the Title I Program goes into default, a Title I Lender is required to contact the borrower and any co-maker and co-signer by telephone or in person to determine the reasons for the default and to seek a cure. If such Title I Lender is not able to effect a cure after diligent efforts, it may provide the borrower with a notice of default stating that the loan will be accelerated in 30 days if the loan is not brought current or the borrower does not enter into a loan modification agreement or repayment plan. The notice of default must meet certain requirements set forth in the FHA Regulations and must conform to applicable state law provisions. Such Title I Lender is permitted to rescind the acceleration of maturity of the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity of a secured property improvement loan, a Title I Lender has the option to proceed against the security or make a claim under its contract of insurance. If a Title I Lender chooses to proceed against the Secured Property under a security instrument (or if it accepts a voluntary conveyance or surrender of the Secured Property), (i) the Title I Lender must proceed against the loan security by foreclosure and acquire good, marketable title to the property securing the loan and (ii) the Title I Lender must take all actions necessary under applicable law to preserve its rights, if any, to obtain a deficiency judgment against the borrower, provided however, the Title I Lender may still file an FHA Insurance claim, but only with the prior approval of the Secretary of HUD.

         If a Title I Lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and where the borrower is in bankruptcy or deceased, evidence that the lender has properly filed proofs of claims. Generally, a Title I Lender must file its claim of insurance with the FHA not later than nine months after the date of default. Concurrently with filing the insurance claim, such Title I Lender is required to assign to the United States of America it's entire interest in the note (or a judgment in lieu of the note), in any securities held and in any claims filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary of HUD has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the Title I Lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the Title I Lender to repurchase the paid claim and to accept an assignment of the loan note. If the Title I Lender subsequently obtains a valid and enforceable judgment against the borrower, it may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim previously paid by it and make a demand for repurchase of the loan with respect to which the claim was paid at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the Title I Lender.

         A claim for reimbursement of loss with respect to a loan eligible for insurance under the Title I Program is required to be made on an FHA-approved form executed by a duly qualified officer of the Title I Lender and must be accompanied by copies of certain relevant documents and documentation specified in the FHA Regulations to support the claim. The Title I Lender is required, among other things, to document its efforts to effect recourse against any dealer in accordance with any recourse agreement with such dealer. If the loan is





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subject to an unsatisfied dealer recourse agreement claim, the Title I Lender is also required to assign its rights under such recourse agreement. The FHA has the right to deny any claim for insurance in whole or in part based upon a violation of the FHA Regulations unless a waiver of compliance is granted. The Title I Lender is permitted to appeal any such claim denial and resubmit the claim within six months of the date of the claim denial, subject to a reprocessing fee. The Pooling and Servicing Agreement provides that the Trustee (or the Administrator) shall submit an FHA Claim with respect to any Title I Mortgage Loan or Title I Contract that goes into default if the default cannot be cured.

         If, as a result of the delay in the transfer of the FHA Insurance described above, FHA Insurance is not available with respect to any defaulted Title I Mortgage Loan or Title I Contract at the time it goes into default, then the amount required to make interest payments to the Certificateholders with respect to the principal amount thereof, until such FHA Insurance becomes available and a claim for insurance can be made, if at all, will be paid from other amounts, if any, available in the Certificate Account.

         No Rights of Certificateholders Against FHA. Because the Trust Fund and the Certificateholders will not hold an FHA contract of insurance, the FHA will not recognize the Trust Fund or the Certificateholders as the owners of the Title I Mortgage Loans, Title I Contracts or any portion thereof, entitled to submit FHA Claims to the FHA. Accordingly, the Trust Fund and the Certificateholders will have no direct right to receive insurance payments from the FHA. In the event the Trustee (or the Administrator, if any) submits an FHA Claim to the FHA and the FHA approves payment of such FHA Claim, the related FHA Insurance Proceeds will be payable only to the Trustee or to the Administrator, if any, as agent and attorney-in-fact for the Trustee. The Certificateholders' rights relating to the receipt of payment from and the administration, processing and submissions of FHA Claims by the Trustee or the Administrator, if any, are limited and governed by the related Pooling and Servicing Agreement and FHA Claims Administration Agreement and these functions are obligations of the Trustee and the Administrator, if any, not the FHA.

                            LEGAL INVESTMENT MATTERS

         To the extent specified in the related Prospectus Supplement, the Certificates of a Series will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because a substantial number of the Mortgage Loans are secured by liens on real estate that are not first liens, as required by SMMEA. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Offered Certificates.

         Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain Classes of the Certificates. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the National Credit Union Administration ("NCUA"), or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the Certificates. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement"). The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS, and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain Classes of Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by federal credit unions in certain types of mortgage related securities.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit





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investment in securities which are not "interest bearing" or "income paying", or in securities which are issued in book-entry form.

         Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively, "Plans") subject to ERISA and Section 4975 of the Code and on persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions ("Prohibited Transactions") involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Section 4975 of the Code provides many requirements and prohibitions similar to those under ERISA and applies excise taxes on persons engaged in Prohibited Transactions.

         The United States Department of Labor (the "DOL") has issued regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg. Section 2510.3-101, the "Plan Asset Regulations"). Under the Plan Asset Regulations, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. In such case, the fiduciary making such an investment for the Plan could be deemed to have delegated his or her asset management responsibility, and the underlying assets and properties could be subject to ERISA reporting and disclosure. The Certificates of a Series will be treated as "equity" for purposes of ERISA. Certain exceptions to the regulation may apply in the case of a Plan's investment in the Certificates that constitute "equity" investments, but the Depositor cannot predict in advance whether such exceptions apply due to the factual nature of the conditions to be met. Accordingly, because the Mortgage Loans or Agency Securities may be deemed Plan assets of each Plan that purchases such Certificates, an investment in such Certificates by a Plan might give rise to a prohibited transaction under ERISA Sections 406 and 407 and be subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

         DOL Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1") exempts from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTCE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans involving the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans.

         PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in passthrough payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a





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limitation on the amount of the payments retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Mortgage Pool.

         Although the Trustee for any series of Certificates will be unaffiliated with the Depositor, there can be no assurance that the system of insurance or subordination will meet the general or specific conditions referred to above. In addition, the nature of a Trust Fund's assets or the characteristics of one or more classes of the related series of Certificates may not be included within the scope of PTCE 83-1 or any other class exemption under ERISA. The Prospectus Supplement will provide additional information with respect to the application of ERISA and the Code to the related Certificates.

         Several underwriters of mortgage-backed securities have applied for and obtained ERISA prohibited transactions exemptions which are in some respects broader than PTCE 83-1. Such exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. Several other underwriters have applied for similar exemptions. If such an exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility.

         Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Certificates must make its own determination as to whether the general and the specific conditions of PTCE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         Any Plan proposing to invest in Certificates should consult with its counsel to confirm that such investment will not result in a Prohibited Transaction and will satisfy the other requirements of ERISA and the Code.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates of any Series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor with respect to that Series on the material matters associated with such consequences, subject to any qualifications set forth herein. Counsel to the Depositor for each Series will be Andrews & Kurth L.L.P. ("Counsel to the Depositor"). In connection with each Series of Certificates, Counsel to the Depositor will issue an opinion with respect to the material tax aspects of such Series, and the Depositor will cause such opinion to be timely filed with the Commission as an exhibit to a Form 8-K. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the enactment of the Tax Reform Act of 1986 (the "1986 Act"), the Technical and Miscellaneous Revenue Act of 1988 ("TAMRA") and the Revenue Reconciliation Act of 1993, as well as final Treasury regulations concerning REMICs ("Final REMIC Regulations") promulgated by the U.S. Department of the Treasury on December 23, 1992. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates, particularly with respect to federal income tax changes effected by the 1986 Act, TAMRA and the Final REMIC Regulations. The Prospectus Supplement for each series of Certificates will discuss any special tax consideration applicable to any Class or Classes of Certificates of such Series, and the discussion below is qualified by any such discussion in the related Prospectus Supplement.

         For purposes of this discussion, where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Loans, Agency Securities or Contracts underlying a Series of Certificates,





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references to the Mortgage Loans, Agency Securities or Contracts will be deemed to refer to that portion of the Mortgage Loans, Agency Securities or Contracts held by the Trust Fund which does not include the fixed retained yield.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

         With respect to a particular Series of Certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion or portions thereof as to which a REMIC election will be made will be referred to as a "REMIC Pool." For purposes of this discussion, Certificates of a Series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more Classes of "Regular Certificates" and one Class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each Series of REMIC Certificates, Counsel to the Depositor will give its opinion generally to the effect that, assuming (i) the making of an appropriate election, (ii) compliance with the Pooling and Servicing Agreement, and (iii) continuing compliance with the applicable provisions of the Code, as it may be amended from time to time, and any applicable Treasury regulations adopted thereunder, each REMIC Pool will qualify as a REMIC. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Counsel to the Depositor, subject to any qualifications set forth herein. In addition, Counsel to the Depositor has prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust Fund (or applicable portion thereof) as a REMIC for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates. With respect to each Series of REMIC Certificates, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each Series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. For purposes of this discussion, to the extent specified herein or in the applicable Prospectus Supplement, the term "Mortgage Loans" will be used to refer to Mortgage Loans, Agency Securities and Contracts.

STATUS OF REMIC CERTIFICATES

         REMIC Certificates held by a mutual savings bank or a domestic building and loan association (a "Thrift Institution") will constitute "qualifying real property loans" within the meaning of Code Section 593(d)(1) in the same proportion that the assets of the REMIC Pool would be so treated. REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC Pool would be treated as "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). REMIC Certificates held by a real estate investment trust (a "REIT") will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest on the REMIC Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. However, if at all times 95% or more of the assets of the REMIC Pool constitute qualifying assets for Thrift Institutions and REITs, the REMIC Certificates will be





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
treated entirely as qualifying assets for such entities (and the income will be treated entirely as qualifying income). Moreover, the Final REMIC Regulations provide that, for purposes of Code Sections 593(d)(1) and 856(c)(5)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates constitute qualifying assets for such entities. Where two REMIC Pools are part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Notwithstanding the foregoing, however, REMIC income received by a REIT owning a residual interest in a REMIC Pool could be treated in part as non-qualifying REIT income if the REMIC Pool holds Mortgage Loans with respect to which income is contingent on borrower profits or property appreciation. In addition, if the assets of the REMIC include buy-down Mortgage Loans, it is possible that the percentage of such assets constituting "qualifying real property loans" or "loans secured by an interest in real property" for purposes of Code Sections 593(d)(1) and 7701(a)(19)(C)(v), respectively, may be required to be reduced by the amount of the related buy-down funds. REMIC Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code
Section 851(b)(4)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). However, REMIC Regular Certificates acquired by another REMIC on its Startup Day (as defined below) in exchange for regular or residual interests in the REMIC will constitute "qualified mortgages" within the meaning of Code Section 860G(a)(3). Qualification as a REMIC In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis amount of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The Final REMIC Regulations provide a "safe harbor" pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of any nonqualified assets (i.e., assets other than qualified mortgages and permitted investments) is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets.

         If a REMIC Pool fails to comply with one or more of the requirements of the Code for REMIC status during any taxable year, the REMIC Pool will not be treated as a REMIC for such year and thereafter. In this event, the classification of the REMIC for federal income tax purposes is uncertain. The REMIC Pool might be entitled to treatment as a grantor trust under the rules described in "-- Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" herein. In that case, no entity-level tax would be imposed on the REMIC Pool. Alternatively, the Regular Certificates may continue to be treated as debt instruments for federal income tax purposes; but the REMIC Pool could be treated as a taxable mortgage pool (a "TMP"). If the REMIC Pool is treated as a TMP, any residual income of the REMIC Pool (i.e., income from the Mortgage Loans less interest and original issue discount expense allocable to the Regular Certificates and any administrative expenses of the REMIC Pool) would be subject to corporate income tax at the REMIC Pool level. On the other hand, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the 1986 Act (the "Committee Report") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

         General. Payments received by holders of Regular Certificates generally should be accorded the same tax treatment under the Code as payments received on ordinary taxable corporate debt instruments. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting





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
with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

         Original Issue Discount. Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash or a portion of the cash attributable to such income. Based in part on Treasury regulations issued on January 27, 1994 under Code Sections 1271 through 1273 and 1275 (the "OID Regulations") and in part on the provisions of the 1986 Act, the Depositor anticipates that the amount of original issue discount required to be included in a Regular Certificateholder's income in any taxable year will be computed in a manner substantially as described below. In general the OID Regulations apply to debt instruments issued on or after April 4, 1994, except that taxpayers may rely on the OID Regulations for debt instruments issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority upon for instruments issued before December 21, 1992. Regular Certificateholders should be aware, however, that the OID Regulations either do not address, or are subject to varying interpretations with regard to, several issues relevant to securities, such as the Regular Certificates, that are subject to prepayment. The 1986 Act requires that the amount and rate of accrual or original issue discount be calculated based on a reasonable assumed prepayment rate for the Mortgage Loans in a manner prescribed by regulations not yet issued ("Prepayment Assumption") and provides for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. The Committee Report indicates that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Certificates. The Prospectus Supplement for each Series of such Certificates will specify the Prepayment Assumption determined by the Depositor for the purposes of determining the amount and rate of accrual of original issue discount. No representation is made that the Certificates will prepay at the Prepayment Assumption or at any other rate. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service ("IRS") to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

         Under the OID Regulations, each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which distributions of principal are made in a single installment or upon an earlier distribution by lot of a specified principal amount upon the request of a Regular Certificateholder or by random lot (a "Retail Class Certificate")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are first sold (other than to bond houses, brokers, underwriters and wholesalers). Unless specified otherwise in the Prospectus Supplement, the Depositor will determine original issue discount by including the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate in the issue price of a Regular Certificate and will include in the stated redemption price at maturity any interest paid on the first Distribution Date to the extent such interest is attributable to a period in excess of the number of days between the issue date and such first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer), or that will be constructively received, at least annually at a single fixed rate. Special rules apply for variable rate Regular Certificates as described below. Any stated interest in excess of the qualified stated





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interest is included in the stated redemption price at maturity. If the amount of original issue discount is "de minimis" as described below, the amount of original issue discount is treated as zero, and all stated interest is treated as qualified stated interest. Distributions of interest on Regular Certificates with respect to which deferred interest will accrue may not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Moreover, if the interval between the issue date and the first Distribution Date on a Regular Certificate is longer than the interval between subsequent Distribution Dates (and interest paid on the first Distribution Date is less than would have been earned if the stated interest rate were applied to outstanding principal during each day in such interval), the stated interest distributions on such Regular Certificate technically do not constitute qualified stated interest. The OID Regulations provide that in such case a special rule, applying solely for the purpose of determining whether original issue discount is de minimis, provides that the interest shortfall for the long first period (i.e., the interest that would have been earned if interest had been paid on the first Distribution Date for each day the Regular Certificate was outstanding) is treated as original issue discount assuming the stated interest would otherwise be qualified stated interest. Also in such case the stated redemption price at maturity is treated as equal to the issue price plus the greater of the amount of foregone interest or the excess, if any, of the Certificate's stated principal amount over its issue price. The OID Regulations indicate that all interest on a long first period Regular Certificate that is issued with non-de minimis original issue discount will be included in the Regular Certificate's stated redemption price at maturity. Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate.

         Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. In addition, if the original issue discount is de minimis all stated interest (including stated interest that would otherwise be treated as original issue discount) is treated as qualified stated interest. Unless the Holder of a Regular Certificate elects to accrue all discount under a constant yield to maturity method, as described below, the holder of a debt instrument includes any de minimis original issue discount in income pro rata as capital gain recognized on retirement of the Regular Certificate as stated principal payments are received. If a subsequent Holder of a Regular Certificate issued with de minimis original issue discount purchases the Regular Certificate at a premium, the subsequent Holder does not include any original issue discount in income. If a subsequent Holder purchases such Regular Certificate at a discount all discount is reported as market discount, as described below.

         Of the total amount of original issue discount on a Regular Certificate, the Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which he holds the Regular Certificate, including the date of purchase but excluding the date of disposition. Although not free from doubt, the Depositor intends to treat the monthly period ending on the day before each Distribution Date as the accrual period, rather than the monthly period corresponding to the prior calendar month. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date for the Regular Certificate. The original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the





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
remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date giving the effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and
(iii) the Prepayment Assumption. The effect of these rules is to adjust the rate of original issue discount accrual to correspond to the actual prepayment experience. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined using a reasonable method.

         Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. To the extent specified in the applicable Prospectus Supplement, an increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

         In the case of a Retail Class Certificate, the yield to maturity of such Certificate will be determined based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Retail Class Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution of the entire principal amount of any Retail Class Certificate (or portion thereof), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining principal amount of a Retail Class Certificate after a distribution in reduction of a portion of its principal amount has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the principal amount thereof that was distributed.

         A subsequent holder of a Certificate issued with original issue discount who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on the Certificate. In computing the daily portions of original issue discount for a subsequent purchaser (as well as an initial purchaser who purchases a Certificate at a price higher than the issue price but less than the stated redemption price at maturity), however, the daily portion for any day is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such purchaser for the Regular Certificate exceeds the excess of (i) the sum of its issue price and the aggregate amount of original issue discount that would have been includible in the gross income of an original holder of the Regular Certificate who purchased the Regular Certificate at its issue price, over (ii) the amount of any prior distributions included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for such Regular Certificate (computed in accordance with the rules set forth above) for all days beginning on the date after the date of purchase and ending on the date on which the remaining principal amount of such Regular Certificate is expected to be reduced to zero under the Prepayment Assumption. Alternatively, such a subsequent holder may accrue original issue discount by treating the purchase as a purchase at original issuance and applying the constant yield to maturity method.


         The OID Regulations provide that a holder that acquires a Regular Certificate on or after April 4, 1994 may elect to include in gross income all stated interest, original issue discount, de minimis original issue discount,





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market discount (as described below under "-- Market Discount"), de minimis market discount and unstated interest (as adjusted for any amortizable bond premium or acquisition premium) currently as it accrues using the constant yield to maturity method. If such an election were made with respect to a Regular Certificate with market discount, the Regular Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Regular Certificateholder acquires during the year of the election or thereafter. Similarly, a Regular Certificateholder that makes this election for a Regular Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Regular Certificateholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Regular Certificate can not be revoked without the consent of the IRS.

         Regular Certificates may provide for interest based on a variable rate. The OID Regulations provide special rules for variable rate instruments that meet four requirements. First, the issue price must not exceed the noncontingent principal payments by more than the lesser of (i) 1.5% of the product of the noncontingent principal payments and the weighted average maturity or (ii) 15% of the noncontingent principal payments. Second, the instrument must provide for stated interest (compounded or paid at least annually) at (i) one or more qualified floating rates, (ii) a single fixed rate and a single objective rate that is a qualified inverse floating rate, (iii) a single fixed rate and one or more qualified floating rates; or (iv) a single objective rate. Third, the instrument must provide that each qualified floating rate or objective rate in effect during the term of the Regular Certificate is set at a current value of that rate (one occurring in the interval beginning three months before and ending one year after the rate is first in effect on the Regular Certificate). Fourth, the debt instrument must not provide for contingent principal payments. If interest on a Regular Certificate is stated at a fixed rate for an initial period of less than 1 year followed by a variable rate that is either a qualified floating rate or an objective rate and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the Regular Certificate's currency denomination. A multiple of a qualified floating rate is not a qualified floating rate unless it is a rate equal to (i) the product of a qualified floating rate as described in the previous sentence and a positive number not greater than 1.35 (but greater than 0.65 for instruments issued on or after August 13, 1996), or (ii) a product described in (i) increased or decreased by a fixed rate. A variable rate is not a qualified floating rate if it is subject to a cap, floor or a restriction on the amount of increase or decrease in stated interest rate (governor) unless: (i) the cap, floor or governor is fixed throughout the Regular Certificate's term, (ii) the cap or floor is not reasonably expected to cause the yield on the Regular Certificate to be significantly less or more, respectively, than the expected yield without the cap or floor, or (iii) the governor is not reasonably expected to cause the yield to be significantly more or less than the expected yield without the governor. Before August 13,1996, an objective rate is a rate that is determined using a single fixed formula and is based on (i) the yield or changes in price of actively traded personal property, (ii) one or more qualified floating rates, (iii) a rate that would be a qualified rate if the Regular Certificate were denominated in another currency or (iv) a combination of such rates. For instruments issued on or after August 13, 1996, an objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. An objective rate is a qualified inverse floating rate if the rate is equal to a fixed rate minus a qualified floating rate in which the variations of such rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Regular Certificate's term will be significantly less or greater than the average value of the rate during the final half of the Regular Certificate's term.

         If a variable rate Regular Certificate provides for stated interest at a single qualified floating rate or objective rate that is unconditionally payable in cash or property at least annually (i) all stated interest is qualified stated interest, (ii) the amount of qualified stated interest and original issue discount, if any, that accrues is determined as if the Regular Certificate had a fixed rate equal to (A) in the case of a qualified floating rate or qualified inverse floating rate, the value on the issue date of the qualified floating rate or qualified inverse floating rate or (B) in the case of any other objective rate, a fixed rate that reflects the yield that is reasonably expected





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for the Regular Certificate and (iii) the qualified stated interest that accrues is adjusted for the interest actually paid. If a variable rate Regular Certificate is not described in the previous sentence, the Regular Certificate is treated as a fixed rate Regular Certificate with a fixed rate substitute or substitutes equal to the value of the qualified floating rates or qualified inverse floating rate at the date of issue or, in the case of a Regular Certificate having an objective rate at a fixed rate that reflects the yield reasonably expected for the Regular Certificate. Qualified stated interest or original issue discount allocable to an accrual period is adjusted to reflect differences in the interest actually accrued or paid compared to the interest accrued or paid at the fixed rate substitute. If a variable rate Regular Certificate provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate and also provides for interest at an initial fixed rate that is not intended to approximate the related floating rate or is fixed for a period of one year or more, original issue discount is determined as described in the previous two sentences except that the Regular Certificate is treated as if it provided for a qualified floating rate or qualified inverse floating rate, as applicable, rather than a fixed rate. The substitute rate must be one such that the fair market value of the Regular Certificate would be approximately the same as the fair market value of the hypothetical certificate.

         Under the OID Regulations, a variable rate Regular Certificate not qualifying for treatment under the variable rate rules described above is subject to the contingent payment rules. Treasury regulations dealing with contingent payment debt obligations were issued June 11, 1996 (the "Contingent Debt Regulations"), and are generally effective August 13, 1996. The Contingent Debt Regulations by their terms do not apply to REMIC regular interests. However, the following paragraph describes the applicable Contingent Debt Regulations as a method that may be considered reasonable.

         The Contingent Debt Regulations apply a "noncontingent bond method" to a debt instrument that is publicly traded or that is issued for cash or publicly traded property. Under the noncontingent bond method, the issuer is required to determine the comparable yield for the instrument and to construct a projected payment schedule for the debt instrument consisting of all noncontingent payments and a projected amount for each contingent payment. The issuer is required to determine interest expense, and a holder is required to determine interest income, according to the projected payment schedule formulated by the issuer. Interest generally is accrued under the noncontingent bond method according to generally applicable rules of the OID Regulations as described above. Adjustments in the instrument's issue price and the holder's basis are determined as if the projected payment schedule were the actual payment schedule for the instrument. If the actual amount of a contingent payment differs from the projected amount of the payment, adjustments to interest accrual are generally taken into account at the time the payment is made in order to reflect this difference. Gain or loss recognized by a holder on the sale, exchange, or retirement of the instrument generally will be treated as interest income or ordinary loss to the holder. A loss will be treated as ordinary, however, only up to the amount of the holder's total interest inclusions with respect to the Regular Certificate that were not offset by previous adjustments. Any additional loss generally will be a capital loss. Investors are urged to consult their tax advisors as to the proper accrual of original issue discount (including stated interest) on the Regular Certificates, including Regular Certificates which may be subject to the contingent payment rules.

         Although unclear at present, the Depositor intends to treat Certificates bearing an interest rate that is a weighted average of the net interest rates on the Mortgage Loans or the mortgage loans underlying the Mortgage Assets as having qualified stated interest if the Mortgage Loans or the underlying mortgage loans are adjustable rate mortgage loans. In such case, the applicable index used to compute interest on the Mortgage Loans in effect on the issue date (or possibly the pricing date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. If the Certificate interest rate for one or more periods is less than it would be based upon the fully indexed rate, the excess of the interest payments projected at the assumed index over interest projected at such initial rate will be tested under the de minimis rules as described above. Adjustments will be made in each accrual period increasing or decreasing the amount of ordinary income reportable to reflect the actual interest rate on the Certificates. It is possible, however, that the IRS may treat some or all of the interest on Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may affect the timing of income accruals on such Certificates.





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         It is not clear how income should be accrued with respect to Regular
Certificates issued at a significant premium and with respect to REMIC Certificates, the payments on which consist primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC ("Premium REMIC Regular Certificates"). One method of income accrual would be to treat the Premium REMIC Regular Certificate as a Certificate having qualified stated interest purchased at a premium equal to the excess of the price paid by such holder for the Premium REMIC Regular Certificate over its stated principal amount. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all bonds held by such holder, as described below. Alternatively, all of the income derived from a Premium REMIC Regular Certificate could be reported as original issue discount by treating all future payments under the Prepayment Assumption as fixed payments, in which case the amount and rate of accrual of original issue discount would be computed by treating the Premium REMIC Regular Certificate as a Certificate which has no qualified stated interest, as described above. Finally, the IRS could assert that the Premium REMIC Regular Certificates should be taxable under the contingent payment rules governing securities issued with contingent payments.

         Market Discount. A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which a subsequent purchaser's initial basis in the Regular Certificate (i) is exceeded by the stated redemption price at maturity of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the sum of the issue price of such Regular Certificate plus any original issue discount that would have previously accrued thereon if held by an original Regular Certificateholder (who purchased the Regular Certificate at its issue price), in either case less any prior distributions included in the stated redemption price at maturity of such Regular Certificate. Such purchaser generally will be required to recognize accrued market discount as ordinary income as distributions includible in the stated redemption price at maturity of such Regular Certificate are received, in an amount not exceeding any such distribution. That recognition rule would apply regardless of whether the purchaser is a cash-basis or accrual-basis taxpayer. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Committee Report provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer the deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. In Revenue Procedure 92-67, the IRS set forth procedures for taxpayers
(1) electing under Section 1278(b) of the Code to include market discount in income currently, (2) electing under rules of Section 1276(b) of the Code to use a constant interest rate to determine accrued market discount on a security where the holder of the security is required to determine the amount of accrued market discount at a time prior to the holder's disposition of the security, and (3) requesting consent to revoke an election under Section 1278(b) of the Code.

         By analogy to the OID Regulations, market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at





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
maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above under "-- Original Issue Discount") remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect thereto.

         Premium. A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Certificates. The Committee Report indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant interest method described above under "-- Market Discount" are available. Except as otherwise provided in Treasury regulations yet to be issued, such amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. This election, once made, applies to all taxable obligations held by the taxpayer at the beginning of the first taxable year to which such election applies and to all taxable debt obligations thereafter acquired and is binding on such taxpayer in all subsequent years. Purchasers who pay a premium for their Regular Certificates should consult their tax advisors regarding the election to amortize premium and the method to be employed.

         Sale or Exchange of Regular Certificates. If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and his adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller and by any amortized premium.

         Except as described in this paragraph, under "Original Issue Discount" and under "-- Market Discount," any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Gain from the disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a noncorporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or
(iii) in the case of a Regular Certificate (issued by a REMIC) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if his yield on such Regular Certificate were 110% of the applicable Federal rate under Code Section 1274(d) as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a Regular Certificate that will be recharacterized as ordinary income under clause (iii) is limited to the amount of original issue discount (if any) on the Regular Certificate that was not previously includible in income, the applicable Code provision contains no such limitation. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). In the case of a Regular Certificate subject to the new contingent payment rules issued on January 19, 1993 as





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described above under "-- Original Issue Discount," any gain on the sale or exchange of such Certificate is treated as interest income.

TAXATION OF RESIDUAL CERTIFICATES

         Taxation of REMIC Income. Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using a calendar year and the accrual method of accounting, except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC Pool's gross income, including interest, original issue discount income and market discount income, if any, on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans and other administrative expenses of the REMIC Pool, amortization of premium, if any, with respect to the Mortgage Loans, and any tax imposed on the REMIC's income from foreclosure property. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any Class of the related Series outstanding.

         The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates, on the other hand. Because of the way REMIC taxable income is calculated, a Residual Certificateholder may recognize "phantom" income (i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles) which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Certificateholders due to the lower present value of such loss or reduction. For example, if an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount income on the Mortgage Loans which is includible in the REMIC's taxable income may exceed the interest and discount deduction allowed to the REMIC upon such distributions on the Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier maturing classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income. Prospective investors should be aware, however, that a portion of such income may be ineligible for offset by such investor's unrelated deductions. See the discussion of "excess inclusions" below under "-- Treatment of Certain Items of REMIC Income and Expense -- Limitations on Offset or Exemption of REMIC





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Income; Excess Inclusions." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by such Residual Certificateholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own advisors concerning the proper tax and accounting treatment of their investment in Residual Certificates.

         Basis and Losses. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and decreased by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. A cash distribution from the REMIC Pool also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool. The ability of a Residual Certificateholder to deduct net losses with respect to a Residual Certificate may be subject to additional limitations under the Code, as to which Residual Certificateholders should consult their tax advisors.

         A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, such taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "-- Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

         If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC Pool's basis in its assets. The Final REMIC Regulations do not address whether residual interests could have a negative basis and a negative issue price. The Depositor does not intend to treat a Class of Residual Certificates as having a value of less than zero for purposes of determining the bases of the related REMIC Pool in its assets.

         Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the Mortgage Loans or the Mortgage Loans underlying the Agency Securities, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless Treasury regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The Final REMIC Regulations do not so provide. See "-- Treatment of Certain Items of REMIC Income and Expense -- Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "-- Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

         Original Issue Discount. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under "-- Taxation of Regular Certificates -- Original Issue Discount," without regard to the de minimis rule described therein.





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         Market Discount.  The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The Final REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. In respect of Mortgage Loans that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently by the REMIC as an item of ordinary income. Market discount income generally should accrue in the manner described above under "-- Taxation of Regular Certificates -- Market Discount."

         Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "-- Taxation of Regular Certificates -- Premium," a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under a constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the borrowers with respect to the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

         Limitations on Offset or Exemption of REMIC Income; Excess Inclusions. A portion of the income allocable to a Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter, with an exception discussed below for certain thrift institutions, will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) cannot, except as described below, be offset by any unrelated losses or loss carryovers of a Residual Certificateholder, (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor, as further discussed in "Taxation of Certain Foreign Investors -- Residual Certificates" below. Except as discussed below with respect to excess inclusions from Residual Certificates without "significant value," this general rule does not apply to thrift institutions to which Code Section 593 applies. For this purpose a thrift institution and its qualified subsidiary are considered a single corporation. A qualified subsidiary is one all of the stock of which, and substantially all of the debt of which, is held by the thrift institution and which is organized and operating exclusively in connection with the organization and operation of one or more REMICs. Except in the case of a thrift institution (including qualified subsidiaries) members of an affiliated group are treated as one corporation for purposes of applying the limitations on offset of excess inclusion income.

         Except as discussed in the following paragraph, with respect to excess inclusions from Residual Certificates without "significant value," for any Residual Certificateholder, the excess inclusion for any calendar quarter is the excess, if any, of (i) the income of such Residual Certificateholder for that calendar quarter from its Residual Certificate, over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Certificateholder holds such Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate (adjusted for





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contributions), increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of such quarter. The Federal long-term rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         The Code provides that to the extent provided in regulations, as an exception to the general rule described above, the entire amount of income accruing on a Residual Certificate will be treated as an excess inclusion if the Residual Certificates in the aggregate are considered not to have significant value." The Treasury Department has not yet provided regulations in this respect and the Final REMIC Regulations did not adopt this rule. However, the exception from the excess inclusion rules applicable to thrift institutions does not apply if the Residual Certificates do not have significant value. Under the Final REMIC Regulations, the Residual Certificates will have significant value if: (i) the aggregate of the issue prices of the Residual Certificates is at least two percent of the aggregate of the issue prices of all Regular Certificates and Residual Certificates in the REMIC and (ii) the anticipated weighted average life of the Residual Certificates is at least 20 percent of the REMIC's anticipated weighted average life based on the prepayment and reinvestment assumptions used in pricing the transaction and any required or permitted clean up calls or any required qualified liquidation. Although not entirely clear, the Final REMIC Regulations indicate that the significant value determination is made only on the Startup Day. The anticipated weighted average life of a Residual Certificate with a principal balance and a market rate of interest is computed by multiplying the amount of each expected principal payment by the number of years (or fractions thereof) from the Startup Day, adding these sums and dividing by the total principal expected to be paid on such Residual Certificate based on the relevant prepayment assumption and expected reinvestment income. The anticipated weighted average life of a Residual Certificate with either no specified principal balance or a principal balance and rights to interest payments disproportionate to such principal balance, would be computed under the formula described above but would include all payments expected on the Residual Certificate instead of only the principal payments. The anticipated weighted average life of a REMIC is a weighted average of the anticipated weighted average lives of all classes of interests in the REMIC.

         Under Treasury regulations to be promulgated, a portion of the dividends paid by a REIT which owns a Residual Certificate are to be designated as excess inclusions in an amount corresponding to the Residual Certificate's allocable share of the excess inclusions. Similar rules apply in the case of regulated investment companies, common trust funds and cooperatives. Thus, investors in such entities which own a Residual Certificate will be subject to the limitations on excess inclusions described above. The Final REMIC Regulations do not provide guidance on this issue.

         Mark to Market Rules. Under IRS temporary regulations, a "negative value" REMIC residual interest is not a security for purposes of the mark-to-market rules under the Code. A negative value REMIC residual interest is a REMIC residual interest whose present value of anticipated tax liabilities exceeds the present value of the expected future distributions, as determined on the date of acquisition of the REMIC residual interest. For purposes of the temporary regulations, the present value of anticipated tax liabilities is determined net of any anticipated tax savings associated with holding the residual interest as the REMIC generates losses. It is possible that a Residual Certificate may constitute a negative value REMIC residual interest. Such temporary regulations provide the IRS with the authority to treat any Residual Certificate having substantially the same economic effect as a "negative value" residual interest as a "negative value" residual interest. The IRS may also issue final regulations which may retroactively treat a REMIC residual interest as a "negative value" REMIC residual interest. The IRS has also issued proposed regulations that provide that all REMIC residual interests are not considered securities for purposes of the mark-to-market rules.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

         Disqualified Organizations. If legal title or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The Final





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REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value discount rate equals the applicable Federal rate under Code Section 1274(d) that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the Residual Certificate and whose term ended on the close of the last quarter in which excess inclusions were expected to accrue with respect to the Residual Certificate. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

         In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the PassThrough Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that (i) states under penalty of perjury that it is not a Disqualified Organization or
(ii) furnishes a social security number and states under penalties of perjury that the social security number is that of the transferee, provided that during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

         For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations yet to be issued, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

         The Pooling and Servicing Agreement with respect to a Series of Certificates will provide that neither legal title nor beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee provides to the Depositor and the Trustee an affidavit to the effect that such transferee is not a Disqualified Organization, is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and is not an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing





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restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

         Noneconomic Residual Interests. The Final REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the Final REMIC Regulations, a transfer of a "noneconomic residual interest" (defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a United States Person, as defined below under "-- Foreign Investors") is disregarded for all federal income tax purposes unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "-- Disqualified Organizations." A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the Final REMIC Regulations, a transferor is presumed not to have improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the residual interest and that the transferee intends to pay taxes associated with holding of residual interest as they become due. The Pooling and Servicing Agreement will require the transferee of a Residual Certificate to state as part of the affidavit described above under the heading "Disqualified Organizations" that such transferee (i) has historically paid its debts as they come due, (ii) intends to continue to pay its debts as they come due in the future, (iii) understands that, as the holder of a noneconomic Residual Certificate, it may incur tax liabilities in excess of any cash flows generated by the Residual Certificate, and (iv) intends to pay any and all taxes associated with holding the Residual Certificate as they become due. The transferor must have no reason to believe that such statement is untrue.

         Foreign Investors. The Final REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "United States Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each excess inclusion, (i) the REMIC Pool will distribute to the transferee residual interest holder an amount that will equal at least 30% of the excess inclusions and (ii) that each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If the Non-United States Person transfers the Residual Certificate back to a United States Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

         The Prospectus Supplement relating to a Series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a United States Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "United States Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized





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in or under the laws of the United States or any political subdivision thereof or an estate or trust that is subject to United States federal income tax regardless of the source of its income.

         Sale or Exchange of a Residual Certificate. Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to him from the REMIC Pool exceeds such adjusted basis on that Distribution Date or Payment Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in his Residual Certificate remaining when his interest in the REMIC Pool terminates, and if he holds such Residual Certificate as a capital asset under Code Section 1221, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

         The Committee Report provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates. Consequently, losses on dispositions of Residual Certificates will be disallowed where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate. In any event, any loss realized by a Residual Certificateholder on the sale will not be deductible, but, instead, will increase such Residual Certificateholder's adjusted basis in the newly acquired assets.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

         Prohibited Transactions. Net income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,
(b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The Final REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or encumbrance clause or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate Mortgage Loan. Final REMIC Regulations also provide that the modification of mortgage loans underlying pass-through certificates will not be treated as a modification of the Agency Securities, provided that the trust issuing the pass-through certificates was not created to avoid prohibited transaction rules.

         Contributions to the REMIC Pool After the Startup Day. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a





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guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and
(v) as otherwise permitted in Treasury regulations yet to be issued.

         Net Income from Foreclosure Property. The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by the REMIC Pool through foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period of two years, with possible extensions. Net income from foreclosure property generally means (i) gain from the sale of a foreclosure property that is inventory property and (ii) gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

Liquidation of the REMIC Pool

         If a REMIC Pool and the Trustee adopt a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i) and sell all of the REMIC Pool's assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, any gain on the sale of its assets will not result in a prohibited transaction tax, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims against the REMIC Pool) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

         The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool generally will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. Generally, the Depositor or the Trustee will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either Residual Certificateholder or agent of the Residual Certificateholders. If the Code or applicable Treasury regulations do not permit the Depositor or the Trustee to act as tax matters person in its capacity as agent of the Residual Certificateholders, the Residual Certificateholder chosen by the Residual Certificateholders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

         Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if a holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each holder of a Residual Certificate is required to treat items on its return consistently with their treatment on the REMIC Pool's return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

         An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $117,950 for 1996 and adjusted yearly for inflation ($58,975 for 1996 and adjusted yearly for inflation, in the case of a married individual filing a separate return), or (ii) 80%





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of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for servicing fees and all administrative and other expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain passthrough entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate or Bond interest rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

         Regular Certificates

         Interest, including original issue discount, distributable to Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-United States Persons (as defined below), will be considered "portfolio interest" and therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-United States Person (i) is not a "10-percent shareholders" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-United States Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-United States Person. In the latter case, such Non-United States Person will be subject to United States federal income tax at regular rates. Investors who are Non-United States Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-United States Person" means any person who is not a United States Person. Payments on Regular Certificates may subject a Non-United States Person to United States federal income and withholding tax where such foreign person also owns, actually or constructively, Residual Certificates issued by the same REMIC, notwithstanding compliance with the certification requirements discussed above.

Residual Certificates

         The Committee Report indicates that amounts paid to Residual Certificateholders who are Non-United States Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders qualify as "portfolio interest," subject to the conditions described in "-- Regular Certificates" above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of





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obligations issued in "registered form" within the meaning of Code Section
163(f)(1). Generally, Mortgage Loans will not be, but certificated regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "-- Treatment of Certain Items of REMIC Income and Expense -- Limitations on Offset or Exemption of REMIC Income; Excess Inclusions." If the amounts paid to Residual Certificateholders who are Non-United States Persons are effectively connected with the conduct of a trade or business within the United States by such Non-United States Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-United States Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "-- Tax-Related Restrictions on Transfer of Residual Certificates -- Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-United States Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

         Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability.

REPORTING REQUIREMENTS

         Reports of accrued interest and original issue discount will be made annually to the IRS and to individuals, estates, nonexempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, noncalendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular Series of Regular Certificates. Holders through nominees must request such information from the nominee. Treasury regulations provide that information necessary to compute the accrual of any market discount on the Regular Certificates must also be furnished.

         The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

         Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (See "-- Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular





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Certificates, and filed annually with the IRS concerning the percentage of the
REMIC Pool's assets meeting the qualified asset tests described above under "-- Status of REMIC Certificates."

             FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO
                        WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

         General. With respect a Series of Certificates issued under an Agreement for which no election is made to treat the related Trust Fund (or a segregated pool of assets therein) as a REMIC, Counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Standard Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Counsel to the Depositor, subject to any qualifications set forth herein. In addition, Counsel to the Depositor has prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for Securities as to Which No REMIC Election is Made -- Standard Certificates," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Standard Certificates.

         Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Certificates of such a Series, and where such Certificates are not designated as "Stripped Certificates," the holder of each such Certificates in such Series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by his Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "-- Premium and Discount -- Recharacterization of Servicing Fees." Accordingly, the holder of a Certificate of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Depositor or another service provider, in accordance with such Certificateholder's method of accounting.

         A Certificateholder generally will be able to deduct its share of servicing fees and all administrative and other expenses of the Trust Fund in accordance with his method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for servicing fees and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $117,950 for 1996, adjusted yearly for inflation ($58,975 for 1996, adjusted yearly for inflation, in the case of a married individual filing a separate return), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result such investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Certificates with respect to interest at the pass-through rate on such Certificates or discount thereon. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained





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yield with respect to the Mortgage Loans underlying a Series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "-- Stripped Certificates" and "-- Premium and Discount -- Recharacterization of Servicing Fees," respectively.

         Tax Status. To the extent disclosed in the related Prospectus Supplement, Counsel for the Depositor will deliver its opinion with respect to Certificates described under this subsection "Standard Certificates" that:

         1. A Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Certificate is of the type described in such section of the Code.

         2. A Certificate owned by a financial institution described in Code Section 593(a) will be considered to represent "qualifying real property loans" within the meaning of Code Section 593(d)(1), provided that the real property securing the Mortgage Loans represented by that Certificate is of the type described in such section of the Code.

         3. A Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

         4. A Certificate owned by a REMIC will be considered to represent an " obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

         An issue arises as to whether buy-down Mortgage Loans may be characterized in their entirety under the Code provisions cited in the immediately preceding paragraph. Code Section 593(d)(1)(C) provides that the term " qualifying real property loan" does not include a loan "to the extent secured by a deposit in or share of the taxpayer." The application of this provision to a buy-down fund with respect to a buy-down Mortgage Loan is uncertain, but may require that a taxpayer's investment in a buy-down Mortgage Loan be reduced by the buy-down fund. As to the treatment of buydown Mortgage Loans as "qualifying real property loans" under Code Section 593(d)(1) if the exception of Code Section 593(d)(1)(C) is inapplicable, as "loans . . . secured by an interest in real property" under Code Section 7701(a)(19)(C)(v), as " real estate assets" under Code Section 856(c)(5)(A), and as " obligations . . . principally secured by an interest in real property" under Code Section 860G(a)(3)(A), there is indirect authority supporting treatment of an investment in a buy-down Mortgage Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Certificateholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Certificateholder's investment for federal income tax purposes.

PREMIUM AND DISCOUNT

         Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Certificates or thereafter.

         Premium. The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under "-- Federal Income Tax Consequences for REMIC Certificates -- Treatment of Certain Items of REMIC Income and Expense -- Premium."





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
         Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the original issue discount rules will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, to the extent that the points are not for services provided by the lender. It is generally not anticipated that adjustable rate Mortgage Loans will be treated as issued with original issue discount. However, the application of the OID Regulations to adjustable rate mortgage loans with incentive interest rates or annual or lifetime interest rate caps may result in original issue discount.

         Original issue discount must generally be reported as ordinary gross income as it accrues under a constant yield method that takes into account the compounding of interest, in advance of the cash attributable to such income. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

         Market Discount. Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "-- Federal Income Tax Consequences for REMIC Certificates -- Treatment of Certain Items of REMIC Income and Expense -- Market Discount."

         Recharacterization of Servicing Fees. If the servicing fees paid to Servicers were deemed to exceed reasonable servicing compensation, the amount of such excess would be nondeductible under Code Section 162 or 212. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Certificates, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Recently issued IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

         Accordingly, if the IRS's approach is upheld, a servicer that receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as " stripped coupons" and "stripped bonds." While Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to a servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Certificateholder, except that the income





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reported by a cash method holder may be slightly accelerated. See "-- Stripped
Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

         In the alternative, the amount, if any, by which the servicing fees paid to the servicers are deemed to exceed reasonable compensation for servicing could be treated as deferred payments of purchase price by the Certificateholders to purchase an undivided interest in the Mortgage Loans. In such event, the present value of such additional payments might be included in the Certificateholder's basis in such undivided interests for purposes of determining whether the Certificate was acquired at a discount, at par, or at a premium. Under this alternative, Certificateholders may also be entitled to a deduction for unstated interest with respect to each deferred payment. The Internal Revenue Service may take the position that the specific statutory provisions of Code Section 1286 described above override the alternative described in this paragraph. Certificateholders are advised to consult their tax advisors as to the proper treatment of the amounts paid to the servicers as set forth herein as servicing compensation or under either of the alternatives set forth above.

SALE OR EXCHANGE OF CERTIFICATES

         Upon sale or exchange of a Certificate, a Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the Certificateholder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), any such gain or loss would be capital gain or loss if the Certificate was held as a capital asset.

STRIPPED CERTIFICATES

         General. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Stripped Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Counsel to the Depositor, subject to any qualifications set forth herein. In addition, Counsel to the Depositor has prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for Certificates as to Which No REMIC Election is Made -- Stripped Certificates," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Stripped Certificates.


         Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates for which no REMIC election is made and that are subject to those rules will be referred to as " Stripped Certificates." The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor, any of its affiliates or a servicer is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (See "-- Premium and Discount -- Recharacterization of the Servicing Fees" above) or (iii) Classes of Certificates are issued in two or more Classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.





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         In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or " stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "-- Premium and Discount -- Recharacterization of Servicing Fees." For this purpose the servicing fees will be allocated to the Stripped Certificates in proportion to the respective offering price of each class (or subclass) of Stripped Certificates. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates -- General," subject to the limitation described therein.

         Code Section 1286 treats a stripped bond or a stripped coupon generally as a new obligation issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped interest generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Trust Fund containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation, and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286 and the regulations thereunder, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped Certificates -- Possible Alternative Characterizations," the OID Regulations state, in general, that all debt instruments issued in connection with the same transaction must be treated as a single debt instrument. The Trustee will make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

         Furthermore, final Treasury regulations issued December 28, 1992 support the treatment of a Stripped Certificate as a single debt instrument issued on the date it is originated for purposes of calculating any original issue discount. The preamble to such regulations states that such regulations are premised on the assumption that an aggregation approach is appropriate in determining whether original issue discount on a stripped bond or stripped coupon is de minimis. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. The preamble to such regulations also provide that such regulations are premised on the assumption that generally the interest component of such a Stripped Certificate would be treated as stated interest under the OID Regulations. Further, the regulations provide that the purchaser of such a Stripped Certificate may be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under "-- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Market Discount," without regard to the de minimis rule therein.

         Status of Stripped Certificates. Even if Strip Certificates evidence an interest in a Trust Fund consisting of Mortgage Loans that are "qualifying real property loans" within the meaning of Code Section 593(d)(1), "real estate assets" within the meaning of Code Section 856(c)(A), and "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and the interest (including original issue discount) income on which is an "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), it is unclear whether the Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization





                                       98
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is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Strip Certificates in material should consult their tax advisors regarding whether the Strip Certificates, and the income therefrom, will be so characterized.

         The Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

TAXATION OF STRIPPED CERTIFICATES

         Original Issue Discount. Except as described above under " -- General," each Stripped Certificate will be considered to have been issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped interest generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, counsel has advised the Depositor that the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "-- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Original Issue Discount." However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount, as described above under "-- General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumable under the Prepayment Assumption, other than amounts treated as qualified stated interest.

         If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

         Possible Alternative Characterizations. As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. Under the rules of the OID Regulations relating to contingent payments, a projected payment schedule for the Stripped Certificates would be constructed by the Depositor. Interest accrual and adjustments relating to the Stripped Certificates would be determined under the general rules of the noncontingent bond method described above. While not free from doubt, counsel for the Depositor believes that uncertainty as to the payment of interest arising as a result of the possibility of prepayment of the Mortgage Loans should not cause the contingent payment rules under the OID Regulations to apply to interest with respect to the Stripped Certificates.

         Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Sale or Exchange of Regular





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Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

         Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

         Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

         The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder. The Trustee will also file such original issue discount information with the IRS. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "-- Federal Income Tax Consequences for REMIC Certificates -- Backup Withholding."

TAXATION OF CERTAIN FOREIGN INVESTORS

         To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-United States Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

         Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-United States Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements described above under "-- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Certain Foreign Investors -- Regular Certificates."

                             STATE TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" herein, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investment in the Offered Certificates.





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                              PLAN OF DISTRIBUTION

         Certificates are being offered hereby in series through one or more underwriters or groups of underwriters (the "Underwriters"). The related Prospectus Supplement will set forth the terms of offering of a Series of Certificates, including the public offering or purchase price of each Class of Certificates of such Series being offered thereby or the method by which such price will be determined and the net proceeds to the Depositor from the sale of each such Class. Such Certificates will be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing Underwriter or Underwriters with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the Prospectus Supplement relating to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the Sale of the Certificates, Underwriters may receive compensation from the related Transferor or the Depositor or from purchasers of the Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Certificates may be deemed to be Underwriters in connection with such Certificates, and any discounts or commissions received by them from the related Transferor or the Depositor and any profit on the resale of Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Prospectus Supplement will describe any such compensation paid by the related Transferor or the Depositor.

         It is anticipated that the underwriting agreement pertaining to the sale of any Series of Certificates will provide that the obligations of the Underwriters will be subject to certain conditions precedent, that the Underwriters will be obligated to purchase all such Certificates if any are purchased and that the related Transferor or the Depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, as amended.

                                 LEGAL MATTERS

         The legality of the Certificates and certain federal income tax matters will be passed upon for the Depositor by Andrews & Kurth L.L.P., Dallas, Texas, and for the Underwriters by ____________________
______________________________________.

                FINANCIAL INFORMATION AND ADDITIONAL INFORMATION

         A new Trust Fund will be formed with respect to each Series of Certificates. No Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

         Copies of the Registration Statement to which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and inspected, without charge, at the offices of the Commission.

         Copies of FHLMC's most recent Offering Circular for FHLMC Certificates, FHLMC's Information Statement and most recent Supplement thereto and any quarterly report made available by FHLMC can be obtained in writing or calling FHLMC's Investor Relations Department at 8200 Jones Branch Drive, McLean, Virginia 22102 (800-336-FMPC). The Depositor did not participate in the preparation of FHLMC's Offering Circular, Information Statement or any Supplement thereto or any such quarterly report.

         Copies of FNMA's most recent Prospectus for FNMA Certificates and FNMA's annual report and quarterly financial statements as well as other financial information are available from the Vice President for

Investor Relations of FNMA, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7585). The Depositor did not participate in the preparation of FNMA's Prospectus or any such report, financial statement or other financial information.

                                   APPENDIX A
                      INDEX TO LOCATION OF PRINCIPAL TERMS


                                                                          PAGE
"1986 Act"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
"Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
"Administrator" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
"Annual Reduction"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
"Applicable Accounting Standards" . . . . . . . . . . . . . . . . . . . . . 48
"APR" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
"Assets"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i, 6
"Beneficial Owners" . . . . . . . . . . . . . . . . . . . . . . . . . .  9, 28
"BIF" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
"Book Entry Certificates" . . . . . . . . . . . . . . . . . . . . . . .  9, 27
"Call Risk" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
"Certificate Account" . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
"Certificate Guaranty Policy" . . . . . . . . . . . . . . . . . . . . . . . 40
"Certificate Interest Rate" . . . . . . . . . . . . . . . . . . . . . . . .  3
"Certificateholders"  . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
"Certificates"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  i
"Charter Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
"Class" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i, 1
"Clearing Agency Participants"  . . . . . . . . . . . . . . . . . . . .  9, 27
"Clearing Agency" . . . . . . . . . . . . . . . . . . . . . . . . . . .  9, 27
"Code"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
"Collateral Value"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
"Commission"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  iii
"Committee Report"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
"Companion Certificates"  . . . . . . . . . . . . . . . . . . . . . . . . . 24
"Compound Interest Certificates"  . . . . . . . . . . . . . . . . . . .  2, 24
"Contract Loan Schedule"  . . . . . . . . . . . . . . . . . . . . . . . . . 46
"Contract Pool" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
"Contracts" . . . . . . . . . . . . . . . . . . . . . . . . . . .  i, 6, 7, 35
"Conventional Contracts"  . . . . . . . . . . . . . . . . . . . . . . .  7, 36
"Conventional Mortgage Loans" . . . . . . . . . . . . . . . . . . . . . . .  7
"Cooperative Loans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
"Cooperatives"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7, 29
"Credit Enhancement"  . . . . . . . . . . . . . . . . . . . . 6, 9, 16, 17, 38
"Depositor" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i, 2, 52
"Disqualified Organization" . . . . . . . . . . . . . . . . . . . . . . . . 88
"Distribution Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
"DOL" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
"Due Period"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
"ERISA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11, 73
"excess servicing"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 96
"Excess Spread" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
"Exchange Act"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  iii
"Extension Risk"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
"FDIC"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49, 72
"FFI" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
"FHA Claims Administrator"  . . . . . . . . . . . . . . . . . . . . . . . . 17

"FHA Loans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
"FHA Reserve" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
"FHLMC Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
"FHLMC Certificate Group" . . . . . . . . . . . . . . . . . . . . . . . . . 33
"FHLMC Certificates"  . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
"FHLMC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i, 6
"Final REMIC Regulations" . . . . . . . . . . . . . . . . . . . . . . . . . 74
"FmHA Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
"FNMA Certificates" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
"FNMA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i, 6
"GNMA Certificates" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
"GNMA Issuer" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
"GNMA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i, 6
"Guaranty Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
"Holders" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 9
"Housing Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
"improper knowledge"  . . . . . . . . . . . . . . . . . . . . . . . . . . . 89
"Interest Only Certificates"  . . . . . . . . . . . . . . . . . . . . .  1, 24
"IRS" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
"Issuer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i, 2, 22
"Manufacturer's Invoice Price"  . . . . . . . . . . . . . . . . . . . . . . 36
"Market Discount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
"Master Servicer" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
"Maximum Variable Interest Rate"  . . . . . . . . . . . . . . . . . . . . .  4
"Minimum Variable Interest Rate"  . . . . . . . . . . . . . . . . . . . . .  4
"Mortgage Asset Pool" . . . . . . . . . . . . . . . . . . . . . . . . . . .  i
"Mortgage Assets" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  i
"Mortgage Loans"  . . . . . . . . . . . . . . . . . . . . . . . .  i, 6, 7, 75
"Mortgage Notes"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
"Mortgage Pool Insurance Policy"  . . . . . . . . . . . . . . . . . . . . . 40
"Mortgage Pool" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
"Mortgage Rates"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
"Mortgaged Properties"  . . . . . . . . . . . . . . . . . . . . . . . . . . 29
"Mortgages" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
"NCUA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
"noneconomic residual interest" . . . . . . . . . . . . . . . . . . . . . . 89
"Notional Principal Balance"  . . . . . . . . . . . . . . . . . . . . . . . 22
"Offered Certificates"  . . . . . . . . . . . . . . . . . . . . . . . . . .  i
"OID Regulations" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
"Original Issue Discount" . . . . . . . . . . . . . . . . . . . . . . . 77, 83
"OTS" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61, 72
"Parties in Interest" . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
"Permitted Investments" . . . . . . . . . . . . . . . . . . . . . . . . . . 38
"Plan Asset Regulations"  . . . . . . . . . . . . . . . . . . . . . . . . . 73
"Plans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
"Policy Statement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
"Pool Insurer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
"Premium REMIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
"Prepayment Assumption" . . . . . . . . . . . . . . . . . . . . . . . . . . 77
"Principal Only Certificates" . . . . . . . . . . . . . . . . . . . . .  1, 24
"Principal Prepayments" . . . . . . . . . . . . . . . . . . . . . . . . . . 26
"Priority Certificates" . . . . . . . . . . . . . . . . . . . . . . . . . . 24
"Prohibited Transactions" . . . . . . . . . . . . . . . . . . . . . . . 23, 73

"Prospectus Supplement" . . . . . . . . . . . . . . . . . . . . . . . . . .  i
"PTC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
"Rating Agency" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
"Record Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
"Registrar" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
"Regular Certificates"  . . . . . . . . . . . . . . . . . . . . . . . .  9, 75
"Reigle Act"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
"REIT"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
"Relief Act"  . . . . . . . . . . . . . . . . . . . . . . . . . . . 19, 55, 64
"REMIC Administrator" . . . . . . . . . . . . . . . . . . . . . . . . . . . ii
"REMIC Pool"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
"REMIC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  ii, 9, 75
"Reports" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  iii
"Reserve Fund"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
"Residual Certificates" . . . . . . . . . . . . . . . . . . . . . .  9, 18, 75
"Residual Holders"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
"Retail Class Certificate"  . . . . . . . . . . . . . . . . . . . . . . . . 77
"SAIF"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
"Scheduled Amortization Certificates" . . . . . . . . . . . . . . . . . . . 24
"Scheduled Principal" . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
"Secured Property"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
"Securities Act"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  iii
"Senior Certificates" . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
"Series"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  i
"Servicer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
"SMMEA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11, 72
"Special Allocation Certificates" . . . . . . . . . . . . . . . . . . . . . 24
"Special Hazard Insurance Policy" . . . . . . . . . . . . . . . . . . . . . 40
"Startup Day" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
"Subordinated Certificates" . . . . . . . . . . . . . . . . . . . . . . . . 38
"Subsequent Mortgage Assets"  . . . . . . . . . . . . . . . . . . . . .  8, 37
"Subservicing Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . 42
"TAMRA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
"Thrift Institution"  . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
"TILA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
"Title I Contracts" . . . . . . . . . . . . . . . . . . . . . . . . . .  8, 36
"Title I Mortgage Loans"  . . . . . . . . . . . . . . . . . . . . . . .  7, 29
"Title V" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
"TMP" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
"Transfer Report" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
"Transferor"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
"Trust Fund"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i, 1
"Trustee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
"UCC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
"Underlying Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
"Underwriters"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101
"United States Person"  . . . . . . . . . . . . . . . . . . . . . . . . . . 89
"Unsecured Contracts" . . . . . . . . . . . . . . . . . . . . . .  i, 6, 7, 36
"VA Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
"Variable Interest Rate Certificates" . . . . . . . . . . . . . . . . . . .  1
"Window Period Loans" . . . . . . . . . . . . . . . . . . . . . . . . . . . 61

   NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR, ANY AFFILIATE OF THE DEPOSITOR OR ANY UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY STATE TO ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH STATE. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT                        PAGE
Summary of Prospectus Supplement  . . . . . . . . . . . . . . . . . . . . . .  S- 1
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-16
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-24
The Mortgage Loan Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-24
Description of the Certificates . . . . . . . . . . . . . . . . . . . . . . .  S-30
The Guaranty Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-45
FHA Insurance for Title I Mortgage Loans  . . . . . . . . . . . . . . . . . .  S-48
The Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
The Transferor and Servicer . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
Prepayment and Yield Considerations . . . . . . . . . . . . . . . . . . . . .  S-54
Description of Book Entry Procedures  . . . . . . . . . . . . . . . . . . . .  S-62
Certain Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . .  S-63
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-63
Legal Investment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-65
Ratings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-65
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-66
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-66
Underwriting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-66
Appendix A  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-68
                                  PROSPECTUS
Prospectus Supplement . . . . . . . . . . . . . . . . . . . . . . . . . . . .   ii
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . . .  iii
Incorporation of Certain Documents by Reference . . . . . . . . . . . . . . .  iii
Table of Contents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   iv
Summary of Prospectus . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
Description of the Certificates . . . . . . . . . . . . . . . . . . . . . . .   21
Assets Securing or Underlying the Certificates  . . . . . . . . . . . . . . .   28
Credit Enhancement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
Servicing of the Mortgage Loans and Contracts . . . . . . . . . . . . . . . .   41
The Pooling and Servicing Agreement . . . . . . . . . . . . . . . . . . . . .   45
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
The Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
The Servicer and the Transferor . . . . . . . . . . . . . . . . . . . . . . .   52
The Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
Certain Legal Aspects of the Mortgage Assets  . . . . . . . . . . . . . . . .   54
Legal Investment Matters  . . . . . . . . . . . . . . . . . . . . . . . . . .   72
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
Certain Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . .   74
State Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . . . . . .  100
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101
Financial Information and Additional Information  . . . . . . . . . . . . . .  101
Appendix A  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103

                                  -----------

         Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This obligation is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.





                               $_________________


                        FIRSTPLUS HOME LOAN TRUST 199_-_


                                   FIRSTPLUS
                             INVESTMENT CORPORATION
                                  (DEPOSITOR)

                           FIRSTPLUS FINANCIAL, INC.
                           (TRANSFEROR AND SERVICER)


                                  ___________

                             PROSPECTUS SUPPLEMENT



                                 [UNDERWRITER]




                               ____________, 199_

                                    PART II

                  INFORMATION NOT REQUIRED TO BE IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Estimated expenses in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions*, are as follows:

Registration Fee -- Securities and Exchange Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . $  344.83
Printing and Engraving Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        **
Accounting Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        **
Legal Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        **
Trustee Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        **
Blue Sky Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        **
Rating Agency Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        **
Miscellaneous Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        **
                                                                                                                ---------
         Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $      **
                                                                                                                =========

- ---------
* To be provided for each Series of Securities on the cover page of the related Prospectus Supplement.
**   To be provided by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The form of Underwriting Agreement filed as Exhibit 1.1 hereto provides for indemnification of the officers and directors of FIRSTPLUS INVESTMENT CORPORATION (the "Company") and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act of 1933 or
Section 20 of the Securities and Exchange Act of 1934 as follows:

                 (i) against any and all losses, liabilities, claims, damages and expenses, joint or several, or actions in respect thereof, whatsoever arising out of any untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement (or any amendment or supplement thereto), or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by and with respect to the Underwriter expressly for use in the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto);

                 (ii) against any and all loss, liability, claim, damage and expense, joint or several, or actions in respect thereof, whatsoever to the extent of the aggregate amount of any judgment rendered or the aggregate amount paid in settlement of any litigation, or relating to any investigation or proceeding by any governmental agency or body or third party, commenced or threatened, or relating to any claim whatsoever, in any such case based upon any such untrue statement or omission, or any such alleged untrue statement or omission; and

                 (iii) against any and all expense whatsoever (including the fees and disbursements of counsel) incurred in investigation, preparing for, or defending against any litigation or investigation or proceeding by any governmental agency or body or third party, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
         (ii) above.

         The Articles of Incorporation and By-Laws of the Company (Exhibit 3.1 and 3.2, respectively) provide that the Company shall indemnify its officers and directors and may, in the discretion of the Board of Directors, indemnify its other employees and agents to the fullest extent permitted by Nevada statutory and decisional law if any such person was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee or agent of another company, partnership, joint venture, trust, limited liability company or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

ITEM 16.  EXHIBITS

  Exhibit
  Number
  --------
      1.1   Form of Underwriting Agreement (1)

      3.1 Amended and Restated Articles of Incorporation of FIRSTPLUS INVESTMENT CORPORATION, as amended (4)
      3.2   By-Laws (2)

      4.1   Form of Pooling and Servicing Agreement (2)

      4.2   Form of Indenture (5)

      4.3   Form of Trust Agreement (5)

      5.1 Opinion of Andrews & Kurth L.L.P. regarding the legality of the Certificates (1)

      5.2 Opinion of Andrews & Kurth L.L.P. regarding the legality of the Securities (5)

      8.1   Opinion of Andrews & Kurth L.L.P. regarding tax matters (1)

      8.2   Opinion of Andrews & Kurth L.L.P. regarding tax matters (5)

     10.1   Representative Form of Mortgage Note (1)

     10.2   Representative Form of Mortgage (1)

     10.3 Representative Form of Retail Installment Contract, Note and Disclosure Statement (1)

     10.4   Specimen of Certificate Insurance Policy (2)

     10.5   Form of Subservicing Agreement (2)

     10.6   Form of Loan Sale Agreement (2)

     10.7   Form of Sale and Servicing Agreement (5)

     10.8   Form of Administration Agreement (5)

     10.9   Form of Agreement with Clearing Agency (2)

     23.1 Consent of Andrews & Kurth L.L.P. (included as part of Exhibits 5.1 and 8.1)

     23.2 Consent of Andrews & Kurth L.L.P. (included as part of Exhibits 5.2 and 8.2)

     24.1   Power of Attorney (3)

    *99.1 Form of Prospectus Supplement for Asset-Backed Certificates (filed with the related Prospectus)

    *99.2 Form of Prospectus Supplement for Asset-Backed Securities (filed with the related Prospectus)

- -------------
* Filed herewith.

(1) Previously filed with the Commission as an exhibit to the Registrant's Amendment No. 1 to Form S-3 Registration Statement (File No. 33-65373) on April 23, 1996 and incorporated by reference herein.

(2) Previously filed with the Commission as an exhibit to the Registrant's Form S-3 Registration Statement (File No. 33-65373) on December 22, 1995 and incorporated by reference herein.

(3) Previously filed, in part, with the Commission as an exhibit to the Registrant's Form S-3 Registration Statement (File No. 33-65373) on December 22, 1995 and, in part, as an exhibit to the Registrant's Amendment No. 1 to Form S-3 Registration Statement (File No. 33-65373) on April 23, 1996, and incorporated by reference herein.

(4) Previously filed with the Commission as an exhibit to the Registrant's Amendment No. 2 to Form S-3 Registration Statement (File No. 33-65373) on May 10, 1996 and incorporated by reference herein.

(5)      To be filed by amendment.


ITEM 17.  UNDERTAKINGS

         (a)     The Company hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that no such post-effective amendment shall be required in the information which would be required by clauses (i) and (ii) is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

                 (2) That for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed int he 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the 1933 Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Columbia, State of South Carolina, on the 19th day of August, 1996.

                                        FIRSTPLUS INVESTMENT CORPORATION



                                        By:   /s/  Kirk R. Phillips
                                           -----------------------------------
                                              Kirk R. Phillips, President

         Each person whose signature appears below does hereby make, constitute and appoint Kirk R. Phillips and Christopher J. Gramlich and each of them his true and lawful attorney with full power of substitution to execute, deliver and file with the Securities and Exchange Commission, for and on his behsalf an in his capacity or capacities as stated below, any amendment (including post-effective amendments) to the Registrations Statement with all exhibits thereto, making such changes in the Registration Statement as the Registrant deems appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Amendment Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                       Signature                                      Title                       Date
                       ---------                                      -----                       ----
 /s/ Kirk R. Phillips                                    Director and President              August 19, 1996
 -----------------------------------------------------   (Principal Executive Officer)
 Kirk R. Phillips



 /s/ Mark J. Landry                                      Director, Treasurer and Chief       August 19, 1996
 -----------------------------------------------------   Financial Officer (Principal
 Mark J. Landry                                          Financial Officer and Principal
                                                         Accounting Officer)


 /s/ Larry G. Studinski                                  Director                            August 19, 1996
 -----------------------------------------------------
 Larry G. Studinski



 /s/ Steven A. Rubin                                     Director                            August 19, 1996
 -----------------------------------------------------
 Steven A. Rubin